PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 6, 2007)

                          $2,236,323,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2007-HQ11
                                AS ISSUING ENTITY
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                      AS SPONSORS AND MORTGAGE LOAN SELLERS
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HQ11

                                 --------------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series
2007-HQ11 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-HQ11 trust. The trust's primary assets will be 171 fixed rate mortgage loans secured by first liens on
184 multifamily and commercial properties. Distributions on the certificates will be made on the 4th business day following the 8th day or, if that day is not a business day, the next succeeding business day, of each month commencing
March 2007 in accordance with the priorities described in this prospectus supplement under "Description of the Offered Certificates--Distributions."
Morgan Stanley Capital Services Inc. will provide an interest rate swap agreement with respect to the Class A-4FL Certificates and the Class A-MFL
Certificates as described in this prospectus supplement under "Description of the Swap Contracts." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses." The Series 2007-HQ11 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

                                 --------------

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-43 of this prospectus supplement and page 11 of the prospectus.

                                 --------------

          Characteristics of the certificates offered to you include:

                 APPROXIMATE INITIAL                               PASS-THROUGH
                     CERTIFICATE         APPROXIMATE INITIAL           RATE             RATINGS
    CLASS            BALANCE (1)          PASS-THROUGH RATE      DESCRIPTION (2)     (MOODY'S/S&P)
-------------   ---------------------   ---------------------   -----------------   --------------

Class A-1            $ 44,400,000             5.246%                  Fixed             Aaa/AAA
Class A-1A           $355,879,000             5.422%                  Fixed             Aaa/AAA
Class A-2            $196,200,000             5.359%                  Fixed             Aaa/AAA
Class A-3-1          $306,000,000             5.439%                  Fixed             Aaa/AAA
Class A-3-2          $ 50,000,000             5.441%                  Fixed             Aaa/AAA
Class A-AB           $ 59,300,000             5.444%                  Fixed             Aaa/AAA
Class A-4            $500,573,000             5.447%                  Fixed             Aaa/AAA
Class A-4FL          $180,000,000          LIBOR + 0.135%            Floating          Aaa/AAA(3)
Class A-M            $161,765,000             5.478%                  Fixed             Aaa/AAA
Class A-MFL          $ 80,000,000          LIBOR + 0.170%            Floating          Aaa/AAA(3)
Class A-J            $190,389,000             5.508%                  Fixed             Aaa/AAA
Class B              $ 18,133,000             5.538%                  Fixed             Aa1/AA+
Class C              $ 36,264,000             5.558%                  Fixed             Aa2/AA
Class D              $ 24,177,000             5.587%                  Fixed             Aa3/AA-
Class E              $ 12,088,000             5.627%                  Fixed              A1/A+
Class F              $ 21,155,000             5.637%                  Fixed              A2/A

--------

(1) The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2) The pass-through rates for the Class A-1, Class A-2, Class A-3-1, Class
A-3-2, and Class A-AB Certificates will, at all times, be fixed at their initial pass-through rate. The pass-through rate for the Class A-1A
Certificates will be a per annum rate equal to the lesser of 5.422% and the weighted average net mortgage rate. The pass-through rate for the Class A-4
Certificates will be a per annum rate equal to the lesser of 5.447% and the weighted average net mortgage rate. The pass-through rate for the Class A-M
Certificates will be a per annum rate equal to the lesser of 5.478% and the weighted average net mortgage rate. The pass-through rate for the Class A-J
Certificates will be a per annum rate equal to the lesser of 5.508% and the weighted average net mortgage rate. The pass-through rate for the Class B
Certificates will be a per annum rate equal to the lesser of 5.538% and the weighted average net mortgage rate. The pass-through rate for the Class C
Certificates will be a per annum rate equal to the lesser of 5.558% and the weighted average net mortgage rate. The pass-through rate for the Class D
Certificates will be a per annum rate equal to the lesser of 5.587% and the weighted average net mortgage rate. The pass-through rate for the Class E
Certificates will be a per annum rate equal to the lesser of 5.627% and the weighted average net mortgage rate. The pass-through rate for the Class F
Certificates will be a per annum rate equal to the lesser of 5.637% and the weighted average net mortgage rate. The Class A-4FL Certificates will, at all times, accrue interest at a per-annum rate equal to one-month LIBOR + 0.135%
(provided that for the initial interest accrual period interest will accrue at a per-annum rate equal to two-week LIBOR+0.135% to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement. The Class A-MFL Certificates will, at all times, accrue interest at a per-annum floating rate equal to one-month LIBOR + 0.170%
(provided that for the initial interest accrual period interest will accrue at a per-annum rate equal to two-week LIBOR+0.170% to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

(3) The ratings of the Class A-4FL Certificates and the Class A-MFL
Certificates do not represent any assessment as to whether the floating rate of interest on those Classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest (i) at a per annum rate equal to the lesser of 5.447% and the weighted average net mortgage rate, in the case of the
Class A-4FL Certificates and (ii) a per annum rate equal to the lesser of
5.478% and the weighted average net mortgage rate, in the case of the Class
A-MFL Certificates (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See "Ratings" in this prospectus supplement.

                                --------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

     Morgan Stanley & Co. Incorporated will act as co-lead manager and sole bookrunner with respect to the offered certificates. LaSalle Financial
Services, Inc. will act as co-lead manager and Deutsche Bank Securities Inc.
and Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4 Certificates) will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, LaSalle Financial Services,
Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith
Incorporated (except with respect to the Class A-4 Certificates), the underwriters, will purchase the certificates offered to you from Morgan Stanley
Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about February 28, 2007. Morgan Stanley
Capital I Inc. expects to receive from this offering approximately
$2,246,971,212, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

                                --------------

MORGAN STANLEY                                  LASALLE FINANCIAL SERVICES, INC.
DEUTSCHE BANK SECURITIES                                     MERRILL LYNCH & CO.

                               February 15, 2007

                         MORGAN STANLEY CAPITAL I INC.

        Commercial Mortgage Pass-Through Certificates, Series 2007-HQ11
                      Geographic Overview of Mortgage Pool

NORTHERN CALIFORNIA
7 properties
$71,369,193
3.0% of total

NEVADA
3 properties
$46,875,000
1.9% of total

SOUTHERN CALIFORNIA
7 properties
$67,064,229
2.8% of total

OREGON
2 properties
$19,300,000
0.8% of total

WASHINGTON
3 properties
$19,896,302
0.8% of total

ARIZONA
9 properties
$50,850,334
2.1% of total

UTAH
2 properties
$23,520,000
1.0% of total

COLORADO
9 properties
$84,050,000
3.5% of total

IDAHO
1 property
$9,325,000
0.4% of total

KANSAS
2 properties
$8,149,354
0.3% of total

MISSOURI
3 properties
$25,174,276
1.0% of total

OKLAHOMA
1 property
$4,300,000
0.2% of total

MINNESOTA
1 property
$2,250,000
0.1% of total

TEXAS
13 properties
$155,120,478
6.4% of total

WISCONSIN
2 properties
$14,294,334
0.6% of total

ARKANSAS
1 property
$5,245,274
0.2% of total

LOUISIANA
2 properties
$7,703,233
0.3% of total

ILLINOIS
6 properties
$77,176,985
3.2% of total

MISSISSIPPI
1 property
$45,949,650
1.9% of total

MICHIGAN
7 properties
$43,199,667
1.8% of total

KENTUCKY
1 property
$3,386,970
0.1% of total

INDIANA
2 properties
$23,339,238
1.0% of total

ALABAMA
3 properties
$15,006,170
0.6% of total

OHIO
7 properties
$30,745,269
1.3% of total

TENNESSEE
3 properties
$17,107,281
0.7% of total

PENNSYLVANIA
16 properties
$189,618,958
7.8% of total

SOUTH CAROLINA
1 property
$6,691,024
0.3% of total

GEORGIA
4 properties
$30,734,078
1.3% of total

NEW YORK
10 properties
$592,620,000
24.5% of total

DISTRICT OF COLUMBIA
2 properties
$99,000,000
4.1% of total

VIRGINIA
12 properties
$219,271,786
9.1% of total

MARYLAND
5 properties
$25,719,308
1.1% of total

NORTH CAROLINA
5 properties
$86,618,671
3.6% of total

FLORIDA
13 properties
$39,889,256
1.6% of total

MASSACHUSETTS
4 properties
$63,025,497
2.6% of total

CONNECTICUT
1 property
$9,900,000
0.4% of total

NEW JERSEY
5 properties
$137,455,273
5.7% of total

DELAWARE
2 properties
$21,979,486
0.9% of total

WEST VIRGINIA
6 properties
$24,725,000
1.0% of total

o <1.0% of Cut-Off Date Balance
o 1.0% - 5.0% of Cut-Off Date Balance
o 5.1% - 10.0% of Cut-Off Date Balance
o >10.0% of Cut-Off Date Balance

[PHOTO OMITTED]                                   [PHOTO OMITTED]

ONE SEAPORT PLAZA, New York, NY                   [PHOTO OMITTED]

                                                  RREEF PORTFOLIO, Various
[PHOTO OMITTED]

525 SEVENTH AVENUE, New York, NY                  [PHOTO OMITTED]

                                                  485 LEXINGTON AVENUE, New York, NY
[PHOTO OMITTED]

GALLERIA AT PITTSBURGH MILLS, Terentum, PA

[PHOTO OMITTED]                               [PHOTO OMITTED]

950 L'ENFANT PLAZA, Washington, DC            MARRIOTT CHARLOTTE CITY CENTER, Charlotte, NC

[PHOTO OMITTED]

DEPTFORD MALL, Deptford, NJ                   [PHOTO OMITTED]

                                              HILTON ARLINGTON & TOWERS, Arlington, VA
[PHOTO OMITTED]

RESIDENCE INN TUDOR WHARF, Boston, MA

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         _____________________________

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc. All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                         _____________________________

      Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant
Member State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of the certificates to the public in that
Relevant Member State:

      (a)   in the period beginning on the date of publication of a prospectus
            (or in Germany, where the offer starts within) in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
            Prospectus Directive and ending on the date which is 12 months after the date of such publication;

      (b)   at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in
            securities;

      (c)   at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (d)   at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression of an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                       S-3

                                 UNITED KINGDOM

      Each underwriter has represented and agreed that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Depositor; and

      (b)   it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an
unregulated collective investment scheme, accordingly cannot be marketed in the
United Kingdom to the general public.

      The distribution of this prospectus supplement (A) is being made to, or directed at persons who are outside the United Kingdom and (B) is being made to, or directed at, persons who (1) have professional experience in participating in unregulated collective investment schemes, or (2) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons"). This prospectus supplement must not be acted on or relied on by persons who are not PCIS Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to persons who are outside the
United Kingdom or to PCIS Persons and will be engaged in only with such persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     Servicing of the A/B Mortgage Loans, the RREEF Portfolio Loan

APPENDIX I - Mortgage Pool
     Information (Tables), Loan Group 1
     (Tables) and Loan Group 2 (Tables)......................................I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans..................................................II-1
APPENDIX III - Certain Characteristics
     of the Mortgage Loans in Loan Group 2.................................III-1
APPENDIX IV - Significant Loan Summaries....................................IV-1
APPENDIX V - Form of Statement to
     Certificateholders......................................................V-1
SCHEDULE A - Class A-AB Planned Principal
     Balance.................................................................A-1

                                      S-5

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                             CERTIFICATE STRUCTURE

                                  APPROXIMATE
                                   INITIAL         APPROXIMATE                     APPROXIMATE    WEIGHTED
                                 CERTIFICATE         INITIAL                       PERCENT OF     AVERAGE    PRINCIPAL
 APPROXIMATE                      BALANCE OR      PASS-THROUGH       RATINGS          TOTAL         LIFE      WINDOW
CREDIT SUPPORT      CLASS      NOTIONAL AMOUNT        RATE        (MOODY'S/S&P)   Certificates     (Yrs.)    (months)
--------------- -------------- ----------------- ---------------- --------------- -------------- ----------- ----------

   30.000%       Class A-1        $44,400,000        5.246%          Aaa/AAA           1.84%        2.99       1-55
   30.000%       Class A-1A      $355,879,000        5.422%          Aaa/AAA         14.72%         6.57       1-119
   30.000%       Class A-2       $196,200,000        5.359%          Aaa/AAA           8.12%        4.84       55-61
   30.000%       Class A-3-1     $306,000,000        5.439%          Aaa/AAA         12.66%         6.57       71-83
   30.000%       Class A-3-2      $50,000,000        5.441%          Aaa/AAA           2.07%        6.87       83-83
   30.000%       Class A-AB       $59,300,000        5.444%          Aaa/AAA           2.45%        7.29      61-113
   30.000%       Class A-4       $500,573,000        5.447%          Aaa/AAA         20.70%         9.78      113-119
   30.000%       Class A-4FL     $180,000,000    LIBOR + 0.135%      Aaa/AAA           7.45%        9.78      113-119
   20.000%       Class A-M       $161,765,000        5.478%          Aaa/AAA           6.69%        9.87      119-119
   20.000%       Class A-MFL      $80,000,000    LIBOR + 0.170%      Aaa/AAA           3.31%        9.87      119-119
   12.125%       Class A-J       $190,389,000        5.508%          Aaa/AAA           7.87%        9.92      119-120
   11.375%       Class B          $18,133,000        5.538%          Aa1/AA+           0.75%        9.95      120-120
    9.875%       Class C          $36,264,000        5.558%           Aa2/AA           1.50%        9.95      120-120
    8.875%       Class D          $24,177,000        5.587%          Aa3/AA-           1.00%        9.95      120-120
    8.375%       Class E          $12,088,000        5.627%           A1/A+            0.50%        9.95      120-120
    7.500%       Class F          $21,155,000        5.637%            A2/A            0.88%        9.95      120-120
    6.500%       Class G          $24,176,000        5.593%           A3/A-            1.00%        9.95      120-120
    5.375%       Class H          $27,199,000        5.688%         Baa1/ BBB+         1.13%        9.95      120-120
    4.375%       Class J          $24,176,000        5.688%          Baa2/BBB          1.00%        9.95      120-120
    3.000%       Class K          $33,243,000        5.688%         Baa3/BBB-          1.38%        9.95      120-120
    ____         Class L-S        $72,529,574         _____           ______          ______        ____        _____
    ____         Class X       $2,417,646,574        0.240%          Aaa/AAA          ______        ____        ____

o     The notional amount of the Class X Certificates initially will be
      $2,417,646,574. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o     The percentages indicated under the column "Approximate Credit Support"
      with respect to the Class A-1, Class A-1A, Class A-2, Class A-3-1, Class
      A-3-2, Class A-AB, Class A-4 and Class A-4FL Certificates represent the approximate credit support for those certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class
      A-4FL Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement.

o     The initial certificate balance on the closing date may vary by up to 5%.
      Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o     The Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class
      N, Class O, Class P, Class Q and Class S Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates, collectively as the "privately offered certificates."

o     For purposes of making distributions to the Class A-1, Class A-1A, Class
      A-2, Class A-3-1, Class A-3-2, Class A-AB, Class A-4 and Class A-4FL
      Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

o     Loan group 1 will consist of 147 mortgage loans, representing approximately 85.3% of the initial outstanding pool balance. Loan group 2 will consist of 24 mortgage loans, representing approximately 14.7% of the initial outstanding pool balance, and approximately 92.4% of the principal balance of all the mortgage loans secured by multifamily, manufactured housing community and mixed use properties.

o     So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
      Class A-1A, Class A-2, Class A-3-1, Class A-3-2, Class A-AB and Class A-4
      Certificates, the Class A-4FL Regular Interest and Class X Certificates,
      interest distributions on the Class A-1, Class A-2, Class A-3-1, Class
      A-3-2, Class A-AB and Class A-4 Certificates and the Class A-4FL Regular
      Interest will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient

                                      S-6

      to make distributions of all interest on that distribution date to the
      Class A-1, Class A-1A, Class A-2, Class A-3-1, Class A-3-2, Class A-AB and
      Class A-4 Certificates, the Class A-4FL Regular Interest (and
      correspondingly, the Class A-4FL Certificates) and the Class X
      Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o     Generally, the Class A-1, Class A-2, Class A-3-1, Class A-3-2, Class A-AB
      and Class A-4 Certificates and the Class A-4FL Regular Interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the
      Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group
      2 until the certificate principal balance of the Class A-4 Certificates and the Class A-4FL Regular Interest have been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-MFL Regular Interest and the Class A-M
      Certificates, and Class A-J through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class
      A-1A, Class A-2, Class A-3-1, Class A-3-2, Class A-AB and Class A-4
      Certificates and the Class A-4FL Regular Interest, pro rata, without regard to loan group.

o     The pass-through rates for the Class A-1, Class A-2, Class A-3-1, Class
      A-3-2 and Class A-AB Certificates will, at all times, be fixed at their initial pass-through rate. The pass-through rate for the Class A-1A
      Certificates will be a per annum rate equal to the lesser of 5.422% and the weighted average net mortgage rate. The pass-through rate for the
      Class A-4 Certificates will be a per annum rate equal to the lesser of
      5.447% and the weighted average net mortgage rate. The pass-through rate for the Class A-M Certificates will be a per annum rate equal to the lesser of 5.478% and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will be a per annum rate equal to the lesser of 5.508% and the weighted average net mortgage rate.
      The pass-through rate for the Class B Certificates will be a per annum rate equal to the lesser of 5.538% and the weighted average net mortgage rate. The pass-through rate for the Class C Certificates will be a per annum rate equal to the lesser of 5.558% and the weighted average net mortgage rate. The pass-through rate for the Class D Certificates will be a per annum rate equal to the lesser of 5.587% and the weighted average net mortgage rate. The pass-through rate for the Class E Certificates will be a per annum rate equal to the lesser of 5.627% and the weighted average net mortgage rate. The pass-through rate for the Class F Certificates will be a per annum rate equal to the lesser of 5.637% and the weighted average net mortgage rate. The Class A-4FL Certificates and the Class A-MFL
      Certificates will, at all times, accrue interest at a per-annum floating rate equal to one-month LIBOR + 0.135%, in the case of the Class A-4FL
      Certificates, and one-month LIBOR + 0.170%, in the case of the A-MFL
      Certificates (provided that for the initial interest accrual period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.135%, in the case of the Class A-4FL Certificates, and two-week LIBOR + 0.170%, in the case of the A-MFL Certificates to reflect the shorter initial interest accrual period), subject to the limitations described in this prospectus supplement.

o     The initial LIBOR (which will be two-week LIBOR) will be determined two
      (2) Banking Days before the Closing Date. Under certain circumstances described in this prospectus supplement, the interest rate for (i) the
      Class A-4FL Certificates may convert from a one-month LIBOR based rate to a rate equal to the lesser of a fixed rate of 5.447% and the weighted average net mortgage rate and (ii) the Class A-MFL Certificates may convert from a one-month LIBOR based rate to a rate equal to the lesser of a fixed rate of 5.478% and the weighted average net mortgage rate. See
      "Description of the Swap Contracts--The Swap Contracts" in this prospectus supplement.

o     The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii)
      payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated
      maturity date; and (iv) a 0% CPR. See the assumptions set forth under
      "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o     The ratings of the Class A-4FL Certificates and the Class A-MFL
      Certificates do not represent any assessment as to whether the floating rate of interest on such classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to (i)
      the lesser of 5.447% and the weighted average net mortgage rate, in the case of the Class A-4FL Certificates and (ii) the lesser of 5.478% and the weighted average net mortgage rate, in the case of the Class A-MFL
      Certificates, (adjusted, if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months). See "Ratings" in this prospectus supplement.

o     It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

o     The Class A-4FL Certificates will each represent undivided beneficial related interests in a grantor trust for federal income tax purposes, which grantor trusts will be comprised of the applicable swap contract, the related floating rate account and the Class A-4FL Regular Interest.
      The Class A-MFL Certificates will also represent undivided beneficial interests in a grantor trust for federal income tax purposes, which grantor trust is comprised of the related swap contract, the related floating rate account and the Class A-MFL Regular Interest. See "Federal
      Income Tax Consequences" in this prospectus supplement.

o     The Class R-I, R-II, R-III and Class T Certificates also represent ownership interests in the trust. Each Class T Certificate represents a beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

         Offered certificates.
         Certificates not offered pursuant to this prospectus supplement.

                                      S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.....................................Your certificates (along with the privately offered certificates) will represent beneficial interests
                                            in a trust created by us on the closing date. All
                                            payments to you will come only from the amounts
                                            received in connection with the assets of the
                                            trust. The trust's assets will primarily consist
                                            of 171 fixed rate mortgage loans secured by first
                                            mortgage liens on 184 commercial, manufactured
                                            housing community and multifamily properties
                                            (assuming that, with respect to Mortgage Loan No. 3
                                            (referred to in this prospectus supplement as the
                                            RREEF Portfolio Pari Passu Loan), the related
                                            mortgage loan seller advances an additional
                                            $22,000,000 of pari passu debt as further described
                                            in this prospectus supplement at which time the
                                            RREEF Portfolio Pari Passu Loan will also be
                                            secured by the RREEF Portfolio - Watkins Station
                                            mortgaged property), and with respect to each of
                                            the Class A-4FL Certificates and the Class A-MFL
                                            Certificates, related swap contracts with Morgan
                                            Stanley Capital Services Inc..

TITLE OF CERTIFICATES.......................Commercial Mortgage Pass-Through Certificates,
                                            Series 2007-HQ11.

MORTGAGE POOL...............................The mortgage pool consists of 171 mortgage loans with an aggregate principal balance of all mortgage
                                            loans as of the cut-off date, of approximately
                                            $2,417,646,575, which may vary on the closing date
                                            by up to 5%. Each mortgage loan requires scheduled
                                            payments of principal and/or interest to be made
                                            monthly. For purposes of those mortgage loans that
                                            have a due date on a date other than the first of
                                            the month, we have assumed that those mortgage
                                            loans are due on the first of the month for
                                            purposes of determining their cut-off dates and
                                            cut-off date balances.

                                            As of the cut-off date, the balances of the
                                            mortgage loans in the mortgage pool ranged from
                                            approximately $639,118 to approximately
                                            $225,000,000 and the mortgage loans had an
                                            approximate average balance of $14,138,284.

                                            For purposes of calculating distributions on
                                            certain classes of certificates, the mortgage loans
                                            in the mortgage pool backing the offered
                                            certificates will be divided into a loan group 1
                                            and a loan group 2.

                                            Loan group 1 will consist of all of the mortgage
                                            loans other than twenty-one (21) mortgage loans
                                            that are secured by multifamily properties and
                                            three (3) mortgage loans that are secured by
                                            manufactured housing community properties. Loan
                                            group 1 will consist of one hundred forty-seven
                                            (147) mortgage loans, with an initial outstanding
                                            loan group 1 balance of $2,061,767,014, which may
                                            vary up to 5%. Loan group 1 represents
                                            approximately 85.3% of the initial outstanding pool
                                            balance.

                                      S-8

                                            Loan group 2 will consist of twenty-one (21)
                                            mortgage loans that are secured by multifamily
                                            properties and three (3) mortgage loans that are
                                            secured by manufactured housing community
                                            properties and have an initial outstanding loan
                                            group 2 balance of $355,879,561. Loan group 2
                                            represents approximately 14.7% of the initial
                                            outstanding pool balance and approximately 92.4% of
                                            the principal balance of all the mortgage loans
                                            secured by multifamily, manufactured housing
                                            community and mixed use properties.

                                            As of the cut-off date, the balances of the
                                            mortgage loans in loan group 1 ranged from
                                            approximately $639,118 to approximately
                                            $225,000,000 and the mortgage loans in loan group 1
                                            had an approximate average balance of $14,025,626.
                                            As of the cut-off date, the balances of the
                                            mortgage loans in loan group 2 ranged from
                                            approximately $1,598,695 to approximately
                                            $138,500,000 and the mortgage loans in loan group 2
                                            had an approximate average balance of $14,828,315.

                                            The transfers of the mortgage loans from the
                                            mortgage loan sellers to the depositor and from the
                                            depositor to the issuing entity in exchange for the
                                            certificates are illustrated below:

                      -----------------               -----------------
                      |               |               |               |
                      |    MORTGAGE   |               |    INVESTORS  |
                      |   LOAN SELLER |               |               |
                      |               |               |               |
                      -----------------               -----------------
                         |        ^                      |        ^
            MORTGAGE     |        |                      |        |
             LOANS       |        | CASH           CASH  |        |CERTIFICATES
                         |        |                      |        |
                         V        |                      V        |
                      -----------------     CASH      -----------------
                      |               | <------------ |               |
                      |    DEPOSITOR  |               | UNDERWRITERS  |
                      |               |               |               |
                      |               | ------------> |               |
                      ----------------- CERTIFICATES  -----------------
                         |        ^
            MORTGAGE     |        |
             LOANS       |        |
                         |        |
                         V        | CERTIFICATES
                      -----------------
                      |               |
                      |    ISSUING    |
                      |    ENTITY     |
                      |               |
                      -----------------

                                      S-9

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY..............................Morgan Stanley Capital I Trust 2007-HQ11, a New
                                            York common law trust, will issue the
                                            certificates. The trust will be formed pursuant to
                                            the pooling and servicing agreement between the
                                            depositor, the master servicer, the special
                                            servicer, the trustee and the paying agent. See
                                            "Transaction Parties--The Issuing Entity" in this
                                            prospectus supplement.

DEPOSITOR...................................Morgan Stanley Capital I Inc., a Delaware
                                            corporation, is the depositor. As depositor,
                                            Morgan Stanley Capital I Inc. will acquire the
                                            mortgage loans from the mortgage loan sellers and
                                            deposit them into the trust. Morgan Stanley
                                            Capital I Inc. is an affiliate of Morgan Stanley
                                            Mortgage Capital Inc., a sponsor of this
                                            transaction and a mortgage loan seller, Morgan
                                            Stanley & Co. Incorporated, one of the
                                            underwriters, and Morgan Stanley Capital Services
                                            Inc., the swap counterparty. See "Transaction
                                            Parties--The Depositor" in this prospectus
                                            supplement.

MASTER SERVICER.............................Capmark Finance Inc. ("Capmark"), a California
                                            corporation, will act as master servicer with
                                            respect to all of the mortgage loans in the trust.
                                            See "Servicing of the Mortgage Loans--General" and
                                            "Transaction Parties--The Master Servicer" in this
                                            prospectus supplement. The master servicer will be
                                            primarily responsible for servicing and
                                            administering, directly or through sub-servicers,
                                            mortgage loans (a) as to which there is no default
                                            or reasonably foreseeable default that would give
                                            rise to a transfer of servicing to the special
                                            servicer and (b) as to which any such default or
                                            reasonably foreseeable default has been corrected,
                                            including as part of a work-out. In addition, the
                                            master servicer will be primarily responsible for
                                            making principal and interest advances and
                                            servicing advances under the pooling and servicing
                                            agreement.

                                            The master servicing fee in any month is an amount
                                            equal to the product of the portion of the per
                                            annum master servicing fee rate applicable to that
                                            month, determined in the same manner as the
                                            applicable mortgage rate is determined for each
                                            mortgage loan for that month, and the scheduled
                                            principal balance of each mortgage loan. The
                                            master servicing fee rate for Capmark will range,
                                            on a loan-by-loan basis, from 0.01% per annum to
                                            0.02% per annum. In addition, the master servicer
                                            will be entitled to retain certain borrower-paid
                                            fees and certain income from investment of certain
                                            accounts maintained as part of the trust fund, as
                                            additional servicing compensation.

SPECIAL SERVICER............................J.E. Robert Company, Inc., a Virginia corporation and an affiliate of the initial operating adviser,
                                            will act as special servicer with respect to all of
                                            the mortgage loans in the trust. Generally, the
                                            special servicer will service a mortgage loan upon
                                            the occurrence of certain events that cause that
                                            mortgage loan to become a "specially serviced
                                            mortgage loan."  The special servicer's principal
                                            compensation for its special servicing activities
                                            will be the special servicing fee, the workout fee
                                            and the liquidation fee. See "Servicing of the
                                            Mortgage Loans--General" and "Transaction
                                            Parties--The Special Servicer" in this prospectus
                                            supplement.

                                      S-10

                                            The special servicing fee is an amount equal to, in
                                            any month, the product of the portion of a rate
                                            equal to 0.25% per annum applicable to that month,
                                            determined in the same manner as the applicable
                                            mortgage rate is determined for each specially
                                            serviced mortgage loan for that month, and the
                                            scheduled principal balance of each specially
                                            serviced mortgage loan.

                                            The liquidation fee means, generally, 1.0% of the
                                            liquidation proceeds received in connection with a
                                            final disposition of a specially serviced mortgage
                                            loan or REO property or portion thereof and any
                                            condemnation proceeds and insurance proceeds
                                            received by the trust (net of any expenses incurred
                                            by the special servicer on behalf of the trust in
                                            connection with the collection of the condemnation
                                            proceeds  and insurance proceeds) including in
                                            connection with a purchase of an A Note by the
                                            holder of the related B Note, unless otherwise
                                            provided in the related intercreditor agreement.

                                            The workout fee is a fee payable with respect to
                                            any rehabilitated mortgage loan (which means a
                                            specially serviced mortgage loan as to which three
                                            consecutive scheduled payments have been made,
                                            there is no other event causing it to constitute a
                                            specially serviced mortgage loan, and certain other
                                            conditions have been met), serviced companion
                                            mortgage loan or B Note, equal to 1.0% of the
                                            amount of each collection of interest (other than
                                            default interest and any excess interest) and
                                            principal received (including any condemnation
                                            proceeds received and applied as a collection of
                                            the interest and principal) on such mortgage loan,
                                            serviced companion mortgage loan or B Note for so
                                            long as it remains a rehabilitated mortgage loan.

                                            In addition, the special servicer will be entitled
                                            to retain certain borrower-paid fees and certain
                                            income from investment of certain accounts
                                            maintained as part of the trust fund, as additional
                                            servicing compensation.

                                            See "Description of the Offered
                                            Certificates--Distributions--Fees and Expenses" and
                                            "Servicing of the Mortgage Loans--The Special
                                            Servicer--Special Servicer Compensation" in this
                                            prospectus supplement.

PRIMARY SERVICER........................... Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans,
                                            representing 8.0% of the initial outstanding pool
                                            balance, sold to the trust by Principal Commercial
                                            Funding II, LLC. Principal Global Investors, LLC
                                            is the parent of Principal Commercial Funding, LLC,
                                            which owns a 49% interest in Principal Commercial
                                            Funding II, LLC. In addition, Capmark will act as
                                            primary servicer with respect to those mortgage
                                            loans sold to the trust by Morgan Stanley Mortgage
                                            Capital Inc. and LaSalle Bank National
                                            Association. See "Servicing of the Mortgage
                                            Loans--General" and "Transaction Parties--The Primary
                                            Servicer" in this prospectus supplement. Each of
                                            Principal Global Investors, LLC and Capmark will be
                                            entitled to receive a primary servicing fee on each
                                            mortgage loan for which it is the primary servicer
                                            in an amount equal to the product of the applicable
                                            primary servicing fee rate and the scheduled
                                            principal balance of the applicable mortgage loan
                                            immediately before the related due date (prorated
                                            for the number of days during the calendar month
                                            for that mortgage loan for which interest actually
                                            accrues on that mortgage loan). The primary
                                            servicing

                                      S-11

                                            fee is payable only from collections on
                                            the related mortgage loan. The primary servicing
                                            fee rate for Principal Global Investors, LLC is
                                            0.01% per annum. The primary servicing fee rate
                                            (including any subservicing fees) for Capmark will
                                            range, on a loan-by-loan basis, from 0.01% per
                                            annum to 0.11% per annum.

TRUSTEE AND CUSTODIAN.......................Wells Fargo Bank, National Association, a national banking association, will act as trustee of the
                                            trust on behalf of the Series 2007-HQ11
                                            certificateholders and as custodian. See
                                            "Transaction Parties--The Trustee and the Custodian"
                                            in this prospectus supplement. In addition, the
                                            trustee will be primarily responsible for back-up
                                            advancing if the master servicer fails to perform
                                            its advancing obligations. Following the transfer
                                            of the underlying mortgage loans into the trust,
                                            the trustee, on behalf of the trust, will become
                                            the holder of each mortgage loan transferred to the
                                            trust.

                                            The trustee fee is an amount equal to, in any
                                            month, the product of the portion of a rate equal
                                            to 0.00084% per annum applicable to that month,
                                            determined in the same manner as the applicable
                                            mortgage rate is determined for each mortgage loan
                                            for that month, and the scheduled principal balance
                                            of each mortgage loan. A portion of the trustee
                                            fee is payable to the paying agent.

                                            See "Description of the Offered
                                            Certificates--Distributions--Fees and Expenses" in
                                            this prospectus supplement.

PAYING AGENT................................LaSalle Bank National Association will act as the paying agent, certificate registrar and
                                            authenticating agent for the certificates. LaSalle
                                            Bank National Association is also a sponsor, a
                                            mortgage loan seller and an affiliate of LaSalle
                                            Financial Services, Inc., one of the underwriters.
                                            The paying agent will also have, or be responsible
                                            for appointing an agent to perform, additional
                                            duties with respect to tax administration of the
                                            issuing entity. A portion of the trustee fee is
                                            payable to the paying agent. See "Transaction
                                            Parties--The Paying Agent, Certificate Registrar and
                                            Authenticating Agent" and "Description of the
                                            Offered Certificates--Distributions--Fees and
                                            Expenses" in this prospectus supplement.

OPERATING ADVISER...........................The holders of certificates representing more than
                                            50% of the aggregate certificate balance of the
                                            most subordinate class of certificates outstanding
                                            at any time of determination, or, if the
                                            certificate balance of that class of certificates
                                            is less than 25% of the initial certificate balance
                                            of that class, the next most subordinate class of
                                            certificates, may appoint a representative to act
                                            as operating adviser for the purposes described in
                                            this prospectus supplement; provided, that with
                                            respect to any A/B Mortgage Loan, a holder of the
                                            related B Note will, to the extent set forth in the
                                            related intercreditor agreement, instead be
                                            entitled to the rights and powers granted to the
                                            operating adviser under the pooling and servicing
                                            agreement to the extent those rights and powers
                                            relate to the related A/B Mortgage Loan (but only
                                            so long as the holder of the related B Note is the
                                            directing holder with respect to that mortgage
                                            loan). The initial operating adviser will be JER
                                            Investors Trust Inc., an affiliate of the special
                                            servicer.

SPONSORS....................................Morgan Stanley Mortgage Capital Inc., a New York
                                            corporation, LaSalle Bank National Association, a
                                            national banking association, and Principal
                                            Commercial Funding II, LLC, a Delaware corporation,
                                            are

                                      S-12

                                            sponsors of this transaction. As sponsors,
                                            Morgan Stanley Mortgage Capital Inc., LaSalle Bank
                                            National Association and Principal Commercial
                                            Funding II, LLC have organized and initiated the
                                            transactions in which the certificates will be
                                            issued and will sell mortgage loans to the
                                            depositor. The depositor will transfer the
                                            mortgage loans to the trust, and the trust will
                                            then issue the certificates. Morgan Stanley
                                            Mortgage Capital Inc. is an affiliate of the
                                            depositor, Morgan Stanley & Co. Incorporated, one
                                            of the underwriters, and Morgan Stanley Capital
                                            Services Inc., the swap counterparty. LaSalle Bank
                                            National Association is the parent of LaSalle
                                            Financial Services, Inc., one of the underwriters,
                                            and is the paying agent, certificate registrar and
                                            authenticating agent for the certificates.
                                            Principal Global Investors, LLC, the primary
                                            servicer with respect to those mortgage loans sold
                                            to the trust by Principal Commercial Funding II,
                                            LLC, is the parent of Principal Commercial Funding,
                                            LLC, which owns a 49% interest in Principal
                                            Commercial Funding II, LLC. See "Transaction
                                            Parties--The Sponsors, Mortgage Loan Sellers and
                                            Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS.......................Morgan Stanley Mortgage Capital Inc. will sell us
                                            106 mortgage loans (which include 90 mortgage loans
                                            in loan group 1 and 16 mortgage loans in loan group
                                            2), representing 75.7% of the initial outstanding
                                            pool balance (and representing 74.3% of the initial
                                            outstanding loan group 1 balance and 84.0% of the
                                            initial outstanding loan group 2 balance).

                                            LaSalle Bank National Association will sell us 39
                                            mortgage loans (which include 36 mortgage loans in
                                            loan group 1 and 3 mortgage loans in loan group 2),
                                            representing 16.3% of the initial outstanding pool
                                            balance (and representing 18.1% of the initial
                                            outstanding loan group 1 balance and 6.0% of the
                                            initial outstanding loan group 2 balance).

                                            Principal Commercial Funding II, LLC will sell us
                                            26 mortgage loans (which include 21 mortgage loans
                                            in loan group 1 and 5 mortgage loans in loan group
                                            2), representing 8.0% of the initial outstanding
                                            pool balance (and representing 7.6% of the initial
                                            outstanding loan group 1 balance and 10.0% of the
                                            initial outstanding loan group 2 balance).

                                            See "Transaction Parties--The Sponsors, Mortgage
                                            Loan Sellers and Originators" in this prospectus
                                            supplement.

SWAP COUNTERPARTY...........................Morgan Stanley Capital Services Inc., a Delaware
                                            corporation, is the swap counterparty. The
                                            obligation of Morgan Stanley Capital Services Inc.
                                            under each swap contract will be guaranteed by
                                            Morgan Stanley. Morgan Stanley Capital Services
                                            Inc. is an affiliate of the depositor, of Morgan
                                            Stanley Mortgage Capital Inc., a sponsor of the
                                            transaction and a mortgage loan seller, and Morgan
                                            Stanley & Co. Incorporated, one of the underwriters.

ORIGINATORS.................................Each mortgage loan seller or its affiliate originated or acquired the mortgage loans as to
                                            which it is acting as mortgage loan seller. See
                                            "Transaction Parties--The Sponsors, Mortgage Loan
                                            Sellers and Originators" in this prospectus
                                            supplement.

UNDERWRITERS................................Morgan Stanley & Co. Incorporated, LaSalle
                                            Financial Services, Inc., Deutsche Bank Securities
                                            Inc. and Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated (except with respect to the Class A-4
                                            Certificates).

                                      S-13

                                            Morgan Stanley & Co. Incorporated is an affiliate
                                            of Morgan Stanley Mortgage Capital Inc.,
                                            one of the sponsors and originators, the
                                            depositor and Morgan Stanley Capital Services Inc.,
                                            the swap counterparty. LaSalle Financial Services,
                                            Inc. is a subsidiary of LaSalle Bank National
                                            Association, one of the sponsors and originators,
                                            the paying agent, the certificate registrar and the
                                            authenticating agent.

CUT-OFF DATE................................February 1, 2007. For purposes of the information contained in this prospectus supplement (including
                                            the appendices to this prospectus supplement),
                                            scheduled payments due in February 2007 with
                                            respect to mortgage loans not having payment dates
                                            on the first day of each month have been deemed
                                            received on February 1, 2007, not the actual day on
                                            which the scheduled payments were due.

CLOSING DATE................................On or about February 28, 2007.

DETERMINATION DATE..........................The 8th day of each month, or, if the 8th day is not a business day, the next succeeding business
                                            day, commencing in March 2007.

DISTRIBUTION DATE...........................The 4th business day after the related determination date, commencing in March 2007.

RECORD DATE.................................With respect to each distribution date, the close of business on the last business day of the
                                            preceding calendar month.

                                      S-14

EXPECTED FINAL DISTRIBUTION                     --------------------------------------------
DATES.......................................        Class A-1            September 12, 2011
                                                --------------------------------------------
                                                    Class A-1A            January 12, 2017
                                                --------------------------------------------
                                                    Class A-2              March 12, 2012
                                                --------------------------------------------
                                                   Class A-3-1            January 12, 2014
                                                --------------------------------------------
                                                   Class A-3-2            January 12, 2014
                                                --------------------------------------------
                                                    Class A-AB              July 12, 2016
                                                --------------------------------------------
                                                    Class A-4             January 12, 2017
                                                --------------------------------------------
                                                   Class A-4FL            January 12, 2017
                                                --------------------------------------------
                                                    Class A-M             January 12, 2017
                                                --------------------------------------------
                                                   Class A-MFL            January 12, 2017
                                                --------------------------------------------
                                                    Class A-J             February 12, 2017
                                                --------------------------------------------
                                                     Class B              February 12, 2017
                                                --------------------------------------------
                                                     Class C              February 12, 2017
                                                --------------------------------------------
                                                     Class D              February 12, 2017
                                                --------------------------------------------
                                                     Class E              February 12, 2017
                                                --------------------------------------------
                                                     Class F              February 12, 2017
                                                --------------------------------------------

                                            The expected final distribution date for each class
                                            of certificates is the date on which that class is
                                            expected to be paid in full, assuming no
                                            delinquencies, losses, modifications, extensions of
                                            maturity dates, repurchases or prepayments of the
                                            mortgage loans after the initial issuance of the
                                            certificates and according to the "Structuring
                                            Assumptions."  Any mortgage loans with anticipated
                                            repayment dates are assumed to repay in full on
                                            those dates. The actual final distribution date
                                            for any class may be earlier or later (and could be
                                            substantially later) than the expected final
                                            distribution date.

RATED FINAL DISTRIBUTION DATE...............As to each class of certificates, the distribution date in February 2044, which is the first
                                            distribution date that follows by at least 24
                                            months the end of the amortization term for the
                                            mortgage loan that, as of the cut-off date, has the
                                            longest remaining amortization term.

                                      S-15

                                      OFFERED CERTIFICATES

GENERAL.....................................We are offering the following sixteen (16) classes of our Series 2007-HQ11 Commercial Mortgage
                                            Pass-Through Certificates:

                                            o     Class A-l

                                            o     Class A-1A

                                            o     Class A-2

                                            o     Class A-3-1

                                            o     Class A-3-2

                                            o     Class A-AB

                                            o     Class A-4

                                            o     Class A-4FL

                                            o     Class A-M

                                            o     Class A-MFL

                                            o     Class A-J

                                            o     Class B

                                            o     Class C

                                            o     Class D

                                            o     Class E

                                            o     Class F

                                            The entire series will consist of a total of
                                            thirty-two (32) classes, the following sixteen (16)
                                            of which are not being offered by this prospectus
                                            supplement and the accompanying prospectus:  Class
                                            X, Class G, Class H, Class J, Class K, Class L,
                                            Class M, Class N, Class O, Class P, Class Q, Class
                                            S, Class T, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE ........................Your certificates will have the approximate aggregate initial certificate balance presented on
                                            the cover page of this prospectus supplement, and
                                            this balance may vary by up to 5% on the closing
                                            date. Mortgage loans may be removed from or added
                                            to the mortgage pool prior to the closing date
                                            within this maximum permitted variance. Any
                                            reduction or increase in the number of mortgage
                                            loans within these parameters will result in
                                            consequential changes to the initial certificate
                                            balance of each class of offered certificates and
                                            to the other statistical data contained in this
                                            prospectus supplement. No changes in the
                                            statistical data will be made in the final
                                            prospectus supplement unless such changes are
                                            material.

                                            The certificate balance at any time is the maximum
                                            amount of principal distributable to a class and is
                                            subject to adjustment on each distribution

                                      S-16

                                            date to reflect any reductions resulting from
                                            distributions of principal to that class or any
                                            allocations of losses to the certificate balance
                                            of that class.

                                            The certificate balance of the Class A-4FL
                                            Certificates and the Class A-MFL Certificates will
                                            be equal to the certificate balance of the Class
                                            A-4FL Regular Interest and the Class A-MFL Regular
                                            Interest, respectively.

                                            The Class X Certificates, which are private
                                            certificates, will not have a certificate balance;
                                            this class of certificates will instead represent
                                            the right to receive distributions of interest
                                            accrued as described in this prospectus supplement
                                            on a notional amount. The notional amount of the
                                            Class X Certificates will be equal to the aggregate
                                            of the certificate balances of the classes of
                                            certificates (other than the Class T, Class X,
                                            Class R-I, Class R-II and Class R-III Certificates)
                                            outstanding from time to time.

                                            Any information provided in this prospectus
                                            supplement regarding the characteristics of the
                                            Class X Certificates, which are not offered
                                            pursuant to this prospectus supplement, is provided
                                            only to enhance your understanding of the offered
                                            certificates

                                            Accordingly, the notional amount of the Class X
                                            Certificates will be reduced on each distribution
                                            date by any distributions of principal actually
                                            made on, and any losses actually allocated to the
                                            certificate balance of, any class of certificates
                                            (other than the Class T, Class X, Class R-I, Class
                                            R-II and Class R-III Certificates) outstanding from
                                            time to time.

PASS-THROUGH RATES .........................Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate
                                            initial pass-through rates for each class of
                                            offered certificates is set forth on the cover page
                                            of this prospectus supplement.

                                            Interest on your certificates (other than the Class
                                            A-4FL Certificates and the Class A-MFL
                                            Certificates) and the Class A-4FL Regular Interest
                                            and the Class A-MFL Regular Interest will be
                                            calculated on the basis of a 360-day year
                                            consisting of twelve 30-day months, also referred
                                            to in this prospectus supplement as a 30/360
                                            basis. Interest on the Class A-4FL Certificates and
                                            the Class A-MFL Certificates will be computed on
                                            the basis of the actual number of days elapsed
                                            during the related interest accrual period and a
                                            360-day year.

                                            The pass-through rate for the Class A-1
                                            Certificates will, at all times, be fixed at its
                                            initial rate of 5.246%. The pass-through rate for
                                            the Class A-1A Certificates will be a per annum
                                            rate equal to the lesser of 5.422% and the weighted
                                            average net mortgage rate. The pass-through rate
                                            for the Class A-2 Certificates will, at all times,
                                            be fixed at its initial rate of 5.359%. The
                                            pass-through rate for the Class A-3-1 Certificates
                                            will, at all times, be fixed at its initial rate of
                                            5.439%. The pass-through rate for the Class A-3-2
                                            Certificates will, at all times, be fixed at its
                                            initial rate of 5.441%. The pass-through rate for
                                            the Class A-AB Certificates will, at all times, be
                                            fixed at its initial rate of 5.444%. The
                                            pass-through rate for the Class A-4 Certificates
                                            will be a per annum rate equal to the lesser of
                                            5.447% and the weighted average net mortgage rate.
                                            The pass-through rate for the Class A-M
                                            Certificates

                                      S-17

                                            will be a per annum rate equal to the
                                            lesser of 5.478% and the weighted average net
                                            mortgage rate. The pass-through rate for the Class
                                            A-J Certificates will be a per annum rate equal to
                                            the lesser of 5.508% and the weighted average net
                                            mortgage rate. The pass-through rate for the Class
                                            B Certificates will be a per annum rate equal to
                                            the lesser of 5.538% and the weighted average net
                                            mortgage rate. The pass-through rate for the Class
                                            C Certificates will be a per annum rate equal to
                                            the lesser of 5.558% and the weighted average net
                                            mortgage rate. The pass-through rate for the Class
                                            D Certificates will be a per annum rate equal to
                                            the lesser of 5.587% and the weighted average net
                                            mortgage rate. The pass-through rate for the Class
                                            E Certificates will be a per annum rate equal to
                                            the lesser of 5.627% and the weighted average net
                                            mortgage rate. The pass-through rate for the Class
                                            F Certificates will be a per annum rate equal to
                                            the lesser of 5.637% and the weighted average net
                                            mortgage rate. The Class A-4FL Certificates and
                                            the Class A-MFL Certificates will, at all times,
                                            accrue interest at a per-annum rate equal to
                                            one-month LIBOR + 0.135%, in the case of the Class
                                            A-4FL Certificates, and one-month LIBOR + 0.170%,
                                            in the case of the A-MFL Certificates (provided
                                            that for the initial interest accrual period
                                            interest will accrue at a per-annum rate equal to
                                            two-week LIBOR + 0.135%, in the case of the Class
                                            A-4FL Certificates, and two-week LIBOR + 0.170%, in
                                            the case of the Class A-MFL Certificates, to
                                            reflect the shorter initial interest accrual
                                            period), subject to the limitations described in
                                            this prospectus supplement.

                                            The weighted average net mortgage rate for a
                                            particular distribution date is a weighted average
                                            of the interest rates on the mortgage loans minus a
                                            weighted average annual administrative cost rate,
                                            which includes the master servicing fee rate, the
                                            primary servicing fee rate (including any
                                            subservicing fees), any excess servicing fee rate
                                            and the trustee fee rate. The relevant weighting
                                            is based upon the respective principal balances of
                                            the mortgage loans as in effect immediately prior
                                            to the relevant distribution date. For purposes of
                                            calculating the weighted average net mortgage rate,
                                            the mortgage loan interest rates will not include
                                            any default interest rate. The mortgage loan
                                            interest rates will also be determined without
                                            regard to any loan term modifications agreed to by
                                            the special servicer or resulting from any
                                            borrower's bankruptcy or insolvency. In addition,
                                            for purposes of calculating the weighted average
                                            net mortgage rate, if a mortgage loan does not
                                            accrue interest on a 30/360 basis, its interest
                                            rate for any month will, in general, be deemed to
                                            be the rate per annum that, when calculated on a
                                            30/360 basis, will produce the amount of interest
                                            that actually accrues on that mortgage loan in that
                                            month.

                                            With respect to the Class A-4FL Certificates and
                                            the Class A-MFL Certificates, in the case of a
                                            default by the swap counterparty under the
                                            applicable swap contract, and until such default is
                                            cured or the applicable swap contract is replaced,
                                            the Class A-4FL Certificates or the Class A-MFL
                                            Certificates will accrue interest at the
                                            pass-through rate of the Class A-4FL Regular
                                            Interest or the Class A-MFL Regular Interest, as
                                            applicable, which will be equal to (i) in the case
                                            of the Class A-4FL Certificates, the lesser of a
                                            fixed rate of 5.447% per annum and the weighted
                                            average net mortgage rate and (ii) in the case of
                                            the Class A-MFL Certificates, the lesser of a fixed
                                            rate of 5.478% per annum and the weighted average
                                            net mortgage rate, calculated on a 30/360 basis.
                                            The Class A-4FL Regular Interest and the Class
                                            A-MFL Regular

                                      S-18

                                            Interest do not receive interest at a
                                            LIBOR-based rate. In the event that after payment
                                            of the net swap payment due from or to the swap
                                            counterparty, as the case may be, there are
                                            insufficient funds in the applicable Floating Rate
                                            Account to make the full distribution of the Class
                                            A-4FL Interest Distribution Amount or the Class
                                            A-MFL Interest Distribution Amount to the holders
                                            of the Class A-4FL Certificates, or the Class A-MFL
                                            Certificates, as the case may be, the resulting
                                            interest shortfall will be borne by the holders of
                                            the Class A-4FL Certificates and the Class A-MFL
                                            Certificates, as the case may be.

                                            If the pass-through rate on the Class A-4FL Regular
                                            Interest or the Class A-MFL Regular Interest is
                                            reduced below 5.447% per annum or 5.478% per annum,
                                            respectively, there will be a corresponding
                                            dollar-for-dollar reduction in the interest payment
                                            made by the swap counterparty to the trust and,
                                            ultimately, a corresponding decrease in the
                                            effective pass-through rate on the Class A-4FL
                                            Certificates or the Class A-MFL Certificates, as
                                            the case may be, for such distribution date.

                                            The pass-through rate applicable to the Class X
                                            Certificates for the initial distribution date will
                                            equal approximately 0.240% per annum. The
                                            pass-through rate applicable to the Class X
                                            Certificates for each distribution date will equal
                                            the weighted average of the respective Class X
                                            Strip Rates at which interest accrues from time to
                                            time on the respective components of the total
                                            notional amount of the Class X Certificates
                                            outstanding immediately prior to the related
                                            distribution date (weighted on the basis of the
                                            respective balances of those components outstanding
                                            immediately prior to that distribution date). Each
                                            of those components will equal the certificate
                                            balance of one of the classes of Certificates with
                                            a principal balance.

                                            The applicable Class X Strip Rate with respect to
                                            each such component for each such distribution date
                                            will equal the excess, if any, of (a) the weighted
                                            average net mortgage rate for such distribution
                                            date, over (b) the pass-through rate for such
                                            distribution date for the related class of
                                            Certificates with a principal balance, or in the
                                            case of the Class A-4FL Certificates or the Class
                                            A-MFL Certificates, the pass-through rate on the
                                            Class A-4FL Regular Interest or the Class A-MFL
                                            Regular Interest, respectively. Under no
                                            circumstances will any Class X Strip Rate be less
                                            than zero.

                                            The Class G Certificates will, at all times, accrue
                                            interest at a per annum rate equal to the weighted
                                            average net mortgage rate less 0.095%. The Class
                                            H, Class J and Class K Certificates will, at all
                                            times, accrue interest at a per annum rate equal to
                                            the weighted average net mortgage rate. The
                                            pass-through rate for the Class L, Class M, Class
                                            N, Class O, Class P, Class Q and Class S
                                            Certificates will be a per annum rate equal to the
                                            lesser of 5.192% and the weighted average net
                                            mortgage rate. The Class T Certificates do not
                                            have a pass-through rate and are entitled to
                                            receive only excess interest on ARD loans following
                                            the anticipated repayment date of the ARD loans.

DISTRIBUTIONS
A. AMOUNT AND ORDER OF DISTRIBUTIONS.......On each distribution date, you will be entitled to receive interest and principal distributed from
                                            funds available for distribution from the mortgage
                                            loans. These distributions may be based on amounts
                                            relating to mortgage loans in loan group 1,
                                            mortgage loans in loan group 2 or a

                                      S-19

                                            combination of these loan groups, as described
                                            further in this prospectus supplement. Funds
                                            available for distribution to the certificates will
                                            be net of excess interest, excess liquidation
                                            proceeds and specified trust expenses, including all
                                            servicing fees, trustee fees and related compensation.
                                            Distributions to you will be in an amount equal to
                                            your certificate's interest and principal
                                            entitlement, subject to:

                                            (i)   payment of the respective interest entitlement
                                                  for any class of certificates, or the Class
                                                  A-4FL Regular Interest, in the case of the
                                                  Class A-4FL Certificates, and the Class A-MFL
                                                  Regular Interest, in the case of the Class
                                                  A-MFL Certificates, bearing an earlier
                                                  alphabetical designation (except in respect of
                                                  the distribution of interest among the Class
                                                  A-1, Class A-1A, Class A-2, Class A-3-1, Class
                                                  A-3-2, Class A-AB, Class A-4 and Class X
                                                  Certificates and the Class A-4FL Regular
                                                  Interest, which will have the same senior
                                                  priority and be distributed pro rata and except
                                                  that distributions to the Class A-M
                                                  Certificates and the Class A-MFL Regular
                                                  Interest, pro rata with each other, will be
                                                  paid after distributions to the foregoing
                                                  classes and except that the Class A-J
                                                  Certificates are paid after distributions to
                                                  the Class A-M Certificates and the Class A-MFL
                                                  Regular Interest), and

                                            (ii)  if applicable, payment of the respective
                                                  principal entitlement for the distribution date
                                                  to outstanding classes of certificates, or the
                                                  Class A-4FL Regular Interest, in the case of
                                                  the Class A-4FL Certificates, and the Class
                                                  A-MFL Regular Interest, in the case of the
                                                  Class A-MFL Certificates, having an earlier
                                                  alphabetical designation until the principal
                                                  balance of each such class has been reduced to
                                                  zero; provided that the Class A-M Certificates
                                                  and the Class A-MFL Regular Interest receive
                                                  distributions, pro rata with each other, of
                                                  principal only after distributions of principal
                                                  are made to the Class A-1, Class A-1A, Class
                                                  A-2, Class A-3-1, Class A-3-2, Class A-AB and
                                                  Class A-4 Certificates and the Class A-4FL
                                                  Regular Interest, and that the Class A-J
                                                  Certificates receive distributions of principal
                                                  only after distributions are made to the Class
                                                  A-M Certificates and the Class A-MFL Regular
                                                  Interest, and

                                            (iii) the Class A-4FL Certificates and the Class
                                                  A-MFL Certificates receiving distributions of
                                                  the Class A-4FL Available Funds and the Class
                                                  A-MFL Available Funds, as the case may be, on
                                                  each distribution date in the manner prescribed
                                                  under "Description of the Swap Contracts" in
                                                  this prospectus supplement.

                                            Each certificateholder will receive its share of
                                            distributions on its class of certificates on a pro
                                            rata basis with all other holders of certificates
                                            of the same class. See "Description of the Offered
                                            Certificates--Distributions" in this prospectus
                                            supplement.

                                            Generally, the Class A-1, Class A-2, Class A-3-1,
                                            Class A-3-2, Class A-AB and Class A-4 Certificates
                                            and the Class A-4FL Regular Interest will have
                                            priority with respect to payments received in
                                            respect of mortgage loans included in loan group
                                            1. Generally, the Class A-1A Certificates will
                                            have priority with respect to payments received in
                                            respect of mortgage loans included in loan group 2.

                                      S-20

B.  INTEREST AND
        PRINCIPAL ENTITLEMENTS..............A description of the interest entitlement payable to each class can be found in "Description of the
                                            Offered Certificates--Distributions" in this
                                            prospectus supplement. As described in that
                                            section, there are circumstances relating to the
                                            timing of prepayments in which your interest
                                            entitlement for a distribution date could be less
                                            than one full month's interest at the pass-through
                                            rate on your certificate's principal balance. In
                                            addition, the right of the master servicer, the
                                            special servicer and the trustee to reimbursement
                                            for payment of nonrecoverable advances, payment of
                                            compensation and reimbursement of certain costs and
                                            expenses will be prior to your right to receive
                                            distributions of principal or interest.

                                            With respect to the one (1) mortgage loan,
                                            representing 0.2% of the initial outstanding pool
                                            balance (and representing 0.2% of the initial
                                            outstanding loan group 1 balance) that was
                                            originated in February 2007 and has its first due
                                            date in April 2007, the depositor has agreed to
                                            deposit approximately $21,788.67 into the
                                            certificate account on the closing date, which
                                            amount represents one month's interest on the
                                            initial principal balance of such mortgage loan,
                                            and which amount will be distributable to
                                            certificateholders on the first distribution date
                                            in March 2007.

                                            The Class R-I, Class R-II, Class R-III, Class T and
                                            Class X Certificates will not be entitled to
                                            principal distributions. The amount of principal
                                            required to be distributed on the classes entitled
                                            to principal on a particular distribution date
                                            will, in general, be equal to the sum of:

                                            o     the principal portion of all scheduled
                                                  payments, other than balloon payments, to the
                                                  extent received or advanced by the master
                                                  servicer or other party (in accordance with
                                                  the pooling and servicing agreement) during
                                                  the related collection period;

                                            o     all principal prepayments and the principal
                                                  portion of balloon payments received during
                                                  the related collection period;

                                            o     the principal portion of other collections on
                                                  the mortgage loans received during the
                                                  related collection period, for example,
                                                  liquidation proceeds, condemnation proceeds,
                                                  insurance proceeds and income on "real estate
                                                  owned;" and

                                            o     the principal portion of proceeds of mortgage
                                                  loan repurchases received during the related
                                                  collection period;

                                            subject, however, to the adjustments described in
                                            this prospectus supplement. See the definition of
                                            "Principal Distribution Amount" in the "Glossary of
                                            Terms."

C.  PREPAYMENT
        PREMIUMS/YIELD MAINTENANCE
        CHARGES.............................The manner in which any prepayment premiums and yield maintenance charges received during a
                                            particular collection period will be allocated to
                                            the Class X Certificates, on the one hand, and the
                                            classes of certificates entitled to principal
                                            (other than the Class A-4FL Certificates and the
                                            Class A-MFL Certificates) and the Class A-4FL
                                            Regular Interest and the Class A-MFL Regular
                                            Interest, on the other hand, is described in
                                            "Description of the Offered
                                            Certificates--Distributions" in

                                      S-21

                                            this prospectus supplement. The Class A-4FL
                                            Certificates and the Class A-MFL Certificates
                                            will not be entitled to receive any prepayment
                                            premiums or yield maintenance charges for so
                                            long as the related swap contract remains in place.
                                            See "Description of the Certificates--Distributions--The
                                            Class A-4FL Certificates and the Class A-MFL
                                            Certificates" herein.

SUBORDINATION
A.  GENERAL...............................  The chart below describes the manner in which the rights of various classes will be senior to the
                                            rights of other classes. Entitlement to receive
                                            principal and interest (other than excess
                                            liquidation proceeds and certain excess interest in
                                            connection with any mortgage loan having an
                                            anticipated repayment date) on any distribution
                                            date is depicted in descending order. The manner
                                            in which mortgage loan losses (including interest
                                            losses other than losses with respect to certain
                                            excess interest in connection with any mortgage
                                            loan having an anticipated repayment date) are
                                            allocated is depicted in ascending order.

                                                 ------------------------------
                                                     Class A-l, Class A-1A*,
                                                     Class A-2, Class A-3-1,
                                                   Class A-3-2, Class A-AB**,
                                                      Class A-4, Class A-4FL
                                                         and Class-X***
                                                 ------------------------------
                                                                |
                                                                |
                                                 ------------------------------

                                                          Class A-M and
                                                           Class A-MFL
                                                 ------------------------------
                                                                |
                                                                |
                                                 ------------------------------

                                                            Class A-J
                                                 ------------------------------
                                                                |
                                                                |
                                                 ------------------------------

                                                             Class B
                                                 ------------------------------
                                                                |
                                                                |
                                                 ------------------------------

                                                             Class C
                                                 ------------------------------
                                                                |
                                                                |
                                                 ------------------------------

                                                             Class D
                                                 ------------------------------
                                                                |
                                                                |
                                                 ------------------------------

                                                             Class E
                                                 ------------------------------
                                                                |
                                                                |
                                                 ------------------------------

                                                             Class F
                                                 ------------------------------
                                                                |
                                                                |
                                                 ------------------------------

                                                           Classes G-S
                                                 ------------------------------

                                      S-22

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                            AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                            CERTIFICATES.

                                            *The Class A-1A Certificates generally have a
                                            priority entitlement to principal payments received
                                            in respect of mortgage loans included in loan group
                                            2. The Class A-1, Class A-2, Class A-3-1, Class
                                            A-3-2, Class A-AB and Class A-4 Certificates and
                                            the Class A-4FL Regular Interest generally have a
                                            priority entitlement to principal payments received
                                            in respect of mortgage loans included in loan group
                                            1. See "Description of the Offered
                                            Certificates--Distributions" in this prospectus
                                            supplement.

                                            **The Class A-AB Certificates have priority with
                                            respect to receiving distributions of principal
                                            from the portion of those amounts attributable to
                                            loan group 1 and, after the principal balance of
                                            the Class A-1A Certificates has been reduced to
                                            zero, the portion of those amounts attributable to
                                            loan group 2, in either case, to reduce the
                                            Certificate Balance of the Class A-AB Certificates
                                            to the Planned Principal Balance, as described in
                                            this prospectus supplement.

                                            ***Interest only certificates. No principal
                                            payments or realized loan losses in respect of
                                            principal will be allocated to the Class X
                                            Certificates. However, any mortgage loan losses
                                            will reduce the notional amount of the Class X
                                            Certificates.

                                            In addition, while mortgage loan losses and
                                            available funds shortfalls will not be directly
                                            allocated to the Class A-4FL Certificates or the
                                            Class A-MFL Certificates, mortgage loan losses and
                                            available funds shortfalls may be allocated to the
                                            Class A-4FL Regular Interest or the Class A-MFL
                                            Regular Interest, in reduction of the certificate
                                            balance of the Class A-4FL Regular Interest or the
                                            Class A-MFL Regular Interest, respectively, and the
                                            amount of its respective interest entitlement. Any
                                            decrease in the certificate balance of the Class
                                            A-4FL Regular Interest or the Class A-MFL Regular
                                            Interest, as the case may be, will result in a
                                            corresponding decrease in the certificate balance
                                            of the Class A-4FL Certificates or the Class A-MFL
                                            Certificates, respectively, and any interest
                                            shortfalls suffered by the Class A-4FL Regular
                                            Interest or the Class A-MFL Regular Interest,
                                            respectively, will reduce the amount of interest
                                            distributed on the Class A-4FL Certificates or the
                                            Class A-MFL Certificates, respectively, to the
                                            extent described in this prospectus supplement

B.  SHORTFALLS IN
             AVAILABLE FUNDS..............  The following types of shortfalls in available funds will reduce amounts available for
                                            distribution and will be allocated in the same
                                            manner as mortgage loan losses. Among the causes
                                            of these shortfalls are the following:

                                            o     shortfalls resulting from compensation which
                                                  the special servicer is entitled to receive;

                                            o     shortfalls resulting from interest on
                                                  advances made by the master servicer or the
                                                  trustee, to the extent not covered by default
                                                  interest and late payment charges paid by the
                                                  borrower; and

                                      S-23

                                            o     shortfalls resulting from a reduction of a
                                                  mortgage loan's interest rate by a bankruptcy
                                                  court or other modification or from other
                                                  unanticipated, extraordinary or
                                                  default-related expenses of the trust.

                                            Reductions in distributions to the Class A-4FL
                                            Regular Interest or the Class A-MFL Regular
                                            Interest will cause a corresponding reduction in
                                            distributions to the Class A-4FL Certificates or
                                            the Class A-MFL Certificates, respectively, to the
                                            extent described in this prospectus supplement.

                                            Shortfalls in mortgage loan interest as a result of
                                            the timing of voluntary and involuntary prepayments
                                            (net of certain amounts required to be used by the
                                            master servicer to offset those shortfalls) will be
                                            allocated to each class of certificates (or the
                                            Class A-4FL Regular Interest or the Class A-MFL
                                            Regular Interest) in accordance with their
                                            respective interest entitlements as described in
                                            this prospectus supplement.

                               INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL
A.  GENERAL...............................  All numerical information in this prospectus supplement concerning the mortgage loans is
                                            approximate. All weighted average information
                                            regarding the mortgage loans reflects the weighting
                                            of the mortgage loans based upon their outstanding
                                            principal balances as of the cut-off date. With
                                            respect to mortgage loans not having due dates on
                                            the first day of each month, scheduled payments due
                                            in February 2007 have been deemed received on
                                            February 1, 2007.

                                            When information presented in this prospectus
                                            supplement with respect to mortgaged properties is
                                            expressed as a percentage of the initial pool
                                            balance, the percentages are based upon the cut-off
                                            date principal balances of the related mortgage
                                            loans or with respect to an individual property
                                            securing a multi-property mortgage loan, the
                                            portions of those loan balances allocated to such
                                            properties. The allocated loan amount for each
                                            mortgaged property securing a multi-property
                                            mortgage loan is set forth on Appendix II to this
                                            prospectus supplement.

B.  PRINCIPAL BALANCES....................  The trust's primary assets will be one hundred seventy-one (171) mortgage loans (which include 147
                                            mortgage loans in loan group 1 and 24 mortgage
                                            loans in loan group 2) with an aggregate principal
                                            balance as of the cut-off date of approximately
                                            $2,417,646,575 (which includes $2,061,767,014 in
                                            loan group 1 and $355,879,561 in loan group 2). It
                                            is possible that the aggregate mortgage loan
                                            balance, the initial outstanding loan group 1
                                            balance and the initial outstanding loan group 2
                                            balance will vary by up to 5% on the closing date.
                                            As of the cut-off date, the principal balance of
                                            the mortgage loans in the mortgage pool ranged from
                                            approximately $639,118 to approximately
                                            $225,000,000 (and the balances of the mortgage loans
                                            ranged from approximately $639,118 to approximately
                                            $225,000,000 in loan group 1 and from approximately
                                            $1,598,695 to approximately $138,500,000 in loan
                                            group 2) and the mortgage loans had an approximate
                                            average balance of $14,138,284 (and an approximate
                                            average balance of $14,025,626 in loan group 1 and
                                            $14,828,315 in loan group 2).

                                      S-24

C.  FEE SIMPLE/LEASEHOLD..................  One hundred eighty (180) mortgaged properties, securing mortgage loans representing 99.3% of the
                                            initial outstanding pool balance (which include one
                                            hundred forty-nine (149) mortgaged properties in
                                            loan group 1, representing 99.2% of the initial
                                            outstanding loan group 1 balance, and thirty-one
                                            (31) mortgaged properties in loan group 2,
                                            representing 100% of the initial outstanding loan
                                            group 2 balance), are subject to a mortgage, deed
                                            of trust or similar security instrument that
                                            creates a first mortgage lien on a fee simple
                                            estate in those mortgaged properties.

                                            Four (4) mortgaged properties, securing mortgage
                                            loans representing 0.7% of the initial outstanding
                                            pool balance (and representing 0.8% of the initial
                                            outstanding loan group 1 balance), are subject to a
                                            mortgage, deed of trust or similar security
                                            instrument that creates a first mortgage lien on a
                                            leasehold interest in those mortgaged properties.

D.  PROPERTY TYPES........................  The following table shows how the mortgage loans are secured by collateral which is distributed
                                            among different types of properties.

                                                                       Percentage of Initial    Number of
                                                                         Outstanding Pool       Mortgaged
                                                   Property Type              Balance           Properties
                                            -------------------------  ---------------------    ----------

                                            Office                             34.3%                27
                                            Retail                             33.4%                88
                                            Multifamily                        14.2%                28
                                            Hospitality                        11.9%                17
                                            Industrial                          2.9%                13
                                            Other                               1.2%                 3
                                            Manufactured Housing Community      1.0%                 4
                                            Mixed Use                           0.7%                 2
                                            Self Storage                        0.3%                 2

                                            For information regarding the types of properties
                                            securing the mortgage loans included in loan group
                                            1 or loan group 2, see Appendix I to this
                                            prospectus supplement.

                                      S-25

E.  PROPERTY LOCATION.....................  The number of mortgaged properties, and the approximate percentage of the aggregate principal
                                            balance of the mortgage loans secured by mortgaged
                                            properties, located in geographic areas with the
                                            highest concentrations of mortgaged properties are
                                            as described in the table below:

                                                                            Percentage of           Number of
                                                                         Initial Outstanding        Mortgaged
                                                 Geographic Areas            Pool Balance          Properties
                                            -------------------------    --------------------     ------------

                                            New York                            24.5%                  10
                                            Virginia                             9.1%                  12
                                            Pennsylvania                         7.8%                  16
                                            Texas                                6.4%                  13
                                            California                           5.7%                  14
                                                 Northern                        3.0%                   7
                                                 Southern                        2.8%                   7
                                            New Jersey                           5.7%                   5

                                            The remaining mortgaged properties are located
                                            throughout thirty-one (31) other states and the
                                            District of Columbia. None of these property
                                            locations has a concentration of mortgaged
                                            properties that represents security for more than
                                            5.0% of the initial outstanding pool balance, as of
                                            the cut-off date. Northern California includes
                                            areas with zip codes above 93600 and Southern
                                            California includes areas with zip codes of 93600
                                            and below.

                                            For information regarding the location of
                                            properties securing the mortgage loans included in
                                            loan group 1 or loan group 2, see Appendix I to
                                            this prospectus supplement.

F.  OTHER MORTGAGE
         LOAN FEATURES....................  As of the cut-off date, the mortgage loans had the following characteristics:

                                            o     The most recent scheduled payment of
                                                  principal and interest on any mortgage loan
                                                  was not thirty days or more past due, and no
                                                  mortgage loan had been thirty days or more
                                                  past due in the past year;

                                            o     Fifteen (15) groups of mortgage loans,
                                                  representing 15.9% of the initial outstanding
                                                  pool balance, were made to the same borrower
                                                  or to borrowers that are affiliated with one
                                                  another through partial or complete direct or
                                                  indirect common ownership (which include
                                                  thirteen (13) groups of mortgage loans
                                                  exclusively in loan group 1, representing
                                                  17.3% of the initial outstanding loan group 1
                                                  balance, one (1) group of mortgage loans
                                                  exclusively in loan group 2, representing
                                                  6.2% of the initial outstanding loan group 2
                                                  balance and one (1) group of mortgage loans
                                                  in both loan group 1 and loan group 2,
                                                  representing 0.3% of the initial outstanding
                                                  pool balance). Of these fifteen (15) groups,
                                                  the 3 largest groups represent 5.1%, 1.6% and
                                                  1.3%, respectively, of the initial
                                                  outstanding pool balance.

                                      S-26

                                                  See Appendix II attached to this prospectus
                                                  supplement. The related borrower
                                                  concentrations of the 3 largest groups
                                                  exclusively in loan group 1 represent 6.0%,
                                                  1.9% and 1.6%, respectively, of the initial
                                                  outstanding loan group 1 balance, and the
                                                  largest group of mortgage loans exclusively
                                                  in loan group 2 represents 6.2% of the
                                                  initial outstanding loan group 2 balance. In
                                                  addition, one (1) group of mortgage loans was
                                                  made to the same borrowers that are
                                                  affiliated with one another through partial
                                                  or complete direct or indirect common
                                                  ownership that have mortgage loans included
                                                  in both loan group 1 and loan group 2 and
                                                  represent 0.3% of the initial outstanding
                                                  pool balance;

                                            o     Thirty-four (34) mortgaged properties,
                                                  securing mortgage loans representing 7.3% of
                                                  the initial outstanding pool balance (and
                                                  representing 8.6% of the initial outstanding
                                                  loan group 1 balance), are each 100% leased
                                                  to a single tenant;

                                            o     All of the mortgage loans bear interest at
                                                  fixed rates;

                                            o     Fixed periodic payments on the mortgage loans
                                                  are generally determined assuming interest is
                                                  calculated on a 30/360 basis, but interest
                                                  actually accrues and is applied on certain
                                                  mortgage loans on an actual/360 basis.
                                                  Accordingly, there will be less amortization
                                                  of the principal balance during the term of
                                                  these mortgage loans, resulting in a higher
                                                  final payment on these mortgage loans; and

                                            o     No mortgage loan permits negative
                                                  amortization or the deferral of accrued
                                                  interest (except excess interest that would
                                                  accrue in the case of any mortgage loan
                                                  having an anticipated repayment date after
                                                  the applicable anticipated repayment date for
                                                  the related mortgage loan).

G.  BALLOON LOANS/ARD LOANS...............  As of the cut-off date, the mortgage loans had the following additional characteristics:

                                            o     One hundred seventy-one (171) mortgage loans,
                                                  representing 100% of the initial outstanding
                                                  pool balance, are "balloon loans" (which
                                                  include one hundred forty-seven (147)
                                                  mortgage loans in loan group 1, representing
                                                  100% of the initial outstanding loan group 1
                                                  balance, and twenty-four (24) mortgage loans
                                                  in loan group 2, representing 100% of the
                                                  initial outstanding loan group 2 balance).
                                                  Eight (8) of these mortgage loans,
                                                  representing 3.6% of the initial outstanding
                                                  pool balance (which include eight (8)
                                                  mortgage loans in loan group 1, representing
                                                  4.3% of the initial outstanding loan group 1
                                                  balance), are mortgage loans that have an
                                                  anticipated repayment date that provides for
                                                  an increase in the mortgage rate and/or
                                                  principal amortization at a specified date
                                                  prior to stated maturity. For purposes of
                                                  this prospectus supplement, we consider a
                                                  mortgage loan to be a "balloon loan" if its
                                                  principal balance is not scheduled to be
                                                  fully or substantially amortized by the
                                                  loan's stated maturity date or anticipated
                                                  repayment date, as applicable.

H.  INTEREST ONLY LOANS...................  As of the cut-off date, the mortgage loans had the following additional characteristics:

                                            o     Sixty-four (64) mortgage loans, representing
                                                  22.2% of the initial outstanding pool balance
                                                  (which include fifty-three (53) mortgage

                                      S-27

                                                  loans in loan group 1, representing 22.1% of
                                                  the initial outstanding loan group 1 balance,
                                                  and eleven (11) mortgage loans in loan group
                                                  2, representing 22.8% of the initial
                                                  outstanding loan group 2 balance), currently
                                                  provide for monthly payments of interest only
                                                  for a portion of their respective terms,
                                                  ranging from eleven (11) months to sixty (60)
                                                  months, and then provide for the monthly
                                                  payment of principal and interest over their
                                                  respective remaining terms; and

                                            o     Twenty-nine (29) mortgage loans, representing
                                                  59.5% of the initial outstanding pool balance
                                                  (which include twenty-four (24) mortgage
                                                  loans in loan group 1, representing 58.5% of
                                                  the initial outstanding loan group 1 balance,
                                                  and five (5) mortgage loans in loan group 2,
                                                  representing 65.5% of the initial outstanding
                                                  loan group 2 balance), currently provide for
                                                  monthly payments of interest only for their
                                                  entire respective terms.

I.  PREPAYMENT/DEFEASANCE
         PROVISIONS.......................  As of the cut-off date, each of the mortgage loans restricts voluntary principal prepayments in one of
                                            the following ways:

                                            o     One hundred nineteen (119) mortgage loans,
                                                  representing 66.6% of the initial outstanding
                                                  pool balance (which include one hundred three
                                                  (103) mortgage loans in loan group 1,
                                                  representing 64.8% of the initial outstanding
                                                  loan group 1 balance, and sixteen (16)
                                                  mortgage loans in loan group 2, representing
                                                  77.0% of the initial outstanding loan group 2
                                                  balance), prohibit voluntary principal
                                                  prepayments for a period ending on a date
                                                  determined by the related mortgage note
                                                  (which may be the maturity date), which
                                                  period is referred to in this prospectus
                                                  supplement as a lock-out period, but permit
                                                  the related borrower, after an initial period
                                                  of at least two years following the date of
                                                  issuance of the certificates, to defease the
                                                  mortgage loan by pledging "government
                                                  securities" as defined in Section 2(a)(16) of
                                                  the Investment Company Act of 1940 that
                                                  provide for payment on or prior to each due
                                                  date through and including the maturity date
                                                  (or the earlier due date on which the
                                                  mortgage loan first becomes freely
                                                  prepayable) of amounts at least equal to the
                                                  amounts that would have been payable on those
                                                  dates under the terms of the mortgage loans
                                                  and obtaining the release of the mortgaged
                                                  property from the lien of the mortgage.

                                            o     Eight (8) mortgage loans, representing 17.0%
                                                  of the initial outstanding pool balance
                                                  (which include seven (7) mortgage loans in
                                                  loan group 1, representing 18.0% of the
                                                  initial outstanding loan group 1 balance, and
                                                  one (1) mortgage loan in loan group 2,
                                                  representing 10.8% of the initial outstanding
                                                  loan group 2 balance), prohibit voluntary
                                                  principal prepayments during a lock-out
                                                  period, and following the lock-out period
                                                  provide for a prepayment premium or yield
                                                  maintenance charge calculated on the basis of
                                                  the greater of a yield maintenance formula
                                                  and 1% of the amount prepaid, and also permit
                                                  the related borrower, after an initial period
                                                  of at least two years following the date of
                                                  the issuance of the certificates, to defease
                                                  the mortgage loan by pledging "government
                                                  securities" as defined above.

                                      S-28

                                            o     Thirty (30) mortgage loans, representing 8.2%
                                                  of the initial outstanding pool balance
                                                  (which include twenty-five (25) mortgage
                                                  loans in loan group 1, representing 8.5% of
                                                  the initial outstanding loan group 1 balance,
                                                  and five (5) mortgage loans in loan group 2,
                                                  representing 6.6% of the initial outstanding
                                                  loan group 2 balance), prohibit voluntary
                                                  principal prepayments during a lock-out
                                                  period, and following the lock-out period
                                                  provide for a prepayment premium or yield
                                                  maintenance charge calculated on the basis of
                                                  the greater of a yield maintenance formula
                                                  and 1% of the amount prepaid.

                                            o     Six (6) mortgage loans, representing 3.5% of
                                                  the initial outstanding pool balance (which
                                                  include five (5) mortgage loans in loan group
                                                  1, representing 3.5% of the initial
                                                  outstanding loan group 1 balance, and one (1)
                                                  mortgage loan in loan group 2, representing
                                                  3.9% of the initial outstanding loan group 2
                                                  balance), have no lock-out period and permit
                                                  voluntary principal prepayments at any time
                                                  if accompanied by a prepayment premium or
                                                  yield maintenance charge calculated on the
                                                  basis of the greater of a yield maintenance
                                                  formula and 1% of the amount prepaid.

                                            o     One (1) mortgage loan, representing 1.9% of
                                                  the initial outstanding pool balance (and
                                                  representing 2.2% of the initial outstanding
                                                  loan group 1 balance), prohibits voluntary
                                                  principal prepayments during a lock-out
                                                  period, and following the lock-out period
                                                  provides for a prepayment premium or yield
                                                  maintenance charge calculated on the basis of
                                                  the greater of a yield maintenance formula
                                                  and 1% of the amount prepaid for one payment
                                                  period and following such payment period
                                                  permits the related borrower to (i) prepay
                                                  the mortgage loan subject to a prepayment
                                                  premium or yield maintenance charge
                                                  calculated on the basis of the greater of a
                                                  yield maintenance formula or 1% of the amount
                                                  prepaid, or (ii) after an initial period of
                                                  at least two years following the date of the
                                                  issuance of the certificates, to defease the
                                                  mortgage loan by pledging "government
                                                  securities" as defined above.

                                            o     Three (3) mortgage loans, representing 0.8%
                                                  of the initial outstanding pool balance (and
                                                  representing 0.9% of the initial outstanding
                                                  loan group 1 balance), prohibit voluntary
                                                  principal prepayments during a lock-out
                                                  period, and following the lock-out period
                                                  permit the related borrower to defease the
                                                  mortgage loan by pledging "government
                                                  securities" as defined above until the fifth
                                                  (5th) anniversary of the initial payment
                                                  date, thereafter, the related borrower is
                                                  permitted to repay all or a portion of the
                                                  note subject to the prepayment premium, which
                                                  for the sixth (6th), seventh (7th), eighth
                                                  (8th) and ninth (9th) anniversaries of the
                                                  initial payment date is 5%, 4%, 3% and 2%,
                                                  respectively, of the amount prepaid and (ii)
                                                  for the six (6) monthly payment periods
                                                  following such ninth (9th) anniversary of the
                                                  initial payment date provides for a
                                                  prepayment premium of 1% of the amount
                                                  prepaid.

                                            o     One (1) mortgage loan, representing 0.7% of
                                                  the initial outstanding pool balance (and
                                                  representing 0.9% of the initial outstanding
                                                  loan group 1 balance), prohibits voluntary
                                                  principal prepayments during a lock-out
                                                  period, and following the lock-out period
                                                  provides for a

                                      S-29

                                                  yield maintenance charge calculated on the
                                                  basis of a yield maintenance formula.

                                            o     One (1) mortgage loan, representing 0.7% of
                                                  the initial outstanding pool balance (and
                                                  representing 0.8% of the initial outstanding
                                                  loan group 1 balance), prohibits voluntary
                                                  principal prepayments during a lock-out
                                                  period, and (i) for the thirty-six (36)
                                                  monthly payment periods following the
                                                  lock-out period provides for a prepayment
                                                  premium or yield maintenance charge
                                                  calculated on the basis of the greater of a
                                                  yield maintenance formula and 1% of the
                                                  amount prepaid, (ii) for each of the twelve
                                                  (12) monthly payment periods in each of the
                                                  fourth (4th), fifth (5th), sixth (6th) and
                                                  seventh (7th) year following the lock-out
                                                  period provides for a prepayment premium of
                                                  5%, 4%, 3% and 2%, respectively, of the
                                                  amount prepaid and (iii) for the nine (9)
                                                  monthly payment periods following such seven
                                                  (7) year period provides for a prepayment
                                                  premium of 1% of the amount prepaid.

                                            o     One (1) mortgage loan, representing 0.4% of
                                                  the initial outstanding pool balance (and
                                                  representing 0.4% of the initial outstanding
                                                  loan group 1 balance), prohibits voluntary
                                                  principal prepayments during a lock-out
                                                  period, and following the lock-out period for
                                                  a certain period of time permits the related
                                                  borrower to (i) prepay the mortgage loan
                                                  subject to a prepayment premium or yield
                                                  maintenance charge calculated on the basis of
                                                  the greater of a yield maintenance formula
                                                  and 1% of the amount prepaid or (ii) after an
                                                  initial period of at least two years
                                                  following the date of the issuance of the
                                                  certificates, to defease the mortgage loan by
                                                  pledging "government securities" as defined
                                                  above for a certain period and following such
                                                  period provides for a prepayment premium or
                                                  yield maintenance charge calculated on the
                                                  basis of the greater of a yield maintenance
                                                  formula and 1% of the amount prepaid only.

                                            o     One (1) mortgage loan, representing 0.2% of
                                                  the initial outstanding pool balance (and
                                                  representing 1.7% of the initial outstanding
                                                  loan group 2 balance), has no lock-out period
                                                  and permits voluntary principal prepayments
                                                  at any time if accompanied by a yield
                                                  maintenance charge calculated on the basis of
                                                  a yield maintenance formula.

                                            Notwithstanding the above, the mortgage loans
                                            generally (i) permit prepayment in connection with
                                            casualty or condemnation and certain other matters
                                            without payment of a prepayment premium or yield
                                            maintenance charge and (ii) provide for a specified
                                            period commencing prior to and including the
                                            maturity date or the anticipated repayment date
                                            during which the related borrower may prepay the
                                            mortgage loan without payment of a prepayment
                                            premium or yield maintenance charge. See the
                                            footnotes to Appendix II attached to this
                                            prospectus supplement for more details about the
                                            various yield maintenance formulas.

                                            With respect to the prepayment and defeasance
                                            provisions set forth above, certain of the mortgage
                                            loans also include provisions described below:

                                            o     One (1) mortgage loan, representing 5.7% of
                                                  the initial outstanding pool balance (and
                                                  representing 38.9% of the initial outstanding
                                                  loan

                                      S-30

                                                  group 2 balance), is secured by multiple
                                                  mortgaged properties and permits the release
                                                  of any of the mortgaged properties from the
                                                  lien of the mortgage loan subject to the
                                                  satisfaction of certain conditions including,
                                                  but not limited to, the defeasance of an
                                                  amount equal to 110% of the allocated
                                                  mortgage loan amount of the mortgaged
                                                  property being released if the debt service
                                                  coverage ratio of the remaining properties
                                                  immediately following the release is at least
                                                  equal to the greater of 1.09x and the debt
                                                  service coverage ratio immediately preceding
                                                  the release.

                                            o     One (1) mortgage loan, representing 1.4% of
                                                  the initial outstanding pool balance (and
                                                  representing 1.6% of the initial outstanding
                                                  loan group 1 balance), allows the release of
                                                  a portion of the collateral subject to the
                                                  satisfaction of certain conditions including,
                                                  but not limited to, (i) the defeasance of an
                                                  amount equal to 110% of the allocated
                                                  mortgage loan amount of the collateral being
                                                  released and (ii) the debt service coverage
                                                  ratio of the remaining collateral immediately
                                                  following the release is at least equal to
                                                  the greater of the debt service coverage
                                                  ratio at the time of the origination of the
                                                  mortgage loan and the debt service coverage
                                                  ratio immediately preceding the release, and
                                                  the loan-to-value ratio of the remaining
                                                  collateral immediately following the release
                                                  is not greater than the lesser of the
                                                  loan-to-value ratio immediately preceding the
                                                  release and the loan-to-value ratio at the
                                                  time of origination of the mortgage loan.

                                            o     Four (4) mortgage loans, representing 1.0% of
                                                  the initial outstanding pool balance (and
                                                  representing 1.2% of the initial outstanding
                                                  loan group 1 balance), are
                                                  cross-collateralized and cross-defaulted with
                                                  the other mortgage loans and permit the
                                                  related borrower to prepay one or more of the
                                                  related mortgage loans and/or release the
                                                  cross-collateralization with respect to the
                                                  related mortgaged property or properties upon
                                                  the satisfaction of certain conditions
                                                  including, but not limited to, (i) the
                                                  payment of an amount equal to 115% of the
                                                  allocated mortgage loan amount of the related
                                                  mortgaged property being released, (ii) after
                                                  giving effect to such release the debt
                                                  service coverage ratio of the remaining
                                                  mortgaged properties immediately following
                                                  the release is not less than the greater of
                                                  (a) the debt service coverage ratio at the
                                                  time of the origination of the mortgage loans
                                                  and (b) the debt service coverage ratio
                                                  immediately preceding the release and (iii)
                                                  after giving effect to the release, the
                                                  loan-to-value ratio of the remaining
                                                  mortgaged properties immediately following
                                                  the release is not greater than the lesser of
                                                  (a) the loan-to-value ratio immediately
                                                  preceding the release and (b) the
                                                  loan-to-value ratio at the time of
                                                  origination of the mortgage loans.

                                            o     One (1) mortgage loan, representing 0.8% of
                                                  the initial outstanding pool balance (and
                                                  representing 1.0% of the initial outstanding
                                                  loan group 1 balance), is secured by multiple
                                                  parcels and permits the release of a parcel
                                                  from the lien of the mortgage after the
                                                  applicable lock-out period, subject to the
                                                  satisfaction of certain conditions including,
                                                  but not limited to, defeasance of an amount
                                                  equal to 120% of the allocated mortgage loan
                                                  amount of the released parcel if the
                                                  loan-to-value-ratio of the remaining property
                                                  is not greater than 80% or the loan-to-value
                                                  ratio prior to the partial release and

                                      S-31

                                                  the debt service coverage ratio is not less
                                                  than 1.20x or the debt service coverage ratio
                                                  prior to the partial release.

                                            o     Five (5) mortgage loans, representing 0.7% of
                                                  the initial outstanding pool balance (and
                                                  representing 0.8% of the initial outstanding
                                                  loan group 1 balance), are
                                                  cross-collateralized and cross-defaulted with
                                                  the other mortgage loans and permit the
                                                  related borrower to prepay or defease one or
                                                  more of the related mortgage loans and/or
                                                  release the cross-collateralization with
                                                  respect to the related mortgaged property or
                                                  properties, after the applicable lock-out
                                                  period, upon the satisfaction of certain
                                                  conditions including, but not limited to, (i)
                                                  defeasance of an amount equal to 125% of the
                                                  allocated mortgage loan amount of the
                                                  mortgaged property being released, (ii) the
                                                  debt service coverage ratio with respect to
                                                  the remaining mortgaged properties is no less
                                                  than the greater of 1.15x and the debt
                                                  service coverage ratio at the time of any
                                                  previous defeasance, and (iii) the aggregate
                                                  and stand alone loan-to-value ratio of the
                                                  remaining properties are not more than 80% of
                                                  the fair market value of those properties.

                                            o     Six (6) mortgage loans, representing 0.7% of
                                                  the initial outstanding pool balance (and
                                                  representing 0.8% of the initial outstanding
                                                  loan group 1 balance), are
                                                  cross-collateralized and cross-defaulted with
                                                  the other mortgage loans and permit the
                                                  related borrower to prepay or defease one or
                                                  more of the related mortgage loans and/or
                                                  release the cross-collateralization with
                                                  respect to the related mortgaged property or
                                                  properties, after the applicable lock-out
                                                  period, upon the satisfaction of certain
                                                  conditions including, but not limited to, (i)
                                                  defeasance of an amount equal to 125% of the
                                                  allocated mortgage loan amount of the
                                                  mortgaged property being released, (ii) the
                                                  debt service coverage ratio with respect to
                                                  the remaining mortgaged properties is no less
                                                  than the greater of 1.15x and the debt
                                                  service coverage ratio at the time of any
                                                  previous defeasance, and (iii) the aggregate
                                                  and stand alone loan-to-value ratio of the
                                                  remaining properties are not more than 80% of
                                                  the fair market value of those properties.

                                            o     One (1) mortgage loan, representing 0.3% of
                                                  the initial outstanding pool balance (and
                                                  representing 0.4% of the initial outstanding
                                                  loan group 1 balance), which is secured by
                                                  multiple parcels, permits the release of
                                                  either of the related parcels from the lien
                                                  of the related mortgage following a lock-out
                                                  period (i) in the case of one (1) parcel, (a)
                                                  payment of a prepayment premium based on the
                                                  greater of a yield maintenance formula or
                                                  1.0% of the outstanding principal balance
                                                  (based upon a prepayment of an amount equal
                                                  to 115% of the outstanding principal balance
                                                  allocated to such parcel), (b) the
                                                  loan-to-value ratio of the remaining parcel
                                                  is to be no greater than 60% and (c) the debt
                                                  service coverage ratio of the remaining
                                                  parcel being not less than 1.40x and (ii) in
                                                  the case of another parcel, (a) payment of a
                                                  prepayment premium based on the greater of a
                                                  yield maintenance formula or 1.0% of the
                                                  outstanding principal balance (based upon
                                                  prepayment of an amount equal to 150% of the
                                                  outstanding principal balance allocated to
                                                  such parcel), (b) the loan-to-value ratio of
                                                  the remaining parcel is to be no greater than
                                                  55% and (c) the debt service coverage ratio
                                                  of the remaining parcel being not less than
                                                  1.50x.

                                      S-32

                                            o     Two (2) mortgage loans, representing 0.2% of
                                                  the initial outstanding pool balance (and
                                                  representing 0.3% of the initial outstanding
                                                  loan group 1 balance), are
                                                  cross-collateralized and cross-defaulted with
                                                  the other mortgage loans and permit the
                                                  related borrower to prepay one or more of the
                                                  related mortgage loans and/or release the
                                                  cross-collateralization with respect to the
                                                  related mortgaged property or properties,
                                                  after the applicable lock-out period, upon
                                                  the satisfaction of certain conditions
                                                  including, but not limited to, the borrower
                                                  delivering to lender a payment of 115% of the
                                                  outstanding loan amount of the released
                                                  property along with the required yield
                                                  maintenance premium and the debt service
                                                  coverage ratio of the remaining properties
                                                  immediately following the release is at least
                                                  equal to the greater of 1.25x and the debt
                                                  service coverage ratio immediately preceding
                                                  the release.

                                            See Appendix II attached to this prospectus
                                            supplement for specific yield maintenance
                                            provisions with respect to the prepayment and
                                            defeasance provisions set forth above.

                                            In addition to the prepayment and defeasance
                                            provisions described above, certain of the mortgage
                                            loans provide that the related borrower may obtain
                                            the release of one property in a multi-property
                                            loan by substituting a new property that meets
                                            certain requirements set forth in the mortgage loan
                                            documents, including that it has a fair market
                                            value no less than the greater of the fair market
                                            value of the replaced property at origination or
                                            immediately prior to the substitution and the debt
                                            service coverage ratio after giving effect to the
                                            substitution is at least equal to the debt service
                                            coverage ratio immediately prior to the
                                            substitution. Five (5) of the mortgage loans,
                                            representing 1.7% of the initial outstanding pool
                                            balance (and representing 2.0% of the initial
                                            outstanding loan group 1 balance), provides for
                                            substitution as further discussed in the footnotes
                                            to Appendix II attached to this prospectus
                                            supplement.

                                            In addition, certain mortgage loans that are
                                            cross-collateralized and cross-defaulted with other
                                            mortgage loans permit the related borrower to
                                            prepay or defease one or more of the related
                                            mortgage loans and/or release the
                                            cross-collateralization with respect to the related
                                            mortgaged property or properties, subject to the
                                            satisfaction of certain conditions.

                                            Notwithstanding the above, the mortgage loans
                                            generally provide that the related borrower may
                                            prepay the mortgage loan without prepayment premium
                                            or defeasance requirements commencing two (2) to
                                            sixty-one (61) payment dates prior to and including
                                            the maturity date or the anticipated repayment date.

                                            In addition, certain mortgage loans provide for the
                                            free release, without prepayment or defeasance, of
                                            outparcels or other portions of the related
                                            mortgaged property that were given no value or
                                            minimal value in the underwriting process, subject
                                            to the satisfaction of certain conditions. In
                                            addition, certain of the mortgage loans may permit
                                            the related borrower to substitute collateral under
                                            certain circumstances.

                                            See the footnotes to Appendix II attached to this
                                            prospectus supplement for more details concerning
                                            certain of the foregoing provisions including the
                                            method of calculation of any prepayment premium or
                                            yield maintenance charge which will vary for any
                                            mortgage loan.

                                      S-33

J.  MORTGAGE LOAN RANGES
         AND WEIGHTED AVERAGES............  As of the cut-off date, the mortgage loans had the following additional characteristics:

       I.       MORTGAGE INTEREST RATES     Mortgage interest rates ranging from 5.168% per
                                            annum to 8.250% per annum (and ranging from 5.168%
                                            per annum to 8.250% per annum for loan group 1 and
                                            from 5.470% per annum to 6.060% per annum for loan
                                            group 2), and a weighted average mortgage interest
                                            rate of 5.716% per annum (and 5.731% per annum for
                                            loan group 1 and 5.628% per annum for loan group 2);

       II.      ORIGINAL TERMS              Original terms to scheduled maturity ranging from
                                            sixty (60) months to one hundred twenty-six (126)
                                            months (and ranging from sixty (60) months to one
                                            hundred twenty-six (126) months with respect to the
                                            mortgage loans in loans group 1, and ranging from
                                            sixty (60) months to one hundred twenty (120)
                                            months with respect to the mortgage loans in loans
                                            group 2), and a weighted average original term to
                                            scheduled maturity of one hundred four (104) months
                                            (and a weighted average original term to scheduled
                                            maturity of one hundred seven (107) months with
                                            respect to the mortgage loans in loans group 1, and
                                            a weighted average original term to scheduled
                                            maturity of eighty-three (83) months with respect
                                            to the mortgage loans in loans group 2);

       III.     REMAINING TERMS             Remaining terms to scheduled maturity ranging from
                                            fifty-five (55) months to one hundred twenty-four
                                            (124) months (and ranging from fifty-five (55)
                                            months to one hundred twenty-four (124) months for
                                            loan group 1 and from fifty-seven (57) months to
                                            one hundred twenty (120) months for loan group 2),
                                            and a weighted average remaining term to scheduled
                                            maturity of one hundred three (103) months (and
                                            weighted average remaining term to scheduled
                                            maturity of one hundred six (106) months for loan
                                            group 1 and eighty-one (81) months for loan group
                                            2);

       IV.      REMAINING
                AMORTIZATION TERMS          Remaining amortization terms (excluding loans which
                                            provide for interest only payments for the entire
                                            loan term) ranging from two hundred thirty-seven
                                            (237) months to four hundred twenty (420) months
                                            (and ranging from two hundred thirty-seven (237)
                                            months to four hundred twenty (420) months for loan
                                            group 1 and from three hundred (300) months to
                                            three hundred sixty (360) months for loan group 2),
                                            and a weighted average remaining amortization term
                                            of three hundred fifty-four (354) months (and three
                                            hundred fifty-three (353) months for loan group 1
                                            and three hundred fifty-seven (357) months for loan
                                            group 2);

       V.       LOAN-TO-VALUE RATIOS        Loan-to-value ratios, calculated as described in
                                            this prospectus supplement, range from 27.0% to
                                            81.3% (and range from 27.0% to 81.3% for loan group
                                            1 and from 51.6% to 80.0% for loan group 2), and a
                                            weighted average loan-to-value ratio, calculated as
                                            described in this prospectus supplement, of 69.4%
                                            (and 68.6% for loan group 1 and 74.5% for loan
                                            group 2);

                                            For each of the mortgage loans, the loan-to-value
                                            ratio was calculated according to the methodology
                                            set forth in this prospectus supplement based on
                                            the estimate of value from a third-party appraisal,
                                            which was generally conducted after October, 2005;

                                      S-34

                                            For detailed methodologies, see "Description of the
                                            Mortgage Pool--Assessments of Property Value and
                                            Condition--Appraisals" in this prospectus supplement;

       VI.      DEBT SERVICE
                COVERAGE RATIOS             Debt service coverage ratios, determined according
                                            to the methodology presented in this prospectus
                                            supplement, ranging from 0.93x to 4.21x (and
                                            ranging from 0.93x to 4.21x for loan group 1 and
                                            from 1.00x to
                                            1.70x for loan group 2) and a weighted average debt
                                            service coverage ratio, calculated as described in
                                            this prospectus supplement, of 1.45x (and 1.50x for
                                            loan group 1 and 1.20x for loan group 2). These
                                            calculations are based on underwritable cash flow
                                            and actual debt service of the related mortgage
                                            loans as described in this prospectus supplement;
                                            and

       VII.     DEBT SERVICE
                COVERAGE RATIOS
                POST IO PERIOD              Debt Service Coverage Ratio Post IO Period,
                                            determined according to the methodology presented
                                            in this prospectus supplement, ranging from 0.93x
                                            to 4.21x (and ranging from 0.93x to 4.21x for loan
                                            group 1 and from 1.00x to 1.70x for loan group 2),
                                            and a weighted average debt service coverage ratio,
                                            calculated as described in this prospectus
                                            supplement, of 1.40x (and 1.45x for loan group 1
                                            and 1.15x for loan group 2).

                                            "Debt Service Coverage Ratio Post IO Period" or
                                            "DSCR Post IO Period" means, with respect to the
                                            related mortgage loan that has an interest-only
                                            period that has not expired as of the cut-off date
                                            but will expire prior to maturity, a debt service
                                            coverage ratio calculated in the same manner as
                                            debt service coverage ratios except that the amount
                                            of the monthly debt service payment considered in
                                            the calculation is the amount of the monthly debt
                                            service payment that is due in the first month
                                            following the expiration of the applicable
                                            interest-only period. See "Description of the
                                            Mortgage Pool--Additional Mortgage Loan Information"
                                            in this prospectus supplement.

K.  NON-SERVICED MORTGAGE LOANS...........  The 485 Lexington Avenue Pari Passu Loan, which, as of the cut-off date, had an aggregate outstanding
                                            principal balance of $135,000,000 and represents
                                            5.6% of the initial outstanding pool balance (and
                                            represents 6.5% of the initial outstanding loan
                                            group 1 balance), is secured by the related
                                            mortgaged property on a pari passu basis with, and
                                            pursuant to the same mortgage as, two (2) other
                                            notes that are not included in the trust and have
                                            original principal balances of approximately
                                            $180,000,000 and $135,000,000, respectively (the
                                            "485 Lexington Avenue Companion Loan A-1" and the
                                            "485 Lexington Avenue Companion Loan A-2," and
                                            collectively, the "485 Lexington Avenue Companion
                                            Loan"). The 485 Lexington Avenue Companion Loan
                                            has the same interest rate, maturity date and
                                            amortization terms as the 485 Lexington Avenue Pari
                                            Passu Loan.

                                            The 485 Lexington Avenue Loan Group is currently
                                            being serviced by Wachovia Bank, National
                                            Association under an agreement that provides for
                                            servicing in a manner acceptable for commercial
                                            mortgage securitizations similar in nature to this
                                            securitization. It is anticipated that the 485
                                            Lexington Avenue Loan Group will be serviced and
                                            administered pursuant to the WCMSI 2007-C30 Pooling
                                            and Servicing Agreement upon establishment of the
                                            WCMSI 2007-C30 trust. It is expected that the WCMSI
                                            2007-C30 Pooling and Servicing Agreement

                                      S-35

                                            will provide for servicing arrangements that
                                            are generally consistent with the terms of
                                            other comparably rated commercial mortgage
                                            loan securitizations. See "Servicing of the
                                            Mortgage Loans--Servicing of the A/B Mortgage
                                            Loans, the RREEF Portfolio Loan Group and the
                                            485 Lexington Avenue Loan Group" in this
                                            prospectus supplement.

                                            It is expected that the terms of the WCMSI 2007-C30
                                            Pooling and Servicing Agreement will provide that:

                                             o   the trustee under the WCMSI 2007-C30 Pooling
                                                 and Servicing Agreement, will, in that
                                                 capacity, be the mortgagee of record with
                                                 respect to the mortgaged property securing the
                                                 485 Lexington Avenue Pari Passu Loan;

                                             o   the master servicer under the WCMSI 2007-C30
                                                 Pooling and Servicing Agreement, will, in that
                                                 capacity, be the master servicer for the 485
                                                 Lexington Avenue Pari Passu Loan, subject to
                                                 replacement pursuant to the terms of the WCMSI
                                                 2007-C30 Pooling and Servicing Agreement; and

                                             o   the special servicer under the WCMSI 2007-C30
                                                 Pooling and Servicing Agreement, will, in that
                                                 capacity, be the special servicer for the 485
                                                 Lexington Avenue Pari Passu Loan, subject to
                                                 replacement pursuant to the terms of the WCMSI
                                                 2007-C30 Pooling and Servicing Agreement.

                                            See "Servicing of the Mortgage Loans--Servicing of
                                            the A/B Mortgage Loans, the RREEF Portfolio Loan
                                            Group and the 485 Lexington Avenue Loan Group" in
                                            this prospectus supplement.

                                            References in this prospectus supplement, however,
                                            to the trustee, master servicer and special
                                            servicer will mean the trustee, master servicer and
                                            special servicer, respectively, under the pooling
                                            and servicing agreement related to the offered
                                            certificates unless the context clearly indicates
                                            otherwise.

ADVANCES
A.  PRINCIPAL AND
         INTEREST ADVANCES................  Subject to a recoverability determination described in this prospectus supplement, the master servicer
                                            (and the trustee, if applicable) will be required
                                            to advance delinquent monthly mortgage loan
                                            payments for the mortgage loans that are part of
                                            the trust. The master servicer and the trustee
                                            will not be required to advance any additional
                                            interest accrued as a result of the imposition of
                                            any default rate or any rate increase after an
                                            anticipated repayment date. The master servicer
                                            and the trustee also are not required to advance
                                            prepayment or yield maintenance premiums, excess
                                            interest or balloon payments. With respect to any
                                            balloon payment, the master servicer (and the
                                            trustee, if applicable) will instead be required to
                                            advance an amount equal to the scheduled payment
                                            that would have been due if the related balloon
                                            payment had not become due. If a principal and
                                            interest advance is made, the master servicer will
                                            defer rather than advance its master servicing fee,
                                            the primary servicing fee and the excess servicing
                                            fee, but will advance the trustee fee.

                                            For an REO property, subject to a recoverability
                                            determination described in this prospectus
                                            supplement, the master servicer (or the trustee, if
                                            applicable) will be required to advance the
                                            scheduled payment that would have been due if the
                                            predecessor mortgage loan

                                      S-36

                                            had remained outstanding and continued to amortize
                                            in accordance with its amortization schedule in
                                            effect immediately before the REO property was
                                            acquired.

B.  SERVICING ADVANCES....................  Subject to a recoverability determination described in this prospectus supplement, the master servicer,
                                            the special servicer and the trustee may also make
                                            servicing advances to pay delinquent real estate
                                            taxes, insurance premiums and similar expenses
                                            necessary to maintain and protect the mortgaged
                                            property, to maintain the lien on the mortgaged
                                            property or to enforce the mortgage loan documents,
                                            and subject to a substantially similar
                                            recoverability determination set forth in the
                                            related non-serviced mortgage loan pooling and
                                            servicing agreement, each of such parties under
                                            that agreement will be required to make servicing
                                            advances of such type with respect to any
                                            non-serviced mortgage loans.

C.  INTEREST ON ADVANCES..................  All advances made by the master servicer, the special servicer or the trustee will accrue
                                            interest at a rate equal to the "prime rate" as
                                            reported in The Wall Street Journal.

D.  BACK-UP ADVANCES......................  Pursuant to the requirements of the pooling and servicing agreement, if the master servicer fails to
                                            make a required advance, the trustee will be
                                            required to make the advance, subject to the same
                                            limitations, and with the same rights of the master
                                            servicer.

E.  RECOVERABILITY........................  None of the master servicer, the special servicer or the trustee (or another master servicer, special
                                            servicer, trustee or any fiscal agent with respect
                                            to a non-serviced pari passu companion mortgage
                                            loan) will be required to make any advance if the
                                            master servicer or the special servicer, as the
                                            case may be, reasonably determines that the advance
                                            would not be recoverable in accordance with the
                                            servicing standard or in the case of the trustee,
                                            in accordance with its business judgment. The
                                            trustee will be entitled, but not obligated, to
                                            rely conclusively on any determination by the
                                            master servicer or the special servicer, that a
                                            servicing advance if made would be a nonrecoverable
                                            advance.

F.  ADVANCES DURING AN
         APPRAISAL REDUCTION EVENT........  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer
                                            to obtain a new appraisal or other valuation of the
                                            related mortgaged property. In general, if the
                                            principal amount of the mortgage loan plus all
                                            other amounts due under a mortgage loan and
                                            interest on advances made with respect to the
                                            mortgage loan exceeds 90% of the value of the
                                            mortgaged property determined by an appraisal or
                                            other valuation, an appraisal reduction may be
                                            created in the amount of the excess as described in
                                            this prospectus supplement. If there exists an
                                            appraisal reduction for any mortgage loan, the
                                            interest portion of the amount required to be
                                            advanced on that mortgage loan will be
                                            proportionately reduced to the extent of the
                                            appraisal reduction. This will reduce the funds
                                            available to pay interest on the most subordinate
                                            class or classes of certificates then outstanding.

                                            In the case of any A/B mortgage loan, any appraisal
                                            reduction will be calculated in respect of that A/B
                                            mortgage loan taken as a whole and any such
                                            appraisal reduction will be allocated first to the
                                            related B note and then allocated to the related A
                                            note. See "Description of the Offered
                                            Certificates--Advances" in this prospectus
                                            supplement.

                                      S-37

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being
                                            offered by this prospectus supplement receives the
                                            following ratings from Moody's Investors Service,
                                            Inc. and Standard & Poor's Ratings Services, a
                                            division of The McGraw-Hill Companies, Inc.

                                           ---------------------------------------------------------
                                           Class                                   Ratings
                                                                                 Moody's/S&P
                                           ---------------------------------------------------------

                                           Classes A-1,                            Aaa/AAA
                                           A-1A, A-2,
                                           A-3-1, A-3-2,
                                           A-AB, A-4, A-4FL
                                           ---------------------------------------------------------
                                           Classes A-M and                         Aaa/AAA
                                           A-MFL
                                           ---------------------------------------------------------
                                           Class A-J                               Aaa/AAA
                                           ---------------------------------------------------------
                                           Class B                                 Aa1/AA+
                                           ---------------------------------------------------------
                                           Class C                                  Aa2/AA
                                           ---------------------------------------------------------
                                           Class D                                 Aa3/AA-
                                           ---------------------------------------------------------
                                           Class E                                  A1/A+
                                           ---------------------------------------------------------
                                           Class F                                   A2/A
                                           ---------------------------------------------------------

                                            A rating agency may lower or withdraw a security
                                            rating at any time. Each of the rating agencies
                                            identified above is expected to perform ratings
                                            surveillance with respect to its ratings for so
                                            long as the offered certificates remain outstanding
                                            except that a rating agency may stop performing
                                            ratings surveillance at any time, for among other
                                            reasons, if that rating agency does not have
                                            sufficient information to allow it to continue to
                                            perform ratings surveillance on the certificates.
                                            The depositor has no ability to ensure that the
                                            rating agencies will perform ratings surveillance.

                                            See "Ratings" in this prospectus supplement and
                                            "Ratings" in the prospectus for a discussion of the
                                            basis upon which ratings are given, the limitations
                                            of and restrictions on the ratings, and the
                                            conclusions that should not be drawn from a rating.

SWAP CONTRACTS............................  The trust will have the benefit of two swap contracts with Morgan Stanley Capital Services
                                            Inc., as swap counterparty, which will have initial
                                            notional amounts equal to the initial certificate
                                            balances of the Class A-4FL Certificates and the
                                            Class A-MFL Certificates, respectively. The
                                            notional amount of either swap contract will
                                            decrease to the extent of any decrease in the
                                            certificate balance of the Class A-4FL Certificates
                                            or the Class A-MFL Certificates, as the case may
                                            be. The Class A-4FL swap contract will have a
                                            maturity date of the distribution date in February
                                            2044 (the same date as the Rated Final Distribution
                                            Date for the Class A-4FL Certificates). The Class
                                            A-MFL swap contract will have a maturity date of
                                            the distribution date in February 2044 (the same
                                            date as the Rated Final Distribution Date for the
                                            Class A-MFL Certificates). Under the swap
                                            contracts, the swap counterparty will be obligated
                                            to pay to the trust on the business day prior to
                                            each distribution date interest accrued on the
                                            notional amount of the swap contract at one-month
                                            LIBOR + 0.135%, in the case of the

                                      S-38

                                            Class A-4FL Certificates, and one-month LIBOR +
                                            0.170%, in the case of the Class A-MFL Certificates
                                            (based on the actual number of days in the interest
                                            accrual period for the Class A-4FL Certificates or
                                            the Class A-MFL Certificates, as the case may be,
                                            and a 360-day year), provided that for the initial
                                            interest accrual period interest will accrue at a
                                            per-annum rate equal to two-week LIBOR + 0.135%, in
                                            the case of the Class A-4FL Certificates, and
                                            two-week LIBOR + 0.170%, in the case of the Class
                                            A-MFL Certificates, to reflect the shorter initial
                                            interest accrual period. The trust will be
                                            obligated to pay to the swap counterparty, on the
                                            business day prior to each distribution date,
                                            interest accrued on the notional amount of the swap
                                            contract at a rate equal to (i) in the case of the
                                            Class A-4FL Certificates, the lesser of a fixed
                                            rate of 5.447% per annum and the weighted average
                                            net mortgage rate and (ii) in the case of the Class
                                            A-MFL Certificates, the lesser of a fixed rate of
                                            5.478% per annum and the weighted average net
                                            mortgage rate, in each case based on a year assumed
                                            to consist of twelve 30-day months. If the
                                            pass-through rate on the Class A-4FL Regular
                                            Interest is reduced below 5.447% or if there is an
                                            interest shortfall with respect to the Class A-4FL
                                            Regular Interest or an allocation of net aggregate
                                            prepayment interest shortfalls, there will be a
                                            corresponding dollar-for-dollar reduction in the
                                            interest payment made by the swap counterparty to
                                            the trust, and ultimately, a corresponding decrease
                                            in the effective pass-through rate and amounts of
                                            interest distributed on the Class A-4FL
                                            Certificates for such distribution date. If the
                                            pass-through rate on the Class A-MFL Regular
                                            Interest is reduced below 5.478% or if there is an
                                            interest shortfall with respect to the Class A-MFL
                                            Regular Interest or an allocation of net aggregate
                                            prepayment interest shortfalls, there will be a
                                            corresponding dollar-for-dollar reduction in the
                                            interest payment made by the swap counterparty to
                                            the trust, and ultimately, a corresponding decrease
                                            in the effective pass-through rate and amounts of
                                            interest distributed on the Class A-MFL
                                            Certificates for such distribution date. See "Risk
                                            Factors--Defaults Under Swap Contracts May
                                            Adversely Affect Payments on the Class A-4FL
                                            Certificates and the Class A-MFL Certificates" and
                                            "Description of the Swap Contracts" in this
                                            prospectus supplement. Morgan Stanley, who has
                                            guaranteed the obligations of the swap counterparty
                                            under each swap contract, currently has a long-term
                                            rating of "Aa3" by Moody's and "A+" by S&P and a
                                            short-term rating of "Prime-1" by Moody's and "A-1"
                                            by S&P. See "Description of the Swap Contracts" and
                                            "Risk Factors--Defaults under Swap Contracts May
                                            Adversely Affect Payments on the Class A-4FL
                                            Certificates and the Class A-MFL Certificates" in
                                            this prospectus supplement.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate principal balance of the mortgage loans is less
                                            than or equal to 1% of the initial outstanding pool
                                            balance, the holders of a majority of the
                                            controlling class, the special servicer, the master
                                            servicer and any holder of a majority interest in
                                            the Class R-I Certificates, in that order of
                                            priority, will have the option to purchase all of
                                            the remaining mortgage loans, and all property
                                            acquired through exercise of remedies in respect of
                                            any mortgage loan, at the price specified in this
                                            prospectus supplement. Exercise of this option
                                            would terminate the trust and retire the then
                                            outstanding certificates at par plus accrued
                                            interest. Provided that the aggregate principal
                                            balances of the Class A-1, Class A-1A, Class A-2,
                                            Class A-3-1, Class A-3-2, Class A-AB, Class A-4,
                                            Class A-4FL, Class A-M, Class A-MFL, Class A-J,
                                            Class B, Class C, Class D, Class E,

                                      S-39

                                            Class F, Class G, Class H, Class J and Class K
                                            Certificates have been reduced to zero, the trust
                                            could also be terminated in connection with an
                                            exchange of all the then outstanding certificates,
                                            including the Class X Certificates and the Class T
                                            Certificates, but excluding the residual
                                            certificates, for mortgage loans remaining in the
                                            trust, but all of the holders of outstanding
                                            certificates of such classes would have the option
                                            to voluntarily participate in such exchange. See
                                            "Description of the Offered Certificates--Optional
                                            Termination."

REPURCHASE OR SUBSTITUTION................  Each mortgage loan seller will make certain representations and warranties with respect to the
                                            mortgage loans sold by it, as described under
                                            "Description of the Mortgage Pool--Representations
                                            and Warranties" and "--Repurchases and Other
                                            Remedies."  If a mortgage loan seller has been
                                            notified of a material breach of any of its
                                            representations and warranties or a material defect
                                            in the documentation of any mortgage loan as
                                            described under "Description of the Mortgage
                                            Pool--Repurchases and Other Remedies", then that
                                            mortgage loan seller will be required to either
                                            cure the breach, repurchase the affected mortgage
                                            loan from the trust fund or substitute the affected
                                            mortgage loan with another mortgage loan. If the
                                            related mortgage loan seller decides to repurchase
                                            the affected mortgage loan, the repurchase would
                                            have the same effect on the offered certificates as
                                            a prepayment in full of such mortgage loan, except
                                            that the purchase will not be accompanied by any
                                            prepayment premium or yield maintenance charge. In
                                            addition, certain mortgage loans may be purchased
                                            from the trust fund by the holders of a B Note or
                                            mezzanine loan under certain circumstances. See
                                            "Description of the Mortgage Pool--Subordinate and
                                            Other Financing" and "Servicing of the Mortgage
                                            Loans--Servicing of the A/B Mortgage Loans, the
                                            RREEF Portfolio Loan Group and the 485 Lexington
                                            Avenue Loan Group" in this prospectus supplement.

SALE OF DEFAULTED LOANS...................  Pursuant to the pooling and servicing agreement,
                                            (i) the holder of the certificates representing the
                                            greatest percentage interest in the controlling
                                            class of certificates and (ii) the special servicer,
                                            in that order, have the option to purchase from the
                                            trust any defaulted mortgage loan that is at least
                                            sixty (60) days delinquent as to any monthly debt
                                            service payment (or is delinquent as to its balloon
                                            payment) at a price equal to the fair value of such
                                            mortgage loan as determined by the special servicer
                                            for such mortgage loan (provided, that if such
                                            mortgage loan is being purchased by the special
                                            servicer or by a holder of certificates of the
                                            controlling class that is an affiliate of the
                                            special servicer, the trustee will be required to
                                            verify that such price is equal to fair value). In
                                            addition, certain of the mortgage loans are subject
                                            to a purchase option upon certain events of default
                                            in favor of a subordinate lender or mezzanine
                                            lender. For more information relating to the sale
                                            of defaulted mortgage loans, see "Servicing of the
                                            Mortgage Loans--Sale of Defaulted Mortgage Loans" in
                                            this prospectus supplement.

DENOMINATIONS.............................  The Class A-1, Class A-1A, Class A-2, Class A-3-1,
                                            Class A-3-2, Class A-AB, Class A-4, Class A-4FL,
                                            Class A-M, Class A-MFL and Class A-J Certificates
                                            will be offered in minimum denominations of
                                            $25,000. The remaining offered certificates will
                                            be offered in minimum denominations of $100,000.
                                            Investments in excess of the minimum denominations
                                            may be made in multiples of $1.

                                      S-40

REGISTRATION, CLEARANCE
    AND SETTLEMENT........................  Your certificates will be registered in the name of
                                            Cede & Co., as nominee of The Depository Trust
                                            Company, and will not be registered in your name.
                                            You will not receive a definitive certificate
                                            representing your ownership interest, except in
                                            very limited circumstances described in this
                                            prospectus supplement. As a result, you will hold
                                            your certificates only in book-entry form and will
                                            not be a certificateholder of record. You will
                                            receive distributions on your certificates and
                                            reports relating to distributions only through The
                                            Depository Trust Company, Clearstream Banking,
                                            societe anonyme or the Euroclear System or through
                                            participants in The Depository Trust Company,
                                            Clearstream Banking or Euroclear.

                                            You may hold your certificates through:

                                            o     The Depository Trust Company in the United
                                                  States; or

                                            o     Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company,
                                            Clearstream Banking or Euroclear will be made in
                                            accordance with the usual rules and operating
                                            procedures of those systems. Cross-market
                                            transfers between persons holding directly through
                                            The Depository Trust Company, Clearstream Banking
                                            or Euroclear will be effected in The Depository
                                            Trust Company through the relevant depositories of
                                            Clearstream Banking or Euroclear.

                                            All or any portion of the certificates offered to
                                            you may be converted to definitive certificates and
                                            reissued to beneficial owners or their nominees,
                                            rather than to The Depository Trust Company or its
                                            nominee, if we notify The Depository Trust Company
                                            of our intent to terminate the book-entry system
                                            and, upon receipt of notice of such intent from The
                                            Depository Trust Company, the participants holding
                                            beneficial interests in the certificates agree to
                                            initiate such termination.

                                            We expect that the certificates offered to you will
                                            be delivered in book-entry form through the
                                            facilities of The Depository Trust Company,
                                            Clearstream Banking or Euroclear on or about the
                                            closing date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as three separate "real estate
                                            mortgage investment conduits"--REMIC I, REMIC II,
                                            and REMIC III--for federal income tax purposes. In
                                            the opinion of counsel, each such designated
                                            portion of the trust will qualify for this
                                            treatment and each class of offered certificates
                                            (other than the Class A-4FL Certificates and the
                                            Class A-MFL Certificates), the Class A-4FL Regular
                                            Interest and the Class A-MFL Regular Interest will
                                            evidence "regular interests" in REMIC III. The
                                            Class A-4FL Certificates will represent an
                                            undivided beneficial interest in a grantor trust
                                            for federal income tax purposes, which grantor
                                            trust is comprised of the Class A-4FL Regular
                                            Interest, the related Floating Rate Account and the
                                            beneficial interests of such Class in the related
                                            swap contract. The Class A-MFL Certificates will
                                            represent an undivided beneficial interest in a
                                            grantor trust for federal income tax purposes,
                                            which grantor trust is comprised of the Class A-MFL
                                            Regular Interest, the related Floating Rate Account
                                            and the beneficial interests of such Class in the
                                            related swap contract. In addition, the portion of
                                            the trust consisting of the right to excess
                                            interest (interest on each

                                      S-41

                                            mortgage loan with an anticipated repayment date
                                            accruing after such date at a rate in excess of the
                                            rate that applied prior to such date) and the
                                            related sub-accounts will be treated as a grantor
                                            trust for federal income tax purposes. The Class T
                                            Certificates will represent only the right to
                                            excess interest on the ARD loans held by the trust
                                            and, for federal income tax purposes, will
                                            constitute interests in a grantor trust.

                                            Pertinent federal income tax consequences of an
                                            investment in the offered certificates include:

                                            o     The regular interests will be treated as
                                                  newly originated debt instruments for federal
                                                  income tax purposes;

                                            o     Beneficial owners of offered certificates
                                                  will be required to report income on the
                                                  certificates in accordance with the accrual
                                                  method of accounting; and

                                            o     We anticipate that the offered certificates
                                                  (other than the Class A-4FL Certificates and
                                                  the Class A-MFL Certificates), the Class
                                                  A-4FL Regular Interest and the Class A-MFL
                                                  Regular Interest will be issued at a premium
                                                  for federal income tax purposes.

                                            See "Material Federal Income Tax Consequences" in
                                            this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under "Certain ERISA Considerations" in
                                            this prospectus supplement and in the accompanying
                                            prospectus, the offered certificates may be
                                            purchased by persons investing assets of employee
                                            benefit plans or individual retirement accounts.
                                            Fiduciaries of such plans or accounts considering
                                            an investment in the Class A-4FL Certificates or
                                            the A-MFL Certificates should note the additional
                                            representations required with respect to the
                                            purchase of the Class A-4FL Certificates or the
                                            A-MFL Certificates as described under "ERISA
                                            Considerations" in this prospectus supplement.

LEGAL INVESTMENT..........................  The offered certificates will not constitute
                                            "mortgage related securities" for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984,
                                            as amended. If your investment activities are
                                            subject to legal investment laws and regulations,
                                            regulatory capital requirements or review by
                                            regulatory authorities, then you may be subject to
                                            restrictions on investment in the offered
                                            certificates. You should consult your own legal
                                            advisors for assistance in determining the
                                            suitability of and consequences to you of the
                                            purchase, ownership and sale of the offered
                                            certificates. See "Legal Investment" in this
                                            prospectus supplement.

                                      S-42

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS           Payments under the mortgage loans are not insured
                                            or guaranteed by any governmental entity or
                                            mortgage insurer. Accordingly, the sources for
                                            repayment of your certificates are limited to
                                            amounts due with respect to the mortgage loans.

                                            You should consider all of the mortgage loans to be
                                            nonrecourse loans. Even in those cases where
                                            recourse to a borrower or guarantor is permitted
                                            under the related loan documents, we have not
                                            necessarily undertaken an evaluation of the
                                            financial condition of any of these persons. If a
                                            default occurs, the lender's remedies generally are
                                            limited to foreclosing against the specific
                                            properties and other assets that have been pledged
                                            to secure the loan. Such remedies may be
                                            insufficient to provide a full return on your
                                            investment. Payment of amounts due under a mortgage
                                            loan prior to its maturity or anticipated repayment
                                            date is dependent primarily on the sufficiency of
                                            the net operating income of the related mortgaged
                                            property. Payment of those mortgage loans that are
                                            balloon loans at maturity or on its anticipated
                                            repayment date is primarily dependent upon the
                                            borrower's ability to sell or refinance the
                                            property for an amount sufficient to repay the loan.

                                            In limited circumstances, the related mortgage loan
                                            seller may be obligated to repurchase or replace a
                                            mortgage loan that it sold to us if the applicable
                                            mortgage loan seller's representations and
                                            warranties concerning that mortgage loan are
                                            materially breached or if there are material
                                            defects in the documentation for that mortgage
                                            loan. However, there can be no assurance that any
                                            of these entities will be in a financial position
                                            to effect a repurchase or substitution. The
                                            representations and warranties address the
                                            characteristics of the mortgage loans and mortgaged
                                            properties as of the date of issuance of the
                                            certificates. They do not relieve you or the trust
                                            of the risk of defaults and losses on the mortgage
                                            loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by various types of
                                            income-producing commercial, multifamily and
                                            manufactured housing community properties.
                                            Commercial lending is generally thought to expose a
                                            lender

                                      S-43

                                            to greater risk than one-to-four family residential
                                            lending because, among other things, it typically
                                            involves larger loans.

                                            One hundred seventy (170) mortgage loans,
                                            representing 99.6% of the initial outstanding pool
                                            balance (which include one hundred forty-seven
                                            (147) mortgage loans in loan group 1, representing
                                            100% of the initial outstanding loan group 1
                                            balance, and twenty-three (23) mortgage loans in
                                            loan group 2, representing 97.5% of the initial
                                            outstanding loan group 2 balance), were originated
                                            within twelve (12) months prior to the cut-off
                                            date. Consequently, these mortgage loans do not
                                            have a long-standing payment history.

                                            The repayment of a commercial mortgage loan is
                                            typically dependent upon the ability of the
                                            applicable property to produce cash flow. Even the
                                            liquidation value of a commercial property is
                                            determined, in substantial part, by the amount of
                                            the property's cash flow (or its potential to
                                            generate cash flow). However, net operating income
                                            and cash flow can be volatile and may be
                                            insufficient to cover debt service on the loan at
                                            any given time.

                                            The net operating income, cash flow and property
                                            value of the mortgaged properties may be adversely
                                            affected, among other things, by any one or more of
                                            the following factors:

                                            o     the age, design and construction quality of
                                                  the property;

                                            o     the lack of any operating history in the case
                                                  of a newly built or renovated mortgaged
                                                  property;

                                            o     perceptions regarding the safety, convenience
                                                  and attractiveness of the property;

                                            o     the proximity and attractiveness of competing
                                                  properties;

                                            o     the adequacy of the property's management and
                                                  maintenance;

                                            o     increases in operating expenses (including
                                                  common area maintenance charges) at the
                                                  property and in relation to competing
                                                  properties;

                                            o     an increase in the capital expenditures
                                                  needed to maintain the property or make
                                                  improvements;

                                            o     the dependence upon a single tenant, or a
                                                  concentration of tenants in a particular
                                                  business or industry;

                                            o     a decline in the financial condition of a
                                                  major tenant;

                                            o     an increase in vacancy rates;

                                            o     a decline in rental rates as leases are
                                                  renewed or entered into with new tenants;

                                            o     changes or continued weakness in a specific
                                                  industry segment that is important to the
                                                  success of the related mortgaged property;
                                                  and

                                            o     if the mortgaged property has uses that are
                                                  subject to significant regulation, any
                                                  changes in applicable law.

                                      S-44

                                            Other factors are more general in nature, such as:

                                            o     national, regional or local economic
                                                  conditions (including plant closings,
                                                  military base closings, industry slowdowns
                                                  and unemployment rates);

                                            o     local real estate conditions (such as an
                                                  oversupply of competing properties, rental
                                                  space or multifamily housing);

                                            o     demographic factors;

                                            o     decreases in consumer confidence (caused by
                                                  events such as threatened or continuing
                                                  military action, recent disclosures of
                                                  wrongdoing or financial misstatements by
                                                  major corporations and financial institutions
                                                  and other factors);

                                            o     changes in consumer tastes and preferences;
                                                  and

                                            o     retroactive changes in building codes.

                                            The volatility of net operating income will be
                                            influenced by many of the foregoing factors, as
                                            well as by:

                                            o     the length of tenant leases;

                                            o     the creditworthiness of tenants;

                                            o     the level of tenant defaults;

                                            o     the ability to convert an unsuccessful
                                                  property to an alternative use;

                                            o     new construction in the same market as the
                                                  mortgaged property;

                                            o     rent control and stabilization laws or other
                                                  laws impacting operating costs;

                                            o     the number and diversity of tenants;

                                            o     the rate at which new rentals occur;

                                            o     the property's operating leverage (which is
                                                  the percentage of total property expenses in
                                                  relation to revenue), the ratio of fixed
                                                  operating expenses to those that vary with
                                                  revenues, and the level of capital
                                                  expenditures required to maintain the
                                                  property and to retain or replace tenants; and

                                            o     in the case of residential cooperative
                                                  properties, the payments received by the
                                                  cooperative corporation from its
                                                  tenants/shareholders, including any special
                                                  assessments against the property.

                                            A decline in the real estate market or in the
                                            financial condition of a major tenant will tend to
                                            have a more immediate effect on the net operating
                                            income of properties with short-term revenue
                                            sources (such as short-term or month-to-month
                                            leases) and may lead to higher rates of delinquency
                                            or defaults under mortgage loans secured by those
                                            types of properties.

                                      S-45

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST FUND SHOULD BE EVALUATED
SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF
OUR OTHER TRUSTS                            While there may be certain common factors affecting
                                            the performance and value of income-producing real
                                            properties in general, those factors do not apply
                                            equally to all income-producing real properties
                                            and, in many cases, there are unique factors that
                                            will affect the performance and/or value of a
                                            particular income-producing real property.
                                            Moreover, the effect of a given factor on a
                                            particular real property will depend on a number of
                                            variables, including but not limited to property
                                            type, geographic location, competition, sponsorship
                                            and other characteristics of the property and the
                                            related mortgage loan. Each income-producing real
                                            property represents a separate and distinct
                                            business venture; and, as a result, each of the
                                            multifamily and commercial mortgage loans included
                                            in one of the depositor's trusts requires a unique
                                            underwriting analysis. Furthermore, economic and
                                            other conditions affecting real properties, whether
                                            worldwide, national, regional or local, vary over
                                            time. The performance of a pool of mortgage loans
                                            originated and outstanding under a given set of
                                            economic conditions may vary significantly from the
                                            performance of an otherwise comparable mortgage
                                            pool originated and outstanding under a different
                                            set of economic conditions. Accordingly, investors
                                            should evaluate the mortgage loans underlying the
                                            offered certificates independently from the
                                            performance of mortgage loans underlying any other
                                            series of certificates.

                                            As a result of the distinct nature of each pool of
                                            commercial mortgage loans, and the separate
                                            mortgage loans within the pool, this prospectus
                                            supplement does not include disclosure concerning
                                            the delinquency and loss experience of static pools
                                            of periodic originations by the sponsors of
                                            commercial mortgage loans (known as "static pool
                                            information"). Because of the highly heterogeneous
                                            nature of the assets in commercial mortgage backed
                                            securities transactions, static pool information
                                            for prior securitized pools, even those involving
                                            the same property types (e.g., hotels or office
                                            buildings), may be misleading, since the economics
                                            of the properties and terms of the loans may be
                                            materially different. In particular, static pool
                                            information showing a low level of delinquencies
                                            and defaults would not be indicative of the
                                            performance of this pool or any other pools of
                                            mortgage loans originated by the same sponsor or
                                            sponsors. Therefore, investors should evaluate
                                            this offering on the basis of the information set
                                            forth in this prospectus supplement with respect to
                                            the mortgage loans, and not on the basis of any
                                            successful performance of other pools of
                                            securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING HISTORY            The properties securing certain of the mortgage
                                            loans are newly constructed and/or recently opened
                                            and, as such, have a limited operating history.
                                            There can be no assurance that any of the
                                            properties, whether newly constructed and/or
                                            recently opened or otherwise, will perform as
                                            anticipated.

                                      S-46

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties may not be readily
                                            convertible to alternative uses if those properties
                                            were to become unprofitable for any reason. This
                                            is because:

                                            o     converting commercial properties to alternate
                                                  uses or converting single-tenant commercial
                                                  properties to multi-tenant properties
                                                  generally requires substantial capital
                                                  expenditures; and

                                            o     zoning or other restrictions, including the
                                                  designation of a property as a historical
                                                  landmark, also may prevent alternative uses.

                                            The liquidation value of a mortgaged property not
                                            readily convertible to an alternative use may be
                                            substantially less than would be the case if the
                                            mortgaged property were readily adaptable to other
                                            uses. In addition, certain properties that are
                                            legally permitted to be used in a non-conforming
                                            manner may be subject to restrictions that would
                                            require compliance with current zoning laws under
                                            certain circumstances such as non-operation for a
                                            period in excess of certain timeframes. If this
                                            type of mortgaged property were liquidated and a
                                            lower liquidation value were obtained, less funds
                                            would be available for distributions on your
                                            certificates. See "Mortgaged Properties Securing
                                            The Mortgage Loans That Are Not In Compliance With
                                            Zoning And Building Code Requirements And Use
                                            Restrictions Could Adversely Affect Payments On
                                            Your Certificates."

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT  OPERATING
INCOME                                      Various factors may adversely affect the value of
                                            the mortgaged properties without affecting the
                                            properties' current net operating income. These
                                            factors include, among others:

                                            o     changes in the local, regional or national
                                                  economy;

                                            o     changes in governmental regulations, fiscal
                                                  policy, zoning or tax laws;

                                            o     potential environmental legislation or
                                                  liabilities or other legal liabilities;

                                            o     proximity and attractiveness of competing
                                                  properties;

                                            o     new construction of competing properties in
                                                  the same market;

                                            o     convertibility of a property to an
                                                  alternative use;

                                            o     the availability of refinancing;

                                            o     changes in interest rate levels;

                                            o     the age, quality, functionality and design of
                                                  the project;

                                            o     increases in operating costs;

                                      S-47

                                            o     an increase in the capital expenditures
                                                  needed to maintain the properties or make
                                                  improvements; and

                                            o     increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                           A deterioration in the financial condition of a
                                            tenant can be particularly significant if a
                                            mortgaged property is leased to a single or large
                                            tenant or a small number of tenants, because rent
                                            payable by such tenants generally will represent
                                            all or a significant portion of the cash flow
                                            available to the borrower to pay its obligations to
                                            the lender. We cannot provide assurances that any
                                            major tenant will continue to perform its
                                            obligations under its lease. Thirty-four (34) of
                                            the mortgaged properties, representing 7.3% of the
                                            initial outstanding pool balance (and representing
                                            8.6% of the initial outstanding loan group 1
                                            balance), are leased to single tenants. Mortgaged
                                            properties leased to a single tenant or a small
                                            number of tenants are more susceptible to
                                            interruptions of cash flow if a tenant fails to
                                            renew its lease or defaults under its lease. This
                                            is so because:

                                            o     the financial effect of the absence of rental
                                                  income may be severe;

                                            o     more time may be required to re-lease the
                                                  space; and

                                            o     substantial capital costs may be incurred to
                                                  make the space appropriate for replacement
                                                  tenants.

                                            Additionally, some of the tenants at the mortgaged
                                            properties (including sole tenants or other
                                            significant tenants) have lease termination option
                                            dates or lease expiration dates that are prior to
                                            or shortly after the related maturity date or
                                            anticipated repayment date. See Appendix II
                                            attached to this prospectus supplement for the lease
                                            expiration date for each of the top three (3)
                                            tenants at each mortgaged property. There are a
                                            number of other mortgaged properties that similarly
                                            have a significant amount of scheduled lease
                                            expirations or potential terminations before the
                                            maturity of the related mortgage loan, although
                                            those circumstances were generally addressed by
                                            escrow requirements or other mitigating provisions.

                                            Another factor that you should consider is that
                                            retail, industrial and office properties also may
                                            be adversely affected if there is a concentration
                                            of tenants or of tenants in the same or similar
                                            business or industry.

                                            In some cases, the sole or a significant tenant is
                                            related to the subject borrower or an affiliate of
                                            that borrower.

                                            For further information with respect to tenant
                                            concentrations, see Appendix II attached to this
                                            prospectus supplement.

                                      S-48

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        If a mortgaged property has multiple tenants,
                                            re-leasing costs and costs of enforcing remedies
                                            against defaulting tenants may be more frequent
                                            than in the case of mortgaged properties with fewer
                                            tenants, thereby reducing the cash flow available
                                            for debt service payments. These costs may cause a
                                            borrower to default in its obligations to a lender
                                            which could reduce cash flow available for debt
                                            service payments. Multi-tenanted mortgaged
                                            properties also may experience higher continuing
                                            vacancy rates and greater volatility in rental
                                            income and expenses.

RE-LEASING RISKS                            Repayment of mortgage loans secured by retail,
                                            office and industrial properties will be affected
                                            by the expiration of leases and the ability of the
                                            related borrowers and property managers to renew
                                            the leases or to relet the space on comparable
                                            terms. Certain mortgaged properties may be leased
                                            in whole or in part to government sponsored tenants
                                            who have the right to cancel their leases at any
                                            time because of lack of appropriations or otherwise.

                                            In addition, certain properties may have tenants
                                            that are paying rent but are not in occupancy or
                                            may have vacant space that is not leased. Any
                                            "dark" space may cause the property to be less
                                            desirable to other potential tenants or the related
                                            tenant may be more likely to default in its
                                            obligations under the lease. We cannot assure you
                                            that those tenants will continue to fulfill their
                                            lease obligations or that the space will be relet.

                                            Certain tenants at the retail properties,
                                            including, without limitation, anchor tenants, may
                                            have the right to terminate their leases if certain
                                            other tenants are not operating, or if their sales
                                            at the property do not reach a specified level.
                                            Even if vacated space is successfully relet, the
                                            costs associated with reletting, including tenant
                                            improvements and leasing commissions, could be
                                            substantial and could reduce cash flow from the
                                            related mortgaged properties. Sixty-three (63) of
                                            the mortgaged properties, securing mortgage loans
                                            representing approximately 43.2% of the initial
                                            outstanding pool balance (excluding multifamily,
                                            manufactured housing community, self storage,
                                            hospitality and certain other property types) (and
                                            representing 43.2% of the initial outstanding loan
                                            group 1 balance), as of the cut-off date, have
                                            reserves for tenant improvements and leasing
                                            commissions which may serve to defray those costs.
                                            We cannot assure you, however, that the funds (if
                                            any) held in those reserves for tenant improvements
                                            and leasing commissions will be sufficient to cover
                                            the costs and expenses associated with tenant
                                            improvements or leasing commission obligations. In
                                            addition, if a tenant defaults in its obligations
                                            to a borrower, the borrower may incur substantial
                                            costs and experience significant delays associated
                                            with enforcing rights and protecting its
                                            investment, including costs incurred in renovating
                                            or reletting the property.

                                      S-49

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        The effect of mortgage pool loan losses will be
                                            more severe:

                                            o     if the pool is comprised of a small number of
                                                  loans, each with a relatively large principal
                                                  amount; or

                                            o     if the losses relate to loans that account
                                                  for a disproportionately large percentage of
                                                  the pool's aggregate principal balance of all
                                                  mortgage loans.

                                            Mortgage loans with the same borrower or related
                                            borrowers pose additional risks. Among other
                                            things, financial difficulty at one mortgaged real
                                            property could cause the owner to defer maintenance
                                            at another mortgaged real property in order to
                                            satisfy current expenses with respect to the
                                            troubled mortgaged real property; related borrowers
                                            who have common general partners or common managing
                                            members could increase the risk that any financial
                                            difficulty or bankruptcy proceeding involving such
                                            partners could have an adverse impact on other
                                            mortgage loans in the pool; related borrowers who
                                            have common affiliated property managers could
                                            increase the risk that financial difficulty or a
                                            bankruptcy proceeding involving such property
                                            manager could have an adverse impact on other
                                            mortgage loans in the pool; and the owner could
                                            attempt to avert foreclosure on one mortgaged real
                                            property by filing a bankruptcy petition that might
                                            have the effect of interrupting monthly payments
                                            for an indefinite period on all of the related
                                            mortgage loans.

                                            Fifteen (15) groups of mortgage loans, representing
                                            15.9% of the initial outstanding pool balance, were
                                            made to the same borrower or to borrowers that are
                                            affiliated with one another through partial or
                                            complete direct or indirect common ownership (which
                                            include thirteen (13) groups of mortgage loans
                                            exclusively in loan group 1, representing 17.3% of
                                            the initial outstanding loan group 1 balance, one
                                            (1) group of mortgage loans exclusively in loan
                                            group 2, representing 6.2% of the initial
                                            outstanding loan group 2 balance and one (1) group
                                            of mortgage loans in both loan group 1 and loan
                                            group 2, representing 0.3% of the initial
                                            outstanding pool balance). Of these fifteen (15)
                                            groups, the 3 largest groups represent 5.1%, 1.6%
                                            and 1.3%, respectively, of the initial outstanding
                                            pool balance. See Appendix II attached to this
                                            prospectus supplement. The related borrower
                                            concentrations of the 3 largest groups exclusively
                                            in loan group 1 represent 6.0%, 1.9% and 1.6%,
                                            respectively, of the initial outstanding loan group
                                            1 balance, and the largest group of mortgage loans
                                            exclusively in loan group 2 represents 6.2% of the
                                            initial outstanding loan group 2 balance. In
                                            addition, one (1) group of mortgage loans was made
                                            to the same borrowers that are affiliated with one
                                            another through partial or complete direct or
                                            indirect common ownership that have mortgage loans
                                            included in both loan group 1 and loan group 2 and
                                            represent 0.3% of the initial outstanding pool
                                            balance.

                                            The ten (10) largest mortgage loans in the
                                            aggregate represent 47.3% of the initial
                                            outstanding pool balance. Each of the other mortgage
                                            loans represents no greater than 1.9% of the initial
                                            outstanding pool balance.

                                      S-50

                                            The largest mortgage loan in loan group 1
                                            represents 10.9% of the initial outstanding loan
                                            group 1 balance. The second largest mortgage loan
                                            in loan group 1 represents 8.3% of the initial
                                            outstanding loan group 1 balance. The third
                                            largest mortgage loan in loan group 1 represents
                                            6.5% of the initial outstanding loan group 1
                                            balance. Each of the other mortgage loans
                                            represents less than or equal to 6.5% of the
                                            initial outstanding loan group 1 balance.

                                            The largest mortgage loan in loan group 2
                                            represents 38.9% of the initial outstanding loan
                                            group 2 balance. The second largest mortgage loan
                                            in loan group 2 represents 10.8% of the initial
                                            outstanding loan group 2 balance. The third
                                            largest mortgage loan in loan group 2 represents
                                            8.6% of the initial outstanding loan group 2
                                            balance. Each of the other mortgage loans
                                            represents less than or equal to 3.9% of the
                                            initial outstanding loan group 2 balance.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged property types also
                                            can pose increased risks. A concentration of
                                            mortgage loans secured by the same property type
                                            can increase the risk that a decline in a
                                            particular industry will have a disproportionately
                                            large impact on the pool of mortgage loans or a
                                            particular loan group. The following property
                                            types represent the indicated percentage of the
                                            initial outstanding pool balance:

                                            o     office properties represent 34.3%;

                                            o     retail properties represent 33.4%;

                                            o     multifamily properties represent 14.2%;

                                            o     hospitality properties represent 11.9%;

                                            o     industrial properties represent 2.9%;

                                            o     other properties represent 1.2%;

                                            o     manufactured housing community properties
                                                  represent 1.0%;

                                            o     mixed use properties represent 0.7%; and

                                            o     self storage properties represent 0.3%.

                                            For information regarding the types of properties
                                            securing the mortgage loans included in loan group
                                            1 or loan group 2, see Appendix I to this
                                            prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Concentrations of mortgaged properties in
                                            geographic areas may increase the risk that adverse
                                            economic or other developments or a natural
                                            disaster or act of terrorism affecting a particular
                                            region of the country could increase the frequency
                                            and severity of losses on

                                      S-51

                                            mortgage loans secured by the properties. In the
                                            past, several regions of the United States have
                                            experienced significant real estate downturns at
                                            times when other regions have not. Regional
                                            economic declines or adverse conditions in regional
                                            real estate markets could adversely affect the
                                            income from, and market value of, the mortgaged
                                            properties located in the region. Other regional
                                            factors--e.g., earthquakes, floods or hurricanes or
                                            changes in governmental rules or fiscal
                                            policies--also may adversely affect those mortgaged
                                            properties.

                                            The mortgaged properties are located in
                                            thirty-seven (37) different states and the District
                                            of Columbia (which include thirty-six (36) states
                                            and the District of Columbia for loan group 1 and
                                            eighteen (18) states for loan group 2). In
                                            particular, investors should note that
                                            approximately 5.7% of the mortgaged properties,
                                            based on the initial outstanding pool balance (and
                                            6.7% of the initial outstanding loan group 1
                                            balance), are located in California. Mortgaged
                                            properties located in California may be more
                                            susceptible to some types of special hazards that
                                            may not be adequately covered by insurance (such as
                                            earthquakes and flooding) than properties located
                                            in other parts of the country. If a borrower does
                                            not have insurance against such risks and a severe
                                            casualty occurs at a mortgaged property, the
                                            borrower may be unable to generate income from the
                                            mortgaged property in order to make payments on the
                                            related mortgage loan. The mortgage loans
                                            generally do not require any borrowers to maintain
                                            earthquake insurance.

                                            In addition, 24.5%, 9.1%, 7.8%, 6.4% and 5.7% of
                                            the mortgaged properties, based on the initial
                                            outstanding pool balance, are located in New York,
                                            Virginia, Pennsylvania, Texas and New Jersey,
                                            respectively, and concentrations of mortgaged
                                            properties, in each case, representing less than
                                            5.0% of the initial outstanding pool balance, also
                                            exist in several other states.

                                            For information regarding the location of the
                                            properties securing the mortgage loans included in
                                            loan group 1 and loan group 2, see Appendix I to
                                            this prospectus supplement.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                                  Twenty-seven (27) of the mortgaged properties,
                                            securing mortgage loans representing 34.3% of the
                                            initial outstanding pool balance (and representing
                                            40.3% of the initial outstanding loan group 1
                                            balance), are office properties.

                                            A large number of factors may affect the value of
                                            these office properties, including:

                                            o     the quality of an office building's tenants;

                                            o     the diversity of an office building's
                                                  tenants,  reliance on a single or dominant
                                                  tenant or tenants in a volatile industry
                                                  (e.g., technology and internet companies that
                                                  have experienced or may in the future
                                                  experience circumstances that make their
                                                  businesses volatile);

                                            o     adverse changes in population, employment
                                                  growth and patterns of telecommuting and
                                                  sharing office space;

                                      S-52

                                            o     the physical attributes of the building in
                                                  relation to competing buildings, e.g., age,
                                                  condition, design, location, access to
                                                  transportation, availability of parking and
                                                  ability to offer certain amenities, such as
                                                  sophisticated building systems;

                                            o     the desirability of the area as a business
                                                  location;

                                            o     the strength and nature of the local economy
                                                  (including labor costs and quality, tax
                                                  environment and quality of life for
                                                  employees); and

                                            o     the suitability of a space for re-leasing
                                                  without significant build-out costs.

                                            Moreover, the cost of refitting office space for a
                                            new tenant is often higher than the cost of
                                            refitting other types of property.

                                            Included in the office properties referenced above
                                            are four (4) medical office properties, which
                                            secure approximately 0.9% of the initial
                                            outstanding pool balance (and representing 1.0% of
                                            the initial outstanding loan group 1 balance). The
                                            performance of a medical office property may depend
                                            on the proximity of the property to a hospital or
                                            other health care establishment and on
                                            reimbursements for patient fees from private or
                                            government-sponsored insurance companies. The
                                            sudden closure of a nearby hospital may adversely
                                            affect the value of a medical office property. In
                                            addition, the performance of a medical office
                                            property may depend on reimbursements for patient
                                            fees from private or government-sponsored insurers
                                            and issues related to reimbursement (ranging from
                                            non-payment to delays in payment) from such
                                            insurers could adversely impact cash flow at such
                                            mortgaged properties. Moreover, medical office
                                            properties appeal to a narrow market of tenants and
                                            the value of a medical office property may be
                                            adversely affected by the availability of competing
                                            medical office properties.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                  Eighty-eight (88) of the mortgaged properties,
                                            securing mortgage loans representing 33.4% of the
                                            initial outstanding pool balance (and representing
                                            39.1% of the initial outstanding loan group 1
                                            balance), are retail properties.

                                            The quality and success of a retail property's
                                            tenants significantly affect the property's value.
                                            The success of retail properties can be adversely
                                            affected by local competitive conditions and
                                            changes in consumer spending patterns. A
                                            borrower's ability to make debt service payments can
                                            be adversely affected if rents are based on a
                                            percentage of the tenant's sales and sales decline
                                            or if the closure of one store gives rise to lease
                                            provisions permitting the closure of another store.

                                            An "anchor tenant" is proportionately larger in
                                            size than other tenants at a retail property and is
                                            considered to be vital in attracting customers to a
                                            retail property, whether or not the anchor tenant's
                                            premises are part of the mortgaged property.
                                            Fifty-eight (58) of the mortgaged properties,
                                            securing 26.3% of the initial outstanding pool
                                            balance (and securing 30.8% of the initial
                                            outstanding loan group 1 balance),

                                      S-53

                                            are properties considered by the applicable
                                            mortgage loan seller to be leased to or are
                                            adjacent to or are occupied by anchor tenants.

                                            The presence or absence of an anchor store in a
                                            shopping center also can be important because
                                            anchor stores play a key role in generating
                                            customer traffic and making a center desirable for
                                            other tenants. Consequently, the economic
                                            performance of an anchored retail property will be
                                            adversely affected by:

                                            o     an anchor store's failure to renew its lease;

                                            o     termination of an anchor store's lease;

                                            o     the bankruptcy or economic decline of an
                                                  anchor store or self-owned anchor or its
                                                  parent company; or

                                            o     the cessation of the business of an anchor
                                                  store at the shopping center, even if, as a
                                                  tenant, it continues to pay rent.

                                            There may be retail properties with anchor stores that
                                            are permitted to cease operating at any time if
                                            certain other stores are not operated at those
                                            locations. Furthermore, there may be non-anchor
                                            tenants that are permitted to offset all or a portion
                                            of their rent, pay rent based solely on a percentage
                                            of their sales or to terminate their leases if certain
                                            anchor stores and/or major tenants are either not
                                            operated or fail to meet certain business objectives.

                                            Retail properties also face competition from
                                            sources outside a given real estate market. For
                                            example, all of the following compete with more
                                            traditional retail properties for consumer dollars:
                                            factory outlet centers, discount shopping centers
                                            and clubs, catalogue retailers, home shopping
                                            networks, internet web sites and telemarketing.
                                            Continued growth of these alternative retail
                                            outlets, which often have lower operating costs,
                                            could adversely affect the rents collectible at the
                                            retail properties included in the mortgage pool, as
                                            well as the income from, and market value of, the
                                            mortgaged properties. Moreover, additional
                                            competing retail properties may be built in the
                                            areas where the retail properties are located,
                                            which could adversely affect the rents collectible
                                            at the retail properties included in the mortgage
                                            pool, as well as the income from, and market value
                                            of, the mortgaged properties.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES             Twenty-eight (28) of the mortgaged properties,
                                            securing mortgage loans representing 14.2% of the
                                            initial outstanding pool balance (which include
                                            twenty-eight (28) mortgaged properties in loan
                                            group 2, representing 96.6% of the initial
                                            outstanding loan group 2 balance), are multifamily
                                            properties.

                                            A large number of factors may affect the value and
                                            successful operation of these multifamily
                                            properties, including:

                                            o     the physical attributes of the apartment
                                                  building, such as its age, appearance and
                                                  construction quality;

                                            o     the location of the property;

                                      S-54

                                            o     distance from employment centers and shopping
                                                  areas;

                                            o     the ability of management to provide adequate
                                                  maintenance and insurance;

                                            o     the types of services and amenities provided
                                                  at the property;

                                            o     the property's reputation;

                                            o     the level of mortgage interest rates and
                                                  favorable income and economic conditions
                                                  (which may encourage tenants to purchase
                                                  rather than rent housing);

                                            o     the presence of competing properties;

                                            o     adverse local or national economic conditions
                                                  which may limit the rent that may be charged
                                                  and which may result in increased vacancies;

                                            o     the tenant mix (such as tenants being
                                                  predominantly students, military personnel or
                                                  employees of a particular business or
                                                  industry) and requirements that tenants meet
                                                  certain criteria (such as age restrictions
                                                  for senior housing);

                                            o     in the case of any student housing
                                                  facilities, which may be more susceptible to
                                                  damage or wear and tear than other types of
                                                  multifamily housing, the reliance on the
                                                  financial well-being of the college or
                                                  university to which it relates, competition
                                                  from on-campus housing units (which may
                                                  adversely affect occupancy), the physical
                                                  layout of the housing (which may not be
                                                  readily convertible to traditional
                                                  multifamily use), and student tenants having
                                                  a higher turnover rate than other types of
                                                  multifamily tenants, which in certain cases
                                                  is compounded by the fact that student leases
                                                  are available for periods of less than 12
                                                  months;

                                            o     state and local regulations (which may limit
                                                  the ability to increase rents); and

                                            o     government assistance/rent subsidy programs
                                                  (which may influence tenant mobility).

                                            In addition to state regulation of the landlord
                                            tenant relationship, certain counties and
                                            municipalities impose rent control on apartment
                                            buildings. These ordinances may limit rent
                                            increases to fixed percentages, to percentages of
                                            increases in the consumer price index, to increases
                                            set or approved by a governmental agency, or to
                                            increases determined through mediation or binding
                                            arbitration. Any limitations on a borrower's
                                            ability to raise property rents may impair such
                                            borrower's ability to repay its multifamily loan
                                            from its net operating income or the proceeds of a
                                            sale or refinancing of the related multifamily
                                            property.

                                            Certain of the mortgage loans are secured or may be
                                            secured in the future by mortgaged properties that
                                            are subject to certain affordable housing covenants
                                            and other covenants and restrictions with respect
                                            to various tax credit, city, state and federal
                                            housing subsidies, rent stabilization or similar
                                            programs, in respect of various units within the

                                      S-55

                                            mortgaged properties. Generally, the related
                                            mortgaged property must satisfy certain
                                            requirements, the borrower must observe certain
                                            leasing practices and/or the tenant(s) must
                                            regularly meet certain income requirements or the
                                            borrower or mortgaged property must have certain
                                            other characteristics consistent with the
                                            government policy related to the applicable
                                            program. The limitations and restrictions imposed
                                            by these programs could result in losses on the
                                            mortgage loans. In addition, in the event that the
                                            program is cancelled, it could result in less
                                            income for the project. In certain cases, housing
                                            assistance program contracts may not be assigned to
                                            the related borrower or purchaser of the property
                                            until after the origination date of the mortgage
                                            loan. We cannot assure you these contracts will
                                            ultimately be assigned. These programs may
                                            include, among others:

                                            o     rent limitations that would adversely affect
                                                  the ability of borrower to increase rents to
                                                  maintain the condition of their mortgaged
                                                  properties and satisfy operating expense;

                                            o     covenants that require a minimum number or
                                                  percentage of units be rented to tenants who
                                                  have incomes that are substantially lower
                                                  than median incomes in the applicable area or
                                                  region; and

                                            o     tenant income restrictions that may reduce
                                                  the number of eligible tenants in those
                                                  mortgaged properties and result in a
                                                  reduction in occupancy rates.

                                            The difference in rents between subsidized or
                                            supported properties and other multifamily rental
                                            properties in the same area may not be a sufficient
                                            economic incentive for some eligible tenants to
                                            reside at a subsidized or supported property that
                                            may have fewer amenities or be less attractive as a
                                            residence. As a result, occupancy levels at a
                                            subsidized or supported property may decline, which
                                            may adversely affect the value and successful
                                            operation of such property.

                                            In addition, multifamily properties are part of a
                                            market that, in general, is characterized by low
                                            barriers to entry. Thus, a particular multifamily
                                            property market with historically low vacancies
                                            could experience substantial new construction and a
                                            resultant oversupply of rental units within a
                                            relatively short period of time. Because leases
                                            with respect to a multifamily property are
                                            typically leased on a short-term basis, the tenants
                                            residing at a particular property may easily move
                                            to alternative multifamily housing properties with
                                            more desirable amenities or locations or to single
                                            family housing.

                                            Some of the mortgaged properties may have tenants
                                            that rely on rent subsidies under various
                                            government funded programs, including the Section 8
                                            Tenant-Based Assistance Rental Certificate Program
                                            of the United States Department of Housing and
                                            Urban Development. With respect to certain of the
                                            mortgage loans, the borrower may receive subsidies
                                            or other assistance from government programs.

                                            The related mortgage loan seller may have
                                            underwritten the related mortgage loan on the
                                            assumption that such assistance will continue.
                                            Loss of any applicable assistance could have an
                                            adverse effect on the ability of the related
                                            borrower to make timely payments of debt service.
                                            In addition, the restrictions described above
                                            relating to the use of the

                                      S-56

                                            related mortgaged property could reduce the market
                                            value of the related mortgaged property.

                                            Generally, the mortgaged property must satisfy
                                            certain requirements, the borrower must observe
                                            certain leasing practices and/or the tenant(s) must
                                            regularly meet certain income requirements or the
                                            mortgaged property must have certain other
                                            characteristics consistent with government policy
                                            related to the applicable program. There is no
                                            assurance that such programs will be continued in
                                            their present form, that the borrower will continue
                                            to comply with the requirements of the programs to
                                            enable the borrower to receive the subsidies in the
                                            future, that the investors in such borrower will
                                            continue to receive the related tax benefit or that
                                            the level of assistance provided will be sufficient
                                            to generate enough revenues for the related
                                            borrower to meet its obligations under the related
                                            mortgage loans.

                                            In addition, under the Federal Fair Housing Act,
                                            analogous statutes in some states and regulations
                                            and guidelines issued pursuant to those laws, any
                                            and all otherwise available units in a multifamily
                                            apartment building must be made available to any
                                            disabled person who meets the financial criteria
                                            generally applied by the landlord, including
                                            implementing alterations and accommodations in
                                            certain circumstances. The costs of this
                                            compliance may be high and the penalties for
                                            noncompliance may be severe. Thus, these fair
                                            housing statutes, regulations and guidelines
                                            present a risk of increased operating costs to the
                                            borrowers under the pooled mortgaged loans secured
                                            by multifamily apartment buildings, which may
                                            reduce (perhaps significantly) amounts available
                                            for payment on the related mortgage loan.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES             Seventeen (17) of the mortgaged properties,
                                            securing mortgage loans representing 11.9% of the
                                            initial outstanding pool balance (and representing
                                            14.0% of the initial outstanding loan group 1
                                            balance), are hospitality properties. Various
                                            factors may adversely affect the economic
                                            performance of a hospitality property, including:

                                            o     adverse economic and social conditions,
                                                  either local, regional, national or
                                                  international which may limit the amount that
                                                  can be charged for a room and reduce
                                                  occupancy levels;

                                            o     the construction of competing hotels or
                                                  resorts;

                                            o     continuing expenditures for modernizing,
                                                  refurbishing, and maintaining existing
                                                  facilities prior to the expiration of their
                                                  anticipated useful lives;

                                            o     franchise affiliation (or lack thereof);

                                            o     a deterioration in the financial strength or
                                                  managerial capabilities of the owner and/or
                                                  operator of a hotel;

                                      S-57

                                            o     changes in travel patterns, terrorist
                                                  attacks, increases in energy prices, strikes,
                                                  relocation of highways or the construction of
                                                  additional highways;

                                            o     location of the property in relation to
                                                  access to transportation, major population
                                                  centers or attractions;

                                            o     suitability for a particular tenant; and

                                            o     building design and adaptability.

                                            Because hotel rooms generally are rented for short
                                            periods of time, the financial performance of
                                            hotels tends to be affected by adverse economic
                                            conditions and competition more quickly than are
                                            other types of commercial properties.

                                            Moreover, the hotel and lodging industry is
                                            generally seasonal in nature. This seasonality can
                                            be expected to cause periodic fluctuations in a
                                            hotel property's revenues, occupancy levels, room
                                            rates and operating expenses.

                                            A hotel's ability to attract customers and/or a
                                            portion of its revenues may depend on its having a
                                            liquor license. The laws and regulations relating
                                            to liquor licenses generally prohibit the transfer
                                            of those liquor licenses to any other person. In
                                            the event of a foreclosure of a hotel property with
                                            a liquor license, the special servicer on behalf of
                                            the trustee or a purchaser in a foreclosure sale
                                            would likely have to apply for a new license.
                                            There can be no assurance that a new liquor license
                                            could be obtained promptly or at all. The lack of
                                            a liquor license in a full service hotel could have
                                            an adverse impact on the revenue generated by the
                                            hotel.

                                            A mortgage loan secured by a hotel property may be
                                            affiliated with a franchise company through a
                                            franchise agreement or a hotel management company
                                            through a management agreement. The performance of
                                            a hotel property affiliated with a franchise or
                                            hotel management company depends in part on the
                                            continued existence, reputation and financial
                                            strength of the franchisor or hotel management
                                            company and, with respect to a franchise company
                                            only,

                                            o     the public perception of the franchise or
                                                  management company or hotel chain service
                                                  mark; and

                                            o     the duration of the franchise licensing
                                                  agreement or management agreement.

                                            Any provision in a franchise agreement providing
                                            for termination because of the bankruptcy of a
                                            franchisor generally will not be enforceable.
                                            Replacement franchises may require significantly
                                            higher fees. The transferability of franchise
                                            license agreements is restricted. In the event of
                                            a foreclosure, the lender or its agent would not
                                            have the right to use the franchise license without
                                            the franchisor's consent.

                                      S-58

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES              Thirteen (13) of the mortgaged properties, securing
                                            mortgage loans representing 2.9% of the initial
                                            outstanding pool balance (and representing 3.4% of
                                            the initial outstanding loan group 1 balance), are
                                            industrial properties. Various factors may
                                            adversely affect the economic performance of these
                                            industrial properties, which could adversely affect
                                            payments on your certificates, including:

                                            o     reduced demand for industrial space because
                                                  of a decline in a particular industry segment;

                                            o     increased supply of competing industrial
                                                  space because of relative ease in
                                                  constructing buildings of this type;

                                            o     a property becoming functionally obsolete;

                                            o     insufficient supply of labor to meet demand;

                                            o     changes in access to the property, energy
                                                  prices, strikes, relocation of highways or
                                                  the construction of additional highways;

                                            o     location of the property in relation to
                                                  access to transportation;

                                            o     suitability for a particular tenant;

                                            o     building design and adaptability;

                                            o     expense to convert a previously adapted space
                                                  to another use;

                                            o     a change in the proximity of supply sources;
                                                  and

                                            o     environmental hazards.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES                        Four (4) mortgaged properties, securing mortgage
                                            loans representing 1.0% of the initial outstanding
                                            pool balance (which include one (1) mortgaged
                                            property in loan group 1, representing 0.6% of the
                                            initial outstanding loan group 1 balance, and three
                                            (3) mortgaged properties in loan group 2,
                                            representing 3.4% of the initial outstanding loan
                                            group 2 balance), are manufactured housing
                                            community properties. Various factors may adversely
                                            affect the economic performance of manufactured
                                            housing community properties, which could adversely
                                            affect payments on your certificates, including:

                                            o     the physical attributes of the community
                                                  (e.g., age, condition and design);

                                            o     the location of the community;

                                      S-59

                                            o     the services and amenities provided by the
                                                  community and its management (including
                                                  maintenance and insurance);

                                            o     the strength and nature of the local economy
                                                  (which may limit the amount that may be
                                                  charged, the timely payments of those
                                                  amounts, and may reduce occupancy levels);

                                            o     state and local regulations (which may affect
                                                  the property owner's ability to increase
                                                  amounts charged or limit the owner's ability
                                                  to convert the property to an alternate use);

                                            o     competing residential developments in the
                                                  local market, such as other manufactured
                                                  housing communities, apartment buildings and
                                                  single family homes;

                                            o     the property's reputation;

                                            o     the quality of management;

                                            o     the availability of public water and sewer
                                                  facilities, or the adequacy of any such
                                                  privately-owned facilities; and

                                            o     the property may not be readily convertible
                                                  to an alternate use.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF SELF STORAGE FACILITIES                  Two (2) of the mortgaged properties, securing
                                            mortgage loans representing 0.3% of the initial
                                            outstanding pool balance (and representing 0.3% of
                                            the initial outstanding loan group 1 balance), are
                                            self storage facilities. Various factors may
                                            adversely affect the value and successful operation
                                            of a self storage facility including:

                                            o     competition, because both acquisition and
                                                  development costs and break-even occupancy
                                                  are relatively low;

                                            o     conversion of a self storage facility to an
                                                  alternative use generally requires
                                                  substantial capital expenditures;

                                            o     security concerns; and

                                            o     user privacy and ease of access to individual
                                                  storage space may increase environmental
                                                  risks (although lease agreements generally
                                                  prohibit users from storing hazardous
                                                  substances in the units).

                                            The environmental assessments discussed in this
                                            prospectus supplement did not include an inspection
                                            of the contents of the self storage units of the
                                            self storage properties. Accordingly, there is no
                                            assurance that all of the units included in the
                                            self storage properties are free from hazardous
                                            substances or will remain so in the future.

                                      S-60

THEATER PROPERTIES HAVE PARTICULAR RISKS
                                            Certain of the mortgaged properties are movie
                                            theaters leased to a theater operator. Operators
                                            of these types of properties are exposed to certain
                                            unique risks.

                                            Significant factors determining the value of a
                                            theater property include:

                                            o    the ability to secure film license agreements
                                                 for first-run movies;

                                            o    the ability to maintain high attendance levels;

                                            o    the ability to achieve sales of food and
                                                 beverages to attendees; and

                                            o    the strength and experience of the operator.

                                            Certain physical attributes of the movie theater
                                            space may also impact property value. These
                                            physical attributes include:

                                            o    location, visibility and accessibility to
                                                 transportation arteries;

                                            o    number of screens and seating capacity;

                                            o    adequacy of patron parking; and

                                            o    quality and modernity of sound and projection
                                                 systems.

                                            The performance of a movie theater property can
                                            also be impacted by the quality, size and proximity
                                            of competitive movie theater properties and the
                                            relative appeal of films being screened at other
                                            theater properties within the market. The theater
                                            industry is highly dependent on the quality and
                                            popularity of films being produced by film
                                            production companies both in the United States and
                                            overseas. A slowdown in movie production or
                                            decrease in the appeal of films being produced can
                                            negatively impact the value of a theater property.

                                            In recent years, the theater industry has
                                            experienced a high level of construction of new
                                            theaters and an increase in competition among
                                            theater operators.

                                            Movie theater properties are also subject to the
                                            risk that because they are "special purpose"
                                            properties they may not be immediately converted to
                                            a new use.

                                            All of these factors may increase the possibility
                                            that the related borrower will be unable to meet
                                            its obligations under the mortgage loan.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           One or more of the mortgaged properties securing
                                            the mortgage loans in the pool may be primarily
                                            secured by the related borrower's fee simple
                                            ownership in one or more condominium units.

                                            The management and operation of a condominium is
                                            generally controlled by a condominium board
                                            representing the owners of the individual
                                            condominium units, subject to the terms of the
                                            related condominium rules or by-laws. Generally,
                                            the consent of a majority of the board members is
                                            required for any actions of the condominium

                                      S-61

                                            board. The condominium interests described above in
                                            some cases may constitute less than a majority of
                                            such voting rights and/or may not entail an ability
                                            to prevent adverse changes in the governing
                                            organizational document for the condominium entity.
                                            The condominium board is generally responsible for
                                            administration of the affairs of the condominium,
                                            including providing for maintenance and repair of
                                            common areas, adopting rules and regulations
                                            regarding common areas, and obtaining insurance and
                                            repairing and restoring the common areas of the
                                            property after a casualty. There can be no assurance
                                            that the borrower under a mortgage loan secured by
                                            one or more interests in that condominium will have
                                            any control over decisions made by the related
                                            condominium board. There can be no assurance that
                                            the related condominium board will always act in the
                                            best interests of the borrower under those mortgage
                                            loans. Notwithstanding the insurance and casualty
                                            provisions of the related mortgage loan documents,
                                            the condominium board may have the right to control
                                            the use of casualty proceeds. In addition, the
                                            condominium board generally has the right to assess
                                            individual unit owners for their share of expenses
                                            related to the operation and maintenance of the
                                            common elements. In the event that an owner of
                                            another unit fails to pay its allocated assessments,
                                            the related borrower may be required to pay those
                                            assessments in order to properly maintain and
                                            operate the common elements of the property.
                                            Although the condominium board generally may obtain
                                            a lien against any unit owner for common expenses
                                            that are not paid, the lien generally is
                                            extinguished if a mortgagee takes possession
                                            pursuant to a foreclosure. Each unit owner is
                                            responsible for maintenance of its respective unit
                                            and retains essential operational control over its
                                            unit.

                                            Due to the nature of condominiums and a borrower's
                                            ownership interest therein, a default on a loan
                                            secured by the borrower's interest in one or more
                                            condominium units may not allow the holder of the
                                            mortgage loan the same flexibility in realizing
                                            upon the underlying real property as is generally
                                            available with respect to properties that are not
                                            condominiums. The rights of any other unit owners,
                                            the governing documents of the owners' association
                                            and state and local laws applicable to condominiums
                                            must be considered and respected. Consequently,
                                            servicing and realizing upon that collateral could
                                            subject the trust to greater delay, expense and
                                            risk than servicing and realizing upon collateral
                                            for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               Certain of the tenants at some of the mortgaged
                                            properties may have been, may currently be, or may
                                            in the future become a party in a bankruptcy
                                            proceeding. The bankruptcy or insolvency of a
                                            major tenant, or a number of smaller tenants, in
                                            retail, industrial and office properties may
                                            adversely affect the income produced by the
                                            property. Under the federal bankruptcy code, a
                                            tenant/debtor has the option of affirming or
                                            rejecting any unexpired lease. If the tenant
                                            rejects the lease, the landlord's claim for breach
                                            of the lease would be a general unsecured claim
                                            against the tenant, absent collateral securing the
                                            claim. The claim would be limited to the unpaid
                                            rent under the lease for the periods prior to the
                                            bankruptcy petition, or earlier surrender of the

                                      S-62

                                            leased premises, plus the rent under the lease for
                                            the greater of one year, or 15% of the remaining
                                            term of the lease, not to exceed three years, and
                                            the actual amount of the recovery could be less
                                            than the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Various environmental laws may make a current or
                                            previous owner or operator of real property liable
                                            for the costs of removal or remediation of
                                            hazardous or toxic substances on, under or adjacent
                                            to the property. Those laws often impose liability
                                            whether or not the owner or operator knew of, or
                                            was responsible for, the presence of the hazardous
                                            or toxic substances. For example, certain laws
                                            impose liability for release of asbestos-containing
                                            materials into the air or require the removal or
                                            containment of asbestos-containing materials. In
                                            some states, contamination of a property may give
                                            rise to a lien on the property to assure payment of
                                            the costs of cleanup. In some states, this lien
                                            has priority over the lien of a pre-existing
                                            mortgage. Additionally, third parties may seek
                                            recovery from owners or operators of real
                                            properties for cleanup costs, property damage or
                                            personal injury associated with releases of, or
                                            other exposure to hazardous substances related to
                                            the properties.

                                            The owner's liability for any required remediation
                                            generally is not limited by law and could,
                                            accordingly, exceed the value of the property
                                            and/or the aggregate assets of the owner. The
                                            presence of hazardous or toxic substances also may
                                            adversely affect the owner's ability to refinance
                                            the property or to sell the property to a third
                                            party. The presence of, or strong potential for
                                            contamination by, hazardous substances consequently
                                            can have a materially adverse effect on the value
                                            of the property and a borrower's ability to repay
                                            its mortgage loan.

                                            In addition, under certain circumstances, a lender
                                            (such as the trust) could be liable for the costs
                                            of responding to an environmental hazard. Any
                                            potential environmental liability could reduce or
                                            delay payments on the offered certificates.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Except for mortgaged properties securing mortgage
                                            loans that are the subject of a secured creditor
                                            impaired property policy, all of the mortgaged
                                            properties securing the mortgage loans have been
                                            subject to environmental site assessments, or in
                                            some cases an update of a previous assessment, in
                                            connection with the origination or securitization
                                            of the loans. In all cases, the environmental site
                                            assessment was a Phase I environmental assessment,
                                            although in some cases a Phase II site assessment
                                            was also performed. With respect to the mortgaged
                                            properties securing the mortgage loans that were
                                            not the subject of an environmental site assessment
                                            within eighteen months prior to the cut-off date,
                                            the applicable mortgage loan seller either (a)
                                            represented that with respect to each such
                                            mortgaged property (i) no hazardous material is
                                            present on the mortgaged property and (ii) the
                                            mortgaged property is in material compliance with
                                            all applicable federal, state and local laws
                                            pertaining to hazardous materials or

                                      S-63

                                            environmental hazards, in each case subject to
                                            limitations of materiality and the other
                                            qualifications set forth in the representation, or
                                            (b) provided secured creditor impaired property
                                            policies providing coverage for certain losses that
                                            may arise from adverse environmental conditions
                                            that may exist at the related mortgaged property.
                                            These reports generally did not disclose the
                                            presence or risk of environmental contamination
                                            that is considered material and adverse to the
                                            interests of the holders of the certificates;
                                            however, in certain cases, these assessments did
                                            reveal conditions that resulted in requirements
                                            that the related borrowers establish operations and
                                            maintenance plans, monitor the mortgaged property
                                            or nearby properties, abate or remediate the
                                            condition, and/or provide additional security such
                                            as letters of credit, reserves or stand-alone
                                            secured creditor impaired property policies.

                                            Two (2) mortgaged properties, securing mortgage
                                            loans representing 2.8% of the initial outstanding
                                            pool balance (which include one (1) mortgaged
                                            property in loan group 1, representing 1.8% of the
                                            initial outstanding loan group 1 balance, and one
                                            (1) mortgaged property in loan group 2,
                                            representing 8.6% of the initial outstanding loan
                                            group 2 balance), have the benefit of a stand-alone
                                            environmental insurance policy that provides
                                            coverage for selected environmental matters with
                                            respect to the related mortgaged property. We
                                            describe this policy under "Description of the
                                            Mortgage Pool--Environmental Insurance" in this
                                            prospectus supplement.

                                            We cannot assure you, however, that the
                                            environmental assessments revealed all existing or
                                            potential environmental risks or that all adverse
                                            environmental conditions have been completely
                                            abated or remediated or that any reserves,
                                            insurance or operations and maintenance plans will
                                            be sufficient to remediate the environmental
                                            conditions. Moreover, we cannot assure you that:

                                            o     future laws, ordinances or regulations will
                                                  not impose any material environmental
                                                  liability; or

                                            o     the current environmental condition of the
                                                  mortgaged properties will not be adversely
                                                  affected by tenants or by the condition of
                                                  land or operations in the vicinity of the
                                                  mortgaged properties (such as underground
                                                  storage tanks).

                                            In addition, some borrowers under the mortgage
                                            loans may not have satisfied or may not satisfy all
                                            post-closing obligations required by the related
                                            mortgage loan documents with respect to
                                            environmental matters. There can be no assurance
                                            that recommended operations and maintenance plans
                                            have been implemented or will continue to be
                                            complied with.

                                            Portions of some of the mortgaged properties
                                            securing the mortgage loans may include tenants
                                            that operate as, were previously operated as or are
                                            located near other properties currently or
                                            previously operated as on-site dry-cleaners or
                                            gasoline stations. Both types of operations involve
                                            the use and storage of hazardous materials, leading
                                            to an increased risk of liability to the tenant,
                                            the landowner and, under certain circumstances, a
                                            lender (such as the trust) under environmental
                                            laws. Dry-cleaners and gasoline station operators
                                            may be required to obtain various environmental
                                            permits or licenses in connection with their
                                            operations and activities and to comply with
                                            various environmental

                                      S-64

                                            laws, including those governing the use and storage
                                            of hazardous materials. These operations incur
                                            ongoing costs to comply with environmental laws
                                            governing, among other things, containment systems
                                            and underground storage tank systems. In addition,
                                            any liability to borrowers under environmental
                                            laws, especially in connection with releases into
                                            the environment of gasoline, dry-cleaning solvents
                                            or other hazardous substances from underground
                                            storage tank systems or otherwise, could adversely
                                            impact the related borrower's ability to repay the
                                            related mortgage loan. Certain of the mortgaged
                                            properties may have environmental contamination
                                            that has been remediated and for which no-further
                                            action letters have been issued or may be the
                                            subject of ongoing remediation.

                                            In addition, problems associated with mold may pose
                                            risks to real property and may also be the basis
                                            for personal injury claims against a borrower.
                                            Although the mortgaged properties are required to
                                            be inspected periodically, there are no generally
                                            accepted standards for the assessment of any
                                            existing mold. If left unchecked, problems
                                            associated with mold could result in the
                                            interruption of cash flow, remediation expenses and
                                            litigation which could adversely impact collections
                                            from a mortgaged property. In addition, many of
                                            the insurance policies presently covering the
                                            mortgaged properties may specifically exclude
                                            losses due to mold.

                                            Before the special servicer acquires title to a
                                            mortgaged property on behalf of the trust or
                                            assumes operation of the property, it must obtain
                                            an environmental assessment of the property, or
                                            rely on a recent environmental assessment. This
                                            requirement will decrease the likelihood that the
                                            trust will become liable under any environmental
                                            law. However, this requirement may effectively
                                            preclude foreclosure until a satisfactory
                                            environmental assessment is obtained, or until any
                                            required remedial action is thereafter taken.
                                            There is accordingly some risk that the mortgaged
                                            property will decline in value while this
                                            assessment is being obtained. Moreover, we cannot
                                            assure you that this requirement will effectively
                                            insulate the trust from potential liability under
                                            environmental laws. Any such potential liability
                                            could reduce or delay payments to
                                            certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS                   One hundred seventy-one (171) of the mortgage
                                            loans, representing 100% of the initial outstanding
                                            pool balance (which include one hundred forty-seven
                                            (147) mortgage loans in loan group 1, representing
                                            100% of the initial outstanding loan group 1
                                            balance, and twenty-four (24) mortgage loans in
                                            loan group 2, representing 100% of the initial
                                            outstanding loan group 2 balance) are balloon
                                            loans. For purposes of this prospectus supplement,
                                            we consider a mortgage loan to be a "balloon loan"
                                            if its principal balance is not scheduled to be
                                            fully or substantially amortized by the loan's
                                            stated maturity date or anticipated repayment date,
                                            as applicable. Eight (8) of these balloon mortgage
                                            loans, representing 3.6% of the initial outstanding
                                            pool balance (which includes eight (8) mortgage
                                            loans and representing 4.3% of the initial
                                            outstanding loan group 1 balance), are mortgage
                                            loans, which are also referred to in this prospectus
                                            supplement as "ARD Loans", that have an anticipated
                                            repayment date that provide for an increase in the
                                            mortgage rate and/or principal amortization at a
                                            specified date prior to stated maturity. These ARD
                                            Loans are structured to encourage the borrower

                                      S-65

                                            to repay the mortgage loan in full by the specified
                                            date (which is prior to the mortgage loan's stated
                                            maturity date) upon which these increases occur. To
                                            the extent the borrower on an ARD Loan makes
                                            payments of interest accrued at a rate of interest
                                            higher than the normal mortgage interest rate, the
                                            excess interest will be distributed to the holders
                                            of the Class T certificates. Included in these
                                            balloon loans are sixty-four (64) mortgage loans,
                                            representing 22.2% of the initial outstanding pool
                                            balance (which include fifty-three (53) mortgage
                                            loans in loan group 1, representing 22.1% of the
                                            initial outstanding loan group 1 balance, and
                                            eleven (11) mortgage loans in loan group 2,
                                            representing 22.8% of the initial outstanding loan
                                            group 2 balance), that provide for monthly payments
                                            of interest only for a portion of their respective
                                            terms ranging from eleven (11) months to sixty (60)
                                            months and then provide for the monthly payment of
                                            principal and interest over their respective
                                            remaining terms, and twenty-nine (29) mortgage
                                            loans, representing 59.5% of the initial
                                            outstanding pool balance (which include twenty-four
                                            (24) mortgage loans in loan group 1, representing
                                            58.5% of the initial outstanding loan group 1
                                            balance, and five (5) mortgage loans in loan group
                                            2, representing 65.5% of the initial outstanding
                                            loan group 2 balance), that provide for monthly
                                            payments of interest only for their entire
                                            respective terms. We cannot assure you that each
                                            borrower will have the ability to repay the
                                            principal balance outstanding on the pertinent
                                            date, especially under a scenario where interest
                                            rates have increased from the historically low
                                            interest rates in effect at the time that most of
                                            the mortgage loans were originated. Balloon loans
                                            involve greater risk than fully amortizing loans
                                            because a borrower's ability to repay the loan on
                                            its anticipated repayment date or stated maturity
                                            date typically will depend upon its ability either
                                            to refinance the loan or to sell the mortgaged
                                            property at a price sufficient to permit repayment.
                                            A borrower's ability to achieve either of these
                                            goals will be affected by a number of factors,
                                            including:

                                            o     the availability of, and competition for,
                                                  credit for commercial real estate projects;

                                            o     prevailing interest rates;

                                            o     the fair market value of the related
                                                  mortgaged property;

                                            o     the borrower's equity in the related
                                                  mortgaged property;

                                            o     the borrower's financial condition;

                                            o     the operating history and occupancy level of
                                                  the mortgaged property;

                                            o     tax laws; and

                                            o     prevailing general and regional economic
                                                  conditions.

                                            The availability of funds in the credit markets
                                            fluctuates over time.

                                            No mortgage loan seller or any of its respective
                                            affiliates is under any obligation to refinance any
                                            mortgage loan.

                                      S-66

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Seven (7) of the mortgage loans, representing 24.7%
                                            of the initial outstanding pool balance (which
                                            include four (4) mortgage loans in loan group 1,
                                            representing 21.7% of the initial outstanding loan
                                            group 1 balance, and three (3) mortgage loans in
                                            loan group 2, representing 42.1% of the initial
                                            outstanding loan group 2 balance), currently have
                                            additional financing in place that is secured by
                                            the mortgaged property or properties related to
                                            such mortgage loan. Mortgage Loan No. 1 (the "One
                                            Seaport Plaza Mortgage Loan"), which had an
                                            outstanding principal balance as of the cut-off
                                            date of $225,000,000, representing 9.3% of the
                                            initial outstanding pool balance (and representing
                                            10.9% of the initial outstanding loan group 1
                                            balance), is secured by the related mortgaged
                                            property, which also secures a subordinated B note
                                            (the "One Seaport Plaza B Note") that had an
                                            original principal balance of $15,000,000.
                                            Mortgage Loan No. 3 (the "RREEF Portfolio Pari
                                            Passu Loan"), which had an aggregate outstanding
                                            principal balance as of the cut-off date of
                                            $138,500,000, representing 5.7% of the initial
                                            outstanding pool balance (and representing 38.9% of
                                            the initial outstanding loan group 2 balance), is
                                            secured by the same mortgaged properties on a pari
                                            passu basis with a companion note (the "RREEF
                                            Portfolio Companion Loan") that had an original
                                            principal balance of $249,500,000. The borrower
                                            under the RREEF Portfolio Pari Passu Loan is also
                                            entitled to a future advance of principal in an
                                            aggregate amount of up to $22,000,000 at any time
                                            before May 1, 2007 (the "RREEF Portfolio A-6
                                            Companion Loan"), subject to the satisfaction of
                                            certain conditions. Any such future advance made
                                            to the borrower under the RREEF Portfolio Pari
                                            Passu Loan will be made by the related mortgage
                                            loan seller (and not the trust fund), will be
                                            secured by the related mortgage property, will rank
                                            pari passu in right of payment with the RREEF
                                            Portfolio Pari Passu Loan and the RREEF Portfolio
                                            Companion Loan, will have the same maturity date
                                            and interest rate as the RREEF Portfolio Pari Passu
                                            Loan and will be serviced under the pooling and
                                            servicing agreement. Mortgage Loan No. 4 (the "485
                                            Lexington Avenue Pari Passu Loan"), which had an
                                            outstanding principal balance as of the cut-off
                                            date of $135,000,000, representing 5.6% of the
                                            initial outstanding pool balance (and representing
                                            6.5% of the initial outstanding loan group 1
                                            balance), is secured by the same mortgaged property
                                            on a pari passu basis with, and pursuant to the
                                            same mortgage as, two (2) other notes that are not
                                            included in the trust and have original principal
                                            balances of approximately $180,000,000 and
                                            $135,000,000, respectively (the "485 Lexington
                                            Avenue Companion Loan A-1" and the "485 Lexington
                                            Avenue Companion Loan A-2," and collectively, the
                                            "485 Lexington Avenue Companion Loan"). Mortgage
                                            Loan No. 7 (the "Deptford Mall Mortgage Loan"),
                                            which had an outstanding principal balance as of
                                            the cut-off date of $80,000,000, representing 3.3%
                                            of the initial outstanding pool balance (and
                                            representing 3.9% of the initial outstanding loan
                                            group 1 balance) is secured by the related
                                            mortgaged property, which also secures a
                                            subordinated B Note (the "Deptford Mall B Note")
                                            that had an original principal balance of
                                            $20,000,000. The borrower under the Deptford Mall
                                            Mortgage Loan is also entitled to one or more
                                            future advances of principal in an aggregate amount
                                            of up to $72,500,000 at any time before December 7,
                                            2007, subject to the satisfaction of certain

                                      S-67

                                            conditions. Any such future advance made to the
                                            borrower under the Deptford Mall Mortgage Loan will
                                            be made by the related mortgage loan seller or
                                            another financial institution (and not the trust
                                            fund), will be secured by the related mortgage
                                            property, and may be comprised of (i) up to
                                            $60,000,000 of additional debt that will be pari
                                            passu in right of payment with the Deptford Mall
                                            Mortgage Loan (the "Deptford Mall Companion Loan")
                                            and (ii) up to $12,500,000 of additional debt that
                                            will be subordinated in right of payment to the
                                            Deptford Mall Mortgage Loan and the Deptford Mall
                                            Companion Loan, if funded, (the "Deptford Mall B-2
                                            Note"). The Deptford Mall B Note and the Deptford
                                            Mall B-2 Note, if advanced, will be secured by the
                                            related mortgaged property on a pari passu in right
                                            of payment with each other. Each of the Deptford
                                            Mall Mortgage Loan, the Deptford Mall Companion
                                            Loan, if funded, the Deptford Mall B Note and the
                                            Deptford Mall B-2 Note, if funded, will be serviced
                                            under the pooling and servicing agreement. The
                                            interest rate on any future advances made to the
                                            borrower under the Deptford Mall Mortgage Loan will
                                            be set on or before such future advances are made
                                            and may be higher than the interest rate on the
                                            Deptford Mall Mortgage Loan and the Deptford Mall B
                                            Note; provided that, subject to certain exceptions,
                                            the coupon on the Deptford Mall Companion Loan (if
                                            advanced) may not exceed 5.8225%, the coupon on the
                                            Deptford Mall B-2 Note (if advanced) may not exceed
                                            6.3850%, and the weighted average coupon on the
                                            Deptford Mall Companion Loan and the Deptford Mall
                                            B-2 Note (together, and in either case, if
                                            advanced), may not exceed 5.935%. Mortgage Loan No.
                                            68 (the "Easton Apartments Mortgage Loan"), which
                                            had an outstanding principal balance as of the
                                            cut-off date of $8,800,000, representing 0.4% of
                                            the initial outstanding pool balance (and
                                            representing 2.5% of the initial outstanding loan
                                            group 2 balance), is secured by the related
                                            mortgaged property, which also secures a
                                            subordinated B note (the "Easton Apartments B
                                            Note") that had an original principal balance of
                                            $2,075,000. Mortgage Loan No. 83 (the "Hampton
                                            Inn-Cranberry Township Mortgage Loan"), which had
                                            an outstanding principal balance as of the cut-off
                                            date of $7,936,155, representing 0.3% of the
                                            initial outstanding pool balance (and representing
                                            0.4% of the initial outstanding loan group 1
                                            balance), is secured by the related mortgaged
                                            property, which also secures a subordinated B note
                                            (the "Hampton Inn-Cranberry Township B Note") that
                                            had an original principal balance of $530,000.
                                            Mortgage Loan No. 145 (the "Yearling Green
                                            Apartments Mortgage Loan"), which had an
                                            outstanding principal balance as of the cut-off
                                            date of $2,565,570, representing 0.1% of the
                                            initial outstanding pool balance (and representing
                                            0.7% of the initial outstanding loan group 2
                                            balance), is secured by the related mortgaged
                                            property, which also secures a subordinated B note
                                            (the "Yearling Green Apartments B Note") that had
                                            an original principal balance of $175,000. See
                                            "Servicing of the Mortgage Loans--Servicing of the
                                            A/B Mortgage Loans, the RREEF Portfolio Loan Group
                                            and the 485 Lexington Avenue Loan Group."

                                            Two (2) of the mortgage loans, representing 5.6% of
                                            the initial outstanding pool balance (which include
                                            two (2) mortgage loans in loan group 1,
                                            representing 6.5% of the initial outstanding loan
                                            group 1 balance), are secured by mortgaged
                                            properties that currently have additional financing
                                            in place that is not secured by that mortgaged
                                            property. With respect to Mortgage Loan Nos. 5 and
                                            162 there is related mezzanine financing in the
                                            aggregate original principal amount

                                      S-68

                                            of $32,500,000 and $600,000 respectively. In
                                            general, borrowers that have not agreed to certain
                                            special purpose covenants in the related mortgage
                                            loan documents may have also incurred additional
                                            financing that is not secured by the mortgaged
                                            property.

                                            One (1) of the mortgage loans, representing 3.3% of
                                            the initial outstanding pool balance (and
                                            representing 3.9% of the initial outstanding loan
                                            group 1 balance), permits the related borrower to
                                            enter into (i) additional pari passu financing that
                                            is secured by the related mortgaged property and
                                            (ii) additional subordinate financing that is
                                            secured by the related mortgaged property, provided
                                            that certain debt service coverage ratio and
                                            loan-to-value tests are satisfied as further
                                            discussed in the footnotes to Appendix II to this
                                            prospectus supplement.

                                            One (1) mortgage loan, representing 5.7% of the
                                            initial outstanding pool balance (and representing
                                            38.9% of the initial outstanding loan group 2
                                            balance), permits the related borrower to enter into
                                            additional pari passu financing that is secured by
                                            the related mortgaged properties, provided that
                                            certain debt service coverage ratio and
                                            loan-to-value tests are satisfied as further
                                            discussed in the footnotes to Appendix II to this
                                            prospectus supplement.

                                            Nineteen (19) of the mortgage loans, representing
                                            28.4% of the initial outstanding pool balance
                                            (which include eighteen (18) mortgage loans in loan
                                            group 1, representing 33.0% of the initial
                                            outstanding loan group 1 balance, and one (1)
                                            mortgage loan in loan group 2, representing 1.7% of
                                            the initial outstanding loan group 2 balance),
                                            permit the borrower to enter into additional
                                            financing that is not secured by the related
                                            mortgaged property (or to retain unsecured debt
                                            existing at the time of the origination of that
                                            loan) and/or permit the owners of the borrower to
                                            enter into financing that is secured by a pledge of
                                            equity interests in the borrower. In general,
                                            borrowers that have not agreed to certain special
                                            purpose covenants in the related mortgage loan
                                            documents may also be permitted to incur additional
                                            financing that is not secured by the mortgaged
                                            property.

                                            In the case of some or all of the mortgage loans
                                            with existing subordinate or mezzanine debt, the
                                            holder of the subordinate or mezzanine loan has the
                                            right to cure certain defaults occurring on the
                                            mortgage loan and/or the right to purchase the
                                            mortgage loan from the trust if certain defaults on
                                            the mortgage loan occur. The purchase price
                                            required to be paid in connection with such a
                                            purchase is generally equal to the outstanding
                                            principal balance of the mortgage loan, together
                                            with accrued and unpaid interest on, and all unpaid
                                            servicing expenses and advances relating to, the
                                            mortgage loan. Such purchase price generally does
                                            not include a yield maintenance charge or
                                            prepayment premium. Accordingly, such purchase (if
                                            made prior to the maturity date or anticipated
                                            repayment date) will have the effect of a
                                            prepayment made without payment of a yield
                                            maintenance charge or prepayment premium.

                                            We make no representation as to whether any other
                                            secured subordinate financing currently encumbers
                                            any mortgaged property or whether a third-party
                                            holds debt secured by a pledge of equity ownership
                                            interests in a related borrower. Debt that is
                                            incurred by the owner of equity in one or more
                                            borrowers and is secured by a guaranty of the
                                            borrower or

                                      S-69

                                            by a pledge of the equity ownership interests in
                                            those borrowers effectively reduces the equity
                                            owners' economic stake in the related mortgaged
                                            property. The existence of such debt may reduce
                                            cash flow on the related borrower's mortgaged
                                            property after the payment of debt service and may
                                            increase the likelihood that the owner of a
                                            borrower will permit the value or income producing
                                            potential of a mortgaged property to suffer by not
                                            making capital infusions to support the mortgaged
                                            property.

                                            Generally, all of the mortgage loans also permit
                                            the related borrower to incur other unsecured
                                            indebtedness, including but not limited to trade
                                            payables, in the ordinary course of business and to
                                            incur indebtedness secured by equipment or other
                                            personal property located at the mortgaged property.

                                            When a mortgage loan borrower, or its constituent
                                            members, also has one or more other outstanding
                                            loans, even if the loans are subordinated or are
                                            mezzanine loans not directly secured by the
                                            mortgaged property, the trust is subjected to
                                            certain risks. For example, the borrower may have
                                            difficulty servicing and repaying multiple loans.
                                            Also, the existence of another loan generally will
                                            make it more difficult for the borrower to obtain
                                            refinancing of the mortgage loan and may thus
                                            jeopardize the borrower's ability to repay any
                                            balloon payment due under the mortgage loan at
                                            maturity or to repay the mortgage loan on its
                                            anticipated repayment date. Moreover, the need to
                                            service additional debt may reduce the cash flow
                                            available to the borrower to operate and maintain
                                            the mortgaged property.

                                            Additionally, if the borrower, or its constituent
                                            members, are obligated to another lender, actions
                                            taken by other lenders could impair the security
                                            available to the trust. If a junior lender files
                                            an involuntary bankruptcy petition against the
                                            borrower, or the borrower files a voluntary
                                            bankruptcy petition to stay enforcement by a junior
                                            lender, the trust's ability to foreclose on the
                                            property will be automatically stayed, and
                                            principal and interest payments might not be made
                                            during the course of the bankruptcy case. The
                                            bankruptcy of a junior lender also may operate to
                                            stay foreclosure by the trust.

                                            Further, if another loan secured by the mortgaged
                                            property is in default, the other lender may
                                            foreclose on the mortgaged property, absent an
                                            agreement to the contrary, thereby causing a delay
                                            in payments and/or an involuntary repayment of the
                                            mortgage loan prior to maturity. The trust may
                                            also be subject to the costs and administrative
                                            burdens of involvement in foreclosure proceedings
                                            or related litigation.

                                            Even if a subordinate lender has agreed not to take
                                            any direct actions with respect to the related
                                            subordinate debt, including any actions relating to
                                            the bankruptcy of the borrower, and that the holder
                                            of the mortgage loan will have all rights to direct
                                            all such actions, there can be no assurance that in
                                            the event of the borrower's bankruptcy, a court
                                            will enforce such restrictions against a
                                            subordinate lender. In its decision in In re 203
                                            North LaSalle Street Partnership, 246 B.R. 325
                                            (Bankr. N.D. Ill. March 10, 2000), the United
                                            States Bankruptcy Court for the Northern District
                                            of Illinois refused to enforce a provision of a
                                            subordination agreement that allowed a first
                                            mortgagee to vote a second mortgagee's claim with
                                            respect to a Chapter 11 reorganization plans on the
                                            grounds prebankruptcy contracts cannot override
                                            rights

                                      S-70

                                            expressly provided by the Bankruptcy Code. This
                                            holding, which at least one court has already
                                            followed, potentially limits the ability of a
                                            senior lender to accept or reject a reorganization
                                            plan or to control the enforcement of remedies
                                            against a common borrower over a subordinated
                                            lender's objections.

                                            For further information with respect to subordinate
                                            debt, mezzanine debt and other financing, see
                                            Appendix II attached to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN                       Under the federal bankruptcy code, the filing of a
                                            bankruptcy petition by or against a borrower will
                                            stay the commencement or continuation of a
                                            foreclosure action. In addition, if a court
                                            determines that the value of the mortgaged property
                                            is less than the principal balance of the mortgage
                                            loan it secures, the court may reduce the amount of
                                            secured indebtedness to the then current value of
                                            the mortgaged property. Such an action would make
                                            the lender a general unsecured creditor for the
                                            difference between the then current value and the
                                            amount of its outstanding mortgage indebtedness. A
                                            bankruptcy court also may:

                                            o     grant a debtor a reasonable time to cure a
                                                  payment default on a mortgage loan;

                                            o     reduce monthly payments due under a mortgage
                                                  loan;

                                            o     change the rate of interest due on a mortgage
                                                  loan; or

                                            o     otherwise alter the terms of the mortgage
                                                  loan, including the repayment schedule.

                                            Additionally, the trustee of the borrower's
                                            bankruptcy or the borrower, as
                                            debtor-in-possession, has special powers to avoid,
                                            subordinate or disallow debts. In some
                                            circumstances, the claims of the mortgage lender
                                            may be subordinated to financing obtained by a
                                            debtor-in-possession subsequent to its bankruptcy.

                                            The filing of a bankruptcy petition will also stay
                                            the lender from enforcing a borrower's assignment
                                            of rents and leases. The federal bankruptcy code
                                            also may interfere with the trustee's ability to
                                            enforce any lockbox requirements. The legal
                                            proceedings necessary to resolve these issues can
                                            be time consuming and costly and may significantly
                                            delay or reduce the lender's receipt of rents. A
                                            bankruptcy court may also permit rents otherwise
                                            subject to an assignment and/or lockbox arrangement
                                            to be used by the borrower to maintain the
                                            mortgaged property or for other court authorized
                                            expenses.

                                            As a result of the foregoing, the recovery with
                                            respect to borrowers in bankruptcy proceedings may
                                            be significantly delayed, and the aggregate amount
                                            ultimately collected may be substantially less than
                                            the amount owed.

                                      S-71

                                            A number of the borrowers under the mortgage loans
                                            are limited or general partnerships. Under some
                                            circumstances, the bankruptcy of a general partner
                                            of the partnership may result in the dissolution of
                                            that partnership. The dissolution of a borrower
                                            partnership, the winding up of its affairs and the
                                            distribution of its assets could result in an early
                                            repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                               Certain of the mortgage loans may have sponsors
                                            that have previously filed bankruptcy or have been
                                            subject to foreclosure actions, which in some cases
                                            may have involved the same property that currently
                                            secures the mortgage loan. In each case, the
                                            related entity or person has emerged from
                                            bankruptcy or, in the case of previous foreclosure
                                            actions, is not permitted to directly or indirectly
                                            manage the related borrower. However, we cannot
                                            assure you that such sponsors will not be more
                                            likely than other sponsors to utilize their rights
                                            in bankruptcy in the event of any threatened action
                                            by the mortgagee to enforce its rights under the
                                            related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS                   Certain of the mortgage loans lack many provisions
                                            that are customary in mortgage loans intended for
                                            securitization. Generally, the borrowers with
                                            respect to these mortgage loans are not required to
                                            make payments to lockboxes or to maintain reserves
                                            for certain expenses, such as taxes, insurance
                                            premiums, capital expenditures, tenant improvements
                                            and leasing commissions, and the lenders under
                                            these mortgage loans do not have the right to
                                            terminate the related property manager upon the
                                            occurrence of certain events or require lender
                                            approval of a replacement property manager.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        While many of the borrowers have agreed to certain
                                            special purpose covenants to limit the bankruptcy
                                            risk arising from activities unrelated to the
                                            operation of the property, some borrowers are not
                                            special purpose entities. The loan documents and
                                            organizational documents of these borrowers that
                                            are not special purpose entities generally do not
                                            limit the purpose of the borrowers to owning the
                                            mortgaged properties and do not contain the
                                            representations, warranties and covenants
                                            customarily employed to ensure that a borrower is a
                                            special purpose entity (such as limitations on
                                            indebtedness, affiliate transactions and the
                                            conduct of other businesses, restrictions on the
                                            borrower's ability to dissolve, liquidate,
                                            consolidate, merge or sell all of its assets and
                                            restrictions upon amending its organizational
                                            documents). Consequently, these borrowers may have
                                            other monetary obligations, and certain of the loan
                                            documents provide that a default under any such
                                            other obligations constitutes a default under the
                                            related mortgage loan. In addition, many of the
                                            borrowers and their owners do not have an
                                            independent director whose consent would be
                                            required to file a

                                      S-72

                                            bankruptcy petition on behalf of the borrower. One
                                            of the purposes of an independent director is to
                                            avoid a bankruptcy petition filing that is intended
                                            solely to benefit a borrower's affiliate and is not
                                            justified by the borrower's own economic
                                            circumstances. Therefore, the borrowers described
                                            above may be more likely to file or be subject to
                                            voluntary or involuntary bankruptcy petitions which
                                            may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real estate project
                                            depends upon the property manager's performance and
                                            viability. The property manager is generally
                                            responsible for:

                                            o     responding to changes in the local market;

                                            o     planning and implementing the rental
                                                  structure;

                                            o     operating the property and providing building
                                                  services;

                                            o     managing operating expenses; and

                                            o     assuring that maintenance and capital
                                                  improvements are carried out in a timely
                                                  fashion.

                                            Properties deriving revenues primarily from
                                            short-term sources are generally more
                                            management-intensive than properties leased to
                                            creditworthy tenants under long-term leases.

                                            A property manager, by controlling costs, providing
                                            appropriate service to tenants and seeing to
                                            property maintenance and general upkeep, can
                                            improve cash flow, reduce vacancy, leasing and
                                            repair costs and preserve building value. On the
                                            other hand, management errors can, in some cases,
                                            impair short-term cash flow and the long-term
                                            viability of an income producing property.

                                            We make no representation or warranty as to the
                                            skills of any present or future managers of the
                                            mortgaged properties. Additionally, we cannot
                                            assure you that the property managers will be in a
                                            financial condition to fulfill their management
                                            responsibilities throughout the terms of their
                                            respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                              Provisions prohibiting prepayment during a lock-out
                                            period or requiring the payment of prepayment
                                            premiums or yield maintenance charges or lock-out
                                            periods may not be enforceable in some states and
                                            under federal bankruptcy law. Provisions requiring
                                            the payment of prepayment premiums or yield
                                            maintenance charges also may be interpreted as
                                            constituting the collection of interest for usury
                                            purposes. Accordingly, we cannot assure you that
                                            the obligation to pay any prepayment premium or
                                            yield maintenance charge will be enforceable either
                                            in whole or in part, regardless of whether the
                                            prepayment is voluntary or involuntary. Also, we
                                            cannot assure you that foreclosure proceeds will be
                                            sufficient to pay an enforceable prepayment premium
                                            or yield maintenance charge.

                                      S-73

                                            Additionally, although the collateral substitution
                                            provisions related to defeasance do not have the
                                            same effect on the certificateholders as
                                            prepayment, we cannot assure you that a court would
                                            not interpret those provisions as requiring a yield
                                            maintenance charge. In certain jurisdictions,
                                            collateral substitution provisions might be deemed
                                            unenforceable under applicable law or public
                                            policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The mortgage loans generally do not require the
                                            related borrower to cause rent and other payments
                                            to be made into a lockbox account maintained on
                                            behalf of the lender. If rental payments are not
                                            required to be made directly into a lockbox
                                            account, there is a risk that the borrower will
                                            divert such funds for other purposes other than the
                                            payment of the mortgage loan and maintaining the
                                            mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage pool includes four (4) groups of
                                            mortgage loans representing 2.6% of the initial
                                            outstanding pool balance (which include four (4)
                                            groups of mortgage loans in loan group 1 and
                                            representing 3.0% of the initial outstanding loan
                                            group 1 balance) under which an aggregate amount of
                                            indebtedness is evidenced by multiple obligations
                                            that are cross-defaulted and cross-collateralized
                                            among multiple mortgaged properties. This
                                            arrangement attempts to reduce the risk that one
                                            mortgaged real property may not generate enough net
                                            operating income to pay debt service.

                                            Cross-collateralization arrangements involving more
                                            than one borrower (i.e., in the case of
                                            cross-collateralized mortgage loans) could be
                                            challenged as fraudulent conveyances if:

                                            o     one of the borrowers were to become a debtor
                                                  in a bankruptcy case, or were to become
                                                  subject to an action brought by one or more
                                                  of its creditors outside a bankruptcy case;

                                            o     the related borrower did not receive fair
                                                  consideration or reasonably equivalent value
                                                  when it allowed its mortgaged real property
                                                  or properties to be encumbered by a lien
                                                  benefiting the other borrowers; and

                                            o     the borrower was insolvent when it granted
                                                  the lien, was rendered insolvent by the
                                                  granting of the lien or was left with
                                                  inadequate capital, or was unable to pay its
                                                  debts as they matured.

                                            Among other things, a legal challenge to the
                                            granting of the liens may focus on:

                                            o     the benefits realized by such borrower entity
                                                  from the respective mortgage loan proceeds as
                                                  compared to the value of its respective
                                                  property; and

                                      S-74

                                            o     the overall cross-collateralization.

                                            If a court were to conclude that the granting of
                                            the liens was an avoidable fraudulent conveyance,
                                            that court could subordinate all or part of the
                                            borrower's respective mortgage loan to existing or
                                            future indebtedness of that borrower. The court
                                            also could recover payments made under that
                                            mortgage loan or take other actions detrimental to
                                            the holders of the certificates, including, under
                                            certain circumstances, invalidating the loan or the
                                            related mortgages that are subject to
                                            cross-collateralization.

                                            Furthermore, when multiple real properties secure a
                                            mortgage loan or group of cross-collateralized
                                            mortgage loans, the amount of the mortgage
                                            encumbering any particular one of those properties
                                            may be less than the full amount of the related
                                            mortgage loan or group of cross-collateralized
                                            mortgage loans, generally, to minimize recording
                                            tax. This mortgage amount may equal the appraised
                                            value or allocated loan amount for the mortgaged
                                            real property and will limit the extent to which
                                            proceeds from the property will be available to
                                            offset declines in value of the other properties
                                            securing the same mortgage loan or group of
                                            cross-collateralized mortgage loans.

                                            Moreover, three (3) groups of multi-property
                                            mortgage loans or crossed loan groups, representing
                                            7.8% of the initial outstanding pool balance (which
                                            include two (2) groups of mortgage loans in loan
                                            group 1, representing 2.4% of the initial
                                            outstanding loan group 1 balance, and one (1) group
                                            of mortgage loans in loan group 2, representing
                                            38.9% of the initial outstanding loan group 2
                                            balance), are secured by mortgaged properties
                                            located in various states. Foreclosure actions are
                                            brought in state court and the courts of one state
                                            cannot exercise jurisdiction over property in
                                            another state. Upon a default under any of these
                                            mortgage loans, it may not be possible to foreclose
                                            on the related mortgaged real properties
                                            simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Many of the mortgage loans do not require the
                                            borrowers to set aside funds for specific reserves
                                            controlled by the lender. Even to the extent that
                                            the mortgage loans require any reserves, we cannot
                                            assure you that any reserve amounts will be
                                            sufficient to cover the actual costs of items such
                                            as taxes, insurance premiums, capital expenditures,
                                            tenant improvements and leasing commissions (or
                                            other items for which the reserves were
                                            established) or that borrowers under the related
                                            mortgage loans will put aside sufficient funds to
                                            pay for those items. We also cannot assure you
                                            that cash flow from the properties will be
                                            sufficient to fully fund the ongoing monthly
                                            reserve requirements or to enable the borrowers
                                            under the related mortgage loans to fully pay for
                                            those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged property generally
                                            insures a lender against risks relating to a lender
                                            not having a first lien with respect to a mortgaged
                                            property, and in some cases can insure a lender
                                            against specific other risks. The protection
                                            afforded by title insurance depends

                                      S-75

                                            on the ability of the title insurer to pay claims
                                            made upon it. We cannot assure you that:

                                            o     a title insurer will have the ability to pay
                                                  title insurance claims made upon it;

                                            o     the title insurer will maintain its present
                                                  financial strength; or

                                            o     a title insurer will not contest claims made
                                                  upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Noncompliance with zoning and building codes may
                                            cause the borrower to experience cash flow delays
                                            and shortfalls that would reduce or delay the
                                            amount of proceeds available for distributions on
                                            your certificates. At origination of the mortgage
                                            loans, the mortgage loan sellers took steps to
                                            establish that the use and operation of the
                                            mortgaged properties securing the mortgage loans
                                            were in compliance in all material respects with
                                            all applicable zoning, land-use and building
                                            ordinances, rules, regulations, and orders.
                                            Evidence of this compliance may be in the form of
                                            legal opinions, confirmations from government
                                            officials, title policy endorsements, appraisals,
                                            zoning consultants' reports and/or representations
                                            by the related borrower in the related mortgage
                                            loan documents. These steps may not have revealed
                                            all possible violations and certain mortgaged
                                            properties that were in compliance may not remain
                                            in compliance.

                                            Some violations of zoning, land use and building
                                            regulations may be known to exist at any particular
                                            mortgaged property, but the mortgage loan sellers
                                            generally do not consider those defects known to
                                            them to be material or have obtained policy
                                            endorsements and/or law and ordinance insurance to
                                            mitigate the risk of loss associated with any
                                            material violation or noncompliance. In some
                                            cases, the use, operation and/or structure of a
                                            mortgaged property constitutes a permitted
                                            nonconforming use and/or structure as a result of
                                            changes in zoning laws after those mortgaged
                                            properties were constructed and the structure may
                                            not be rebuilt to its current state or be used for
                                            its current purpose if a material casualty event
                                            occurs. Insurance proceeds may not be sufficient
                                            to pay the mortgage loan in full if a material
                                            casualty event were to occur, or the mortgaged
                                            property, as rebuilt for a conforming use, may not
                                            generate sufficient income to service the mortgage
                                            loan and the value of the mortgaged property or its
                                            revenue producing potential may not be the same as
                                            it was before the casualty. If a mortgaged
                                            property could not be rebuilt to its current state
                                            or its current use were no longer permitted due to
                                            building violations or changes in zoning or other
                                            regulations, then the borrower might experience
                                            cash flow delays and shortfalls or be subject to
                                            penalties that would reduce or delay the amount of
                                            proceeds available for distributions on your
                                            certificates.

                                      S-76

                                            Certain mortgaged properties may be subject to use
                                            restrictions pursuant to reciprocal easement or
                                            operating agreements which could limit the
                                            borrower's right to operate certain types of
                                            facilities within a prescribed radius. These
                                            limitations could adversely affect the ability of
                                            the borrower to lease the mortgaged property on
                                            favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be condemnations
                                            pending or threatened against one or more of the
                                            mortgaged properties. There can be no assurance
                                            that the proceeds payable in connection with a
                                            total condemnation will be sufficient to restore
                                            the related mortgaged property or to satisfy the
                                            remaining indebtedness of the related mortgage
                                            loan. The occurrence of a partial condemnation may
                                            have a material adverse effect on the continued use
                                            of the affected mortgaged property, or on an
                                            affected borrower's ability to meet its obligations
                                            under the related mortgage loan. Therefore, we
                                            cannot assure you that the occurrence of any
                                            condemnation will not have a negative impact upon
                                            the distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                             On September 11, 2001, the United States was
                                            subjected to multiple terrorist attacks, resulting
                                            in the loss of many lives and massive property
                                            damage and destruction in New York City, the
                                            Washington, D.C. area and Pennsylvania. In its
                                            aftermath, there was considerable uncertainty in
                                            the world financial markets. It is impossible to
                                            predict whether, or the extent to which, future
                                            terrorist activities may occur in the United
                                            States. According to publicly available reports,
                                            the financial markets have in the past responded
                                            negatively to the uncertainty with regard to the
                                            scope, nature and timing of current and possible
                                            future military responses led by the United States,
                                            as well as to the disruptions in air travel,
                                            substantial losses reported by various companies,
                                            including airlines, insurance providers and
                                            aircraft makers, the need for heightened security
                                            across the country and decreases in consumer
                                            confidence that can cause a general slowdown in
                                            economic growth.

                                            It is impossible to predict the duration of the
                                            current military involvement of the United States
                                            in Iraq or Afghanistan and whether the United
                                            States will be involved in any other future
                                            military actions. The continued presence of United
                                            States military personnel in Iraq and Afghanistan
                                            may prompt further terrorist attacks against the
                                            United States.

                                            It is uncertain what effects the aftermath of the
                                            military operations of the United States in Iraq,
                                            any future terrorist activities in the United
                                            States or abroad and/or any consequent actions on
                                            the part of the United States Government and
                                            others, including military action, will have on:
                                            (a) United States and world financial markets, (b)
                                            local, regional and national economies, (c) real
                                            estate markets across the United States, (d)
                                            particular business segments, including those that
                                            are important to the performance of the mortgaged
                                            properties that secure the mortgage loans and/or
                                            (e) insurance costs and the availability of

                                      S-77

                                            insurance coverage for terrorist acts, particularly
                                            for large mortgaged properties, which could adversely
                                            affect the cash flow at those mortgaged properties. In
                                            particular, the decrease in air travel may have a
                                            negative effect on certain of the mortgaged
                                            properties, including hospitality mortgaged properties
                                            and those mortgaged properties in tourist areas which
                                            could reduce the ability of those mortgaged properties
                                            to generate cash flow. As a result, the ability of the
                                            mortgaged properties to generate cash flow may be
                                            adversely affected. These disruptions and
                                            uncertainties could materially and adversely affect
                                            the value of, and your ability to resell, your
                                            certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer casualty losses
                                            due to risks that are not covered by insurance
                                            (including acts of terrorism) or for which
                                            insurance coverage is not adequate or available at
                                            commercially reasonable rates. In addition, some
                                            of the mortgaged properties are located in
                                            California and in other coastal areas of certain
                                            states, which are areas that have historically been
                                            at greater risk of acts of nature, including
                                            earthquakes, fires, hurricanes and floods. The
                                            mortgage loans generally do not require borrowers
                                            to maintain earthquake, hurricane or flood
                                            insurance and we cannot assure you that borrowers
                                            will attempt or be able to obtain adequate
                                            insurance against those risks. If a borrower does
                                            not have insurance against those risks and a
                                            casualty occurs at a mortgaged property, the
                                            borrower may be unable to generate income from the
                                            mortgaged property in order to make payments on the
                                            related mortgage loan.

                                            Moreover, if reconstruction or major repairs are
                                            required following a casualty, changes in laws that
                                            have occurred since the time of original
                                            construction may materially impair the borrower's
                                            ability to effect the reconstruction or major
                                            repairs or may materially increase their cost.

                                            As a result of these factors, the amount available
                                            to make distributions on your certificates could be
                                            reduced.

                                            In light of the September 11, 2001 terrorist
                                            attacks in New York City and the Washington, D.C.
                                            area, the comprehensive general liability and
                                            business interruption or rent loss insurance
                                            policies required by typical mortgage loans (which
                                            are generally subject to periodic renewals during
                                            the term of the related mortgage loans) have been
                                            affected. To give time for private markets to
                                            develop a pricing mechanism and to build capacity
                                            to absorb future losses that may occur due to
                                            terrorism, on November 26, 2002 the Terrorism Risk
                                            Insurance Act of 2002 was enacted, which
                                            established the Terrorism Insurance Program. Under
                                            the Terrorism Insurance Program, the federal
                                            government shares the risk of loss associated with
                                            certain future terrorist acts.

                                            The Terrorism Insurance Program was originally
                                            scheduled to expire on December 31, 2005. However,
                                            on December 22, 2005, the Terrorism Risk Insurance
                                            Extension Act of 2005 was enacted, which extended
                                            the duration of the Terrorism Insurance Program
                                            until December 31, 2007.

                                            The Terrorism Insurance Program is administered by
                                            the Secretary of the Treasury and through December
                                            31, 2007 will provide some

                                      S-78

                                            financial assistance from the United States
                                            Government to insurers in the event of another
                                            terrorist attack that results in an insurance
                                            claim. The program applies to United States risks
                                            only and to acts that are committed by an
                                            individual or individuals acting on behalf of a
                                            foreign person or foreign interest as an effort to
                                            influence or coerce United States civilians or the
                                            United States Government.

                                            In addition, with respect to any act of terrorism
                                            occurring after March 31, 2006, no compensation
                                            will be paid under the Terrorism Insurance Program
                                            unless the aggregate industry losses relating to
                                            such act of terror exceed $100 million. As a
                                            result, unless the borrowers obtain separate
                                            coverage for events that do not meet these
                                            thresholds (which coverage may not be required by
                                            the respective loan documents and may not otherwise
                                            be obtainable), such events would not be covered.

                                            The Treasury Department has established procedures
                                            for the program under which the federal share of
                                            compensation will be equal to 85% of that portion
                                            of insured losses that exceeds an applicable
                                            insurer deductible required to be paid during each
                                            program year. The federal share in the aggregate
                                            in any program year may not exceed $100 billion
                                            (and the insurers will not be liable for any amount
                                            that exceeds this cap).

                                            Through December 2007, insurance carriers are
                                            required under the program to provide terrorism
                                            coverage in their basic "all-risk" policies. Any
                                            commercial property and casualty terrorism
                                            insurance exclusion that was in force on November
                                            26, 2002 is automatically voided to the extent that
                                            it excludes losses that would otherwise be insured
                                            losses. Any state approval of those types of
                                            exclusions in force on November 26, 2002 are also
                                            voided.

                                            To the extent that uninsured or underinsured
                                            casualty losses occur with respect to the related
                                            mortgaged properties, losses on mortgage loans may
                                            result. In addition, the failure to maintain that
                                            type of insurance may constitute a default under a
                                            mortgage loan, which could result in the
                                            acceleration and foreclosure of that mortgage
                                            loan. Alternatively, the increased costs of
                                            maintaining that type of insurance could have an
                                            adverse effect on the financial condition of the
                                            mortgage loan borrowers.

                                            Certain of the mortgage loans are secured by
                                            mortgaged properties that are not insured for acts
                                            of terrorism. If those casualty losses are not
                                            covered by standard casualty insurance policies,
                                            then in the event of a casualty from an act of
                                            terrorism, the amount available to make
                                            distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE             The loan documents for each mortgage loan generally
                                            require that (A) "all risk" insurance policies be
                                            maintained in an amount equal to either (i) not
                                            less than the full replacement cost of the related
                                            mortgaged property or (ii) the lesser of the full
                                            replacement cost of each related mortgaged property
                                            and the outstanding principal balance of the
                                            mortgage loan or (B) the related borrower will
                                            maintain such insurance coverages in such amounts
                                            as the lender may reasonably require.
                                            Notwithstanding such requirement, however, under
                                            insurance law, if an insured property is not
                                            rebuilt, insurance companies are generally required
                                            to pay only the "actual cash value" of the
                                            property,

                                      S-79

                                            which is defined under state law but is generally
                                            equal to the replacement cost of the property less
                                            depreciation. The determination of "actual cash
                                            value" is both inexact and heavily dependent on
                                            facts and circumstances. Notwithstanding the
                                            requirements of the loan documents, an insurer may
                                            refuse to insure a mortgaged property for the loan
                                            amount if it determines that the "actual cash
                                            value" of the mortgaged property would be a lower
                                            amount, and even if it does insure a mortgaged
                                            property for the full loan amount, if at the time
                                            of casualty the "actual cash value" is lower, and
                                            the mortgaged property is not restored, only the
                                            "actual cash value" will be paid. Accordingly, if a
                                            borrower does not meet the conditions to restore a
                                            mortgaged property and the mortgagee elects to
                                            require the borrower to apply the insurance
                                            proceeds to repay the mortgage loan, rather than
                                            toward restoration, there can be no assurance that
                                            such proceeds will be sufficient to repay the
                                            mortgage loan.

                                            Certain leases may provide that such leases are
                                            terminable in connection with a casualty or
                                            condemnation including in the event the leased
                                            premises are not repaired or restored within a
                                            specified time period.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Some of the mortgaged properties are covered by
                                            blanket insurance policies which also cover other
                                            properties of the related borrower or its
                                            affiliates. In the event that those policies are
                                            drawn on to cover losses on such other properties,
                                            the amount of insurance coverage available under
                                            those policies may thereby be reduced and could be
                                            insufficient to cover each mortgaged property's
                                            insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                                    Licensed engineers or consultants generally
                                            inspected the mortgaged properties and prepared
                                            engineering reports in connection with the
                                            origination or securitization of the mortgage loans
                                            to assess items such as structure, exterior walls,
                                            roofing, interior construction, mechanical and
                                            electrical systems and general condition of the
                                            site, buildings and other improvements. However,
                                            we cannot assure you that all conditions requiring
                                            repair or replacement were identified. In those
                                            cases where a material condition was disclosed,
                                            that condition has been or is required to be
                                            remedied to the mortgage loan seller's
                                            satisfaction, or funds as deemed necessary by the
                                            mortgage loan seller, or the related engineer or
                                            consultant have been reserved to remedy the
                                            material condition. No additional property
                                            inspections were conducted by us in connection with
                                            the issuance of the certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES                 An appraisal certified by the applicable appraiser
                                            to be in compliance with FIRREA was conducted in
                                            respect of each mortgaged property in connection
                                            with the origination or securitization of the
                                            related mortgage loan. The resulting estimated
                                            property values represent the analysis and opinion
                                            of the person performing the appraisal and are not

                                      S-80

                                            guarantees of present or future values. The person
                                            performing the appraisal may have reached a
                                            different conclusion of value than the conclusion
                                            that would be reached by a different appraiser
                                            appraising the same property. Moreover, the values
                                            of the mortgaged properties may have changed
                                            significantly since the appraisal was performed.
                                            In addition, appraisals seek to establish the
                                            amount a typically motivated buyer would pay a
                                            typically motivated seller. Such amount could be
                                            significantly higher than the amount obtained from
                                            the sale of a mortgaged property under a distress
                                            or liquidation sale. The estimates of value
                                            reflected in the appraisals and the related
                                            loan-to-value ratios are presented for illustrative
                                            purposes only in Appendix I and Appendix II to this
                                            prospectus supplement. In each case the estimate
                                            presented is the one set forth in the most recent
                                            appraisal available to us as of the cut-off date,
                                            although we generally have not obtained updates to
                                            the appraisals. In certain cases, the appraised
                                            value may be an "as-stabilized" value rather than
                                            an "as-is" value and as such, may be subject to
                                            assumptions of certain future conditions, such as
                                            an increased leased percentage. There is no
                                            assurance that the appraisal values indicated
                                            accurately reflect past, present or future market
                                            values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                                As principal payments or prepayments are made on
                                            mortgage loans, the remaining mortgage pool may be
                                            subject to increased concentrations of property
                                            types, geographic locations and other pool
                                            characteristics of the mortgage loans and the
                                            mortgaged properties, some of which may be
                                            unfavorable. Classes of certificates that have a
                                            lower payment priority are more likely to be
                                            exposed to this concentration risk than are
                                            certificate classes with a higher payment
                                            priority. This occurs because realized losses are
                                            allocated to the class outstanding at any time with
                                            the lowest payment priority and principal on the
                                            certificates entitled to principal is generally
                                            payable in sequential order or alphabetical order
                                            (provided that the Class A-M Certificates and the
                                            Class A-MFL Regular Interest (and correspondingly,
                                            the Class A-MFL Certificates) will be pro rata with
                                            each other and senior in right to the Class A-J
                                            Certificates), with those classes generally not
                                            being entitled to receive principal until the
                                            preceding class or classes entitled to receive
                                            principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus supplement, the
                                            rights of the holders of each class of subordinate
                                            certificates to receive payments of principal and
                                            interest otherwise payable on their certificates
                                            will be subordinated to those rights of the holders
                                            of the more senior certificates having an earlier
                                            alphabetical class designation (provided that the
                                            Class A-M Certificates and the Class A-MFL Regular
                                            Interest (and correspondingly, the Class A-MFL
                                            Certificates) will be pro rata with each other and
                                            senior in right to the Class A-J Certificates).
                                            Losses on the mortgage loans will be allocated to
                                            the Class S, Class Q, Class P,

                                      S-81

                                            Class O, Class N, Class M, Class L, Class K, Class
                                            J, Class H, Class G, Class F, Class E, Class D,
                                            Class C, Class B and Class A-J Certificates, in
                                            that order, and then to the Class A-M Certificates
                                            and the Class A-MFL Regular Interest (and
                                            correspondingly, the Class A-MFL Certificates), pro
                                            rata, reducing amounts otherwise payable to each
                                            class. Any remaining losses would then be allocated
                                            or cause shortfalls to the Class A-1, Class A-1A,
                                            Class A-2, Class A-3-1, Class A-3-2, Class A-AB and
                                            Class A-4 Certificates and the Class A-4FL Regular
                                            Interest (and correspondingly, the Class A-4FL
                                            Certificates), pro rata, and, solely with respect
                                            to losses of interest, to the Class X Certificates,
                                            in proportion to the amounts of interest or
                                            principal distributable on those certificates.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        If the trust acquires a mortgaged property as a
                                            result of a foreclosure or deed in lieu of
                                            foreclosure, the special servicer will generally
                                            retain an independent contractor to operate the
                                            property. Any net income from operations other
                                            than qualifying "rents from real property", or any
                                            rental income based on the net profits derived by
                                            any person from such property or allocable to a
                                            non-customary service, will subject the trust to a
                                            federal tax on such income at the highest marginal
                                            corporate tax rate, which is currently 35%, and, in
                                            addition, possible state or local tax. In this
                                            event, the net proceeds available for distribution
                                            on your certificates will be reduced. The special
                                            servicer may permit the trust to earn such above
                                            described "net income from foreclosure property"
                                            but only if it determines that the net after-tax
                                            benefit to certificateholders is greater than under
                                            another method of operating or leasing the
                                            mortgaged property. In addition, if the trust were
                                            to acquire one or more mortgaged properties
                                            pursuant to a foreclosure or deed in lieu of
                                            foreclosure, upon acquisition of those mortgaged
                                            properties, the trust may in certain jurisdictions,
                                            particularly in New York, be required to pay state
                                            or local transfer or excise taxes upon liquidation
                                            of such mortgaged properties. Such state or local
                                            taxes may reduce net proceeds available for
                                            distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                           Some states, including California, have laws
                                            prohibiting more than one "judicial action" to
                                            enforce a mortgage obligation. Some courts have
                                            construed the term "judicial action" broadly. In
                                            the case of any mortgage loan secured by mortgaged
                                            properties located in multiple states, the master
                                            servicer or special servicer may be required to
                                            foreclose first on mortgaged properties located in
                                            states where these "one action" rules apply (and
                                            where non-judicial foreclosure is permitted) before
                                            foreclosing on properties located in states where
                                            judicial foreclosure is the only permitted method
                                            of foreclosure. As a result, the ability to
                                            realize upon the mortgage loans may be
                                            significantly delayed and otherwise limited by the
                                            application of state laws.

                                      S-82

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Fifteen (15) groups of mortgage loans, representing
                                            15.9% of the initial outstanding pool balance, were
                                            made to the same borrower or to borrowers that are
                                            affiliated with one another through partial or
                                            complete direct or indirect common ownership (which
                                            include thirteen (13) groups of mortgage loans
                                            exclusively in loan group 1, representing 17.3% of
                                            the initial outstanding loan group 1 balance, one
                                            (1) group of mortgage loans exclusively in loan
                                            group 2, representing 6.2% of the initial
                                            outstanding loan group 2 balance and one (1) group
                                            of mortgage loans in both loan group 1 and loan
                                            group 2, representing 0.3% of the initial
                                            outstanding pool balance). Of these fifteen (15)
                                            groups, the 3 largest groups represent 5.1%, 1.6%
                                            and 1.3%, respectively, of the initial outstanding
                                            pool balance. The related borrower concentrations
                                            of the 3 largest groups exclusively in loan group 1
                                            represent 6.0%, 1.9% and 1.6%, respectively, of the
                                            initial outstanding loan group 1 balance, and the
                                            largest group of mortgage loans exclusively in loan
                                            group 2 represents 6.2% of the initial outstanding
                                            loan group 2 balance. In addition, one (1) group
                                            of mortgage loans was made to the same borrowers
                                            that are affiliated with one another through
                                            partial or complete direct or indirect common
                                            ownership that have mortgage loans included in both
                                            loan group 1 and loan group 2 and represent 0.3% of
                                            the initial outstanding pool balance. For
                                            additional information with respect to the loan
                                            groups described above, see Appendix II attached to
                                            this prospectus supplement.

                                            The bankruptcy or insolvency of any such borrower
                                            or respective affiliate could have an adverse
                                            effect on the operation of all of the related
                                            mortgaged properties and on the ability of the
                                            related mortgaged properties to produce sufficient
                                            cash flow to make required payments on the related
                                            mortgage loans. For example, if a person that owns
                                            or controls several mortgaged properties
                                            experiences financial difficulty at one such
                                            property, it could defer maintenance at one or more
                                            other mortgaged properties in order to satisfy
                                            current expenses with respect to the mortgaged
                                            property experiencing financial difficulty, or it
                                            could attempt to avert foreclosure by filing a
                                            bankruptcy petition that might have the effect of
                                            interrupting monthly payments for an indefinite
                                            period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In certain jurisdictions, if tenant leases are
                                            subordinate to the liens created by the mortgage
                                            and do not contain attornment provisions which
                                            require the tenant to recognize a successor owner,
                                            following foreclosure, as landlord under the lease,
                                            the leases may terminate upon the transfer of the
                                            property to a foreclosing lender or purchaser at
                                            foreclosure. Not all leases were reviewed to
                                            ascertain the existence of these provisions.
                                            Accordingly, if a mortgaged property is located in
                                            such a jurisdiction and is leased to one or more
                                            desirable tenants under leases that are subordinate
                                            to the mortgage and do not contain attornment
                                            provisions, that mortgaged property could
                                            experience a further decline in value if those
                                            tenants' leases were terminated. This is
                                            particularly likely if those tenants were paying
                                            above-market rents or could not be replaced.

                                      S-83

                                            Some of the leases at the mortgaged properties
                                            securing the mortgage loans included in the trust
                                            may not be subordinate to the related mortgage. If
                                            a lease is not subordinate to a mortgage, the trust
                                            will not possess the right to dispossess the tenant
                                            upon foreclosure of the mortgaged property unless
                                            it has otherwise agreed with the tenant. If the
                                            lease contains provisions inconsistent with the
                                            mortgage, for example, provisions relating to
                                            application of insurance proceeds or condemnation
                                            awards, or which could affect the enforcement of
                                            the lender's rights, for example, an option to
                                            purchase the mortgaged property or a right of first
                                            refusal to purchase the mortgaged property, the
                                            provisions of the lease will take precedence over
                                            the provisions of the mortgage.

                                            Additionally, with respect to certain of the
                                            mortgage loans, the related borrower may have
                                            granted certain tenants a right of first refusal in
                                            the event a sale is contemplated or a purchase
                                            option to purchase all or a portion of the
                                            mortgaged property. Those provisions, if not
                                            waived or subordinated, may impede the lender's
                                            ability to sell the related mortgaged property at
                                            foreclosure or adversely affect the foreclosure bid
                                            price and the overall marketability of the
                                            mortgaged property. In addition, certain of the
                                            mortgaged properties may be leased in whole or in
                                            part by government-sponsored tenants who have the
                                            right to rent reductions or to cancel their leases
                                            at any time or for lack of appropriations or for
                                            damage to the leased premises caused by casualty or
                                            condemnation.

TENANCIES IN COMMON MAY
HINDER RECOVERY                             Borrowers under seventeen (17) mortgage loans
                                            (which include Mortgage Loan Nos. 4, 22, 25, 43, 45,
                                            58, 77, 78, 82, 85, 94, 104, 115, 116, 127, 154 and
                                            164), representing 11.5% of the initial outstanding
                                            pool balance (which include seventeen (17) mortgage
                                            loans in loan group 1, representing 13.5% of the
                                            initial outstanding loan group 1 balance) own the
                                            related mortgaged property as tenants-in-common.
                                            In general, with respect to a tenant-in-common
                                            ownership structure, each tenant-in-common owns an
                                            undivided interest in the property and if such
                                            tenant-in-common desires to sell its interest in
                                            the property (and is unable to find a buyer or
                                            otherwise needs to force a partition) the
                                            tenant-in-common has the ability to request that a
                                            court order a sale of the property and distribute
                                            the proceeds to each tenant-in-common
                                            proportionally.

                                            The bankruptcy, dissolution or action for partition
                                            by one or more of the tenants-in-common could
                                            result in an early repayment of the related
                                            mortgage loan, a significant delay in recovery
                                            against the tenant-in-common mortgagors, a material
                                            impairment in property management and a substantial
                                            decrease in the amount recoverable upon the related
                                            mortgage loan. In some cases, the related mortgage
                                            loan documents provide for full recourse to the
                                            related tenant-in-common borrower or the guarantor
                                            if a tenant-in-common files for partition or
                                            bankruptcy. In some cases, the related
                                            tenant-in-common borrower waived its right to
                                            partition, reducing the risk of partition.
                                            However, there can be no assurance that, if
                                            challenged, this waiver would be enforceable. In
                                            most cases, the related tenant-in-common borrower
                                            is a special purpose entity (in some cases
                                            bankruptcy-remote), reducing the risk of
                                            bankruptcy. The tenant-in-common structure may
                                            cause delays in the enforcement of remedies because
                                            each time a tenant-in-common

                                      S-84

                                            borrower files for bankruptcy, the bankruptcy court
                                            stay will be reinstated. There can be no assurance
                                            that a bankruptcy proceeding by a single
                                            tenant-in-common borrower will not delay
                                            enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX
ABATEMENT ARRANGEMENTS MAY
REDUCE PAYMENTS TO
CERTIFICATEHOLDERS                          Certain of the mortgaged properties securing the
                                            mortgage loans have or may in the future have the
                                            benefit of reduced real estate taxes under a local
                                            government program of payment in lieu of taxes
                                            (often known as a PILOT program) or other tax
                                            abatement arrangements. Some of these programs or
                                            arrangements may be scheduled to terminate or have
                                            significant tax increases prior to the maturity of
                                            the related mortgage loan, resulting in higher, and
                                            in some cases substantially higher, real estate tax
                                            obligations for the related borrower. An increase
                                            in real estate taxes may impact the ability of the
                                            borrower to pay debt service on the mortgage
                                            loans. There are no assurances that any such
                                            program will continue for the duration of the
                                            related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           There may be pending or threatened legal actions,
                                            suits or proceedings against the borrowers and
                                            managers of the mortgaged properties and their
                                            respective affiliates arising out of their ordinary
                                            business. We cannot assure you that any such
                                            actions, suits or proceedings would not have a
                                            material adverse effect on your certificates.

                                            Two (2) mortgage loans, representing approximately
                                            1.0% of the initial outstanding pool balance (and
                                            representing 1.1% of the initial outstanding loan
                                            group 1 balance), have Triple Net Properties, LLC
                                            as the sponsor of the related borrower and an
                                            affiliate of the property manager. Triple Net
                                            Properties, LLC has advised the related mortgage
                                            loan seller that the SEC is conducting an
                                            investigation regarding certain of its activities.
                                            Filings with the SEC for public companies advised
                                            or managed by Triple Net Properties, LLC have
                                            disclosed that the SEC has requested information
                                            relating to disclosure in public and private
                                            securities offerings sponsored by Triple Net
                                            Properties, LLC and its affiliated entities. The
                                            SEC has requested financial and other information
                                            regarding such Triple Net Properties, LLC
                                            securities offerings and the disclosure included in
                                            the related offering documents. Recent filings
                                            with the SEC for public companies advised or
                                            managed by Triple Net Properties, LLC have
                                            indicated that the information disclosed in
                                            connection with these securities offerings relating
                                            to the prior performance of all public and
                                            nonpublic investment programs sponsored by Triple
                                            Net Properties, LLC contained certain errors,
                                            including the following: (i) the prior performance
                                            tables included in the offering documents were
                                            stated to be presented on a GAAP basis but
                                            generally were not, (ii) a number of the prior
                                            performance data figures were themselves erroneous,
                                            even as presented on a tax or cash basis, (iii)
                                            with respect to certain programs sponsored by
                                            Triple Net Properties, LLC, where Triple Net
                                            Properties, LLC invested either alongside or in
                                            other programs sponsored by Triple Net Properties,

                                      S-85

                                            LLC, the nature and results of these investments
                                            were not fully accurately disclosed in the tables
                                            and (iv) for the private programs, certain
                                            calculations of depreciation and amortization were
                                            not on an income tax basis for a limited liability
                                            company investment, certain operating expenses were
                                            not reflected in the operating results and monthly
                                            mortgage and principal payments were not reported.
                                            We cannot assure you that Triple Net Properties,
                                            LLC will be able to adequately address these
                                            disclosure issues or that these investigations will
                                            not result in fines, penalties or administrative
                                            remedies or otherwise have an adverse effect on the
                                            performance, operations or financial condition of
                                            Triple Net Properties, LLC. In addition, we cannot
                                            assure you that if litigation were to commence or
                                            security holders were to assert claims related to
                                            the foregoing, it would not have a material adverse
                                            effect on your investment.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Under the Americans with Disabilities Act of 1990,
                                            public accommodations are required to meet certain
                                            federal requirements related to access and use by
                                            disabled persons. Borrowers may incur costs
                                            complying with the Americans with Disabilities
                                            Act. In addition, noncompliance could result in
                                            the imposition of fines by the federal government
                                            or an award of damages to private litigants. If a
                                            borrower incurs these costs or fines, the amount
                                            available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various certificateholders. The
                                            special servicer is given considerable latitude in
                                            determining whether and in what manner to liquidate
                                            or modify defaulted mortgage loans. The operating
                                            adviser will have the right to replace the special
                                            servicer upon satisfaction of certain conditions
                                            set forth in the pooling and servicing agreement.
                                            At any given time, the operating adviser will be
                                            controlled generally by the holders of the most
                                            subordinate, or, if its certificate principal
                                            balance is less than 25% of its original
                                            certificate balance, the next most subordinate,
                                            class of certificates, that is, the controlling
                                            class, outstanding from time to time (or with
                                            respect to an A/B Mortgage Loan or the holder of
                                            the related B Note to the extent set forth in the
                                            related intercreditor agreement), and such holders
                                            may have interests in conflict with those of the
                                            holders of the other certificates. In addition,
                                            the operating adviser will have the right to
                                            approve the determination of customarily acceptable
                                            costs with respect to insurance coverage and the
                                            right to advise the special servicer with respect
                                            to certain actions of the special servicer and, in
                                            connection with such rights, may act solely in the
                                            interest of the holders of certificates of the
                                            controlling class, without any liability to any
                                            certificateholder. For instance, the holders of
                                            certificates of the controlling class might desire
                                            to mitigate the potential for loss to that class
                                            from a troubled mortgage loan by deferring
                                            enforcement in the hope of maximizing future
                                            proceeds. However, the interests of the trust may
                                            be better served by prompt action, since delay
                                            followed by a market downturn could result in less
                                            proceeds to the trust than would have been realized
                                            if earlier action had been taken. In general, no
                                            servicer is required to act in a manner more

                                      S-86

                                            favorable to the offered certificates than to the
                                            privately offered certificates.

                                            The master servicer, the primary servicer, the
                                            special servicer or an affiliate of any of them may
                                            hold subordinate mortgage notes or acquire certain
                                            of the most subordinated certificates, including
                                            those of the initial controlling class. Under such
                                            circumstances, the master servicer, the primary
                                            servicer and the special servicer may have
                                            interests that conflict with the interests of the
                                            other holders of the certificates. However, the
                                            pooling and servicing agreement and the primary
                                            servicing agreement each provide that the mortgage
                                            loans are to be serviced in accordance with the
                                            servicing standard and without regard to ownership
                                            of any certificates by the master servicer, the
                                            primary servicer or the special servicer, as
                                            applicable. The initial special servicer under the
                                            pooling and servicing agreement will be J.E. Robert
                                            Company, Inc. The initial operating adviser under
                                            the pooling and servicing agreement will be JER
                                            Investors Trust Inc., an affiliate of the initial
                                            special servicer.

                                            Conflicts between certificateholders and the
                                            Non-Serviced Mortgage Loan Master Servicer and/or
                                            the Non-Serviced Mortgage Loan Special Servicer.
                                            Any non-serviced mortgage loan will be serviced and
                                            administered pursuant to the related non-serviced
                                            mortgage loan pooling and servicing agreement,
                                            which provides for servicing arrangements that are
                                            generally consistent with the terms of other
                                            comparably rated commercial mortgage loan
                                            securitizations. Consequently, non-serviced
                                            mortgage loans will not be serviced and
                                            administered pursuant to the terms of the pooling
                                            and servicing agreement. In addition, the legal
                                            and/or beneficial owners of the other mortgage
                                            loans secured by the mortgaged property securing
                                            non-serviced mortgage loans, directly or through
                                            representatives, have certain rights under the
                                            related non-serviced mortgage loan pooling and
                                            servicing agreement and the related intercreditor
                                            agreement that affect such mortgage loans,
                                            including with respect to the servicing of such
                                            mortgage loans and the appointment of a special
                                            servicer with respect to such mortgage loans.
                                            Those legal and/or beneficial owners may have
                                            interests that conflict with your interests.

                                            Conflicts between certificateholders and the
                                            holders of subordinate notes. Pursuant to the
                                            terms of the related intercreditor agreements, in
                                            certain cases, neither the master servicer nor
                                            special servicer may enter into material
                                            amendments, modifications or extensions of a
                                            mortgage loan in a material manner without the
                                            consent of the holder of the related subordinate
                                            note, subject to the expiration of the subordinate
                                            note holder's consent rights. The holders of the
                                            subordinate notes (or their respective designees)
                                            may have interests in conflict with those of the
                                            certificateholders of the classes of offered
                                            certificates. As a result, approvals to proposed
                                            actions of the master servicer or special servicer,
                                            as applicable, under the pooling and servicing
                                            agreement may not be granted in all instances,
                                            thereby potentially adversely affecting some or all
                                            of the classes of offered certificates.

                                            Conflicts between certificateholders and the
                                            primary servicer. The primary servicer for certain
                                            of the mortgage loans will be Principal Global
                                            Investors, LLC, an affiliate of a mortgage loan
                                            seller. It is anticipated that the master servicer
                                            will delegate many of its servicing obligations
                                            with respect to these mortgage loans to such
                                            primary

                                      S-87

                                            servicer pursuant to a primary servicing agreement.
                                            Under these circumstances, the primary servicer,
                                            because it is either a seller or an affiliate of a
                                            seller, may have interests that conflict with the
                                            interests of the holders of the certificates.

                                            Conflicts between borrowers and property managers.
                                            It is likely that many of the property managers of
                                            the mortgaged properties, or their affiliates,
                                            manage additional properties, including properties
                                            that may compete with the mortgaged properties.
                                            Affiliates of the managers, and managers
                                            themselves, also may own other properties,
                                            including competing properties. The managers of
                                            the mortgaged properties may accordingly experience
                                            conflicts of interest in the management of those
                                            mortgaged properties.

                                            Conflicts between the trust and the mortgage loan
                                            sellers. The activities of the mortgage loan
                                            sellers, and their affiliates or subsidiaries, may
                                            involve properties that are in the same markets as
                                            the mortgaged properties underlying the
                                            certificates. In such case, the interests of each
                                            of the mortgage loan sellers, or their affiliates
                                            or subsidiaries, may differ from, and compete with,
                                            the interests of the trust, and decisions made with
                                            respect to those assets may adversely affect the
                                            amount and timing of distributions with respect to
                                            the certificates. Conflicts of interest may arise
                                            between the trust and each of the mortgage loan
                                            sellers, or their affiliates or subsidiaries, that
                                            engage in the acquisition, development, operation,
                                            leasing, financing and disposition of real estate
                                            if those mortgage loan sellers acquire any
                                            certificates. In particular, if certificates held
                                            by a mortgage loan seller are part of a class that
                                            is or becomes the controlling class the mortgage
                                            loan seller as part of the holders of the
                                            controlling class would have the ability to
                                            influence certain actions of the special servicer
                                            under circumstances where the interests of the
                                            trust conflict with the interests of the mortgage
                                            loan seller, or its affiliates or subsidiaries, as
                                            acquirors, developers, operators, tenants,
                                            financers or sellers of real estate related assets.

                                            The mortgage loan sellers, or their affiliates or
                                            subsidiaries, may acquire a portion of the
                                            certificates. Under those circumstances, they may
                                            become the controlling class, and as the
                                            controlling class, have interests that may conflict
                                            with their interests as a seller of the mortgage
                                            loans.

                                            In addition, any subordinate indebtedness secured
                                            by the related mortgaged property, any mezzanine
                                            loans and/or any future mezzanine loans related to
                                            certain of the mortgage loans may be held by the
                                            respective seller of such mortgage loan or
                                            affiliates or subsidiaries thereof. The holders of
                                            such subordinate indebtedness or such mezzanine
                                            loans may have interests that conflict with the
                                            interests of the holders of the certificates.

                                            Additionally, certain of the mortgage loans
                                            included in the trust may have been refinancings of
                                            debt previously held by a mortgage loan seller, or
                                            an affiliate or subsidiary of a mortgage loan
                                            seller, and the mortgage loan sellers, or their
                                            affiliates or subsidiaries, may have or have had
                                            equity investments in the borrowers (or in the
                                            owners of the borrowers) or properties under
                                            certain of the mortgage loans included in the
                                            trust. Each of the mortgage loan sellers, and
                                            their affiliates or subsidiaries, have made and/or
                                            may make or have preferential rights to

                                      S-88

                                            make loans to, or equity investments in, affiliates
                                            of the borrowers under the mortgage loans.

                                            Other Conflicts. The depositor is an affiliate of
                                            Morgan Stanley Mortgage Capital Inc., one of the
                                            mortgage loan sellers and a sponsor, Morgan Stanley
                                            & Co. Incorporated, one of the underwriters, and
                                            Morgan Stanley Capital Services Inc., the swap
                                            counterparty. LaSalle Bank National Association,
                                            one of the mortgage loan sellers and a sponsor, is
                                            also the paying agent, the certificate registrar
                                            and the authenticating agent and is the parent of
                                            LaSalle Financial Services, Inc., one of the
                                            underwriters. Principal Commercial Funding II,
                                            LLC, a mortgage loan seller and sponsor, is
                                            affiliated with Principal Global Investors, LLC,
                                            the primary servicer. LaSalle Bank National
                                            Association and Morgan Stanley Mortgage Capital
                                            Inc. are parties to a custodial agreement whereby
                                            LaSalle Bank National Association, for
                                            consideration, provides custodial services to
                                            Morgan Stanley Mortgage Capital Inc. for certain
                                            commercial mortgage loans originated or purchased
                                            by it. Pursuant to this custodial agreement,
                                            LaSalle Bank National Association is currently
                                            providing custodial services for most of the
                                            mortgage loans to be sold by Morgan Stanley
                                            Mortgage Capital Inc. to the depositor in
                                            connection with this securitization. The terms of
                                            the custodial agreement are customary for the
                                            commercial mortgage-backed securitization industry
                                            providing for the delivery, receipt, review and
                                            safekeeping of mortgage loan files.

                                            With respect to each A/B mortgage loan, the holder
                                            of the related B note may be entitled to certain
                                            consent or cure rights which may conflict with
                                            interests of the holder of the related senior
                                            mortgage loan included in the trust. After an
                                            event of default under those A/B Mortgage Loans,
                                            the holder of the related B note is entitled to
                                            consult with or direct the holder of the related
                                            mortgage loan, with respect to a foreclosure or
                                            liquidation of the mortgaged property to the extent
                                            provided in the related intercreditor agreement.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your certificates will
                                            depend, in significant part, upon the rate and
                                            timing of principal payments on the mortgage
                                            loans. For this purpose, principal payments
                                            include both voluntary prepayments, if permitted,
                                            and involuntary prepayments, such as prepayments
                                            resulting from casualty or condemnation of
                                            mortgaged properties, defaults and liquidations by
                                            borrowers, or repurchases as a result of a mortgage
                                            loan seller's material breach of representations
                                            and warranties or material defects in a mortgage
                                            loan's documentation. In addition, certain of the
                                            mortgage loans may require that, upon the
                                            occurrence of certain events, funds held in escrow
                                            or proceeds from letters of credit may be applied
                                            to the outstanding principal balance of such
                                            mortgage loans as further discussed in the
                                            footnotes to Appendix II attached to this
                                            prospectus supplement.

                                            The investment performance of your certificates may
                                            vary materially and adversely from your
                                            expectations if the actual rate of prepayment is
                                            higher or lower than you anticipate.

                                            Voluntary prepayments under some of the mortgage
                                            loans are prohibited for specified lock-out periods
                                            or require payment of a prepayment premium or a
                                            yield maintenance charge or both, unless the
                                            prepayment occurs within a specified period prior
                                            to and including the

                                      S-89

                                            anticipated repayment date or maturity date, as the
                                            case may be. Nevertheless, we cannot assure you
                                            that the related borrowers will refrain from
                                            prepaying their mortgage loans due to the existence
                                            of a prepayment premium or a yield maintenance
                                            charge or the amount of such premium or charge will
                                            be sufficient to compensate you for shortfalls in
                                            payments on your certificates on account of such
                                            prepayments. We also cannot assure you that
                                            involuntary prepayments will not occur or that
                                            borrowers will not default in order to avoid the
                                            application of lock-out periods. The rate at which
                                            voluntary prepayments occur on the mortgage loans
                                            will be affected by a variety of factors,
                                            including:

                                            o     the terms of the mortgage loans;

                                            o     the length of any prepayment lock-out period;

                                            o     the level of prevailing interest rates;

                                            o     the availability of mortgage credit;

                                            o     the applicable yield maintenance charges or
                                                  prepayment premiums and the ability of the
                                                  master servicer, the primary servicer or the
                                                  special servicer to enforce the related
                                                  provisions;

                                            o     the failure to meet requirements for release
                                                  of escrows/reserves that result in a
                                                  prepayment;

                                            o     the occurrence of casualties or natural
                                                  disasters; and

                                            o     economic, demographic, tax or legal factors.

                                            Generally, no yield maintenance charge or
                                            prepayment premium will be required for prepayments
                                            (i) in connection with a casualty or condemnation
                                            unless an event of default has occurred or (ii) in
                                            connection with the resolution of a specially
                                            serviced mortgage loan. In addition, if a mortgage
                                            loan seller repurchases any mortgage loan from the
                                            trust due to the material breach of a
                                            representation or warranty or a material document
                                            defect or the mortgage loan is otherwise purchased
                                            from the trust (including certain purchases by the
                                            holder of a B Note or mezzanine loan), the
                                            repurchase price paid will be passed through to the
                                            holders of the certificates with the same effect as
                                            if the mortgage loan had been prepaid in part or in
                                            full, except that no yield maintenance charge or
                                            prepayment premium will be payable. Any such
                                            repurchase or purchase may, therefore, adversely
                                            affect the yield to maturity on your certificates.

                                            Although all of the mortgage loans have protection
                                            against voluntary prepayments in the form of
                                            lock-out periods, defeasance provisions, yield
                                            maintenance provisions and/or prepayment premium
                                            provisions, there can be no assurance that (i)
                                            borrowers will refrain from prepaying mortgage
                                            loans due to the existence of a yield maintenance
                                            charge or prepayment premium or (ii) involuntary
                                            prepayments or repurchases will not occur.

                                            In addition, the yield maintenance formulas are not
                                            the same for all of the mortgage loans that have
                                            yield maintenance charges. This can lead to
                                            substantial variance from loan to loan with respect
                                            to the amount of

                                      S-90

                                            yield maintenance charge that is due on the related
                                            prepayment. Also, the description in the mortgage
                                            notes of the method of calculation of prepayment
                                            premiums and yield maintenance charges is complex
                                            and subject to legal interpretation and it is
                                            possible that another person would interpret the
                                            methodology differently from the way we did in
                                            estimating an assumed yield to maturity on your
                                            certificates as described in this prospectus
                                            supplement. See Appendix II attached to this
                                            prospectus supplement for a description of the
                                            various prepayment provisions.

RELEASE OF COLLATERAL                       Notwithstanding the prepayment restrictions
                                            described in this prospectus supplement, certain of
                                            the mortgage loans permit the release of a
                                            mortgaged property (or a portion of the mortgaged
                                            property) subject to the satisfaction of certain
                                            conditions described in Appendix II attached to
                                            this prospectus supplement. In order to obtain
                                            such release (other than with respect to the
                                            release of certain non-material portions of the
                                            mortgaged properties which may not require payment
                                            of a release price), the borrower is required
                                            (among other things) to pay a release price, which
                                            may include a prepayment premium or yield
                                            maintenance charge on all or a portion of such
                                            payment. In addition, certain mortgage loans
                                            provide for the release, without prepayment or
                                            defeasance, of outparcels or other portions of the
                                            related mortgaged property that were given no value
                                            or minimal value in the underwriting process,
                                            subject to the satisfaction of certain conditions.
                                            In addition, certain of the mortgage loans permit
                                            the related borrower to substitute collateral under
                                            certain circumstances. See Appendix II attached to
                                            this prospectus supplement for further details
                                            regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATES
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATES WERE
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATES                           The yield on any certificate will depend on (i) the
                                            price at which that certificate is purchased by you
                                            and (ii) the rate, timing and amount of
                                            distributions on your certificate. The rate,
                                            timing and amount of distributions on any
                                            certificate will, in turn, depend on, among other
                                            things:

                                            o     the interest rate for that certificate;

                                            o     the rate and timing of principal payments
                                                  (including principal prepayments) and other
                                                  principal collections (including loan
                                                  purchases in connection with breaches of
                                                  representations and warranties) on or in
                                                  respect of the mortgage loans and the extent
                                                  to which those amounts are to be applied or
                                                  otherwise result in a reduction of the
                                                  certificate balance of such certificate;

                                            o     the rate, timing and severity of losses on or
                                                  in respect of the mortgage loans or
                                                  unanticipated expenses of the trust;

                                            o     the rate and timing of any reimbursement of
                                                  the master servicer, the special servicer or
                                                  the trustee, as applicable, out of the
                                                  Certificate Account of nonrecoverable
                                                  advances or advances remaining

                                      S-91

                                                  unreimbursed on a modified mortgage loan on
                                                  the date of that modification;

                                            o     the timing and severity of any interest
                                                  shortfalls resulting from prepayments to the
                                                  extent not offset by a reduction in master
                                                  servicer compensation as described in this
                                                  prospectus supplement;

                                            o     the timing and severity of any reductions in
                                                  the appraised value of any mortgaged property
                                                  in a manner that has an effect on the amount
                                                  of advancing required on the related mortgage
                                                  loan; and

                                            o     the method of calculation of prepayment
                                                  premiums and yield maintenance charges and
                                                  the extent to which prepayment premiums and
                                                  yield maintenance charges are collected and,
                                                  in turn, distributed on that certificate.

                                            In addition, any change in the weighted average
                                            life of a certificate may adversely affect yield.
                                            Prepayments resulting in a shortening of weighted
                                            average lives of certificates may be made at a time
                                            of lower interest rates when you may be unable to
                                            reinvest the resulting payment of principal at a
                                            rate comparable to the effective yield anticipated
                                            when making the initial investment in
                                            certificates. Delays and extensions resulting in a
                                            lengthening of the weighted average lives of the
                                            certificates may occur at a time of higher interest
                                            rates when you may have been able to reinvest
                                            principal payments that would otherwise have been
                                            received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies or defaults on
                                            the mortgage loans could affect the following
                                            aspects of the offered certificates:

                                            o   the aggregate amount of distributions on them;

                                            o   their yields to maturity;

                                            o   their rates of principal payments; and

                                            o   their weighted average lives.

                                            The rights of holders of each class of subordinate
                                            certificates to receive payments of principal and
                                            interest otherwise payable on their certificates
                                            will be subordinated to those rights of the holders
                                            of the more senior certificates having an earlier
                                            alphabetical class designation (provided that the
                                            Class A-M Certificates and the Class A-MFL Regular
                                            Interest (and correspondingly, the Class A-MFL
                                            Certificates) will be pro rata with each other and
                                            senior in right to the Class A-J Certificates).
                                            Losses on the mortgage loans will be allocated to
                                            the Class S, Class Q, Class P, Class O, Class N,
                                            Class M, Class L, Class K, Class J, Class H,
                                            Class G, Class F, Class E, Class D, Class C,
                                            Class B, Class A-J Certificates, in that order, and
                                            then to the Class A-M Certificates and the Class
                                            A-MFL Regular Interest (and correspondingly the
                                            Class A-MFL Certificates), pro rata, reducing
                                            amounts otherwise payable to each class. Any
                                            remaining losses would then be allocated to the
                                            Class A-1 Certificates, Class A-1A Certificates,
                                            Class A-2 Certificates, Class A-3-1 Certificates,
                                            Class A-3-2 Certificates, Class A-AB Certificates
                                            and Class A-4 Certificates and the Class A-4FL
                                            Regular Interest (and correspondingly the Class
                                            A-4FL

                                      S-92

                                            Certificates), pro rata, and with respect to losses
                                            of interest only, the Class X Certificates based on
                                            their respective entitlements.

                                            If losses on the mortgage loans and/or trust
                                            expenses exceed the aggregate certificate balance
                                            of the classes of certificates subordinated to a
                                            particular class, that particular class will suffer
                                            a loss equal to the full amount of that excess up
                                            to the outstanding certificate balance of that
                                            class.

                                            If you calculate your anticipated yield based on
                                            assumed rates of default and losses that are lower
                                            than the default rate and losses actually
                                            experienced and those losses are allocable to your
                                            certificates, your actual yield to maturity will be
                                            lower than the assumed yield. Under extreme
                                            scenarios, that yield could be negative. In
                                            general, the earlier a loss is borne by your
                                            certificates, the greater the effect on your yield
                                            to maturity.

                                            Additionally, delinquencies and defaults on the
                                            mortgage loans may significantly delay the receipt
                                            of distributions by you on your certificates,
                                            unless advances are made to cover delinquent
                                            payments or the subordination of another class of
                                            certificates fully offsets the effects of any such
                                            delinquency or default.

                                            Also, if the related borrower does not repay a
                                            mortgage loan with an anticipated repayment date by
                                            its anticipated repayment date, the effect will be
                                            to increase the weighted average life of your
                                            certificates and may reduce your yield to maturity.

                                            Furthermore, if principal and interest advances
                                            and/or servicing advances are made with respect to
                                            a mortgage loan after default and the mortgage loan
                                            is thereafter worked out under terms that do not
                                            provide for the repayment of those advances in full
                                            at the time of the workout, then any reimbursements
                                            of those advances prior to the actual collection of
                                            the amount for which the advance was made may also
                                            result in reductions in distributions of principal
                                            to the holders of the offered certificates for the
                                            current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER OR
THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this prospectus
                                            supplement, the master servicer, the special
                                            servicer or the trustee, if applicable (and the
                                            related master servicer, the special servicer, the
                                            trustee or any fiscal agent in respect of any
                                            non-serviced mortgage loans), will be entitled to
                                            receive interest at the "prime rate" on
                                            unreimbursed advances they have made with respect
                                            to delinquent monthly payments or that are made
                                            with respect to the preservation and protection of
                                            the related mortgaged property or enforcement of
                                            the mortgage loan. This interest will generally
                                            accrue from the date on which the related advance
                                            is made or the related expense is incurred to the
                                            date of reimbursement. No advance interest will
                                            accrue during the grace period, if any, for the
                                            related mortgage loan. This interest may be offset
                                            in part by default interest and late payment
                                            charges paid by the borrower in connection with the
                                            mortgage loan or by certain other amounts. In
                                            addition, under certain circumstances, including
                                            delinquencies in the payment of

                                      S-93

                                            principal and interest, a mortgage loan will be
                                            serviced by the special servicer, and the special
                                            servicer is entitled to compensation for special
                                            servicing activities. The right to receive interest
                                            on advances and special servicing compensation is
                                            senior to the rights of certificateholders to
                                            receive distributions. The payment of interest on
                                            advances and the payment of compensation to the
                                            special servicer may result in shortfalls in
                                            amounts otherwise distributable on the
                                            certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Four (4) of the mortgaged properties, securing
                                            mortgage loans representing 0.7% of the initial
                                            outstanding pool balance (and representing 0.8% of
                                            the initial outstanding loan group 1 balance), are
                                            subject to a first mortgage lien on a leasehold
                                            interest under a ground lease.

                                            Leasehold mortgage loans are subject to certain
                                            risks not associated with mortgage loans secured by
                                            a lien on the fee estate of the borrower. The most
                                            significant of these risks is that if the
                                            borrower's leasehold were to be terminated upon a
                                            lease default, the lender would lose its security.
                                            Generally, each related ground lease requires the
                                            lessor to give the lender notice of the borrower's
                                            defaults under the ground lease and an opportunity
                                            to cure them, permits the leasehold interest to be
                                            assigned to the lender or the purchaser at a
                                            foreclosure sale, in some cases only upon the
                                            consent of the lessor, and contains certain other
                                            protective provisions typically included in a
                                            "mortgageable" ground lease.

                                            In addition, certain of the mortgaged properties
                                            are subject to various use restrictions imposed by
                                            the related ground lease, and these limitations
                                            could adversely affect the ability of the related
                                            borrower to lease or sell the mortgaged property on
                                            favorable terms, thus adversely affecting the
                                            borrower's ability to fulfill its obligations under
                                            the related mortgage loan.

                                            Upon the bankruptcy of a lessor or a lessee under a
                                            ground lease, the debtor entity has the right to
                                            assume or reject the lease. If a debtor lessor
                                            rejects the lease, the lessee has the right to
                                            remain in possession of its leased premises for the
                                            rent otherwise payable under the lease for the term
                                            of the lease (including renewals). If a debtor
                                            lessee/borrower rejects any or all of the lease,
                                            the leasehold lender could succeed to the
                                            lessee/borrower's position under the lease only if
                                            the lessor specifically grants the lender that
                                            right. If both the lessor and the lessee/borrowers
                                            are involved in bankruptcy proceedings, the trustee
                                            may be unable to enforce the bankrupt
                                            lessee/borrower's right to refuse to treat a ground
                                            lease rejected by a bankrupt lessor as terminated.
                                            In those circumstances, a lease could be terminated
                                            notwithstanding lender protection provisions
                                            contained therein or in the mortgage.

                                            In a decision by the United States Court of Appeals
                                            for the Seventh Circuit (Precision Indus. v.
                                            Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir.
                                            2003)) the court ruled with respect to an
                                            unrecorded lease of real property that where a
                                            statutory sale of the fee interest in leased
                                            property occurs under Section 363(f) of the
                                            Bankruptcy Code (11 U.S.C. Section 363(f)) upon the
                                            bankruptcy of a landlord, such sale

                                      S-94

                                            terminates a lessee's possessory interest in the
                                            property, and the purchaser assumes title free and
                                            clear of any interest, including any leasehold
                                            estates. Pursuant to Section 363(e) of the
                                            Bankruptcy Code (11 U.S.C. Section 363(a)), a
                                            lessee may request the bankruptcy court to prohibit
                                            or condition the statutory sale of the property so
                                            as to provide adequate protection of the leasehold
                                            interests; however, the court ruled that this
                                            provision does not ensure continued possession of
                                            the property, but rather entitles the lessee to
                                            compensation for the value of its leasehold
                                            interest, typically from the sale proceeds. While
                                            there are certain circumstances under which a "free
                                            and clear" sale under Section 363(f) of the
                                            Bankruptcy Code would not be authorized (including
                                            that the lessee could not be compelled in a legal
                                            or equitable proceeding to accept a monetary
                                            satisfaction of his possessory interest, and that
                                            none of the other conditions of Section
                                            363(f)(1)-(4) of the Bankruptcy Code otherwise
                                            permits the sale), we cannot provide assurances
                                            that those circumstances would be present in any
                                            proposed sale of a leased premises. As a result, we
                                            cannot provide assurances that, in the event of a
                                            statutory sale of leased property pursuant to
                                            Section 363(f) of the Bankruptcy Code, the lessee
                                            may be able to maintain possession of the property
                                            under the ground lease. In addition, we cannot
                                            provide assurances that the lessee and/or the
                                            lender will be able to recoup the full value of the
                                            leasehold interest in bankruptcy court.

                                            Some of the ground leases securing the mortgaged
                                            properties provide that the ground rent payable
                                            under the ground lease increases during the term of
                                            the lease. These increases may adversely affect
                                            the cash flow and net income of the borrower from
                                            the mortgaged property.

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                          In the event of the insolvency of any mortgage loan
                                            seller, it is possible the trust's right to payment
                                            from or ownership of the mortgage loans could be
                                            challenged, and if that challenge were successful,
                                            delays or reductions in payments on your
                                            certificates could occur.

                                            Based upon opinions of counsel that the conveyance
                                            of the mortgage loans would generally be respected
                                            in the event of insolvency of the mortgage loan
                                            sellers, which opinions are subject to various
                                            assumptions and qualifications, the depositor
                                            believes that such a challenge will be
                                            unsuccessful, but there can be no assurance that a
                                            bankruptcy trustee, if applicable, or other
                                            interested party will not attempt to assert such a
                                            position. Even if actions seeking those results
                                            were not successful, it is possible that payments
                                            on the certificates would be delayed while a court
                                            resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Your certificates will not be listed on any
                                            securities exchange or traded on any automated
                                            quotation systems of any registered securities
                                            association, and there is currently no secondary
                                            market for the certificates. While the
                                            Underwriters currently intend to make a secondary
                                            market in the certificates, none of them is
                                            obligated to do so. Accordingly, you may not have
                                            an active or liquid secondary market for your
                                            certificates, which could result in a substantial
                                            decrease in the

                                      S-95

                                            market value of your certificates. The market value
                                            of your certificates also may be affected by many
                                            other factors, including then-prevailing interest
                                            rates. Furthermore, you should be aware that the
                                            market for securities of the same type as the
                                            certificates has in the past been volatile and
                                            offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The interest rates on one or more classes of
                                            certificates may be based on a weighted average of
                                            the mortgage loan interest rates net of the
                                            administrative cost rate, which is calculated based
                                            upon the respective principal balances of the
                                            mortgage loans. Alternatively, the interest rate
                                            on one or more classes of the certificates may be
                                            capped at the weighted average rate. This weighted
                                            average rate is further described in this
                                            prospectus supplement under the definition of
                                            "Weighted Average Net Mortgage Rate" in the
                                            "Glossary of Terms."  Any class of certificates that
                                            is either fully or partially based upon the
                                            weighted average net mortgage rate may be adversely
                                            affected by disproportionate principal payments,
                                            prepayments, defaults and other unscheduled
                                            payments on the mortgage loans. Because some
                                            mortgage loans will amortize their principal more
                                            quickly than others, the rate may fluctuate over
                                            the life of those classes of your certificates.

                                            In general, mortgage loans with relatively high
                                            mortgage interest rates are more likely to prepay
                                            than mortgage loans with relatively low mortgage
                                            interest rates. For instance, varying rates of
                                            unscheduled principal payments on mortgage loans
                                            which have interest rates above the weighted
                                            average net mortgage rate may have the effect of
                                            reducing the interest rate of your certificates.

DEFAULTS UNDER SWAP CONTRACTS
MAY ADVERSELY AFFECT PAYMENTS
ON THE CLASS A-4FL CERTIFICATES
AND THE CLASS A-MFL CERTIFICATES            The trust will have the benefit of two swap
                                            contracts with the Swap Counterparty. Morgan
                                            Stanley, who has guaranteed the obligations of the
                                            Swap Counterparty under the swap contract,
                                            currently has a long-term rating of "Aa3" by
                                            Moody's and "A+" by S&P and a short-term rating of
                                            "Prime-1" by Moody's and "A-1" by S&P. Because the
                                            Class A-4FL Regular Interest and the Class A-MFL
                                            Regular Interest accrue interest at a fixed rate of
                                            interest subject to a maximum pass-through rate
                                            equal to the weighted average net mortgage rate,
                                            the ability of the holders of the Class A-4FL
                                            Certificates or the Class A-MFL Certificates, as
                                            applicable, to receive the payment of interest at
                                            the designated pass-through rate (which payment of
                                            interest may be reduced in certain circumstances as
                                            described in this prospectus supplement) will
                                            depend on payment by the Swap Counterparty pursuant
                                            to the applicable swap contract. See "Description
                                            of the Swap Contracts--The Swap Counterparty."
                                            There can be no assurance, however, that the
                                            guarantor of the Swap Counterparty's obligations
                                            under the swap contracts will maintain its ratings
                                            or have sufficient assets or otherwise be able to
                                            fulfill its obligations under the swap contracts.
                                            If the Swap Counterparty guarantor's long-term
                                            rating is not at least "A3" by Moody's or "A" by
                                            S&P (a "Rating Agency Trigger Event"), the Swap
                                            Counterparty will be required to post collateral,
                                            find a replacement Swap Counterparty that would not
                                            cause another Rating

                                      S-96

                                            Agency Trigger Event or enter into any other
                                            arrangement satisfactory to Moody's and S&P. In the
                                            event that the Swap Counterparty fails to, among
                                            other things, either post acceptable collateral,
                                            find an acceptable replacement swap counterparty or
                                            enter into any other arrangement satisfactory to
                                            Moody's and S&P after a Rating Agency Trigger Event
                                            (a "Swap Default"), then the paying agent will be
                                            required to take such actions (following the
                                            expiration of any applicable grace period), unless
                                            otherwise directed in writing by the holders of
                                            100% of the Class A-4FL Certificates or the Class
                                            A-MFL Certificates, as applicable, to enforce the
                                            rights of the trust under the applicable swap
                                            contract as may be permitted by the terms of the
                                            applicable swap contract and the Pooling and
                                            Servicing Agreement and use any termination
                                            payments received from the Swap Counterparty (as
                                            described in this prospectus supplement) to enter
                                            into a replacement interest rate swap contract on
                                            substantially identical terms. The costs and
                                            expenses incurred by the paying agent in connection
                                            with enforcing the rights of the trust under either
                                            swap contract will be reimbursable to the trustee
                                            out of amounts otherwise payable to the Class A-4FL
                                            Certificates or the Class A-MFL Certificates, as
                                            applicable, to the extent not reimbursed by the
                                            applicable swap counterparty or payable out of net
                                            proceeds of the liquidation of the applicable swap
                                            contract. If the costs attributable to entering
                                            into a replacement interest rate swap contract
                                            would exceed the net proceeds of the liquidation of
                                            the applicable swap contract, a replacement
                                            interest rate swap contract will not be entered
                                            into and any such proceeds will instead be
                                            distributed to the holders of the Class A-4FL
                                            Certificates or the Class A-MFL Certificates, as
                                            applicable. Following the termination of a swap
                                            contract (and during the period when the trust is
                                            pursuing remedies under the swap contract), or if a
                                            Swap Default or other default or event of
                                            termination under the applicable swap contract
                                            occurs and is continuing, the Class A-4FL Interest
                                            Distribution Amount or the Class A-MFL Interest
                                            Distribution Amount, as applicable, will be equal
                                            to the Distributable Certificate Interest Amount
                                            (as defined in this prospectus supplement) in
                                            respect of the Class A-4FL Regular Interest or the
                                            Class A-MFL Regular Interest, respectively, and the
                                            Class A-4FL Certificates or the Class A-MFL
                                            Certificates, as applicable, will accrue interest
                                            at the same rate, on the same basis and in the same
                                            manner as the Class A-4FL Regular Interest or the
                                            Class A-MFL Regular Interest, respectively. A
                                            conversion to a fixed rate might result in a
                                            temporary delay of the holders of the Class A-4FL
                                            Certificates or the Class A-MFL Certificates, as
                                            applicable, to receive payment of the related
                                            Distributable Certificate Interest Amount if DTC is
                                            not provided with sufficient notice of the
                                            resulting change in the payment terms of the Class
                                            A-4FL Certificates or the Class A-MFL Certificates,
                                            respectively.

                                            Distributions on the Class A-4FL Regular Interest
                                            or the Class A-MFL Regular Interest will be subject
                                            to a maximum pass-through rate equal to the
                                            weighted average net mortgage rate. If the
                                            weighted average net mortgage rate drops below the
                                            fixed rate on the Class A-4FL Regular Interest or
                                            the Class A-MFL Regular Interest, as applicable,
                                            the amount paid to the Swap Counterparty will be
                                            reduced and interest payments by the Swap
                                            Counterparty under the applicable swap contract
                                            will be reduced, on a dollar-for-dollar basis, by
                                            an amount equal to the difference between the
                                            amount actually paid to the Swap Counterparty and
                                            the amount that would have been paid if the
                                            weighted average net mortgage rate had not dropped
                                            below such fixed rate. This will result in

                                      S-97

                                            a corresponding reduction in the amounts paid by
                                            the Swap Counterparty pursuant to the applicable
                                            swap contract, which will result in a reduced
                                            interest payment on the Class A-4FL Certificates or
                                            the Class A-MFL Certificates, as applicable. The
                                            ratings of the Class A-4FL Certificates and the
                                            Class A-MFL Certificates do not represent any
                                            assessment as to whether the floating rate of
                                            interest on such class will convert to a fixed
                                            rate, and only represent the likelihood of the
                                            receipt of interest at a rate equal to (i) in the
                                            case of the Class A-4FL Certificates, the lesser of
                                            5.447% and the weighted average net mortgage rate
                                            and (ii) in the case of the Class A-MFL
                                            Certificates, the lesser of 5.478% and the weighted
                                            average net mortgage rate, in each case adjusted,
                                            if necessary, to accrue on the basis of a 360-day
                                            year consisting of twelve 30-day-months. See
                                            "Ratings" in this prospectus supplement.

                                            In addition, if the funds allocated to payment of
                                            interest distributions on the Class A-4FL Regular
                                            Interest or the Class A-MFL Regular Interest, as
                                            applicable, are insufficient to make all required
                                            interest payments on the Class A-4FL Regular
                                            Interest or the Class A-MFL Regular Interest,
                                            respectively, the amount paid to the Swap
                                            Counterparty will be reduced and interest paid by
                                            the Swap Counterparty under the applicable swap
                                            contract will be reduced, on a dollar-for-dollar
                                            basis, by an amount equal to the difference between
                                            the amount actually paid to the Swap Counterparty
                                            and the amount that would have been paid if the
                                            funds allocated to payment of interest
                                            distributions on the Class A-4FL Regular Interest
                                            or the Class A-MFL Regular Interest, respectively,
                                            had been sufficient to make all required interest
                                            payments on the Class A-4FL Regular Interest or the
                                            Class A-MFL Regular Interest, respectively. As a
                                            result, the holders of the Class A-4FL Certificates
                                            or the Class A-MFL Certificates, as applicable, may
                                            experience an interest shortfall. See "Description
                                            of the Swap Contracts" in this prospectus supplement

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS                              The yield to investors in the Class A-4FL
                                            Certificates and the Class A-MFL Certificates will
                                            be highly sensitive to changes in the level of
                                            one-month LIBOR. Investors in the Class A-4FL
                                            Certificates and the Class A-MFL Certificates
                                            should consider the risk that lower than
                                            anticipated levels of one-month LIBOR could result
                                            in actual yields that are lower than anticipated
                                            yields on the Class A-4FL Certificates and the
                                            Class A-MFL Certificates.

                                            In addition, because interest payments on the Class
                                            A-4FL Certificates and the Class A-MFL Certificates
                                            may be reduced or the pass-through rate may convert
                                            to a fixed rate, subject to a maximum pass-through
                                            rate equal to the weighted average net mortgage
                                            rate, in connection with certain events discussed
                                            in this prospectus supplement, the yield to
                                            investors in the Class A-4FL Certificates and the
                                            Class A-MFL Certificates under such circumstances
                                            may not be as high as that offered by other
                                            LIBOR-based investments that are not subject to such
                                            interest rate restrictions.

                                            In general, the earlier a change in the level of
                                            one-month LIBOR, the greater the effect on the
                                            yield to maturity to an investor in the Class A-4FL
                                            Certificates and the Class A-MFL Certificates. As a
                                            result, the effect on such investor's yield to
                                            maturity of a level of one-month

                                      S-98

                                            LIBOR that is higher (or lower) than the rate
                                            anticipated by such investor during the period
                                            immediately following the issuance of the Class
                                            A-4FL Certificates and the Class A-MFL Certificates
                                            is not likely to be offset by a subsequent like
                                            reduction (or increase) in the level of one-month
                                            LIBOR.

                                            The failure by the Swap Counterparty in its
                                            obligation to make payments under the applicable
                                            swap contract, the conversion to a fixed rate that
                                            is below the rate that would otherwise be payable
                                            at the floating rate and/or the reduction of
                                            interest payments resulting from payment of
                                            interest to the Class A-4FL Regular Interest or the
                                            Class A-MFL Regular Interest, as applicable, based
                                            on a pass-through rate below 5.447% per annum, in
                                            the case of the Class A-4FL Certificates, or 5.478%
                                            per annum, in the case of the Class A-MFL
                                            Certificates, would have a negative impact. There
                                            can be no assurance that a default by the Swap
                                            Counterparty and/or the conversion of the
                                            pass-through rate from a rate based on LIBOR to a
                                            fixed rate would not adversely affect the amount
                                            and timing of distributions to the holders of the
                                            Class A-4FL Certificates and the Class A-MFL
                                            Certificates. See "Yield and Maturity
                                            Considerations" in this prospectus supplement.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-99

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Morgan Stanley Mortgage Capital Inc.

      Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC"), is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor, the swap counterparty and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley
(NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New
York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in
Chicago, Illinois, Los Angeles, California, Irvine, California, Irving, Texas,
Herndon, Virginia and Alpharetta, Georgia. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated or acquired all of the mortgage loans it is selling to the Depositor.

MSMC's Commercial Mortgage Securitization Program

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2006.

                                                    TOTAL MSMC          TOTAL
                                                  MORTGAGE LOANS        MSMC
         TOTAL MSMC     TOTAL MSMC MORTGAGE      SECURITIZED WITH     MORTGAGE
          MORTGAGE     LOANS SECURITIZED WITH     NON-AFFILIATED        LOANS
YEAR       LOANS*       AFFILIATED DEPOSITOR        DEPOSITOR        SECURITIZED
----     ----------    ----------------------    ----------------    -----------
                         (APPROXIMATE AMOUNTS IN BILLIONS OF $)
                         --------------------------------------
2006        16.9                8.9                    1.9              10.7
2005        12.9                8.2                    1.5               9.6
2004         7.6                5.1                    1.3               6.4
2003         6.4                3.5                    1.3               4.8

      *Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing

                                      S-100

and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow.

                                      S-101

MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by
MSMC.

Servicing

      MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

LaSalle Bank National Association

      LaSalle Bank National Association ("LaSalle") is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated and underwrote all of the mortgage loans it is selling to the Depositor, which represent 16.3% of the Initial Pool Balance.

      LaSalle is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street, Suite
3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N.V., a bank organized under the laws of the Netherlands. As of
September 30, 2006, LaSalle had total assets of approximately $71.4 billion.
LaSalle is also acting as paying agent, certificate registrar and authenticating agent for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle.

LaSalle's Commercial Mortgage Securitization Program

      LaSalle has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle has participated include the "LDP"
program in which J.P. Morgan Commercial Mortgage Securities Corp. acted as depositor and the "HQ" and "IQ" programs in which Morgan Stanley Capital I Inc., the Depositor for this transaction, acted as depositor.

      Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2006, LaSalle originated commercial mortgage loans with an aggregate original principal balance of approximately $15.6 billion that were included in approximately 37 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2006, LaSalle originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately
$7.9 billion. LaSalle selected from its existing portfolio the mortgage loans it is selling to the Depositor.

      In addition, LaSalle has been active as an originator of small, multifamily, manufactured housing community and mixed-use residential and commercial mortgage loans having principal balances of up to approximately $5 million, and beginning in 2005 has securitized approximately $1.8 billion in aggregate principal balance of such loans in private transactions. No such loans are included in this offering.

                                      S-102

Servicing

      LaSalle services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

Underwriting Standards

      LaSalle generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below.
Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by LaSalle will comply in all respects with the underwriting criteria.

      Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. LaSalle's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of LaSalle there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, LaSalle calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan originated by LaSalle as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. LaSalle reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an Event of
Default or when certain debt service coverage ratio tests are not satisfied under the related

                                      S-103

mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Principal Commercial Funding II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

      PCFII began participating in the securitization of mortgage loans in 2006.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated include the "TOP" program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan Stanley
Capital I Inc. have alternately acted as depositor, the "PWR" program in which
Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns Commercial
Mortgage Securities II Inc. act as depositor and the "HQ" program and, with respect to PCF only, the "IQ" program, in which Morgan Stanley Capital I Inc.
has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December 31, 2006, was approximately $10.3 billion. As of such date, these securitized loans included approximately 1,468 mortgage loans, all of which were fixed rate and which have been included in approximately 40 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--The Primary
Servicer" in this prospectus supplement.

                                      S-104

Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a

                                      S-105

given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

      The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

      The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2006, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $49,447,086,987. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

      Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2007-HQ11 (the "Trust"). The Trust is a New York
common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as described in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee and the Custodian--The Trustee," "--The Paying Agent, Certificate
Registrar and Authenticating Agent," "--The Master Servicer," and "--The Special
Servicer" and "Servicing of the Mortgage Loans."

                                      S-106

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code (the "Bankruptcy Code") are
generally analogous to the following:

      (1)   If such mortgage loan seller (other than LaSalle) were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the related Mortgage Loan Purchase
Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a)
of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code;

      (2)   If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the Depositor to the trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of
Section 362(a) of the Bankruptcy Code; and

      (3)   With respect to the mortgage loans sold to the Trust by LaSalle, if in the event of the insolvency of LaSalle and the appointment of the Federal
Deposit Insurance Corporation (the "FDIC") as conservator or receiver for
LaSalle, pursuant to Section 11(c) of the Federal Deposit Insurance Act (the
"FDIA"), a court, in a properly presented and decided case, would hold that the
FDIC could not (i) in the exercise of its authority under 12 U.S.C. ss. 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller (or its receivership) the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. ss. 1823(e).

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than

                                      S-107

an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as the trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a
national banking association and a wholly-owned subsidiary of Wells Fargo &
Company. A diversified financial services company with approximately $483 billion in assets, more than 23 million customers and 167,000 employees as of
September 30, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Mortgage Loan Sellers,
the Master Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The corporate trust office of the trustee where the administration of the trust will take place is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn:
Corporate Trust Services (CMBS) Morgan Stanley Capital I Trust 2007-HQ11. As
compensation for the performance of its duties as trustee, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and
Servicing Agreement.

      Wells Fargo Bank has provided corporate trust services since 1934. Wells
Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells
Fargo Bank was acting as trustee on over 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

      In its capacity as trustee on commercial mortgage securitizations, Wells
Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years,
Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

      The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "Prime 1" by
Moody's and "A-1" by S&P and whose long-term senior unsecured debt, is at all times rated not less than "Aa3" by Moody's and "A+" by S&P, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See
"Description of the Pooling and Servicing Agreements--Duties of the Trustee",
"Description of the Pooling and Servicing Agreements--Regarding the Fees,
Indemnities and Powers of the Trustee" and "Description of the Pooling and
Servicing Agreements--Resignation and Removal of the Trustee" in the prospectus.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is

                                      S-108

required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances"
in this prospectus supplement.

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicer, if any, the Rating Agencies and all Certificateholders.
Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                                      S-109

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies or (v) if the trustee fails to perform (or acts with negligence, bad faith or willful misconduct in performing) any of its Exchange Act reporting or
Regulation AB obligations under the Pooling and Servicing Agreement, then the
Depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses
(i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

Trustee Compensation

      As compensation for the performance of its duties as trustee, Wells Fargo
Bank will be paid the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00084% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the
Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

      Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo
Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells
Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells
Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank
was acting as custodian of more than 43,000 commercial mortgage loan files.

      Certain information set forth in this prospectus supplement concerning the trustee and custodian has been provided by it.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      LaSalle Bank National Association will be the paying agent, certificate registrar and authenticating agent under the Pooling and Servicing Agreement.
LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle
Bank Corporation, is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.
LaSalle has extensive experience serving as paying agent on securitizations of

                                      S-110

commercial mortgage loans. Since 1994, LaSalle has served as paying agent or as trustee on over 685 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of December 31, 2006, LaSalle serves as paying agent or as trustee on over 460 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated "A+" by S&P,
"Aa3" by Moody's and "AA-" by Fitch Ratings. The Depositor, the mortgage loan sellers, the master servicer and the special servicer may maintain other banking relationships in the ordinary course of business with the paying agent. The paying agent's corporate trust office is located at 135 South LaSalle Street,
Suite 1625, Chicago, Illinois, 60603, Attention: Global Securities and Trust
Services - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2007-HQ11 or at such other address as the paying agent may designate from time to time.

      Using information set forth in this prospectus supplement, the paying agent will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the paying agent will calculate the amount of principal and interest to be paid to each Class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the paying agent will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the Collection Period. In performing these obligations, the paying agent will be able to conclusively rely on the information provided to it by the master servicer, and the paying agent will not be required to recompute, recalculate or verify the information provided to it by the master servicer. Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.
In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and
Exchange Commission on behalf of the Trust.

      LaSalle and MSMC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, LaSalle will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.
LaSalle is also a mortgage loan seller and the parent of LaSalle Financial
Services, Inc., an underwriter.

      The trustee, the certificate registrar, the custodian, the authenticating agent and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, and arising out of, or in connection with the performance of each of their duties or the exercise of their rights under the Pooling and Servicing Agreement and the certificates.

      Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

THE MASTER SERVICER

      Capmark Finance Inc. ("Capmark") will be the master servicer under the
Pooling and Servicing Agreement for all of the mortgage loans. The principal commercial mortgage servicing offices of Capmark are located at 116 Welsh Road,
Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

      Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance.

                                      S-111

      The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2003 to 2006 in respect of which Capmark has acted as master servicer.

                                          YEAR (AMOUNTS IN $ BILLIONS)

                                      2003      2004      2005      2006
                                     ------    ------    ------    ------
        CMBS (US)................    $ 99.0    $100.2    $122.4    $135.3
        Other....................    $103.3    $ 97.0    $102.8    $131.5
                                     ------    ------    ------    ------
           TOTAL.................    $202.3    $197.2    $225.2    $266.8
                                     ======    ======    ======    ======

      Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

      No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer, as a result of any action or inaction of Capmark as master servicer, including a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

      GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

      Capmark Servicer Ireland Limited (formerly known as GMAC Commercial
Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Malinger, Ireland. The Irish unit is engaged in servicing all
European loans and deals and, as a general matter, provides certain back office functions for Capmark's portfolio in the United States.

      Capmark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. Capmark Overseas Processing India
Private Limited is located in Hyderabad (Andre Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

      Each of Capmark Servicer Ireland Limited and Capmark Overseas Processing
India Private Limited report to the same managing director of Capmark.

      From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

      The master servicer's proprietary website (www.capmark.com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Capmark is master servicer and also provides borrowers with access to current and historical loan and property information for these transactions.

      Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections

                                      S-112

on the mortgage loans are to be maintained is described under "Description of the Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

      The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligation under the trust or any other commercial mortgage loan securitization. Capmark monitors and reviews the performance of sub-servicers appointed by it.

      The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

THE PRIMARY SERVICER

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans, sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, which owns a 49% interest in Principal Commercial
Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand
Avenue, Des Moines, Iowa 50392.

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of December 31, 2006, PGI was responsible for servicing approximately
3,092 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $22.4 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of December 31, 2006, PGI was a primary servicer in approximately 43 commercial mortgage-backed securitization transactions, servicing approximately
1,489 loans with an aggregate outstanding principal balance of approximately
$10.2 billion.

      PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o   collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

                                      S-113

      o   providing certain CMSA reports to the master servicer;

      o   processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

      o   handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

      J.E. Robert Company, Inc. ("JER"), a Virginia corporation, will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO
Properties. JER Investors Trust Inc., an affiliate of JER, is anticipated to be the Operating Adviser and the purchaser of certain of the non-offered certificates with respect to the transaction described in this prospectus supplement. The principal offices of JER are located at 1650 Tysons Boulevard,
Suite 1600, McLean, Virginia, and its telephone number is 703-714-8000.

      JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

          o   Acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

          o   Equity and debt investments in, and recapitalizations of,
              operating companies with significant real estate assets;

          o   Investing in high-yielding real estate loans; and

          o   Investing in, and managing as special servicer, unrated,
              non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

      In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

      JER has substantial experience in working out mortgage loans and have been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of "CSS1" from Fitch. JER is also on S&P's Select
Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked
"STRONG" by S&P. The ratings of JER as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

      The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 21 as of December 31, 2006. JER
acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; (c) 17 commercial mortgage loan securitizations containing over
1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion; and (d) 21 commercial mortgage loan securitizations containing over 3,000 mortgage loans as of December 31,
2006, with an aggregate outstanding principal balance in excess of $37.6 billion.

                                      S-114

      Since its inception in 1981 and through December 31, 2006, JER as special servicer has resolved approximately 1,790 mortgage loans, with an aggregate principal balance of approximately $2.2 billion. Over the past three years, from
2004 through 2006, JER in its capacity as special servicer has resolved over
$485 million of U.S. commercial and multifamily mortgage loans. As of December
31, 2006, JER was administering approximately 9 assets as special servicer with an outstanding principal balance of approximately $50 million. Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the certificates.

      All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under "Servicing of the Mortgage
Loans--Mortgage Loan Modifications," "--Sale of Defaulted Mortgage Loans" and
"--Foreclosures." Certain terms of the Pooling and Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Termination of Special
Servicer." Certain limitations on the special servicer's liability under the
Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loans--General". JER will service the Specially
Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the
Servicing Standard. JER is not aware of any unique factors involved in servicing the Mortgage Loans in this transaction.

      JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan). In accordance with the terms of the
Pooling and Servicing Agreement this account or accounts shall be an Eligible
Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and
Servicing Agreement.

      JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

      JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing
Agreement and, accordingly, will not have any material impact on the Mortgage
Pool performance or the performance of the certificates. JER does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. JER has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

      JER will not have any primary custodial responsibility for original documents evidencing the underlying Mortgage Loans. Under very limited circumstances set forth in the Pooling and Servicing Agreement, JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular Mortgage Loans or
REO Property. To the extent that JER has custody of any such documents, such

                                      S-115

documents will be maintained in a manner consistent with the Servicing Standard and JER's policies, procedures and processes.

      From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the Certificateholders.

      JER is an affiliate of the initial controlling class representative. JER is not an affiliate of the Depositor, the sponsors, the trust, the master servicer, the trustee or any originator or mortgage loan seller of any underlying mortgage loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between JER, on the one hand, and the Depositor, the sponsors or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the
Depositor, the sponsors or the trust, on the other hand, that currently exist or that existed during the past two years.

      No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

                                      S-116

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2007-HQ11 Commercial Mortgage Pass-Through Certificates will be issued on or about February 28, 2007 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

      The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

      o   the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of Principal
          Prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

      o   any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o   a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan;

      o   certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans;

      o   with respect to the Class A-4FL Certificates, the applicable Swap
          Contract, the Class A-4FL Regular Interest and funds or assets on deposit from time to time in the applicable Floating Rate Account; and

      o   with respect to the Class A-MFL Certificates, the applicable Swap
          Contract, the Class A-MFL Regular Interest and funds or assets on deposit from time to time in the applicable Floating Rate Account.

      The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The certificates will consist of various Classes, to be designated as:

      o   the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2
          Certificates, the Class A-3-1 Certificates, the Class A-3-2
          Certificates, the Class A-AB Certificates, the Class A-4 Certificates
          and the Class A-4FL Certificates;

      o   the Class X Certificates;

      o   the Class A-M Certificates, the Class A-MFL Certificates, the Class
          A-J Certificates, the Class B Certificates, the Class C Certificates,
          the Class D Certificates, the Class E Certificates, the Class F
          Certificates, the Class G Certificates, the Class H Certificates, the
          Class J Certificates, the Class K Certificates, the Class L
          Certificates, the Class M Certificates, the Class N Certificates, the
          Class O Certificates, the Class P Certificates, the Class Q
          Certificates and the Class S Certificates;

      o   the Class T Certificates; and

      o   the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

                                      S-117

      On the Closing Date, the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest will also be issued by the trust as uncertificated regular interests in REMIC III. The Class A-4FL Regular Interest and the Class A-MFL
Regular Interest are not offered hereby. The Depositor will transfer the Class
A-4FL Regular Interest and the Class A-MFL Regular Interest and, in each case, the swap contract, to the trustee in exchange for the Class A-4FL Certificates and the Class A-MFL Certificates, respectively. The Class A-4FL Certificates will represent all of the beneficial ownership interest in the Class A-4FL
Regular Interest, the related Swap Contract and funds or assets on deposit from time to time in the related Floating Rate Account. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the Class A-MFL
Regular Interest, the related Swap Contract and funds or assets on deposit from time to time in the related Floating Rate Account.

      The Class A Senior, Class A-M, Class A-MFL and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class
D, Class E and Class F Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

      Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3-1,
Class A-3-2, Class A-AB, Class A-4, Class A-4FL, Class A-M, Class A-MFL, Class
A-J, Class B, Class C, Class D, Class E and Class F Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within

                                      S-118

these parameters will result in consequential changes to the initial Certificate
Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                APPROXIMATE INITIAL       APPROXIMATE
               AGGREGATE CERTIFICATE   PERCENT OF INITIAL      RATINGS       APPROXIMATE
   CLASS              BALANCE             POOL BALANCE      (MOODY'S/S&P)   CREDIT SUPPORT
-----------    ---------------------   ------------------   -------------   --------------

Class A-1          $ 44,400,000               1.84%            Aaa/AAA         30.000%
Class A-1A         $355,879,000              14.72%            Aaa/AAA         30.000%
Class A-2          $196,200,000               8.12%            Aaa/AAA         30.000%
Class A-3-1        $306,000,000              12.66%            Aaa/AAA         30.000%
Class A-3-2        $ 50,000,000               2.07%            Aaa/AAA         30.000%
Class A-AB         $ 59,300,000               2.45%            Aaa/AAA         30.000%
Class A-4          $500,573,000              20.70%            Aaa/AAA         30.000%
Class A-4FL        $180,000,000               7.45%            Aaa/AAA         30.000%
Class A-M          $161,765,000               6.69%            Aaa/AAA         20.000%
Class A-MFL        $ 80,000,000               3.31%            Aaa/AAA         20.000%
Class A-J          $190,389,000               7.87%            Aaa/AAA         12.125%
Class B            $ 18,133,000               0.75%            Aa1/AA+         11.375%
Class C            $ 36,264,000               1.50%            Aa2/AA           9.875%
Class D            $ 24,177,000               1.00%            Aa3/AA-          8.875%
Class E            $ 12,088,000               0.50%             A1/A+           8.375%
Class F            $ 21,155,000               0.88%             A2/A            7.500%

      The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-3-1, Class A-3-2,
Class A-AB, Class A-4 and Class A-4FL Certificates represent the approximate credit support for the Class A-1, Class A-1A, Class A-2, Class A-3-1, Class
A-3-2, Class A-AB, Class A-4 and Class A-4FL Certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-4FL
Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement. The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such
Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the Class A-4FL Regular
Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average Net Mortgage Rate).

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of such certificate on that Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance. Such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional
Amount.

      The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time.

      Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. Upon initial issuance, the Notional Amount

                                      S-119

of the Class X Certificates will be $2,417,646,574, subject to a permitted variance of plus or minus 5%. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

      The Class T Certificates and the Residual Certificates will not have
Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

      The Pass-Through Rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.246%. The Pass-Through Rate for the Class A-1A
Certificates will be a per annum rate equal to the lesser of 5.422% and the
Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class A-2
Certificates will, at all times, be fixed at its initial rate of 5.359%. The
Pass-Through Rate for the Class A-3-1 Certificates will, at all times, be fixed at its initial rate of 5.439%. The Pass-Through Rate for the Class A-3-2
Certificates will, at all times, be fixed at its initial rate of 5.441%. The
Pass-Through Rate for the Class A-AB Certificates will, at all times, be fixed at its initial rate of 5.444%. The Pass-Through Rate for the Class A-4
Certificates will be a per annum rate equal to the lesser of 5.447% and the
Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class A-M
Certificates will be a per annum rate equal to the lesser of 5.478% and the
Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class A-J
Certificates will be a per annum rate equal to the lesser of 5.508% and the
Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class B
Certificates will be a per annum rate equal to the lesser of 5.538% and the
Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class C
Certificates will be a per annum rate equal to the lesser of 5.558% and the
Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class D
Certificates will be a per annum rate equal to the lesser of 5.587% and the
Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class E
Certificates will be a per annum rate equal to the lesser of 5.627% and the
Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class F
Certificates will be a per annum rate equal to the lesser of 5.637% and the
Weighted Average Net Mortgage Rate. The Pass-Through Rate applicable to the
Class A-4FL Certificates and the Class A-MFL Certificates for each Distribution
Date will be equal to one-month LIBOR + 0.135%, with respect to the Class A-4FL
Certificates, and LIBOR + 0.170%, with respect to the Class A-MFL Certificates, per annum (provided that for the initial interest Accrual Period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.135%, in the case of the
Class A-4FL Certificates, and two-week LIBOR + 0.170%, in the case of the Class
A-MFL Certificates, to reflect the shorter initial Interest Accrual Period)
subject to the limitations described in this prospectus supplement.

      The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.240% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the Classes of the
Principal Balance Certificates.

      The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such Class of Principal Balance
Certificates, or in the case of the Class A-4FL Certificates or the Class A-MFL
Certificates, the Pass-Through Rate on the Class A-4FL Regular Interest or the
Class A-MFL Regular Interest, respectively. Under no circumstances will any
Class X Strip Rate be less than zero.

      The Class G Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate less 0.095%. The
Pass-Through Rate for the Class H, Class J and Class K Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net
Mortgage Rate. The Pass-Through Rate for the Class L, Class M, Class N, Class O,
Class P, Class Q and Class S Certificates will be a per annum rate equal to the lesser of 5.192% and the Weighted Average Net Mortgage Rate. The Class T
Certificates do not have a Pass-Through Rate and are entitled to receive only
Excess Interest on ARD Loans held by the trust only following the Anticipated
Repayment Date of such ARD Loans.

                                      S-120

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of that mortgage loan.

DISTRIBUTIONS

General

      Distributions on or with respect to the certificates (other than the Class
A-4FL Certificates and the Class A-MFL Certificates), the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in March 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates (other than the Class
A-4FL Certificates and the Class A-MFL Certificates), the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to the Certificateholder.

      The final distribution on any certificate (other than the Class A-4FL
Certificates and the Class A-MFL Certificates), the Class A-4FL Regular Interest
or the Class A-MFL Regular Interest will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate (other than the Class A-4FL
Certificates and the Class A-MFL Certificates), the Class A-4FL Regular Interest
or the Class A-MFL Regular Interest. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate (other than the Class A-4FL Certificates and the Class
A-MFL Certificates), the Class A-4FL Regular Interest or the Class A-MFL Regular
Interest in reimbursement of a Realized Loss or Expense Loss previously allocated to that certificate (other than the Class A-4FL Certificates and the
Class A-MFL Certificates), the Class A-4FL Regular Interest or the Class A-MFL
Regular Interest, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate.
The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among those certificates based on their respective Percentage Interests in such Class.

      Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

      Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class A-4FL Certificates and the
Class A-MFL Certificates), the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest will be made from the Available Distribution Amount for that
Distribution Date.

                                      S-121

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the
Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which the related Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for the related Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest
Reserve Amounts or the interest accrual basis as described in the definition of
"Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution
Date occurring in March of each year (or January or February if the related
Distribution Date is the final Distribution Date), the master servicer will withdraw an amount from the Interest Reserve Account in respect of each Interest
Reserve Loan equal to the related Interest Reserve Amount from the preceding
January (commencing in 2008), if applicable, and February (commencing in 2008), and remit the withdrawn amount to the paying agent to be included as part of the
Available Distribution Amount for such Distribution Date. In addition, an amount equal to two day's interest for each Interest Reserve Loan will be deposited into the Interest Reserve Account on the Closing Date and this amount will also be included as part of the Available Distribution Amount for the Distribution
Date in March 2007.

      With respect to the one (1) mortgage loan representing 0.2% of the Initial
Pool Balance (and representing 0.2% of the Initial Loan Group 1 Balance) that was originated in February 2007 and has its first Due Date in April 2007, the
Depositor has agreed to deposit approximately $21,788.67 into the Certificate
Account on the Closing Date, which amount represents one month's interest on the initial principal balance of such mortgage loan, and which amount will be distributable to Certificateholders on the first Distribution Date in March
2007.

      Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

    TYPE/RECIPIENT                           AMOUNT                         FREQUENCY         SOURCE OF PAYMENT
------------------------   ------------------------------------------     -------------     ---------------------

Fees

Servicing Fee / Master     The product of the portion of the per          Monthly.          Interest payment on
Servicer                   annum Master Servicing Fee Rate for the                          the related
                           master servicer applicable to such month,                        mortgage loan.
                           determined in the same manner as the
                           applicable mortgage rate is determined for
                           each mortgage loan for such month, and the
                           Scheduled Principal Balance of each
                           mortgage loan, reduced by any Compensating
                           Interest Payment.  The Master Servicing
                           Fee Rate will range, on a loan-by-loan
                           basis, from 0.01% per annum to 0.02% per
                           annum.

Additional Servicing       o    50% of assumption fees on                 Time to time.     The related fees or
Compensation / Master           non-Specially Serviced Mortgage                             investment income.
Servicer                        Loans that require special servicer
                                consent and 100% of such fees on
                                non-Specially Serviced Mortgage
                                Loans that do not require special
                                servicer consent;

                           o    all late payment fees and net
                                default interest (other than on
                                Specially Serviced Mortgage Loans)
                                not used to pay interest on Advances
                                and additional trust fund expenses;

                           o    100% of application, loan
                                modification, forbearance and
                                extension fees on non-Specially
                                Serviced Mortgage Loans;

                           o    all net investment income earned on
                                amounts on deposit in the Collection
                                Account and (if not required to be
                                paid to borrower) escrow accounts;

                                      S-122

    TYPE/RECIPIENT                           AMOUNT                         FREQUENCY         SOURCE OF PAYMENT
------------------------   ------------------------------------------     -------------     ---------------------

                           o    any Prepayment Interest Excess not
                                used to offset Prepayment Interest
                                Shortfalls (other than on Specially
                                Serviced Mortgage Loans); and

                           o    the Primary Servicer is entitled to
                                all or a portion of the fees
                                otherwise payable to the master
                                servicer set forth in the five
                                bullet points above that are paid on
                                the mortgage loans for which it acts
                                as the primary servicer.

Special Servicing Fee /    The product of the portion of a rate equal     Monthly.          Collections on the
Special Servicer           to 0.25% per annum applicable to such                            mortgage loans in
                           month, determined in the same manner as                          the mortgage pool.
                           the applicable mortgage rate is determined
                           for each Specially Serviced Mortgage Loan
                           for such month, and the Scheduled
                           Principal Balance of each Specially
                           Serviced Mortgage Loan.

Workout Fee / Special      1% of each collection of principal and         Monthly.          The related
Servicer                   interest on each Rehabilitated Mortgage                          collection of
                           Loan.                                                            principal and/or
                                                                                            interest.

Liquidation Fee /          1% of the Liquidation Proceeds received in     Upon receipt      The related
Special Servicer           connection with a full or partial              of Liquidation    Liquidation
                           liquidation of a Specially Serviced            Proceeds,         Proceeds,
                           Mortgage Loan or related REO Property          Condemnation      Condemnation
                           and/or any Condemnation Proceeds or            Proceeds and      Proceeds or
                           Insurance Proceeds received by the trust       Insurance         Insurance Proceeds
                           (other than Liquidation Proceeds received      Proceeds.
                           in connection with a repurchase by a
                           mortgage loan seller or purchase by a
                           mezzanine or subordinate lender within the
                           time periods specified in the definition
                           of Liquidation Fee in this prospectus
                           supplement).

Additional Special         o    all late payment fees and net             Time to time.     The related fee or
Servicing Compensation /        default interest (on Specially                              investment income.
Special Servicer                Serviced Mortgage Loans) not used to
                                pay interest on Advances and
                                additional trust fund expenses;

                            o   50% of assumption fees on
                                non-Specially Serviced Mortgage
                                Loans that require special servicer
                                consent and 100% of such fees on
                                Specially Serviced Mortgage Loans;

                            o   100% of application, loan
                                modification, forbearance and
                                extension fees on Specially Serviced
                                Mortgage Loans; and

                            o   all net investment income received
                                on funds in any REO Account.

Trustee Fee / Trustee &    The product of the portion of a rate equal     Monthly.          Interest on each
Paying Agent               to 0.00084% per annum applicable to such                         mortgage loan.
                           month, determined in the same manner as
                           the applicable mortgage rate is determined
                           for each mortgage loan for such month, and
                           the Scheduled Principal Balance of each
                           mortgage loan. A portion of the Trustee
                           Fee is payable to the paying agent.

                                      S-123

    TYPE/RECIPIENT                           AMOUNT                         FREQUENCY         SOURCE OF PAYMENT
------------------------   ------------------------------------------     -------------     ---------------------

Primary Servicing Fee      The product of the applicable Primary          Monthly.          Collections on the
                           Servicing Fee Rate and the Scheduled                             related mortgage
                           Principal Balance of the applicable                              loan.
                           mortgage loan immediately before the
                           related Due Date (prorated for the number
                           of days during the calendar month for that
                           mortgage loan for which interest actually
                           accrues on that mortgage loan).  The
                           Primary Servicing Fee Rate for Principal
                           Global Investors, LLC is 0.01% per annum.
                           The Primary Servicing Fee Rate (including
                           any subservicing fees) for Capmark will
                           range, on a loan-by-loan basis, from 0.01%
                           per annum to 0.11% per annum.

Expenses

Servicing Advances /       To the extent of funds available, the          Time to time.     Recoveries on the
Master Servicer and        amount of any Servicing Advances.                                related mortgage
Trustee                                                                                     loan, or to the
                                                                                            extent that the
                                                                                            party making the
                                                                                            advance determines
                                                                                            it is
                                                                                            nonrecoverable,
                                                                                            from collections in
                                                                                            the Certificate
                                                                                            Account.

Interest on Servicing      At Advance Rate.                               When Advance      First from late
Advances / Master                                                         is reimbursed.    payment charges and
Servicer and Trustee                                                                        default interest in
                                                                                            excess of the
                                                                                            regular interest
                                                                                            rate, and then from
                                                                                            collections in the
                                                                                            Certificate Account.

P&I Advances / Master      To the extent of funds available, the          Time to time.     Recoveries on the
Servicer and Trustee       amount of any P&I Advances.                                      related mortgage
                                                                                            loan, or to the
                                                                                            extent that the
                                                                                            party making the
                                                                                            advance determines
                                                                                            it is
                                                                                            nonrecoverable,
                                                                                            from collections in
                                                                                            the Certificate
                                                                                            Account.

Interest on P&I Advances   At Advance Rate.                               When Advance      First from late
/ Master Servicer and                                                     is reimbursed.    payment charges and
Trustee                                                                                     default interest in
                                                                                            excess of the
                                                                                            regular interest
                                                                                            rate, and then from
                                                                                            all collections in
                                                                                            the Certificate
                                                                                            Account.

Indemnification Expenses   Amounts for which the trustee, the paying      From time to      All collections in
/ Trustee, Paying Agent,   agent, the master servicer and the special     time.             the Certificate
Master Servicer and        servicer are entitled to indemnification.                        Account.
Special Servicer

Trust Fund Expenses not    Based on third party charges.                  From time to      All collections in
Advanced (may include                                                     time.             the Certificate
environmental remediation                                                                   Account.
costs, appraisals,
independent contractor to
operate REO)

                                      S-124

      The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation.
Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and Servicing Agreement.

Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i)   to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3-1, Class
      A-3-2, Class A-AB and Class A-4 Certificates, the Class A-4FL Regular
      Interest and the Class X Certificates, concurrently,

            o     to the holders of the Class A-1, Class A-2, Class A-3-1, Class
                  A-3-2, Class A-AB and Class A-4 Certificates and the Class
                  A-4FL Regular Interest, the Distributable Certificate Interest
                  Amount in respect of each such Class for such Distribution
                  Date (which shall be payable from amounts in the Available
                  Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

            o     to the holders of the Class A-1A Certificates, the
                  Distributable Certificate Interest Amount in respect of such class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to
                  Loan Group 2); and

            o     to the holders of the Class X Certificates, the Distributable
                  Certificate Interest Amount in respect of that Class for such
                  Distribution Date;

      provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior
Certificates other than Class A-4FL Certificates) and Class A-4FL Regular
Interest or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

(ii)  to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3-1, Class
      A-3-2, Class A-AB and Class A-4 Certificates and the Class A-4FL Regular
      Interest, the Principal Distribution Amount for such Distribution Date, concurrently:

      (A)   to the holders of the Class A-1, Class A-2, Class A-3-1, Class
            A-3-2, Class A-AB and Class A-4 Certificates and the Class A-4FL
            Regular Interest:

            o     first, to the holders of the Class A-AB Certificates, the Loan
                  Group 1 Principal Distribution Amount for such Distribution
                  Date and, after the Certificate Balance of the Class A-1A
                  Certificates has been reduced to zero, the Loan Group 2
                  Principal Distribution Amount for such Distribution Date,
                  until the aggregate Certificate Balance of the Class A-AB
                  Certificates has been reduced to the Planned Principal Balance for such Distribution Date; the portion of the Loan Group 2
                  Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1A Certificates;

            o     second, upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1
                  Certificates, the Loan Group 1 Principal Distribution Amount
                  for such Distribution Date and, after the Certificate Balance of the Class A-1A

                                      S-125

                  Certificates has been reduced to zero, the Loan Group 2
                  Principal Distribution Amount for such Distribution Date,
                  until the aggregate Certificate Balance of the Class A-1
                  Certificates has been reduced to zero; the portion of the Loan
                  Group 1 Principal Distribution Amount and Loan Group 2
                  Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates (in respect of the Planned
                  Principal Balance) and (solely with respect to the Loan Group
                  2 Principal Distribution Amount) the Class A-1A Certificates;

            o     third, upon payment in full of the aggregate Certificate
                  Balance of the Class A-1 Certificates, to the holders of the
                  Class A-2 Certificates, the Loan Group 1 Principal
                  Distribution Amount for such Distribution Date and, after the
                  Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution
                  Amount, until the aggregate Certificate Balance of the Class
                  A-2 Certificates has been reduced to zero; the portion of the
                  Loan Group 1 Principal Distribution Amount and Loan Group 2
                  Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates (in respect of the Planned
                  Principal Balance), Class A-1 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount)
                  Class A-1A Certificates;

            o     fourth, upon payment in full of the aggregate Certificate
                  Balance of the Class A-2 Certificates, to the holders of the
                  Class A-3-1 Certificates, the Loan Group 1 Principal
                  Distribution Amount for such Distribution Date and, after the
                  Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution
                  Amount, until the aggregate Certificate Balance of the Class
                  A-3-1 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group
                  2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates (in respect of the Planned
                  Principal Balance), Class A-1 Certificates, Class A-2
                  Certificates and (solely with respect to the Loan Group 2
                  Principal Distribution Amount) Class A-1A Certificates;

            o     fifth, upon payment in full of the aggregate Certificate
                  Balance of the Class A-3-1 Certificates, to the holders of the
                  Class A-3-2 Certificates, the Loan Group 1 Principal
                  Distribution Amount for such Distribution Date and, after the
                  Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution
                  Amount, until the aggregate Certificate Balance of the Class
                  A-3-2 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group
                  2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates (in respect of the Planned
                  Principal Balance), Class A-1 Certificates, Class A-2
                  Certificates, Class A-3-1 Certificates and (solely with
                  respect to the Loan Group 2 Principal Distribution Amount)
                  Class A-1A Certificates;

            o     sixth, upon payment in full of the aggregate Certificate
                  Balance of the Class A-3-2 Certificates, to the holders of the
                  Class A-AB Certificates, the Loan Group 1 Principal
                  Distribution Amount for such Distribution Date and, after the
                  Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution
                  Amount, until the aggregate Certificate Balance of the Class
                  A-AB Certificates has been reduced to zero; the portion of the
                  Loan Group 1 Principal Distribution Amount and Loan Group 2
                  Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates (in respect of the Planned
                  Principal Balance), Class A-1 Certificates, Class A-2
                  Certificates, Class A-3-1 Certificates, Class A-3-2
                  Certificates and (solely with respect to the Loan Group 2
                  Principal Distribution Amount) Class A-1A Certificates;

                                      S-126

              o   seventh, upon payment in full of the aggregate Certificate
                  Balance of the Class A-AB Certificates and the Class A-3-2
                  Certificates, to the holders of the Class A-4 Certificates and the Class A-4FL Regular Interest, pro rata, the Loan Group 1
                  Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal
                  Distribution Amount, until the aggregate Certificate Balances of the Class A-4 Certificates and the Class A-4FL Regular
                  Interest have been reduced to zero; the portion of the Loan
                  Group 1 Principal Distribution Amount and Loan Group 2
                  Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates, Class A-1 Certificates, Class A-2
                  Certificates, Class A-3-1 Certificates, Class A-3-2
                  Certificates and (solely with respect to the Loan Group 2
                  Principal Distribution Amount) Class A-1A Certificates; and

        (B)   to the holders of the Class A-1A Certificates, the Loan Group 2
              Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-4 Certificates and
              the Class A-4FL Regular Interest have been reduced to zero, the
              Loan Group 1 Principal Distribution Amount for such Distribution
              Date, until the aggregate Certificate Balance of the Class A-1A
              Certificates has been reduced to zero, the portion of the Loan
              Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-1,
              Class A-2, Class A-3-1, Class A-3-2, Class A-AB and Class A-4
              Certificates and the Class A-4FL Regular Interest;

(iii)   to the holders of the Class A Senior Certificates (other than the Class
        A-4FL Certificates), the Class A-4FL Regular Interest and the Class X
        Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such certificates or the Class A-4FL Regular Interest and for which reimbursement has not previously been fully paid (in the case of the
        Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such
        Realized Losses or Expense Losses, at one-twelfth the applicable
        Pass-Through Rate;

(iv)    to the holders of the Class A-M Certificates and the Class A-MFL Regular
        Interest, pro rata, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

(v)     upon payment in full of the aggregate Certificate Balance of the Class
        A-4 and Class A-1A Certificates and the Class A-4FL Regular Interest, to
        the holders of the Class A-M Certificates and the Class A-MFL Regular
        Interest, pro rata, the Principal Distribution Amount for such
        Distribution Date until the aggregate Certificate Balances of the Class
        A-M Certificates and the Class A-MFL Regular Interest have been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
        Principal Distribution Amount distributed to the holders of the Class A
        Senior Certificates (other than the Class A-4FL Certificates) and the
        Class A-4FL Regular Interest;

(vi)    to the holders of the Class A-M Certificates and the Class A-MFL Regular
        Interest, pro rata, to reimburse them for any Realized Losses or Expense
        Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such
        Realized Losses or Expense Losses, at one-twelfth the applicable
        Pass-Through Rate;

(vii)   to the holders of the Class A-J Certificates, the Distributable
        Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

(viii)  upon payment in full of the aggregate Certificate Balances of the Class
        A-M Certificates and the Class A-MFL Regular Interest, to the holders of the Class A-J Certificates, the Principal Distribution Amount for such
        Distribution Date until the aggregate Certificate Balance of the Class
        A-J Certificates has been reduced to zero; the portion of the Principal
        Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the

                                      S-127

        Class A Senior Certificates (other than the Class A-4FL Certificates), the Class A-4FL Regular Interest, the Class A-MFL Regular Interest and
        the Class A-M Certificates;

(ix)    to the holders of the Class A-J Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(x)     to the holders of the Class B Certificates, the Distributable
        Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

(xi)    upon payment in full of the aggregate Certificate Balance of the Class
        A-J Certificates, to the holders of the Class B Certificates, the
        Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the
        Class A Senior Certificates (other than the Class A-4FL Certificates), the Class A-4FL Regular Interest, the Class A-MFL Regular Interest and
        the Class A-M and Class A-J Certificates;

(xii)   to the holders of the Class B Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(xiii)  to the holders of the Class C Certificates, the Distributable
        Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

(xiv)   upon payment in full of the aggregate Certificate Balance of the Class B
        Certificates, to the holders of the Class C Certificates, the Principal
        Distribution Amount for such Distribution Date until the aggregate
        Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
        Distribution Amount distributed to the holders of the Class A Senior
        Certificates (other than the Class A-4FL Certificates), the Class A-4FL
        Regular Interest, the Class A-MFL Regular Interest and the Class A-M,
        Class A-J and Class B Certificates;

(xv)    to the holders of the Class C Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(xvi)   to the holders of the Class D Certificates, the Distributable
        Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

(xvii)  upon payment in full of the aggregate Certificate Balance of the Class C
        Certificates, to the holders of the Class D Certificates, the Principal
        Distribution Amount for such Distribution Date until the aggregate
        Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
        Distribution Amount distributed to the holders of the Class A Senior
        Certificates (other than the Class A-4FL Certificates), the Class A-4FL
        Regular Interest, the Class A-MFL Regular Interest and the Class A-M,
        Class A-J, Class B and Class C Certificates;

(xviii) to the holders of the Class D Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

                                      S-128

(xix)   to the holders of the Class E Certificates, the Distributable
        Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

(xx)    upon payment in full of the aggregate Certificate Balance of the Class D
        Certificates, to the holders of the Class E Certificates, the Principal
        Distribution Amount for such Distribution Date until the aggregate
        Certificate Balance of the Class E Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
        Distribution Amount distributed to the holders of the Class A Senior
        Certificates (other than the Class A-4FL Certificates), the Class A-4FL
        Regular Interest, the Class A-MFL Regular Interest and the Class A-M,
        Class A-J, Class B, Class C and Class D Certificates;

(xxi)   to the holders of the Class E Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(xxii)  to the holders of the Class F Certificates, the Distributable
        Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

(xxiii) upon payment in full of the aggregate Certificate Balance of the Class E
        Certificates, to the holders of the Class F Certificates, the Principal
        Distribution Amount for such Distribution Date until the aggregate
        Certificate Balance of the Class F Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
        Distribution Amount distributed to the holders of the Class A Senior
        Certificates (other than the Class A-4FL Certificates), the Class A-4FL
        Regular Interest, the Class A-MFL Regular Interest and the Class A-M,
        Class A-J, Class B, Class C, Class D and Class E Certificates;

(xxiv)  to the holders of the Class F Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

(xxv)   to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

        Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o   first, to the Class A-1, Class A-1A, Class A-2, Class A-3-1, Class A-3-2,
    Class A-AB and Class A-4 Certificates and the Class A-4FL Regular Interest,
    in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate
    Balance of each such Class is reduced to zero; and

o   second, to the Class A-1, Class A-1A, Class A-2, Class A-3-1, Class A-3-2,
    Class A-AB and Class A-4 Certificates and the Class A-4FL Regular Interest,
    based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense
    Losses, at one-twelfth the applicable Pass-Through Rate.

        On each Distribution Date, following the above-described distributions on the offered certificates (other than the Class A-4FL Certificates and the
Class A-MFL Certificates), the Class A-4FL Regular Interest, the Class A-MFL
Regular Interest and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates, the Class T Certificates and the Residual Certificates, in

                                      S-129

alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2)
and (3) below, in that order, to the holders of the Class G Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class Q and Class S Certificates:

      (1)   to pay interest to the holders of the particular class of
            certificates, up to an amount equal to the Distributable Certificate
            Interest Amount in respect of such class of certificates for such
            Distribution Date;

      (2)   if the aggregate Certificate Balance of each other class of private certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the remaining Principal
            Distribution Amount for such Distribution Date; and

      (3)   to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all Unpaid
            Interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates (or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest) as
contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class T
Certificates.

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (or, in the case of the Class A-4FL Certificates and the Class A-MFL Certificates, the
Class A-4FL Regular Interest and the Class A-MFL Regular Interest,
respectively)--in order of alphabetical Class designation (provided that the
Class A-M Certificates and the Class A-MFL Regular Interest (and
correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates)--for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

      The amount to be allocated to the Class A-4FL Regular Interest on each
Distribution Date will be required to be deposited into the Class A-4FL Floating
Rate Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-4FL Regular Interest will be applied to make payments under the applicable Swap Contract as provided in this prospectus supplement under "Description of the Swap Contracts." The amounts remaining in the Class A-4FL Floating Rate Account, including any net swap payment received under the applicable Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class A-4FL Certificates on the Distribution
Date as part of the Class A-4FL Available Funds.

      The amount to be allocated to the Class A-MFL Regular Interest on each
Distribution Date will be required to be deposited into the Class A-MFL Floating
Rate Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-MFL Regular Interest will be applied to make payments under the applicable Swap Contract as provided in this prospectus supplement under "Description of the Swap Contracts." The amounts remaining in the Class A-MFL Floating Rate Account, including any net swap payment received under the applicable Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class A-MFL Certificates on the Distribution
Date as part of the Class A-MFL Available Funds.

                                      S-130

Class A-AB Planned Principal Balance

      On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the portion of such amounts attributable to Loan Group 1 and, after the principal balance of the Class A-1A
Certificates has been reduced to zero, the portions of the Principal
Distribution Amount for that Distribution Date that is attributable to Loan
Group 2, to reduce its Certificate Balance to the Planned Principal Balance for
such Distribution Date as described in "--Distributions--Application of the
Available Distribution Amount" above. The "Planned Principal Balance" for any
Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. These balances were calculated using, among other things, the Structuring Assumptions. Based on these assumptions, the Certificate Balance of the Class A-AB Certificates on
each Distribution Date would be reduced to the balance indicated for the related
Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, there can be no assurance that the Certificate Balance of the Class
A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule A. In general, once the
Certificate Balances of the Class A-1, Class A-2, Class A-3-1 and Class A-3-2
Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount attributable to Loan
Group 1 will be distributed to the Class A-AB Certificates until the Certificate
Balance of the Class A-AB Certificates is reduced to zero. In general, once the
Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3-1 and
Class A-3-2 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount attributable to Loan
Group 2 will be distributed to the Class A-AB Certificates until the Certificate
Balance of the Class A-AB Certificates is reduced to zero.

The Class A-4FL Certificates

      On each Distribution Date, the paying agent will distribute from the Class
A-4FL Available Funds to the holders of the Class A-4FL Certificates as of the related Record Date the following amounts: (i) the Class A-4FL Interest
Distribution Amount and (ii) the Class A-4FL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Contracts"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-4FL Certificates. No holder of a Class A-4FL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-4FL Regular Interest for so long as the related Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Contract.

      The Class A-4FL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR + 0.135%
(provided that for the initial Interest Accrual Period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.135% to reflect the shorter initial
Interest Accrual Period) based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the related Swap Contract or if there are insufficient funds in the Class A-4FL Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the related Swap Contract. Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class A-4FL Regular
Interest will reduce the amount of interest payable to the Class A-4FL
Certificates by an equivalent amount. If the pass-through rate on the Class
A-4FL Regular Interest is reduced below 5.447% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-4FL Certificates for such distribution date.

      In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the Class A-4FL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest. The Pass-Through Rate of
the Class A-4FL Regular Interest is equal to the lesser of a fixed rate equal to
5.447% per annum and the Weighted Average Net Mortgage Rate (computed based on a
360-day year consisting of twelve 30-day months).

      In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the Class
A-4FL Floating Rate Account to make the full distribution of the

                                      S-131

Class A-4FL Interest Distribution Amount to the holders of the Class A-4FL
Certificates, the resulting interest shortfall will be borne by the holders of such Class.

The Class A-MFL Certificates

      On each Distribution Date, the paying agent will distribute from the Class
A-MFL Available Funds to the holders of the Class A-MFL Certificates as of the related Record Date the following amounts: (i) the Class A-MFL Interest
Distribution Amount and (ii) the Class A-MFL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Contracts"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-MFL Certificates. No holder of a Class A-MFL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-MFL Regular Interest for so long as the related Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Contract.

      The Class A-MFL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR + 0.170%
(provided that for the initial Interest Accrual Period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.170% to reflect the shorter initial
Interest Accrual Period) based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the related Swap Contract or if there are insufficient funds in the Class A-MFL Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the related Swap Contract. Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class A-MFL Regular
Interest will reduce the amount of interest payable to the Class A-MFL
Certificates by an equivalent amount. If the pass-through rate on the Class
A-MFL Regular Interest is reduced below 5.478% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-MFL Certificates for such distribution date.

      In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the Class A-MFL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-MFL Regular Interest. The Pass-Through Rate of
the Class A-MFL Regular Interest is equal to the lesser of a fixed rate equal to
5.478% per annum and the Weighted Average Net Mortgage Rate (computed based on a
360-day year consisting of twelve 30-day months).

      In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the Class
A-MFL Floating Rate Account to make the full distribution of the Class A-MFL
Interest Distribution Amount to the holders of the Class A-MFL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

      For a further discussion, see "Description of the Swap Contracts" herein.

Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3-1, Class A-3-2, Class A-AB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates, the Class A-4FL Regular Interest and the Class A-MFL Regular
Interest then entitled to distributions of principal on that Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that
Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates, except the Class
A-1A Certificates, on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that class and (c) the amount of the
Prepayment Premium or Yield Maintenance Charge collected in respect of such
Principal Prepayment during the related Collection Period. All Prepayment
Premiums or Yield Maintenance Charges allocated to the Class A-4FL Regular
Interest will be paid to the Swap Counterparty unless the applicable Swap
Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates. All Prepayment
Premiums or Yield Maintenance Charges allocated to

                                      S-132

the Class A-MFL Regular Interest will be paid to the Swap Counterparty unless the applicable Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-MFL Certificates.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the
Base Interest Fraction for the related principal prepayment and that class and
(b) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

      Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in Loan Group 1 or Loan Group 2 and collected during the related
Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

      No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S or
Class T Certificates or the Residual Certificates. Any Prepayment Premiums or
Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property with respect to a Non-Serviced
Mortgage Loan may be acquired by the Trust under a Non-Serviced Mortgage Loan
Pooling and Servicing Agreement, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fee, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until the REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from the REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and Servicing
Agreement, the special servicer is required to obtain an MAI appraisal, if the
Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

      As a result of an appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B Mortgage
Loan for at least

                                      S-133

three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan
Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal
Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the Appraisal
Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

      The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

      Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates and the Class A-MFL Regular Interest
(and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the
Senior Certificates of the full amount of all interest payable in respect of the
Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation (provided that the Class A-M Certificates and the Class A-MFL
Regular Interest (and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class S
Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the
Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available
Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

      Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the trust evidenced by the Subordinate Certificates, thereby

                                      S-134

increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

      Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates and the Class A-MFL
Regular Interest (and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution
Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate Certificates with later alphabetical Class designations (provided that the Class A-M Certificates and the Class A-MFL
Regular Interest (and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K,
Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class
A-J Certificates, in that order, and then to the Class A-M Certificates and the
Class A-MFL Regular Interest, pro rata, and then to the Class A-1, Class A-1A,
Class A-2, Class A-3-1, Class A-3-2, Class A-AB and Class A-4 Certificates and
the Class A-4FL Regular Interest, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X
Certificates, pro rata with the Class A Senior Certificates (other than the
Class A-4FL Certificates) and with the Class A-4FL Regular Interest, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized Losses to the Class A-4FL Regular Interest or the Class
A-MFL Regular Interest will result in an equivalent reduction to the Class A-4FL
Certificates or the Class A-MFL Certificates, as applicable.

      Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

      Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates, the Class
A-4FL Regular Interest or the Class A-MFL Regular Interest on any Distribution
Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

      Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional trust expenses under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

      Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari
Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

                                      S-135

      Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A
Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

      If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest (as defined in this prospectus supplement), subject to certain limitations described in this prospectus supplement. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates (other than the Class A-4FL
Certificates and Class A-MFL Certificates), the Class A-4FL Regular Interest and
the Class A-MFL Regular Interest, pro rata, in proportion to the amount of
Accrued Certificate Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net
Aggregate Prepayment Interest Shortfalls to the Class A-4FL Regular Interest or
the Class A-MFL Regular Interest will reduce the amount of interest payable to the Class A-4FL Certificates or the Class A-MFL Certificates, respectively, by an equivalent amount. The Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate
Prepayment Interest Shortfalls are allocated to such Class of certificates. See
"Servicing of the Mortgage Loans--The Master Servicer--Master Servicer
Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

      In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the paying agent (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the
Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

      The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the balance as of the Cut-off Date of the mortgage loans.

      The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and Unpaid
Interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. Provided that the aggregate principal balances of the Class A-1, Class
A-1A, Class A-2, Class A-3-1, Class A-3-2, Class A-AB, Class A-4, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J and Class K Certificates, the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest have been reduced to zero, the trust could also be terminated in connection with an exchange of all

                                      S-136

the then-outstanding certificates, including the Class X and the Class T
Certificates, but excluding the Residual Certificates, for mortgage loans remaining in the trust, but all of the holders of outstanding certificates of such classes would have the option to voluntarily participate in such exchange.
Any optional termination must be conducted so as to constitute a "qualified liquidation" of each applicable REMIC under Section 860F of the Code.

      Upon any such termination, the Purchase Price for the mortgage loans and the other property in the trust will be applied to pay accrued and Unpaid
Interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders, the Swap
Counterparty and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

      On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o   the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o   a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
    Loan, the portion of the Appraisal Reduction that is allocable to such
    Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
    applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

      In addition, the master servicer will not in any event be required to (i)
advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loan or any Serviced Companion Mortgage Loan.

      None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-4FL Certificates or the Class A-MFL
Certificates in the event that the Swap Counterparty fails to make a required payment under the applicable Swap Contract.

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

                                      S-137

      The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires on or after the Master Servicer Remittance Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

      Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

      Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The Non-Serviced
Mortgage Loan Pooling and Servicing Agreement for a Non-Serviced Companion
Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, the obligation to make
P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o   insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o   items such as real estate taxes and assessments in respect of such REO
    Property that may result in the imposition of a lien;

                                      S-138

o   any ground rents in respect of such REO Property; and

o   other costs and expenses necessary to maintain, manage or operate such REO
    Property.

      Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

      The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

      In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation

                                      S-139

rules described above under "--Distributions--Subordination; Allocation of
Losses and Certain Expenses") to reduce the total principal balance of the certificates on that Distribution Date. Any provision in the Pooling and
Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable, (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above) exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

      In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable
Advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

      Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each
Certificateholder and the Swap Counterparty on each Distribution Date (in the aggregate and by Loan Group as appropriate):

      (a)   A statement (in the form of Appendix V) setting forth, to the extent applicable:

            (i)     the date of such Distribution Date, and of the Record Date,
                    Interest Accrual Period, and Determination Date for such
                    Distribution Date;

            (ii)    the Available Distribution Amount for the Distribution Date,
                    and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash
                    flows);

            (iii)   the aggregate amount of servicing fees, Special Servicing
                    Fees, other special servicing compensation and Trustee Fees paid to the master servicer, the Primary Servicer, the
                    special servicer, the holders of the rights to Excess
                    Servicing Fees, the trustee and the paying agent with
                    respect to the Mortgage Pool;

                                      S-140

            (iv)    the amount of other fees and expenses accrued and paid from the trust, including without limitation Advance
                    reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                    payment of those amounts, if applicable;

            (v)     the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to
                    reduce the aggregate Certificate Balance of that Class;

            (vi)    the amount of such distribution to holders of each Class of certificates allocable to (A) interest and (B) Prepayment
                    Premiums or Yield Maintenance Charges;

            (vii)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable
                    Class of certificates;

            (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

            (ix)    the aggregate Certificate Balance or Notional Amount of each
                    Class of certificates before and after giving effect to the distribution made on such Distribution Date;

            (x)     the Pass-Through Rate applicable to each Class of
                    certificates for such Distribution Date;

            (xi)    the weighted average mortgage rate (and interest rates by
                    distributional groups or ranges) of the mortgage loans as of the related Determination Date;

            (xii)   the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                    mortgage loans and weighted average remaining term at the
                    close of business on the related Determination Date, with
                    respect to the Mortgage Pool and with respect to each Loan
                    Group;

            (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                    (A)   delinquent 30 to 59 days,

                    (B)   delinquent 60 to 89 days,

                    (C)   delinquent 90 days or more,

                    (D)   as to which foreclosure proceedings have been
                          commenced, or

                    (E)   as to which bankruptcy proceedings have been
                          commenced;

            (xiv)   the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances outstanding, separately stated,
                    that have been made by the master servicer, the special
                    servicer and the trustee with respect to the Mortgage Pool and the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances made by the applicable
                    Non-Serviced Mortgage Loan Master Servicer in respect of the
                    Non-Serviced Mortgage Loans;

            (xv)    the number and related principal balances of any mortgage
                    loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a
                    description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period);

                                      S-141

            (xvi)   with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the
                    date of acquisition of the REO Property and the Scheduled
                    Principal Balance of the mortgage loan;

            (xvii)  as of the related Determination Date:

                    (A)   as to any REO Property sold during the related
                    Collection Period, the date of the related determination by the special servicer that it has recovered all payments
                    which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable
                    Certificate Account, and

                    (B)   the aggregate amount of other revenues collected by
                    the special servicer with respect to each REO Property
                    during the related Collection Period and credited to the
                    applicable Certificate Account, in each case identifying
                    such REO Property by the loan number of the related mortgage loan;

            (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage
                    Pool and with respect to each Loan Group;

            (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                    Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or
                    Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xx)    Material Breaches of mortgage loan representations and
                    warranties of which the trustee, the master servicer or the special servicer has received written notice;

            (xxi)   the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                    total Appraisal Reductions in effect as of such Distribution
                    Date, with respect to the Mortgage Pool and with respect to each Loan Group (and in the case of any Non-Serviced
                    Mortgage Loans, the amount of any appraisal reductions
                    effected under the related Non-Serviced Mortgage Loan
                    Pooling and Servicing Agreement);

            (xxii)  with respect to each Swap Contract:

                    (A)   the amounts received and paid in respect of each Swap
                          Contract for such Distribution Date and the
                          Pass-Through Rate applicable to the Class A-4FL
                          Certificates and the Class A-MFL Certificates for the
                          next succeeding Distribution Date;

                    (B)   identification of any Rating Agency Trigger Event or
                          Swap Default under either Swap Contract as of the
                          close of business on the last day of the immediately
                          preceding calendar month;

                    (C)   the amount of any (i) payment by the Swap Counterparty
                          as a termination payment, (ii) payment to any
                          successor interest rate Swap Counterparty to acquire a
                          replacement swap contract and (iii) collateral posted
                          by the Swap Counterparty in connection with any Rating
                          Agency Trigger Event under either Swap Contract; and

                    (D)   the amount of and identification of any payments on
                          the Class A-4FL Certificates and the Class A-MFL
                          Certificates in addition to the amount of principal
                          and interest due on such class, such as any
                          termination payment received in connection with the
                          Swap Contract or any payment of a Prepayment

                                      S-142

                          Premium or Yield Maintenance Charge after the
                          termination of the applicable Swap Contract; and

      (b)   A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the trust through the EDGAR system.
For assistance with the paying agent's website, investors may call (714)
259-6253. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor, the holder of any B Note and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent and (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the
Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

                                      S-143

Other Information

      The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the custodian make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the Swap Counterparty, the holder of
a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o   the Pooling and Servicing Agreement and any amendments to it;

o   all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o   all officer's certificates delivered to the paying agent since the Closing
    Date;

o   all accountants' reports delivered to the paying agent since the Closing
    Date;

o   the mortgage loan files;

o   any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o   any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the custodian) upon request; however, the paying agent or custodian will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the custodian, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2007-HQ11." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the accompanying prospectus and the related registration statement, including all exhibits thereto, through the
EDGAR system, so the materials should be available by logging onto the
Commission's website. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                                      S-144

      The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in February 2007:

         The close of business on

         February 1 (except as described in   (A)   Cut-off Date.
         this prospectus supplement)

         February 28                          (B)   Record Date for all Classes of Certificates.

         February 2 - March 8                 (C)   The Collection Period. The master servicer
                                                    receives Scheduled Payments due after the
                                                    Cut-off Date and any Principal Prepayments
                                                    made after the Cut-off Date and on or prior
                                                    to March 8.

         March 8                              (D)   Determination Date.

         March 13                             (E)   Master Servicer Remittance Date.

         March 14                             (F)   Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      (A)   The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

      (B)   Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

      (C)   Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to March 8, 2007 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

      (D)   As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      (E)   The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

                                      S-145

      (F)   The paying agent will make distributions to Certificateholders on the 4th business day after the related Determination Date of each month.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final Distribution Date for any
Class may be earlier or later (and could be substantially later) than the expected final Distribution Date.

      The Rated Final Distribution Date of each class of certificates is the
Distribution Date in February 2044.

      The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o   to cure any ambiguity;

o   to cause the provisions in the Pooling and Servicing Agreement to conform to, or be consistent with, or in furtherance of, the statements made with respect to the certificates, the trust or the Pooling and Servicing
    Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o   to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o   to modify, add to or eliminate the provisions in the Pooling and Servicing
    Agreement relating to transfers of Residual Certificates;

o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o   to modify the provisions relating to the timing of reimbursements of
    Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (i) the Depositor and the master servicer determine that that industry standard has changed, (ii) such modification will not result in an adverse
    REMIC event, as evidenced by an opinion of counsel, (iii) each Rating Agency has provided confirmation that such modification will not result in a downgrade, withdrawal or qualification in any rating then assigned to any
    Class of Certificates, and (iv) the Operating Adviser consents to such modification; or

o   any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

                                      S-146

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Certificateholder not consenting to such amendment without the consent of 100%
of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the trust). In certain cases, pursuant to the terms of the related intercreditor agreement, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of a B Note may be effected unless the holder of that B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the
Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the
Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o   reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o   adversely affect in any material respect the interests of the Holders of the
    Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

o   change the activities of the Trust, without the consent of the Holders of all Certificates affected thereby;

o   reduce the aforesaid percentages of aggregate certificate percentage or
    Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o   eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury
    Regulations and rulings promulgated under the Code;

o   adversely affect the status of the grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class T Certificateholders, the Class A-4FL
    Certificateholders or the Class A-MFL Certificateholders, as applicable; or

o   adversely affect the status of any REMIC created under the Pooling and
    Servicing Agreement for federal income tax purposes without the consent of
    100% of the Certificateholders (including the Class R-I, Class R-II and
    Class R-III Certificateholders but excluding the Class T
    Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under either Swap Contract without the prior written consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

                                      S-147

      Additionally, no amendment to the Pooling and Servicing Agreement may change in any manner the obligations of a mortgage loan seller under the related
Mortgage Loan Purchase Agreement without the consent of the applicable mortgage loan seller.

EVIDENCE AS TO COMPLIANCE

      Each of the master servicer, the special servicer, the Primary Servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Depositor and the Rating
Agencies on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional
Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and, to the extent required under the Pooling and
Servicing Agreement, the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each Servicing
Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance")
assessing compliance by that party with the servicing criteria set forth in Item
1122(d) of Regulation AB that contains the following:

      o   a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o   a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

      o   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

      o   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                        DESCRIPTION OF THE SWAP CONTRACTS

GENERAL

      On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class A-4FL Regular Interest and the Class A-MFL Regular
Interest together with two swap contracts (each a "Swap Contract", and together, the "Swap Contracts") with Morgan Stanley Capital Services Inc., a Delaware corporation (the "Swap Counterparty"). The Class A-4FL Certificates will represent all of the beneficial interest in the Class A-4FL

                                      S-148

Regular Interest, the related Swap Contract and all amounts on deposit in the
Class A-4FL Floating Rate Account (as defined below). The Class A-MFL
Certificates will represent all of the beneficial interest in the Class A-MFL
Regular Interest, the related Swap Contract and all amounts on deposit in the
Class A-MFL Floating Rate Account (as defined below). The Swap Contract for the
Class A-4FL Certificates and the Swap Contract for the Class A-MFL will each have an expiration date of the Distribution Date in February 2044. Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest
Accrual Period for each of the Class A-4FL Certificates and the Class A-MFL
Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

      The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class A-4FL Certificates (the "Class
A-4FL Floating Rate Account" and a "Floating Rate Account") and an account in the name of the paying agent, in trust for holders of the Class A-MFL
Certificates (the "Class A-MFL Floating Rate Account", and a "Floating Rate
Account", and together with the Class A-4FL Floating Rate Account, the "Floating
Rate Accounts"). Promptly upon receipt of any payment of interest on the Class
A-4FL Regular Interest or the Class A-MFL Regular Interest or a payment or other receipt in respect of the applicable Swap Contract, the paying agent will deposit the same into the applicable Floating Rate Account.

      The paying agent may make withdrawals from the Class A-4FL Floating Rate
Account only for the following purposes: (i) to distribute the Class A-4FL
Available Funds for any Distribution Date to the holders of the Class A-4FL
Certificates; (ii) to withdraw any amount deposited into the Class A-4FL
Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the applicable Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the applicable Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-4FL Certificates (net of any costs and expenses related to the applicable Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Contract), to the holders of the related Class A-4FL
Certificates; and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the applicable Swap Contract with respect to the applicable Swap Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the Class A-4FL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap
Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class A-4FL Certificates or each Rating Agency then rating the
Class A-4FL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-4FL Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Class A-4FL Floating Rate Account to make the full distribution of the
Distributable Certificate Interest Amount to the holders of the Class A-4FL
Certificates, the resulting interest shortfall will be borne by the holders of such Class A-4FL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-4FL Certificates in the event that the Swap
Counterparty fails to make a required payment.

      The paying agent may make withdrawals from the Class A-MFL Floating Rate
Account only for the following purposes: (i) to distribute the Class A-MFL
Available Funds for any Distribution Date to the holders of the Class A-MFL
Certificates; (ii) to withdraw any amount deposited into the Class A-MFL
Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the applicable Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the applicable Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-MFL Certificates (net of any costs and expenses related to the applicable Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Contract), to the holders of the related Class A-MFL
Certificates; and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the applicable Swap Contract with respect to the applicable Swap Contract; provided that the paying agent

                                      S-149

will only be permitted to incur and reimburse itself out of the Class A-MFL
Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap
Contract if it has received the written consent of 100% of the holders of the
Class A-MFL Certificates or each Rating Agency then rating the Class A-MFL
Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-MFL Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the
Class A-MFL Floating Rate Account to make the full distribution of the
Distributable Certificate Interest Amount to the holders of the Class A-MFL
Certificates, the resulting interest shortfall will be borne by the holders of such Class A-MFL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-MFL Certificates in the event that the Swap
Counterparty fails to make a required payment.

      THE SWAP CONTRACTS

      Each Swap Contract will provide that, subject to any adjustments for Net
Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty or, if the Weighted Average Net Mortgage Rate limits the interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in March 2007, the paying agent will pay (or will instruct the master servicer to pay) an amount
(the "Fixed Interest Distribution") to the Swap Counterparty equal to 5.447% per annum, in the case of the Class A-4FL Certificates, or 5.478% per annum, in the case of the Class A-MFL Certificates, multiplied by a notional amount equal to the outstanding principal balance of the Class A-4FL Regular Interest or the
Class A-MFL Regular Interest, respectively (with respect to the Class A-4FL
Certificates, the "Class A-4FL Floating Rate Certificate Notional Amount" and
with respect to the Class A-MFL Certificates, the "Class A-MFL Floating Rate
Certificate Notional Amount") calculated on a 30/360 basis, and the Swap
Counterparty will pay an amount equal to the Class A-4FL Floating Rate
Certificate Notional Amount or the Class A-MFL Floating Rate Certificate
Notional Amount, as applicable, multiplied by the Pass-Through Rate of the Class
A-4FL Certificates or the Class A-MFL Certificates, as applicable, to the paying agent for the benefit of the holders of the Class A-4FL Certificates or the
Class A-MFL Certificates, as the case may be. The Pass-Through Rate for the
Class A-4FL Certificates is one-month LIBOR (or, in the case of the initial
Interest Accrual Period, two-week LIBOR) + 0.135% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. The
Pass-Through Rate for the Class A-MFL Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual Period, two-week LIBOR) + 0.170% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under each Swap Contract with respect to each
Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the trust with respect to each Swap Contract on the Closing Date.

      If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in the Swap
Contract (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap
Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the Class A-4FL Certificates or the Class A-MFL Certificates, as applicable, (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement)
will be required to enforce the rights of the trust under the related Swap
Contract as may be permitted by the terms of such Swap Contract and the Pooling and Servicing Agreement and use any termination payments received from the Swap
Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under a Swap Contract will be reimbursable to the paying agent solely out of amounts in the Class
A-4FL Floating Rate Account or the Class A-MFL Floating Rate Account, as
applicable, that are otherwise payable to the Class A-4FL Certificates or the
Class A-MFL Certificates, respectively, to the extent not reimbursed by the Swap
Counterparty; provided that either without the consent of 100% of the holders of the Class A-4FL Certificates or the Class A-MFL Certificates, respectively, or the written confirmation of each Rating Agency then rating the Class A-4FL
Certificates or the Class A-MFL Certificates, respectively, that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such

                                      S-150

Class A-4FL Certificates or the Class A-MFL Certificates, respectively, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap
Contract, the paying agent will not be permitted to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the Class A-4FL Certificates or the Class A-MFL Certificates, as
applicable. Following the termination of a Swap Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract) or if a
Swap Default or other default or event of termination under a Swap Contract occurs and is continuing, until such default is cured or such Swap Contract is replaced, the Distributable Certificate Interest Amount with respect to the
Class A-4FL Certificates or the Class A-MFL Certificates, as applicable, will be equal to the Distributable Certificate Interest Amount for the Class A-4FL
Regular Interest or the Class A-MFL Regular Interest, respectively, and the
Class A-4FL Certificates or the Class A-MFL Certificates, respectively, will accrue interest at the same rate, on the same basis and in the same manner as the Class A-4FL Regular Interest or the Class A-4FL Regular Interest,
respectively. Any conversion of the Class A-4FL Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class A-4FL Certificates. Any conversion of the Class A-MFL
Certificates to a fixed interest rate subject to the Weighted Average Net
Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class A-MFL
Certificates. A Swap Default or termination of a Swap Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-4FL Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class A-4FL
Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-4FL Certificates. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-MFL Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class
A-MFL Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-MFL Certificates.

      "Swap Default" means any failure on the part of the Swap Counterparty to
(i) make a required payment under the applicable Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each
Rating Agency after a Rating Agency Trigger Event as required by such Swap
Contract.

      The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-4FL Fixed
Interest Distribution in respect of the Class A-4FL Regular Interest unless and until the related interest payment on such Class A-4FL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the applicable Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class A-4FL
Certificates.

      The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-MFL Fixed
Interest Distribution in respect of the Class A-MFL Regular Interest unless and until the related interest payment on such Class A-MFL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the applicable Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class A-MFL
Certificates.

      In addition, if the funds allocated to the payment of the Class A-4FL
Fixed Interest Distribution of the Class A-4FL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-4FL Interest Distribution Amount to the Class A-4FL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-4FL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-4FL Regular Interest, reduction in the interest available to be distributed to the Class A-4FL Regular Interest for any other reason or the reduction of the Weighted

                                      S-151

Average Net Mortgage Rate below 5.447% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-4FL Certificates.

      In addition, if the funds allocated to the payment of the Class A-MFL
Fixed Interest Distribution of the Class A-MFL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-MFL Interest Distribution Amount to the Class A-MFL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on the
Class A-MFL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-MFL Regular Interest, reduction in the interest available to be distributed to the Class A-MFL Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below 5.478% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-MFL Certificates.

      In addition to certain customary events of default and termination events contained in each Swap Contract, the Swap Counterparty will have the right to terminate the applicable Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is
amended or the holders of the Class A-4FL Certificates, the Class A-MFL
Certificates, the Class A-4FL Regular Interest or the Class A-MFL Regular
Interest waive compliance with any provisions of the Pooling and Servicing
Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

      Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the
Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreements at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the required swap counterparty rating and to which the assignment would satisfy the
Rating Agency Condition).

      SIGNIFICANCE PERCENTAGE

      The "significance percentage" with respect to the Swap Contracts is less than 10%. "Significance percentage" means the percentage that the amount of the
"significance estimate" (as described below) represents of the initial aggregate
Certificate Balance of the Class A-4FL Certificates and the Class A-MFL
Certificates, in the aggregate. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Swap Counterparty's internal risk management process in respect of similar interest rate swap agreements.

      TERMINATION PAYMENTS

      The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to either Swap Contract, to the trust if an Event of
Default or an Early Termination Date (each as defined in each Swap Contract)
occurs under the applicable Swap Contract and the Swap Counterparty is the sole
Defaulting Party or the sole Affected Party (each as defined in the Swap
Contract). No other termination amounts will be payable by any party under either Swap Contract.

      Each Swap Contract will be filed with the SEC together with the Current
Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

      THE SWAP COUNTERPARTY

      The interest rate swap agreements will be provided by Morgan Stanley
Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan
Stanley Capital Services Inc. is an affiliate of the depositor, Morgan Stanley
Mortgage Capital Inc., one of the sponsors and mortgage loan sellers, and Morgan
Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan

                                      S-152

Stanley (NYSE: MWD). The principal executive offices of Morgan Stanley Capital
Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

      Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of June 27, 2006, Morgan Stanley has a
long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's"),
"A+" by Standard & Poor's Ratings Services, a division of The McGraw Hill
Companies, Inc. ("S&P") and "AA-" by Fitch, Inc. ("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and "F1+" by Fitch.

      The information contained in this section entitled "The Swap Counterparty"
relates to and has been obtained from the Swap Counterparty.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o   the Pass-Through Rate for such certificate;

o   the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
    Material Breaches of representations and warranties and Material Document
    Defects or the exercise of a purchase Option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o   the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
    Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

o   the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

o   the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
    Distributable Certificate Interest Amount payable on such certificate.

      All Prepayment Premiums or Yield Maintenance Charges allocated to the
Class A-4FL Regular Interest or the Class A-MFL Regular Interest will be paid to the Swap Counterparty unless the applicable Swap Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates or the Class A-MFL Certificates, as applicable.

      In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

                                      S-153

PASS-THROUGH RATES

      The Pass-Through Rates on one or more classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may (and in the case of a class with a
Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In addition, the yield on the Class A-4FL Certificates and the Class A-MFL Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on the yields and Pass-Through Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap
Counterparty, and until such default is cured or the applicable Swap Contract is replaced, the Class A-4FL Certificates and the Class A-MFL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest and the Class A-MFL Regular
Interest, respectively. The Pass-Through Rate of the Class A-4FL Regular
Interest is a rate equal to the lesser of 5.447% per annum and the Weighted
Average Net Mortgage Rate (computed based on a 360-day year consisting of twelve
30-day months). The Pass-Through Rate of the Class A-MFL Regular Interest is a
rate equal to the lesser of 5.478% per annum and the Weighted Average Net
Mortgage Rate (computed based on a 360-day year consisting of twelve 30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Class.

      The yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional
Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates), in each case until the aggregate Certificate
Balance of such class of certificates is, in turn, reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification
(together with interest on such Advances), and the rate and timing of Principal
Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2,
Class A-3-1, Class A-3-2, Class A-AB and Class A-4 Certificates and the Class
A-4FL Regular Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1,
Class A-2, Class A-3-1, Class A-3-2, Class A-AB and Class A-4 Certificates and
the Class A-4FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

                                      S-154

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-MFL Regular Interest, the Class
A-M Certificates and the Class A-J through Class S Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of such Certificates, the Class A-1A
Certificates will receive principal distributions from the collections on the
Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3-1, Class
A-3-2, Class A-AB and Class A-4 Certificates and the Class A-4FL Regular
Interest.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior Certificates (other than the Class A-4FL Certificates), the Class A-4FL Regular Interest, the Class A-MFL
Regular Interest and the Class A-M, Class A-J, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K and Class X Certificates, the
allocation of a portion of collected Prepayment Premiums or Yield Maintenance
Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in
"Appendix II - Certain Characteristics of the Mortgage Loans."

                                      S-155

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate
(or, for the Class A-4FL Certificates or the Class A-MFL Certificates, at the
rate on the Class A-4FL Regular Interest or the Class A-MFL Regular Interest,
respectively) and may adversely affect the yield to maturity of that class of certificates for as long as it is outstanding. Any such shortfall borne by the
Class A-4FL Regular Interest or the Class A-MFL Regular Interest will be borne by the holders of the Class A-4FL Certificates or the Class A-MFL Certificates,
respectively.

LOSSES AND SHORTFALLS

      The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class S
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates and the Class A-MFL Regular Interest (and
correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates) -- from the Class Q
Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata with each other, then pro rata among the Class A-1, Class A-1A, Class A-2, Class
A-3-1, Class A-3-2, Class A-AB and Class A-4 Certificates and the Class A-4FL
Regular Interest. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of each such class until each such Certificate Balance is reduced to zero (in the case of the Principal
Balance Certificates, the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest); (ii) second, Unpaid Interest owing to each such class and
(iii) third, Distributable Certificate Interest Amounts owing to each such class, provided, that such reductions shall be allocated among the Class A-1
Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-3-1
Certificates, Class A-3-2 Certificates, Class A-AB Certificates and Class A-4
Certificates and the Class A-4FL Regular Interest, and, as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net
Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding. In addition, although losses will not be directly allocated to the
Class A-4FL Certificates or the Class A-MFL Certificates, losses allocated to the Class A-4FL Regular Interest or the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-4FL
Certificates or the Class A-MFL Certificates, respectively.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in

                                      S-156

which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See
"Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3-1, Class A-3-2, Class A-AB and Class A-4 Certificates
and the Class A-4FL Regular Interest will generally be based upon the particular
Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3-1, Class A-3-2, Class A-AB
and Class A-4 Certificates and the Class A-4FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay

                                      S-157

may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables.
These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

o   multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o   summing the results; and

o   dividing the sum by the aggregate amount of the reductions in the
    Certificate Balance of such certificate.

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------

Closing Date                               100%    100%    100%    100%    100%
February 2008                               87%     87%     87%     87%     87%
February 2009                               73%     73%     73%     73%     73%
February 2010                               56%     56%     56%     56%     56%
February 2011                               35%     35%     35%     35%     35%
February 2012                                0%      0%      0%      0%      0%
Weighted average life (years)              2.99    2.99    2.99    2.98    2.95

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------

Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                               99%     99%     99%     99%     99%
February 2011                               99%     99%     99%     99%     99%
February 2012                               45%     45%     45%     45%     45%
February 2013                               36%     36%     36%     36%     36%
February 2014                               36%     36%     36%     36%     36%
February 2015                               35%     35%     35%     35%     35%
February 2016                               32%     32%     32%     32%     32%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              6.57    6.55    6.54    6.51    6.32

                                      S-158

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                                3%      2%      1%      0%      0%
February 2013                                0%      0%      0%      0%      0%
Weighted average life (years)              4.84    4.84    4.84    4.83    4.73

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-3-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%     99%     87%
February 2013                               74%     70%     65%     61%     46%
February 2014                                0%      0%      0%      0%      0%
Weighted average life (years)              6.57    6.46    6.34    6.21    5.85

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-3-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                                0%      0%      0%      0%      0%
Weighted average life (years)              6.87    6.87    6.87    6.87    6.59

                                      S-159

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                               81%     81%     81%     81%     81%
February 2014                               58%     28%      8%      0%      0%
February 2015                               34%      0%      0%      0%      0%
February 2016                                9%      0%      0%      0%      0%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              7.29    6.68    6.54    6.52    6.36

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                              100%    100%    100%    100%     99%
February 2015                              100%    100%     98%     97%     97%
February 2016                              100%     97%     96%     95%     95%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              9.78    9.71    9.64    9.59    9.41

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                              100%    100%    100%    100%     99%
February 2015                              100%    100%     98%     97%     97%
February 2016                              100%     97%     96%     95%     95%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              9.78    9.71    9.64    9.59    9.41

                                      S-160

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                              100%    100%    100%    100%    100%
February 2015                              100%    100%    100%    100%    100%
February 2016                              100%    100%    100%    100%    100%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              9.87    9.87    9.87    9.86    9.62

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-MFL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                              100%    100%    100%    100%    100%
February 2015                              100%    100%    100%    100%    100%
February 2016                              100%    100%    100%    100%    100%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              9.87    9.87    9.87    9.86    9.62

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                              100%    100%    100%    100%    100%
February 2015                              100%    100%    100%    100%    100%
February 2016                              100%    100%    100%    100%    100%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              9.92    9.90    9.88    9.87    9.66

                                      S-161

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                              100%    100%    100%    100%    100%
February 2015                              100%    100%    100%    100%    100%
February 2016                              100%    100%    100%    100%    100%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              9.95    9.95    9.95    9.87    9.70

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                              100%    100%    100%    100%    100%
February 2015                              100%    100%    100%    100%    100%
February 2016                              100%    100%    100%    100%    100%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              9.95    9.95    9.95    9.88    9.70

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                              100%    100%    100%    100%    100%
February 2015                              100%    100%    100%    100%    100%
February 2016                              100%    100%    100%    100%    100%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              9.95    9.95    9.95    9.95    9.70

                                      S-162

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                              100%    100%    100%    100%    100%
February 2015                              100%    100%    100%    100%    100%
February 2016                              100%    100%    100%    100%    100%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              9.95    9.95    9.95    9.95    9.70

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS F CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%      25%     50%     75%    100%
-----------------------------             ------  ------  ------  ------  ------
Closing Date                               100%    100%    100%    100%    100%
February 2008                              100%    100%    100%    100%    100%
February 2009                              100%    100%    100%    100%    100%
February 2010                              100%    100%    100%    100%    100%
February 2011                              100%    100%    100%    100%    100%
February 2012                              100%    100%    100%    100%    100%
February 2013                              100%    100%    100%    100%    100%
February 2014                              100%    100%    100%    100%    100%
February 2015                              100%    100%    100%    100%    100%
February 2016                              100%    100%    100%    100%    100%
February 2017                                0%      0%      0%      0%      0%
Weighted average life (years)              9.95    9.95    9.95    9.95    9.70

                                      S-163

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool will consist of one hundred seventy-one (171)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$2,417,646,575, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $639,118 to $225,000,000, and the mortgage loans have an average Cut-off Date Balance of $14,138,284.

      For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of all of the mortgage loans that are secured by all property types other than twenty-one (21) mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of one hundred forty-seven (147) mortgage loans, with an Initial Loan Group 1 Balance of $2,061,767,014, subject to a permitted variance of plus or minus 5%. Loan
Group 1 represents approximately 85.3% of the Initial Pool Balance.

      Loan Group 2 will consist of twenty-one (21) of the mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan
Group 2 Balance of $355,879,561, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately 14.7% of the Initial Pool
Balance and approximately 92.4% of the principal balance of all the mortgage loans secured by multifamily, mixed use properties and manufactured housing community properties.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$639,118 to $225,000,000 and the mortgage loans in Loan Group 1 had an average
Cut-off Date Balance of $14,025,626. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $1,598,695 to $138,500,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $14,828,315.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for each of Morgan Stanley
Mortgage Capital Inc., LaSalle Bank National Association and Principal
Commercial Funding II, LLC are set forth in this prospectus supplement under
"The Sponsors, Mortgage Loan Sellers and Originators--Morgan Stanley Mortgage
Capital Inc.--Underwriting Standards," "--LaSalle Bank National
Association--Underwriting Standards" and "--Principal Commercial Funding II,
LLC--Underwriting Standards", respectively.

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between November 3, 2005 and February
1, 2007. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

                                     S-164

      One hundred eighty (180) mortgaged properties, securing mortgage loans representing 99.3% of the Initial Pool Balance (which include one hundred forty-nine (149) mortgaged properties in Loan Group 1, representing 99.2% of the
Initial Loan Group 1 Balance, and thirty-one (31) mortgaged properties in Loan
Group 2, representing 100% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in those mortgaged properties.

      Four (4) mortgaged properties, securing mortgage loans representing 0.7%
of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 1
Balance), are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in those mortgaged properties.

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and
Originators" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred sixty-seven (167)
mortgage loans, representing 96.8% of the Initial Pool Balance (which include one hundred forty-three (143) mortgage loans in Loan Group 1, representing 96.3%
of the Initial Loan Group 1 Balance, and twenty-four (24) mortgage loans in Loan
Group 2, representing 100% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.
Four (4) mortgage loans, representing 3.2% of the Initial Pool Balance (and representing 3.7% of the Initial Loan Group 1 Balance), accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

      The mortgage loans consist of the following property types:

      o     Office - Twenty-seven (27) of the mortgaged properties, which secure
            34.3% of the Initial Pool Balance, are office properties;

      o     Retail - Eighty-eight (88) of the mortgaged properties, which secure
            33.4% of the Initial Pool Balance, are retail properties;

      o     Multifamily - Twenty-eight (28) of the mortgaged properties, which secure 14.2% of the Initial Pool Balance, are multifamily
            properties;

      o     Hospitality - Seventeen (17) of the mortgaged properties, which secure 11.9% of the Initial Pool Balance, are hospitality
            properties;

      o     Industrial - Thirteen (13) of the mortgaged properties, which secure
            2.9% of the Initial Pool Balance, are industrial properties;

      o     Other - Three (3) of the mortgaged properties, which secure 1.2% of the Initial Pool Balance, are of a type of property other than those set forth in this paragraph;

      o     Manufactured Housing Community - Four (4) of the mortgaged properties, which secure 1.0% of the Initial Pool Balance, are manufactured housing community properties;

                                     S-165

      o     Mixed Use - Two (2) of the mortgaged properties, which secure 0.7%
            of the Initial Pool Balance, are mixed use properties; and

      o     Self Storage - Two (2) of the mortgaged properties, which secure
            0.3% of the Initial Pool Balance, are self storage properties.

      For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

Property Location

      The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, Virginia,
Pennsylvania, Texas, California and New Jersey.

      o     Ten (10) mortgaged properties, representing security for 24.5% of the Initial Pool Balance, are located in New York;

      o     Twelve (12) mortgaged properties, representing security for 9.1% of the Initial Pool Balance, are located in Virginia;

      o     Sixteen (16) mortgaged properties, representing security for 7.8% of the Initial Pool Balance, are located in Pennsylvania;

      o     Thirteen (13) mortgaged properties, representing security for 6.4%
            of the Initial Pool Balance, are located in Texas;

      o     Fourteen (14) mortgaged properties, representing security for 5.7%
            of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, seven (7) of such mortgaged properties, representing security for 3.0% of the Initial
            Pool Balance, are located in Northern California, and seven (7)
            mortgaged properties, representing security for 2.8% of the Initial
            Pool Balance, are located in Southern California. Northern
            California includes areas with zip codes above 93600 and Southern
            California includes areas with zip codes of 93600 and below; and

      o     Five (5) mortgaged properties, representing security for 5.7% of the
            Initial Pool Balance, are located in New Jersey.

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

      One hundred fifty-five (155) of the mortgage loans, representing 50.1% of the Initial Pool Balance (which include one hundred thirty-three (133) mortgage loans in Loan Group 1, representing 50.1% of the Initial Loan Group 1 Balance, and twenty-two (22) mortgage loans in Loan Group 2, representing 50.3% of the
Initial Loan Group 2 Balance), have Due Dates on the first day of each calendar month. One (1) of the mortgage loans, representing 0.1% of the Initial Pool
Balance (and representing 0.1% of the Initial Loan Group 1 Balance), has a Due
Date on the 4th day of each calendar month. Three (3) of the mortgage loans, representing 8.4% of the Initial Pool Balance (and representing 9.9% of the
Initial Loan Group 1 Balance), have Due Dates on the 5th day of each calendar month. Eight (8) of the mortgage loans, representing 25.5% of the Initial Pool
Balance (which include six (6) mortgage loans in Loan Group 1, representing
21.3% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan
Group 2, representing 49.7% of the Initial Loan Group 2 Balance), have Due Dates on the 8th day of each calendar month. Three (3) of the mortgage loans, representing 10.3% of the Initial Pool Balance (and representing 12.1% of the
Initial Loan Group 1 Balance), have Due Dates on the 9th day of each calendar month. One (1) of the mortgage loans, representing 5.6% of the Initial Pool
Balance (and representing 6.5% of the Initial Loan Group 1 Balance), has a Due
Date on the 11th day of each calendar month. The mortgage loans have various

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grace periods prior to the imposition of late payment charges, including (i) one hundred fifty-eight (158) mortgage loans, representing 89.0% of the Initial Pool
Balance (which include one hundred thirty-four (134) mortgage loans in Loan
Group 1, representing 87.1% of the Initial Loan Group 1 Balance, and twenty-four
(24) mortgage loans in Loan Group 2, representing 100% of the Initial Loan Group
2 Balance), with grace periods prior to the imposition of late payment charges of zero (0) to five (5) calendar days, (ii) four (4) mortgage loans, representing 3.3% of the Initial Pool Balance (and representing 3.9% of the
Initial Loan Group 1 Balance), with grace periods prior to the imposition of late payment charges of seven (7) calendar days, (iii) five (5) mortgage loans, representing 7.0% of the Initial Pool Balance (and representing 8.2% of the
Initial Loan Group 1 Balance), with grace periods prior to the imposition of late payment charges of ten (10) calendar days, and (iv) four (4) mortgage loans, representing 0.7% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 1 Balance), with grace periods prior to the imposition of late payment charges of fifteen (15) calendar days.

Amortization

      The mortgage loans have the following amortization features:

      One hundred seventy-one (171) of the mortgage loans, representing 100% of the Initial Pool Balance (which include one hundred forty-seven (147) mortgage loans in Loan Group 1, representing 100% of the Initial Loan Group 1 Balance, and twenty-four (24) mortgage loans in Loan Group 2, representing 100% of the
Initial Loan Group 2 Balance), are Balloon Loans. Eight (8) of these mortgage loans, representing 3.6% of the Initial Pool Balance (and representing 4.3% of the Initial Loan Group 1 Balance), are ARD Loans. Included in these Balloon
Loans are sixty-four (64) mortgage loans, representing 22.2% of the Initial Pool
Balance (which include fifty-three (53) mortgage loans in Loan Group 1, representing 22.1% of the Initial Loan Group 1 Balance, and eleven (11) mortgage loans in Loan Group 2, representing 22.8% of the Initial Loan Group 2 Balance), that provide for monthly payments of interest only for a portion of their respective terms, ranging from eleven (11) months to sixty (60) months, and then provide for the monthly payment of principal and interest over their respective remaining terms.

      Twenty-nine (29) mortgage loans, representing 59.5% of the Initial Pool
Balance (which include twenty-four (24) mortgage loans in Loan Group 1, representing 58.5% of the Initial Loan Group 1 Balance, and five (5) mortgage loans in Loan Group 2, representing 65.5% of the Initial Loan Group 2 Balance), currently provide for monthly payments of interest only for their entire respective terms. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve
30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a
360-day year consisting of twelve 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors"
in this prospectus supplement.

Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restricted voluntary
Principal Prepayments in one of the following ways:

      o     One hundred nineteen (119) mortgage loans, representing 66.6% of the
            Initial Pool Balance (which include one hundred three (103) mortgage loans in Loan Group 1, representing 64.8% of the Initial Loan Group
            1 Balance, and sixteen (16) mortgage loans in Loan Group 2, representing 77.0% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in
            Section 2(a)(16) of the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or the earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

                                     S-167

      o     Eight (8) mortgage loans, representing 17.0% of the Initial Pool
            Balance (which include seven (7) mortgage loans in Loan Group 1, representing 18.0% of the Initial Loan Group 1 Balance, and one (1)
            mortgage loan in Loan Group 2, representing 10.8% of the Initial
            Loan Group 2 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above.

      o     Thirty (30) mortgage loans, representing 8.2% of the Initial Pool
            Balance (which include twenty-five (25) mortgage loans in Loan Group
            1, representing 8.5% of the Initial Loan Group 1 Balance, and five
            (5) mortgage loans in Loan Group 2, representing 6.6% of the Initial
            Loan Group 2 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

      o     Six (6) mortgage loans, representing 3.5% of the Initial Pool
            Balance (which include five (5) mortgage loans in Loan Group 1, representing 3.5% of the Initial Loan Group 1 Balance, and one (1)
            mortgage loan in Loan Group 2, representing 3.9% of the Initial Loan
            Group 2 Balance), have no Lock-out Period and permit voluntary
            Principal Prepayments at any time if accompanied by a Prepayment
            Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

      o     One (1) mortgage loan, representing 1.9% of the Initial Pool Balance
            (and representing 2.2% of the Initial Loan Group 1 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provides for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid for one payment period and following such payment period permits the related borrower to (i) prepay the mortgage loan subject to a Prepayment
            Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, or (ii) after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above.

      o     Three (3) mortgage loans, representing 0.8% of the Initial Pool
            Balance (and representing 0.9% of the Initial Loan Group 1 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period permit the related borrower to defease the mortgage loan by pledging "government securities" as defined above until the fifth (5th) anniversary of the initial payment date, thereafter, the related borrower is permitted to repay all or a portion of the note subject to the Prepayment Premium, which for the sixth (6th), seventh (7th), eighth (8th) and ninth
            (9th) anniversaries of the initial payment date is 5%, 4%, 3% and
            2%, respectively, of the amount prepaid and (ii) for the six (6)
            monthly payment periods following such ninth (9th) anniversary of the initial payment date provides for a Prepayment Premium of 1% of the amount prepaid.

      o     One (1) mortgage loan, representing 0.7% of the Initial Pool Balance
            (and representing 0.9% of the Initial Loan Group 1 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provides for a Yield Maintenance
            Charge calculated on the basis of a yield maintenance formula.

      o     One (1) mortgage loan, representing 0.7% of the Initial Pool Balance
            (and representing 0.8% of the Initial Loan Group 1 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period, and (i) for the thirty-six (36) monthly payment periods following the Lock-out Period provides for a Prepayment Premium or Yield
            Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, (ii) for each of the twelve (12) monthly payment periods in each of the fourth (4th), fifth (5th), sixth (6th) and seventh (7th) year following the
            Lock-out Period provides for a Prepayment Premium of 5%, 4%, 3% and
            2%, respectively, of the amount

                                     S-168

            prepaid and (iii) for the nine (9) monthly payment periods following such seven (7) year period provides for a Prepayment Premium of 1%
            of the amount prepaid.

      o     One (1) mortgage loan, representing 0.4% of the Initial Pool Balance
            (and representing 0.4% of the Initial Loan Group 1 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period for a certain period of time permits the related borrower to (i) prepay the mortgage loan subject to a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid or (ii) after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above for a certain period and following such period provides for a Prepayment Premium or Yield Maintenance Charge
            calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid only.

      o     One (1) mortgage loan, representing 0.2% of the Initial Pool Balance
            (and representing 1.7% of the Initial Loan Group 2 Balance), has no
            Lock-out Period and permits voluntary Principal Prepayments at any time if accompanied by a Yield Maintenance Charge calculated on the basis of a yield maintenance formula.

      Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a Prepayment Premium or Yield Maintenance Charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a Prepayment Premium or Yield Maintenance
Charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o     One (1) mortgage loan, representing 5.7% of the Initial Pool Balance
            (and representing 38.9% of the Initial Loan Group 2 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage loan subject to the satisfaction of certain conditions including, but not limited to, the defeasance of an amount equal to 110% of the allocated mortgage loan amount of the mortgaged property being released if the debt service coverage ratio of the remaining properties immediately following the release is at least equal to the greater of 1.09x and the debt service coverage ratio immediately preceding the release.

      o     One (1) mortgage loan, representing 1.4% of the Initial Pool Balance
            (and representing 1.6% of the Initial Loan Group 1 Balance), allows the release of a portion of the collateral subject to the
            satisfaction of certain conditions including, but not limited to,
            (i) the defeasance of an amount equal to 110% of the allocated mortgage loan amount of the collateral being released and (ii) the debt service coverage ratio of the remaining collateral immediately following the release is at least equal to the greater of the debt service coverage ratio at the time of the origination of the mortgage loan and the debt service coverage ratio immediately preceding the release, and the loan-to-value ratio of the remaining collateral immediately following the release is not greater than the lesser of the loan-to-value ratio immediately preceding the release and the loan-to-value ratio at the time of origination of the mortgage loan.

      o     Four (4) mortgage loans, representing 1.0% of the Initial Pool
            Balance (and representing 1.2% of the Initial Loan Group 1 Balance), are cross-collateralized and cross-defaulted with the other mortgage loans and permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties upon the satisfaction of certain conditions including, but not limited to, (i) the payment of an amount equal to 115% of the allocated mortgage loan amount of the related mortgaged property being released, (ii) after giving effect to such release the debt service coverage ratio of the remaining mortgaged properties immediately following the release is not less than the greater of (a) the debt service coverage ratio at

                                     S-169

            the time of the origination of the mortgage loans and (b) the debt service coverage ratio immediately preceding the release and (iii)
            after giving effect to the release, the loan-to-value ratio of the remaining mortgaged properties immediately following the release is not greater than the lesser of (a) the loan-to-value ratio immediately preceding the release and (b) the loan-to-value ratio at the time of origination of the mortgage loans.

      o     One (1) mortgage loan, representing 0.8% of the Initial Pool Balance
            (and representing 1.0% of the Initial Loan Group 1 Balance), is secured by multiple parcels and permits the release of a parcel from the lien of the mortgage after the applicable Lock-out Period, subject to the satisfaction of certain conditions including, but not limited to, defeasance of an amount equal to 120% of the allocated mortgage loan amount of the released parcel if the
            loan-to-value-ratio of the remaining property is not greater than
            80% and the debt service coverage ratio is not less than 1.20x or the debt service coverage ratio prior to the partial release.

      o     Five (5) mortgage loans, representing 0.7% of the Initial Pool
            Balance (and representing 0.8% of the Initial Loan Group 1 Balance), are cross-collateralized and cross-defaulted with the other mortgage loans and permit the related borrower to prepay or defease one or more of the related mortgage loans and/or release the
            cross-collateralization with respect to the related mortgaged property or properties, after the applicable Lock-out Period, upon the satisfaction of certain conditions including, but not limited to, (i) defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released, (ii)
            the debt service coverage ratio with respect to the remaining mortgaged properties is no less than the greater of 1.15x and the debt service coverage ratio at the time of any previous defeasance and (iii) the aggregate and stand alone loan-to-value ratio of the remaining properties are not more than 80% of the fair market value of those properties.

      o     Six (6) mortgage loans, representing 0.7% of the Initial Pool
            Balance (and representing 0.8% of the Initial Loan Group 1 Balance), are cross-collateralized and cross-defaulted with the other mortgage loans and permit the related borrower to prepay or defease one or more of the related mortgage loans and/or release the
            cross-collateralization with respect to the related mortgaged property or properties, after the applicable Lock-out Period, upon the satisfaction of certain conditions including, but not limited to, (i) defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released, (ii)
            the debt service coverage ratio with respect to the remaining mortgaged properties is no less than the greater of 1.15x and the debt service coverage ratio at the time of any previous defeasance, and (iii) the aggregate and stand alone loan-to-value ratio of the remaining properties are not more than 80% of the fair market value of those properties.

      o     One (1) mortgage loan, representing 0.3% of the Initial Pool Balance
            (and representing 0.4% of the Initial Loan Group 1 Balance), which is secured by multiple parcels, permits the release of either of the related parcels from the lien of the related mortgage following a
            Lock-out Period (i) in the case of one (1) parcel, (a) payment of a prepayment premium based on the greater of a yield maintenance formula or 1.0% of the outstanding principal balance (based upon a prepayment of an amount equal to 115% of the outstanding principal balance allocated to such parcel), (b) the loan-to-value ratio of the remaining parcel is to be no greater than 60% and (c) the debt service coverage ratio of the remaining parcel being not less than
            1.40x and (ii) in the case of another parcel, (a) payment of a prepayment premium based on the greater of a yield maintenance formula or 1.0% of the outstanding principal balance (based upon prepayment of an amount equal to 150% of the outstanding principal balance allocated to such parcel), (b) the loan-to-value ratio of the remaining parcel is to be no greater than 55% and (c) the debt service coverage ratio of the remaining parcel being not less than
            1.50x.

      o     Two (2) mortgage loans, representing 0.2% of the Initial Pool
            Balance (and representing 0.3% of the Initial Loan Group 1 Balance), are cross-collateralized and cross-defaulted with the other mortgage loans and permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, after the applicable Lock-out Period, upon the satisfaction of certain conditions including, but not limited to, the borrower delivering to lender a payment of 115% of the outstanding loan amount of the released property along with the required yield maintenance premium and the debt service coverage ratio of the

                                     S-170

            remaining properties immediately following the release is at least equal to the greater of 1.25x and the debt service coverage ratio immediately preceding the release.

      In addition to the prepayment and defeasance provisions described above, certain of the mortgage loans provide that the related borrower may obtain the release of one property in a multi-property loan by substituting a new property that meets certain requirements set forth in the mortgage loan documents, including that it has a fair market value no less than the greater of the fair market value of the replaced property at origination or immediately prior to the substitution and the debt service coverage ratio after giving effect to the substitution is at least equal to the debt service coverage ratio immediately prior to the substitution. Five (5) of the mortgage loans, representing 1.7% of the Initial Pool Balance (and representing 2.0% of the Initial Loan Group 1
Balance), provides for substitution as further discussed in the footnotes to
Appendix II attached to this prospectus supplement.

      In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay or defease one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without Prepayment Premium or defeasance requirements commencing two (2) to sixty-one (61) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

      The method of calculation of any Prepayment Premium or Yield Maintenance
Charge will vary for the applicable mortgage loans as presented in the footnotes to "Appendix II--Certain Characteristics of the Mortgage Loans."

      In addition, certain mortgage loans provide for the free release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

      See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge
which will vary for any mortgage loan.

Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under the mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any B Note or any Serviced Companion Mortgage Loan if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any B Note and any Serviced
Companion Mortgage Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

                                     S-171

      In addition, some of the mortgage loans, any B Notes and any Serviced
Companion Mortgage Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, B Note or Serviced
Companion Mortgage Loan documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, B Note or Serviced Companion Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

      Seven (7) of the mortgage loans, representing 24.7% of the Initial Pool
Balance (which include four (4) mortgage loans in Loan Group 1, representing
21.7% of the Initial Loan Group 1 Balance, and three (3) mortgage loans in Loan
Group 2, representing 42.1% of the Initial Loan Group 2 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 1 (the "One Seaport
Plaza Mortgage Loan"), which had an outstanding principal balance as of the
Cut-off Date of $225,000,000, representing 9.3% of the Initial Pool Balance (and representing 10.9% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property, which also secures a subordinated B note (the "One
Seaport Plaza B Note") that had an original principal balance of $15,000,000.
Mortgage Loan No. 3 (the "RREEF Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $138,500,000, representing 5.7% of the Initial Pool Balance (and representing 38.9% of the
Initial Loan Group 2 Balance), is secured by the same mortgaged properties on a pari passu basis with a companion note (the "RREEF Portfolio Companion Loan")
that had an original principal balance of $249,500,000. The borrower under the
RREEF Portfolio Pari Passu Loan is also entitled to a future advance of principal in an aggregate amount of up to $22,000,000 at any time before May 1,
2007 (the "RREEF Portfolio A-6 Companion Loan"), subject to the satisfaction of certain conditions. Any such future advance made to the borrower under the RREEF
Portfolio Pari Passu Loan will be made by the related mortgage loan seller (and not the trust fund), will be secured by the related mortgage property, will rank pari passu in right of payment with the RREEF Portfolio Pari Passu Loan and the
RREEF Portfolio Companion Loan, will have the same maturity date and interest rate as the RREEF Portfolio Pari Passu Loan and will be serviced under the
Pooling and Servicing Agreement. Mortgage Loan No. 4 (the "485 Lexington Avenue
Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off
Date of $135,000,000, representing 5.6% of the Initial Pool Balance (and representing 6.5% of the Initial Loan Group 1 Balance), is secured by the same mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, two (2) other notes that are not included in the trust and have original principal balances of approximately $180,000,000 and $135,000,000, respectively
(the "485 Lexington Avenue Companion Loan A-1" and the "485 Lexington Avenue
Companion Loan A-2," and collectively, the "485 Lexington Avenue Companion
Loan"). Mortgage Loan No. 7 (the "Deptford Mall Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $80,000,000, representing 3.3% of the Initial Pool Balance (and representing 3.9% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property, which also secures a subordinated B Note (the "Deptford Mall B Note") that had an original principal balance of $20,000,000. The borrower under the Deptford
Mall Mortgage Loan is also entitled to one or more future advances of principal in an aggregate amount of up to $72,500,000 at any time before December 7, 2007, subject to the satisfaction of certain conditions. Any such future advance made to the borrower under the Deptford Mall Mortgage Loan will be made by the related mortgage loan seller or another financial institution (and not the trust fund), will be secured by the related mortgage property, and may be comprised of
(i) up to $60,000,000 of additional debt that will be pari passu in right of payment with the Deptford Mall Mortgage Loan (the "Deptford Mall Companion
Loan") and (ii) up to $12,500,000 of additional debt that will be subordinated in right of payment to the Deptford Mall Mortgage Loan and the Deptford Mall
Companion Loan (if advanced) (the "Deptford Mall B-2 Note"). The Deptford Mall B
Note and the Deptford Mall B-2 Note, if advanced, will be secured by the related mortgaged property on a pari passu in right of payment with each other. Each of the Deptford Mall Mortgage Loan, the Deptford Mall Companion Loan (if advanced)
the Deptford Mall B Note and the Deptford Mall B-2 Note (if advanced) will be serviced under the Pooling and Servicing Agreement. The interest rate on any future advances made to the borrower under the Deptford Mall Mortgage Loan will be set on or before such future advances are made and may be higher than the interest rate on the Deptford Mall Mortgage Loan and the Deptford Mall B Note;
provided that, subject to certain exceptions, the coupon on the Deptford Mall
Companion Loan (if advanced) may not exceed 5.8225%, the coupon on the Deptford
Mall B-2 Note (if advanced) may not exceed 6.3850%, and the

                                     S-172

weighted average coupon on the Deptford Mall Companion Loan and the Deptford
Mall B-2 Note (together, and in either case, if advanced), may not exceed
5.935%. Mortgage Loan No. 68 (the "Easton Apartments Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $8,800,000, representing 0.4% of the Initial Pool Balance (and representing 2.5% of the
Initial Loan Group 2 Balance), is secured by the related mortgaged property, which also secures a subordinated B note (the "Easton Apartments B Note") that had an original principal balance of $2,075,000. Mortgage Loan No. 83 (the
"Hampton Inn-Cranberry Township Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $7,936,155, representing 0.3% of the
Initial Pool Balance (and representing 0.4% of the Initial Loan Group 1
Balance), is secured by the related mortgaged property, which also secures a subordinated B note (the "Hampton Inn-Cranberry Township B Note") that had an original principal balance of $530,000. Mortgage Loan No. 145 (the "Yearling
Green Apartments Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $2,565,570, representing 0.1% of the Initial Pool Balance
(and representing 0.7% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property, which also secures a subordinated B note (the
"Yearling Green Apartments B Note") that had an original principal balance of
$175,000.

      Two (2) of the mortgage loans, representing 5.6% of the Initial Pool
Balance (which include two (2) mortgage loans in Loan Group 1, representing 6.5%
of the Loan Group 1 Balance), are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to Mortgage Loan Nos. 5 and 162, there is related mezzanine financing in the aggregate amount of $32,500,000 and $600,000 respectively. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

      One (1) mortgage loan, representing 3.3% of the Initial Pool Balance (and representing 3.9% of the Initial Loan Group 1 Balance), permits the related borrower to enter into (i) additional pari passu financing that is secured by the related mortgaged property and (ii) additional subordinate financing that is secured by the related mortgaged property, provided that certain debt service coverage ratio ("DSCR") and loan-to-value ("LTV") tests are satisfied, as further discussed in the footnotes to Appendix II to this prospectus supplement.

      One (1) mortgage loan, representing 5.7% of the Initial Pool Balance (and representing 38.9% of the Initial Loan Group 2 Balance), permits the related borrower to enter into additional pari passu financing that is secured by the related mortgaged properties, provided that certain DSCR and LTV tests are satisfied, as further discussed in the footnotes to Appendix II to this prospectus supplement.

      Nineteen (19) of the mortgage loans, representing 28.4% of the Initial
Pool Balance (which include eighteen (18) mortgage loans in Loan Group 1, representing 33.0% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 1.7% of the Initial Loan Group 2 Balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The Purchase Price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such Purchase Price generally does not include a Yield Maintenance Charge or Prepayment Premium.
Accordingly, such purchase (if made prior to the maturity date or Anticipated
Repayment Date) will have the effect of a prepayment made without payment of a
Yield Maintenance Charge or Prepayment Premium.

      The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

                                     S-173

The Galleria at Pittsburgh Mills Mortgage Loan

      Mortgage Loan No. 5, which consists of a note with an outstanding principal balance as of the Cut-off Date of $133,000,000 (the "Galleria at
Pittsburgh Mills Mortgage Loan"), representing 5.5% of the Initial Pool Balance, is secured by the related mortgaged property. Additional mezzanine financing
(the "Galleria at Pittsburgh Mills Mezzanine Loan") is in place with an original principal amount of $32,500,000 that is secured by pledges of the equity interests in the borrower under the Galleria at Pittsburgh Mills Mortgage Loan.

      Rights of the Holder of the Galleria at Pittsburgh Mills Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the
Galleria at Pittsburgh Mills Mezzanine Loan has certain rights with respect to the Galleria at Pittsburgh Mills Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the Galleria at Pittsburgh Mills Mortgage
Loan. The holder of the Galleria at Pittsburgh Mills Mezzanine Loan has the
right to cure monetary events of default under the Galleria at Pittsburgh Mills
Mortgage Loan within five (5) business days of the later of the giving of notice of the subject event of default by the holder of the Galleria at Pittsburgh
Mills Mortgage Loan and the expiration of the borrower's cure provision, if any, provided, however, that the holder of the Galleria at Pittsburgh Mills Mezzanine
Loan will defend and hold harmless the holder of the Galleria at Pittsburgh
Mills Mortgage Loan for certain expenses arising from the cure period and reimburse the holder of the Galleria at Pittsburgh Mills Mortgage Loan for any
required advances for monthly payments of principal and/or interest on the
Galleria at Pittsburgh Mills Mortgage Loan and/or any protective advances. The holder of the Galleria at Pittsburgh Mills Mezzanine Loan also has the right to cure non-monetary events of default with respect to the Galleria at Pittsburgh
Mills Mortgage Loan within any applicable grace period for the subject event of default or such additional period as is reasonably necessary for the holder of the Galleria at Pittsburgh Mills Mezzanine Loan to cure the non-monetary event of default if it cannot reasonably be cured within the applicable grace period so long as such additional cure period does not exceed 45 days (unless such non-monetary default is of a nature that cannot be cured within such 45 days, in which case, the holder of the Galleria at Pittsburgh Mills Mezzanine Loan will have additional time as is reasonably necessary), so long as the non-monetary default is not caused by a bankruptcy or like proceeding and so long as there is no material impairment to the value, use or operation of the premises during the non-monetary cure period.

      Option to Purchase the Galleria at Pittsburgh Mills Mortgage Loan. The
holder of the Galleria at Pittsburgh Mills Mezzanine Loan has the right, (i) at any time that the Galleria at Pittsburgh Mills Mortgage Loan is accelerated,
(ii) any proceeding to foreclose or otherwise enforce the Galleria at Pittsburgh
Mills Mortgage Loan or other security for the Galleria at Pittsburgh Mills
Mortgage Loan has been commenced or (iii) the Galleria at Pittsburgh Mills
Mortgage Loan is a Specially Serviced Mortgage Loan, to purchase the Galleria at
Pittsburgh Mills Mortgage Loan, at a price generally equal to the unpaid principal balance of the Galleria at Pittsburgh Mills Mortgage Loan, plus accrued and unpaid interest on the Galleria at Pittsburgh Mills Mortgage Loan and other amounts due thereon, protective advances or interest charged thereon, plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances payable with respect to the Galleria at Pittsburgh Mills Mortgage Loan pursuant to the Pooling and
Servicing Agreement.

      Consent Rights. The holder of the Galleria at Pittsburgh Mills Mortgage
Loan is required to notify the holder of the Galleria at Pittsburgh Mills
Mezzanine Loan if the borrower requests a release of the lien of the Galleria at
Pittsburgh Mills Mortgage Loan or requests the holder of the Galleria at
Pittsburgh Mills Mortgage Loan's consent to a sale or transfer of all or any material portion of the related mortgaged property, the granting of a further mortgage or similar encumbrance against the related mortgaged property or a prepayment or refinancing of the Galleria at Pittsburgh Mills Mortgage Loan. If
the borrower requests the holder of the Galleria at Pittsburgh Mills Mortgage
Loan's consent to either sell or transfer of all or any material portion of the related mortgaged property or to obtain a further mortgage or similar encumbrance against the related mortgaged property, the holder of the Galleria at Pittsburgh Mills Mortgage Loan is required to obtain the prior written consent of the holder of the Galleria at Pittsburgh Mills Mezzanine Loan if the
holder of the Galleria at Pittsburgh Mills Mortgage Loan has the right to consent.

                                     S-174

      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

      We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

      Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Loan Purpose

      Fifty-nine (59) of the mortgage loans, representing 32.9% of the Initial
Pool Balance (which include forty-seven (47) mortgage loans in Loan Group 1, representing 27.1% of the Initial Loan Group 1 Balance, and twelve (12) mortgage loans in Loan Group 2, representing 66.3% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred twelve (112) of the mortgage loans, representing 67.1% of the Initial Pool Balance (which include one hundred (100) mortgage loans in Loan Group 1, representing 72.9% of the
Initial Loan Group 1 Balance, and twelve (12) mortgage loans in Loan Group 2, representing 33.7% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

      Three (3) of the mortgage loans, representing 0.6% of the Initial Pool
Balance (which include two (2) mortgage loans in Loan Group 1 and representing
0.4% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan
Group 2, representing 1.5% of the Initial Loan Group 2 Balance), have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

      Eight (8) mortgage loans, representing 3.6% of the Initial Pool Balance
(which include eight (8) mortgage loans in Loan Group 1 and representing 4.3% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the
Initial Rate. In addition, funds on deposit in lockbox accounts relating to the
ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

      Thirty-four (34) of the mortgage loans, representing 61.2% of the Initial
Pool Balance (which include thirty-two (32) mortgage loans in Loan Group 1, representing 63.2% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 49.7% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

                                     S-175

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

      o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o     Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o     Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

                                     S-176

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

      In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

      The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the footnotes to Appendix II to this prospectus supplement.

Environmental Assessments

      An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the Certificateholders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where

                                     S-177

seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

      Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.
Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

      In the case of two (2) mortgaged properties, securing mortgage loans representing 2.8% of the Initial Pool Balance (which include one (1) mortgaged property in Loan Group 1, representing 1.8% of the Initial Loan Group 1 Balance, and one (1) mortgaged property in Loan Group 2, representing 8.6% of the Initial
Loan Group 2 Balance), the related mortgage loan has the benefit of a stand-alone environmental insurance policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

      For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

      (1)   References to "DSCR" are references to "Debt Service Coverage
            Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required current debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the
            "Glossary of Terms" in this prospectus supplement. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
            Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" for any
            mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement.
            For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects (i)

                                     S-178

            with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related
            Non-Serviced Companion Mortgage Loan. The Debt Service Coverage
            Ratio information in this prospectus supplement with respect to any
            A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The
            Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness. The Debt Service Coverage Ratio in this prospectus supplement with respect to the RREEF Portfolio Pari Passu Loan reflects the RREEF Portfolio Pari Passu Loan, the RREEF Portfolio
            Companion Loan and the future advances of principal that are permitted under the related loan documents. The Debt Service
            Coverage Ratio in this prospectus supplement with respect to the
            Deptford Mall A/B Mortgage Loan reflects the Deptford Mall Mortgage
            Loan and the Deptford Mall Companion Loan (if advanced) at the maximum permitted coupon.

            In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
            "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves.
            The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.
            In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was
            significantly higher than the market rent for similar properties.

            The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or

                                     S-179

            predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
            Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2)   References to "DSCR Post IO Period" are references to "Debt Service
            Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
            Period" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio Post IO
            Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

      (3)   References in the tables to "Cut-off Date LTV" are references to
            "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix
            IV, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon
            LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
            Terms" in this prospectus supplement. For purposes of the
            information presented in this prospectus supplement, the
            loan-to-value ratio reflects (i) with respect to any Serviced Pari
            Passu Mortgage Loan, the aggregate indebtedness evidenced by the
            Serviced Pari Passu Mortgage Loan and the related Serviced Companion
            Mortgage Loan and (ii) with respect to any Non-Serviced Mortgage
            Loan, the aggregate indebtedness evidenced by the Non-Serviced
            Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.
            The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B
            Note. The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness. The loan-to-value information in this prospectus supplement with respect to the RREEF Portfolio Pari Passu Loan reflects the RREEF Portfolio
            Pari Passu Loan, the RREEF Portfolio Companion Loan and the future advances of principal that are permitted under the related loan documents. The loan-to-value information in this prospectus supplement with respect to the Deptford Mall A/B Mortgage Loan reflects the Deptford Mall Mortgage Loan and the maximum principal balance of the Deptford Mall Companion Loan permitted under the related loan documents.

            The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

            When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

            No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (4)   References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

                                     S-180

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

      If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

      o     the outstanding principal balance of the related mortgage loan; and

      o     the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

      If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

                                     S-181

      In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

      On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the custodian or its designee.

      The custodian will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the custodian will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller. Within 10 days following the Closing Date, each mortgage loan seller has agreed to submit or cause to be submitted for filing, at the expense of related mortgage loan seller and, in the appropriate public office for Uniform
Commercial Code filings, assignments to the trustee of financing statements relating to each mortgage loans' original mortgage note. The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced
Mortgage Loan Trustee.

                                     S-182

REPRESENTATIONS AND WARRANTIES

      In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

      (1)   the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

      (2)   such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances (other than with respect to certain agreements relating to servicing rights and the rights of a holder of a related companion loan pursuant to a co-lender or other agreement);

      (3)   no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve (12) month period (or since the date of origination of the mortgage loan if the mortgage loan was originated within the past twelve (12) months) immediately preceding the Cut-off
Date;

      (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

      (5    the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

      (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

      (7)   the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

      (8)   except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

      (9)   the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

      (10)  the related mortgaged property is covered by an American Land Title
Association, or an equivalent form of, lender's title insurance policy, or a pro forma or marked-up title insurance commitment or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy (on which the required premium has been paid) which evidences such title insurance policy, that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

      (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

      (12)  except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been

                                     S-183

delivered to the Depositor, and such mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

      (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

      (14)  the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

      (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage;

      (16)  to the mortgage loan seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

      (17)  no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

      (18)  to the mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage (other than payments due but not yet thirty (30) days or more delinquent) in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

      (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

                                     S-184

      (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o     repurchase the affected mortgage loan from the trust at the Purchase
            Price; or,

      o     at its option, if within the two-year period commencing on the
            Closing Date, replace such mortgage loan with a Qualifying
            Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable
            Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

      The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee, custodian and the Certificateholders with respect to such Material Document
Defect or Material Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

      If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans
("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase
Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material

                                     S-185

Breach or Material Document Defect had occurred (without regard to this paragraph) (the "Affected Loan(s)"): (i) the Debt Service Coverage Ratio for all
those Crossed Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the Debt Service Coverage Ratio for all those
Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 1.25x, and (ii) the loan-to-value ratio for all those Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (A) the current loan-to-value ratio for all those
Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 75%. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer: (A) an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld) and (B) an opinion of counsel that not requiring the repurchase of each such other mortgage loan will not result in an Adverse REMIC Event, as defined in the Pooling and
Servicing Agreement.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

      With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due on encumbrance and due on sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage

                                     S-186

Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The
servicing standard for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.
Each of the master servicer, the Primary Servicer, and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the Primary Servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the Primary Servicer or the special servicer, as the case may be.

      Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

      On the Closing Date, the master servicer will enter into a separate agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to the mortgage loans sold by it or its affiliates to the trust. The Primary Servicer is subject to the Servicing Standard. If an Event of
Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the
Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, the paying agent and the
Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicer, the special servicer and the Primary Servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement;
provided that none of the master servicer, the special servicer or the Primary
Servicer may appoint a sub-servicer after the Closing Date who failed on any prior date to comply with any of its Exchange Act reporting or Regulation AB obligations to the extent set forth in the Pooling and Servicing Agreement.
However, any sub-servicing agreement is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer, the Primary Servicer or the Primary Servicer's agent, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement or a Primary Servicing Agreement, as
applicable. The master servicer, the special servicer or the Primary Servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

      o     a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the Depositor and the trustee;

      o     the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

      o     the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

                                     S-187

      Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

      The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

      The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans (including any B Note and
Serviced Companion Mortgage Loan) other than the Non-Serviced Mortgage Loans.
The special servicer will be responsible for servicing and administering any
Specially Serviced Mortgage Loans other than the Non-Serviced Mortgage Loans.

      Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

      The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The Primary Servicer, the master servicer and the special servicer and any partner, representative, affiliate, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a B Note or a Serviced Companion Mortgage
Loan, out of collections on, and other proceeds of, the B Note or the Serviced
Companion Mortgage Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing
Agreement, the mortgage loans, any B Note, any Serviced Companion Mortgage Loan or the certificates other than any loss, liability or expense incurred by reason of the Primary

                                     S-188

Servicer's, master servicer's, special servicer's or such person's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

      The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage
Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE A/B MORTGAGE LOANS, THE RREEF PORTFOLIO LOAN GROUP AND THE 485
LEXINGTON AVENUE LOAN GROUP

THE ONE SEAPORT PLAZA A/B MORTGAGE LOAN

      Mortgage Loan No. 1 (the "One Seaport Plaza Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $225,000,000, representing 9.3% of the Initial Pool Balance (and representing 10.9% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property (the
"One Seaport Plaza Mortgaged Property"), which also secures a subordinated B
Note (the "One Seaport Plaza B Note") that had an original principal balance of
$15,000,000. The One Seaport Plaza Mortgage Loan and the One Seaport Plaza B
Note will be serviced under the Pooling and Servicing Agreement.

      The One Seaport Plaza Mortgage Loan and the One Seaport Plaza B Note are
collectively referred to herein as the "One Seaport Plaza A/B Mortgage Loan."
The One Seaport Plaza Mortgage Loan is included in the Trust. The One Seaport
Plaza B Note is not included in the Trust.

      The One Seaport Plaza B Note has the same maturity date as the One Seaport
Plaza Mortgage Loan and has a fixed interest rate. On the applicable Due Date, the related borrower is required to make a payment of principal and interest in arrears on the One Seaport Plaza Mortgage Loan and the One Seaport Plaza B Note.
Such payments will be applied in accordance with the intercreditor agreement entered into by the One Seaport Plaza A/B Mortgage Loan lenders (the "One
Seaport Plaza Intercreditor Agreement") described below.

      Distributions. Under the terms of the One Seaport Plaza Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the One Seaport Plaza A/B Mortgage Loan or any non-monetary event of default such that it would cause the One Seaport Plaza A/B
Mortgage Loan to be a Specially Serviced Mortgage Loan (and, after such a default has occurred, so long as the holder of the One Seaport Plaza B Note has cured such a default in accordance with the terms of the One Seaport Plaza
Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to the One Seaport Plaza A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

      o     first, to the One Seaport Plaza Mortgage Loan holder and the One
            Seaport Plaza B Note holder, in an amount equal to their pro rata portion of accrued and unpaid interest on the One Seaport Plaza
            Mortgage Loan principal balance and the One Seaport Plaza B Note principal balance, respectively;

      o     second, to the One Seaport Plaza Mortgage Loan holder and the One
            Seaport Plaza B Note holder, in an amount equal to their pro rata portion of all scheduled payments on the One Seaport Plaza A/B
            Mortgage Loan (based on the One Seaport Plaza Mortgage Loan principal balance and the One Seaport Plaza B Note principal balance, respectively);

      o     third, to the One Seaport Plaza Mortgage Loan holder and the One
            Seaport Plaza B Note holder, in an amount equal to their pro rata portion of all principal payments (other than scheduled payments) on the One Seaport Plaza A/B Mortgage Loan (based on the One Seaport
            Plaza Mortgage Loan principal balance and the One Seaport Plaza B
            Note principal balance, respectively);

      o     fourth, to the One Seaport Plaza Mortgage Loan holder and the One
            Seaport Plaza B Note holder, in an amount equal to their pro rata portion of any prepayment premium, to the extent actually paid by the

                                     S-189

            related borrower (based on the One Seaport Plaza Mortgage Loan principal balance and the One Seaport Plaza B Note principal balance, respectively);

      o     fifth, to the One Seaport Plaza Mortgage Loan holder and the One
            Seaport Plaza B Note holder, in an amount equal to their pro rata portion of any default interest (in excess of the interest paid in accordance with clause first above) and late payment charges (based on the One Seaport Plaza Mortgage Loan principal balance and the One
            Seaport Plaza B Note principal balance, respectively) to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing
            Agreement;

      o     sixth, to the One Seaport Plaza B Note holder, up to the amount of any unreimbursed costs and expenses paid or advanced by the One
            Seaport Plaza B Note holder with respect to the One Seaport Plaza
            A/B Mortgage Loan pursuant to the One Seaport Plaza Intercreditor
            Agreement or the Pooling and Servicing Agreement; and

      o     seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person other than a holder under the mortgage loan documents and not otherwise applied in accordance with clauses first through sixth of this paragraph, such amount will be paid to the One Seaport Plaza
            Mortgage Loan holder and the One Seaport Plaza B Note holder, pro rata (based on the initial One Seaport Plaza Mortgage Loan principal balance and the initial One Seaport Plaza B Note principal balance, respectively).

      Notwithstanding the foregoing, in the event that the One Seaport Plaza B
Note holder has previously made a cure payment, the One Seaport Plaza B Note holder will be reimbursed for such cure payment, after all amounts that are payable under clauses first through fifth above at such time have been paid;
provided that payments are not required to be applied according to the priorities applicable following an event of default below.

      Following the occurrence and during the continuance of a monetary event of default with respect to the One Seaport Plaza A/B Mortgage Loan or other non-monetary event of default that causes the One Seaport Plaza A/B Mortgage
Loan to become a Specially Serviced Mortgage Loan (unless the One Seaport Plaza
B Note holder has cured such a default), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the One Seaport Plaza A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

      o     first, to the One Seaport Plaza Mortgage Loan holder, in an amount equal to the accrued and unpaid interest on the One Seaport Plaza
            Mortgage Loan principal balance;

      o     second, to the One Seaport Plaza Mortgage Loan holder, in an amount equal to the remaining One Seaport Plaza Mortgage Loan principal balance, until such amount has been reduced to zero;

      o     third, to the One Seaport Plaza B Note holder, in an amount equal to the accrued and unpaid interest on the One Seaport Plaza B Note principal balance;

      o     fourth, to the One Seaport Plaza B Note holder, in an amount equal to the remaining One Seaport Plaza B Note principal balance, until such amount has been reduced to zero;

      o     fifth, to the One Seaport Plaza Mortgage Loan holder, in an amount equal to any prepayment premium actually received in respect of the
            One Seaport Plaza Mortgage Loan, and then, to the One Seaport Plaza
            B Note holder, in an amount equal to any prepayment premium actually received in respect of the One Seaport Plaza B Note;

      o     sixth, any default interest (in excess of the interest paid in accordance with clauses first and third above) first, to the One
            Seaport Plaza Mortgage Loan holder, and then, to the One Seaport
            Plaza B Note holder (based on the One Seaport Plaza Mortgage Loan principal balance and the One Seaport

                                     S-190

            Plaza B Note principal balance, respectively), to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing
            Agreement;

      o     seventh, any late payment charges first, to the One Seaport Plaza
            Mortgage Loan holder, until the late payment charges allocable to the One Seaport Plaza Mortgage Loan have been paid in full, and then, to the One Seaport Plaza B Note holder, until the late payment charges allocable to the One Seaport Plaza B Note have been paid in full, to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the
            Pooling and Servicing Agreement;

      o     eighth, to the One Seaport Plaza B Note holder, up to the amount of any unreimbursed costs and expenses paid or advanced by the One
            Seaport Plaza B Note holder, with respect to the One Seaport Plaza
            A/B Mortgage Loan pursuant to the One Seaport Plaza Intercreditor
            Agreement or the Pooling and Servicing Agreement; and

      o     ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person other than a holder under the mortgage loan documents, and not otherwise applied in accordance with the foregoing clauses first through eighth, or if the proceeds of any foreclosure sale or liquidation of the One Seaport Plaza A/B Mortgage Loan or the
            mortgaged property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through eighth, then in each such case, such remaining amount will be paid, pro rata (based on the initial One Seaport Plaza Mortgage Loan principal balance and the initial One Seaport Plaza B Note principal balance, respectively), to the One Seaport Plaza Mortgage Loan holder and the One Seaport Plaza B Note holder, on a pari passu basis.

      Notwithstanding the foregoing, in the event that the One Seaport Plaza B
Note holder has previously made a cure payment, the One Seaport Plaza B Note holder will be reimbursed for such cure payment, after all amounts that are payable at such time under clauses first through seventh above have been paid;
provided that payments are not required to be applied according to the priorities applicable prior to an event of default.

Rights of the Holder of the One Seaport Plaza B Note

      The holder of the One Seaport Plaza B Note has certain rights under the
One Seaport Plaza Intercreditor Agreement, including, among others, the following:

      Option to Cure Defaults Under One Seaport Plaza A/B Mortgage Loan. The
holder of the One Seaport Plaza B Note has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money) with respect to the One Seaport Plaza Mortgage Loan, within five (5)
business days (in the case of a monetary default) or thirty (30) days (in the case of a non-monetary default) of receipt by the One Seaport Plaza B Note holder of notice of the subject event of default. The holder of the One Seaport
Plaza B Note may not cure such an event of default more than nine (9) times over the life of such loan, may not cure an event of default more than five (5)
times, in the aggregate, in any twelve (12) month period is there may be no more than three (3) consecutive cure events. So long as the holder of the One Seaport
Plaza B Note are exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the One Seaport Plaza
Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the One Seaport Plaza A/B Mortgage Loan to special servicing or
(iii) commence foreclosure proceedings.

      Option to Purchase the One Seaport Plaza Mortgage Loan. The holder of the
One Seaport Plaza B Note has the right, upon notice from the One Seaport Plaza
Mortgage Loan holder that the One Seaport Plaza Mortgage Loan is in default and remains in default, to purchase the One Seaport Plaza Mortgage Loan at a price generally equal to the unpaid principal balance of the One Seaport Plaza
Mortgage Loan, plus accrued and unpaid interest (excluding the interest portion of any cure payments made by the One Seaport Plaza B Note holder) on the One
Seaport Plaza Mortgage Loan at the One Seaport Plaza Mortgage Loan interest rate, plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, special servicing fees, any liquidation fee payable with respect to the One Seaport Plaza A/B Mortgage
Loan pursuant to the Pooling and Servicing Agreement and any other additional trust fund expenses allocable to the One Seaport Plaza A/B Mortgage Loan.

                                     S-191

      Consent Rights of the One Seaport Plaza Controlling Holder. Pursuant to
the One Seaport Plaza Intercreditor Agreement, the One Seaport Plaza Controlling
Holder is entitled to consent to the master servicer's or the special servicer's
(as the case may be) taking, subject to the Servicing Standard, certain actions with respect to the One Seaport Plaza A/B Mortgage Loan, including, without limitation, actions that would:

   o  change the aggregate principal amount evidenced by the One Seaport Plaza
      Mortgage Loan or the One Seaport Plaza B Note or provide for any discounted payoff of the One Seaport Plaza Mortgage Loan or the One
      Seaport Plaza B Note;

   o  change the interest rate payable under the One Seaport Plaza Mortgage Loan or the One Seaport Plaza B Note;

   o  modify the Maturity Date of the One Seaport Plaza Mortgage Loan;

   o  provide for the payment of any additional interest, additional fees, kicker or similar equity feature in respect of the One Seaport Plaza
      Mortgage Loan;

   o  change the amount of any payments required under the One Seaport Plaza
      Mortgage Loan or the One Seaport Plaza B Note or modify any related amortization schedule;

   o  change any other monetary or material non-monetary term in the mortgage loan documents in a manner that has an adverse affect on the holder of the
      One Seaport Plaza B Note;

   o  change the timing of payments under the One Seaport Plaza Mortgage Loan or the One Seaport Plaza B Note in a manner that has an adverse effect on the holder of the One Seaport Plaza B Note;

   o  release and/or substitute any material collateral, except in accordance with the loan agreement;

   o  permit the transfer of the One Seaport Plaza Mortgaged Property, except in accordance with the loan agreement; or

   in the event that any asset status report recommends:

   o  any modification of, or waiver with respect to, the One Seaport Plaza
      Mortgage Loan that would result in the extension of the maturity date or extended maturity date thereof, a discounted pay-off of the One Seaport
      Plaza Mortgage Loan, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the One Seaport Plaza Mortgage Loan or a modification or waiver of any other monetary term of the One Seaport Plaza Mortgage Loan
      (other than default interest) or a modification or wavier of any provision of the One Seaport Plaza Mortgage Loan which restricts the borrower or its equity owners from incurring additional indebtedness, or any other material non-monetary term of the One Seaport Plaza Mortgage Loan;

   o  any acceptance of an assumption agreement releasing the borrower from liability under the One Seaport Plaza Mortgage Loan;

   o  any release of collateral for the One Seaport Plaza Mortgage Loan (other than in accordance with the terms thereof);

   o  any determination to bring the One Seaport Plaza Mortgaged Property into compliance with applicable environmental laws;

   o  any acceptance of substitute or additional collateral for the One Seaport
      Plaza Mortgage Loan (other than in accordance with the terms thereof);

   o  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

                                     S-192

   o  any proposed sale of the One Seaport Plaza Mortgaged Property after it becomes REO Property only to the extent a proposed sale of an REO Property would result in less than a prepayment in full of amounts then outstanding in respect of the One Seaport Plaza B Note;

   o  any renewal or replacement of the then-existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the mortgage loan documents, in each case if approval is required by the mortgage loan documents;

   o  any approval of a material capital expenditure, if approval is required by the mortgage loan documents;

   o  any replacement of the One Seaport Plaza Mortgaged Property manager, if approval is required by the mortgage loan documents;

   o  any approval of the incurrence of additional indebtedness secured by the
      One Seaport Plaza Mortgaged Property, if approval is required by the mortgage loan documents; and

   o  any adoption or approval of a plan in bankruptcy of the borrower.

      The "One Seaport Plaza Controlling Holder" is the holder of the One
Seaport Plaza B Note (excluding any holder of an interest in the One Seaport
Plaza B Note that is the borrower or a party related to the borrower), unless
(i) a One Seaport Plaza Control Appraisal Event has occurred and is continuing or (ii) the holder or holders of more than 50% of the principal balance of the
One Seaport Plaza B Note is the borrower or related to the borrower, in which case the holder of the One Seaport Plaza Mortgage Loan is the One Seaport Plaza
Controlling Holder.

      If the master servicer of the special servicer determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the One Seaport Plaza Mortgage Loan or the One
Seaport Plaza B Note (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the One Seaport Plaza
Controlling Holder's consent.

      In addition, no advice, direction or objection from or by the One Seaport
Plaza Controlling Holder may (and the master servicer and special servicer shall ignore and act without regard to any such advice, direction or objection that the master servicer or special servicer has determined, in its reasonable, good faith judgment, will) require or cause the master servicer or special servicer to violate any provision of the One Seaport Plaza Intercreditor Agreement, the
related mortgage loan documents or the Pooling and Servicing Agreement
(including any REMIC provisions), including each of the master servicer's or special servicer's obligation to act in accordance with the Servicing Standard.

      Subject to the terms of the Pooling and Servicing Agreement, the One
Seaport Plaza Mortgage Loan holder (or special servicer, as applicable) may take any action set forth in an asset status report without waiting for the One
Seaport Plaza Controlling Holder's consent if the One Seaport Plaza Mortgage
Loan holder (or special servicer, as applicable) (A) has reasonably determined that failure to take such action would materially and adversely affect the interests of the holders of the One Seaport Plaza A/B Mortgage Loan as a collective whole and (B) has made a reasonable effort to contact the One Seaport
Plaza Controlling Holder. Neither the One Seaport Plaza Mortgage Loan holder nor any special servicer, as applicable, may take any action inconsistent with an approved asset status report, unless such action would be required in the One
Seaport Plaza Mortgage Loan holder's (or special servicer's, as applicable)
reasonable judgment in order to act in accordance with the Servicing Standard.

      Furthermore, the consent rights of the One Seaport Plaza Controlling
Holder will not apply during the continuance of an event of default unless the
One Seaport Plaza Controlling Holder is curing such event of default, has delivered an unexpired notice of its intention to cure such event of default or has delivered an unexpired notice of repurchase.

                                     S-193

THE RREEF PORTFOLIO LOAN GROUP

      Mortgage Loan No. 3 (the "RREEF Portfolio Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of $138,500,000, representing 5.7% of the Initial Pool Balance (and representing 38.9% of the
Initial Loan Group 2 Balance), is secured by the same mortgaged properties on a pari passu basis with a companion note (the "RREEF Portfolio Companion Loan")
that had an original principal balance of $249,500,000. The borrower under the
RREEF Portfolio Pari Passu Loan is also entitled to a future advance of principal in an aggregate amount of up to $22,000,000 at any time before May 1,
2007 (the "RREEF Portfolio A-6 Companion Loan"), subject to the satisfaction of certain conditions. Any such future advance made to the borrower under the RREEF
Portfolio Pari Passu Loan will be made by the related mortgage loan seller (and not the trust fund), will be secured by the related mortgage property, will rank pari passu in right of payment with the RREEF Portfolio Pari Passu Loan and the
RREEF Portfolio Companion Loan and will have the same maturity date and interest rate as the RREEF Portfolio Pari Passu Loan.

      The RREEF Portfolio Pari Passu Loan, the RREEF Portfolio Companion Loan
and the RREEF Portfolio A-6 Companion Loan (if advanced) are collectively referred to in this prospectus supplement as the "RREEF Portfolio Loan Group."
The RREEF Portfolio Pari Passu Loan is included in the Trust. The RREEF
Portfolio Companion Loan and the RREEF Portfolio A-6 Companion Loan (if
advanced) are not and will not be included in the Trust.

      The RREEF Portfolio Loan Group will be serviced pursuant to the Pooling and Servicing Agreement. The terms of the intercreditor agreement between the holders of the RREEF Portfolio Pari Passu Loan, the holders of the RREEF
Portfolio Companion Loan and the holders of the RREEF Portfolio A-6 Companion
Loan (if advanced) provide that for so long as the RREEF Portfolio Pari Passu
Loan is included in a securitization, the applicable master servicer or the special servicer, if applicable, will be obligated to administer the RREEF
Portfolio Companion Loan, and the RREEF Portfolio A-6 Companion Loan (if
advanced), consistently with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make: (i) P&I Advances on the RREEF Portfolio
Pari Passu Loan unless the master servicer, the special servicer, the trustee, the holder of the RREEF Portfolio Companion Loan or the holder of the RREEF
Portfolio A-6 Companion Loan (if advanced), as applicable, determines that such an advance would not be recoverable from collections on the RREEF Portfolio Pari
Passu Loan and (ii) servicing advances on the RREEF Portfolio Loan Group unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the
RREEF Portfolio Loan Group.

      The RREEF Portfolio Loan Group lenders have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the
RREEF Portfolio Pari Passu Loan, the RREEF Portfolio Companion Loan and the
RREEF Portfolio A-6 Companion Loan (if advanced) and provides, in general, that:

      o     The RREEF Portfolio Pari Passu Loan, the RREEF Portfolio Companion
            Loan and the RREEF Portfolio A-6 Companion Loan (if advanced) are of equal priority with each other and no portion of any of them will have priority or preference over any of the others; and

      o     All payments, proceeds and other recoveries on or in respect of the
            RREEF Portfolio Pari Passu Loan, the RREEF Portfolio Companion Loan
            and the RREEF Portfolio A-6 Companion Loan (if advanced) will be applied to the RREEF Portfolio Pari Passu Loan, the RREEF Portfolio
            Companion Loan and the RREEF Portfolio A-6 Companion Loan (if
            advanced) on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any fiscal agent and any other service providers with respect to the RREEF Portfolio Companion Loan and the
            RREEF Portfolio A-6 Companion Loan (if advanced), in accordance with the terms of the Pooling and Servicing Agreement).

      o     The holders (or servicers) of each component of the RREEF Portfolio
            Companion Loan and the RREEF Portfolio A-6 Companion Loan (if
            advanced) are entitled to consult with the Trust's special servicer and to consent to certain significant servicing decisions.
            Generally, in the event that the special servicer and the holders of each component of the RREEF Portfolio Companion Loan and the

                                     S-194

            RREEF Portfolio A-6 Companion Loan (if advanced) are unable to agree on the appropriate course of action within two successive fifteen
            (15) business day consultation periods, then the course of action chosen by the majority of lenders (determined on a "one dollar, one vote" basis) shall control. If the special servicer needs to take immediate action and cannot wait until the foregoing review periods have expired, then the special servicer shall decide in accordance with the servicing standard what course of action to take.

      The related intercreditor agreement also permits Morgan Stanley Mortgage
Capital, Inc., so long as it is the holder of the RREEF Portfolio Companion Loan and/or the RREEF Portfolio A-6 Companion Loan (if advanced), to divide such retained loan or loans into one or more "component" pari passu notes in the aggregate principal amount equal to the companion loan being reallocated, provided that, among other things, the aggregate principal balance of the outstanding RREEF Portfolio Companion Loan or RREEF Portfolio A-6 Companion
Loan, as applicable, held by Morgan Stanley Mortgage Capital Inc. and the new pari passu notes following such amendments are no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

      Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the RREEF Portfolio Pari Passu Loan is subject to a fair value purchase option, each option holder specified in "Servicing of the Mortgage
Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the RREEF Portfolio Pari Passu Loan at a price equal to the fair value of such mortgage loan as determined by the special servicer. If the RREEF Portfolio Pari Passu Loan is purchased by an option holder, then such option holder, in connection with its exercise of such option will also be required to purchase the RREEF Portfolio Companion Loan and the RREEF Portfolio
A-6 Companion Loan (if advanced).

THE 485 LEXINGTON AVENUE LOAN GROUP

      Mortgage Loan No. 4 (the "485 Lexington Avenue Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $135,000,000, representing 5.6% of the Initial Pool Balance (and representing 6.5% of the
Initial Loan Group 1 Balance), is secured by the same mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, two other notes, which had original principal balances of approximately $180,000,000 and
$135,000,000, respectively (the "485 Lexington Avenue Companion Loan A-1" and
the "485 Lexington Avenue Companion Loan A-2," and collectively, the "485
Lexington Avenue Companion Loan"). The 485 Lexington Avenue Pari Passu Loan and
the 485 Lexington Avenue Companion Loan have the same borrower and are both secured by the same mortgage instrument encumbering the same mortgaged property.
The interest rate and maturity date of the 485 Lexington Avenue Companion Loan are identical to those of the 485 Lexington Avenue Pari Passu Loan. Payments from the borrower under the 485 Lexington Avenue Loan Group will be applied on a pari passu basis to the 485 Lexington Avenue Pari Passu Loan and the 485
Lexington Avenue Companion Loan. The 485 Lexington Avenue Companion Loan is not
an asset of the trust. The 485 Lexington Avenue Pari Passu Loan and the 485
Lexington Avenue Companion Loan are collectively referred to in this prospectus supplement as the "485 Lexington Avenue Loan Group."

      The 485 Lexington Avenue Companion Loan A-1 is anticipated to be included in a REMIC trust known as the WCMSI 2007-C30. The 485 Lexington Avenue Loan
Group is currently being serviced by Wachovia Bank, National Association under an agreement that provides for servicing in a manner acceptable for commercial mortgage securitizations similar in nature to this securitization. It is anticipated that the 485 Lexington Avenue Loan Group will be serviced pursuant to the WCMSI 2007-C30 Pooling and Servicing Agreement upon establishment of the
WCMSI 2007-C30 trust. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the 485 Lexington Avenue Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the
485 Lexington Avenue Pari Passu Loan. The master servicer or the trustee under the WCMSI 2007-C30 Pooling and Servicing Agreement, as applicable, will be required to make Servicing Advances on the 485 Lexington Avenue Loan Group
unless the master servicer, special servicer or trustee under the WCMSI 2007-C30
Pooling and Servicing Agreement, as applicable, determines that such an advance would not be recoverable from collections on the 485 Lexington Avenue Loan
Group.

                                     S-195

      The relative rights of the holders of the 485 Lexington Avenue Pari Passu
Loan and the 485 Lexington Avenue Companion Loan are governed by the 485
Lexington Avenue Intercreditor Agreement and provides, in general, that:

        o   the 485 Lexington Avenue Pari Passu Loan and the 485 Lexington
            Avenue Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others; and

        o   all payments, proceeds and other recoveries on or in respect of the
            485 Lexington Avenue Pari Passu Loan and the 485 Lexington Avenue
            Companion Loan will be applied to the 485 Lexington Avenue Pari
            Passu Loan and the 485 Lexington Avenue Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any other service providers with respect to the 485 Lexington Avenue
            Companion Loans, in accordance with the terms of the WCMSI 2007-C30
            Pooling and Servicing Agreement).

      485 Lexington Avenue Consultation Rights. Subject to the WCMSI 2007-C30
Pooling and Servicing Agreement, the master servicer or the special servicer under that agreement, as applicable, will have the exclusive right and obligation to (i) administer, service, and make all decisions regarding the loans and (ii) enforce the related loan documents. Any decision to be made with respect to the 485 Lexington Avenue Loan Group that requires the approval of the controlling class of any applicable securitization will be made by the controlling class representative under the WCMSI 2007-C30 Pooling and Servicing
Agreement after consultation with the controlling class representatives of each other securitization. Notwithstanding the foregoing, the master servicer or the special servicer under the WCMSI 2007-C30 Pooling and Servicing Agreement, as applicable, will not comply with any direction that would cause such master servicer or special servicer, as applicable, to (i) violate any applicable law,
(ii) be inconsistent with the servicing standard under the WCMSI 2007-C30
Pooling and Servicing Agreement, (iii) violate the provisions of the 485
Lexington Avenue Intercreditor Agreement or the WCMSI 2007-C30 Pooling and
Servicing Agreement, (iv) violate the terms of the 485 Lexington Avenue Pari
Passu Loan or the 485 Lexington Avenue Companion Loan, (v) expose any mortgage loan seller or any party to the WCMSI 2007-C30 Pooling and Servicing Agreement to any liability or (vi) materially expand the scope of any servicer's responsibilities under the WCMSI 2007-C30 Pooling and Servicing Agreement.

      485 Lexington Avenue Purchase Rights. Pursuant to the 485 Lexington Avenue
Intercreditor Agreement, in the event the 485 Lexington Avenue Companion Loan
A-1 becomes a defaulted mortgage loan, the controlling class representative under the WCMSI 2007-C30 Pooling and Servicing Agreement will have an assignable right to purchase each of the 485 Lexington Avenue Pari Passu Loan and the 485
Lexington Avenue Companion Loan; provided, however, if such purchase option is not exercised within thirty (30) days of the determination of the fair value of the 485 Lexington Avenue Loan Group, then the controlling class representative with respect to the securitization that includes the next largest note (by principal balance) will have the right to purchase each of the 485 Lexington
Avenue Pari Passu Loan and the 485 Lexington Avenue Companion Loan; provided, further, however, if such purchase option is not exercised within five (5)
business days of the expiration of the prior purchase option, then the controlling class representative with respect to the securitization that includes the next largest note (by principal balance) will have the right to purchase each of the 485 Lexington Avenue Pari Passu Loan and the 485 Lexington
Avenue Companion Loan; provided, further, however, if such purchase option is not exercised within two (2) business days of the expiration of the prior purchase option, each remaining controlling class representative will have the right to purchase each of the 485 Lexington Avenue Pari Passu Loan and the 485
Lexington Avenue Companion Loan; provided, further, however, that if no purchase option is exercised, the controlling class representative with respect to the securitization that includes the 485 Lexington Avenue Companion Loan A-1 will have the right to exercise its purchase option with respect to the 485 Lexington
Avenue Companion Loan A-1 only.

                                     S-196

THE DEPTFORD MALL A/B MORTGAGE LOAN

      Mortgage Loan No. 7 (the "Deptford Mall Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $80,000,000, representing 3.3% of the Initial Pool Balance (and representing 3.9% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property (the
"Deptford Mall Mortgaged Property"), which also secures a subordinated B Note
(the "Deptford Mall B Note") that had an original principal balance of
$20,000,000. The borrower under the Deptford Mall Mortgage Loan is also entitled to one or more future advances of principal in an aggregate amount of up to
$72,500,000 at any time before December 7, 2007, subject to the satisfaction of certain conditions. Any such future advance made to the borrower under the
Deptford Mall Mortgage Loan will be made by the related mortgage loan seller or another financial institution (and not the trust fund), will be secured by the related mortgage property and may be comprised of (i) up to $60,000,000 of additional debt that will be pari passu in right of payment with the Deptford
Mall Mortgage Loan (the "Deptford Mall Companion Loan") and (ii) up to
$12,500,000 of additional debt that will be subordinated in right of payment to the Deptford Mall Mortgage Loan and the Deptford Mall Companion Loan (if
advanced) (the "Deptford Mall B-2 Note"). The Deptford Mall B Note and the
Deptford Mall B-2 Note (if advanced) will be secured by the Deptford Mall
Mortgaged Property on a pari passu in right of payment with each other. Each of the Deptford Mall Mortgage Loan, the Deptford Mall Companion Loan (if advanced), the Deptford Mall B Note and the Deptford Mall B-2 Note (if advanced) will be serviced under the Pooling and Servicing Agreement. The interest rate on any future advances made to the borrower under the Deptford Mall Mortgage Loan will be set on or before such future advances are made and may be higher than the interest rate on the Deptford Mall Mortgage Loan and the Deptford Mall B Note;
provided that, subject to certain exceptions, the coupon on the Deptford Mall
Companion Loan (if advanced) may not exceed 5.8225%, the coupon on the Deptford
Mall B-2 Note (if advanced) may not exceed 6.3850%, and the weighted average coupon on the Deptford Mall Companion Loan and the Deptford Mall B-2 Note
(together, and in either case, if advanced), may not exceed 5.935%.

      The Deptford Mall Mortgage Loan, the Deptford Mall Companion Loan (if
advanced), the Deptford Mall B Note and the Deptford Mall B-2 Note (if advanced)
are collectively referred to herein as the "Deptford Mall Loan Group." The
Deptford Mall Mortgage Loan is included in the Trust. The Deptford Mall
Companion Loan (if advanced), the Deptford Mall B Note and the Deptford Mall B-2
Note (if advanced) are not and will not be included in the Trust. The Deptford
Mall Loan Group will be serviced pursuant to the Pooling and Servicing
Agreement.

      The Deptford Mall B Note has the same maturity date as the Deptford Mall
Mortgage Loan and has a fixed interest rate. On the fifth day of each month ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the Deptford Mall
Mortgage Loan and the Deptford Mall B Note. Such payments will be applied in accordance with the intercreditor agreement entered into by the Deptford Mall
Loan Group lenders (the "Deptford Mall Intercreditor Agreement") described below.

      Distributions. Under the terms of the Deptford Mall Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the Deptford Mall Loan Group or any non-monetary event of default such that it would cause the Deptford Mall Loan Group to be a
Specially Serviced Mortgage Loan (and, after such a default has occurred, so long as the holder of the Deptford Mall B Note has cured such a default in accordance with the terms of the Deptford Mall Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and
Servicing Agreement, payments and proceeds received with respect to the Deptford
Mall Loan Group will generally be paid in the following manner, in each case to the extent of available funds:

      o     first, to the Deptford Mall Mortgage Loan holder, and the Deptford
            Mall Companion Loan holder (if advanced), on a pari passu basis, and to the Deptford Mall B Note holder, and the Deptford Mall B-2 Note holder (if advanced), on a pari passu basis, in an amount equal to their pro rata portion of accrued and unpaid interest on the
            Deptford Mall Mortgage Loan principal balance, the Deptford Mall
            Companion Loan principal balance (if advanced), the Deptford Mall B
            Note principal balance, and the Deptford Mall B-2 Note principal balance (if advanced), respectively;

      o     second, to the Deptford Mall Mortgage Loan holder, and the Deptford
            Mall Companion Loan holder (if advanced), on a pari passu basis, and to the Deptford Mall B Note holder, and the Deptford Mall B-

                                     S-197

            2 Note holder (if advanced), on a pari passu basis, in an amount equal to their pro rata portion of all scheduled payments on the
            Deptford Mall Loan Group (based on the Deptford Mall Mortgage Loan principal balance, the Deptford Mall Companion Loan principal balance (if advanced), the Deptford Mall B Note principal balance, and the Deptford Mall B-2 Note principal balance (if advanced), respectively);

      o     third, to the Deptford Mall Mortgage Loan holder, and the Deptford
            Mall Companion Loan holder (if advanced), on a pari passu basis, and to the Deptford Mall B Note holder, and the Deptford Mall B-2 Note holder (if advanced), on a pari passu basis, in an amount equal to their pro rata portion of all principal payments (other than scheduled payments) on the Deptford Mall Loan Group (based on the
            Deptford Mall Mortgage Loan principal balance, the Deptford Mall
            Companion Loan principal balance (if advanced), the Deptford Mall B
            Note principal balance, and the Deptford Mall B-2 Note principal balance (if advanced), respectively);

      o     fourth, to the Deptford Mall Mortgage Loan holder, and the Deptford
            Mall Companion Loan holder (if advanced), on a pari passu basis, and to the Deptford Mall B Note holder, and the Deptford Mall B-2 Note holder (if advanced), on a pari passu basis, in an amount equal to their pro rata portion of any prepayment premium, to the extent actually paid by the related borrower (based on the Deptford Mall
            Mortgage Loan principal balance, the Deptford Mall Companion Loan principal balance (if advanced), the Deptford Mall B Note principal balance, and the Deptford Mall B-2 Note principal balance (if advanced), respectively);

      o     fifth, to the Deptford Mall Mortgage Loan holder, and the Deptford
            Mall Companion Loan holder (if advanced), on a pari passu basis, and to the Deptford Mall B Note holder, and the Deptford Mall B-2 Note holder (if advanced), on a pari passu basis, in an amount equal to their pro rata portion of any default interest (in excess of the interest paid in accordance with clause first above) and late payment charges (based on the Deptford Mall Mortgage Loan principal balance, the Deptford Mall Companion Loan principal balance (if advanced), the Deptford Mall B Note principal balance, and the
            Deptford Mall B-2 Note principal balance (if advanced),
            respectively) to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the
            Pooling and Servicing Agreement;

      o     sixth, to the Deptford Mall B Note holder, and the Deptford Mall B-2
            Note holder (if advanced), on a pari passu basis, up to the amount of any unreimbursed costs and expenses paid or advanced by the
            Deptford Mall B Note holder, and the Deptford Mall B-2 Note holder
            (if advanced), with respect to the Deptford Mall Loan Group pursuant to the Deptford Mall Intercreditor Agreement or the Pooling and
            Servicing Agreement; and

      o     seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person other than a holder under the mortgage loan documents and not otherwise applied in accordance with clauses first through sixth of this paragraph, such amount will be paid to the Deptford Mall
            Mortgage Loan holder, and the Deptford Mall Companion Loan holder
            (if advanced), on a pari passu basis, and to the Deptford Mall B
            Note holder, and the Deptford Mall B-2 Note holder (if advanced), on a pari passu basis, pro rata (based on the initial Deptford Mall
            Mortgage Loan principal balance, the initial Deptford Mall Companion
            Loan principal balance (if advanced), the initial Deptford Mall B
            Note principal balance, and the initial Deptford Mall B-2 Note principal balance (if advanced), respectively).

      Notwithstanding the foregoing, in the event that either or both of the
Deptford Mall B Note holder or the Deptford Mall B-2 Note holder has previously made a cure payment, the Deptford Mall B Note holder or the Deptford Mall B-2
Note holder, as the case may be, will be reimbursed for such cure payment, after all amounts that are payable under clauses first through fifth above at such time have been paid; provided that payments are not required to be applied according to the priorities applicable following an event of default below.

                                     S-198

      Following the occurrence and during the continuance of a monetary event of default with respect to the Deptford Mall Loan Group or other non-monetary event of default that causes the Deptford Mall Loan Group to become a Specially
Serviced Mortgage Loan (unless either or both of the Deptford Mall B Note holder or the Deptford Mall B-2 Note holder has cured such a default), after payment of all amounts then payable or reimbursable to parties under the Pooling and
Servicing Agreement, payments and proceeds with respect to the Deptford Mall
Loan Group will generally be applied in the following manner, in each case to the extent of available funds:

      o     first, to the Deptford Mall Mortgage Loan holder, and the Deptford
            Mall Companion Loan holder (if advanced), on a pari passu basis, in an amount equal to the accrued and unpaid interest on the Deptford
            Mall Mortgage Loan principal balance and the Deptford Mall Companion
            Loan principal balance;

      o     second, to the Deptford Mall Mortgage Loan holder, and the Deptford
            Mall Companion Loan holder (if advanced), on a pari passu basis, in an amount equal to the remaining Deptford Mall Mortgage Loan principal balance and the Deptford Mall Companion Loan principal balance, until such amount(s) has been reduced to zero;

      o     third, to the Deptford Mall B Note holder, and the Deptford Mall B-2
            Note holder (if advanced), on a pari passu basis, in an amount equal to the accrued and unpaid interest on the Deptford Mall B Note principal balance and the Deptford Mall B-2 Note principal balance;

      o     fourth, to the Deptford Mall B Note holder, and the Deptford Mall
            B-2 Note holder (if advanced), on a pari passu basis, in an amount equal to the remaining Deptford Mall B Note principal balance and the Deptford Mall B-2 Note principal balance, until such amount(s)
            has been reduced to zero;

      o     fifth, to the Deptford Mall Mortgage Loan holder, and the Deptford
            Mall Companion Loan holder (if advanced), on a pari passu basis, in an amount equal to any prepayment premium actually received in respect of the Deptford Mall Mortgage Loan and the Deptford Mall
            Companion Loan, and then, to the Deptford Mall B Note holder, and the Deptford Mall B-2 Note holder (if advanced), on a pari passu basis, in an amount equal to any prepayment premium actually received in respect of the Deptford Mall B Note and the Deptford
            Mall B-2 Note;

      o     sixth, any default interest (in excess of the interest paid in accordance with clauses first and third above) first, to the
            Deptford Mall Mortgage Loan holder, and the Deptford Mall Companion
            Loan holder (if advanced), on a pari passu basis, and then, to the
            Deptford Mall B Note holder, and the Deptford Mall B-2 Note holder
            (if advanced), on a pari passu basis (based on the Deptford Mall
            Mortgage Loan principal balance, and the Deptford Mall Companion
            Loan principal balance (if advanced), and the Deptford Mall B Note principal balance, and the Deptford Mall B-2 Note principal balance
            (if advanced), respectively), to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

      o     seventh, any late payment charges first, to the Deptford Mall
            Mortgage Loan holder, and the Deptford Mall Companion Loan holder
            (if advanced), on a pari passu basis, until the late payment charges allocable to the Deptford Mall Mortgage Loan and the Deptford Mall
            Companion Loan have been paid in full, and then, to the Deptford
            Mall B Note holder, and the Deptford Mall B-2 Note holder (if advanced), on a pari passu basis, until the late payment charges allocable to the Deptford Mall B Note and the Deptford Mall B-2 Note
            have been paid in full, to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

      o     eighth, to the Deptford Mall B Note holder, and the Deptford Mall
            B-2 Note holder (if advanced), on a pari passu basis, up to the amount of any unreimbursed costs and expenses paid or advanced by the Deptford Mall B Note holder, and the Deptford Mall B-2 Note holder (if advanced), with respect to the Deptford Mall Loan Group pursuant to the Deptford Mall Intercreditor Agreement or the Pooling
            and Servicing Agreement; and

                                     S-199

      o     ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person other than a holder under the mortgage loan documents, and not otherwise applied in accordance with the foregoing clauses first through eighth, or if the proceeds of any foreclosure sale or liquidation of the Deptford Mall Loan Group or the mortgaged property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through eighth, then in each such case, such remaining amount will be paid, pro rata (based on the initial Deptford Mall Mortgage Loan principal balance, the initial Deptford Mall Companion Loan principal balance, the initial Deptford Mall B Note principal balance and the initial
            Deptford Mall B-2 Note principal balance, respectively), to the
            Deptford Mall Mortgage Loan holder, and the Deptford Mall Companion
            Loan holder (if advanced), on a pari passu basis, and to the
            Deptford Mall B Note holder, and the Deptford Mall B-2 Note holder
            (if advanced), on a pari passu basis.

      Notwithstanding the foregoing, in the event that either or both of the
Deptford Mall B Note holder or the Deptford Mall B-2 Note holder has previously made a cure payment, either or both of the Deptford Mall B Note holder or the
Deptford Mall B-2 Note holder, as the case may be, will be reimbursed for such cure payment, after all amounts that are payable at such time under clauses first through seventh above have been paid; provided that payments are not required to be applied according to the priorities applicable prior to an event of default.

Rights of the Holders of the Deptford Mall Companion Loan

      In the event that the Deptford Mall Companion Loan is advanced, then the
Deptford Mall Intercreditor Agreement provides that for so long as the Deptford
Mall Mortgage Loan is included in a securitization, the applicable master servicer or the special servicer, if applicable, will be obligated to administer the Deptford Mall Companion Loan consistently with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make: (i) P&I
Advances on the Deptford Mall Mortgage Loan unless the master servicer, the special servicer, the trustee, the holder of the Deptford Mall Companion Loan
(if advanced), determines that such an advance would not be recoverable from collections on the Deptford Mall Mortgage Loan and (ii) servicing advances on the Deptford Mall Loan Group unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Deptford Mall Loan Group.

      The Deptford Mall Intercreditor Agreement provides, in general, that the
Deptford Mall Mortgage Loan and the Deptford Mall Companion Loan (if advanced)
are of equal priority with each other and no portion of any of them will have priority or preference over any of the others.

      The holders (or servicers) of the Deptford Mall Companion Loan (if advanced) are entitled to consult with the Trust's special servicer and to consent to certain significant servicing decisions. If the special servicer needs to take immediate action and cannot wait until the foregoing review periods have expired, then the special servicer shall decide in accordance with the servicing standard what course of action to take.

Rights of the Holders of the Deptford Mall B Note and the Deptford Mall B-2 Note

      The holders of the Deptford Mall B Note and Deptford Mall B-2 Note have certain rights under the Deptford Mall Intercreditor Agreement, including, among others, the following:

      Option to Cure Defaults Under Deptford Mall Loan Group. The holders of the
Deptford Mall B Note and the Deptford Mall B-2 Note have the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money) with respect to the Deptford Mall Mortgage Loan and the Deptford Mall Companion Loan, within five (5) business days (in the case of a monetary default) or thirty (30) days (in the case of a non-monetary default) of receipt by the Deptford Mall B Note holder or the Deptford Mall B-2
Note holder of notice of the subject event of default. The holders of the
Deptford Mall B Note and the Deptford Mall B-2 Note may not cure such an event of default more than nine (9) times over the life of such loan, may not cure an event of default more than five (5) times, in the aggregate, in any twelve (12)
month period and there may be no more than three (3) consecutive cure events. So long as the holders of the Deptford Mall B Note and the Deptford Mall B-2 Note
are exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the Deptford Mall Mortgage Loan or the Deptford Mall Companion Loan, as the case may be, (ii) treat

                                     S-200

such event of default as such for purposes of transferring the Deptford Mall
Loan Group to special servicing or (iii) commence foreclosure proceedings.

      Option to Purchase the Deptford Mall Mortgage Loan. The holders of the
Deptford Mall B Note and the Deptford Mall B-2 Note have the right, upon notice from the Deptford Mall Mortgage Loan holder that the Deptford Mall Mortgage Loan is in default and remains in default, or from the Deptford Mall Companion Loan holder that the Deptford Mall Companion Loan is in default and remains in default, to purchase a pro rata share (based on the Deptford Mall B Note principal balance and the Deptford Mall B-2 Note principal balance, respectively) of the Deptford Mall Mortgage Loan or the Deptford Mall Companion
Loan, as the case may be, at a price generally equal to the unpaid principal balance of the Deptford Mall Mortgage Loan or the Deptford Mall Companion Loan,
as the case may be, plus accrued and unpaid interest (excluding the interest portion of any cure payments made by either or both of the Deptford Mall B Note holder or the Deptford Mall B-2 Note holder, as the case may be) on the Deptford
Mall Mortgage Loan at the Deptford Mall Mortgage Loan interest rate, or on the
Deptford Mall Companion Loan at the Deptford Mall Companion Loan interest rate, as the case may be, plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, special servicing fees, any liquidation fee payable with respect to the Deptford Mall
Loan Group pursuant to the Pooling and Servicing Agreement and any other additional trust fund expenses allocable to the Deptford Mall Loan Group;
provided that if the Deptford Mall B-2 Note holder does not exercise its purchase option, the Deptford Mall B Note holder has the right to purchase 100%
of the Deptford Mall Mortgage Loan or the Deptford Mall Companion Loan, as the
case may be; provided further that if the Deptford Mall B Note holder does not exercise its purchase option, the Deptford Mall B-2 Note holder has the right to purchase 100% of the Deptford Mall Mortgage Loan or the Deptford Mall Companion
Loan, as the case may be.

      Consent Rights of the Deptford Mall Controlling Holder. Pursuant to the
Deptford Mall Intercreditor Agreement, the Deptford Mall Controlling Holder is
entitled to consent to the master servicer's or the special servicer's (as the case may be) taking, subject to the Servicing Standard, certain actions with respect to the Deptford Mall Loan Group, including, without limitation:

   o  any proposed or actual foreclosure upon or comparable conversion of the ownership of the Deptford Mall Mortgaged Property and the other collateral securing the Deptford Mall Loan Group if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

   o  any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the Deptford Mall Loan Group;

   o  any acceptance of a discounted payoff of the Deptford Mall Loan Group;

   o  any determination to bring the Deptford Mall Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Deptford Mall Mortgaged Property;

   o  any release of collateral for the Deptford Mall Loan Group or any release of the related borrower or any guarantor under the Deptford Mall Loan
      Group (other than in accordance with the terms of the Deptford Mall Loan
      Group, or upon satisfaction of, the Deptford Mall Loan Group);

   o  any acceptance of substitute or additional collateral for the Deptford
      Mall Loan Group (other than in accordance with the terms of the Deptford
      Mall Loan Group);

   o  any waiver or determination to enforce or not enforce a "due-on-sale" or
      "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that requires the consent of the mortgagee;

   o  any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the Deptford Mall Loan Group;

                                     S-201

   o  any acceptance of a change in the property management company for the
      Deptford Mall Mortgaged Property or any proposed termination or material modification of the management agreement for the Deptford Mall Mortgaged
      Property;

   o  any proposed sale of the Deptford Mall Mortgaged Property or transfer of an interest in the related borrower or the Deptford Mall Mortgaged
      Property;

   o  the adoption or approval of any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

   o  any proposed modification or waiver of any material provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, and any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents); and

   o  releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents;

      The "Deptford Mall Controlling Holder" is the holder of the Deptford Mall
B Note and the holder of the Deptford Mall B-2 Note (excluding any holder of an interest in the Deptford Mall B Note and Deptford Mall B-2 Note that is the borrower or a party related to the borrower), unless (i) a Deptford Mall Control
Appraisal Event has occurred and is continuing or (ii) the holder or holders of more than 50% of the aggregate principal balance of the Deptford Mall B Note and
Deptford Mall B-2 Note is the borrower or related to the borrower, in which case the holder of the Deptford Mall Mortgage Loan is the Deptford Mall Controlling
Holder.

      If the master servicer or the special servicer determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the Deptford Mall Mortgage Loan, the Deptford Mall
Companion Loan (if advanced), the Deptford Mall B Note or the Deptford Mall B-2
Note (if advanced) (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the Deptford Mall
Controlling Holder's consent.

      In addition, no advice, direction or objection from or by the Deptford
Mall Controlling Holder may (and the master servicer and special servicer shall ignore and act without regard to any such advice, direction or objection that the master servicer or special servicer has determined, in its reasonable, good faith judgment, will) require or cause the master servicer or special servicer to violate any provision of the Deptford Mall Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement
(including any REMIC provisions), including each of the master servicer's or special servicer's obligation to act in accordance with the Servicing Standard.

THE EASTON APARTMENTS A/B MORTGAGE LOAN

      The mortgaged property securing Mortgage Loan No. 68 (the "Easton
Apartments Mortgage Loan"), with an outstanding principal balance of $8,800,000 as of the Cut-off Date and representing approximately 0.4% of the Initial Pool
Balance (and representing 2.5% of the Initial Loan Group 2 Balance), also secures a subordinate B note with an original principal balance of $2,075,000
(the "Easton Apartments B Note") that is not included in the Trust. The Easton
Apartments Mortgage Loan will be transferred to the Trust by Morgan Stanley
Mortgage Capital Inc. The Easton Apartments B Note is currently held by Morgan
Stanley Mortgage Capital Inc. The Easton Apartments Mortgage Loan together with the Easton Apartments B Note are collectively referred to in this prospectus supplement as the "Easton Apartments Loan A/B Mortgage Loan."

      The initial holder of the Easton Apartments Mortgage Loan and the holder of the Easton Apartments B Note entered into a co-lender agreement (the "Easton
Apartments Intercreditor Agreement"). The holder of the Easton Apartments B Note may sell or transfer the Easton Apartments B Note at any time subject to compliance with the requirements of the Easton Apartments Intercreditor
Agreement.

                                     S-202

      The Easton Apartments Intercreditor Agreement. The Easton Apartments
Intercreditor Agreement provides, among other things, for the application of payments among the Easton Apartments Mortgage Loan and the Easton Apartments B
Note.

      All amounts paid by the related borrower or otherwise available for payment on the Easton Apartments Loan Group (net of various payments and reimbursements to third parties, including the master servicer, the special servicer and/or the trustee under the Pooling and Servicing Agreement, and the master servicer, the special servicer and/or the trustee (if any) of the securitization that may include the Easton Apartments B Note for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that the holder of the Easton Apartments
Mortgage Loan will receive interest and principal before any payments are made on the Easton Apartments B Note.

      Consultation and Approval Rights. The Easton Apartments Intercreditor
Agreement will provide that either the holder of the Easton Apartments B Note and/or the Operating Adviser will have consultation and approval rights with respect to certain actions taken by the master servicer or the special servicer, as the case may be, in regard to the Easton Apartments Loan Group, except that no advice, direction or objection from or by the holder of the Easton Apartments
Mortgage Loan or the Operating Adviser, as the case may be, may (and the master servicer or the special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause the master servicer or special servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard under the Pooling and Servicing
Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or any provisions of the
Easton Apartments Intercreditor Agreement.

      Cure Rights. Pursuant to the Easton Apartments Intercreditor Agreement,
the holder of the Easton Apartments B Note has the right to cure certain monetary events of default that have occurred and are continuing in accordance with the terms and conditions set forth in the Easton Apartments Intercreditor
Agreement.

      Purchase Option. Pursuant to the Easton Apartments Intercreditor
Agreement, the holders of the Easton Apartments B Note upon written notice to the holder of the Easton Apartments Mortgage Loan, will have the right to purchase the Easton Apartments Mortgage Loan upon certain events of defaults by the borrower under the related loan documents pursuant to the conditions set forth in and in accordance with the requirements of the Easton Apartments
Intercreditor Agreement. The purchase price for the Easton Apartments Mortgage
Loan in connection with this purchase option will generally include the outstanding principal balance of the Easton Apartments Mortgage Loan, accrued and unpaid interest at the applicable interest rate, any Master Servicing Fees,
Special Servicing Fees, liquidation fees, expenses advanced by the master servicer or the special servicer and any other amounts specified in the Easton
Apartments Intercreditor Agreement or the Pooling and Servicing Agreement.

THE HAMPTON INN-CRANBERRY TOWNSHIP A/B MORTGAGE LOAN

      Mortgage Loan No. 83, which had an outstanding principal balance as of the
Cut-off Date of $7,936,155 (the "Hampton Inn-Cranberry Township Mortgage Loan"),
represents 0.3% of the Initial Pool Balance (and represents 0.4% of the Initial
Loan Group 1 Balance). The mortgage on the related mortgaged property also secures one subordinate note (the "Hampton Inn-Cranberry Township B Note") with an original principal balance of $530,000.

      The initial holder of the Hampton Inn-Cranberry Township Mortgage Loan and
the initial holder of the Hampton Inn-Cranberry Township B Note have entered into an intercreditor agreement (the "Hampton Inn-Cranberry Township
Intercreditor Agreement"). The Hampton Inn-Cranberry Township B Note initially will be held by CBA-Mezzanine Capital Finance, LLC, which holder may sell or transfer the Hampton Inn-Cranberry Township B Note at any time subject to compliance with the requirements of the Hampton Inn-Cranberry Township
Intercreditor Agreement. The Hampton Inn-Cranberry Township B Note is not
included in the Trust but it will be serviced pursuant to the Pooling and
Servicing Agreement. The Hampton Inn-Cranberry Township Mortgage Loan, together with the Hampton Inn-Cranberry Township B Note, is referred to herein as the
"Hampton Inn-Cranberry Township A/B Mortgage Loan."

                                     S-203

      The Hampton Inn-Cranberry Township Mortgage Loan and the Hampton
Inn-Cranberry Township B Note comprising the Hampton Inn-Cranberry Township A/B
Mortgage Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. The Hampton Inn-Cranberry
Township B Note has a higher interest rate than the Hampton Inn-Cranberry
Township Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the Hampton Inn-Cranberry Township
Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the Hampton Inn-Cranberry Township Mortgage Loan and does not take into account the Hampton Inn-Cranberry Township B Note. The outstanding principal balance of the Hampton Inn-Cranberry Township B Note does not exceed 5% of the underwritten appraised value of the mortgaged real property that secures the Hampton Inn-Cranberry Township A/B Mortgage Loan.

      The Hampton Inn-Cranberry Township Intercreditor Agreements. The Hampton
Inn-Cranberry Township Intercreditor Agreement provides, among other things, for the application of payments between the Hampton Inn-Cranberry Township Mortgage
Loan and the Hampton Inn-Cranberry Township B Note.

      The right of the holder of the Hampton Inn-Cranberry Township B Note to receive payments of interest, principal and other amounts is subordinated to the right of the holder of the Hampton Inn-Cranberry Township Mortgage Loan to
receive such amounts. A "Hampton Inn-Cranberry Township A/B Mortgage Loan
Material Default" consists of the following events: (a) the acceleration of the
Hampton Inn-Cranberry Township Mortgage Loan or the Hampton Inn-Cranberry
Township B Note; (b) the existence of a continuing monetary event of default;
and/or (c) the filing of a bankruptcy or insolvency action by, or against, the borrower or the borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a Hampton Inn-Cranberry Township A/B Mortgage
Loan Material Default has not occurred or, if a Hampton Inn-Cranberry Township
A/B Mortgage Loan Material Default has occurred, that Hampton Inn-Cranberry
Township A/B Mortgage Loan Material Default is no longer continuing, the borrower under the Hampton Inn-Cranberry Township A/B Mortgage Loan will make separate payments of principal and interest to the respective holders of the
Hampton Inn-Cranberry Township Mortgage Loan and the Hampton Inn-Cranberry
Township B Note. Escrow and reserve payments will be made to the master servicer on behalf of the Trust (as the holder of the Hampton Inn-Cranberry Township
Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the Hampton Inn-Cranberry Township A/B Mortgage Loan (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the Hampton Inn-Cranberry Township Mortgage Loan and then to the principal balance of the Hampton Inn-Cranberry Township B Note. If a
Hampton Inn-Cranberry Township A/B Mortgage Loan Material Default occurs and is continuing, then all amounts tendered by the borrower or otherwise available for payment of the Hampton Inn-Cranberry Township A/B Mortgage Loan will be applied by the master servicer (with any payments received by the holder of the Hampton
Inn-Cranberry Township B Note after and during such a Hampton Inn-Cranberry
Township A/B Mortgage Loan Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the Hampton Inn-Cranberry Township Intercreditor
Agreement, which generally provides that all interest (other than default interest), principal, yield maintenance charges, static prepayment premiums and outstanding expenses with respect to the Hampton Inn-Cranberry Township Mortgage
Loan will be paid in full prior to any application of payments to the Hampton
Inn-Cranberry Township B Note.

      If, after the expiration of the right of the holder of the Hampton
Inn-Cranberry Township B Note to purchase the Hampton Inn-Cranberry Township
Mortgage Loan (as described below), the Hampton Inn-Cranberry Township Mortgage
Loan or the Hampton Inn-Cranberry Township B Note is modified in connection with a work-out so that, with respect to either the Hampton Inn-Cranberry Township
Mortgage Loan or the Hampton Inn-Cranberry Township B Note, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then, in most cases, all payments to the Trust (as the holder of the Hampton Inn-Cranberry Township Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the Hampton
Inn-Cranberry Township Mortgage Loan will remain the same. In all cases, the holder of the Hampton Inn-Cranberry Township B Note will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the
Hampton Inn-Cranberry Township Mortgage Loan or the Hampton Inn-Cranberry
Township B Note attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the Hampton Inn-Cranberry
Township B Note).

                                     S-204

      So long as a Hampton Inn-Cranberry Township A/B Mortgage Loan Material
Default has not occurred with respect to the Hampton Inn-Cranberry Township A/B
Mortgage Loan, the master servicer will have no obligation to collect payments with respect to the Hampton Inn-Cranberry Township B Note. A separate servicer of the Hampton Inn-Cranberry Township B Note will be responsible for collecting amounts payable in respect of the Hampton Inn-Cranberry Township B Note. That servicer will have no servicing duties or obligations with respect to the
Hampton Inn-Cranberry Township Mortgage Loan or the mortgaged real property. If a Hampton Inn-Cranberry Township A/B Mortgage Loan Material Default occurs with respect to the Hampton Inn-Cranberry Township A/B Mortgage Loan, the master servicer or the special servicer, as applicable, will (during the continuance of that Hampton Inn-Cranberry Township A/B Mortgage Loan Material Default) collect and distribute payments for both of the Hampton Inn-Cranberry Township Mortgage
Loan and the Hampton Inn-Cranberry Township B Note pursuant to the sequential payment waterfall set forth in the Hampton Inn-Cranberry Township Intercreditor
Agreement.

      Advances. Neither the master servicer nor the trustee is required to make any P&I Advance with respect to the Hampton Inn-Cranberry Township B Note.
Neither the holder of the Hampton Inn-Cranberry Township B Note nor any related separate servicer is required to make any P&I Advance with respect to the
Hampton Inn-Cranberry Township Mortgage Loan or any Servicing Advances with respect to the mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make Servicing Advances with respect to the mortgaged real properties securing the Hampton Inn-Cranberry
Township A/B Mortgage Loan.

      Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of the Hampton Inn-Cranberry Township B Note, the Hampton
Inn-Cranberry Township Mortgage Loan or the related loan documents, is limited by the rights of the holder of the Hampton Inn-Cranberry Township B Note to approve certain such modifications and other actions as set forth in the Hampton
Inn-Cranberry Township Intercreditor Agreement until expiration of such holder's right to purchase the Hampton Inn-Cranberry Township Mortgage Loan in accordance with the terms of the Hampton Inn-Cranberry Township Intercreditor Agreement.

      Purchase Option. In the event that (i) any payment of principal or interest on the Hampton Inn-Cranberry Township Mortgage Loan or the Hampton
Inn-Cranberry Township B Note becomes ninety (90) or more days delinquent, (ii)
the principal balance of the Hampton Inn-Cranberry Township Mortgage Loan or the
Hampton Inn-Cranberry Township B Note has been accelerated, (iii) the principal balance of the Hampton Inn-Cranberry Township Mortgage Loan or the Hampton
Inn-Cranberry Township B Note is not paid at maturity, (iv) the borrower under the Hampton Inn-Cranberry Township A/B Mortgage Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Hampton Inn-Cranberry Township B Note has been interrupted and the priority of payments under such Hampton Inn-Cranberry
Township A/B Mortgage Loan has been converted to a sequential payment structure in accordance with the Hampton Inn-Cranberry Township Intercreditor Agreement
following an event of default, the holder of the Hampton Inn-Cranberry Township
B Note will be entitled to purchase the Hampton Inn-Cranberry Township Mortgage
Loan from the Trust for a period of thirty (30) days following its receipt from the master servicer or special servicer of notice of such event, subject to certain conditions set forth in the Hampton Inn-Cranberry Township Intercreditor
Agreement. If the holder of the applicable Hampton Inn-Cranberry Township B Note exercises its purchase option, the purchase price will generally be equal to the sum of (a) the outstanding principal balance of the Hampton Inn-Cranberry
Township Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the Hampton Inn-Cranberry Township Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed
Servicing Advances made with respect to the Hampton Inn-Cranberry Township
Mortgage Loan , together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the Hampton Inn-Cranberry Township A/B Mortgage Loan by the master servicer or special servicer, (e) any interest on any unreimbursed P&I Advances with respect to the Hampton Inn-Cranberry Township Mortgage Loan, (f) any related Master
Servicing Fees, Primary Servicing Fees, Special Servicing Fees and Trustee's
Fees payable under the Pooling and Servicing Agreement (other than success or similar fees or termination compensation) and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the Hampton
Inn-Cranberry Township A/B Mortgage Loan together with advance interest thereon.
The holder of the Hampton Inn-Cranberry Township B Note does not have any rights to cure any defaults with respect to the Hampton Inn-Cranberry Township A/B
Mortgage Loan.

                                     S-205

THE YEARLING GREEN APARTMENTS A/B MORTGAGE LOAN

      Mortgage Loan No. 145, which had an outstanding principal balance as of the Cut-off Date of $2,565,570 (the "Yearling Green Apartments Mortgage Loan"),
represents 0.1% of the Initial Pool Balance (and represents 0.7% of the Initial
Loan Group 2 Balance). The mortgage on the related mortgaged property also secures one subordinate note (the "Yearling Green Apartments B Note") with an original principal balance of $175,000.

      The initial holder of the Yearling Green Apartments Mortgage Loan and the
initial holder of the Yearling Green Apartments B Note have entered into an intercreditor agreement (the "Yearling Green Apartments Intercreditor
Agreement"). The Yearling Green Apartments B Note initially will be held by
CBA-Mezzanine Capital Finance, LLC, which holder may sell or transfer the
Yearling Green Apartments B Note at any time subject to compliance with the requirements of the Yearling Green Apartments Intercreditor Agreement. The
Yearling Green Apartments B Note is not included in the Trust but it will be serviced pursuant to the Pooling and Servicing Agreement. The Yearling Green
Apartments Mortgage Loan, together with the Yearling Green Apartments B Note, is referred to herein as the "Yearling Green Apartments A/B Mortgage Loan."

      The Yearling Green Apartments Mortgage Loan and the Yearling Green
Apartments B Note comprising the Yearling Green Apartments A/B Mortgage Loan are
cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. The Yearling Green Apartments B Note has a higher interest rate than the Yearling Green Apartments Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the
Yearling Green Apartments Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the Yearling Green Apartments
Mortgage Loan and does not take into account the Yearling Green Apartments B
Note. The outstanding principal balance of the Yearling Green Apartments B Note does not exceed 5% of the underwritten appraised value of the mortgaged real property that secures the Yearling Green Apartments A/B Mortgage Loan.

      The Yearling Green Apartments Intercreditor Agreement. The Yearling Green
Apartments Intercreditor Agreement provides, among other things, for the application of payments between the Yearling Green Apartments Mortgage Loan and the Yearling Green Apartments B Note.

      The right of the holder of the Yearling Green Apartments B Note to receive payments of interest, principal and other amounts is subordinated to the right of the holder of the Yearling Green Apartments Mortgage Loan to receive such amounts. A "Yearling Green Apartments A/B Mortgage Loan Material Default"
consists of the following events: (a) the acceleration of the Yearling Green
Apartments Mortgage Loan or the Yearling Green Apartments B Note; (b) the
existence of a continuing monetary event of default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the borrower or the borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a Yearling Green Apartments A/B Mortgage Loan Material Default has not occurred or, if a Yearling Green Apartments A/B Mortgage Loan Material Default has
occurred, that Yearling Green Apartments A/B Mortgage Loan Material Default is
no longer continuing, the borrower under the Yearling Green Apartments A/B
Mortgage Loan will make separate payments of principal and interest to the respective holders of the Yearling Green Apartments Mortgage Loan and Yearling
Green Apartments B Note. Escrow and reserve payments will be made to the master servicer on behalf of the Trust (as the holder of the Yearling Green Apartments
Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the Yearling Green Apartments A/B Mortgage Loan (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the Yearling Green Apartments Mortgage Loan and then to the principal balance of the Yearling Green Apartments B Note. If a Yearling Green Apartments
A/B Mortgage Loan Material Default occurs and is continuing, then all amounts tendered by the borrower or otherwise available for payment of the Yearling
Green Apartments A/B Mortgage Loan will be applied by the master servicer (with any payments received by the holder of the subject Yearling Green Apartments B
Note after and during such a Yearling Green Apartments A/B Mortgage Loan
Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the Yearling Green Apartments Intercreditor Agreement, which generally provides that all interest (other than default interest), principal, yield maintenance charges, static prepayment premiums and outstanding expenses with respect to the
Yearling Green Apartments Mortgage Loan will be paid in full prior to any application of payments to the Yearling Green Apartments B Note.

                                     S-206

      If, after the expiration of the right of the holder of the Yearling Green
Apartments B Note to purchase the Yearling Green Apartments Mortgage Loan (as described below), the Yearling Green Apartments Mortgage Loan or the Yearling
Green Apartments B Note is modified in connection with a work-out so that, with respect to either the Yearling Green Apartments Mortgage Loan or the Yearling
Green Apartments B Note, (a) the outstanding principal balance is decreased, (b)
payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then, in most cases, all payments to the Trust (as the holder of the Yearling Green
Apartments Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the Yearling Green Apartments Mortgage Loan will remain the same. In all cases, the holder of the Yearling Green Apartments B Note will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the Yearling Green Apartments Mortgage Loan or the Yearling Green
Apartments B Note attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the Yearling Green
Apartments B Note).

      So long as a Yearling Green Apartments A/B Mortgage Loan Material Default
has not occurred with respect to the Yearling Green Apartments A/B Mortgage
Loan, the master servicer will have no obligation to collect payments with respect to the Yearling Green Apartments B Note. A separate servicer of the
Yearling Green Apartments B Note will be responsible for collecting amounts payable in respect of the Yearling Green Apartments B Note. That servicer will have no servicing duties or obligations with respect to the Yearling Green
Apartments Mortgage Loan or the mortgaged real property. If a Yearling Green
Apartments A/B Mortgage Loan Material Default occurs with respect to the
Yearling Green Apartments A/B Mortgage Loan, the master servicer or the special servicer, as applicable, will (during the continuance of that Yearling Green
Apartments A/B Mortgage Loan Material Default) collect and distribute payments for both of the Yearling Green Apartments Mortgage Loan and the Yearling Green
Apartments B Note pursuant to the sequential payment waterfall set forth in the
Yearling Green Apartments Intercreditor Agreement.

      Advances. Neither the master servicer nor the trustee is required to make any P&I Advance with respect to the Yearling Green Apartments B Note. Neither the holder of the Yearling Green Apartments B Note nor any related separate servicer is required to make any P&I Advance with respect to the Yearling Green
Apartments Mortgage Loan or any Servicing Advances with respect to the mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make Servicing Advances with respect to the mortgaged real properties securing the Yearling Green Apartments A/B Mortgage Loan.

      Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of the Yearling Green Apartments B Note, the Yearling Green
Apartments Mortgage Loan or the related loan documents, is limited by the rights of the holder of the Yearling Green Apartments B Note to approve certain such modifications and other actions as set forth in the Yearling Green Apartments
Intercreditor Agreement until expiration of such holder's right to purchase the
Yearling Green Apartments Mortgage Loan in accordance with the terms of the
Yearling Green Apartments Intercreditor Agreement.

      Purchase Options. In the event that (i) any payment of principal or interest on the Yearling Green Apartments Mortgage Loan or the Yearling Green
Apartments B Note becomes ninety (90) or more days delinquent, (ii) the principal balance of the Yearling Green Apartments Mortgage Loan or the Yearling
Green Apartments B Note has been accelerated, (iii) the principal balance of the
Yearling Green Apartments Mortgage Loan or the Yearling Green Apartments B Note
is not paid at maturity, (iv) the borrower under the Yearling Green Apartments
A/B Mortgage Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Yearling Green Apartments B Note has been interrupted and the priority of payments under such Yearling Green Apartments A/B Mortgage Loan have been converted to a sequential payment structure in accordance with the Yearling
Green Apartments Intercreditor Agreement following an event of default, the holder of the Yearling Green Apartments B Note will be entitled to purchase the
Yearling Green Apartments Mortgage Loan from the Trust for a period of thirty
(30) days following its receipt from the master servicer or special servicer of notice of such event, subject to certain conditions set forth in the Yearling
Green Apartments Intercreditor Agreement. If the holder of the Yearling Green
Apartments B Note exercises its purchase option, the purchase price will generally be equal to the sum of (a) the outstanding principal balance of the
Yearling Green Apartments Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the Yearling Green Apartments Mortgage Loan
(excluding any default interest or other late payment charges), (c)

                                     S-207

any unreimbursed Servicing Advances made with respect to the Yearling Green
Apartments Mortgage Loan , together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the Yearling Green Apartments A/B Mortgage Loan by the master servicer or special servicer, (e) any interest on any unreimbursed P&I Advances with respect to the Yearling Green Apartments Mortgage Loan, (f) any related
Master Servicing Fees, Primary Servicing Fees, Special Servicing Fees and
Trustee's Fees payable under the Pooling and Servicing Agreement (other than success or similar fees or termination compensation) and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the
Yearling Green Apartments A/B Mortgage Loan together with advance interest thereon. The holder of the Yearling Green Apartments B Note does not have any rights to cure any defaults with respect to the Yearling Green Apartments A/B
Mortgage Loan.

THE MASTER SERVICER

Master Servicer Compensation

      The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, B Note and Serviced Companion Mortgage Loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on Escrow Accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or the Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances and additional trust fund expenses pursuant to the terms of the Pooling and Servicing Agreement.

      The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are non-Specially
Serviced Mortgage Loans that require special servicer consent and 100% of such fees on non-Specially Serviced Mortgage Loans that do not require special servicer consent. The special servicer will generally be entitled to approve assumptions.

      In the event that the master servicer resigns or is no longer master servicer for any reason, the master servicer will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth or ninth bullet or the last paragraph under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. If an Event of Default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the
"Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any
Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates

                                     S-208

so direct the trustee. Notwithstanding the foregoing, and in accordance with the
Pooling and Servicing Agreement, if an Event of Default occurs solely by reason of the occurrence of a default of the Primary Servicer or of certain sub-servicers under the related primary servicing or sub-servicing agreement, then the initial master servicer shall have the right to terminate the Primary
Servicer and assume such Primary Servicer's servicing obligations or require that any successor master servicer enter into a primary servicing or sub-servicing agreement with the initial master servicer with respect to all the mortgage loans including those as to which the primary servicing or sub-servicing default occurred.

      The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

      Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the
Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer.

      However, if the master servicer is terminated solely due to an Event of
Default described in the eighth or ninth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement (which rights will be subject to the right of the Primary Servicer to continue as
Primary Servicer in the absence of a primary servicer event of default by the
Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the
Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

      The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

                                     S-209

THE SPECIAL SERVICER

Special Servicer Compensation

      The special servicer will be entitled to receive:

      o     a Special Servicing Fee;

      o     a Workout Fee; and

      o     a Liquidation Fee.

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

      In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser (or any B Note holder to the extent described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the
RREEF Portfolio Loan Group and the 485 Lexington Avenue Loan Group" above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

      If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature, but not necessarily in amount, to that described above.

Termination of Special Servicer

      The trustee may, and the Operating Adviser may direct the trustee to, terminate the special servicer upon a Special Servicer Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing
Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer may be

                                     S-210

replaced by the Operating Adviser as described in the Pooling and Servicing
Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

      The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

      In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

      Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to certain of the A/B Mortgage Loans, to the extent that no control appraisal event under the related intercreditor agreement exists and to the extent that the holder of the related B Note is not an affiliate of the related mortgage loan borrower, the holder of the related B Note or its designee has and shall have the right to replace the special servicer for the applicable A/B Mortgage Loan, if and to the extent provided for in the related intercreditor agreement, upon the appointment and acceptance of such appointment by a successor to the special servicer and subject to receipt by the trustee of written confirmation from each Rating Agency that such appointment will not result in a qualification, downgrade or withdrawal of any ratings then assigned to the Certificates. The holder of the related B Note must pay any expenses incurred by the trust in connection with such replacement. If a control appraisal event under the related intercreditor agreement has occurred and is continuing or if the holder or holders of more than 50% of the principal balance of the related B Note is an affiliate of the mortgage loan borrower, the holder of the applicable Mortgage Loan succeeds to the holder of the related B Note's rights described above.

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

      o     any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

      o     any foreclosure or comparable conversion of the ownership of a mortgaged property;

      o     any proposed sale of a defaulted mortgage loan or A/B Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the
            Offered Certificates--Optional Termination";

      o     any determination to bring an REO Property into compliance with applicable environmental laws;

      o     any release of or acceptance of substitute or additional collateral for a mortgage loan or A/B Mortgage Loan;

      o     any acceptance of a discounted payoff;

      o     any waiver or consent to a waiver of a "due-on-sale" or
            "due-on-encumbrance" clause;

                                     S-211

      o     any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B
            Mortgage Loan;

      o     any release of collateral for a Specially Serviced Mortgage Loan or
            A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

      o     any franchise changes or management company changes to which the special servicer is required to consent;

      o     certain releases of any Escrow Accounts, Reserve Accounts or letters of credit; and

      o     any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B Mortgage
            Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of Certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser which election will be held commencing as soon as practicable thereafter.

      The Operating Adviser shall be responsible for its own expenses.

      We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the Class S
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

      Notwithstanding the foregoing, the master servicer or special servicer may reject any advice, direction or objection by the Operating Adviser if such advice, direction or objection would-

      o     require or cause the master servicer or special servicer to violate any law of any applicable jurisdiction;

      o     require or cause the master servicer or special servicer to violate the provisions of the Pooling and Servicing Agreement, including those requiring the master servicer or special servicer to act in accordance with the Servicing Standard under the Pooling and
            Servicing Agreement and not to impair the status of any REMIC created under the Pooling and Servicing Agreement as a REMIC; and

      o     require or cause the master servicer or special servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement

      Neither the master servicer nor special servicer will follow any such direction or initiate any such actions. The rights of the Operating Adviser are subject to the rights of any holder of a B Note as described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the RREEF Portfolio
Loan Group and the 485 Lexington Avenue Loan Group."

      Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Service
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling

                                     S-212

and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

      The Pooling and Servicing Agreement will provide that, with respect to any
B Note, mortgage loan or Serviced Companion Mortgage Loan that is subject to any intercreditor agreement or co-lender agreement, any conflict between the terms of the Pooling and Servicing Agreement and the related intercreditor agreement or co-lender agreement shall be resolved in favor of that intercreditor agreement or co-lender agreement.

MORTGAGE LOAN MODIFICATIONS

      Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, B Note or Serviced Companion Mortgage Loan that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

      Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

      o     reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment
            Premium or Yield Maintenance Charge;

      o     reduce the amount of the Scheduled Payment on any Specially Serviced
            Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o     forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o     extend the maturity date of any Specially Serviced Mortgage Loan;
            and/or

      o     accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
B Note or Serviced Companion Mortgage Loan, equal to or exceeding the recover to
Certificateholders and the holders of such B Note or Serviced Companion Mortgage
Loan, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

      In no event, however, will the special servicer be permitted to:

      o     extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
            Distribution Date; or

      o     if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage
            Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

      Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination;
Allocation of Losses and Expenses" in this prospectus supplement.

                                     S-213

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

      The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class and (b) the special servicer, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced
Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment, subject to the rights of any related mezzanine note holder or B Note holder). The "Option
Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. Prior to the special servicer's determination of fair value referred to in the preceding sentence, the fair value of a mortgage loan shall be deemed to be an amount equal to the
Purchase Price plus (i) any prepayment penalty or Yield Maintenance Charge then payable upon the prepayment of such mortgage loan and (ii) the reasonable fees and expenses of the special servicer, the master servicer and the trustee incurred in connection with the sale of the mortgage loan. In determining fair value, the special servicer shall take into account, among other factors, the results of any appraisal obtained in accordance with the Pooling and Servicing
Agreement within the prior twelve months; any views on fair value expressed by independent investors in comparable mortgage loans (provided that the special servicer shall not be obligated to solicit such views); the period and amount of any delinquency; whether to the special servicer's actual knowledge, the mortgage loan is in default to avoid a prepayment restriction; the physical condition of the related mortgaged property; the state of the local economy; the expected recoveries from the mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised;
and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders.
The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest Percentage Interest in the Controlling
Class that is affiliated with the special servicer or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is equal to fair value.

      The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note or mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

      Additionally, each holder of a B Note may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and to the extent described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the RREEF Portfolio Loan Group and the 485 Lexington
Avenue Loan Group" above.

FORECLOSURES

      The special servicer may at any time, with notification to and consent of the Operating Adviser (or B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing

                                     S-214

Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all
Certificateholders (and with respect to any B Note or Serviced Companion
Mortgage Loan, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

      If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute
"net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing
Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal,

                                     S-215

state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

      For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the trust other than those portions of the trust consisting of (i) the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest
Grantor Trust"), (ii) the separate trust that holds the Class A-4FL Regular
Interest, the rights of the Class A-4FL Certificates in respect of payments on the applicable Swap Contract and the Class A-4FL Floating Rate Account (the
"Class A-4FL Grantor Trust") and (iii) the separate trust that holds the Class
A-MFL Regular Interest, the rights of the Class A-MFL Certificates in respect of payments on the applicable Swap Contract and the Class A-MFL Floating Rate
Account (the "Class A-MFL Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      o     the making of proper elections;

      o     the accuracy of all representations made with respect to the mortgage loans;

      o     ongoing compliance with all provisions of the Pooling and Servicing
            Agreement and other related documents and no amendments to them;

      o     ongoing servicing of any Non-Serviced Mortgage Loan under provisions that ensure the continued qualification of any REMICs holding such
            Non-Serviced Mortgage Loan; and

      o     ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates, the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) each of the Excess Interest
Grantor Trust, the Class A-4FL Grantor Trust and the Class A-MFL Grantor Trust
will be treated as a grantor trust for federal income tax purposes; (5) the
Class T Certificates will represent a beneficial ownership of the assets of the
Excess Interest Grantor Trust; (6) each of the Class A-4FL Certificates will represent beneficial ownership of the assets of the Class A-4FL Grantor Trust;
and (7) the Class A-MFL Certificates will represent beneficial ownership of the assets of the Class A-MFL Grantor Trust.

      The offered certificates (other than the Class A-4FL Certificates and the
Class A-MFL Certificates), the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest will be regular interests issued by REMIC III. The Class A-4FL
Grantor Trust will consist of the Class A-4FL Regular Interest, the applicable
Swap Contract and the Class A-4FL Floating Rate Account, and the Class A-4FL
Certificates will represent an undivided beneficial interest such assets. The
Class A-MFL Grantor Trust will consist of the Class A-MFL Regular Interest, the applicable Swap Contract and the Class A-MFL Floating Rate Account, and the
Class A-MFL Certificates will represent an undivided beneficial interest such assets. See "Federal Income Tax Consequences--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

      Except as provided below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of

                                     S-216

the REMIC's assets are real estate assets within the meaning of Section
856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Class A-4FL Certificates and the Class A-MFL Certificates, the above discussion applies only to the beneficial interest in the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest, respectively.

      Moreover, the offered certificates (other than the Class A-4FL
Certificates and the Class A-MFL Certificates) will be "qualified mortgages"
under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because the
Class A-4FL Certificates and the Class A-MFL Certificates will represent an undivided beneficial interest in the applicable Swap Contract and the applicable
Floating Rate Account, they will not be suitable assets for resecuritization in a REMIC. Offered certificates (other than the Class A-4FL Certificates and the
Class A-MFL Certificates), the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest held by certain financial institutions will constitute
"evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code other than any portion of the basis of the Class A-4FL Certificates and the
Class A-MFL Certificates allocable to the applicable Swap Contract.

      The offered certificates (other than the Class A-4FL Certificates and the
Class A-MFL Certificates), the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates (other than the Class
A-4FL Certificates and the Class A-MFL Certificates), the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the
prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      We anticipate that the offered certificates (other than the Class A-4FL
Certificates and the Class A-MFL Certificates), the Class A-4FL Regular Interest
and the Class A-MFL Regular Interest will be issued at a premium for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates (or the Class A-4FL
Regular Interest or the Class A-MFL Regular Interest) issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

                                     S-217

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under
"Description of the Offered Certificates--Distributions--Distributions of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a
Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance
Charge. For federal income tax information reporting purposes, Prepayment
Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance
Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the
determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment
Premiums or Yield Maintenance Charges.

TAXATION OF THE SWAP CONTRACT

      Each holder of a Class A-4FL Certificate or Class A-MFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the applicable Swap
Contract.

      Holders of the Class A-4FL Certificates or the Class A-MFL Certificates
must allocate the price they pay for their Certificates between their interests in the Class A-4FL Regular Interest or the Class A-MFL Regular Interest, as
applicable, and the applicable Swap Contract based on their relative fair market values. The portion, if any, allocated to the applicable Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-4FL Certificates or the Class A-MFL Certificates, as applicable.
If the Swap Premium is paid by a holder, it will reduce the purchase price for the Class A-4FL Certificates or the Class A-MFL Certificates allocable to the
Class A-4FL Regular Interest or the Class A-MFL Regular Interest, respectively.
If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-4FL Regular Interest or the Class A-MFL
Regular Interest, as applicable. If the applicable Swap Contract is on-market, no amount of the purchase price will be allocable to it. Holders of the Class
A-4FL Certificates and the Class A-MFL Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to such Certificates. A holder of a Class A-4FL Certificate or Class
A-MFL Certificate generally will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the applicable Swap
Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap
Premium (or some other reasonable rate). Prospective purchasers of Class A-4FL
Certificates or Class A-MFL Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any
Swap Premium would be treated in part as a loan under Treasury Regulations.

      Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Swap
Contract must be netted against payments made under the applicable Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the
Class A-4FL Certificates or the Class A-MFL Certificates.

                                     S-218

      Any amount of proceeds from the sale, redemption or retirement of a Class
A-4FL Certificate or Class A-MFL Certificate that is considered to be allocated to the holder's rights under the applicable Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment"
allocable to that Class A-4FL Certificate or Class A-MFL Certificate, as applicable, under Treasury Regulations. A holder of a Class A-4FL Certificate or
Class A-MFL Certificate will have gain or loss from such a termination equal to
(A) (i) any termination payment it received or is deemed to have received under the applicable Swap Contract minus (ii) the unamortized portion of any Swap
Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the applicable Swap Contract or (B) (i) any termination payment it paid or is deemed to have paid under the applicable Swap Contract minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the applicable Swap Contract. Gain or loss realized upon the termination of the applicable Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      The Class A-4FL Certificates and the Class A-MFL Certificates,
representing a beneficial ownership in the Class A-4FL Regular Interest and the
Class A-MFL Regular Interest, respectively, and the applicable Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code
Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the applicable Swap Contract would be short term. If the holder of a Class A-4FL Certificate or Class A-MFL Certificate
incurred or continued to incur indebtedness to acquire or hold such Class A-4FL
Certificate or Class A-MFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the applicable Swap Contract.

ADDITIONAL CONSIDERATIONS

      The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II, REMIC III, the Excess Interest
Grantor Trust, the Class A-4FL Grantor Trust and the Class A-MFL Grantor Trust
will be the obligation of the paying agent, and not of any master servicer.

      For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (approximately 24.5% of the Initial
Pool Balance), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW YORK

      New York law requires a lender to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

                                     S-219

                          CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such
Plan. Governmental plans (as defined in Section 3(32) of ERISA) and most
non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS AND PROHIBITED TRANSACTIONS

      Under Section 3(42) of ERISA and the U.S. Department of Labor ("DOL")
regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. If the assets of the trust were deemed to constitute
Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

      Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o     the initial purchase, the holding, and the subsequent resale by
            Plans of certificates evidencing interests in pass-through trusts;
            and

      o     transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

                                     S-220

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

      o     the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
            transaction with an unrelated party;

      o     the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

      o     the trustee cannot be an affiliate of any member of the Restricted
            Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the Swap Counterparty, the
            sponsors, the master servicer, the special servicer, any person responsible for servicing a Non-Serviced Mortgage Loan, the Primary
            Servicer or any related REO Property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

      o     the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in
            consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o     the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the 1933 Act.

      A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

      Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o     the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

      o     the Plan's investment in each class of certificates does not exceed
            25% of all of the certificates outstanding of that class at the time of the acquisition; and

                                     S-221

      o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemptions will apply to the acquisition and holding of the offered certificates (except for the Class A-4FL Certificates and the
Class A-MFL Certificates to the extent of the applicable Swap Contract) by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the
Underwriters will deliver to any fiduciary or other person considering investing
"plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

      The Swap Contract benefiting the Class A-4FL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-4FL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-4FL
Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the applicable Swap Contract. A Plan's purchase and holding of a Class A-4FL
Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap
Counterparty unless an exemption is available.

      The Swap Contract benefiting the Class A-MFL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-MFL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-MFL
Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the applicable Swap Contract. A Plan's purchase and holding of a Class A-MFL
Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap
Counterparty unless an exemption is available.

      Accordingly, as long as the applicable Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Class
A-4FL Certificate or Class A-MFL Certificate unless such acquisition or holding is eligible for the exemptive relief available under the statutory transaction exemption available under Section 408(b)(17) of ERISA to "service providers" to
Plans (provided that such service provider is neither a fiduciary with respect to the plan assets used to acquire the Certificates nor an affiliate of such fiduciary and that the transaction is for "adequate consideration") or PTE 84-14
(for transactions by independent "qualified professional asset managers"), PTE
91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the
Investor-Based Exemptions are met, the scope of relief provided by the
Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Class A-4FL
Certificate or Class A-MFL Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Class A-4FL Certificate are eligible for the exemptive relief available under at least one of the Investor-Based
Exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company

                                     S-222

general accounts under ERISA and Section 4975 of the Code. Pursuant to Section
401(c), the Department of Labor issued final regulations effective January 5,
2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of
ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                     S-223

                                 USE OF PROCEEDS

      We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

      We have entered into an Underwriting Agreement with Morgan Stanley & Co.,
LaSalle Financial Services, Inc., Deutsche Bank Securities Inc. and Merrill
Lynch, Pierce, Fenner & Smith Incorporated. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each
Underwriter and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate Balance of each class of offered certificates presented below.

     UNDERWRITERS        CLASS A-1    CLASS A-1A     CLASS A-2    CLASS A-3-1   CLASS A-3-2   CLASS A-AB     A-4         A-4FL
--------------------    -----------  ------------  ------------  ------------   -----------  ----------- ------------  ------------

Morgan Stanley & Co.
   Incorporated         $44,400,000  $355,879,000  $196,200,000  $306,000,000   $50,000,000  $59,300,000 $500,573,000  $180,000,000

LaSalle Financial
   Services, Inc.                $0            $0            $0            $0            $0           $0           $0            $0

Deutsche Bank
   Securities Inc.               $0            $0            $0            $0            $0           $0           $0            $0

Merrill Lynch, Pierce,
   Fenner & Smith                $0            $0            $0            $0            $0           $0           $0            $0
   Incorporated

     Total...........   $44,400,000  $355,879,000  $196,200,000  $306,000,000   $50,000,000  $59,300,000 $500,573,000  $180,000,000

     UNDERWRITERS       CLASS A-M   CLASS A-MFL     CLASS A-J       CLASS B       CLASS C      CLASS D     CLASS E       CLASS F
--------------------    -----------  ------------  ------------  ------------   -----------  ----------- ------------  ------------

Morgan Stanley & Co.
   Incorporated        $161,765,000   $80,000,000  $190,389,000   $18,133,000   $36,264,000   $24,177,000  $12,088,000  $21,155,000

LaSalle Financial
   Services, Inc.                $0            $0            $0            $0            $0            $0          $0            $0

Deutsche Bank
   Securities Inc.               $0            $0            $0            $0            $0            $0          $0            $0

Merrill Lynch, Pierce,
   Fenner & Smith                $0            $0            $0            $0            $0            $0          $0            $0
   Incorporated

     Total...........  $161,765,000   $80,000,000  $190,389,000    $18,133,000  $36,264,000   $24,177,000  $12,088,000  $21,155,000

      Morgan Stanley & Co. Incorporated will act as lead manager and sole bookrunner with respect to the offered certificates. LaSalle Financial Services,
Inc. will act as co-lead manager and Deutsche Bank Securities Inc. and Merrill
Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4
Certificates) will act as co-managers with respect to the offered certificates.

      The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase

                                     S-224

commitment of the non-defaulting Underwriters may be increased. Proceeds to the
Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $2,246,971,212, plus accrued interest on the Certificates.

      The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

      One or more affiliates of the underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the underwriters, including Morgan Stanley
Mortgage Capital Inc., engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Conflicts of
Interest May Have An Adverse Effect On Your Certificates" in this prospectus supplement.

      In connection with the offering, the underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by an underwriter in connection with the offering. Short positions created by an underwriter involve the sale by the underwriter of a greater number of certificates than it is required to purchase from Morgan Stanley Capital I Inc. in the offering. An underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the underwriter if the certificates are repurchased by the underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise. We expect that an affiliate of Morgan
Stanley & Co. Incorporated will purchase approximately $100,000,000 of the Class
A-4 Certificates, $50,000,000 of the Class A-J Certificates, $7,000,000 of the
Class J Certificates, $7,000,000 of the Class K Certificates, and $10,000,000 of
the Class X Certificates for its own account.

      The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about February 28, 2007, which is the eighth business day following the date of pricing of the certificates.

      Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

      The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates will be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      We have agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

      One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                     S-225

      The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital Inc., a mortgage loan seller, and Morgan Stanley Capital Services Inc., the swap counterparty. LaSalle Bank
National Association, a mortgage loan seller, is the parent of LaSalle Financial
Services, Inc., an Underwriter, and is the paying agent, certificate registrar and authenticating agent for the certificates.

                                  LEGAL MATTERS

      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York.
Certain legal matters with respect to the offered certificates will be passed upon for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins LLP, New York,
New York, for LaSalle Bank National Association, in its capacity as a mortgage loan seller, by Katten Muchin Rosenman LLP, Chicago, Illinois, for Principal
Commercial Funding II, LLC by Dechert LLP, New York, New York, for Capmark
Finance Inc., in its capacity as master servicer, by Kilpatrick Stockton LLP, for LaSalle Bank National Association, in its capacity as paying agent, certificate registrar and authenticating agent, by Kennedy Covington Lobdell &
Hickman, L.L.P. and for J.E. Robert Company, Inc., in its capacity as special servicer, by Kaye Scholer LLP.

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Moody's and S&P.

         CLASS                                  MOODY'S            S&P
         -------------------------------        -------            ---
         Class A-1......................          Aaa              AAA
         Class A-1A.....................          Aaa              AAA
         Class A-2......................          Aaa              AAA
         Class A-3-1....................          Aaa              AAA
         Class A-3-2....................          Aaa              AAA
         Class A-AB.....................          Aaa              AAA
         Class A-4......................          Aaa              AAA
         Class A-4FL....................          Aaa              AAA
         Class A-M......................          Aaa              AAA
         Class A-MFL....................          Aaa              AAA
         Class A-J......................          Aaa              AAA
         Class B........................          Aa1              AA+
         Class C........................          Aa2               AA
         Class D........................          Aa3              AA-
         Class E........................          A1                A+
         Class F........................          A2                A

      It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the
Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, for among other reasons, if that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

                                     S-226

      The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

      The ratings of the Class A-4FL Certificates and the Class A-MFL
Certificates do not represent any assessment as to whether the floating rate of interest on such Classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the respective Pass-Through Rates on the Class A-4FL Regular Interest and Class A-MFL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average
Net Mortgage Rate). In addition, the ratings on the Class A-4FL Certificates and the Class A-MFL Certificates do not address (i) the likelihood of receipt by the holders of the Class A-4FL Certificates or the Class A-MFL Certificates of the
timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the Swap
Counterparty defaults on its obligations under the applicable Swap Contract, the likelihood that the holders of the Class A-4FL Certificates or the Class A-MFL
Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the applicable Swap Contract that were not recovered from the Swap Counterparty, (iii) the extent to which interest on the Class A-4FL Certificates will be reduced due to the allocation of Net Aggregate Prepayment Interest Shortfalls or reduction in payment by the
Swap Counterparty if the Pass-Through Rate of the Class A-4FL Regular Interest
is reduced below 5.447% or (iv) the extent to which interest on the Class A-MFL
Certificates will be reduced due to the allocation of Net Aggregate Prepayment
Interest Shortfalls or reduction in payment by the Swap Counterparty if the
Pass-Through Rate of the Class A-MFL Regular Interest is reduced below 5.478%.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                     S-227

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

      "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the trust.

      "A/B Mortgage Loan" means the One Seaport Plaza A/B Mortgage Loan, the
Deptford Mall A/B Mortgage Loan, the Easton Apartments A/B Mortgage Loan, the
Hampton Inn-Cranberry Township A/B Mortgage Loan, the Yearling Green Apartments
A/B Mortgage Loan or any mortgage loan serviced under the Pooling and Servicing
Agreement that is divided into one or more senior mortgage note(s) and one or more subordinated mortgage note(s), one or more of which senior mortgage note(s)
is included in the trust. References in this prospectus supplement to an A/B
Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related subordinated note(s).

      "Accrued Certificate Interest" means, in respect of each class of
Certificates and for the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the Class A-4FL
Certificates and the Class A-MFL Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related Interest Accrual
Period and a 360-day year.

      "Additional Servicer" means each affiliate of the master servicer, the
Primary Servicer, MSMC, LaSalle, PCFII, the paying agent, the Depositor or any
Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the Primary Servicer, MSMC, LaSalle, PCFII, the paying agent, the Depositor or any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate and the Trustee Fee Rate (and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively) for any month
(in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix II.

      "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

      "Advances" means Servicing Advances and P&I Advances, collectively.

      "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

      "Appraisal Event" means not later than the earliest of the following:

                                     S-228

o  the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o  the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o  the effective date of any modification to a Money Term of a mortgage loan,
   Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
   Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o  the date 30 days following the date a mortgaged property becomes an REO
   Property.

      "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

      the sum of:

o  the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
   Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o  to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or
   A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o  all related unreimbursed Advances and interest on such Advances at the
   Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
   Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o  to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
   (but were not deposited) in respect of the related mortgaged property or
   REO Property, as the case may be,

    over

o  90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
   (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan (and in the case of the RREEF Portfolio
Pari Passu Loan, including the RREEF Portfolio A-6 Companion Loan if future advances are made on the RREEF Portfolio Pari Passu Loan) and then allocated pro rata between the Serviced Pari Passu Mortgage Loan and the Serviced Companion
Mortgage Loan according to their respective principal balances. In the case of any A/B Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note (and, as set forth in the related intercreditor agreement if there is more than one subordinated note) and then allocated to the related A Note. In the case of the Deptford Mall Mortgage Loan, any Appraisal Reduction will be calculated in respect of the Deptford Mall A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the

                                     S-229

Deptford Mall B Note and then allocated to the Deptford Mall Mortgage Loan;
provided that if future advances are made on the Deptford Mall Mortgage Loan, any Appraisal Reduction will be calculated in respect of the Deptford Mall A/B
Mortgage Loan together with the Deptford Mall B-2 Note and/or the Deptford Mall
Companion Loan, taken as a whole, and any such Appraisal Reduction will be allocated first to the Deptford Mall B Note and the Deptford Mall B-2 Note, pro
rata based on their respective principal balances and then allocated to the
Deptford Mall Mortgage Loan and the Deptford Mall Companion Loan, pro rata based on their respective principal balances. In the case of any Non-Serviced Mortgage
Loan, any Appraisal Reduction will be calculated in accordance with the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

o  any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
   maturity date; or

o  any mortgage loan as to which the related mortgaged property has become an
   REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that the Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Available Distribution Amount" means in general, for any Distribution
      Date:

      (1)   all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any
            REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

            o     Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

            o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary
                  Servicer, the paying agent and the trustee as compensation or in reimbursement of outstanding Advances or as Excess
                  Servicing Fees);

            o     amounts deposited in the Certificate Account in error;

            o     if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                  Amounts of one day's interest with respect to the Interest
                  Reserve Loans to be deposited into the Interest Reserve
                  Account;

                                     S-230

            o     in the case of the REO Property related to an A/B Mortgage
                  Loan, all amounts received with respect to such A/B Mortgage
                  Loan that are required to be paid to the holder of the related
                  B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

            o     in the case of any B Note or Serviced Companion Mortgage Loan, the portion of such amounts payable to the holders of any B
                  Note or Serviced Companion Mortgage Loan that are required to be deposited into the related B Note or Serviced Companion
                  Mortgage Loan custodial account;

      (2)   to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such
            Distribution Date; and

      (3)   if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest Reserve
            Amounts then on deposit in the Interest Reserve Account.

      "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note(s) not included in the trust, which are subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

      "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

      "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

      "Base Interest Fraction" means, with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any class of certificates (except for the Class A-4FL Certificates and the Class A-MFL Certificates), the Class A-4FL
Regular Interest and the Class A-MFL Regular Interest, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the
Pass-Through Rate on that class of certificates, the Class A-4FL Regular
Interest or the Class A-MFL Regular Interest, as applicable, and (ii) the
Discount Rate used in calculating the Prepayment Premium or Yield Maintenance
Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the
Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to

                                     S-231

the mortgage rate on the related mortgage loan, but is less than the
Pass-Through Rate on that Class of certificates, then the Base Interest Fraction shall be equal to 1.0.

      "Capmark" means Capmark Finance Inc.

      "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate, the Class A-4FL Regular Interest or the
Class A-MFL Regular Interest will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

      "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

      "Certificate Owner" means an entity acquiring an interest in an offered certificate.

      "Class" means the designation applied to the offered certificates, the
Class A-4FL Regular Interest, the Class A-MFL Regular Interest and the private certificates, pursuant to this prospectus supplement.

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-3-1 Certificates, the
Class A-3-2 Certificates, Class A-AB Certificates, the Class A-4 Certificates
and the Class A-4FL Certificates (or as the context requires, the Class A-4FL
Regular Interest).

      "Class A-4FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-4FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-4FL Regular Interest pursuant to the applicable Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-4FL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the applicable Swap Contract; and (c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the applicable Swap Contract.

      "Class A-4FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the trustee from the
Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the terms of the applicable Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-4FL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable
Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a Swap Default occurs and is continuing, the
Class A-4FL Interest Distribution Amount will equal the Distributable
Certificate Interest Amount in respect of the Class A-4FL Regular Interest.

      "Class A-4FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-4FL Regular Interest on such Distribution Date.

      "Class A-4FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-4FL Certificates.

                                     S-232

      "Class A-MFL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-MFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-MFL Regular Interest pursuant to the applicable Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-MFL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the applicable Swap Contract; and (c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the applicable Swap Contract.

      "Class A-MFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the trustee from the
Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the applicable Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable
Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a Swap Default occurs and is continuing, the
Class A-MFL Interest Distribution Amount will equal the Distributable
Certificate Interest Amount in respect of the Class A-MFL Regular Interest.

      "Class A-MFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-MFL Regular Interest on such Distribution Date.

      "Class A-MFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-MFL Certificates.

      "Class X Certificates" means the Class X Certificates.

      "Clearstream Bank" means Clearstream Bank, societe anonyme.

      "Closing Date" means on or about February 28, 2007.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans resulting from Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage
Loan or Serviced Companion Mortgage Loan) during the related Collection Period over (B) the aggregate of the Prepayment Interest Excesses received in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans
(but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same related Collection Period.
Notwithstanding the foregoing, such Compensating Interest shall not (i) exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of the mortgage loans including REO Properties (but not including any B Note,
Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution
Date, if the master servicer applied the subject Principal Prepayment in accordance with the terms of the related mortgage loan documents and (ii) be

                                     S-233

required to be paid on any Prepayment Interest Shortfalls to the extent incurred in respect of any Specially Serviced Mortgage Loans.

     "Compensating Interest Payment" means any payment of Compensating Interest.

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

      "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

      "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of
Subordinate Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

      "Cut-off Date" means February 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in February 2007 with respect to mortgage loans not having Due Dates on the first day of each month have been deemed received on February 1, 2007, not the actual day on which the Scheduled
Payments were due.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

                                     S-234

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Deptford Mall A/B Mortgage Loan" means the Deptford Mall Mortgage Loan, the Deptford Mall Companion Loan, if and when advanced, the Deptford Mall B Note and the Deptford Mall B-2 Note, if and when advanced.

      "Deptford Mall B Note" means the loan that is secured by the Deptford Mall
Mortgage on a subordinate basis to the Deptford Mall Mortgage Loan and the
Deptford Mall Companion Loan (if advanced) and on a pari passu basis with the
Deptford Mall B-2 Note (if advanced).

      "Deptford Mall B-2 Note" means the loan resulting from those future advances made, if any, by the related mortgage loan seller or another financial institution that will be secured by the Deptford Mall Mortgage on a subordinate basis to the Deptford Mall Mortgage Loan and the Deptford Mall Companion Loan
(if advanced) and on a pari passu basis with the Deptford Mall B Note.

      "Deptford Mall Companion Loan" means the loan resulting from those future advances made, if any, by the related mortgage loan seller or another financial institution that will be secured by the Deptford Mall Mortgage Loan mortgaged property on a pari passu basis with the Deptford Mall Mortgage Loan and on a senior basis with respect to the Deptford Mall B Note and the Deptford Mall B-2
Note (if advanced). The interest rate the Deptford Mall Companion Loan will be set on or before such future advances are made and may be higher than the interest rate on the Deptford Mall Mortgage Loan; provided that, subject to certain exceptions, the coupon on the Deptford Mall Companion Loan (if advanced)
may not exceed 5.8225%, the coupon on the Deptford Mall B-2 Note (if advanced)
may not exceed 6.3850%, and the weighted average coupon on the Deptford Mall
Companion Loan and the Deptford Mall B-2 Note (together, and in either case, if advanced), may not exceed 5.935%.

      "Deptford Mall Control Appraisal Event" means, with respect to the
Deptford Mall Loan Group, as of any date of determination if (a) (i) the aggregate initial principal balance of the related Deptford Mall B Note and the
Deptford Mall B-2 Note (if advanced) minus (ii) the sum of (x) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Deptford Mall B Note and the
Deptford Mall B-2 Note, as the case may be, (y) any Appraisal Reduction amount in effect as of such date of determination for the Deptford Mall Loan Group and
(z) any realized losses and unreimbursed expenses allocated to the Deptford Mall
Loan Group is less than (b) 25% of the difference between (x) the aggregate initial principal balance of the Deptford Mall B Note and the Deptford Mall B-2
Note, as the case may be, and (y) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Deptford Mall B Note and the Deptford Mall B-2 Note, as the
case may be.

      "Deptford Mall Intercreditor Agreement" means the intercreditor agreement between the holder of the Deptford Mall Mortgage Loan and the holder of the
Deptford Mall B Note and, if advanced, the Deptford Mall Companion Loan and/or the Deptford Mall B-2 Note.

      "Deptford Mall Loan Group" means, collectively, the Deptford Mall Mortgage
Loan, the Deptford Mall B Note and the Deptford Mall Companion Loan if and when the Deptford Mall Companion Loan is advanced and the

                                     S-235

Deptford Mall B-2 Note if and when the Deptford Mall B-2 Note is advanced on a subordinate basis with the Deptford Mall Mortgage Loan.

      "Deptford Mall Mortgage Loan" means Mortgage Loan No. 7, which will be secured on a pari passu basis with the Deptford Mall Companion Loan if and when the Deptford Mall Companion Loan is advanced.

      "Deptford Mall Mortgage" means the mortgage securing the Deptford Mall
Mortgage Loan, the Deptford Mall Companion Loan, if and when the Deptford Mall
Companion Loan is advanced, the Deptford Mall B Note and the Deptford Mall B-2
Note, if and when the Deptford Mall B-2 Note is advanced.

      "Determination Date" means the 8th day of each month, or, if such day is not a business day, the next succeeding business day.

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of certificates (other than the Class A-4FL Certificates and the Class A-MFL
Certificates), the Class A-4FL Regular Interest and the Class A-MFL Regular
Interest for any Distribution Date, the sum of:

o  Accrued Certificate Interest in respect of such Class or Classes of certificates, Class A-4FL Regular Interest or Class A-MFL Regular Interest
   for such Distribution Date, reduced (to not less than zero) by:

            o     any Net Aggregate Prepayment Interest Shortfalls or Prepayment
                  Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

            o     Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
                  Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance with the terms of the
                  Pooling and Servicing Agreement; plus

o  the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
   Distribution Date; plus

o  if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
   Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
   Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
   Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means, with respect to any Determination Date, the 4th business day after the related Determination Date.

      "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

                                     S-236

      "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

      "Easton Apartments A/B Mortgage Loan" means the Easton Apartments Mortgage
Loan and the Easton Apartments B Note.

      "Easton Apartments B Note" means, with respect to the Easton Apartments
Mortgage Loan, the related B Note.

      "Easton Apartments Intercreditor Agreement" means the intercreditor agreement between the holder of the Easton Apartments Mortgage Loan and the holder of the Easton Apartments B Note.

      "Easton Apartments Mortgage Loan" means Mortgage Loan No. 68.

      "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A2" by Moody's and at least "AA-" by S&P
(or "A-" if the short-term unsecured debt obligations are rated at least "A-1"), if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution that is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) and whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee's or paying agent's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by Moody's, or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by confirmation that the use of any such account as the Certificate Account or the
Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible
Account solely because it is maintained with Wells Fargo Bank, National
Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of
Moody's, and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" in the case of Moody's and at least "AA-" (or "A-", if the short-term unsecured debt obligations are rated at least "A-1") in the case of
S&P, if the deposits are to be held in the account for more than 30 days.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

      "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

      "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

                                     S-237

o  any failure by the master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required
   Advances;

o  any failure by the master servicer to make a required deposit to the
   Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o  any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement
   (other than with respect to the duties described under "Description of the
   Offered Certificates - Evidence as to Compliance" in this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934 of
   which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed
   90 days;

o  any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o  the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o  the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o  the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of certificates, or (ii) placed one or more Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

o  the master servicer is removed from S&P's Select Servicer List as a U.S.
   Commercial Mortgage Master Servicer and is not reinstated within 60 days.

                                     S-238

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Securities Exchange Act of 1934 or the failure of the master servicer to terminate certain of those parties for such failures, will constitute an event of default that entitles the Depositor or another party to terminate that party. In some circumstances, such an event of default may be waived by the
Depositor in its sole discretion.

      "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO Property related to a Loan Pair, a prepayment in full had been made with respect to both the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on
the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage Loan, Excess
Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

      "Excess Servicing Fee" means an additional fee payable to the master servicer that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

      "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. There will be no Excess Servicing Fee payable on any of the mortgage loans.

      "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

      "Expense Losses" means, among other things:

o  any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o  all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o  other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the
   Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o  any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

                                     S-239

      "Financial Market Publishers" means TREPP, LLC, Bloomberg L.P. and Intex
Solutions, Inc., or any successor entities thereof.

      "Fitch" means Fitch, Inc.

      "Fixed Interest Distribution" means, with respect to the Master Servicer
Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the applicable Swap Contract.

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

      "485 Lexington Avenue Companion Loan" means, collectively, the two notes that are secured by the 485 Lexington Avenue Pari Passu Mortgage on a pari passu basis with the 485 Lexington Avenue Pari Passu Loan.

      "485 Lexington Avenue Intercreditor Agreement" means the intercreditor agreement between the holder of the 485 Lexington Avenue Pari Passu Loan and the holder of the 485 Lexington Avenue Companion Loan.

      "485 Lexington Avenue Loan Group" means the 485 Lexington Avenue Pari
Passu Loan and the 485 Lexington Avenue Companion Loan.

      "485 Lexington Avenue Pari Passu Loan" means Mortgage Loan No. 4.

      "485 Lexington Avenue Pari Passu Mortgage" means the mortgage securing the
485 Lexington Avenue Pari Passu Loan and the 485 Lexington Avenue Companion
Loan.

      "Galleria at Pittsburgh Mills Intercreditor Agreement" means the intercreditor agreement between the holder of the Galleria at Pittsburgh Mills
Mortgage Loan and the holder of the Galleria at Pittsburgh Mills Mezzanine Loan.

      "Galleria at Pittsburgh Mills Mezzanine Loan" means, with respect to the
Galleria at Pittsburgh Mills Mortgage Loan, the related mezzanine loan.

      "Galleria at Pittsburgh Mills Mortgage Loan" means Mortgage Loan No. 5.

      "Hampton Inn-Cranberry Township A/B Mortgage Loan" means the Hampton
Inn-Cranberry Township Mortgage Loan and the Hampton Inn-Cranberry Township B
Note.

      "Hampton Inn-Cranberry Township B Note" means, with respect to the Hampton
Inn-Cranberry Township Mortgage Loan, the related B Note.

      "Hampton Inn-Cranberry Township Intercreditor Agreement" means the intercreditor agreement between the holder of the Hampton Inn-Cranberry Township
Mortgage Loan and the holder of the Hampton Inn-Cranberry Township B Note.

      "Hampton Inn-Cranberry Township Mortgage Loan" means Mortgage Loan No. 83.

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $2,061,767,014.

      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $355,879,561.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$2,417,646,575.

                                     S-240

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

      "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, B Note or Serviced
Companion Mortgage Loan, other than amounts required to be paid to the related borrower. With respect to the mortgaged property or properties securing any
Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

      "Interest Accrual Period" means, with respect to each Distribution Date,
(i) for each class of REMIC Regular Certificates and for the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) for the
Class A-4FL Certificates and the Class A-MFL Certificates, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current
Distribution Date.

      "Interest Only Certificates" means the Class X Certificates.

      "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

      "Interest Reserve Amount" means (a) all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February, plus (b) for the Distribution Date in March 2007, an initial deposit made on the Closing Date equal to two day's interest for each Interest
Reserve Loan (which additional deposit is equal to $740,610.46 in the aggregate).

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "Interest Reset Date" means the day that is two (2) Banking Days prior to the start of the related Interest Accrual Period.

      "LaSalle" means LaSalle Bank National Association.

      "LaSalle Loans" means the mortgage loans that were originated by LaSalle or its affiliates or subsidiaries.

      "LIBOR" or "one-month LIBOR" means with respect to each Interest Accrual
Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering
Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal
London office of four major banks in the London interbank market selected by the
Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. LIBOR for the initial Interest Accrual Period will be determined two (2)
Banking Days before the Closing Date and shall be two-week LIBOR for that period only to reflect the shorter initial Interest Accrual Period, as set forth in the applicable Swap Contract.

                                     S-241

      "Liquidation Fee" means 1.0% of the related Liquidation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related
REO Property or portion thereof and/or any Condemnation Proceeds and Insurance
Proceeds (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of Condemnation Proceeds and Insurance
Proceeds) provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or Document Defect, such fee will only be paid by such mortgage loan seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable mortgage loan seller receives notice of the breach or defect causing the repurchase and (B) in the case of a repurchase of a mortgage loan by a related subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after the master servicer, the special servicer or the trustee receives notice of the default causing the repurchase.
For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of (i) an A Note by the holder of the related B Note or (ii) a mortgage loan by the holder of the related mezzanine loan, unless otherwise specifically set forth in the related intercreditor agreement.

      "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, B Note or Serviced Companion Mortgage Loan or related REO
Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the
Certificateholders.

      "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

      "Loan Group Principal Distribution Amount" means the Loan Group 1
Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

      "Loan Group 1" means that distinct loan group consisting of one hundred forty-seven (147) mortgage loans, representing approximately 85.3% of the
Initial Pool Balance, that are secured by property types other than multifamily properties that secure twenty-one (21) of the mortgage loans and manufactured housing community properties that secure three (3) of the mortgage loans.

      "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

      "Loan Group 2" means that distinct loan group consisting of twenty-four
(24) mortgage loans, representing approximately 14.7% of the Initial Pool
Balance and comprised of twenty-one (21) mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties, representing approximately 92.4% of the Initial Pool Balance of all the mortgage loans secured by multifamily and mixed use properties.

      "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

      "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

      "Lock-out Period" means the period during which voluntary Principal
Prepayments are prohibited.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

                                     S-242

      "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note and any Serviced Companion Mortgage
Loan.

      "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than, in certain cases, the Non-Serviced
Mortgage Loans), any B Note and any Serviced Companion Mortgage Loan in
connection with the Master Servicing Fee as set forth in the Pooling and
Servicing Agreement. The Master Servicing Fee Rate for the master servicer will range, on a loan by loan basis, from 0.01% per annum to 0.02% per annum.

      "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

      "Money Term" means, with respect to any mortgage loan, Serviced Companion
Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge
(but does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

o  the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o  the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o  the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o  unless the mortgage loan is registered on MERS, an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o  unless the mortgage loan is registered on MERS, an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o  an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent); and

o  when relevant, the related ground lease or a copy of it.

                                     S-243

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

      "Mortgage Pool" means the one hundred seventy-one (171) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$2,417,646,575, which may vary on the Closing Date by up to 5%.

      "MSMC" means Morgan Stanley Mortgage Capital Inc.

      "MSMC Loans" means the mortgage loans that were originated or purchased by
MSMC.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the excess of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans (including Specially Serviced Mortgage Loans)
during any Collection Period over the Compensating Interest to be paid by the master servicer (or any sub-servicer, if applicable according to the related sub-servicing agreement) on such Distribution Date.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates, the Class A-4FL Regular Interest or the Class A-MFL Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a
360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360
Loan:

o  the Net Mortgage Rate that would otherwise be in effect for purposes of the
   Scheduled Payment due in January of each year (other than a leap year) and
   February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o  the Net Mortgage Rate that would otherwise be in effect for purposes of the
   Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (commencing in 2008), if applicable, and February
   (commencing in 2008).

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve
30-day months.

      "Non-Serviced Companion Mortgage Loan" means any loan not included in the
Trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the 485 Lexington
Avenue Companion Loan.

                                     S-244

      "Non-Serviced Mortgage Loan" means any mortgage loan included in the Trust but serviced under another agreement. The Non-Serviced Mortgage Loan in the trust is the 485 Lexington Avenue Pari Passu Loan.

      "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

      "Non-Serviced Mortgage Loan Group" means a loan group comprised of
Non-Serviced Mortgage Loans, Non-Serviced Companion Mortgage Loans and/or
Non-Serviced Mortgage Loan B Notes. The only Non-Serviced Mortgage Loan Group related to the Trust is the 485 Lexington Avenue Loan Group.

      "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

      "Non-Serviced Mortgage Loan Mortgage" means the mortgage securing a
Non-Serviced Mortgage Loan. The only Non-Serviced Mortgage Loan Mortgage related to the Trust is the 485 Lexington Avenue Pari Passu Mortgage.

      "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
WCMSI 2007-C30 Pooling and Servicing Agreement.

      "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

      "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

      "OID" means original issue discount.

      "One Seaport Plaza A/B Mortgage Loan" means the One Seaport Plaza Mortgage
Loan and the One Seaport Plaza B Note.

      "One Seaport Plaza B Note" means, with respect to the One Seaport Plaza
Mortgage Loan, the related B Note.

      "One Seaport Plaza Control Appraisal Event" means, with respect to the One
Seaport Plaza A/B Mortgage Loan, as of any date of determination if (a) (i) the initial principal balance of the related One Seaport Plaza B Note minus (ii) the sum of (x) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the One
Seaport Plaza B Note, (y) any Appraisal Reduction amount in effect as of such date of determination for the One Seaport Plaza A/B Mortgage Loan and (z) any
realized losses and unreimbursed expenses allocated to the One Seaport Plaza A/B
Mortgage Loan is less than (b) 25% of the difference between (x) the initial principal balance of the One Seaport Plaza B Note and (y) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the One Seaport Plaza B Note.

      "One Seaport Plaza Intercreditor Agreement" means the intercreditor agreement between the holder of the One Seaport Plaza Mortgage Loan and the holder of the One Seaport Plaza B Note.

      "One Seaport Plaza Mortgage Loan" means Mortgage Loan No. 1.

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note,

                                     S-245

will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the
Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B
Note is the directing holder or controlling holder, as defined in the related intercreditor agreement). The initial Operating Adviser will be JER Investors
Trust Inc.

      "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, the Primary
Servicing Fee, Excess Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

      "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

      "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates or the Class T Certificates), the Class A-4FL Regular Interest or the Class A-MFL Regular Interest accrues interest.

      "PCFII" means Principal Commercial Funding II, LLC.

      "PCFII Loans" means the mortgage loans that were originated for PCFII by its affiliates.

      "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

      "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the
"Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result

                                     S-246

of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect
was identified in a certification delivered to the related mortgage loan seller by the custodian in accordance with the Pooling and Servicing Agreement.

      "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of February 1, 2007 between Morgan Stanley Capital I Inc., as depositor, Capmark Finance Inc., as master servicer, J.E. Robert Company,
Inc., as special servicer, Wells Fargo Bank, National Association, as trustee and custodian, and LaSalle Bank National Association, as paying agent and certificate registrar.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

      "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Excess
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o  the aggregate amount of interest that would have accrued at the Net Mortgage
   Rate (net of the Master Servicing Fee, the Excess Servicing Fee, the Primary
   Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any
   Non-Serviced Mortgage Loan), the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee), on
   the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o  the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Excess Servicing Fee, the Primary
   Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any
   Non-Serviced Mortgage Loan), the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

      "Prepayment Premium" means, with respect to any mortgage loan, B Note or
Serviced Companion Mortgage Loan for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced Companion
Mortgage Loan.

      "Primary Servicer" means Principal Global Investors, LLC.

                                     S-247

      "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for Principal Global Investors, LLC is 0.01% per annum. The primary servicing fee rate (including any subservicing fees) for Capmark will range, on a loan-by-loan basis, from 0.01% per annum to 0.11% per annum.

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-3-1, Class A-3-2, Class A-AB, Class A-4,
Class A-4FL, Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O, Class P, Class Q and Class S Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

o  the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B
   Note or Serviced Companion Mortgage Loan or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o  all payments (including Principal Prepayments and the principal portion of
   Balloon Payments but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan))
   and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation
   Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any B
   Note or Serviced Companion Mortgage Loan) during the related Collection
   Period and that were identified and applied by the master servicer as recoveries of principal.

      The following amounts shall generally reduce the Principal Distribution
Amount (and, in each case, will be allocated first to the Loan Group Principal
Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

o  if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution Date, and the
   Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan
   Group Principal Distribution Amount applicable to the related mortgage loan)
   for the Distribution Date following the Collection Period in which the subsequent recovery occurs); and

o  if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related
   Distribution Date (prior to reimbursement from other collections) and the
   Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period
   (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery

                                     S-248

   will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan
   Group Principal Distribution Amount applicable to the related mortgage loan)
   for the Distribution Date following the Collection Period in which the subsequent recovery occurs).

      So long as both the Class A-4 and Class A-1A Certificates and the Class
A-4FL Regular Interest remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis.
On each Distribution Date after the Certificate Balance of the Class A-4
Certificates, the Class A-1A Certificates or the Class A-4FL Regular Interest
has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

      "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but Unpaid Interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property
(including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing
Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the Primary Servicer, the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan
Purchase Agreement, all expenses reasonably incurred or to be incurred by the
Primary Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above) plus, in connection with a purchase by a mortgage loan seller, any Liquidation Fee payable by that mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

      "Rating Agencies" means Moody's and S&P.

      "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o  the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

                                     S-249

o  the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such Liquidation Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

      If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

      "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-4FL Certificates and the Class A-MFL
Certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and
(ii) with respect to the Class A-4FL Certificates and the Class A-MFL
Certificates, the business day immediately preceding the related Distribution
Date.

      "RREEF Portfolio A-6 Companion Loan" means the loan resulting from those future advances made, if any, by the related mortgage loan seller that will be secured by the RREEF Portfolio Pari Passu Mortgage on a pari passu basis with the RREEF Portfolio Pari Passu Loan.

      "RREEF Portfolio Companion Loan" means, collectively, the three notes that are secured by the RREEF Portfolio Pari Passu Mortgage on a pari passu basis with the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio A-6 Companion
Loan.

      "RREEF Portfolio Intercreditor Agreement" means the intercreditor agreement between the holder of the RREEF Portfolio Pari Passu Loan and the holders of the RREEF Portfolio Companion Loan.

      "RREEF Portfolio Loan Group" means the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loan.

      "RREEF Portfolio Pari Passu Loan" means Mortgage Loan No. 3.

      "RREEF Portfolio Pari Passu Mortgage" means the mortgage securing the
RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loan.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, B Note or Serviced Companion Mortgage Loan that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan

                                     S-250

unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

      "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

      "REMIC Regular Certificates" means the Senior Certificates (other than the
Class A-4FL Certificates) and the Subordinate Certificates (other than the Class
A-MFL Certificates).

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable
Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the
REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

      "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan, B Note or
Serviced Companion Mortgage Loan on any Due Date, the amount of the Scheduled
Payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced Companion Mortgage Loan subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

      "Scheduled Principal Balance" means, in respect of any mortgage loan, B
Note, Serviced Companion Mortgage Loan, Loan Pair or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o  any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
   Payments due in any subsequent Collection Period; and

o  the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

                                     S-251

      "Senior Certificates" means the Class A Senior Certificates and the Class
X Certificates.

      "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The
Serviced Companion Mortgage Loans related to the trust are the RREEF Portfolio
Companion Loan, the RREEF Portfolio A-6 Companion Loan, if and when advanced on a pari passu basis with the RREEF Portfolio Pari Passu Loan and the RREEF
Portfolio Companion Loan and the Deptford Mall Companion Loan, if and when advanced on a pari passu basis with the Deptford Mall Mortgage Loan.

      "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The Serviced Pari Passu Mortgage Loans related to the trust are the RREEF Portfolio Pari Passu Loan and the Deptford
Mall Mortgage Loan.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

      "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any B Note and any Serviced Companion Mortgage Loan, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any B Note or any Serviced Companion Mortgage Loan, the related holder of such B Note or Serviced Companion Mortgage Loan, as applicable) as a collective whole, taking into account the subordinate nature of such B Note (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any B Note and any Serviced Companion Mortgage Loan and any
related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o  with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o  with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any B Note, any Serviced Companion
   Mortgage Loans or, if a mortgage loan, B Note or any Serviced Companion
   Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the
   Certificateholders (as a collective whole) (or in the case of any A/B
   Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole taking into account the subordinate nature of such B Note) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to
   Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari Passu
   Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the
   Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage
   Loan, in the case of a Loan Pair); and without regard to:

                                     S-252

            i.    any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

            ii.   the ownership of any certificate or any interest in any
                  Serviced Companion Mortgage Loan, any B Note, any Non-Serviced
                  Companion Mortgage Loan or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

            iii.  the master servicer's obligation to make Advances; and

            iv.   the right of the master servicer (or any of their affiliates)
                  or the special servicer, as the case may be, to receive
                  reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a B
Note or a Serviced Companion Mortgage Loan to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with the respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

      "Specially Serviced Mortgage Loan" means the following:

o  a payment default shall have occurred on a mortgage loan (x) at its maturity date (except, if (a) the mortgagor is making the related Assumed Scheduled
   Payment, (b) the mortgagor notifies the master servicer of its intent to refinance such mortgage loan and is diligently pursuing such refinancing, (c)
   the mortgagor delivers a firm commitment to refinance acceptable to the
   Operating Adviser on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default which 60 day period may be extended to
   120 days at the Operating Adviser's discretion) or (y) if any other payment is more than 60 days past due or has not been made on or before the second
   Due Date following the Due Date such payment was due;

o  any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which a
   Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o  any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o  any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o  any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
   Certificateholders or the

                                     S-253

   holder of the related B Note or Serviced Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o  any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o  any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B
   Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
   Certificateholders or the holder of the related B Note or Serviced Companion
   Mortgage Loan (as the case may be).

      "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o  any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
   Agreement;

o  any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
   Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o  any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o  any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

                                     S-254

o  the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o  the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o  the servicing officer of the special servicer receives actual knowledge that
   Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of certificates that remains in effect for at least 60 days, or (ii) placed one or more Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status"
   placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either (i) or (ii), citing servicing concerns with the special servicer as the sole and material factor in such rating action;

o  the special servicer is no longer listed on S&P's Select Servicer List as a
   U.S. Commercial Mortgage Special Servicer and is not reinstated within 60 days; and

o  the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange Act of
   1934, as amended, and the Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing Agreement.

      Under certain circumstances, the failure by the special servicer to terminate a sub-servicer appointed by it because that sub-servicers failed to perform duties similar to those described under "Description of the Offered
Certificates - Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934, will constitute an event of default that entitles the Depositor or another party to terminate the special servicer. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

      "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

      "Structuring Assumptions" means the following assumptions:

o   the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o  the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement, and the
   Pass-Through Rates of the Class A-4FL Certificates and the Class A-MFL
   Certificates remain at their initial rates;

o  the Closing Date for the sale of the certificates is February 28, 2007;

o  distributions on the certificates are made on the 12th day of each month, commencing in March 2007;

o  there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o  Scheduled Payments on the mortgage loans are timely received on the first day of each month;

                                     S-255

o  the trust does not experience any Expense Losses;

o  no Principal Prepayment on any mortgage loan is made during its Lock-out
   Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge,
   Prepayment Premium or a defeasance requirement, and otherwise Principal
   Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o  no Prepayment Interest Shortfalls occur;

o  no mortgage loan exercises its partial release option;

o  no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed Advances outstanding as of the date of modification of any mortgage loan and any related interest on such Advances;

o  no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o  each ARD Loan pays in full on its Anticipated Repayment Date;

o  the mortgage loan that has its first payment in April 2007 pays interest only during the first Interest Accrual Period relating to the Distribution Date in
   March 2007 and was assumed to have one additional month of lock-out; and

o  any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

      "Subordinate Certificates" means the Class A-M Certificates, the Class
A-MFL Certificates (or, as the context requires, the Class A-MFL Regular
Interest) and the Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class
Q and Class S Certificates.

      "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

      "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

      "Trust" means Morgan Stanley Capital I Trust 2007-HQ11.

      "Trustee Fee" means a monthly fee in an amount equal to, in any month, the product of the portion of a rate equal to 0.00084% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan, which fee is to be paid from the Distribution
Account to the trustee and the paying agent as compensation for the performance of their duties.

      "UCF" - See "Underwritable Cash Flow."

      "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as

                                     S-256

insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwriters" means Morgan Stanley & Co. Incorporated, LaSalle Financial
Services, Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner
& Smith Incorporated (except with respect to the Class A-4 Certificates).

      "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

      "Unpaid Interest" means, on any Distribution Date with respect to any class of interests (including the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest) or certificates (other than the Residual Certificates, the Class T Certificates, the Class A-4FL Certificates and the Class A-MFL
Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution
Date.

      "WAC" - See "Weighted Average Net Mortgage Rate."

      "WCMSI 2007-C30" means the securitization expected to be known as the
Wachovia Bank Commercial Mortgage Trust, Series 2007-C30.

      "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution
Date, the weighted average of the Net Mortgage Rates for the mortgage loans (and in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, B Note or Serviced Companion Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, B Note or Serviced Companion Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

      "Yearling Green Apartments A/B Mortgage Loan" means the Yearling Green
Apartments Mortgage Loan and the Yearling Green Apartments B Note.

      "Yearling Green Apartments B Note" means, with respect to the Yearling
Green Apartments Mortgage Loan, the related B Note.

      "Yearling Green Apartments Intercreditor Agreement" means the intercreditor agreement between the holder of the Yearling Green Apartments
Mortgage Loan and the holder of the Yearling Green Apartments B Note.

      "Yearling Green Apartments Mortgage Loan" means Mortgage Loan No. 145.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

                                     S-257

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
LOAN SELLER                             MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.          106         1,830,126,364        75.7        5.674         100
LaSalle Bank National Association              39           394,318,700        16.3        5.859         114
Principal Commercial Funding II, LLC           26           193,201,511         8.0        5.816         104
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN SELLER                             DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.       1.44            1.40          69.3         66.8
LaSalle Bank National Association          1.52            1.42          70.8         63.4
Principal Commercial Funding II, LLC       1.43            1.38          68.1         62.2
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
CUT-OFF DATE BALANCE ($)                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

<= 1,000,000                                    1               639,118         0.0        6.680         118
1,000,001 - 2,000,000                          16            26,336,108         1.1        5.987         115
2,000,001 - 3,000,000                          20            47,884,637         2.0        5.974         113
3,000,001 - 4,000,000                          18            64,046,196         2.6        5.878         111
4,000,001 - 5,000,000                          15            68,353,256         2.8        5.852         112
5,000,001 - 6,000,000                          19           104,033,100         4.3        5.937         115
6,000,001 - 7,000,000                          10            64,892,057         2.7        5.751         119
7,000,001 - 8,000,000                           6            46,336,155         1.9        5.870         118
8,000,001 - 9,000,000                          17           146,323,115         6.1        5.832         118
9,000,001 - 10,000,000                          5            47,175,000         2.0        5.728          99
10,000,001 - 15,000,000                        16           205,495,378         8.5        5.778         114
15,000,001 - 20,000,000                         6           101,150,000         4.2        6.355         109
20,000,001 - 30,000,000                         6           129,825,000         5.4        5.802         103
30,000,001 >=                                  16         1,365,157,456        56.5        5.585          95
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

<= 1,000,000                               1.34            1.34          67.3         58.4
1,000,001 - 2,000,000                      1.32            1.31          68.0         59.0
2,000,001 - 3,000,000                      1.30            1.22          72.7         64.7
3,000,001 - 4,000,000                      1.32            1.25          75.7         66.1
4,000,001 - 5,000,000                      1.47            1.33          71.0         63.3
5,000,001 - 6,000,000                      1.58            1.49          68.6         59.2
6,000,001 - 7,000,000                      1.52            1.43          68.7         61.6
7,000,001 - 8,000,000                      1.48            1.32          71.0         62.3
8,000,001 - 9,000,000                      1.43            1.31          68.3         60.9
9,000,001 - 10,000,000                     1.53            1.32          69.9         64.3
10,000,001 - 15,000,000                    1.40            1.31          72.4         64.7
15,000,001 - 20,000,000                    1.41            1.24          73.3         68.6
20,000,001 - 30,000,000                    1.58            1.42          70.7         66.9
30,000,001 >=                              1.45            1.45          68.3         67.4
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: $639,118
Maximum: $225,000,000
Weighted Average: $14,138,284

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
STATE                          MORTGAGED PROPERTIES(1)      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

New York                                       10           592,620,000        24.5        5.447         118
Virginia                                       12           219,271,786         9.1        5.579          76
Pennsylvania                                   16           189,618,958         7.8        6.078          77
Texas                                          13           155,120,478         6.4        5.722          91
California - Northern                           7            71,369,193         3.0        5.846         119
California - Southern                           7            67,064,229         2.8        5.831         119
New Jersey                                      5           137,455,273         5.7        5.570          85
District of Columbia                            2            99,000,000         4.1        5.767         118
North Carolina                                  5            86,618,671         3.6        5.585          90
Colorado                                        9            84,050,000         3.5        5.896         101
Illinois                                        6            77,176,985         3.2        6.413         106
Massachusetts                                   4            63,025,497         2.6        6.022          92
Arizona                                         9            50,850,334         2.1        5.871          99
Nevada                                          3            46,875,000         1.9        5.781          67
Mississippi                                     1            45,949,650         1.9        5.500         119
Michigan                                        7            43,199,667         1.8        5.647         118
Florida                                        13            39,889,256         1.6        6.024         103
Ohio                                            7            30,745,269         1.3        6.009         118
Georgia                                         4            30,734,078         1.3        5.851         118
Maryland                                        5            25,719,308         1.1        5.595          78
Missouri                                        3            25,174,276         1.0        5.834         112
West Virginia                                   6            24,725,000         1.0        5.689         119
Utah                                            2            23,520,000         1.0        5.640         118
Indiana                                         2            23,339,238         1.0        5.769         118
Delaware                                        2            21,979,486         0.9        5.540         119
Washington                                      3            19,896,302         0.8        5.844         103
Oregon                                          2            19,300,000         0.8        6.106         115
Tennessee                                       3            17,107,281         0.7        6.074         118
Alabama                                         3            15,006,170         0.6        5.814         118
Wisconsin                                       2            14,294,334         0.6        5.838         120
Connecticut                                     1             9,900,000         0.4        5.700         117
Idaho                                           1             9,325,000         0.4        5.580         119
Kansas                                          2             8,149,354         0.3        5.801         118
Louisiana                                       2             7,703,233         0.3        5.706         118
South Carolina                                  1             6,691,024         0.3        5.750         119
Arkansas                                        1             5,245,274         0.2        5.680         119
Oklahoma                                        1             4,300,000         0.2        5.930         118
Kentucky                                        1             3,386,970         0.1        6.260          57
Minnesota                                       1             2,250,000         0.1        5.970         117
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        184        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATE                                   DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

New York                                   1.58            1.57          62.9         62.5
Virginia                                   1.19            1.14          74.8         73.4
Pennsylvania                               1.28            1.26          71.6         68.9
Texas                                      1.49            1.45          69.7         66.1
California - Northern                      1.51            1.41          68.1         57.0
California - Southern                      1.43            1.27          71.3         63.2
New Jersey                                 1.76            1.73          63.5         59.6
District of Columbia                       1.22            1.19          71.3         71.0
North Carolina                             1.73            1.71          74.2         72.1
Colorado                                   1.93            1.92          58.9         58.6
Illinois                                   1.40            1.29          74.4         70.5
Massachusetts                              1.30            1.30          74.9         72.5
Arizona                                    1.40            1.25          70.9         67.0
Nevada                                     1.16            1.12          77.0         75.9
Mississippi                                1.18            1.18          78.1         64.7
Michigan                                   1.35            1.28          73.2         62.8
Florida                                    1.37            1.28          73.8         66.6
Ohio                                       1.34            1.23          77.4         68.2
Georgia                                    1.42            1.25          76.6         68.6
Maryland                                   1.06            1.06          77.0         74.2
Missouri                                   1.31            1.25          77.1         67.5
West Virginia                              1.44            1.20          73.9         66.4
Utah                                       1.44            1.19          79.3         73.6
Indiana                                    1.35            1.16          78.9         72.6
Delaware                                   1.36            1.36          68.8         57.7
Washington                                 1.46            1.23          64.3         57.3
Oregon                                     1.39            1.18          73.5         65.1
Tennessee                                  1.46            1.36          60.8         52.5
Alabama                                    1.40            1.40          75.7         64.1
Wisconsin                                  1.29            1.29          69.0         55.2
Connecticut                                1.40            1.16          79.2         71.3
Idaho                                      1.64            1.35          70.1         62.3
Kansas                                     1.37            1.24          79.5         69.6
Louisiana                                  1.14            1.14          73.6         60.2
South Carolina                             1.48            1.48          70.4         54.3
Arkansas                                   1.67            1.67          55.2         46.5
Oklahoma                                   2.47            2.08          47.8         43.2
Kentucky                                   1.45            1.45          72.1         65.8
Minnesota                                  1.44            1.22          75.0         67.8
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

(1) Assumes that the RREEF Portfolio Pari Passu Loan will also be secured by the
RREEF Portfolio - Watkins Station mortgaged property

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
PROPERTY TYPE                  MORTGAGED PROPERTIES(1)      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

Office
      Urban                                     8           669,500,000        27.7        5.472         119
      Suburban                                 15           139,570,274         5.8        6.053         106
      Medical                                   4            21,317,183         0.9        5.746         111
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                        27          $830,387,456        34.3%       5.577%        117
                                        -----------------------------------------------------------------------
Retail
      Anchored                                 20           452,560,007        18.7        5.734          87
      Unanchored                               30           171,685,454         7.1        5.861         117
      Shadow Anchored                          16           105,277,431         4.4        5.982         105
      Free Standing                            22            76,857,003         3.2        5.806         118
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                        88          $806,379,895        33.4%       5.800%         98
                                        -----------------------------------------------------------------------
Multifamily
      Garden                                   23           296,994,561        12.3        5.601          77
      Mid-Rise                                  2            19,800,000         0.8        5.921         117
      Age Restricted                            1            14,000,000         0.6        5.600          57
      Low-Rise                                  1             9,000,000         0.4        5.680         119
      Townhouse                                 1             4,160,000         0.2        5.600         118
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                        28          $343,954,561        14.2%       5.621%         80
                                        -----------------------------------------------------------------------
Hospitality
      Full Service                              4           167,489,109         6.9        5.624          93
      Limited Service                          11            71,500,451         3.0        5.969         111
      Extended Stay                             2            49,646,970         2.1        5.957          81
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                        17          $288,636,529        11.9%       5.767%         95
                                        -----------------------------------------------------------------------
Industrial/Warehouse
      Warehouse                                 7            39,913,543         1.7        5.950         105
      Flex Industrial                           3            15,978,404         0.7        5.931         118
      Light Industrial                          3            15,050,000         0.6        5.835         121
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                        13           $70,941,947         2.9%       5.921%        111
                                        -----------------------------------------------------------------------
Other
      Theater                                   1            18,125,000         0.7        8.250         120
      Leased Fee                                2            11,050,000         0.5        5.922         119
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                         3           $29,175,000         1.2%       7.368%        119
                                        -----------------------------------------------------------------------
Manufactured Housing Community
      Manufactured Housing Community            4            24,203,024         1.0        5.760         118
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                         4           $24,203,024         1.0%       5.760%        118
                                        -----------------------------------------------------------------------
Mixed Use
      Multifamily/Retail                        1             9,600,000         0.4        5.690          82
      Office/Retail                             1             7,400,000         0.3        5.760         118
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                         2           $17,000,000         0.7%       5.720%         98
                                        -----------------------------------------------------------------------
Self Storage
      Self Storage                              2             6,968,161         0.3        5.776         118
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                         2            $6,968,161         0.3%       5.776%        118
                                        -----------------------------------------------------------------------
TOTAL:                                        184        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
PROPERTY TYPE                           DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

Office
      Urban                                1.53            1.52          64.6         64.3
      Suburban                             1.46            1.33          70.7         66.1
      Medical                              1.41            1.21          75.3         68.2
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.52X           1.48X         65.9%        64.7%
                                        ---------------------------------------------------
Retail
      Anchored                             1.49            1.45          69.1         65.1
      Unanchored                           1.64            1.52          66.1         60.5
      Shadow Anchored                      1.41            1.25          74.6         69.2
      Free Standing                        1.23            1.20          76.3         67.0
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.49X           1.41X         69.9%        64.8%
                                        ---------------------------------------------------
Multifamily
      Garden                               1.16            1.12          75.3         72.8
      Mid-Rise                             1.52            1.44          59.6         56.9
      Age Restricted                       1.28            1.28          80.0         80.0
      Low-Rise                             1.39            1.15          70.9         66.1
      Townhouse                            1.46            1.21          79.2         71.2
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.19X           1.15X         74.5%        72.0%
                                        ---------------------------------------------------
Hospitality
      Full Service                         1.62            1.62          71.0         67.2
      Limited Service                      1.50            1.50          70.9         58.1
      Extended Stay                        1.31            1.31          74.3         73.9
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.53X           1.53X         71.5%        66.1%
                                        ---------------------------------------------------
Industrial/Warehouse
      Warehouse                            1.49            1.42          66.9         54.8
      Flex Industrial                      1.32            1.23          74.3         64.2
      Light Industrial                     1.34            1.29          74.4         73.5
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.42X           1.35X         70.1%        60.9%
                                        ---------------------------------------------------
Other
      Theater                              1.25            1.16          68.7         62.8
      Leased Fee                           1.27            1.23          78.4         77.0
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.26X           1.19X         72.4%        68.2%
                                        ---------------------------------------------------
Manufactured Housing Community
      Manufactured Housing Community       1.32            1.20          75.8         65.8
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.32X           1.20X         75.8%        65.8%
                                        ---------------------------------------------------
Mixed Use
      Multifamily/Retail                   1.40            1.16          64.2         59.4
      Office/Retail                        1.46            1.21          71.2         66.5
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.43X           1.18X         67.2%        62.5%
                                        ---------------------------------------------------
      Self Storage
      Self Storage                         1.54            1.34          66.7         59.3
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.54X           1.34X         66.7%        59.3%
                                        ---------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

(1) Assumes that the RREEF Portfolio Pari Passu Loan will also be secured by the
RREEF Portfolio - Watkins Station mortgaged property

                                       I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
MORTGAGE RATE (%)                       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                  10           561,375,518        23.2        5.328          95
5.501 - 6.000                                 115         1,419,530,474        58.7        5.704         109
6.001 - 6.500                                  43           412,406,895        17.1        6.154          88
6.501 - 7.000                                   2             6,208,688         0.3        6.931         117
7.001 >=                                        1            18,125,000         0.7        8.250         120
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

5.001 - 5.500                              1.76            1.75          60.6         58.9
5.501 - 6.000                              1.37            1.30          72.4         68.1
6.001 - 6.500                              1.36            1.29          71.4         67.9
6.501 - 7.000                              1.49            1.49          69.4         48.9
7.001 >=                                   1.25            1.16          68.7         62.8
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: 5.168%
Maximum: 8.250%
Weighted Average: 5.716%

SEASONING

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
SEASONING (MOS.)                        MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

= 0                                            12           412,068,750        17.0        5.730         119
1 - 5                                         156         1,969,977,825        81.5        5.707          99
6 - 11                                          2            26,800,000         1.1        6.211          79
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
SEASONING (MOS.)                        DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

= 0                                        1.16            1.13          73.5         71.1
1 - 5                                      1.52            1.46          68.6         64.8
6 - 11                                     1.46            1.37          73.9         69.8
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: 0 mos.
Maximum: 9 mos.
Weighted Average: 1 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
ORIGINAL TERM TO                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
STATED MATURITY (MOS.)                  MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

<= 60                                          13           376,803,611        15.6        5.801          58
61 - 84                                        11           403,345,254        16.7        5.674          78
85 - 120                                      145         1,625,647,710        67.2        5.704         119
121 - 180                                       2            11,850,000         0.5        5.945         123
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
ORIGINAL TERM TO                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)                  DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

<= 60                                      1.21            1.20          72.2         71.9
61 - 84                                    1.61            1.60          69.5         69.3
85 - 120                                   1.47            1.40          68.8         63.7
121 - 180                                  1.55            1.30          64.7         56.7
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: 60 mos.
Maximum: 126 mos.
Weighted Average: 104 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
REMAINING TERM TO                            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
STATED MATURITY (MOS.)                  MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

<= 60                                          14           392,603,611        16.2        5.820          58
61 - 84                                        10           387,545,254        16.0        5.650          79
85 - 120                                      145         1,625,647,710        67.2        5.704         119
121 - 180                                       2            11,850,000         0.5        5.945         123
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
REMAINING TERM TO                        AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)                  DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

<= 60                                      1.22            1.21          72.2         71.9
61 - 84                                    1.61            1.61          69.4         69.2
85 - 120                                   1.47            1.40          68.8         63.7
121 - 180                                  1.55            1.30          64.7         56.7
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: 55 mos.
Maximum: 124 mos.
Weighted Average: 103 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

BALLOON LOANS
      Interest Only                            29         1,438,932,806        59.5        5.608          93
      181 - 240                                 2            19,540,801         0.8        6.131         118
      241 - 300                                14            98,990,386         4.1        5.864         117
      301 - 360                               112           814,122,848        33.7        5.866         116
      361 >=                                   14            46,059,734         1.9        5.907         118
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

BALLOON LOANS
      Interest Only                        1.49            1.49          67.3         67.3
      181 - 240                            1.32            1.32          70.0         46.5
      241 - 300                            1.49            1.47          68.2         53.7
      301 - 360                            1.40            1.25          72.9         65.0
      361 >=                               1.21            1.18          78.5         70.8
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: 240 mos.
Maximum: 420 mos.
Weighted Average: 354 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
REMAINING AMORTIZATION TERM (MOS.)      MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

BALLOON LOANS
      Interest Only                            29         1,438,932,806        59.5        5.608          93
      181 - 240                                 2            19,540,801         0.8        6.131         118
      241 - 300                                14            98,990,386         4.1        5.864         117
      301 - 360                               112           814,122,848        33.7        5.866         116
      361 >=                                   14            46,059,734         1.9        5.907         118
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)      DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

BALLOON LOANS
      Interest Only                        1.49            1.49          67.3         67.3
      181 - 240                            1.32            1.32          70.0         46.5
      241 - 300                            1.49            1.47          68.2         53.7
      301 - 360                            1.40            1.25          72.9         65.0
      361 >=                               1.21            1.18          78.5         70.8
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: 237 mos.
Maximum: 420 mos.
Weighted Average: 354 mos.

                                       I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
DEBT SERVICE COVERAGE RATIO (X)         MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

<= 1.00                                         2           273,500,000        11.3        5.538          89
1.11 - 1.20                                    30           448,219,715        18.5        5.681         114
1.21 - 1.30                                    30           349,997,999        14.5        6.093          88
1.31 - 1.40                                    31           306,464,353        12.7        5.819         107
1.41 - 1.50                                    42           331,774,950        13.7        5.863         108
1.51 - 1.60                                    15           171,242,499         7.1        5.837         104
1.61 - 1.70                                     7            83,990,274         3.5        5.753         112
1.71 - 1.80                                     4            85,483,483         3.5        5.571          90
1.81 - 1.90                                     2             3,598,303         0.1        5.906         119
1.91 - 2.00                                     1            20,625,000         0.9        5.540          59
2.01 - 2.50                                     6           337,000,000        13.9        5.251         108
2.51 >=                                         1             5,750,000         0.2        5.560         118
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)         DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

<= 1.00                                    0.97            0.97          73.4         73.4
1.11 - 1.20                                1.16            1.16          76.4         72.6
1.21 - 1.30                                1.26            1.24          71.9         67.5
1.31 - 1.40                                1.38            1.27          71.9         66.5
1.41 - 1.50                                1.45            1.29          73.8         67.8
1.51 - 1.60                                1.54            1.41          73.3         68.1
1.61 - 1.70                                1.65            1.57          63.0         54.3
1.71 - 1.80                                1.79            1.79          71.1         69.9
1.81 - 1.90                                1.89            1.89          53.4         49.1
1.91 - 2.00                                2.00            2.00          51.4         51.4
2.01 - 2.50                                2.25            2.25          49.1         49.0
2.51 >=                                    4.21            4.21          27.0         27.0
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: 0.93x
Maximum: 4.21x
Weighted Average: 1.45x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
POST IO PERIOD DEBT SERVICE                  NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
COVERAGE RATIO (X)                      MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

<= 1.00                                         2           273,500,000        11.3        5.538          89
1.01 - 1.10                                     2            17,100,000         0.7        5.787         112
1.11 - 1.20                                    63           735,748,465        30.4        5.790         115
1.21 - 1.30                                    49           493,617,999        20.4        5.955          96
1.31 - 1.40                                    20           200,079,353         8.3        5.766         103
1.41 - 1.50                                    11           103,036,200         4.3        5.897          86
1.51 - 1.60                                     6            81,262,499         3.4        5.858          92
1.61 - 1.70                                     4            60,845,274         2.5        5.820         110
1.71 - 1.80                                     4            85,483,483         3.5        5.571          90
1.81 - 1.90                                     2             3,598,303         0.1        5.906         119
1.91 - 2.00                                     1            20,625,000         0.9        5.540          59
2.01 - 2.50                                     6           337,000,000        13.9        5.251         108
2.51 >=                                         1             5,750,000         0.2        5.560         118
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
POST IO PERIOD DEBT SERVICE              AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
COVERAGE RATIO (X)                      DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

<= 1.00                                    0.97            0.97          73.4         73.4
1.01 - 1.10                                1.24            1.04          60.4         54.5
1.11 - 1.20                                1.25            1.17          75.7         71.0
1.21 - 1.30                                1.34            1.26          73.4         68.6
1.31 - 1.40                                1.42            1.36          68.6         63.2
1.41 - 1.50                                1.45            1.45          71.9         66.0
1.51 - 1.60                                1.54            1.54          71.7         67.9
1.61 - 1.70                                1.66            1.66          63.3         53.5
1.71 - 1.80                                1.79            1.79          71.1         69.9
1.81 - 1.90                                1.89            1.89          53.4         49.1
1.91 - 2.00                                2.00            2.00          51.4         51.4
2.01 - 2.50                                2.25            2.25          49.1         49.0
2.51 >=                                    4.21            4.21          27.0         27.0
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: 0.93x
Maximum: 4.21x
Weighted Average: 1.40x

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
LOAN-TO-VALUE RATIO (%)                 MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                     1             5,750,000         0.2        5.560         118
30.1 - 40.0                                     1             4,496,131         0.2        5.860         119
40.1 - 50.0                                     6           256,148,161        10.6        5.226         119
50.1 - 60.0                                    13           168,671,518         7.0        5.523          86
60.1 - 70.0                                    34           399,606,087        16.5        6.144          91
70.1 - 75.0                                    52           751,634,021        31.1        5.749         106
75.1 - 80.0                                    62           822,252,325        34.0        5.667         103
80.1 >=                                         2             9,088,331         0.4        5.902         119
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)                 DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

20.1 - 30.0                                4.21            4.21          27.0         27.0
30.1 - 40.0                                1.73            1.73          39.8         33.7
40.1 - 50.0                                2.29            2.28          46.8         46.5
50.1 - 60.0                                1.88            1.87          54.1         52.4
60.1 - 70.0                                1.37            1.31          68.5         63.8
70.1 - 75.0                                1.33            1.28          72.5         68.8
75.1 - 80.0                                1.24            1.17          77.6         73.3
80.1 >=                                    1.32            1.19          80.9         72.4
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: 27.0%
Maximum: 81.3%
Weighted Average: 69.4%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                     1             5,750,000         0.2        5.560         118
30.1 - 40.0                                     2             6,644,293         0.3        5.866         119
40.1 - 50.0                                    14           306,739,407        12.7        5.341         119
50.1 - 55.0                                    11           117,422,897         4.9        5.717         108
55.1 - 60.0                                    26           199,283,960         8.2        5.601          96
60.1 - 65.0                                    25           210,423,377         8.7        6.004         115
65.1 - 70.0                                    50           499,186,620        20.6        5.998          97
70.1 - 75.0                                    34           654,898,215        27.1        5.715         105
75.1 - 80.0                                     8           417,297,806        17.3        5.563          88
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)         DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

20.1 - 30.0                                4.21            4.21          27.0         27.0
30.1 - 40.0                                1.60            1.60          41.4         35.1
40.1 - 50.0                                2.14            2.12          49.0         46.4
50.1 - 55.0                                1.68            1.68          61.5         52.4
55.1 - 60.0                                1.66            1.62          62.8         56.9
60.1 - 65.0                                1.34            1.28          72.8         63.3
65.1 - 70.0                                1.36            1.25          73.0         68.3
70.1 - 75.0                                1.32            1.25          74.5         72.6
75.1 - 80.0                                1.13            1.13          77.0         76.9
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

Minimum: 27.0%
Maximum: 80.0%
Weighted Average: 65.8%

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
AMORTIZATION TYPE                       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

Amortizing Balloon                             78           442,795,019        18.3        5.809         116
Interest Only                                  29         1,438,932,806        59.5        5.608          93
Interest Only, Then Amortizing Balloon         64           535,918,750        22.2        5.926         116
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        171        $2,417,646,575       100.0%       5.716%        103
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

Amortizing Balloon                         1.33            1.33          71.9         59.7
Interest Only                              1.49            1.49          67.3         67.3
Interest Only, Then Amortizing Balloon     1.45            1.22          73.3         67.2
-------------------------------------------------------------------------------------------
TOTAL:                                     1.45X           1.40X         69.4%        65.8%
===========================================================================================

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 FEB-07           FEB-08           FEB-09           FEB-10           FEB-11            FEB-12
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               96.23%           94.64%           74.58%           67.37%           67.37%           61.98%
Yield Maintenance Total                   3.77%            5.36%           25.42%           32.63%           32.63%           34.24%
Prepayment Premium Points Total           0.00%            0.00%            0.00%            0.00%            0.00%            1.72%
Open                                      0.00%            0.00%            0.00%            0.00%            0.00%            2.06%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $2,417,646,575   $2,411,520,018   $2,404,624,065   $2,396,293,797   $2,385,881,723   $1,987,516,692
% Initial Pool Balance                  100.00%           99.75%           99.46%           99.12%           98.69%           82.21%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 FEB-13           FEB-14           FEB-15           FEB-16           FEB-17           FEB-18
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               61.48%           60.01%           59.94%           60.17%            0.00%            0.00%
Yield Maintenance Total                  33.91%           37.51%           37.60%           37.38%            0.00%            0.00%
Prepayment Premium Points Total           1.81%            2.12%            2.10%            2.09%            0.00%            0.00%
Open                                      2.80%            0.36%            0.36%            0.36%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,858,008,235   $1,566,841,277   $1,550,709,616   $1,525,743,634      $10,427,360               $0
% Initial Pool Balance                   76.85%           64.81%           64.14%           63.11%            0.43%            0.00%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2) See Appendix II of the Free Writing Prospectus for a description of the
Yield Maintenance

                                       I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
LOAN SELLER                             MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.           90         1,531,176,326        74.3        5.688         105
LaSalle Bank National Association              36           373,081,691        18.1        5.858         113
Principal Commercial Funding II, LLC           21           157,508,997         7.6        5.842         101
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN SELLER                             DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.        1.50           1.45         68.2          65.5
LaSalle Bank National Association           1.52           1.43         70.3          62.9
Principal Commercial Funding II, LLC        1.45           1.41         68.1          63.2
-------------------------------------------------------------------------------------------
TOTAL:                                      1.50X          1.45X        68.6%         64.8%
===========================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
CUT-OFF DATE BALANCE ($)                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                   1               639,118         0.0        6.680         118
1,000,001 - 2,000,000                          14            22,940,405         1.1        5.981         114
2,000,001 - 3,000,000                          17            40,588,140         2.0        5.992         112
3,000,001 - 4,000,000                          18            64,046,196         3.1        5.878         111
4,000,001 - 5,000,000                          12            55,291,271         2.7        5.877         110
5,000,001 - 6,000,000                          16            87,273,100         4.2        5.958         115
6,000,001 - 7,000,000                           9            58,097,723         2.8        5.724         119
7,000,001 - 8,000,000                           6            46,336,155         2.2        5.870         118
8,000,001 - 9,000,000                          13           111,631,134         5.4        5.874         119
9,000,001 - 10,000,000                          5            47,175,000         2.3        5.728          99
10,000,001 - 15,000,000                        11           139,114,123         6.7        5.830         118
15,000,001 - 20,000,000                         6           101,150,000         4.9        6.355         109
20,000,001 - 30,000,000                         6           129,825,000         6.3        5.802         103
30,000,001 >=                                  13         1,157,659,650        56.1        5.591         101
-------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
=============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

1 - 1,000,000                              1.34            1.34         67.3          58.4
1,000,001 - 2,000,000                      1.33            1.32         67.7          58.9
2,000,001 - 3,000,000                      1.30            1.22         72.5          64.8
3,000,001 - 4,000,000                      1.32            1.25         75.7          66.1
4,000,001 - 5,000,000                      1.50            1.36         69.5          62.2
5,000,001 - 6,000,000                      1.62            1.56         67.6          58.0
6,000,001 - 7,000,000                      1.56            1.46         68.8          62.1
7,000,001 - 8,000,000                      1.48            1.32         71.0          62.3
8,000,001 - 9,000,000                      1.48            1.37         68.6          61.2
9,000,001 - 10,000,000                     1.53            1.32         69.9          64.3
10,000,001 - 15,000,000                    1.39            1.31         72.9          63.5
15,000,001 - 20,000,000                    1.41            1.24         73.3          68.6
20,000,001 - 30,000,000                    1.58            1.42         70.7          66.9
30,000,001 >=                              1.52            1.52         66.7          65.7
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: $639,118
Maximum: $225,000,000
Weighted Average: $14,025,626

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
STATE                             MORTGAGED PROPERTIES      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

New York                                        9           581,120,000        28.2        5.439         118
Pennsylvania                                   15           184,298,958         8.9        6.083          76
California - Northern                           7            71,369,193         3.5        5.846         119
California - Southern                           7            67,064,229         3.3        5.831         119
New Jersey                                      4           123,455,273         6.0        5.567          88
Texas                                          11           115,722,672         5.6        5.740          96
District of Columbia                            2            99,000,000         4.8        5.767         118
North Carolina                                  5            86,618,671         4.2        5.585          90
Virginia                                        5            84,337,183         4.1        5.739          95
Colorado                                        9            84,050,000         4.1        5.896         101
Illinois                                        5            72,425,000         3.5        6.443         105
Massachusetts                                   3            60,629,570         2.9        6.026          91
Mississippi                                     1            45,949,650         2.2        5.500         119
Michigan                                        7            43,199,667         2.1        5.647         118
Florida                                        12            34,449,256         1.7        6.043         101
Arizona                                         5            29,365,334         1.4        5.998          84
Ohio                                            5            26,581,004         1.3        6.021         119
Missouri                                        3            25,174,276         1.2        5.834         112
West Virginia                                   6            24,725,000         1.2        5.689         119
Utah                                            2            23,520,000         1.1        5.640         118
Indiana                                         2            23,339,238         1.1        5.769         118
Washington                                      3            19,896,302         1.0        5.844         103
Tennessee                                       3            17,107,281         0.8        6.074         118
Georgia                                         3            16,734,078         0.8        5.853         119
Alabama                                         2            13,209,162         0.6        5.789         118
Oregon                                          1            11,000,000         0.5        6.140         113
Connecticut                                     1             9,900,000         0.5        5.700         117
Idaho                                           1             9,325,000         0.5        5.580         119
Maryland                                        3             8,660,161         0.4        5.840         118
Nevada                                          2             8,475,000         0.4        6.055         103
Louisiana                                       2             7,703,233         0.4        5.706         118
Wisconsin                                       1             7,500,000         0.4        5.710         120
South Carolina                                  1             6,691,024         0.3        5.750         119
Arkansas                                        1             5,245,274         0.3        5.680         119
Oklahoma                                        1             4,300,000         0.2        5.930         118
Kansas                                          1             3,989,354         0.2        6.010         117
Kentucky                                        1             3,386,970         0.2        6.260          57
Minnesota                                       1             2,250,000         0.1        5.970         117
-------------------------------------------------------------------------------------------------------------
TOTAL:                                        153        $2,061,767,014       100.0%       5.731%        106
=============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATE                                   DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

New York                                    1.58           1.57         63.2          62.7
Pennsylvania                                1.28           1.26         71.7          69.2
California - Northern                       1.51           1.41         68.1          57.0
California - Southern                       1.43           1.27         71.3          63.2
New Jersey                                  1.81           1.78         61.6          57.3
Texas                                       1.53           1.49         68.5          64.1
District of Columbia                        1.22           1.19         71.3          71.0
North Carolina                              1.73           1.71         74.2          72.1
Virginia                                    1.42           1.34         72.9          70.2
Colorado                                    1.93           1.92         58.9          58.6
Illinois                                    1.41           1.29         74.1          70.7
Massachusetts                               1.31           1.31         74.7          72.7
Mississippi                                 1.18           1.18         78.1          64.7
Michigan                                    1.35           1.28         73.2          62.8
Florida                                     1.36           1.30         73.0          66.1
Arizona                                     1.40           1.32         70.0          67.8
Ohio                                        1.35           1.24         78.3          69.3
Missouri                                    1.31           1.25         77.1          67.5
West Virginia                               1.44           1.20         73.9          66.4
Utah                                        1.44           1.19         79.3          73.6
Indiana                                     1.35           1.16         78.9          72.6
Washington                                  1.46           1.23         64.3          57.3
Tennessee                                   1.46           1.36         60.8          52.5
Georgia                                     1.46           1.33         73.8          63.5
Alabama                                     1.41           1.41         76.4          64.6
Oregon                                      1.48           1.26         76.4          66.5
Connecticut                                 1.40           1.16         79.2          71.3
Idaho                                       1.64           1.35         70.1          62.3
Maryland                                    1.17           1.17         79.4          71.1
Nevada                                      1.40           1.18         68.3          62.0
Louisiana                                   1.14           1.14         73.6          60.2
Wisconsin                                   1.40           1.40         70.1          53.2
South Carolina                              1.48           1.48         70.4          54.3
Arkansas                                    1.67           1.67         55.2          46.5
Oklahoma                                    2.47           2.08         47.8          43.2
Kansas                                      1.28           1.28         79.8          68.0
Kentucky                                    1.45           1.45         72.1          65.8
Minnesota                                   1.44           1.22         75.0          67.8
-------------------------------------------------------------------------------------------
TOTAL:                                      1.50X          1.45X        68.6%         64.8%
===========================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
PROPERTY TYPE                     MORTGAGED PROPERTIES      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

Office
      Urban                                     8           669,500,000        32.5        5.472         119
      Suburban                                 15           139,570,274         6.8        6.053         106
      Medical                                   4            21,317,183         1.0        5.746         111
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                        27          $830,387,456        40.3%       5.577%        117
                                        -----------------------------------------------------------------------
Retail
      Anchored                                 20           452,560,007        22.0        5.734          87
      Unanchored                               30           171,685,454         8.3        5.861         117
      Shadow Anchored                          16           105,277,431         5.1        5.982         105
      Free Standing                            22            76,857,003         3.7        5.806         118
---------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                88          $806,379,895        39.1%       5.800%         98
                                        -----------------------------------------------------------------------
Hospitality
      Full Service                              4           167,489,109         8.1        5.624          93
      Limited Service                          11            71,500,451         3.5        5.969         111
      Extended Stay                             2            49,646,970         2.4        5.957          81
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                        17          $288,636,529        14.0%       5.767%         95
                                        -----------------------------------------------------------------------
Industrial/Warehouse
      Warehouse                                 7            39,913,543         1.9        5.950         105
      Flex Industrial                           3            15,978,404         0.8        5.931         118
      Light Industrial                          3            15,050,000         0.7        5.835         121
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                        13           $70,941,947         3.4%       5.921%        111
                                        -----------------------------------------------------------------------
Other
      Theater                                   1            18,125,000         0.9        8.250         120
      Leased Fee                                2            11,050,000         0.5        5.922         119
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                         3           $29,175,000         1.4%       7.368%        119
                                        -----------------------------------------------------------------------
Mixed Use
      Multifamily/Retail                        1             9,600,000         0.5        5.690          82
      Office/Retail                             1             7,400,000         0.4        5.760         118
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                         2           $17,000,000         0.8%       5.720%         98
                                        -----------------------------------------------------------------------
Manufactured Housing Community
      Manufactured Housing Community            1            12,278,024         0.6        5.720         118
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                         1           $12,278,024         0.6%       5.720%        118
                                        -----------------------------------------------------------------------
Self Storage
              Self Storage                      2             6,968,161         0.3        5.776         118
---------------------------------------------------------------------------------------------------------------
              SUBTOTAL:                         2            $6,968,161         0.3%       5.776%        118
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        153        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
PROPERTY TYPE                           DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

Office
      Urban                                1.53            1.52         64.6          64.3
      Suburban                             1.46            1.33         70.7          66.1
      Medical                              1.41            1.21         75.3          68.2
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.52X           1.48X        65.9%         64.7%
                                           ------------------------------------------------
Retail
      Anchored                             1.49            1.45         69.1          65.1
      Unanchored                           1.64            1.52         66.1          60.5
      Shadow Anchored                      1.41            1.25         74.6          69.2
      Free Standing                        1.23            1.20         76.3          67.0
-------------------------------------------------------------------------------------------
      SUBTOTAL:                            1.49X           1.41X        69.9%         64.8%
                                           ------------------------------------------------
Hospitality
      Full Service                         1.62            1.62         71.0          67.2
      Limited Service                      1.50            1.50         70.9          58.1
      Extended Stay                        1.31            1.31         74.3          73.9
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.53X           1.53X        71.5%         66.1%
                                           ------------------------------------------------
Industrial/Warehouse
      Warehouse                            1.49            1.42         66.9          54.8
      Flex Industrial                      1.32            1.23         74.3          64.2
      Light Industrial                     1.34            1.29         74.4          73.5
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.42X           1.35X        70.1%         60.9%
                                           ------------------------------------------------
Other
      Theater                              1.25            1.16         68.7          62.8
      Leased Fee                           1.27            1.23         78.4          77.0
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.26X           1.19X        72.4%         68.2%
                                           ------------------------------------------------
Mixed Use
      Multifamily/Retail                   1.40            1.16         64.2          59.4
      Office/Retail                        1.46            1.21         71.2          66.5
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.43X           1.18X        67.2%         62.5%
                                           ------------------------------------------------
Manufactured Housing Community
      Manufactured Housing Community       1.21            1.21         76.8          64.8
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.21X           1.21X        76.8%         64.8%
                                           ------------------------------------------------
Self Storage
              Self Storage                 1.54            1.34         66.7          59.3
-------------------------------------------------------------------------------------------
              SUBTOTAL:                    1.54X           1.34X        66.7%         59.3%
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
MORTGAGE RATE (%)                       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

<= 5.500                                        9           422,875,518        20.5        5.282         107
5.501 - 6.000                                  94         1,212,049,608        58.8        5.702         112
6.001 - 6.500                                  41           402,508,200        19.5        6.157          87
6.501 - 7.000                                   2             6,208,688         0.3        6.931         117
7.001 >=                                        1            18,125,000         0.9        8.250         120
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

<= 5.500                                   2.00            2.00         55.6          53.4
5.501 - 6.000                              1.37            1.31         72.1          67.9
6.001 - 6.500                              1.36            1.30         71.4          68.0
6.501 - 7.000                              1.49            1.49         69.4          48.9
7.001 >=                                   1.25            1.16         68.7          62.8
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: 5.168%
Maximum: 8.250%
Weighted Average: 5.731%

SEASONING

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
SEASONING (MOS.)                        MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

= 0                                            11           398,575,000        19.3        5.736         119
1 - 5                                         134         1,636,392,014        79.4        5.722         103
6 - 11                                          2            26,800,000         1.3        6.211          79
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
SEASONING (MOS.)                        DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

= 0                                        1.15            1.13         73.4          71.1
1 - 5                                      1.58            1.53         67.3          63.2
6 - 11                                     1.46            1.37         73.9          69.8
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: 0 mos.
Maximum: 9 mos.
Weighted Average: 1 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
ORIGINAL TERM TO                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
STATED MATURITY (MOS.)                  MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

<= 60                                          10           185,903,611         9.0        6.080          59
61 - 84                                        10           372,747,448        18.1        5.671          79
85 - 120                                      125         1,491,265,955        72.3        5.701         119
121 - 180                                       2            11,850,000         0.6        5.945         123
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
ORIGINAL TERM TO                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)                  DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

<= 60                                      1.38            1.37         67.5          67.0
61 - 84                                    1.62            1.62         68.6          68.4
85 - 120                                   1.48            1.42         68.7          63.7
121 - 180                                  1.55            1.30         64.7          56.7
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: 60 mos.
Maximum: 126 mos.
Weighted Average: 107 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
REMAINING TERM TO                            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
STATED MATURITY (MOS.)                  MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

<= 60                                          11           201,703,611         9.8        6.094          59
61 - 84                                         9           356,947,448        17.3        5.645          80
85 - 120                                      125         1,491,265,955        72.3        5.701         119
121 - 180                                       2            11,850,000         0.6        5.945         123
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
REMAINING TERM TO                        AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)                  DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

<= 60                                      1.38            1.37         67.8          67.4
61 - 84                                    1.63            1.62         68.5          68.3
85 - 120                                   1.48            1.42         68.7          63.7
121 - 180                                  1.55            1.30         64.7          56.7
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: 55 mos.
Maximum: 124 mos.
Weighted Average: 106 mos.

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

BALLOON LOANS
      Interest Only                            24         1,205,935,000        58.5        5.616          99
      181 - 240                                 2            19,540,801         0.9        6.131         118
      241 - 300                                13            92,990,386         4.5        5.874         117
      301 - 360                                94           697,241,093        33.8        5.887         116
      361 >=                                   14            46,059,734         2.2        5.907         118
-------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
=============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

BALLOON LOANS
      Interest Only                        1.57            1.57         65.6          65.6
      181 - 240                            1.32            1.32         70.0          46.5
      241 - 300                            1.49            1.49         67.8          52.8
      301 - 360                            1.41            1.26         73.1          65.2
      361 >=                               1.21            1.18         78.5          70.8
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: 240 mos.
Maximum: 420 mos.
Weighted Average: 354 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
REMAINING AMORTIZATION TERM (MOS.)      MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

BALLOON LOANS
      Interest Only                            24         1,205,935,000        58.5        5.616          99
      181 - 240                                 2            19,540,801         0.9        6.131         118
      241 - 300                                13            92,990,386         4.5        5.874         117
      301 - 360                                94           697,241,093        33.8        5.887         116
      361 >=                                   14            46,059,734         2.2        5.907         118
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)      DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

BALLOON LOANS
      Interest Only                        1.57            1.57         65.6          65.6
      181 - 240                            1.32            1.32         70.0          46.5
      241 - 300                            1.49            1.49         67.8          52.8
      301 - 360                            1.41            1.26         73.1          65.2
      361 >=                               1.21            1.18         78.5          70.8
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: 237 mos.
Maximum: 420 mos.
Weighted Average: 353 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
DEBT SERVICE COVERAGE RATIO (X)         MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

<= 1.00                                         1           135,000,000         6.5        5.608         120
1.11 - 1.20                                    26           395,877,469        19.2        5.668         119
1.21 - 1.30                                    24           306,141,753        14.8        6.150          86
1.31 - 1.40                                    26           262,959,839        12.8        5.834         105
1.41 - 1.50                                    35           265,598,394        12.9        5.906         112
1.51 - 1.60                                    15           171,242,499         8.3        5.837         104
1.61 - 1.70                                     6            72,490,274         3.5        5.742         112
1.71 - 1.80                                     4            85,483,483         4.1        5.571          90
1.81 - 1.90                                     2             3,598,303         0.2        5.906         119
1.91 - 2.00                                     1            20,625,000         1.0        5.540          59
2.01 - 2.50                                     6           337,000,000        16.3        5.251         108
2.51 >=                                         1             5,750,000         0.3        5.560         118
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)         DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

<= 1.00                                    0.93            0.93         70.9          70.9
1.11 - 1.20                                1.17            1.17         76.3          72.4
1.21 - 1.30                                1.25            1.25         72.0          67.8
1.31 - 1.40                                1.38            1.27         72.0          66.9
1.41 - 1.50                                1.45            1.29         72.8          66.2
1.51 - 1.60                                1.54            1.41         73.3          68.1
1.61 - 1.70                                1.64            1.55         64.6          54.6
1.71 - 1.80                                1.79            1.79         71.1          69.9
1.81 - 1.90                                1.89            1.89         53.4          49.1
1.91 - 2.00                                2.00            2.00         51.4          51.4
2.01 - 2.50                                2.25            2.25         49.1          49.0
2.51 >=                                    4.21            4.21         27.0          27.0
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: 0.93x
Maximum: 4.21x
Weighted Average: 1.50x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
POST IO PERIOD DEBT SERVICE                  NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
COVERAGE RATIO (X)                      MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

<= 1.00                                         1           135,000,000         6.5        5.608         120
1.11 - 1.20                                    51           623,667,469        30.2        5.796         118
1.21 - 1.30                                    44           462,701,753        22.4        5.977          96
1.31 - 1.40                                    18           184,894,839         9.0        5.780         101
1.41 - 1.50                                    10            72,438,394         3.5        5.976          95
1.51 - 1.60                                     6            81,262,499         3.9        5.858          92
1.61 - 1.70                                     3            49,345,274         2.4        5.819         108
1.71 - 1.80                                     4            85,483,483         4.1        5.571          90
1.81 - 1.90                                     2             3,598,303         0.2        5.906         119
1.91 - 2.00                                     1            20,625,000         1.0        5.540          59
2.01 - 2.50                                     6           337,000,000        16.3        5.251         108
2.51 >=                                         1             5,750,000         0.3        5.560         118
-------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
=============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
POST IO PERIOD DEBT SERVICE              AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
COVERAGE RATIO (X)                      DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

<= 1.00                                    0.93            0.93         70.9          70.9
1.11 - 1.20                                1.25            1.17         75.6          70.9
1.21 - 1.30                                1.35            1.26         73.1          68.4
1.31 - 1.40                                1.43            1.36         69.0          64.0
1.41 - 1.50                                1.46            1.46         68.7          60.3
1.51 - 1.60                                1.54            1.54         71.7          67.9
1.61 - 1.70                                1.65            1.65         65.8          53.8
1.71 - 1.80                                1.79            1.79         71.1          69.9
1.81 - 1.90                                1.89            1.89         53.4          49.1
1.91 - 2.00                                2.00            2.00         51.4          51.4
2.01 - 2.50                                2.25            2.25         49.1          49.0
2.51 >=                                    4.21            4.21         27.0          27.0
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: 0.93x
Maximum: 4.21x
Weighted Average: 1.45x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
LOAN-TO-VALUE RATIO (%)                 MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                     1             5,750,000         0.3        5.560         118
30.1 - 40.0                                     1             4,496,131         0.2        5.860         119
40.1 - 50.0                                     6           256,148,161        12.4        5.226         119
50.1 - 60.0                                    11           148,371,518         7.2        5.500          82
60.1 - 70.0                                    29           363,469,248        17.6        6.177          88
70.1 - 75.0                                    46           726,522,747        35.2        5.749         106
75.1 - 80.0                                    51           547,920,877        26.6        5.707         119
80.1 >=                                         2             9,088,331         0.4        5.902         119
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)                 DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

20.1 - 30.0                                4.21            4.21         27.0          27.0
30.1 - 40.0                                1.73            1.73         39.8          33.7
40.1 - 50.0                                2.29            2.28         46.8          46.5
50.1 - 60.0                                1.93            1.93         54.4          52.8
60.1 - 70.0                                1.37            1.32         68.7          64.4
70.1 - 75.0                                1.33            1.29         72.5          68.9
75.1 - 80.0                                1.28            1.20         77.7          72.0
80.1 >=                                    1.32            1.19         80.9          72.4
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: 27.0%
Maximum: 81.3%
Weighted Average: 68.6%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                     1             5,750,000         0.3        5.560         118
30.1 - 40.0                                     2             6,644,293         0.3        5.866         119
40.1 - 50.0                                    13           297,939,407        14.5        5.335         119
50.1 - 55.0                                     9            92,535,392         4.5        5.730         106
55.1 - 60.0                                    22           183,773,922         8.9        5.570          94
60.1 - 65.0                                    21           188,630,826         9.1        6.027         114
65.1 - 70.0                                    44           467,448,708        22.7        6.013          95
70.1 - 75.0                                    31           623,244,465        30.2        5.716         105
75.1 - 80.0                                     4           195,800,000         9.5        5.573         120
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)         DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

20.1 - 30.0                                4.21            4.21         27.0          27.0
30.1 - 40.0                                1.60            1.60         41.4          35.1
40.1 - 50.0                                2.17            2.15         48.9          46.4
50.1 - 55.0                                1.72            1.72         62.3          52.3
55.1 - 60.0                                1.69            1.66         62.3          56.8
60.1 - 65.0                                1.35            1.29         72.7          63.2
65.1 - 70.0                                1.35            1.26         72.8          68.4
70.1 - 75.0                                1.32            1.26         74.3          72.6
75.1 - 80.0                                1.17            1.17         76.8          76.7
-------------------------------------------------------------------------------------------
TOTAL:                                     1.50X           1.45X        68.6%         64.8%
===========================================================================================

Minimum: 27.0%
Maximum: 80.0%
Weighted Average: 64.8%

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY   WEIGHTED      WEIGHTED
                                                              AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
AMORTIZATION TYPE                       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------

Amortizing Balloon                             70           400,912,014        19.4        5.816         116
Interest Only                                  24         1,205,935,000        58.5        5.616          99
Interest Only, Then Amortizing Balloon         53           454,920,000        22.1        5.959         116
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        147        $2,061,767,014       100.0%       5.731%        106
===============================================================================================================

-------------------------------------------------------------------------------------------
                                                         WEIGHTED       WEIGHTED   WEIGHTED
                                        WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                         AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------

Amortizing Balloon                          1.34           1.34         72.0          59.7
Interest Only                               1.57           1.57         65.6          65.6
Interest Only, Then Amortizing Balloon      1.46           1.23         73.4          67.3
-------------------------------------------------------------------------------------------
TOTAL:                                      1.50X          1.45X        68.6%         64.8%
===========================================================================================

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 FEB-07          FEB-08            FEB-09           FEB-10           FEB-11           FEB-12
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               96.54%          94.68%            73.91%           65.70%           65.70%           61.87%
Yield Maintenance Total                   3.46%           5.32%            26.09%           34.30%           34.30%           35.70%
Prepayment Premium Points Total           0.00%           0.00%             0.00%            0.00%            0.00%            1.87%
Open                                      0.00%           0.00%             0.00%            0.00%            0.00%            0.56%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%         100.00%           100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $2,061,767,014   $2,056,155,197   $2,049,880,264   $2,042,392,019   $2,033,069,563   $1,826,807,989
% Initial Pool Balance                  100.00%           99.73%           99.42%           99.06%           98.61%           88.60%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 FEB-13           FEB-14           FEB-15           FEB-16           FEB-17           FEB-18
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               60.23%           58.41%           58.34%           58.26%            0.00%            0.00%
Yield Maintenance Total                  34.81%           38.90%           38.99%           39.10%            0.00%            0.00%
Prepayment Premium Points Total           1.95%            2.30%            2.28%            2.26%            0.00%            0.00%
Open                                      3.00%            0.39%            0.39%            0.38%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,729,656,248   $1,440,373,217   $1,426,238,020   $1,411,239,165      $10,427,360               $0
% Initial Pool Balance                   83.89%           69.86%           69.18%           68.45%            0.51%            0.00%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2) See Appendix II of the Free Writing Prospectus for a description of the
Yield Maintenance

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                  NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
LOAN SELLER                                  MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                     16          298,950,038             84.0         5.601               74
Principal Commercial Funding II, LLC                      5           35,692,515             10.0         5.701              119
LaSalle Bank National Association                         3           21,237,008              6.0         5.876              118
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                              AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
LOAN SELLER                                  DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.             1.17             1.13            74.9          73.4
Principal Commercial Funding II, LLC             1.31             1.28            68.4          57.9
LaSalle Bank National Association                1.38             1.18            78.9          72.3
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                  NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
CUT-OFF DATE BALANCE ($)                     MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                                     2            3,395,703              1.0         6.028              118
2,000,001 - 3,000,000                                     3            7,296,497              2.1         5.873              118
4,000,001 - 5,000,000                                     3           13,061,985              3.7         5.743              118
5,000,001 - 6,000,000                                     3           16,760,000              4.7         5.828              118
6,000,001 - 7,000,000                                     1            6,794,334              1.9         5.980              119
8,000,001 - 9,000,000                                     4           34,691,981              9.7         5.698              115
10,000,001 - 15,000,000                                   5           66,381,255             18.7         5.671              106
30,000,001 >=                                             3          207,497,806             58.3         5.552               59
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                              AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                     DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                            1.27             1.27            70.3          59.9
2,000,001 - 3,000,000                            1.27             1.20            73.9          63.9
4,000,001 - 5,000,000                            1.36             1.20            77.4          68.2
5,000,001 - 6,000,000                            1.41             1.15            73.8          65.4
6,000,001 - 7,000,000                            1.16             1.16            67.7          57.5
8,000,001 - 9,000,000                            1.30             1.13            67.3          60.1
10,000,001 - 15,000,000                          1.42             1.33            71.4          67.1
30,000,001 >=                                    1.09             1.09            76.9          76.9
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

Minimum: $1,598,695
Maximum: $138,500,000
Weighted Average: $14,828,315

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                     NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
STATE                                  MORTGAGED PROPERTIES(1)       BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

Virginia                                                  7          134,934,604             37.9         5.479               64
Texas                                                     2           39,397,806             11.1         5.670               73
Nevada                                                    1           38,400,000             10.8         5.720               59
Delaware                                                  2           21,979,486              6.2         5.540              119
Arizona                                                   4           21,485,000              6.0         5.697              119
Maryland                                                  2           17,059,146              4.8         5.470               58
Georgia                                                   1           14,000,000              3.9         5.850              118
New Jersey                                                1           14,000,000              3.9         5.600               57
New York                                                  1           11,500,000              3.2         5.820              117
Oregon                                                    1            8,300,000              2.3         6.060              118
Wisconsin                                                 1            6,794,334              1.9         5.980              119
Florida                                                   1            5,440,000              1.5         5.900              118
Pennsylvania                                              1            5,320,000              1.5         5.900              119
Illinois                                                  1            4,751,985              1.3         5.950              118
Ohio                                                      2            4,164,265              1.2         5.937              118
Kansas                                                    1            4,160,000              1.2         5.600              118
Massachusetts                                             1            2,395,927              0.7         5.920              118
Alabama                                                   1            1,797,008              0.5         6.000              118
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   31         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------
                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                       WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                        AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
STATE                                  DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------

Virginia                                   1.04             1.02            76.0          75.4
Texas                                      1.39             1.34            73.3          72.1
Nevada                                     1.11             1.11            78.9          78.9
Delaware                                   1.36             1.36            68.8          57.7
Arizona                                    1.41             1.15            72.2          66.0
Maryland                                   1.00             1.00            75.8          75.8
Georgia                                    1.37             1.15            80.0          74.8
New Jersey                                 1.28             1.28            80.0          80.0
New York                                   1.70             1.70            52.3          52.3
Oregon                                     1.26             1.07            69.7          63.2
Wisconsin                                  1.16             1.16            67.7          57.5
Florida                                    1.43             1.20            78.8          69.8
Pennsylvania                               1.35             1.13            67.3          58.4
Illinois                                   1.20             1.20            79.9          67.9
Ohio                                       1.22             1.22            72.1          61.2
Kansas                                     1.46             1.21            79.2          71.2
Massachusetts                              1.20             1.20            79.6          67.6
Alabama                                    1.33             1.33            70.5          60.0
-----------------------------------------------------------------------------------------------
TOTAL:                                     1.20X            1.15X           74.5%         71.8%
===============================================================================================

(1) Assumes that the RREEF Portfolio Pari Passu Loan will also be secured by the
RREEF Portfolio - Watkins Station mortgaged property

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                     NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
PROPERTY TYPE                          MORTGAGED PROPERTIES(1)       BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

Multifamily
     Garden                                              23          296,994,561             83.5         5.601               77
     Mid-Rise                                             2           19,800,000              5.6         5.921              117
     Age Restricted                                       1           14,000,000              3.9         5.600               57
     Low-Rise                                             1            9,000,000              2.5         5.680              119
     Townhouse                                            1            4,160,000              1.2         5.600              118
--------------------------------------------------------------------------------------------------------------------------------
          SUBTOTAL:                                      28         $343,954,561             96.6%        5.621%              80
Manufactured Housing Community
     Manufactured Housing Community                       3           11,925,000              3.4         5.801              119
--------------------------------------------------------------------------------------------------------------------------------
          SUBTOTAL:                                       3          $11,925,000              3.4%        5.801%             119
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   31         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------
                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                       WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                        AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
PROPERTY TYPE                          DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------

Multifamily
     Garden                                1.16             1.12            75.3          72.8
     Mid-Rise                              1.52             1.44            59.6          56.9
     Age Restricted                        1.28             1.28            80.0          80.0
     Low-Rise                              1.39             1.15            70.9          66.1
     Townhouse                             1.46             1.21            79.2          71.2
-----------------------------------------------------------------------------------------------
          SUBTOTAL:                        1.19X            1.15X           74.5%         72.0%
Manufactured Housing Community
     Manufactured Housing Community        1.43             1.19            74.7          66.7
-----------------------------------------------------------------------------------------------
          SUBTOTAL:                        1.43X            1.19X           74.7%         66.7%
-----------------------------------------------------------------------------------------------
TOTAL:                                     1.20X            1.15X           74.5%         71.8%
===============================================================================================

(1) Assumes that the RREEF Portfolio Pari Passu Loan will also be secured by the
RREEF Portfolio - Watkins Station mortgaged property

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------
                                                                         PERCENT BY      WEIGHTED         WEIGHTED
                                                         AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                    NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
MORTGAGE RATE (%)              MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                               1          138,500,000             38.9         5.470               58
5.501 - 6.000                              21          207,480,866             58.3         5.712               95
6.001 - 6.500                               2            9,898,695              2.8         6.060              118
------------------------------------------------------------------------------------------------------------------
TOTAL:                                     24         $355,879,561            100.0%        5.628%              81
==================================================================================================================

---------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                               WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
MORTGAGE RATE (%)              DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------

5.001 - 5.500                      1.00             1.00            75.8          75.8
5.501 - 6.000                      1.33             1.25            73.9          69.5
6.001 - 6.500                      1.25             1.09            69.8          62.6
---------------------------------------------------------------------------------------
TOTAL:                             1.20X            1.15X           74.5%         71.8%
=======================================================================================

Minimum: 5.470%
Maximum: 6.060%
Weighted Average: 5.628%

SEASONING

------------------------------------------------------------------------------------------------------------------
                                                                         PERCENT BY      WEIGHTED         WEIGHTED
                                                         AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                    NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
SEASONING (MOS.)               MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
------------------------------------------------------------------------------------------------------------------

 = 0                                        2           22,293,750              6.3         5.548              114
1 - 5                                      22          333,585,811             93.7         5.633               79
------------------------------------------------------------------------------------------------------------------
TOTAL:                                     24         $355,879,561            100.0%        5.628%              81
==================================================================================================================

---------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                               WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
SEASONING (MOS.)               DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------

 = 0                               1.35             1.10            67.3          62.0
1 - 5                              1.19             1.15            75.0          72.4
---------------------------------------------------------------------------------------
TOTAL:                             1.20X            1.15X           74.5%         71.8%
=======================================================================================

Minimum: 0 mos.
Maximum: 3 mos.
Weighted Average: 2 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                  NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)      MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

<= 60                                                     3          190,900,000             53.6         5.530               58
61 - 84                                                   1           30,597,806              8.6         5.710               64
85 - 120                                                 20          134,381,755             37.8         5.748              118
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                              AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)      DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

<= 60                                            1.04             1.04            76.7          76.7
61 - 84                                          1.44             1.44            79.5          79.5
85 - 120                                         1.37             1.23            70.2          63.0
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

Minimum: 60 mos.
Maximum: 120 mos.
Weighted Average: 83 mos.

REMAINING TERMS TO STATED MATURITY

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                  NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)     MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

<= 60                                                     3          190,900,000             53.6         5.530               58
61 - 84                                                   1           30,597,806              8.6         5.710               64
85 - 120                                                 20          134,381,755             37.8         5.748              118
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                              AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)     DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

<= 60                                            1.04             1.04            76.7          76.7
61 - 84                                          1.44             1.44            79.5          79.5
85 - 120                                         1.37             1.23            70.2          63.0
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

Minimum: 57 mos.
Maximum: 120 mos.
Weighted Average: 81 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                  NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)            MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                                        5          232,997,806             65.5         5.568               62
     241 - 300                                            1            6,000,000              1.7         5.700              118
     301 - 360                                           18          116,881,755             32.8         5.743              118
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                              AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)            DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                               1.13             1.13            75.9          75.9
     241 - 300                                   1.44             1.11            75.0          67.7
     301 - 360                                   1.34             1.19            71.7          63.8
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 357 mos.

REMAINING AMORTIZATION TERMS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                  NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
REMAINING AMORTIZATION TERM (MOS.)           MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                                        5          232,997,806             65.5         5.568               62
     241 - 300                                            1            6,000,000              1.7         5.700              118
     301 - 360                                           18          116,881,755             32.8         5.743              118
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                              AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
REMAINING AMORTIZATION TERM (MOS.)           DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

BALLOON LOANS
     Interest Only                               1.13             1.13            75.9          75.9
     241 - 300                                   1.44             1.11            75.0          67.7
     301 - 360                                   1.34             1.19            71.7          63.8
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 357 mos.

                                      I-24

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                  NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
DEBT SERVICE COVERAGE RATIO (X)              MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

<= 1.00                                                   1          138,500,000             38.9         5.470               58
1.11 - 1.20                                               4           52,342,246             14.7         5.784               75
1.21 - 1.30                                               6           43,856,246             12.3         5.693               96
1.31 - 1.40                                               5           43,504,514             12.2         5.732              119
1.41 - 1.50                                               7           66,176,556             18.6         5.688               94
1.61 - 1.70                                               1           11,500,000              3.2         5.820              117
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                              AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)              DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

<= 1.00                                          1.00             1.00            75.8          75.8
1.11 - 1.20                                      1.13             1.13            77.6          74.6
1.21 - 1.30                                      1.26             1.18            71.1          65.3
1.31 - 1.40                                      1.38             1.23            71.1          63.7
1.41 - 1.50                                      1.43             1.29            77.8          74.1
1.61 - 1.70                                      1.70             1.70            52.3          52.3
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

Minimum: 1.00x
Maximum: 1.70x
Weighted Average: 1.20x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
POST IO PERIOD DEBT SERVICE                       NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
COVERAGE RATIO (X)                           MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

<= 1.00                                                   1          138,500,000             38.9         5.470               58
1.01 - 1.10                                               2           17,100,000              4.8         5.787              112
1.11 - 1.20                                              12          112,080,996             31.5         5.760               98
1.21 - 1.30                                               5           30,916,246              8.7         5.629               91
1.31 - 1.40                                               2           15,184,514              4.3         5.594              119
1.41 - 1.50                                               1           30,597,806              8.6         5.710               64
1.61 - 1.70                                               1           11,500,000              3.2         5.820              117
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
POST IO PERIOD DEBT SERVICE                   AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
COVERAGE RATIO (X)                           DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

<= 1.00                                          1.00             1.00            75.8          75.8
1.01 - 1.10                                      1.24             1.04            60.4          54.5
1.11 - 1.20                                      1.27             1.14            76.4          71.7
1.21 - 1.30                                      1.30             1.27            78.0          72.1
1.31 - 1.40                                      1.39             1.39            64.2          54.0
1.41 - 1.50                                      1.44             1.44            79.5          79.5
1.61 - 1.70                                      1.70             1.70            52.3          52.3
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

Minimum: 1.00x
Maximum: 1.70x
Weighted Average: 1.15x

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                  NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
LOAN-TO-VALUE RATIO (%)                      MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

50.1 - 60.0                                               2           20,300,000              5.7         5.694              112
60.1 - 70.0                                               5           36,136,839             10.2         5.815              119
70.1 - 75.0                                               6           25,111,273              7.1         5.745              119
75.1 - 80.0                                              11          274,331,449             77.1         5.587               70
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                              AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
LOAN-TO-VALUE RATIO (%)                      DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

50.1 - 60.0                                      1.50             1.40            52.0          49.7
60.1 - 70.0                                      1.32             1.23            66.6          57.6
70.1 - 75.0                                      1.38             1.17            72.4          65.1
75.1 - 80.0                                      1.15             1.12            77.4          75.9
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

Minimum: 51.6%
Maximum: 80.0%
Weighted Average: 74.5%

BALLOON LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                  NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

40.1 - 50.0                                               1            8,800,000              2.5         5.530              106
50.1 - 55.0                                               2           24,887,505              7.0         5.669              118
55.1 - 60.0                                               4           15,510,037              4.4         5.963              119
60.1 - 65.0                                               4           21,792,551              6.1         5.808              119
65.1 - 70.0                                               6           31,737,912              8.9         5.776              118
70.1 - 75.0                                               3           31,653,750              8.9         5.694              119
75.1 - 80.0                                               4          221,497,806             62.2         5.555               59
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                              AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)              DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

40.1 - 50.0                                      1.23             1.01            51.6          46.3
50.1 - 55.0                                      1.54             1.54            58.3          52.8
55.1 - 60.0                                      1.25             1.17            68.1          58.3
60.1 - 65.0                                      1.29             1.19            73.0          63.6
65.1 - 70.0                                      1.37             1.17            75.3          67.3
70.1 - 75.0                                      1.40             1.16            78.9          73.2
75.1 - 80.0                                      1.10             1.10            77.1          77.1
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

Minimum: 46.3%
Maximum: 80.0%
Weighted Average: 71.8%

AMORTIZATION TYPES

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY      WEIGHTED         WEIGHTED
                                                                       AGGREGATE        AGGREGATE       AVERAGE          AVERAGE
                                                  NUMBER OF         CUT-OFF DATE     CUT-OFF DATE      MORTGAGE        REMAINING
AMORTIZATION TYPE                            MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)      TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

Amortizing Balloon                                        8           41,883,005             11.8         5.739              119
Interest Only                                             5          232,997,806             65.5         5.568               62
Interest Only, Then Amortizing Balloon                   11           80,998,750             22.8         5.742              117
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   24         $355,879,561            100.0%        5.628%              81
================================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                              WEIGHTED        WEIGHTED      WEIGHTED
                                             WEIGHTED          AVERAGE         AVERAGE       AVERAGE
                                              AVERAGE   POST IO PERIOD    CUT-OFF DATE       BALLOON
AMORTIZATION TYPE                            DSCR (X)         DSCR (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------

Amortizing Balloon                               1.29             1.29            70.9          59.9
Interest Only                                    1.13             1.13            75.9          75.9
Interest Only, Then Amortizing Balloon           1.37             1.13            72.4          66.1
-----------------------------------------------------------------------------------------------------
TOTAL:                                           1.20X            1.15X           74.5%         71.8%
=====================================================================================================

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

-----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   FEB-07          FEB-08           FEB-09           FEB-10          FEB-11           FEB-12
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                                94.38%          94.37%           78.48%           76.98%          77.00%           63.28%
Yield Maintenance Total                    5.62%           5.63%           21.52%           23.02%          23.00%           17.68%
Prepayment Premium Points Total            0.00%           0.00%            0.00%            0.00%           0.00%            0.00%
Open                                       0.00%           0.00%            0.00%            0.00%           0.00%           19.04%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%         100.00%          100.00%          100.00%         100.00%          100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $355,879,561    $355,364,821     $354,743,801     $353,901,778    $352,812,160     $160,708,703
% Initial Pool Balance                   100.00%          99.86%           99.68%           99.44%          99.14%           45.16%
-----------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

-----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   FEB-13          FEB-14           FEB-15           FEB-16          FEB-17           FEB-18
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                                78.22%          78.28%           78.34%           83.79%           0.00%            0.00%
Yield Maintenance Total                   21.78%          21.72%           21.66%           16.21%           0.00%            0.00%
Prepayment Premium Points Total            0.00%           0.00%            0.00%            0.00%           0.00%            0.00%
Open                                       0.00%           0.00%            0.00%            0.00%           0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%         100.00%          100.00%          100.00%           0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $128,351,987    $126,468,060     $124,471,596     $114,504,469              $0               $0
% Initial Pool Balance                    36.07%          35.54%           34.98%           32.18%           0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2) See Appendix II of the Free Writing Prospectus for a description of the
Yield Maintenance

                                      I-27

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------------
           CMSA     CMSA     MORTGAGE
MORTGAGE   LOAN   PROPERTY     LOAN      LOAN          CROSS
LOAN NO.   NO.      NO.      SELLER(1)   GROUP   COLLATERALIZATION   PROPERTY NAME(2)
---------------------------------------------------------------------------------------------------------------------------------

   1        1       1-001      MSMC        1            No           One Seaport Plaza
   2        2       2-001      MSMC        1            No           525 Seventh Avenue
            3                                                        RREEF Portfolio Roll-Up
   3                3-001      MSMC        2            No           RREEF Portfolio - Barton's Crossing (I)
   3                3-002      MSMC        2            No           RREEF Portfolio - Lionsgate (I)
   3                3-003      MSMC        2            No           RREEF Portfolio - University Heights (I)
   3                3-004      MSMC        2            No           RREEF Portfolio - Carlyle Station (I)
   3                3-005      MSMC        2            No           RREEF Portfolio - McNair Farms (I)
   3                3-006      MSMC        2            No           RREEF Portfolio - Fox Run (I)
   3                3-007      MSMC        2            No           RREEF Portfolio - Watkins Station (I)
   3                3-008      MSMC        2            No           RREEF Portfolio - The Glen (I)
   4        4       4-001      MSMC        1            No           485 Lexington Avenue
   5        5       5-001      MSMC        1            No           Galleria at Pittsburgh Mills
   6        6       6-001      MSMC        1            No           950 L'Enfant Plaza
   7        7       7-001      MSMC        1            No           Deptford Mall
   8        8       8-001      MSMC        1            No           Marriott Charlotte City Center
   9        9       9-001      MSMC        1            No           Hilton Arlington & Towers
   10       10     10-001     PCF II       1            No           Residence Inn Tudor Wharf
   11       11     11-001     LaSalle      1            No           Southaven Towne Center
   12       12     12-001      MSMC        2            No           The Greens at Green Valley
   13       13     13-001      MSMC        1            No           Casa Linda Plaza
   14       14     14-001      MSMC        1            No           Westin - Palo Alto
            15                                                       Koll/PER Portfolio Roll-Up
   15              15-001      MSMC        1            No           Arrowhead Fountains (II)
   15              15-002      MSMC        1            No           Kellogg Office Building (II)
   15              15-003      MSMC        1            No           Sheridan Center (II)
   16       16     16-001      MSMC        2            No           Crossing Place Apartments
   17       17     17-001     LaSalle      1            No           600 West Fulton
                                                                     Jade Pig Portfolio Roll-Up
   18       18     18-001     LaSalle      1            Yes          Jade Pig- Rockford (A)
   19       19     19-001     LaSalle      1            Yes          Jade Pig- Breton SC (A)
   20       20     20-001     LaSalle      1            Yes          Jade Pig - Harrison (A)
   21       21     21-001     LaSalle      1            Yes          Jade Pig- Kalamazoo D&W (A)
   22       22     22-001     LaSalle      1            No           CoBank Building
            23                                                       Platinum Portfolio Roll-Up
   23              23-001      MSMC        1            No           Platinum Portfolio - Eastpointe Shopping Center (III)
   23              23-001      MSMC        1            No           Platinum Portfolio - Jackson Kelly Building (III)
                                                                     Platinum Portfolio - Platinum Plaza / Centra Bank Building
   23              23-001      MSMC        1            No           (III)
   23              23-001      MSMC        1            No           Platinum Portfolio - Eastpointe Business Park (III)
   23              23-001      MSMC        1            No           Platinum Portfolio - Suncrest Corporate Center (III)
   24       24     24-001     PCF II       1            No           Southlake Corners
   25       25     25-001     LaSalle      1            No           300 Harmon Meadow Blvd
   26       26     26-001      MSMC        1            No           East Bay Retail
   27       27     27-001      MSMC        1            No           Waterford Park North
   28       28     28-001      MSMC        1            No           Regal Cinema - Lincolnshire
   29       29     29-001     LaSalle      1            No           Adams Plaza
                                                                     Pennsylvania Retail Portfolio Roll-Up
   30       30     30-001      MSMC        1            Yes          Pennsylvania Retail Portfolio - Weis Weir Lake (B)
   31       31     31-001      MSMC        1            Yes          Pennsylvania Retail Portfolio - Staples York (B)
   32       32     32-001      MSMC        1            Yes          Pennsylvania Retail Portfolio - CVS Hockersville (B)
   33       33     33-001      MSMC        1            Yes          Pennsylvania Retail Portfolio - CVS Edgewood (B)
   34       34     34-001      MSMC        1            Yes          Pennsylvania Retail Portfolio - CVS Richland (B)
   35       35     35-001      MSMC        1            No           239-269 E. Fordham Road
                                                                     PA-MD Retail Portfolio Roll-Up
   36       36     36-001      MSMC        1            Yes          PA-MD Retail Portfolio - Staples Susquehanna (C)
   37       37     37-001      MSMC        1            Yes          PA-MD Retail Portfolio - CVS Johnnycake (C)
   38       38     38-001      MSMC        1            Yes          PA-MD Retail Portfolio - CVS Martin (C)
   39       39     39-001      MSMC        1            Yes          PA-MD Retail Portfolio - CVS Hollins Ferry (C)
   40       40     40-001      MSMC        1            Yes          PA-MD Retail Portfolio - CVS Mt. Joy (C)
   41       41     41-001      MSMC        1            Yes          PA-MD Retail Portfolio - Hazleton Plaza (C)
   42       42     42-001     LaSalle      1            No           Orland Park Crossing
   43       43     43-001     LaSalle      1            No           NNN Westpoint I
   44       44     44-001      MSMC        1            No           Eureka Pointe Shopping Center
   45       45     45-001     LaSalle      1            No           Foothill Ranch
   46       46     46-001      MSMC        2            No           Carriage Club at Mt. Arlington
   47       47     47-001     LaSalle      2            No           Brighton Park Apts
   48       48     48-001     LaSalle      1            No           Market Place Properties
   49       49     49-001     PCF II       1            No           473 Ridge Road
   50       50     50-001      MSMC        2            No           Sunrise Apartments - Richmond
   51       51     51-001     PCF II       2            No           Glen Eagle Village Apartments
   52       52     52-001     LaSalle      1            No           Flying Flags RV Park
   53       53     53-001      MSMC        1            No           Hilton Garden Inn - The Woodlands
   54       54     54-001     LaSalle      1            No           Mill Street Plaza
   55       55     55-001      MSMC        1            No           Shasta Crossroads
   56       56     56-001      MSMC        2            No           Fox Hill Apartments
   57       57     57-001      MSMC        1            No           Nolan Town Center
   58       58     58-001     PCF II       1            No           Prairie Packaging Facility
   59       59     59-001      MSMC        1            No           499 Farmington Avenue
   60       60     60-001      MSMC        1            No           Madison Apartments
   61       61     61-001      MSMC        1            No           Westpark Towne Plaza
   62       62     62-001      MSMC        1            No           50 West Plaza
   63       63     63-001      MSMC        1            No           110 Beard Street
   64       64     64-001     PCF II       1            No           Euram Building
   65       65     65-001     LaSalle      1            No           Aspen Square
   66       66     66-001      MSMC        2            No           Hayden Place
   67       67     67-001      MSMC        1            No           PetSmart - East Hanover
   68       68     68-001      MSMC        2            No           Easton Apartments
   69       69     69-001      MSMC        1            No           Maple Valley Commons
   70       70     70-001      MSMC        1            No           9053-9057 Sutphin Boulevard
   71       71     71-001     PCF II       1            No           550 Grossman Drive
   72       72     72-001     LaSalle      1            No           Woodlake Commons Shopping Center
   73       73     73-001     PCF II       2            No           Cedar Tree Apartments
   74       74     74-001      MSMC        1            No           Carnegie Hotel Resort & Spa
   75       75     75-001      MSMC        1            No           Southbridge Plaza
   76       76     76-001      MSMC        2            No           Buckman Terrace
   77       77     77-001     LaSalle      1            No           Northwoods II
   78       78     78-001      MSMC        1            No           Big Springs Village
   79       79     79-001      MSMC        1            No           Country Inn & Suites - Atlanta Airport
   80       80     80-001     LaSalle      1            No           Westchester Market
   81       81     81-001     LaSalle      1            No           Sand Creek Business Center
   82       82     82-001     LaSalle      1            No           Chesapeake Office
   83       83     83-001     LaSalle      1            No           Hampton Inn - Cranberry Township
   84       84     84-001      MSMC        1            No           Lakeside Village
   85       85     85-001     PCF II       1            No           Allstate Office Building
   86       86     86-001      MSMC        1            No           8622 Bay Parkway & 15 Bay 29th Street
   87       87     87-001     PCF II       2            No           Lakeshore Village Apartments
   88       88     88-001      MSMC        1            No           Franklin Village
   89       89     89-001     LaSalle      1            No           Hunter Plaza
   90       90     90-001     LaSalle      1            No           Holiday Inn Express - Orangeburg
   91       91     91-001     PCF II       1            No           1901 North Federal Highway
   92       92     92-001     LaSalle      1            No           Independence Plaza
   93       93     93-001      MSMC        1            No           Lakeridge Centre Office
   94       94     94-001      MSMC        1            No           Paulding Station
   95       95     95-001      MSMC        2            No           Mission Creek Apartments
   96       96     96-001      MSMC        1            No           Windsor Business Park
   97       97     97-001     LaSalle      1            No           Arlington Towne Centre
   98       98     98-001     LaSalle      1            No           Aspen Grove
   99       99     99-001     LaSalle      1            No           525 Metro Place North
  100      100     100-001     MSMC        1            No           Hampton Inn - Brookhollow
  101      101     101-001    LaSalle      1            No           VE - Best Western Rockland, MA
  102      102     102-001    PCF II       1            No           1307 East North Avenue
  103      103     103-001     MSMC        1            No           Mission Medical Plaza
  104      104     104-001    LaSalle      1            No           Wildrose
  105      105     105-001    LaSalle      2            No           Citrus Center Colony
  106      106     106-001     MSMC        1            No           Ramada Inn - Phoenix
  107      107     107-001    PCF II       2            No           Heritage Pointe
                                                                     Orlando Retail Portfolio Roll-Up
  108      108     108-001     MSMC        1            Yes          Orlando Retail Portfolio - Alafaya Trail Shopping Center (D)
  109      109     109-001     MSMC        1            Yes          Orlando Retail Portfolio - Sand Lake Shoppes (D)
  110      110     110-001    LaSalle      1            No           Comfort Inn - Wilmington, NC
  111      111     111-001    LaSalle      1            No           Euronet Building
  112      112     112-001    LaSalle      1            No           Country Brook Village
  113      113     113-001    PCF II       1            No           Supply One Warehouse
  114      114     114-001    LaSalle      1            No           Holiday Inn - Warren, PA
  115      115     115-001     MSMC        1            No           Hampton Inn - Fultondale
  116      116     116-001     MSMC        1            No           Staples Center at Northlake Village
  117      117     117-001     MSMC        1            No           4268 Third Avenue Self Storage
  118      118     118-001     MSMC        1            No           Meadows at Lone Tree
  119      119     119-001     MSMC        2            No           Columbia Apartments
  120      120     120-001    LaSalle      1            No           1331 Guerneville Road
  121      121     121-001     MSMC        1            No           Walgreens - Ponchatoula
  122      122     122-001     MSMC        1            No           Best Western - Kansas City
  123      123     123-001     MSMC        1            No           The Calusa Shops
  124      124     124-001     MSMC        1            No           Scottsdale Mountainside
  125      125     125-001     MSMC        1            No           Gateway Center
  126      126     126-001     MSMC        1            No           Ormond Business Center
  127      127     127-001    PCF II       1            No           Green Country Distribution
  128      128     128-001     MSMC        1            No           Central Park I
  129      129     129-001     MSMC        2            No           Aberdeen Townhomes
  130      130     130-001     MSMC        2            No           Palm West Mobile Home Park
  131      131     131-001     MSMC        1            No           Sunset Plaza
  132      132     132-001     MSMC        1            No           Walgreens - Indianapolis
  133      133     133-001     MSMC        1            No           Starmount Shopping Center
  134      134     134-001     MSMC        1            No           Maddex Square
  135      135     135-001     MSMC        1            No           Cranberry Crossings
  136      136     136-001     MSMC        1            No           DePaul Medical Office Building
  137      137     137-001     MSMC        1            No           Fed Ex Building - Santa Rosa
  138      138     138-001     MSMC        1            No           Olympia Center
  139      139     139-001     MSMC        1            No           Suburban Extended Stay - Louisville
  140      140     140-001     MSMC        1            No           Plaza 4700
  141      141     141-001    PCF II       1            No           10620 & 10710 Southern Loop Boulevard
  142      142     142-001     MSMC        1            No           Walgreens - West Monroe
  143      143     143-001     MSMC        1            No           57-31/35 Myrtle Avenue
  144      144     144-001     MSMC        1            No           Melbourne Wickham Retail
  145      145     145-001     MSMC        2            No           Yearling Green Apartments
  146      146     146-001     MSMC        1            No           Research Forest Plaza
  147      147     147-001     MSMC        2            No           Concord-Beacon Apartments
  148      148     148-001     MSMC        1            No           Eisenhower Crossing Strip Center
  149      149     149-001     MSMC        2            No           Royal Palms Mobile Home Park
  150      150     150-001     MSMC        1            No           Prescott Medical Suites
  151      151     151-001    PCF II       1            No           Union Square Shopping Center
  152      152     152-001     MSMC        1            No           Pine Oak Plaza
  153      153     153-001     MSMC        1            No           Home Depot Outlots - Plymouth
  154      154     154-001    PCF II       1            No           1525 Mall Road
  155      155     155-001    LaSalle      1            No           Las Vegas Retail
  156      156     156-001     MSMC        1            No           The Men's Wearhouse & Verizon
  157      157     157-001    PCF II       1            No           West Lodi Self Storage
  158      158     158-001     MSMC        1            No           Chandler & Kyrene Retail Center
  159      159     159-001    PCF II       1            No           4110-4120 Henderson Retail Center
  160      160     160-001    PCF II       1            No           931 Bethlehem Pike
  161      161     161-001    PCF II       1            No           29725 Hudson Drive
  162      162     162-001     MSMC        1            No           Commerce Square Industrial Park
  163      163     163-001    LaSalle      2            No           DoMar Properties
  164      164     164-001    PCF II       1            No           1030 International Parkway
  165      165     165-001    PCF II       2            No           Morgan Manor
  166      166     166-001    PCF II       1            No           4080 3rd Street South
  167      167     167-001     MSMC        1            No           Lake Meridian Crossing II
  168      168     168-001     MSMC        1            No           Belton Corners Shopping Center
  169      169     169-001     MSMC        1            No           The Shoppes of Misty Bay
  170      170     170-001     MSMC        1            No           Advance Auto Parts - Houston
  171      171     171-001    PCF II       1            No           3507 Southside Boulevard

                                                                     TOTALS AND WEIGHTED AVERAGES:

----------------------------------------------------------------------------------------------------------------------------
               LOAN
              PURPOSE
MORTGAGE   (ACQUISITION/
LOAN NO.    REFINANCE)                       STREET ADDRESS                     CITY                       STATE   ZIP CODE
----------------------------------------------------------------------------------------------------------------------------

    1        Refinance     199 Water Street                                     New York                    NY      10038
    2        Refinance     525 Seventh Avenue                                   New York                    NY      10018
    3       Acquisition    205 Century Place                                    Alexandria                  VA      22304
    3       Acquisition    13690 Legacy Circle                                  Herndon                     VA      20171
    3       Acquisition    20300 River Ridge Road                               Ashburn                     VA      20147
    3       Acquisition    10519 Lariat Lane                                    Manassas                    VA      20109
    3       Acquisition    2511 Farmcrest Drive                                 Herndon                     VA      20171
    3       Acquisition    2 Observation Court                                  Germantown                  MD      20876
    3       Acquisition    99 Watkins Mill Road                                 Gaithersburg                MD      20879
    3       Acquisition    86 Heritage Way NW                                   Leesburg                    VA      20176
    4        Refinance     485 Lexington Avenue                                 New York                    NY      10017
    5        Refinance     590 Pittsburgh Mills Circle                          Tarentum                    PA      15084
    6        Refinance     950 L'Enfant Plaza, SW                               Washington                  DC      20024
    7       Acquisition    1750 Deptford Center Road                            Deptford                    NJ      08096
    8       Acquisition    100 West Trade Street                                Charlotte                   NC      28202
    9       Acquisition    950 North Stafford Street                            Arlington                   VA      22203
   10        Refinance     34-44 Charles River Avenue                           Boston                      MA      02129
   11        Refinance     100 Towne Center Loop                                Southaven                   MS      38671
   12        Refinance     2001 Ramrod Avenue                                   Henderson                   NV      89014
   13       Acquisition    1152-1200 North Buckner Boulevard                    Dallas                      TX      75218
   14        Refinance     675 El Camino Real                                   Palo Alto                   CA      94301
   15       Acquisition    16150 North Arrowhead Fountains Center Drive         Peoria                      AZ      85382
   15       Acquisition    26 West Dry Creek Circle                             Littleton                   CO      80120
   15       Acquisition    1777, 1780, and 1805 South Bellaire Street           Denver                      CO      80222
   16       Acquisition    1301 Crossing Place                                  Austin                      TX      78741
   17       Acquisition    600 West Fulton Street                               Chicago                     IL      60661
   18        Refinance     201 Marcell Drive, NE                                Rockford                    MI      49341
   19        Refinance     4325 Breton Avenue SE                                Grand Rapids                MI      49512
   20        Refinance     1570 North Clare Avenue                              Harrison                    MI      48625
   21        Refinance     2103 Parkview Avenue                                 Kalamazoo                   MI      49008
   22       Acquisition    5500 South Quebec Street                             Greenwood Village           CO      80111
   23        Refinance     102-198 Emily Drive                                  Clarksburg                  WV      26301
   23        Refinance     150 Clay Street                                      Morgantown                  WV      26501
   23        Refinance     990 Elmer Prince Drive                               Morgantown                  WV      26505
   23        Refinance     105, 109, & 113 Platinum Drive                       Bridgeport                  WV      26330
   23        Refinance     430 Drummond Street                                  Morgantown                  WV      26505
   24       Acquisition    250 North Kimball Avenue                             Southlake                   TX      76092
   25        Refinance     300 Harmon Meadow Blvd                               Secaucus                    NJ      07094
   26       Acquisition    979 & 1221 South University Avenue                   Provo                       UT      84606
   27        Refinance     1025 Veterans Parkway                                Clarksville                 IN      47129
   28        Refinance     300 Parkway Drive                                    Lincolnshire                IL      60069
   29       Acquisition    3520-3594 Adams Street                               Riverside                   CA      92504
   30        Refinance     East Weir Lake Rd & Route 209                        Chestnut Township           PA      18331
   31        Refinance     965 Loucks Rd                                        City of York                PA      17404
   32        Refinance     118 Hockersville Rd                                  Derry                       PA      17033
   33        Refinance     820 Edgewood Rd                                      York Township               PA      17402
   34        Refinance     165 South Richland Ave                               York                        PA      17404
   35        Refinance     239-269 E. Fordham Road                              Bronx                       NY      10458
   36        Refinance     180 Susquehanna Blvd.                                West Hazleton               PA      18202
   37        Refinance     5603 Old Frederick Rd                                Catonsville                 MD      21228
   38        Refinance     803 Fuselage Ave.                                    Essex                       MD      21277
   39        Refinance     3915 Hollins Ferry Rd                                Lansdowne                   MD      21277
   40        Refinance     525 West Main St.                                    Mount Joy                   PA      17552
   41        Refinance     6-12 Diana Lane                                      West Hazleton Borough       PA      18202
   42        Refinance     14215 LaGrange Road                                  Orland Park                 IL      60462
   43       Acquisition    1255 Corporate Drive                                 Irving                      TX      75038
   44        Refinance     205-257 E. 5th Street                                Eureka                      MO      63025
   45        Refinance     41 & 45 Auto Center Drive                            Lake Forest                 CA      92610
   46       Acquisition    1 Hillside Drive                                     Mt. Arlington               NJ      07856
   47        Refinance     9000 Watson Boulevard                                Warner Robins               GA      31095
   48        Refinance     35100 Van Dyke                                       Sterling Heights            MI      48312
   49       Acquisition    473 Ridge Road                                       South Brunswick             NJ      08810
   50       Acquisition    705 Pool Road                                        Richmond                    VA      23236
   51        Refinance     24 Sandalwood Drive                                  White Clay Creek Hundred    DE      19713
   52        Refinance     180 Avenue of the Flags                              Buellton                    CA      93427
   53        Refinance     9301 Six Pines Drive                                 Spring                      TX      77380
   54        Refinance     205 South Mill Street                                Aspen                       CO      81611
   55        Refinance     1315, 1345-1347 Churn Creek Road                     Redding                     CA      96003
   56        Refinance     141 Park Hill Avenue; 320 Vanderbilt Avenue;         Staten Island               NY      10304
                           350 Vanderbilt Avenue
   57        Refinance     2116 SW Highland Drive                               Redmond                     OR      97756
   58       Acquisition    460 Gibraltar Drive                                  Bolingbrook                 IL      60440
   59        Refinance     499 Farmington Avenue                                Farmington                  CT      06032
   60        Refinance     1700 East Madison Street                             Seattle                     WA      98122
   61        Refinance     301, 385 & 411 N. Milwaukee Street and               Boise                       ID      83704
                           8369 W. Emerald Street
   62        Refinance     4070-4090 Airline Parkway                            Chantilly                   VA      20151
   63        Refinance     110 Beard Street                                     Brooklyn                    NY      11231
   64        Refinance     21 Dupont Circle Northwest                           Washington                  DC      20036
   65        Refinance     617 East Cooper Avenue                               Aspen                       CO      81611
   66       Acquisition    625 West 1st Street                                  Tempe                       AZ      85281
   67        Refinance     190 Route 10                                         East Hanover                NJ      07936
   68       Acquisition    2525 North Henderson Avenue                          Dallas                      TX      75206
   69        Refinance     27317-27539 Maple Valley-Black Diamond Road          Maple Valley                WA      98038
   70       Acquisition    9053-9057 Sutphin Boulevard                          Jamaica                     NY      11435
   71        Refinance     550 Grossman Drive                                   Braintree                   MA      02184
   72        Refinance     6800-7044 Woodlake Commons                           Midlothian                  VA      23112
   73        Refinance     2512 Cedar Tree Drive                                Brandywine Hundred          DE      19810
   74        Refinance     1216 West State of Franklin Road                     Johnson City                TN      37604
   75        Refinance     17247 Wayside Drive                                  Dumfries                    VA      22039
   76        Refinance     303 NE 16th Avenue                                   Portland                    OR      97232
   77       Acquisition    8101 North High Street                               Columbus                    OH      43235
   78       Acquisition    11629 US Highway 431 South                           Guntersville                AL      35976
   79        Refinance     1808 Phoenix Blvd                                    College Park                GA      30349
   80        Refinance     4116, 4136, 4146 South Carrier Parkway               Grand Prairie               TX      75052
   81        Refinance     191-201 Sand Creek Road                              Brentwood                   CA      94513
   82       Acquisition    9425 & 9475 Chesapeake Drive                         Kearney Mesa                CA      92123
   83       Acquisition    210 Executive Drive                                  Cranberry Township          PA      16066
   84       Acquisition    9410-9450 South Northshore Drive                     Knoxville                   TN      37922
   85        Refinance     555 South Executive Drive                            Brookfield                  WI      53005
   86       Acquisition    8622 Bay Parkway & 15 Bay 29th Street                Brooklyn                    NY      11214
   87        Refinance     4024 North Main Street                               Caledonia                   WI      53402
   88        Refinance     2600-2650 Brandt School Road                         Wexford                     PA      15090
   89        Refinance     602 E Cooper Ave                                     Aspen                       CO      81611
   90        Refinance     118 Sleep Inn Road                                   Orangeburg                  SC      29118
   91        Refinance     1901 North Federal Highway                           Ft. Lauderdale              FL      33305
   92        Refinance     501 East Cooper Ave                                  Aspen                       CO      81611
   93        Refinance     6005 Plumas Street                                   Reno                        NV      89509
   94        Refinance     4795 and 4895 Jimmy Lee Smith Parkway                Hiram                       GA      30141
   95       Acquisition    1451 West Ajo Way                                    Tucson                      AZ      85713
   96        Refinance     399 Business Park Court                              Windsor                     CA      95492
   97        Refinance     4100 South Cooper Street                             Arlington                   TX      76015
   98        Refinance     521-525 East Cooper Avenue                           Aspen                       CO      81611
   99        Refinance     525 Metro Place North                                Dublin                      OH      43017
   100       Refinance     12909 Northwest Freeway                              Houston                     TX      77040
   101       Refinance     909 Hingham Street                                   Rockland                    MA      02370
   102      Acquisition    1307 East North Avenue                               Belton                      MO      64012
   103       Refinance     1231-1239 Osos Street                                San Luis Obispo             CA      93401
   104       Refinance     9116 & 9225 Stellar Court                            Corona                      CA      92883
   105       Refinance     1111 West Beacon Road                                Lakeland                    FL      33803
   106       Refinance     12027 North 28th Drive                               Phoenix                     AZ      85029
   107       Refinance     101-131 & 200-230 Village Way                        Chalfont                    PA      18914
   108      Acquisition    588 South Alafaya Trail                              Orlando                     FL      32828
   109       Refinance     1937 Sand Lake Road                                  Orlando                     FL      32809
   110       Refinance     151 South College Road                               Wilmington                  NC      28403
   111       Refinance     17500 Chenal Parkway                                 West Little Rock            AR      72211
   112       Refinance     3046 Lavon Drive                                     Garland                     TX      75040
   113      Acquisition    26401 Richmond Road                                  Bedford Heights             OH      44146
   114       Refinance     210 Ludlow Street                                    North Warren                PA      16365
   115      Acquisition    1716 Fulton Road                                     Fultondale                  AL      35068
   116       Refinance     7014 Smith Corners Boulevard                         Charlotte                   NC      28269
   117      Acquisition    4268 Third Avenue                                    Bronx                       NY      10457
   118       Refinance     9234 Park Meadows Drive                              Lone Tree                   CO      80124
   119       Refinance     1063 & 1101 W. Columbia Avenue                       Chicago                     IL      60626
   120       Refinance     1331 Guerneville Road                                Santa Rosa                  CA      95403
   121       Refinance     1100 W. Pine Street                                  Ponchatoula                 LA      70454
   122      Acquisition    4309 Main Street                                     Kansas City                 MO      64111
   123      Acquisition    12750-12790 SW 88th Street                           Miami                       FL      33186
   124      Acquisition    10855 N. 116th Street                                Scottsdale                  AZ      85259
   125       Refinance     14135 Francisquito Avenue; 1612-1640 Puente Avenue   Baldwin Park                CA      91706
   126      Acquisition    1220-1290 Hand Avenue                                Ormond Beach                FL      32174
   127       Refinance     4433 West 49th Street                                Tulsa                       OK      74107
   128      Acquisition    3961 Trueman Boulevard                               Hilliard                    OH      43026
   129      Acquisition    4700 Ranch Court                                     Lawrence                    KS      66047
   130      Acquisition    300 West Lower Buckeye Road                          Avondale                    AZ      85323
   131       Refinance     1201 West Crawford Avenue                            Salina                      KS      67401
   132       Refinance     9610 North Allisonville Road                         Fishers                     IN      46038
   133       Refinance     3302 Capital Boulevard                               Raleigh                     NC      27604
   134       Refinance     75-115 Maddex Square Drive                           Sheperdstown                WV      25443
   135       Refinance     10 Saint Francis Way                                 Cranberry                   PA      16066
   136      Acquisition    160 Kingsley Lane                                    Norfolk                     VA      23505
   137       Refinance     3541 Regional Parkway                                Santa Rosa                  CA      95403
   138       Refinance     1248 Columbus Ave                                    Lebanon                     OH      45036
   139      Acquisition    4540 Taylorsville Road                               Louisville                  KY      40220
   140      Acquisition    4616 South 4000 West                                 West Valley City            UT      84120
   141      Acquisition    10620 & 10710 Southern Loop Boulevard                Pineville                   NC      28134
   142       Refinance     5349 Cypress                                         West Monroe                 LA      71291
   143       Refinance     57-31/35 Myrtle Avenue                               Glendale                    NY      11385
   144       Refinance     1050-1070 Wickham Road                               Melbourne                   FL      32904
   145      Acquisition    4227 Rickenbacker Avenue                             Whitehall                   OH      43213
   146      Acquisition    1644 Research Forest Drive                           Shenandoah                  TX      77382
   147      Acquisition    108-118 Concord Avenue & 21-23 Beacon Street         Somerville                  MA      02143
   148      Acquisition    4590 Billy Williamson Drive                          Macon                       GA      31206
   149      Acquisition    342 South 40th Street                                Mesa                        AZ      85206
   150      Acquisition    980 Willow Creek Road                                Prescott                    AZ      86301
   151       Refinance     3901-3915 Union Deposit Road                         Harrisburg                  PA      17109
   152       Refinance     8901 West Oakland Park Boulevard                     Sunrise                     FL      33351
   153      Acquisition    1605 & 1655 Annapolis Lane                           Plymouth                    MN      55441
   154      Acquisition    1525 Mall Road                                       Frenchtown Township         MI      48162
   155       Refinance     2015 West Craig Road                                 North Las Vegas             NV      89032
   156      Acquisition    6670 Colonnade Avenue                                Melbourne                   FL      32940
   157       Refinance     2650 West Lodi Avenue                                Lodi                        CA      95242
   158      Acquisition    6050 West Chandler Boulevard                         Chandler                    AZ      85226
   159       Refinance     4110-4120 Henderson Boulevard                        Tampa                       FL      33629
   160       Refinance     931 Bethlehem Pike                                   Montgomery                  PA      18936
   161       Refinance     29725 Hudson Drive                                   Novi                        MI      48377
   162       Refinance     4304 Metric Drive                                    Winter Park                 FL      32792
   163       Refinance     3815, 3827, & 3833 6th Avenue South                  Birmingham                  AL      35203
   164      Acquisition    1030 International Parkway                           Woodridge                   IL      60517
   165       Refinance     1325-1427 Whetstone Street                           Bucyrus                     OH      44820
   166      Acquisition    4080 3rd Street South                                Jacksonville Beach          FL      32250
   167       Refinance     12925 SE Kent Kangley Road                           Kent                        WA      98031
   168      Acquisition    2608 N. Main Street                                  Belton                      TX      76513
   169      Acquisition    9755 Highway 64                                      Memphis                     TN      38002
   170      Acquisition    8650 Jones Road                                      Houston                     TX      77065
   171      Acquisition    3507 Southside Boulevard                             Jacksonville                FL      32202

------------------------------------------------------------------------------------------------------------------
MORTGAGE   PROPERTY                         PROPERTY
LOAN NO.   TYPE                             SUB-TYPE                         UNITS/SF(3)           YEAR BUILT
------------------------------------------------------------------------------------------------------------------

    1      Office                           Urban                             1,025,225              1984
    2      Office                           Urban                               463,818              1925
    3      Multifamily                      Garden                                  532              1989
    3      Multifamily                      Garden                                  328              2000
    3      Multifamily                      Garden                                  467              1991
    3      Multifamily                      Garden                                  408              1986
    3      Multifamily                      Garden                                  283              1991
    3      Multifamily                      Garden                                  218              1990
    3      Multifamily                      Garden                                  210              1975
    3      Multifamily                      Garden                                  134              1986
    4      Office                           Urban                               914,807              1956
    5      Retail                           Anchored                            887,007              2005
    6      Office                           Urban                               272,006              1967
    7      Retail                           Anchored                            346,626              1975
    8      Hospitality                      Full Service                            438              1984
    9      Hospitality                      Full Service                            209              1989
   10      Hospitality                      Extended Stay                           168              2003
   11      Retail                           Anchored                            271,829              2005
   12      Multifamily                      Garden                                  432              1989
   13      Retail                           Anchored                            324,640              1944
   14      Hospitality                      Full Service                            184              2000
   15      Office                           Suburban                             96,203              1998
   15      Office                           Suburban                            111,741              1983
   15      Office                           Urban                               140,976       1966 / 1968 / 1971
   16      Multifamily                      Garden                                  348              2002
   17      Office                           Urban                               214,289              1901
   18      Retail                           Anchored                             75,752              1999
   19      Retail                           Anchored                             64,758          1995 / 1998
   20      Retail                           Free Standing                        38,864              2001
   21      Retail                           Free Standing                        29,000              1955
   22      Office                           Suburban                            204,884              1982
   23      Retail                           Anchored                            177,081           1984-1986
   23      Office                           Urban                                46,291          2001 / 2002
   23      Office                           Suburban                             25,053              1987
   23      Office                           Suburban                             44,908           1995-1998
   23      Office                           Suburban                             12,000              2001
   24      Retail                           Anchored                            129,796              2004
   25      Office                           Suburban                            123,799              1983
   26      Retail                           Anchored                            177,126           1989-1995
   27      Retail                           Shadow Anchored                     106,355              2005
   28      Other                            Theater                              93,908              1998
   29      Retail                           Anchored                            131,529              1970
   30      Retail                           Free Standing                        52,854              1997
   31      Retail                           Free Standing                        35,549              1998
   32      Retail                           Free Standing                        11,625              1999
   33      Retail                           Free Standing                        10,722              1999
   34      Retail                           Free Standing                        10,722              1998
   35      Retail                           Unanchored                           23,900              1930
   36      Retail                           Free Standing                        24,000              1997
   37      Retail                           Free Standing                        10,125              1999
   38      Retail                           Free Standing                        11,625              1999
   39      Retail                           Free Standing                        10,125              1998
   40      Retail                           Free Standing                        10,125              1999
   41      Retail                           Unanchored                            8,799              2005
   42      Retail                           Shadow Anchored                      52,369           2005-2006
   43      Office                           Suburban                            150,019              1998
   44      Retail                           Anchored                             87,326          2005 / 2006
   45      Retail                           Unanchored                           32,592              2006
   46      Multifamily                      Age Restricted                          105              2003
   47      Multifamily                      Garden                                  200              2003
   48      Retail                           Anchored                            322,247          1991 / 2005
   49      Industrial                       Warehouse                           318,389              1981
   50      Multifamily                      Garden                                  229              1976
   51      Multifamily                      Garden                                  367              1967
   52      Manufactured Housing Community   Manufactured Housing Community          375              1970
   53      Hospitality                      Limited Service                         117              2004
   54      Retail                           Unanchored                           28,195              1982
   55      Retail                           Shadow Anchored                      75,785              1996
   56      Multifamily                      Mid Rise                                362              1965
   57      Retail                           Anchored                             80,641          2005 / 2006
   58      Industrial                       Light                               229,566              2003
   59      Office                           Medical                              46,471              2004
   60      Mixed Use                        Multifamily/Retail                       61              2004
   61      Retail                           Shadow Anchored                      97,489              1991
   62      Retail                           Unanchored                           24,970              2006
   63      Industrial                       Warehouse                            92,117    1900 / 1950-1969 / 1982
   64      Office                           Urban                                43,392              1971
   65      Retail                           Unanchored                           14,287              1968
   66      Multifamily                      Low Rise                                162              1985
   67      Retail                           Free Standing                        27,000          2006 / 2007
   68      Multifamily                      Garden                                  150              2004
   69      Retail                           Unanchored                           30,881              2006
   70      Retail                           Unanchored                           10,000              1931
   71      Other                            Leased Fee                           36,859              1996
   72      Retail                           Shadow Anchored                      47,300              2006
   73      Multifamily                      Garden                                  162              1966
   74      Hospitality                      Full Service                            139              1999
   75      Retail                           Shadow Anchored                      33,515              2006
   76      Multifamily                      Mid Rise                                122              2000
   77      Office                           Suburban                            115,770              1988
   78      Retail                           Anchored                            125,083              2005
   79      Hospitality                      Limited Service                         186              1987
   80      Retail                           Shadow Anchored                      58,813              1987
   81      Office                           Suburban                             50,880              2005
   82      Office                           Suburban                             48,319              1988
   83      Hospitality                      Limited Service                         117              1985
   84      Retail                           Unanchored                           36,332              2005
   85      Office                           Suburban                             83,301              1971
   86      Mixed Use                        Office/Retail                        24,400          2001 / 2002
   87      Multifamily                      Garden                                  234           1970-1974
   88      Retail                           Unanchored                           34,106              2002
   89      Retail                           Unanchored                           13,030              1988
   90      Hospitality                      Limited Service                          78              2001
   91      Retail                           Free Standing                        49,917              1995
   92      Retail                           Unanchored                            9,074              1889
   93      Office                           Suburban                             34,872              1999
   94      Retail                           Unanchored                           11,950           2005-2006
   95      Multifamily                      Garden                                  200              1987
   96      Industrial                       Flex                                 63,840              2006
   97      Retail                           Unanchored                           48,749              1983
   98      Retail                           Unanchored                           17,541          1954 / 1960
   99      Office                           Suburban                             75,067              1980
   100     Hospitality                      Limited Service                          81              1998
   101     Hospitality                      Limited Service                          76              1986
   102     Retail                           Free Standing                        64,559              2000
   103     Office                           Medical                              29,878       1945 / 1968 / 1976
   104     Industrial                       Flex                                 99,518              2003
   105     Manufactured Housing Community   Manufactured Housing Community          228              1968
   106     Hospitality                      Limited Service                         174              1981
   107     Multifamily                      Garden                                   32              2006
   108     Retail                           Unanchored                           13,475              2006
   109     Retail                           Unanchored                           12,289              1987
   110     Hospitality                      Limited Service                         148              1985
   111     Office                           Suburban                             64,684              2001
   112     Retail                           Anchored                             51,891              1986
   113     Industrial                       Warehouse                           156,000              1970
   114     Hospitality                      Limited Service                         110              1979
   115     Hospitality                      Limited Service                          65              1999
   116     Retail                           Anchored                             31,802              2005
   117     Self Storage                     Self Storage                         28,408              1926
   118     Retail                           Unanchored                           15,909              2006
   119     Multifamily                      Garden                                   83              1930
   120     Retail                           Unanchored                           34,003              1985
   121     Retail                           Free Standing                        14,820              2006
   122     Hospitality                      Limited Service                          77              1985
   123     Retail                           Shadow Anchored                      23,828              1985
   124     Retail                           Shadow Anchored                      16,702              2004
   125     Retail                           Anchored                             60,294    1960-1962 / 1984 / 2005
   126     Industrial                       Flex                                 50,000              2005
   127     Industrial                       Warehouse                           475,000           1965-1978
   128     Retail                           Unanchored                           21,000              2006
   129     Multifamily                      Townhouse                                54              1997
   130     Manufactured Housing Community   Manufactured Housing Community          141              1979
   131     Retail                           Unanchored                           96,529       1960 / 1980 / 2004
   132     Retail                           Free Standing                        13,905              1999
   133     Retail                           Unanchored                           58,328              1966
   134     Retail                           Anchored                             45,954              1990
   135     Retail                           Unanchored                           13,790              2002
   136     Office                           Medical                              31,856              1987
   137     Industrial                       Warehouse                            31,626              1991
   138     Retail                           Unanchored                           34,107              2005
   139     Hospitality                      Extended Stay                           143              1997
   140     Retail                           Anchored                             29,691              1983
   141     Industrial                       Light                                76,844       1989 / 1993 / 1999
   142     Retail                           Free Standing                        14,820              2006
   143     Retail                           Unanchored                            9,839              1930
   144     Retail                           Shadow Anchored                      19,373              1999
   145     Multifamily                      Garden                                  144              1963
   146     Retail                           Unanchored                           12,074              2005
   147     Multifamily                      Garden                                   19              1900
   148     Retail                           Shadow Anchored                       7,457              2006
   149     Manufactured Housing Community   Manufactured Housing Community           78              1970
   150     Office                           Medical                              17,267              1999
   151     Retail                           Shadow Anchored                      13,263              2006
   152     Retail                           Unanchored                           16,994              1986
   153     Other                            Leased Fee                          101,787              1999
   154     Retail                           Free Standing                        23,521              1997
   155     Retail                           Shadow Anchored                       7,200              2001
   156     Retail                           Unanchored                            7,642              2006
   157     Self Storage                     Self Storage                         70,960              2005
   158     Retail                           Unanchored                            6,529              2006
   159     Retail                           Anchored                             18,348          1971 / 1996
   160     Retail                           Free Standing                         3,969              2004
   161     Industrial                       Warehouse                            29,760              2002
   162     Industrial                       Warehouse                            40,085              1985
   163     Multifamily                      Garden                                   67          1978 / 1988
   164     Industrial                       Light                                25,000              1999
   165     Multifamily                      Garden                                   50              1998
   166     Retail                           Shadow Anchored                      10,000              1996
   167     Retail                           Shadow Anchored                       5,016              2006
   168     Retail                           Shadow Anchored                      10,497              2005
   169     Retail                           Unanchored                            8,400              2004
   170     Retail                           Free Standing                         6,778              2006
   171     Retail                           Free Standing                         6,000              1992

--------------------------------------------------------------------------------------------------------------------------
                                             PERCENT
                                              LEASED
MORTGAGE          YEAR           PERCENT      AS OF      SECURITY      LIEN                       RELATED
LOAN NO.       RENOVATED        LEASED(4)    DATE(4)      TYPE(5)    POSITION                  BORROWER LIST
--------------------------------------------------------------------------------------------------------------------------

   1              NAP              100.0%   01/01/2007   Fee          First                        NAP
   2              NAP               96.7%   01/02/2007   Fee          First                        NAP
   3           2004-2006            91.9%   01/26/2007   Fee          First                        NAP
   3              NAP               89.6%   01/26/2007   Fee          First                        NAP
   3              NAP               85.9%   01/26/2007   Fee          First                        NAP
   3              NAP               80.1%   01/26/2007   Fee          First                        NAP
   3              NAP               91.2%   01/26/2007   Fee          First                        NAP
   3              NAP               94.0%   12/31/2006   Fee          First                        NAP
   3              2000              88.6%   12/31/2006   Fee          First                        NAP
   3              NAP               83.6%   01/26/2007   Fee          First                        NAP
   4              2006              89.7%   01/01/2007   Fee          First                        NAP
   5              NAP               90.9%   10/01/2006   Fee          First                        NAP
   6              1995             100.0%   10/01/2006   Fee          First                        NAP
   7              2001              89.6%   10/01/2006   Fee          First                        NAP
   8          2005 / 2006           73.6%   10/31/2006   Fee          First                        8, 9
   9          2004 / 2005           83.0%   10/31/2006   Fee          First                        8, 9
   10             NAP               79.2%   10/23/2006   Fee          First                        NAP
   11             NAP              100.0%   11/03/2006   Fee          First                        NAP
   12             NAP               86.8%   12/12/2006   Fee          First                        NAP
   13         1987 / 1990           81.7%   12/07/2006   Fee          First                        NAP
   14             NAP               81.4%   10/31/2006   Fee          First                        NAP
   15             NAP               96.3%   01/01/2007   Fee          First                        NAP
   15             NAP               98.9%   01/01/2007   Fee          First                        NAP
   15             NAP               72.1%   01/01/2007   Fee          First                        NAP
   16             NAP               97.7%   09/25/2006   Fee          First                        NAP
   17             2003              90.8%   11/01/2006   Fee          First                        NAP
   18             NAP               84.7%   11/20/2006   Fee          First                   18, 19, 20, 21
   19             2001              83.9%   11/20/2006   Fee          First                   18, 19, 20, 21
   20             NAP              100.0%   11/20/2006   Fee          First                   18, 19, 20, 21
   21             1992             100.0%   11/20/2006   Fee          First                   18, 19, 20, 21
   22             NAP              100.0%   10/01/2006   Fee          First                        NAP
   23             2000              94.1%   10/18/2006   Fee          First                        NAP
   23             NAP               96.5%   10/18/2006   Fee          First                        NAP
   23             NAP              100.0%   10/18/2006   Fee          First                        NAP
   23             NAP               89.7%   10/18/2006   Fee          First                        NAP
   23             NAP               50.0%   10/18/2006   Fee          First                        NAP
   24             NAP               92.9%   12/28/2006   Fee          First                        NAP
   25             2005              97.7%   10/01/2006   Fee          First                        NAP
   26             NAP               93.7%   11/16/2006   Fee          First                      26, 140
   27             NAP              100.0%   10/13/2006   Fee          First                        NAP
   28             2004             100.0%   01/19/2007   Fee          First                        NAP
   29             NAP              100.0%   10/01/2006   Fee          First                        NAP
   30             NAP              100.0%   02/01/2007   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   31             NAP              100.0%   02/01/2007   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   32             NAP              100.0%   02/01/2007   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   33             NAP              100.0%   02/01/2007   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   34             NAP              100.0%   02/01/2007   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   35             1991             100.0%   10/04/2006   Fee          First                        NAP
   36             NAP              100.0%   09/01/2006   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   37             NAP              100.0%   09/01/2006   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   38             NAP              100.0%   09/01/2006   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   39             NAP              100.0%   09/01/2006   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   40             NAP              100.0%   09/01/2006   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   41             NAP              100.0%   09/01/2006   Fee          First     30, 31, 32, 33, 34, 36, 37, 38, 39, 40, 41
   42             NAP               83.9%   01/01/2007   Fee          First                        NAP
   43             NAP               95.4%   09/01/2006   Fee          First                       43, 77
   44             NAP              100.0%   12/15/2006   Fee          First                        NAP
   45             NAP               96.1%   11/01/2006   Fee          First                        NAP
   46             NAP               99.0%   08/01/2006   Fee          First                        NAP
   47             NAP               97.0%   10/31/2006   Fee          First                        NAP
   48             NAP               95.6%   06/30/2006   Fee          First                        NAP
   49         1985 / 1987          100.0%   12/18/2006   Fee          First                        NAP
   50             2004              93.0%   11/08/2006   Fee          First                        NAP
   51          2001-2005            91.6%   12/08/2006   Fee          First                       51, 73
   52             2000              63.1%   10/17/2006   Fee          First                        NAP
   53             NAP               76.0%   09/30/2006   Fee          First                      53, 100
   54             NAP              100.0%   10/09/2006   Fee          First                 54, 65, 89, 92, 98
   55             2005             100.0%   11/30/2006   Fee          First                        NAP
   56             NAP               98.1%   11/07/2006   Fee          First                        NAP
   57             NAP               92.9%   10/23/2006   Fee          First                        NAP
   58             NAP              100.0%   01/10/2007   Fee          First                     58, 71, 91
   59             NAP              100.0%   09/01/2006   Fee          First                        NAP
   60             NAP               96.7%   10/18/2006   Fee          First                        NAP
   61             1997              77.4%   10/31/2006   Fee          First                        NAP
   62             NAP              100.0%   09/28/2006   Fee          First                        NAP
   63             2001             100.0%   10/24/2006   Fee          First                        NAP
   64             1992             100.0%   12/20/2006   Fee          First                        NAP
   65             2000             100.0%   10/09/2006   Fee          First                 54, 65, 89, 92, 98
   66             NAP               95.1%   10/25/2006   Fee          First                        NAP
   67             NAP              100.0%   11/06/2006   Fee          First                        NAP
   68             NAP               93.3%   09/18/2006   Fee          First                        NAP
   69             NAP              100.0%   10/13/2006   Fee          First                        NAP
   70             2006             100.0%   01/25/2007   Fee          First                        NAP
   71             NAP              100.0%   12/28/2006   Fee          First                     58, 71, 91
   72             NAP               94.0%   11/02/2006   Fee          First                        NAP
   73          2001-2005            95.7%   12/08/2006   Fee          First                       51, 73
   74             NAP               60.1%   09/30/2006   Fee          First                        NAP
   75             NAP               95.1%   10/18/2006   Fee          First                        NAP
   76             NAP               95.9%   11/01/2006   Fee          First                        NAP
   77             NAP               98.4%   11/30/2006   Fee          First                       43, 77
   78             NAP               94.0%   10/23/2006   Fee          First                        NAP
   79             2001              69.1%   07/31/2006   Fee          First                        NAP
   80             NAP               95.1%   11/01/2006   Fee          First                    80, 97, 112
   81             NAP               76.9%   10/01/2006   Fee          First                        NAP
   82             NAP              100.0%   05/17/2006   Fee          First                        NAP
   83             1991              69.6%   07/31/2006   Fee          First                        NAP
   84             NAP               92.7%   11/01/2006   Fee          First                        NAP
   85      1999 / 2001 / 2006      100.0%   01/04/2007   Fee          First                        NAP
   86             NAP              100.0%   07/13/2006   Fee          First                        NAP
   87          2003-2005            92.3%   12/05/2006   Fee          First                        NAP
   88             NAP              100.0%   12/20/2006   Fee          First                      88, 135
   89             2002             100.0%   10/09/2006   Fee          First                 54, 65, 89, 92, 98
   90             2004              89.4%   10/31/2006   Fee          First                        NAP
   91             NAP              100.0%   12/12/2006   Leasehold    First                     58, 71, 91
   92             2003             100.0%   10/09/2006   Fee          First                 54, 65, 89, 92, 98
   93             NAP              100.0%   11/30/2006   Fee          First                        NAP
   94             NAP               83.9%   12/21/2006   Fee          First                        NAP
   95             NAP               90.0%   10/31/2006   Fee          First                        NAP
   96             NAP               90.4%   01/01/2007   Fee          First                        NAP
   97             NAP               80.5%   11/01/2006   Fee          First                    80, 97, 112
   98         1978 / 1985          100.0%   10/09/2006   Fee          First                 54, 65, 89, 92, 98
   99             NAP               77.3%   02/06/2007   Fee          First                        NAP
  100             2006              71.0%   09/30/2006   Fee          First                      53, 100
  101             NAP               63.9%   11/01/2006   Fee          First                        NAP
  102             NAP              100.0%   12/20/2006   Fee          First                        NAP
  103             NAP               95.5%   10/30/2006   Fee          First                        NAP
  104             NAP              100.0%   09/01/2006   Fee          First                        NAP
  105             NAP               96.1%   11/01/2006   Fee          First                        NAP
  106             NAP               70.6%   09/30/2006   Fee          First                        NAP
  107             NAP               96.9%   12/14/2006   Fee          First                        NAP
  108             NAP              100.0%   11/01/2006   Fee          First                      108, 109
  109             NAP              100.0%   10/01/2006   Fee          First                      108, 109
  110             NAP               53.9%   11/01/2006   Fee          First                        NAP
  111             NAP               93.4%   11/30/2006   Fee          First                        NAP
  112             2003              78.1%   11/01/2006   Fee          First                    80, 97, 112
  113             1999             100.0%   12/21/2006   Fee          First                        NAP
  114             NAP               61.1%   11/01/2006   Fee          First                        NAP
  115             NAP               80.4%   08/01/2006   Leasehold    First                        NAP
  116             NAP               88.4%   10/09/2006   Fee          First                        NAP
  117             NAP               74.7%   08/31/2006   Fee          First                        NAP
  118             NAP              100.0%   11/01/2006   Fee          First                        NAP
  119             2005              96.4%   08/28/2006   Fee          First                        NAP
  120             NAP               77.6%   11/09/2006   Fee          First                        NAP
  121             NAP              100.0%   12/01/2006   Fee          First                      121, 142
  122             2005              71.2%   08/31/2006   Fee          First                        NAP
  123             NAP              100.0%   09/27/2006   Fee          First                        NAP
  124             NAP               85.5%   01/19/2007   Fee          First                      124, 149
  125             NAP              100.0%   10/15/2006   Fee          First                        NAP
  126             NAP               95.0%   08/01/2006   Fee          First                        NAP
  127          2002-2004            90.1%   11/30/2006   Fee          First                        NAP
  128             NAP              100.0%   10/13/2006   Fee          First                        NAP
  129             2003              98.1%   10/31/2006   Fee          First                        NAP
  130             1992              98.6%   10/01/2006   Fee          First                        NAP
  131             NAP               83.3%   08/25/2006   Fee          First                        NAP
  132             NAP              100.0%   09/15/2006   Fee          First                        NAP
  133             NAP               90.8%   12/31/2006   Fee          First                        NAP
  134             NAP              100.0%   09/30/2006   Fee          First                        NAP
  135             NAP              100.0%   12/20/2006   Fee          First                      88, 135
  136             1997              96.6%   08/15/2006   Leasehold    First                        NAP
  137             NAP              100.0%   02/01/2007   Fee          First                        NAP
  138             NAP               92.7%   09/01/2006   Fee          First                        NAP
  139             2004              66.4%   08/31/2006   Fee          First                        NAP
  140             NAP              100.0%   10/31/2006   Fee          First                      26, 140
  141             NAP              100.0%   11/21/2006   Fee          First                        NAP
  142             NAP              100.0%   02/01/2007   Fee          First                      121, 142
  143             NAP              100.0%   09/11/2006   Fee          First                        NAP
  144             2006             100.0%   09/25/2006   Fee          First                        NAP
  145             NAP               94.4%   09/30/2006   Fee          First                        NAP
  146             NAP              100.0%   10/01/2006   Fee          First                        NAP
  147             NAP              100.0%   10/03/2006   Fee          First                        NAP
  148             NAP               79.8%   12/01/2006   Fee          First                        NAP
  149             1996              88.5%   10/24/2006   Fee          First                      124, 149
  150             NAP               91.8%   11/30/2006   Fee          First                        NAP
  151             NAP              100.0%   12/04/2006   Leasehold    First                        NAP
  152             NAP              100.0%   10/31/2006   Fee          First                        NAP
  153             NAP              100.0%   08/02/2006   Fee          First                        NAP
  154             NAP              100.0%   11/14/2006   Fee          First                        NAP
  155             NAP              100.0%   09/26/2006   Fee          First                        NAP
  156             NAP              100.0%   09/07/2006   Fee          First                        NAP
  157             NAP               81.1%   12/29/2006   Fee          First                        NAP
  158             NAP              100.0%   01/03/2007   Fee          First                        NAP
  159             NAP              100.0%   12/15/2006   Fee          First                        NAP
  160             NAP              100.0%   12/07/2006   Fee          First                        NAP
  161             NAP              100.0%   12/18/2006   Fee          First                        NAP
  162             NAP              100.0%   10/31/2006   Fee          First                        NAP
  163             NAP               89.6%   08/16/2006   Fee          First                        NAP
  164             NAP              100.0%   12/05/2006   Fee          First                        NAP
  165             NAP               96.0%   12/29/2006   Fee          First                        NAP
  166             NAP              100.0%   12/12/2006   Fee          First                      166, 171
  167             NAP              100.0%   10/23/2006   Fee          First                        NAP
  168             NAP               91.5%   01/18/2007   Fee          First                        NAP
  169             NAP               85.7%   11/14/2006   Fee          First                        NAP
  170             NAP              100.0%   02/01/2007   Fee          First                        NAP
  171             NAP              100.0%   11/28/2006   Fee          First                      166, 171

----------------------------------------------------------------------------------------------------------------------
                                             CUT-OFF DATE
                                                  BALANCE
MORTGAGE      ORIGINAL        CUT-OFF DATE    PER UNIT OR                FIRST PAYMENT   FIRST PAYMENT
LOAN NO.      BALANCE           BALANCE(6)             SF   NOTE DATE     DATE (P&I)      DATE (IO)(7)   MATURITY DATE
----------------------------------------------------------------------------------------------------------------------

   1         $225,000,000     $225,000,000           $219   12/20/2006        NAP         02/09/2007      01/09/2017
   2         $172,000,000     $172,000,000           $371   01/18/2007        NAP         03/08/2007      02/08/2017
             $138,500,000     $138,500,000       $158,915   12/08/2006        NAP         01/08/2007      12/08/2011
   3          $33,104,878      $33,104,878       $158,915   12/08/2006        NAP         01/08/2007      12/08/2011
   3          $23,646,341      $23,646,341       $158,915   12/08/2006        NAP         01/08/2007      12/08/2011
   3          $22,632,927      $22,632,927       $158,915   12/08/2006        NAP         01/08/2007      12/08/2011
   3          $20,437,195      $20,437,195       $158,915   12/08/2006        NAP         01/08/2007      12/08/2011
   3          $16,214,634      $16,214,634       $158,915   12/08/2006        NAP         01/08/2007      12/08/2011
   3           $9,627,439       $9,627,439       $158,915   12/08/2006        NAP         01/08/2007      12/08/2011
   3           $7,431,707       $7,431,707       $158,915   12/08/2006        NAP         01/08/2007      12/08/2011
   3           $5,404,878       $5,404,878       $158,915   12/08/2006        NAP         01/08/2007      12/08/2011
   4         $135,000,000     $135,000,000           $492   01/22/2007        NAP         03/11/2007      02/11/2017
   5         $133,000,000     $133,000,000           $150   12/28/2006        NAP         02/08/2007      01/08/2012
   6          $90,000,000      $90,000,000           $331   12/08/2006        NAP         01/08/2007      12/08/2016
   7          $80,000,000      $80,000,000           $404   12/07/2006        NAP         02/05/2007      01/05/2013
   8          $69,600,000      $69,600,000       $158,904   12/19/2006        NAP         02/05/2007      01/05/2014
   9          $54,400,000      $54,400,000       $260,287   12/12/2006        NAP         02/05/2007      01/05/2014
   10         $46,260,000      $46,260,000       $275,357   12/15/2006        NAP         02/01/2007      01/01/2014
   11         $46,000,000      $45,949,650           $169   12/11/2006    02/01/2007          NAP         01/01/2017
   12         $38,400,000      $38,400,000        $88,889   01/03/2007        NAP         02/08/2007      01/08/2012
   13         $37,950,000      $37,950,000           $117   12/08/2006        NAP         02/01/2007      01/01/2014
   14         $35,000,000      $35,000,000       $190,217   01/03/2007    03/01/2007          NAP         02/01/2017
              $33,500,000      $33,500,000            $96   11/08/2006        NAP         12/08/2006      11/08/2013
   15         $15,000,000      $15,000,000            $96   11/08/2006        NAP         12/08/2006      11/08/2013
   15         $11,300,000      $11,300,000            $96   11/08/2006        NAP         12/08/2006      11/08/2013
   15          $7,200,000       $7,200,000            $96   11/08/2006        NAP         12/08/2006      11/08/2013
   16         $30,597,806      $30,597,806        $87,925   11/30/2006        NAP         01/01/2007      06/01/2012
   17         $26,500,000      $26,500,000           $124   12/15/2006    02/01/2012      02/01/2007      01/01/2017
              $25,000,000      $24,975,867           $120   12/15/2006    02/01/2007          NAP         01/01/2017
   18         $11,750,100      $11,738,758           $120   12/15/2006    02/01/2007          NAP         01/01/2017
   19          $6,150,000       $6,144,063           $120   12/15/2006    02/01/2007          NAP         01/01/2017
   20          $3,895,500       $3,891,740           $120   12/15/2006    02/01/2007          NAP         01/01/2017
   21          $3,204,400       $3,201,307           $120   12/15/2006    02/01/2007          NAP         01/01/2017
   22         $21,000,000      $21,000,000           $103   10/17/2006        NAP         12/01/2006      11/01/2013
              $21,000,000      $21,000,000            $69   12/12/2006    02/01/2010      02/01/2007      01/01/2017
   23          $8,400,000       $8,400,000            $69   12/12/2006    02/01/2010      02/01/2007      01/01/2017
   23          $4,800,000       $4,800,000            $69   12/12/2006    02/01/2010      02/01/2007      01/01/2017
   23          $3,550,000       $3,550,000            $69   12/12/2006    02/01/2010      02/01/2007      01/01/2017
   23          $3,450,000       $3,450,000            $69   12/12/2006    02/01/2010      02/01/2007      01/01/2017
   23            $800,000         $800,000            $69   12/12/2006    02/01/2010      02/01/2007      01/01/2017
   24         $20,625,000      $20,625,000           $159   12/29/2006        NAP         02/01/2007      01/01/2012
   25         $20,500,000      $20,500,000           $166   12/04/2006    02/01/2012      02/01/2007      01/01/2017
   26         $20,200,000      $20,200,000           $114   11/17/2006    01/09/2012      01/09/2007      12/09/2016
   27         $19,400,000      $19,400,000           $182   11/06/2006    01/01/2012      01/01/2007      12/01/2016
   28         $18,125,000      $18,125,000           $193   02/01/2007    03/01/2008      03/01/2007      02/01/2017
   29         $16,700,000      $16,700,000           $127   12/07/2006    02/01/2010      02/01/2007      01/01/2017
              $16,375,000      $16,356,418           $135   11/30/2006    01/01/2007          NAP         12/01/2016
   30          $6,490,000       $6,482,635           $135   11/30/2006    01/01/2007          NAP         12/01/2016
   31          $3,100,000       $3,096,482           $135   11/30/2006    01/01/2007          NAP         12/01/2016
   32          $2,860,000       $2,856,755           $135   11/30/2006    01/01/2007          NAP         12/01/2016
   33          $1,965,000       $1,962,770           $135   11/30/2006    01/01/2007          NAP         12/01/2016
   34          $1,960,000       $1,957,776           $135   11/30/2006    01/01/2007          NAP         12/01/2016
   35         $16,000,000      $16,000,000           $669   10/20/2006    12/01/2011      12/01/2006      11/01/2016
              $15,825,000      $15,807,042           $211   11/30/2006    01/01/2007          NAP         12/01/2016
   36          $3,920,000       $3,915,552           $211   11/30/2006    01/01/2007          NAP         12/01/2016
   37          $3,880,000       $3,875,597           $211   11/30/2006    01/01/2007          NAP         12/01/2016
   38          $2,550,000       $2,547,106           $211   11/30/2006    01/01/2007          NAP         12/01/2016
   39          $2,240,000       $2,237,458           $211   11/30/2006    01/01/2007          NAP         12/01/2016
   40          $2,195,000       $2,192,509           $211   11/30/2006    01/01/2007          NAP         12/01/2016
   41          $1,040,000       $1,038,820           $211   11/30/2006    01/01/2007          NAP         12/01/2016
   42         $15,800,000      $15,800,000           $302   04/27/2006        NAP         06/01/2006      09/01/2011
   43         $15,125,000      $15,125,000           $101   11/29/2006    01/01/2012      01/01/2007      12/01/2016
   44         $15,000,000      $14,986,828           $172   12/19/2006    02/01/2007          NAP         01/01/2017
   45         $14,600,000      $14,600,000           $448   12/05/2006    02/01/2010      02/01/2007      01/01/2017
   46         $14,000,000      $14,000,000       $133,333   10/05/2006        NAP         12/01/2006      11/01/2011
   47         $14,000,000      $14,000,000        $70,000   11/27/2006    01/01/2012      01/01/2007      12/01/2016
   48         $14,000,000      $14,000,000            $43   09/01/2006    10/01/2009      10/01/2006      09/01/2016
   49         $14,000,000      $13,971,230            $44   12/18/2006    02/01/2007          NAP         01/01/2017
   50         $13,493,750      $13,493,750        $58,925   01/09/2007    03/01/2012      03/01/2007      02/01/2017
   51         $13,400,000      $13,387,505        $36,478   12/14/2006    02/01/2007          NAP         01/01/2017
   52         $12,300,000      $12,278,024        $32,741   11/29/2006    01/01/2007          NAP         12/01/2016
   53         $12,150,000      $12,139,283       $103,755   12/29/2006    02/01/2007          NAP         01/01/2017
   54         $12,000,000      $12,000,000           $426   12/01/2006        NAP         01/01/2007      12/01/2016
   55         $12,000,000      $12,000,000           $158   09/12/2006    11/01/2011      11/01/2006      10/01/2016
   56         $11,500,000      $11,500,000        $31,768   10/12/2006        NAP         12/01/2006      11/01/2016
   57         $11,000,000      $11,000,000           $136   06/05/2006    07/01/2007      08/01/2006      07/01/2016
   58         $10,400,000      $10,400,000            $45   01/10/2007        NAP         03/01/2007      02/01/2017
   59          $9,900,000       $9,900,000           $213   10/17/2006    12/01/2009      12/01/2006      11/01/2016
   60          $9,600,000       $9,600,000       $157,377   11/30/2006    07/01/2008      01/01/2007      12/01/2013
   61          $9,325,000       $9,325,000            $96   12/01/2006    08/01/2009      02/01/2007      01/01/2017
   62          $9,250,000       $9,250,000           $370   11/21/2006    01/01/2010      01/01/2007      12/01/2016
   63          $9,100,000       $9,100,000            $99   10/26/2006        NAP         12/01/2006      11/01/2011
   64          $9,000,000       $9,000,000           $207   12/21/2006    02/01/2012      02/01/2007      01/01/2017
   65          $9,000,000       $9,000,000           $630   12/01/2006        NAP         01/01/2007      12/01/2016
   66          $9,000,000       $9,000,000        $55,556   12/12/2006    02/01/2012      02/01/2007      01/01/2017
   67          $9,000,000       $8,984,042           $333   11/22/2006    01/01/2007          NAP         12/01/2016
   68          $8,800,000       $8,800,000        $58,667   02/01/2007    01/01/2009      03/01/2007      12/01/2015
   69          $8,800,000       $8,800,000           $285   10/16/2006    12/01/2007      12/01/2006      05/01/2017
   70          $8,800,000       $8,800,000           $880   11/29/2006    01/01/2012      01/01/2007      12/01/2016
   71          $8,800,000       $8,800,000           $239   12/28/2006        NAP         02/01/2007      01/01/2017
   72          $8,700,000       $8,700,000           $184   11/20/2006    01/01/2009      01/01/2007      12/01/2016
   73          $8,600,000       $8,591,981        $53,037   12/14/2006    02/01/2007          NAP         01/01/2017
   74          $8,500,000       $8,489,109        $61,073   12/11/2006    02/01/2007          NAP         01/01/2017
   75          $8,400,000       $8,400,000           $251   10/24/2006    12/01/2011      12/01/2006      11/01/2016
   76          $8,300,000       $8,300,000        $68,033   11/07/2006    01/01/2010      01/01/2007      12/01/2016
   77          $8,200,000       $8,200,000            $71   12/08/2006    02/01/2012      02/01/2007      01/01/2017
   78          $8,200,000       $8,192,581            $66   12/12/2006    02/01/2007          NAP         01/01/2017
   79          $8,175,000       $8,154,078        $43,839   11/03/2006    01/01/2007          NAP         12/01/2016
   80          $8,118,000       $8,111,325           $138   12/07/2006    02/01/2007          NAP         01/01/2017
   81          $8,000,000       $8,000,000           $157   11/30/2006    01/01/2009      01/01/2007      12/01/2016
   82          $8,000,000       $8,000,000           $166   11/03/2006    01/01/2010      01/01/2007      12/01/2016
   83          $7,950,000       $7,936,155        $67,830   11/30/2006    01/01/2007          NAP         12/01/2016
   84          $7,500,000       $7,500,000           $206   10/16/2006    12/01/2011      12/01/2006      11/01/2016
   85          $7,500,000       $7,500,000            $90   01/08/2007    03/01/2007          NAP         02/01/2017
   86          $7,400,000       $7,400,000           $303   11/15/2006    01/01/2012      01/01/2007      12/01/2016
   87          $6,800,000       $6,794,334        $29,036   12/05/2006    02/01/2007          NAP         01/01/2017
   88          $6,750,000       $6,750,000           $198   12/27/2006    02/08/2011      02/08/2007      01/08/2017
   89          $6,700,000       $6,700,000           $514   12/01/2006        NAP         01/01/2007      12/01/2016
   90          $6,700,000       $6,691,024        $85,782   12/06/2006    02/01/2007          NAP         01/01/2017
   91          $6,500,000       $6,500,000           $130   12/08/2006    02/01/2010      02/01/2007      01/01/2017
   92          $6,300,000       $6,300,000           $694   11/30/2006        NAP         01/01/2007      12/01/2016
   93          $6,300,000       $6,300,000           $181   11/09/2006    01/01/2009      01/01/2007      12/01/2016
   94          $6,230,000       $6,230,000           $521   12/13/2006    02/01/2012      02/01/2007      01/01/2017
   95          $6,000,000       $6,000,000        $30,000   11/30/2006    01/01/2012      01/01/2007      12/01/2016
   96          $6,000,000       $6,000,000            $94   01/31/2007    03/01/2009      03/01/2007      02/01/2017
   97          $5,869,000       $5,864,174           $120   12/07/2006    02/01/2007          NAP         01/01/2017
   98          $5,750,000       $5,750,000           $328   12/01/2006        NAP         01/01/2007      12/01/2016
   99          $5,600,000       $5,600,000            $75   11/17/2006    01/01/2009      01/01/2007      12/01/2016
  100          $5,600,000       $5,595,148        $69,076   12/29/2006    02/01/2007          NAP         01/01/2017
  101          $5,600,000       $5,569,570        $73,284   10/19/2006    12/01/2006          NAP         11/01/2016
  102          $5,550,000       $5,550,000            $86   12/20/2006    02/01/2012      02/01/2007      01/01/2017
  103          $5,500,000       $5,500,000           $184   12/04/2006    02/01/2012      02/01/2007      01/01/2017
  104          $5,500,000       $5,490,073            $55   11/27/2006    01/01/2007          NAP         12/01/2016
  105          $5,440,000       $5,440,000        $23,860   11/30/2006    01/01/2009      01/01/2007      12/01/2016
  106          $5,400,000       $5,395,334        $31,008   12/06/2006    02/01/2007          NAP         01/01/2012
  107          $5,320,000       $5,320,000       $166,250   12/08/2006    02/01/2008      02/01/2007      01/01/2017
               $5,300,000       $5,291,307           $205   11/30/2006    01/01/2007          NAP         12/01/2011
  108          $3,600,000       $3,594,095           $205   11/30/2006    01/01/2007          NAP         12/01/2011
  109          $1,700,000       $1,697,212           $205   11/30/2006    01/01/2007          NAP         12/01/2011
  110          $5,300,000       $5,278,478        $35,665   10/31/2006    12/01/2006          NAP         11/01/2016
  111          $5,250,000       $5,245,274            $81   12/04/2006    02/01/2007          NAP         01/01/2017
  112          $5,238,000       $5,233,693           $101   12/07/2006    02/01/2007          NAP         01/01/2017
  113          $5,100,000       $5,097,423            $33   12/21/2006    02/01/2007          NAP         01/01/2017
  114          $5,100,000       $5,087,352        $46,249   11/20/2006    01/01/2007          NAP         12/01/2016
  115          $5,030,000       $5,016,581        $77,178   10/31/2006    12/01/2006          NAP         11/01/2016
  116          $4,900,000       $4,900,000           $154   12/15/2006    02/01/2010      02/01/2007      01/01/2017
  117          $4,820,000       $4,820,000           $170   11/21/2006    01/01/2010      01/01/2007      12/01/2016
  118          $4,800,000       $4,800,000           $302   11/27/2006    01/01/2012      01/01/2007      12/01/2016
  119          $4,760,000       $4,751,985        $57,253   11/06/2006    01/01/2007          NAP         12/01/2016
  120          $4,725,000       $4,721,032           $139   12/07/2006    02/01/2007          NAP         01/01/2017
  121          $4,690,000       $4,685,692           $316   12/20/2006    02/01/2007          NAP         01/01/2017
  122          $4,650,000       $4,637,448        $60,227   10/30/2006    12/01/2006          NAP         11/01/2013
  123          $4,600,000       $4,600,000           $193   02/01/2007    04/01/2010      04/01/2007      03/01/2012
  124          $4,600,000       $4,600,000           $275   01/12/2007    03/01/2012      03/01/2007      02/01/2017
  125          $4,500,000       $4,496,131            $75   12/28/2006    02/01/2007          NAP         01/01/2017
  126          $4,500,000       $4,488,331            $90   10/06/2006    12/01/2006          NAP         11/01/2016
  127          $4,300,000       $4,300,000             $9   11/30/2006    01/01/2010      01/01/2007      12/01/2016
  128          $4,250,000       $4,242,636           $202   11/20/2006    01/01/2007          NAP         12/01/2016
  129          $4,160,000       $4,160,000        $77,037   11/29/2006    01/01/2010      01/01/2007      12/01/2016
  130          $4,150,000       $4,150,000        $29,433   12/07/2006    02/01/2010      02/01/2007      01/01/2017
  131          $4,000,000       $3,989,354            $41   10/06/2006    12/01/2006          NAP         11/01/2016
  132          $3,950,000       $3,939,238           $283   10/26/2006    12/01/2006          NAP         11/01/2016
  133          $3,800,000       $3,790,193            $65   10/18/2006    12/01/2006          NAP         11/01/2016
  134          $3,725,000       $3,725,000            $81   11/30/2006    01/01/2010      01/01/2007      12/01/2016
  135          $3,725,000       $3,725,000           $270   12/27/2006    02/08/2011      02/08/2007      01/08/2017
  136          $3,600,000       $3,587,183           $113   09/15/2006    11/01/2006          NAP         10/01/2016
  137          $3,500,000       $3,500,000           $111   10/27/2006    12/01/2008      12/01/2006      11/01/2016
  138          $3,450,000       $3,440,945           $101   11/22/2006    01/01/2007          NAP         12/01/2016
  139          $3,400,000       $3,386,970        $23,685   10/12/2006    12/01/2006          NAP         11/01/2011
  140          $3,320,000       $3,320,000           $112   09/01/2006    10/09/2009      10/09/2006      09/09/2016
  141          $3,050,000       $3,050,000            $40   11/21/2006    01/04/2012      01/04/2007      06/04/2017
  142          $3,030,000       $3,017,541           $204   10/23/2006    12/01/2006          NAP         11/01/2016
  143          $3,000,000       $3,000,000           $305   02/01/2007    03/01/2007          NAP         02/01/2017
  144          $3,000,000       $2,992,146           $154   10/25/2006    12/01/2006          NAP         11/01/2016
  145          $2,570,000       $2,565,570        $17,816   11/07/2006    01/01/2007          NAP         12/01/2016
  146          $2,500,000       $2,500,000           $207   12/04/2006    02/01/2010      02/01/2007      01/01/2017
  147          $2,400,000       $2,395,927       $126,101   11/30/2006    01/01/2007          NAP         12/01/2016
  148          $2,350,000       $2,350,000           $315   01/08/2007    03/01/2012      03/01/2007      02/01/2017
  149          $2,335,000       $2,335,000        $29,936   12/27/2006    02/01/2010      02/01/2007      01/01/2017
  150          $2,330,000       $2,330,000           $135   10/06/2006    12/01/2008      12/01/2006      11/01/2011
  151          $2,300,000       $2,298,851           $173   12/08/2006    02/01/2007          NAP         01/01/2017
  152          $2,300,000       $2,293,821           $135   10/25/2006    12/01/2006          NAP         11/01/2016
  153          $2,250,000       $2,250,000            $22   11/01/2006    12/01/2009      12/01/2006      11/01/2016
  154          $2,230,000       $2,226,333            $95   11/14/2006    01/01/2007          NAP         12/01/2016
  155          $2,175,000       $2,175,000           $302   11/21/2006    01/01/2009      01/01/2007      12/01/2011
  156          $2,150,000       $2,150,000           $281   10/11/2006        NAP         12/01/2006      11/01/2016
  157          $2,150,000       $2,148,161            $30   12/29/2006    02/01/2007          NAP         01/01/2017
  158          $2,040,000       $2,040,000           $312   12/18/2006    02/01/2010      02/01/2007      01/01/2017
  159          $2,000,000       $1,998,303           $109   12/21/2006    02/01/2007          NAP         01/01/2017
  160          $2,000,000       $1,998,303           $503   12/07/2006    02/01/2007          NAP         01/01/2017
  161          $2,000,000       $1,997,467            $67   12/18/2006    02/01/2007          NAP         01/01/2017
  162          $1,950,000       $1,947,423            $49   12/07/2006    02/01/2007          NAP         01/01/2017
  163          $1,800,000       $1,797,008        $26,821   11/28/2006    01/01/2007          NAP         12/01/2016
  164          $1,600,000       $1,600,000            $64   12/08/2006        NAP         02/01/2007      01/01/2017
  165          $1,600,000       $1,598,695        $31,974   12/29/2006    02/01/2007          NAP         01/01/2017
  166          $1,550,000       $1,548,808           $155   12/12/2006    02/01/2007          NAP         01/01/2017
  167          $1,500,000       $1,496,302           $298   10/27/2006    12/01/2006          NAP         11/01/2016
  168          $1,480,000       $1,480,000           $141   11/30/2006    01/01/2009      01/01/2007      12/01/2016
  169          $1,120,000       $1,118,173           $133   11/29/2006    01/01/2007          NAP         12/01/2016
  170          $1,100,000       $1,099,049           $162   12/20/2006    02/01/2007          NAP         01/01/2017
  171            $640,000         $639,118           $107   11/28/2006    01/01/2007          NAP         12/01/2016

           $2,418,246,556   $2,417,646,575

-------------------------------------------------------------------------------------------------------------------------------
                                                                                    ORIGINAL   REMAINING
                                                                                      TERM       TERM      ORIGINAL   REMAINING
MORTGAGE             GRACE                         LOCKBOX          LOCKBOX            TO         TO        AMORT.     AMORT.
LOAN NO.           PERIOD(8)           ARD LOAN    STATUS            TYPE           MATURITY   MATURITY    TERM(9)      TERM
-------------------------------------------------------------------------------------------------------------------------------

   1                   2                  No      Springing          Hard             120         119         IO         IO
   2                   0                  No      In-Place           Hard             120         120         IO         IO
                                                                                       60          58         IO         IO
   3                   0                  No      In-Place           Hard              60          58         IO         IO
   3                   0                  No      In-Place           Hard              60          58         IO         IO
   3                   0                  No      In-Place           Hard              60          58         IO         IO
   3                   0                  No      In-Place           Hard              60          58         IO         IO
   3                   0                  No      In-Place           Hard              60          58         IO         IO
   3                   0                  No      In-Place           Hard              60          58         IO         IO
   3                   0                  No      In-Place           Hard              60          58         IO         IO
   3                   0                  No      In-Place           Hard              60          58         IO         IO
   4                  10                  No      In-Place           Hard             120         120         IO         IO
   5                   0                  No      In-Place           Hard              60          59         IO         IO
   6                   0                  No      In-Place           Hard             120         118         IO         IO
   7                   5                  No      Springing          Hard              72          71         IO         IO
   8                   0                  No      Springing          Hard              84          83         IO         IO
   9                   0                  No      In-Place           Hard              84          83         IO         IO
   10                  0                 Yes      In-Place           Hard              84          83         IO         IO
   11                  7                  No      In-Place           Hard             120         119        360         359
   12                  0                  No      Springing          Hard              60          59         IO         IO
   13                  5                  No        None              NAP              84          83         IO         IO
   14                  0                  No      Springing          Hard             120         120        300         300
                                                                                       84          81         IO         IO
   15                  0                  No      In-Place           Hard              84          81         IO         IO
   15                  0                  No      In-Place           Hard              84          81         IO         IO
   15                  0                  No      In-Place           Hard              84          81         IO         IO
   16                  0                  No        None              NAP              66          64         IO         IO
   17                  5                  No      In-Place           Hard             120         119        360         360
                                                                                      120         119        360         359
   18                  5                  No        None              NAP             120         119        360         359
   19                  5                  No        None              NAP             120         119        360         359
   20                  5                  No        None              NAP             120         119        360         359
   21                  5                  No        None              NAP             120         119        360         359
   22                  5                  No      In-Place           Hard              84          81         IO         IO
                                                                                      120         119        360         360
   23                  5                  No      Springing          Hard             120         119        360         360
   23                  5                  No      Springing          Hard             120         119        360         360
   23                  5                  No      Springing          Hard             120         119        360         360
   23                  5                  No      Springing          Hard             120         119        360         360
   23                  5                  No      Springing          Hard             120         119        360         360
   24                  0                  No        None              NAP              60          59         IO         IO
   25                  5                  No        None              NAP             120         119        360         360
   26                  0                  No        None              NAP             120         118        360         360
   27                  5                  No      Springing          Hard             120         118        360         360
   28                  7                  No      Springing          Hard             120         120        360         360
   29                  5                  No        None              NAP             120         119        360         360
                                                                                      120         118        420         418
   30                  5                  No        None              NAP             120         118        420         418
   31                  5                  No        None              NAP             120         118        420         418
   32                  5                  No        None              NAP             120         118        420         418
   33                  5                  No        None              NAP             120         118        420         418
   34                  5                  No        None              NAP             120         118        420         418
   35                  5                  No        None              NAP             120         117        360         360
                                                                                      120         118        420         418
   36                  5                  No        None              NAP             120         118        420         418
   37                  5                  No        None              NAP             120         118        420         418
   38                  5                  No        None              NAP             120         118        420         418
   39                  5                  No        None              NAP             120         118        420         418
   40                  5                  No        None              NAP             120         118        420         418
   41                  5                  No        None              NAP             120         118        420         418
   42                  5                  No        None              NAP              64          55         IO         IO
   43                 10                  No        None              NAP             120         118        360         360
   44                  5                  No        None              NAP             120         119        360         359
   45                  5                  No        None              NAP             120         119        360         360
   46                  0                  No        None              NAP              60          57         IO         IO
   47                  5                  No        None              NAP             120         118        360         360
   48                  5                  No      In-Place    Soft Springing Hard     120         115        360         360
   49                  0                  No        None              NAP             120         119        240         239
   50                  5                  No        None              NAP             120         120        360         360
   51                  0                  No        None              NAP             120         119        360         359
   52                  5                  No        None              NAP             120         118        360         358
   53                  5                  No        None              NAP             120         119        360         359
   54                  5                  No        None              NAP             120         118         IO         IO
   55                  5                  No        None              NAP             120         116        360         360
   56                  5                  No        None              NAP             120         117         IO         IO
   57                  5                  No      In-Place           Hard             120         113        360         360
           5 once per calendar year,
   58            0 afterwards            Yes        None              NAP             120         120         IO         IO
   59                  5                  No        None              NAP             120         117        360         360
   60                  5                  No        None              NAP              84          82        360         360
   61                  5                  No        None              NAP             120         119        360         360
   62                  5                  No        None              NAP             120         118        360         360
   63                  5                  No        None              NAP              60          57         IO         IO
   64                  0                  No        None              NAP             120         119        360         360
   65                  5                  No        None              NAP             120         118         IO         IO
   66                  5                  No        None              NAP             120         119        360         360
   67                  5                  No      Springing          Hard             120         118        360         358
   68                  5                  No        None              NAP             106         106        360         360
   69                  5                  No        None              NAP             126         123        360         360
   70                  5                  No      In-Place           Hard             120         118        360         360
           5 once per calendar year,
   71            0 afterwards            Yes        None              NAP             120         119         IO         IO
   72                  7                  No        None              NAP             120         118        360         360
   73                  0                  No        None              NAP             120         119        360         359
   74                  5                  No        None              NAP             120         119        300         299
   75                  5                  No        None              NAP             120         117        360         360
   76                  5                  No        None              NAP             120         118        360         360
   77                  5                  No        None              NAP             120         119        360         360
   78                  5                  No        None              NAP             120         119        360         359
   79                  5                  No        None              NAP             120         118        300         298
   80                 10                  No        None              NAP             120         119        360         359
   81                  5                  No        None              NAP             120         118        360         360
   82                  5                  No        None              NAP             120         118        360         360
   83                  5                  No        None              NAP             120         118        360         358
   84                  5                  No        None              NAP             120         117        360         360
   85                  2                  No        None              NAP             120         120        300         300
   86                  5                  No        None              NAP             120         118        360         360
   87                  0                  No        None              NAP             120         119        360         359
   88                  0                  No        None              NAP             120         119        360         360
   89                  5                  No        None              NAP             120         118         IO         IO
   90                  7                  No        None              NAP             120         119        300         299
           5 once per calendar year,
   91            0 afterwards            Yes        None              NAP             120         119        420         420
   92                  5                  No        None              NAP             120         118         IO         IO
   93                  5                  No        None              NAP             120         118        360         360
   94                  5                  No        None              NAP             120         119        360         360
   95                  5                  No        None              NAP             120         118        300         300
   96                  5                  No        None              NAP             120         120        360         360
   97                 10                  No        None              NAP             120         119        360         359
   98                  5                  No        None              NAP             120         118         IO         IO
   99                  5                  No        None              NAP             120         118        360         360
  100                  5                  No        None              NAP             120         119        360         359
  101                  5                  No        None              NAP             120         117        240         237
  102                  0                 Yes        None              NAP             120         119        360         360
  103                  5                  No        None              NAP             120         119        360         360
  104                  5                  No        None              NAP             120         118        360         358
  105                  5                  No        None              NAP             120         118        360         360
  106                  5                  No        None              NAP              60          59        360         359
  107                  0                  No        None              NAP             120         119        360         360
                                                                                       60          58        360         358
  108                  5                  No        None              NAP              60          58        360         358
  109                  5                  No        None              NAP              60          58        360         358
  110                 15                  No        None              NAP             120         117        300         297
  111                  5                  No        None              NAP             120         119        360         359
  112                 10                  No        None              NAP             120         119        360         359
  113                  2                  No        None              NAP             120         119        420         419
  114                  5                  No        None              NAP             120         118        300         298
  115                  5                  No        None              NAP             120         117        360         357
  116                 15                  No        None              NAP             120         119        360         360
  117                  5                  No        None              NAP             120         118        360         360
  118                  5                  No        None              NAP             120         118        360         360
  119                  5                  No        None              NAP             120         118        360         358
  120                  5                  No        None              NAP             120         119        360         359
  121                  5                  No      In-Place           Hard             120         119        360         359
  122                  5                  No        None              NAP              84          81        360         357
  123                  5                  No        None              NAP              60          60        360         360
  124                  5                  No        None              NAP             120         120        360         360
  125                  5                  No        None              NAP             120         119        360         359
  126                  5                  No        None              NAP             120         117        360         357
  127                  0                  No        None              NAP             120         118        360         360
  128                  5                  No        None              NAP             120         118        360         358
  129                  5                  No        None              NAP             120         118        360         360
  130                  5                  No        None              NAP             120         119        360         360
  131                  5                  No      Springing          Hard             120         117        360         357
  132                  5                 Yes      Springing          Hard             120         117        360         357
  133                 15                  No        None              NAP             120         117        360         357
  134                  5                  No      Springing          Hard             120         118        360         360
  135                  0                  No        None              NAP             120         119        360         360
  136                  5                  No      Springing          Hard             120         116        360         356
  137                  5                 Yes      Springing          Hard             120         117        360         360
  138                  5                  No        None              NAP             120         118        300         298
  139                  5                  No        None              NAP              60          57        300         297
  140                  0                  No        None              NAP             120         115        360         360
  141                 15                 Yes        None              NAP             126         124        360         360
  142                  5                  No      In-Place           Hard             120         117        300         297
  143                  5                  No        None              NAP             120         120        300         300
  144                  5                  No        None              NAP             120         117        360         357
  145                  5                  No        None              NAP             120         118        360         358
  146                  5                  No        None              NAP             120         119        360         360
  147                  5                  No        None              NAP             120         118        360         358
  148                  5                  No        None              NAP             120         120        360         360
  149                  5                  No        None              NAP             120         119        360         360
  150                  5                  No        None              NAP              60          57        360         360
  151                  0                  No        None              NAP             120         119        420         419
  152                  5                  No        None              NAP             120         117        360         357
  153                  5                  No      Springing          Hard             120         117        360         360
  154                  0                  No        None              NAP             120         118        360         358
  155                  5                  No      Springing          Hard              60          58        360         360
  156                  5                  No      Springing          Hard             120         117         IO         IO
  157                  0                  No        None              NAP             120         119        360         359
  158                  5                  No        None              NAP             120         119        360         360
  159                  0                  No        None              NAP             120         119        360         359
  160                  0                  No        None              NAP             120         119        360         359
  161                  0                  No        None              NAP             120         119        300         299
  162                  5                  No        None              NAP             120         119        300         299
  163                  5                  No        None              NAP             120         118        360         358
  164                  0                  No        None              NAP             120         119         IO         IO
  165                  0                  No        None              NAP             120         119        360         359
  166                  0                  No        None              NAP             120         119        360         359
  167                  5                  No        None              NAP             120         117        360         357
  168                  5                  No        None              NAP             120         118        360         360
  169                  5                  No        None              NAP             120         118        360         358
  170                  5                  No      Springing          Hard             120         119        360         359
  171                  0                  No        None              NAP             120         118        360         358

                                                                                      104         103        354         354

-----------------------------------------------------------------------------------------------------------------------------
                                                  THIRD             THIRD        SECOND                  SECOND
                       MONTHLY    MONTHLY          MOST              MOST          MOST                    MOST          MOST
MORTGAGE   MORTGAGE    PAYMENT    PAYMENT        RECENT            RECENT        RECENT                  RECENT        RECENT
LOAN NO.       RATE      (P&I)       (IO)           NOI          NOI DATE           NOI                NOI DATE           NOI
-----------------------------------------------------------------------------------------------------------------------------

   1         5.168%        NAP   $982,420           NAP               NAP   $27,230,278                    2004   $24,208,949
   2         5.540%        NAP   $805,095   $10,849,669              2004   $11,028,977                    2005   $10,750,039
             5.470%        NAP   $640,098
   3         5.470%        NAP   $152,999    $4,272,417              2003    $4,424,364                    2004    $4,834,899
   3         5.470%        NAP   $109,285      $803,037              2003    $3,143,628                    2004    $3,406,835
   3         5.470%        NAP   $104,601    $3,660,684              2003    $3,728,024                    2004    $3,786,052
   3         5.470%        NAP    $94,453    $2,898,727              2003    $3,035,081                    2004    $3,045,886
   3         5.470%        NAP    $74,938    $2,141,293              2003    $2,279,556                    2004    $2,507,293
   3         5.470%        NAP    $44,495    $1,645,420              2003    $1,605,003                    2004    $1,542,739
   3         5.470%        NAP    $34,347    $1,395,417              2003    $1,416,381                    2004    $1,399,387
   3         5.470%        NAP    $24,979      $833,189              2003      $906,505                    2004      $863,301
   4         5.608%        NAP   $639,663    $7,316,000    T-5 (12/31/04)   $17,132,000                    2005   $19,535,609
   5         6.166%        NAP   $692,890           NAP               NAP           NAP                     NAP    $6,949,366
   6         5.795%        NAP   $440,661           NAP               NAP    $5,714,096                    2005    $6,026,784
   7         5.323%        NAP   $359,762   $13,012,542              2004   $14,355,667                    2005   $14,791,752
   8         5.510%        NAP   $324,019    $4,265,946              2004    $5,025,767                    2005    $7,878,827
   9         5.620%        NAP   $258,312    $3,951,299              2004    $4,509,176                    2005    $5,032,776
   10        5.935%        NAP   $231,972    $1,135,000              2003    $2,945,000                    2004    $3,143,000
   11        5.500%   $261,183        NAP           NAP               NAP           NAP                     NAP    $2,959,467
   12        5.720%        NAP   $185,582    $2,441,590              2004    $2,376,481    T-11 (12/31/05) Ann.    $2,420,373
   13        5.480%        NAP   $175,712    $2,612,313              2004    $2,532,862                    2005    $3,437,217
   14        5.770%   $220,610        NAP    $3,418,811              2004    $3,965,254                    2005    $4,637,668
             6.130%        NAP   $173,506
   15        6.130%        NAP    $77,689           NAP               NAP    $1,531,934                    2004    $1,510,183
   15        6.130%        NAP    $58,526           NAP               NAP    $1,030,566                    2004    $1,152,599
   15        6.130%        NAP    $37,291           NAP               NAP      $810,099                    2004      $684,957
   16        5.710%        NAP   $147,617           NAP               NAP    $1,152,337     T-8 (12/31/05) Ann.    $1,537,501
   17        5.610%   $152,298   $125,608    $1,694,601              2004    $1,906,992                    2005    $2,005,007
             5.400%   $140,383        NAP
   18        5.400%    $65,980        NAP    $1,333,175              2004      $996,945                    2005    $1,132,218
   19        5.400%    $34,534        NAP      $810,032              2004      $771,637                    2005      $755,833
   20        5.400%    $21,874        NAP      $441,343              2004      $354,610                    2005      $390,820
   21        5.400%    $17,994        NAP      $353,443              2004      $303,824                    2005      $315,158
   22        6.180%        NAP   $109,652           NAP               NAP           NAP                     NAP    $3,081,034
             5.700%   $121,884   $101,135
   23        5.700%    $48,754    $40,454      $718,219              2003      $771,262                    2004      $748,964
   23        5.700%    $27,859    $23,117      $253,346              2003      $549,098                    2004      $509,388
   23        5.700%    $20,604    $17,097      $294,322              2003      $380,287                    2004      $258,521
   23        5.700%    $20,024    $16,615      $349,488              2003      $345,651                    2004      $348,077
   23        5.700%     $4,643     $3,853      $156,074              2003      $157,698                    2004      $161,579
   24        5.540%        NAP    $95,219           NAP               NAP           NAP                     NAP           NAP
   25        6.280%   $126,622   $108,773           NAP               NAP    $2,344,104                    2005    $2,604,657
   26        5.550%   $115,328    $94,723    $1,729,454              2003    $1,672,585                    2004    $1,805,945
   27        5.740%   $113,090    $94,086           NAP               NAP           NAP                     NAP           NAP
   28        8.250%   $136,167   $126,340    $2,040,574              2004    $1,779,412                    2005    $1,968,007
   29        5.680%    $96,715    $80,145      $770,898              2004    $1,078,062                    2005    $1,664,348
             5.840%    $91,616        NAP
   30        5.840%    $36,311        NAP      $535,609              2003      $534,402                    2004      $534,944
   31        5.840%    $17,344        NAP      $263,383              2003      $267,103                    2004      $261,826
   32        5.840%    $16,001        NAP      $213,800              2003      $214,398                    2004      $222,311
   33        5.840%    $10,994        NAP      $150,315              2003      $158,434                    2004      $151,429
   34        5.840%    $10,966        NAP      $155,549              2003      $154,653                    2004      $155,607
   35        5.950%    $95,414    $80,435    $1,341,155              2004    $1,426,056                    2005    $1,132,384
             5.840%    $88,539        NAP
   36        5.840%    $21,932        NAP      $332,918              2003      $329,827                    2004      $328,559
   37        5.840%    $21,708        NAP      $286,544              2003      $284,218                    2004      $303,253
   38        5.840%    $14,267        NAP      $196,102              2003      $196,714                    2004      $199,642
   39        5.840%    $12,532        NAP      $171,509              2003      $181,013                    2004      $178,499
   40        5.840%    $12,281        NAP      $163,997              2003      $166,896                    2004      $171,751
   41        5.840%     $5,819        NAP           NAP               NAP           NAP                     NAP       $74,687
   42        6.260%        NAP    $83,568           NAP               NAP           NAP                     NAP           NAP
   43        6.143%    $92,077    $78,503    $1,525,881              2004    $1,821,839                    2005    $1,647,099
   44        5.778%    $87,798        NAP           NAP               NAP           NAP                     NAP      $879,845
   45        6.180%    $89,231    $76,234           NAP               NAP           NAP                     NAP           NAP
   46        5.600%        NAP    $66,241      $826,391              2004      $872,436                    2005      $951,260
   47        5.850%    $82,592    $69,198    $1,139,380              2004    $1,225,068                    2005    $1,220,223
   48        5.970%    $83,667    $70,617           NAP               NAP    $1,309,235                    2005      $562,296
   49        5.800%    $98,692        NAP           NAP               NAP           NAP                     NAP           NAP
   50        5.560%    $77,125    $63,389    $1,151,724              2005    $1,222,656         T-12 (07/31/06)    $1,291,368
   51        5.540%    $76,420        NAP    $1,448,835              2003    $1,047,527                    2004    $1,075,176
   52        5.720%    $71,545        NAP           NAP               NAP      $861,512                    2005      $951,537
   53        5.760%    $70,981        NAP           NAP               NAP    $1,039,248                    2005    $1,509,290
   54        5.620%        NAP    $56,981    $1,430,527              2004    $1,443,216                    2005    $1,587,603
   55        5.910%    $71,253    $59,921    $1,113,083              2004      $891,569                    2005      $964,554
   56        5.820%        NAP    $56,550           NAP               NAP      $859,383                    2004      $676,952
   57        6.140%    $66,944    $57,065           NAP               NAP           NAP                     NAP           NAP
   58        5.780%        NAP    $50,789           NAP               NAP           NAP                     NAP           NAP
   59        5.700%    $57,460    $47,678           NAP               NAP      $444,082                    2005      $484,340
   60        5.690%    $55,658    $46,152           NAP               NAP      $612,394                    2005      $779,045
   61        5.580%    $53,415    $43,963    $1,014,574              2004    $1,039,175                    2005      $908,785
   62        5.590%    $53,044    $43,688           NAP               NAP           NAP                     NAP           NAP
   63        6.090%        NAP    $46,824      $504,261              2003      $313,563                    2004      $287,725
   64        5.490%    $51,045    $41,747      $735,687              2003      $872,634                    2004      $961,774
   65        5.620%        NAP    $42,735    $1,075,395              2004    $1,164,829                    2005    $1,253,379
   66        5.680%    $52,122    $43,192           NAP               NAP           NAP                     NAP           NAP
   67        5.750%    $52,522        NAP           NAP               NAP           NAP                     NAP           NAP
   68        5.530%    $50,131    $41,117           NAP               NAP      $645,821    T-12 (09/30/06) Ann.      $545,215
   69        5.930%    $52,365    $44,091           NAP               NAP           NAP                     NAP           NAP
   70        5.590%    $50,463    $41,563           NAP               NAP           NAP                     NAP           NAP
   71        5.910%        NAP    $43,942           NAP               NAP      $587,104                    2004      $588,620
   72        6.280%    $53,737    $46,162           NAP               NAP           NAP                     NAP           NAP
   73        5.540%    $49,046        NAP      $762,997              2003      $710,479                    2004      $684,130
   74        5.980%    $54,662        NAP      $760,703              2004      $949,027                    2005    $1,201,654
   75        6.030%    $50,524    $42,796           NAP               NAP           NAP                     NAP           NAP
   76        6.060%    $50,083    $42,497      $600,015              2004      $595,260                    2005      $654,624
   77        6.153%    $49,973    $42,629    $1,042,787              2004      $663,942                    2005      $439,082
   78        5.660%    $47,385        NAP           NAP               NAP           NAP                     NAP           NAP
   79        6.000%    $52,672        NAP      $395,000              2004    $1,092,008                    2005    $1,102,173
   80        6.030%    $48,828        NAP           NAP               NAP           NAP                     NAP      $836,201
   81        5.850%    $47,195    $39,542           NAP               NAP           NAP                     NAP      $316,825
   82        5.900%    $47,451    $39,880           NAP               NAP           NAP                     NAP           NAP
   83        5.820%    $46,748        NAP      $994,613              2004    $1,107,419                    2005    $1,084,186
   84        6.180%    $45,838    $39,161           NAP               NAP           NAP                     NAP           NAP
   85        5.710%    $47,002        NAP           NAP               NAP           NAP                     NAP           NAP
   86        5.760%    $43,231    $36,013           NAP               NAP           NAP                     NAP           NAP
   87        5.980%    $40,682        NAP      $241,618              2003      $277,861                    2004      $571,905
   88        5.740%    $39,348    $32,736      $636,683              2003      $634,235                    2004      $646,436
   89        5.620%        NAP    $31,814      $982,237              2004      $941,450                    2005      $912,540
   90        5.750%    $42,150        NAP      $679,277              2004      $781,045                    2005      $863,616
   91        5.940%    $36,801    $32,622      $509,153              2003      $527,256                    2004      $590,053
   92        5.560%        NAP    $29,595      $670,822              2004      $699,348                    2005      $685,890
   93        5.940%    $37,529    $31,618      $520,156              2004      $534,937                    2005      $578,750
   94        5.710%    $36,198    $30,056           NAP               NAP           NAP                     NAP           NAP
   95        5.700%    $37,565    $28,896           NAP               NAP      $447,480                    2005      $488,727
   96        6.020%    $36,050    $30,518           NAP               NAP           NAP                     NAP      $494,682
   97        6.030%    $35,301        NAP           NAP               NAP           NAP                     NAP      $550,250
   98        5.560%        NAP    $27,012    $1,116,477              2004    $1,253,071                    2005    $1,420,111
   99        5.930%    $33,323    $28,058           NAP               NAP           NAP                     NAP           NAP
  100        5.830%    $32,965        NAP      $505,723              2004      $587,157                    2005      $682,341
  101        6.960%    $43,282        NAP      $621,009              2004    $1,028,535                    2005      $955,630
  102        5.890%    $32,884    $27,620           NAP               NAP           NAP                     NAP           NAP
  103        5.640%    $31,713    $26,209           NAP               NAP           NAP                     NAP      $522,905
  104        5.680%    $31,852        NAP           NAP               NAP      $574,679                    2005      $558,981
  105        5.900%    $32,267    $27,118      $429,751              2004      $453,252                    2005      $457,285
  106        5.840%    $31,822        NAP      $284,077              2005      $951,331   T-9 (2006) / Budget 3      $729,570
  107        5.900%    $31,555    $26,520           NAP               NAP           NAP                     NAP           NAP
             6.050%    $31,947        NAP
  108        6.050%    $21,700        NAP           NAP               NAP           NAP                     NAP           NAP
  109        6.050%    $10,247        NAP           NAP               NAP      $176,547                    2005      $184,150
  110        5.940%    $33,954        NAP      $611,144              2004      $745,100                    2005      $771,544
  111        5.680%    $30,405        NAP      $831,335              2004      $903,236                    2005      $875,349
  112        6.030%    $31,506        NAP           NAP               NAP           NAP                     NAP      $558,052
  113        6.160%    $29,630        NAP      $514,481              2003      $518,914                    2004      $510,094
  114        6.160%    $33,360        NAP      $529,193              2004      $641,441                    2005      $944,166
  115        6.000%    $30,157        NAP      $608,440              2004      $702,880                    2005      $785,977
  116        5.580%    $28,068    $23,101           NAP               NAP           NAP                     NAP           NAP
  117        5.730%    $28,067    $23,335           NAP               NAP      $471,057                    2005      $476,851
  118        6.190%    $29,367    $25,104           NAP               NAP           NAP                     NAP           NAP
  119        5.950%    $28,386        NAP           NAP               NAP           NAP                     NAP      $418,127
  120        5.950%    $28,177        NAP      $242,276              2004      $310,550                    2005      $313,873
  121        5.600%    $26,924        NAP           NAP               NAP           NAP                     NAP           NAP
  122        5.950%    $27,730        NAP      $687,539              2004      $527,026                    2005      $599,430
  123        6.110%    $27,905    $23,747      $405,426              2004      $429,203                    2005      $452,919
  124        5.690%    $26,669    $22,115           NAP               NAP      $292,357                    2005      $307,260
  125        5.860%    $26,576        NAP      $418,191              2004      $553,165                    2005      $525,659
  126        6.120%    $27,328        NAP           NAP               NAP           NAP                     NAP           NAP
  127        5.930%    $25,587    $21,544           NAP               NAP      $286,864                    2004      $687,439
  128        5.840%    $25,045        NAP           NAP               NAP           NAP                     NAP           NAP
  129        5.600%    $23,882    $19,683      $399,577              2004      $377,521                    2005      $360,700
  130        5.650%    $23,955    $19,811           NAP               NAP      $292,875     T-6 (12/31/05) Ann.      $341,541
  131        6.010%    $24,008        NAP      $439,803              2004      $422,847                    2005      $458,068
  132        5.910%    $23,454        NAP      $343,747              2004      $342,759                    2005      $338,799
  133        6.140%    $23,126        NAP      $364,087   T-12 (07/31/04)      $337,727         T-12 (07/31/05)      $318,119
  134        5.630%    $21,455    $17,719      $292,081              2004      $359,575                    2005      $366,339
  135        5.740%    $21,714    $18,065      $369,788              2004      $310,195                    2005      $357,775
  136        5.940%    $21,445        NAP      $446,889              2004      $436,567                    2005      $451,586
  137        5.920%    $20,805    $17,506      $324,655              2004      $299,498                    2005      $299,498
  138        5.870%    $21,955        NAP           NAP               NAP           NAP                     NAP      $149,694
  139        6.260%    $22,450        NAP      $369,349              2004      $460,352                    2005      $409,856
  140        6.190%    $20,312    $17,364      $163,726              2004      $216,907                    2005      $197,724
  141        5.990%    $18,267    $15,436           NAP               NAP           NAP                     NAP           NAP
  142        5.870%    $19,282        NAP           NAP               NAP           NAP                     NAP           NAP
  143        6.030%    $19,384        NAP           NAP               NAP           NAP                     NAP           NAP
  144        6.080%    $18,141        NAP      $255,103              2004      $262,623                    2005      $260,157
  145        5.860%    $15,178        NAP      $444,177              2003      $370,950                    2004      $321,460
  146        6.100%    $15,150    $12,885           NAP               NAP           NAP                     NAP      $120,176
  147        5.920%    $14,266        NAP           NAP               NAP           NAP                     NAP           NAP
  148        5.720%    $13,669    $11,357           NAP               NAP           NAP                     NAP           NAP
  149        5.840%    $13,760    $11,522           NAP               NAP      $140,541                    2005      $153,400
  150        5.890%    $13,805    $11,595      $247,752              2004      $223,107                    2005      $209,631
  151        6.190%    $13,409        NAP           NAP               NAP           NAP                     NAP           NAP
  152        5.970%    $13,745        NAP      $183,836              2004      $182,248                    2005      $210,669
  153        5.970%    $13,447    $11,349      $200,381              2004      $204,773                    2005      $205,942
  154        6.040%    $13,427        NAP           NAP               NAP           NAP                     NAP           NAP
  155        6.390%    $13,591    $11,743      $210,048              2004      $210,048                    2005      $212,400
  156        6.030%        NAP    $10,804           NAP               NAP           NAP                     NAP           NAP
  157        5.880%    $12,725        NAP           NAP               NAP           NAP                     NAP           NAP
  158        6.270%    $12,587    $10,807           NAP               NAP           NAP                     NAP           NAP
  159        5.910%    $11,876        NAP           NAP               NAP      $315,824                    2004      $315,238
  160        5.910%    $11,876        NAP           NAP               NAP           NAP                     NAP           NAP
  161        6.040%    $12,935        NAP           NAP               NAP           NAP                     NAP           NAP
  162        5.820%    $12,350        NAP           NAP               NAP           NAP                     NAP           NAP
  163        6.000%    $10,792        NAP           NAP               NAP      $166,050                    2005      $216,714
  164        5.900%        NAP     $7,976           NAP               NAP           NAP                     NAP           NAP
  165        6.060%     $9,655        NAP           NAP               NAP           NAP                     NAP      $174,892
  166        6.280%     $9,574        NAP           NAP               NAP           NAP                     NAP           NAP
  167        6.330%     $9,314        NAP           NAP               NAP           NAP                     NAP           NAP
  168        6.150%     $9,017     $7,690           NAP               NAP        $4,347                    2005       $75,064
  169        6.070%     $6,765        NAP           NAP               NAP       $23,341                    2005      $118,954
  170        5.840%     $6,482        NAP           NAP               NAP           NAP                     NAP           NAP
  171        6.680%     $4,121        NAP           NAP               NAP           NAP                     NAP           NAP

             5.716%

----------------------------------------------------------------------------------------------------------------
MORTGAGE            MOST RECENT   UNDERWRITABLE   UNDERWRITABLE   UNDERWRITABLE   UNDERWRITABLE   UNDERWRITABLE
LOAN NO.               NOI DATE             EGI        EXPENSES             NOI        RESERVES       CASH FLOW
----------------------------------------------------------------------------------------------------------------

   1                       2005     $45,753,804     $16,298,484     $29,455,320      $2,143,013     $27,312,307
   2            T-12 (11/30/06)     $20,053,591      $7,993,586     $12,060,006        $848,628     $11,211,378
                                    $34,732,013     $11,422,062     $23,309,951        $645,000     $22,664,951
   3                       2005      $8,149,117      $2,466,421      $5,682,696        $133,000      $5,549,696
   3                       2005      $5,611,295      $1,616,078      $3,995,217         $82,000      $3,913,217
   3                       2005      $5,448,712      $1,963,029      $3,485,683        $116,750      $3,368,933
   3                       2005      $4,540,703      $1,693,310      $2,847,392        $102,000      $2,745,392
   3                       2005      $4,180,386      $1,237,938      $2,942,448         $70,750      $2,871,698
   3                       2005      $2,781,557      $1,058,304      $1,723,253         $54,500      $1,668,753
   3                       2005      $2,413,462        $836,404      $1,577,058         $52,500      $1,524,558
   3                       2005      $1,606,782        $550,579      $1,056,203         $33,500      $1,022,703
   4                       2006     $44,827,022     $19,945,877     $24,881,145      $1,055,573     $23,825,572
   5             T-9 (09/30/06)     $19,906,383      $8,625,614     $11,280,768        $871,496     $10,409,272
   6       T-12 (10/31/06) Ann.     $11,271,652      $4,413,003      $6,858,649        $596,416      $6,262,233
   7            T-12 (08/31/06)     $26,891,631     $10,042,676     $16,848,955        $630,929     $16,218,025
   8            T-12 (10/31/06)     $25,367,037     $17,348,628      $8,018,409      $1,010,000      $7,008,409
   9            T-12 (10/31/06)     $14,574,605      $9,639,962      $4,934,643        $582,984      $4,351,658
   10                      2005      $9,496,317      $5,504,410      $3,991,907        $378,400      $3,613,507
   11           T-12 (12/31/06)      $5,212,921      $1,351,422      $3,861,499        $161,803      $3,699,696
   12           T-12 (10/31/06)      $4,105,511      $1,525,140      $2,580,371        $108,000      $2,472,371
   13       T-9 (09/30/06) Ann.      $4,972,757      $1,541,466      $3,431,290        $251,316      $3,179,974
   14           T-12 (10/31/06)     $14,816,994      $9,911,437      $4,905,557        $592,680      $4,312,877
                                     $6,253,181      $2,872,353      $3,380,828        $608,545      $2,772,283
   15                      2005      $2,317,691        $850,477      $1,467,214        $195,498      $1,271,716
   15                      2005      $2,186,571        $924,073      $1,262,498        $215,309      $1,047,190
   15                      2005      $1,748,919      $1,097,804        $651,115        $197,738        $453,377
   16           T-12 (08/31/06)      $5,444,343      $2,787,701      $2,656,642        $104,400      $2,552,242
   17           T-12 (11/30/06)      $4,344,649      $1,764,121      $2,580,527        $225,365      $2,355,163
                                     $3,355,918        $940,022      $2,415,896        $149,262      $2,266,635
   18           T-12 (09/30/06)      $1,544,377        $425,739      $1,118,638         $65,433      $1,053,205
   19           T-12 (09/30/06)        $935,719        $319,483        $616,236         $39,401        $576,836
   20           T-12 (09/30/06)        $478,935        $103,748        $375,186         $25,935        $349,252
   21           T-12 (09/30/06)        $396,887         $91,052        $305,836         $18,493        $287,342
   22       T-2 (02/28/07) Ann.      $3,997,191      $1,781,111      $2,216,080        $148,418      $2,067,662
                                     $3,089,231      $1,072,632      $2,016,599        $300,992      $1,738,931
   23                      2005        $999,175        $267,733        $731,442         $32,484        $698,958
   23                      2005        $932,557        $425,297        $507,260        $126,838        $380,423
   23                      2005        $394,605         $47,795        $346,810         $56,553        $313,579
   23                      2005        $595,454        $215,390        $380,063         $69,157        $310,907
   23                      2005        $167,440        $116,416         $51,024         $15,960         $35,064
   24                       NAP      $3,265,488        $922,447      $2,343,041         $57,463      $2,285,578
   25           T-12 (10/31/06)      $3,631,778      $1,463,822      $2,167,956        $215,222      $1,952,734
   26                      2005      $2,341,605        $572,446      $1,769,159        $125,322      $1,643,837
   27                       NAP      $1,933,582        $285,291      $1,648,290         $77,639      $1,570,651
   28                      2006      $2,352,021        $397,300      $1,954,721         $60,102      $1,894,620
   29      T-12 (12/31/06) Ann.      $2,103,582        $535,031      $1,568,551         $73,617      $1,494,934
                                     $1,322,113         $39,663      $1,282,450         $13,943      $1,268,507
   30                      2005        $524,797         $15,744        $509,053          $5,304        $503,749
   31                      2005        $253,287          $7,599        $245,688          $5,332        $240,356
   32                      2005        $228,891          $6,867        $222,024          $1,163        $220,862
   33                      2005        $157,506          $4,725        $152,781          $1,072        $151,709
   34                      2005        $157,632          $4,729        $152,903          $1,072        $151,831
   35       T-6 (06/30/06) Ann.      $1,952,620        $542,942      $1,409,678         $62,966      $1,346,712
                                     $1,314,668         $59,068      $1,255,600         $14,751      $1,240,849
   36                      2005        $336,000         $13,440        $322,560          $3,600        $318,960
   37                      2005        $309,955          $9,299        $300,656          $1,013        $299,644
   38                      2005        $203,979          $6,119        $197,860          $1,163        $196,697
   39                      2005        $179,526          $5,386        $174,140          $1,013        $173,128
   40                      2005        $174,914          $5,247        $169,667          $1,013        $168,654
   41           T-12 (08/31/06)        $110,294         $19,577         $90,717          $6,951         $83,766
   42                       NAP      $2,170,851        $699,098      $1,471,752         $31,897      $1,439,856
   43       T-8 (08/31/06) Ann.      $2,949,176      $1,424,872      $1,524,304        $180,154      $1,344,150
   44      T-10 (10/31/06) Ann.      $1,703,115        $421,838      $1,281,277         $41,916      $1,239,361
   45                       NAP      $1,697,432        $372,618      $1,324,813         $44,415      $1,280,398
   46           T-12 (06/30/06)      $1,762,645        $721,342      $1,041,303         $26,250      $1,015,053
   47           T-12 (10/31/06)      $1,752,783        $571,574      $1,181,209         $40,000      $1,141,209
   48           T-12 (05/30/06)      $2,245,316      $1,023,859      $1,221,457         $51,763      $1,169,694
   49                       NAP      $2,245,167        $679,549      $1,565,618        $100,689      $1,464,929
   50            T-6 (07/31/06)      $1,926,397        $790,949      $1,135,448         $57,250      $1,078,198
   51                      2005      $2,854,256      $1,458,073      $1,396,183        $110,715      $1,285,468
   52           T-12 (10/31/06)      $2,300,092      $1,245,811      $1,054,281         $18,750      $1,035,531
   53           T-12 (08/31/06)      $3,643,302      $2,261,980      $1,381,322        $145,225      $1,236,097
   54           T-12 (08/31/06)      $2,127,826        $636,825      $1,491,002         $65,705      $1,425,297
   55           T-12 (07/31/06)      $1,308,100        $281,013      $1,027,087         $56,923        $970,164
   56                      2005      $4,366,492      $3,119,425      $1,247,068         $90,500      $1,156,568
   57                       NAP      $1,470,704        $408,146      $1,062,558         $46,692      $1,015,866
   58                       NAP      $1,113,317        $354,902        $758,415         $22,956        $735,459
   59           T-12 (07/31/06)      $1,184,810        $325,650        $859,160         $59,018        $800,142
   60       T-9 (09/30/06) Ann.      $1,150,265        $359,482        $790,783         $15,000        $775,783
   61           T-12 (09/30/06)      $1,392,968        $444,737        $948,231         $83,201        $865,030
   62                       NAP      $1,026,312        $208,210        $818,102         $27,467        $790,635
   63                      2005      $1,088,211         $74,727      $1,013,483         $57,113        $956,371
   64                      2005      $1,651,537        $725,127        $926,410        $103,705        $822,705
   65           T-12 (08/31/06)      $1,472,237        $259,553      $1,212,684         $39,877      $1,172,807
   66                       NAP      $1,377,442        $613,464        $763,978         $44,689        $719,289
   67                       NAP        $782,325         $23,470        $758,855              $0        $758,855
   68                      2006      $1,729,814      $1,092,579        $637,235         $30,000        $607,235
   69                       NAP      $1,123,908        $250,151        $873,757         $43,629        $830,128
   70                       NAP        $830,040        $116,114        $713,926          $5,250        $708,676
   71                      2005        $784,309        $133,596        $650,713              $0        $650,713
   72                       NAP      $1,154,753        $253,015        $901,738         $53,842        $847,896
   73                      2005      $1,430,947        $626,396        $804,551         $40,500        $764,051
   74           T-12 (09/30/06)      $5,328,971      $4,184,714      $1,144,257        $213,159        $931,098
   75                       NAP        $858,858        $141,287        $717,571         $28,054        $689,517
   76           T-12 (09/30/06)      $1,169,730        $494,461        $675,269         $30,500        $644,769
   77      T-10 (10/31/06) Ann.      $1,764,312        $901,990        $862,321        $110,014        $752,307
   78                       NAP      $1,070,648        $268,315        $802,332         $66,293        $736,039
   79           T-12 (07/31/06)      $3,059,874      $1,995,664      $1,064,210        $122,395        $941,815
   80                      2005      $1,169,888        $388,323        $781,566          $5,881        $746,278
   81           T-12 (09/30/06)      $1,073,827        $325,904        $747,923         $56,187        $691,735
   82                       NAP      $1,103,151        $347,224        $755,928         $57,931        $697,996
   83           T-12 (08/31/06)      $2,900,699      $1,787,839      $1,112,860        $116,028        $877,688
   84                       NAP        $976,026        $210,785        $765,240         $46,504        $718,736
   85                       NAP      $1,711,115        $841,859        $869,256         $81,370        $787,886
   86                       NAP        $820,281        $158,268        $662,013         $33,184        $628,829
   87                      2005      $1,233,616        $594,567        $639,049         $74,412        $564,637
   88      T-11 (11/30/06) Ann.        $842,292        $231,636        $610,656         $33,039        $577,617
   89           T-12 (08/31/06)      $1,307,739        $325,749        $981,990         $26,983        $949,534
   90           T-12 (09/30/06)      $1,942,298      $1,117,229        $825,070         $77,692        $747,377
   91                      2005      $1,037,511        $471,347        $566,164          $7,487        $558,677
   92           T-12 (08/31/06)        $814,637        $151,971        $662,666         $21,780        $640,885
   93           T-12 (08/31/06)        $859,393        $290,377        $569,016         $50,913        $518,103
   94                       NAP        $598,726         $65,810        $532,916         $11,945        $520,970
   95           T-12 (10/31/06)      $1,047,629        $497,542        $550,087         $50,000        $500,087
   96      T-11 (11/30/06) Ann.        $697,885        $152,758        $545,127         $24,897        $520,229
   97                      2005        $807,489        $266,070        $541,420         $30,563        $510,857
   98           T-12 (08/31/06)      $1,808,133        $394,346      $1,413,787         $48,099      $1,365,687
   99                       NAP      $1,006,565        $429,981        $576,585         $12,371        $507,859
  100           T-12 (09/30/06)      $1,935,839      $1,296,210        $639,629         $77,434        $562,195
  101           T-12 (06/30/06)      $1,736,669        $790,886        $855,534         $69,467        $786,067
  102                       NAP        $664,072        $158,345        $505,727         $16,138        $489,589
  103       T-9 (09/30/06) Ann.        $693,059        $210,607        $482,452         $32,866        $449,586
  104           T-12 (09/30/06)        $731,099        $181,692        $549,408         $53,839        $495,568
  105           T-12 (10/31/06)        $685,927        $209,499        $476,427         $11,400        $465,027
  106           T-12 (09/30/06)      $2,732,784      $2,050,831        $681,953        $109,298        $572,655
  107                       NAP        $627,970        $192,560        $435,410          $6,400        $429,010
                                       $651,456        $159,815        $491,640         $22,377        $469,262
  108                       NAP        $415,014         $94,595        $320,419         $12,423        $307,995
  109       T-6 (06/30/06) Ann.        $236,442         $65,220        $171,221          $9,954        $161,267
  110           T-12 (08/31/06)      $1,486,714      $1,379,462        $734,746         $81,809        $561,734
  111           T-12 (10/31/06)      $1,029,315        $359,475        $669,840         $61,450        $608,390
  112                      2005        $850,288        $352,704        $497,584         $31,186        $466,398
  113                      2005        $719,074        $231,692        $487,382         $60,839        $426,543
  114           T-12 (09/30/06)      $1,920,542      $2,389,832        $807,708        $122,982        $684,726
  115           T-12 (08/31/06)      $1,737,682      $1,090,275        $647,407         $69,507        $577,900
  116                       NAP        $520,529         $93,359        $427,170         $24,169        $403,000
  117           T-12 (07/31/06)        $801,624        $343,439        $458,185          $2,841        $455,344
  118                       NAP        $569,263        $122,969        $446,294         $26,064        $420,230
  119           T-12 (08/31/06)        $623,505        $192,769        $430,736         $20,750        $409,986
  120           T-12 (10/31/06)        $748,633        $256,401        $492,232         $34,025        $458,207
  121                       NAP        $380,429         $11,413        $369,016          $2,223        $366,793
  122           T-12 (08/31/06)      $1,701,497      $1,133,576        $567,921         $68,060        $499,861
  123           T-12 (09/30/06)        $670,455        $205,665        $464,790         $29,547        $435,243
  124                      2006        $487,287         $88,550        $398,737         $20,371        $378,366
  125           T-12 (08/31/06)        $915,660        $313,609        $602,051         $48,838        $553,213
  126                       NAP        $579,458        $160,146        $419,312         $26,562        $392,750
  127                      2005      $1,128,805        $348,024        $780,781        $142,500        $638,281
  128                       NAP        $599,976        $211,984        $387,992         $24,570        $363,422
  129           T-12 (10/31/06)        $519,780        $159,098        $360,682         $15,037        $345,645
  130       T-9 (09/30/06) Ann.        $598,804        $251,076        $347,728          $7,050        $340,678
  131           T-12 (07/31/06)        $678,265        $255,660        $422,605         $55,022        $367,583
  132           T-12 (06/30/06)        $361,146         $34,350        $326,795          $2,086        $324,709
  133           T-12 (07/31/06)        $606,204        $136,563        $469,641         $46,615        $423,026
  134           T-12 (09/30/06)        $473,846        $120,864        $352,982         $37,326        $315,656
  135      T-11 (11/30/06) Ann.        $401,492         $69,967        $331,525         $17,652        $313,874
  136       T-5 (05/31/06) Ann.        $627,392        $232,429        $394,963         $55,429        $339,534
  137           T-12 (08/31/06)        $308,184          $9,246        $298,938          $6,325        $292,613
  138           T-11 (09/30/06)        $466,015        $116,075        $349,940         $26,262        $323,678
  139           T-12 (08/31/06)      $1,028,293        $597,681        $430,612         $41,120        $389,492
  140       T-6 (06/30/06) Ann.        $431,392        $118,142        $313,250         $20,784        $292,466
  141                       NAP        $392,551         $92,819        $299,732         $25,357        $274,375
  142                       NAP        $270,278          $8,108        $262,170          $1,482        $260,688
  143                       NAP        $417,577        $123,615        $293,962         $17,612        $276,350
  144       T-9 (09/30/06) Ann.        $397,783        $107,808        $289,975         $17,048        $272,926
  145                      2005        $595,692        $336,737        $258,955         $36,000        $222,955
  146       T-9 (09/30/06) Ann.        $303,318         $71,465        $231,853         $13,040        $218,813
  147                       NAP        $275,215         $64,524        $210,691          $4,981        $205,710
  148                       NAP        $234,492         $38,840        $195,652          $8,233        $187,419
  149       T-9 (09/30/06) Ann.        $303,153        $104,653        $198,500          $3,900        $194,600
  150           T-12 (07/31/06)        $342,065         $99,235        $242,829         $28,490        $214,339
  151                       NAP        $260,654         $49,222        $211,432          $8,568        $202,864
  152           T-12 (08/31/06)        $342,076        $136,202        $205,874         $13,425        $192,449
  153           T-12 (06/30/06)        $254,137         $57,752        $196,386              $0        $196,386
  154                       NAP        $282,120         $70,121        $211,999         $17,874        $194,125
  155           T-12 (09/30/06)        $257,872         $41,634        $216,238          $9,187        $207,051
  156                       NAP        $288,521         $85,566        $202,955          $8,865        $194,090
  157                       NAP        $433,798        $210,497        $223,301         $20,591        $202,710
  158                       NAP        $251,675         $63,952        $187,723          $8,729        $178,994
  159                      2005        $415,271        $125,518        $289,753         $19,998        $269,755
  160                       NAP        $212,751         $30,330        $182,421          $5,857        $176,564
  161                       NAP        $294,080         $84,374        $209,706         $13,438        $196,268
  162                       NAP        $280,593         $74,418        $206,175         $23,209        $182,965
  163           T-12 (06/30/06)        $338,026        $149,271        $188,755         $16,750        $172,005
  164                       NAP        $252,817         $59,277        $193,540         $12,818        $180,722
  165                      2005        $242,437         $90,135        $152,302         $12,550        $139,752
  166                       NAP        $192,429         $47,888        $144,541          $6,500        $138,041
  167                       NAP        $179,160         $39,741        $139,419          $7,022        $132,397
  168       T-8 (08/31/06) Ann.        $198,605         $56,821        $141,784         $10,589        $131,194
  169       T-9 (09/15/06) Ann.        $165,270         $58,839        $106,432          $5,712        $100,720
  170                       NAP        $136,952         $34,182        $102,770          $4,577         $98,193
  171                       NAP         $93,456         $23,177         $70,279          $3,900         $66,379

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------
                                                                                                                 NCF
                                                                                                               POST IO
                                                                                             NOI      NCF      PERIOD
MORTGAGE      MORTGAGE                                                                      DSCR      DSCR      DSCR
LOAN NO.   LOAN SELLER(1)                          PROPERTY NAME(2)                        (X)(10)   (X)(10)   (X)(10)
----------------------------------------------------------------------------------------------------------------------

   1            MSMC        One Seaport Plaza                                                2.50     2.32      2.32
   2            MSMC        525 Seventh Avenue                                               1.25     1.16      1.16
                            RREEF Portfolio Roll-Up                                          1.03     1.00      1.00
   3            MSMC        RREEF Portfolio - Barton's Crossing (I)                          1.03     1.00      1.00
   3            MSMC        RREEF Portfolio - Lionsgate (I)                                  1.03     1.00      1.00
   3            MSMC        RREEF Portfolio - University Heights (I)                         1.03     1.00      1.00
   3            MSMC        RREEF Portfolio - Carlyle Station (I)                            1.03     1.00      1.00
   3            MSMC        RREEF Portfolio - McNair Farms (I)                               1.03     1.00      1.00
   3            MSMC        RREEF Portfolio - Fox Run (I)                                    1.03     1.00      1.00
   3            MSMC        RREEF Portfolio - Watkins Station (I)                            1.03     1.00      1.00
   3            MSMC        RREEF Portfolio - The Glen (I)                                   1.03     1.00      1.00
   4            MSMC        485 Lexington Avenue                                             0.97     0.93      0.93
   5            MSMC        Galleria at Pittsburgh Mills                                     1.36     1.25      1.25
   6            MSMC        950 L'Enfant Plaza                                               1.30     1.18      1.18
   7            MSMC        Deptford Mall                                                    2.14     2.06      2.06
   8            MSMC        Marriott Charlotte City Center                                   2.06     1.80      1.80
   9            MSMC        Hilton Arlington & Towers                                        1.59     1.40      1.40
   10          PCF II       Residence Inn Tudor Wharf                                        1.43     1.30      1.30
   11          LaSalle      Southaven Towne Center                                           1.23     1.18      1.18
   12           MSMC        The Greens at Green Valley                                       1.16     1.11      1.11
   13           MSMC        Casa Linda Plaza                                                 1.63     1.51      1.51
   14           MSMC        Westin - Palo Alto                                               1.85     1.63      1.63
                            Koll/PER Portfolio Roll-Up                                       1.62     1.33      1.33
   15           MSMC        Arrowhead Fountains (II)                                         1.62     1.33      1.33
   15           MSMC        Kellogg Office Building (II)                                     1.62     1.33      1.33
   15           MSMC        Sheridan Center (II)                                             1.62     1.33      1.33
   16           MSMC        Crossing Place Apartments                                        1.50     1.44      1.44
   17          LaSalle      600 West Fulton                                                  1.71     1.56      1.29
                            Jade Pig Portfolio Roll-Up                                       1.43     1.35      1.35
   18          LaSalle      Jade Pig- Rockford (A)                                           1.43     1.35      1.35
   19          LaSalle      Jade Pig- Breton SC (A)                                          1.43     1.35      1.35
   20          LaSalle      Jade Pig - Harrison (A)                                          1.43     1.35      1.35
   21          LaSalle      Jade Pig- Kalamazoo D&W (A)                                      1.43     1.35      1.35
   22          LaSalle      CoBank Building                                                  1.68     1.57      1.57
                            Platinum Portfolio Roll-Up                                       1.66     1.43      1.19
   23           MSMC        Platinum Portfolio - Eastpointe Shopping Center (III)            1.66     1.43      1.19
   23           MSMC        Platinum Portfolio - Jackson Kelly Building (III)                1.66     1.43      1.19
                            Platinum Portfolio - Platinum Plaza /
   23           MSMC        Centra Bank Building (III)                                       1.66     1.43      1.19
   23           MSMC        Platinum Portfolio - Eastpointe Business Park (III)              1.66     1.43      1.19
   23           MSMC        Platinum Portfolio - Suncrest Corporate Center (III)             1.66     1.43      1.19
   24          PCF II       Southlake Corners                                                2.05     2.00      2.00
   25          LaSalle      300 Harmon Meadow Blvd                                           1.66     1.50      1.29
   26           MSMC        East Bay Retail                                                  1.56     1.45      1.19
   27           MSMC        Waterford Park North                                             1.46     1.39      1.16
   28           MSMC        Regal Cinema - Lincolnshire                                      1.29     1.25      1.16
   29          LaSalle      Adams Plaza                                                      1.63     1.55      1.29
                            Pennsylvania Retail Portfolio Roll-Up                            1.17     1.15      1.15
   30           MSMC        Pennsylvania Retail Portfolio - Weis Weir Lake (B)               1.17     1.15      1.15
   31           MSMC        Pennsylvania Retail Portfolio - Staples York (B)                 1.17     1.15      1.15
   32           MSMC        Pennsylvania Retail Portfolio - CVS Hockersville (B)             1.17     1.15      1.15
   33           MSMC        Pennsylvania Retail Portfolio - CVS Edgewood (B)                 1.17     1.15      1.15
   34           MSMC        Pennsylvania Retail Portfolio - CVS Richland (B)                 1.17     1.15      1.15
   35           MSMC        239-269 E. Fordham Road                                          1.46     1.40      1.18
                            PA-MD Retail Portfolio Roll-Up                                   1.18     1.17      1.17
   36           MSMC        PA-MD Retail Portfolio - Staples Susquehanna (C)                 1.18     1.17      1.17
   37           MSMC        PA-MD Retail Portfolio - CVS Johnnycake (C)                      1.18     1.17      1.17
   38           MSMC        PA-MD Retail Portfolio - CVS Martin (C)                          1.18     1.17      1.17
   39           MSMC        PA-MD Retail Portfolio - CVS Hollins Ferry (C)                   1.18     1.17      1.17
   40           MSMC        PA-MD Retail Portfolio - CVS Mt. Joy (C)                         1.18     1.17      1.17
   41           MSMC        PA-MD Retail Portfolio - Hazleton Plaza (C)                      1.18     1.17      1.17
   42          LaSalle      Orland Park Crossing                                             1.47     1.44      1.44
   43          LaSalle      NNN Westpoint I                                                  1.62     1.43      1.22
   44           MSMC        Eureka Pointe Shopping Center                                    1.22     1.18      1.18
   45          LaSalle      Foothill Ranch                                                   1.45     1.40      1.20
   46           MSMC        Carriage Club at Mt. Arlington                                   1.31     1.28      1.28
   47          LaSalle      Brighton Park Apts                                               1.42     1.37      1.15
   48          LaSalle      Market Place Properties                                          1.44     1.38      1.17
   49          PCF II       473 Ridge Road                                                   1.32     1.24      1.24
   50           MSMC        Sunrise Apartments - Richmond                                    1.49     1.42      1.16
   51          PCF II       Glen Eagle Village Apartments                                    1.52     1.40      1.40
   52          LaSalle      Flying Flags RV Park                                             1.23     1.21      1.21
   53           MSMC        Hilton Garden Inn - The Woodlands                                1.62     1.45      1.45
   54          LaSalle      Mill Street Plaza                                                2.18     2.08      2.08
   55           MSMC        Shasta Crossroads                                                1.43     1.35      1.13
   56           MSMC        Fox Hill Apartments                                              1.84     1.70      1.70
   57           MSMC        Nolan Town Center                                                1.55     1.48      1.26
   58          PCF II       Prairie Packaging Facility                                       1.24     1.21      1.21
   59           MSMC        499 Farmington Avenue                                            1.50     1.40      1.16
   60           MSMC        Madison Apartments                                               1.43     1.40      1.16
   61           MSMC        Westpark Towne Plaza                                             1.80     1.64      1.35
   62           MSMC        50 West Plaza                                                    1.56     1.51      1.24
   63           MSMC        110 Beard Street                                                 1.80     1.70      1.70
   64          PCF II       Euram Building                                                   1.85     1.64      1.34
   65          LaSalle      Aspen Square                                                     2.36     2.29      2.29
   66           MSMC        Hayden Place                                                     1.47     1.39      1.15
   67           MSMC        PetSmart - East Hanover                                          1.20     1.20      1.20
   68           MSMC        Easton Apartments                                                1.29     1.23      1.01
   69           MSMC        Maple Valley Commons                                             1.65     1.57      1.32
   70           MSMC        9053-9057 Sutphin Boulevard                                      1.43     1.42      1.17
   71          PCF II       550 Grossman Drive                                               1.23     1.23      1.23
   72          LaSalle      Woodlake Commons Shopping Center                                 1.63     1.53      1.31
   73          PCF II       Cedar Tree Apartments                                            1.37     1.30      1.30
   74           MSMC        Carnegie Hotel Resort & Spa                                      1.74     1.42      1.42
   75           MSMC        Southbridge Plaza                                                1.40     1.34      1.14
   76           MSMC        Buckman Terrace                                                  1.32     1.26      1.07
   77          LaSalle      Northwoods II                                                    1.69     1.47      1.25
   78           MSMC        Big Springs Village                                              1.41     1.29      1.29
   79           MSMC        Country Inn & Suites - Atlanta Airport                           1.68     1.49      1.49
   80          LaSalle      Westchester Market                                               1.33     1.27      1.27
   81          LaSalle      Sand Creek Business Center                                       1.58     1.46      1.22
   82          LaSalle      Chesapeake Office                                                1.58     1.46      1.23
   83          LaSalle      Hampton Inn - Cranberry Township                                 1.98     1.56      1.56
   84           MSMC        Lakeside Village                                                 1.63     1.53      1.31
   85          PCF II       Allstate Office Building                                         1.54     1.40      1.40
   86           MSMC        8622 Bay Parkway & 15 Bay 29th Street                            1.53     1.46      1.21
   87          PCF II       Lakeshore Village Apartments                                     1.31     1.16      1.16
   88           MSMC        Franklin Village                                                 1.55     1.47      1.22
   89          LaSalle      Hunter Plaza                                                     2.57     2.49      2.49
   90          LaSalle      Holiday Inn Express - Orangeburg                                 1.63     1.48      1.48
   91          PCF II       1901 North Federal Highway                                       1.45     1.43      1.27
   92          LaSalle      Independence Plaza                                               1.87     1.80      1.80
   93           MSMC        Lakeridge Centre Office                                          1.50     1.37      1.15
   94           MSMC        Paulding Station                                                 1.48     1.44      1.20
   95           MSMC        Mission Creek Apartments                                         1.59     1.44      1.11
   96           MSMC        Windsor Business Park                                            1.49     1.42      1.20
   97          LaSalle      Arlington Towne Centre                                           1.28     1.21      1.21
   98          LaSalle      Aspen Grove                                                      4.36     4.21      4.21
   99          LaSalle      525 Metro Place North                                            1.71     1.51      1.27
  100           MSMC        Hampton Inn - Brookhollow                                        1.62     1.42      1.42
  101          LaSalle      VE - Best Western Rockland, MA                                   1.65     1.51      1.51
  102          PCF II       1307 East North Avenue                                           1.53     1.48      1.24
  103           MSMC        Mission Medical Plaza                                            1.53     1.43      1.18
  104          LaSalle      Wildrose                                                         1.44     1.30      1.30
  105          LaSalle      Citrus Center Colony                                             1.46     1.43      1.20
  106           MSMC        Ramada Inn - Phoenix                                             1.79     1.50      1.50
  107          PCF II       Heritage Pointe                                                  1.37     1.35      1.13
                            Orlando Retail Portfolio Roll-Up                                 1.28     1.22      1.22
  108           MSMC        Orlando Retail Portfolio - Alafaya Trail Shopping Center (D)     1.28     1.22      1.22
  109           MSMC        Orlando Retail Portfolio - Sand Lake Shoppes (D)                 1.28     1.22      1.22
  110          LaSalle      Comfort Inn - Wilmington, NC                                     1.80     1.38      1.38
  111          LaSalle      Euronet Building                                                 1.84     1.67      1.67
  112          LaSalle      Country Brook Village                                            1.32     1.23      1.23
  113          PCF II       Supply One Warehouse                                             1.37     1.20      1.20
  114          LaSalle      Holiday Inn - Warren, PA                                         2.02     1.71      1.71
  115           MSMC        Hampton Inn - Fultondale                                         1.79     1.60      1.60
  116           MSMC        Staples Center at Northlake Village                              1.54     1.45      1.20
  117           MSMC        4268 Third Avenue Self Storage                                   1.64     1.63      1.35
  118           MSMC        Meadows at Lone Tree                                             1.48     1.39      1.19
  119           MSMC        Columbia Apartments                                              1.26     1.20      1.20
  120          LaSalle      1331 Guerneville Road                                            1.46     1.36      1.36
  121           MSMC        Walgreens - Ponchatoula                                          1.14     1.14      1.14
  122           MSMC        Best Western - Kansas City                                       1.71     1.50      1.50
  123           MSMC        The Calusa Shops                                                 1.63     1.53      1.30
  124           MSMC        Scottsdale Mountainside                                          1.50     1.43      1.18
  125           MSMC        Gateway Center                                                   1.89     1.73      1.73
  126           MSMC        Ormond Business Center                                           1.28     1.20      1.20
  127          PCF II       Green Country Distribution                                       3.02     2.47      2.08
  128           MSMC        Central Park I                                                   1.29     1.21      1.21
  129           MSMC        Aberdeen Townhomes                                               1.53     1.46      1.21
  130           MSMC        Palm West Mobile Home Park                                       1.46     1.43      1.19
  131           MSMC        Sunset Plaza                                                     1.47     1.28      1.28
  132           MSMC        Walgreens - Indianapolis                                         1.16     1.15      1.15
  133           MSMC        Starmount Shopping Center                                        1.69     1.52      1.52
  134           MSMC        Maddex Square                                                    1.66     1.48      1.23
  135           MSMC        Cranberry Crossings                                              1.53     1.45      1.20
  136           MSMC        DePaul Medical Office Building                                   1.53     1.32      1.32
  137           MSMC        Fed Ex Building - Santa Rosa                                     1.42     1.39      1.17
  138           MSMC        Olympia Center                                                   1.33     1.23      1.23
  139           MSMC        Suburban Extended Stay - Louisville                              1.60     1.45      1.45
  140           MSMC        Plaza 4700                                                       1.50     1.40      1.20
  141          PCF II       10620 & 10710 Southern Loop Boulevard                            1.62     1.48      1.25
  142           MSMC        Walgreens - West Monroe                                          1.13     1.13      1.13
  143           MSMC        57-31/35 Myrtle Avenue                                           1.26     1.19      1.19
  144           MSMC        Melbourne Wickham Retail                                         1.33     1.25      1.25
  145           MSMC        Yearling Green Apartments                                        1.42     1.22      1.22
  146           MSMC        Research Forest Plaza                                            1.50     1.42      1.20
  147           MSMC        Concord-Beacon Apartments                                        1.23     1.20      1.20
  148           MSMC        Eisenhower Crossing Strip Center                                 1.44     1.38      1.14
  149           MSMC        Royal Palms Mobile Home Park                                     1.44     1.41      1.18
  150           MSMC        Prescott Medical Suites                                          1.75     1.54      1.29
  151          PCF II       Union Square Shopping Center                                     1.31     1.26      1.26
  152           MSMC        Pine Oak Plaza                                                   1.25     1.17      1.17
  153           MSMC        Home Depot Outlots - Plymouth                                    1.44     1.44      1.22
  154          PCF II       1525 Mall Road                                                   1.32     1.20      1.20
  155          LaSalle      Las Vegas Retail                                                 1.53     1.47      1.27
  156           MSMC        The Men's Wearhouse & Verizon                                    1.57     1.50      1.50
  157          PCF II       West Lodi Self Storage                                           1.46     1.33      1.33
  158           MSMC        Chandler & Kyrene Retail Center                                  1.45     1.38      1.19
  159          PCF II       4110-4120 Henderson Retail Center                                2.03     1.89      1.89
  160          PCF II       931 Bethlehem Pike                                               1.28     1.24      1.24
  161          PCF II       29725 Hudson Drive                                               1.35     1.26      1.26
  162           MSMC        Commerce Square Industrial Park                                  1.39     1.23      1.23
  163          LaSalle      DoMar Properties                                                 1.46     1.33      1.33
  164          PCF II       1030 International Parkway                                       2.02     1.89      1.89
  165          PCF II       Morgan Manor                                                     1.31     1.21      1.21
  166          PCF II       4080 3rd Street South                                            1.26     1.20      1.20
  167           MSMC        Lake Meridian Crossing II                                        1.25     1.18      1.18
  168           MSMC        Belton Corners Shopping Center                                   1.54     1.42      1.21
  169           MSMC        The Shoppes of Misty Bay                                         1.31     1.24      1.24
  170           MSMC        Advance Auto Parts - Houston                                     1.32     1.26      1.26
  171          PCF II       3507 Southside Boulevard                                         1.42     1.34      1.34

                            TOTALS AND WEIGHTED AVERAGES:                                   1.56x    1.45x      1.40x

------------------------------------------------------------------------------------------------------------------------
           CUT-OFF
MORTGAGE    DATE     BALLOON        BALLOON      APPRAISED   VALUATION
LOAN NO.     LTV       LTV          BALANCE      VALUE(11)    DATE(12)                  LARGEST TENANT(13)
------------------------------------------------------------------------------------------------------------------------

    1       46.9%     46.9%    $225,000,000   $480,000,000   01/01/2007   Wachovia Bank
    2       76.4%     76.4%    $172,000,000   $225,000,000   01/01/2007   Jones Apparel Group, Inc.
            75.8%     75.8%    $138,500,000   $540,900,000
    3       75.8%     75.8%     $33,104,878   $129,000,000   08/01/2006   NAP
    3       75.8%     75.8%     $23,646,341    $94,800,000   08/01/2006   NAP
    3       75.8%     75.8%     $22,632,927    $92,100,000   08/01/2006   NAP
    3       75.8%     75.8%     $20,437,195    $75,600,000   08/01/2006   NAP
    3       75.8%     75.8%     $16,214,634    $61,500,000   08/01/2006   NAP
    3       75.8%     75.8%      $9,627,439    $35,600,000   08/01/2006   NAP
    3       75.8%     75.8%      $7,431,707    $32,300,000   08/01/2006   NAP
    3       75.8%     75.8%      $5,404,878    $20,000,000   08/01/2006   NAP
    4       70.9%     70.9%    $135,000,000   $635,000,000   02/01/2007   Citibank, N.A.
    5       70.0%     70.0%    $133,000,000   $190,000,000   12/01/2006   Sears Grand
    6       73.8%     73.8%     $90,000,000   $122,000,000   11/04/2006   Department of Energy
    7       55.6%     55.6%     $80,000,000   $252,000,000   11/10/2006   Express/Express Men
    8       74.8%     74.8%     $69,600,000    $93,000,000   11/20/2006   NAP
    9       70.9%     70.9%     $54,400,000    $76,700,000   11/17/2006   NAP
   10       74.5%     74.5%     $46,260,000    $62,100,000   11/14/2006   NAP
   11       78.1%     64.7%     $38,055,617    $58,800,000   11/08/2006   Gordmans
   12       78.9%     78.9%     $38,400,000    $48,700,000   12/07/2006   NAP
   13       72.6%     72.6%     $37,950,000    $52,250,000   11/08/2006   Albertson's
   14       68.2%     52.6%     $26,974,699    $51,300,000   11/10/2006   NAP
            69.9%     69.9%     $33,500,000    $47,900,000
   15       69.9%     69.9%     $15,000,000    $21,200,000   08/03/2006   Employers Mutual Casualty Company
   15       69.9%     69.9%     $11,300,000    $15,400,000   08/17/2006   Kellogg Executive Office Suites, LLC
   15       69.9%     69.9%      $7,200,000    $11,300,000   08/13/2006   Society of Certified Senior Advisors, Inc.
   16       79.5%     79.5%     $30,597,806    $38,500,000   10/13/2006   NAP
   17       77.7%     72.4%     $24,693,913    $34,100,000   11/17/2006   A. Epstein and Sons Int'l, Inc.
            70.9%     59.2%     $20,861,930    $35,220,000
   18       70.9%     59.2%      $9,805,190    $15,000,000   06/01/2006   D&W Fresh Market
   19       70.9%     59.2%      $5,132,035     $9,675,000   06/01/2006   Family Fare
   20       70.9%     59.2%      $3,250,706     $6,220,000   05/29/2006   Glen's Market
   21       70.9%     59.2%      $2,673,999     $4,325,000   05/28/2006   D&W Fesh Market
   22       68.9%     68.9%     $21,000,000    $30,500,000   07/10/2006   CoBank
            72.9%     65.5%     $18,893,101    $28,825,000
   23       72.9%     65.5%      $7,557,239    $11,550,000   10/31/2006   Kmart (ground lease)
   23       72.9%     65.5%      $4,318,423     $6,300,000   10/17/2006   Jackson & Kelly
   23       72.9%     65.5%      $3,193,834     $4,450,000   10/17/2006   Centra Bank
   23       72.9%     65.5%      $3,103,867     $4,300,000   10/17/2006   CityNet, LLC
   23       72.9%     65.5%        $719,737     $2,225,000   10/17/2006   A. G. Edwards & Sons, Inc.
   24       51.4%     51.4%     $20,625,000    $40,100,000   12/18/2006   Circuit City Stores, Inc.
   25       72.4%     68.1%     $19,272,459    $28,300,000   05/09/2006   Bank of America
   26       79.2%     73.8%     $18,811,243    $25,500,000   09/15/2006   Sportsman's Warehouse
   27       79.2%     73.9%     $18,113,484    $24,500,000   09/22/2006   Best Buy
   28       68.7%     62.8%     $16,580,032    $26,400,000   01/13/2007   Regal Cinema
   29       77.3%     69.5%     $15,018,555    $21,600,000   10/26/2006   CBU
            77.9%     69.7%     $14,639,958    $21,000,000
   30       77.9%     69.7%      $5,802,341     $8,500,000   09/28/2006   Weis Markets, Inc. (dba Mr. Z's)
   31       77.9%     69.7%      $2,771,534     $3,900,000   09/26/2006   Staples the Office Superstore East, Inc.
   32       77.9%     69.7%      $2,556,963     $3,600,000   09/27/2006   CVS of Pennsylvania, Inc.
   33       77.9%     69.7%      $1,756,795     $2,500,000   09/26/2006   White Cross Stores, Inc. No. 14
   34       77.9%     69.7%      $1,752,324     $2,500,000   09/26/2006   CVS Corporation
   35       69.9%     65.4%     $14,978,102    $22,900,000   07/25/2006   Sportswear of the Future d/b/a Dr. J Ladies
            79.4%     71.1%     $14,148,234    $19,900,000
   36       79.4%     71.1%      $3,504,650     $4,900,000   09/27/2006   Staples
   37       79.4%     71.1%      $3,468,888     $4,900,000   10/01/2006   CVS Johnnycake
   38       79.4%     71.1%      $2,279,811     $3,200,000   10/01/2006   CVS
   39       79.4%     71.1%      $2,002,656     $2,800,000   10/01/2006   CVS Hollins Ferry
   40       79.4%     71.1%      $1,962,425     $2,800,000   09/27/2006   CVS Mt. Joy
   41       79.4%     71.1%        $929,805     $1,300,000   10/01/2006   PA Liquor Control Board
   42       72.1%     72.1%     $15,800,000    $21,900,000   09/01/2006   Talbot's
   43       72.0%     67.6%     $14,197,520    $21,000,000   09/25/2006   U.S. Bank National Association
   44       79.8%     67.5%     $12,661,691    $18,770,000   11/09/2006   Schnucks Markets
   45       69.5%     63.1%     $13,257,181    $21,000,000   10/22/2006   Foothill Ranch Market
   46       80.0%     80.0%     $14,000,000    $17,500,000   08/15/2006   NAP
   47       80.0%     74.8%     $13,090,992    $17,500,000   10/10/2006   NAP
   48       80.0%     72.4%     $12,662,246    $17,500,000   06/28/2006   Target
   49       70.2%     46.0%      $9,160,208    $19,900,000   11/09/2006   Central Mills, Inc.
   50       77.6%     72.2%     $12,564,961    $17,400,000   10/21/2006   NAP
   51       63.4%     53.2%     $11,230,301    $21,100,000   10/17/2006   NAP
   52       76.8%     64.8%     $10,367,415    $15,990,000   10/17/2006   NAP
   53       72.3%     61.0%     $10,250,616    $16,800,000   11/06/2006   NAP
   54       50.8%     50.8%     $12,000,000    $23,600,000   10/26/2006   Grand Aspen Lodging
   55       74.5%     69.8%     $11,229,919    $16,100,000   08/03/2006   Sports Authority
   56       52.3%     52.3%     $11,500,000    $22,000,000   07/19/2006   NAP
   57       76.4%     66.5%      $9,581,974    $14,400,000   02/08/2006   Ray's Food
   58       80.0%     80.0%     $10,400,000    $13,000,000   11/10/2006   Prairie Packaging, Inc.
   59       79.2%     71.3%      $8,906,865    $12,500,000   10/01/2006   Orthopedic Association of Hartford
   60       64.2%     59.4%      $8,879,805    $14,950,000   08/25/2006   NAP
   61       70.1%     62.3%      $8,287,812    $13,300,000   09/01/2008   Ross Stores Inc.
   62       72.8%     65.4%      $8,305,482    $12,700,000   11/06/2006   LA Boxing
   63       62.8%     62.8%      $9,100,000    $14,500,000   09/13/2006   Ahava Food Corp.
   64       46.2%     42.9%      $8,372,663    $19,500,000   11/21/2006   Association of Research Libraries
   65       48.4%     48.4%      $9,000,000    $18,600,000   10/26/2006   Short Sports
   66       70.9%     66.1%      $8,394,662    $12,700,000   11/13/2006   NAP
   67       77.4%     65.5%      $7,592,744    $11,600,000   10/04/2006   PETsMART
   68       51.6%     46.3%      $7,890,471    $17,050,000   09/30/2005   NAP
   69       64.6%     55.4%      $7,550,070    $13,620,000   07/01/2006   Dollar Etc
   70       71.0%     66.1%      $8,199,547    $12,400,000   09/01/2007   Bank of America
   71       79.3%     79.3%      $8,800,000    $11,100,000   11/01/2006   Best Buy
   72       78.0%     69.7%      $7,771,137    $11,150,000   01/01/2007   Virginia Paint Co.
   73       77.2%     64.8%      $7,207,507    $11,125,000   10/17/2006   NAP
   74       52.1%     40.5%      $6,598,302    $16,300,000   10/10/2006   NAP
   75       77.8%     72.9%      $7,871,759    $10,800,000   12/19/2006   Auto Zone
   76       69.7%     63.2%      $7,521,346    $11,900,000   08/03/2006   NAP
   77       77.0%     72.3%      $7,696,522    $10,650,000   10/10/2006   Molina Healthcare of Ohio, Inc.
   78       78.0%     65.7%      $6,897,370    $10,500,000   11/03/2006   Belk
   79       72.2%     56.2%      $6,352,111    $11,300,000   08/23/2006   NAP
   80       72.4%     61.6%      $6,903,602    $11,200,000   11/11/2006   Happiness Hallmark
   81       65.6%     58.1%      $7,078,024    $12,190,000   10/11/2006   New York Life
   82       74.4%     67.2%      $7,227,243    $10,750,000   09/13/2006   State of California
   83       74.3%     62.9%      $6,720,953    $10,680,000   09/23/2006   NAP
   84       70.1%     65.8%      $7,041,996    $10,700,000   09/15/2006   Blockbuster
   85       70.1%     53.2%      $5,694,609    $10,700,000   12/01/2006   Allstate Insurance Company
   86       71.2%     66.5%      $6,911,142    $10,400,000   08/01/2006   All Medical Care
   87       67.7%     57.5%      $5,774,356    $10,040,000   11/04/2006   NAP
   88       79.0%     72.5%      $6,192,603     $8,540,000   12/01/2006   Eat 'n Park Hospitality Group, Inc.
   89       41.6%     41.6%      $6,700,000    $16,100,000   10/26/2006   Mezzaluna
   90       70.4%     54.3%      $5,160,833     $9,500,000   10/11/2006   NAP
   91       79.3%     74.1%      $6,072,430     $8,200,000   11/06/2006   The Sports Authority Florida, Inc.
   92       55.8%     55.8%      $6,300,000    $11,300,000   10/26/2006   Polo Ralph Lauren
   93       68.1%     60.4%      $5,585,304     $9,250,000   10/01/2006   Salomon Smith Barney
   94       76.9%     71.8%      $5,813,346     $8,100,000   10/15/2006   Mattress Expo
   95       75.0%     67.7%      $5,412,475     $8,000,000   11/16/2006   NAP
   96       74.1%     65.8%      $5,327,154     $8,100,000   02/09/2007   Jubilee Jumps
   97       72.8%     62.0%      $4,991,037     $8,050,000   11/05/2006   North Texas Hobbies, Inc
   98       27.0%     27.0%      $5,750,000    $21,300,000   10/26/2006   AGFA
   99       80.0%     70.9%      $4,963,597     $7,000,000   10/01/2006   Viaquest, Inc.
   100      73.6%     62.3%      $4,734,416     $7,600,000   11/06/2006   NAP
   101      69.6%     47.8%      $3,826,227     $8,000,000   07/25/2006   NAP
   102      74.5%     69.7%      $5,191,366     $7,450,000   11/10/2006   Hy-Vee, Inc.
   103      68.8%     64.1%      $5,127,265     $8,000,000   08/03/2006   Central Coast Pediatrics, Inc.
   104      69.5%     58.6%      $4,630,255     $7,900,000   10/13/2006   Spa Builders Systems Group
   105      78.8%     69.8%      $4,818,515     $6,900,000   09/29/2006   NAP
   106      59.9%     56.1%      $5,046,747     $9,000,000   12/20/2006   NAP
   107      67.3%     58.4%      $4,612,861     $7,900,000   09/21/2006   NAP
            74.5%     70.0%      $4,968,035     $7,100,000
   108      74.5%     70.0%      $3,374,515     $4,600,000   09/25/2006   Blockbuster
   109      74.5%     70.0%      $1,593,521     $2,500,000   09/28/2006   John Parnell Dance Studio
   110      71.3%     55.5%      $4,108,843     $7,400,000   01/03/2006   NAP
   111      55.2%     46.5%      $4,418,662     $9,500,000   10/27/2006   Euronet
   112      65.4%     55.7%      $4,454,430     $8,000,000   11/15/2006   Blockbuster Entertainment
   113      79.6%     71.8%      $4,595,500     $6,400,000   11/17/2006   Supply One Cleveland, Inc.
   114      66.9%     52.4%      $3,983,900     $7,600,000   10/16/2006   NAP
   115      73.8%     62.9%      $4,273,917     $6,800,000   10/01/2006   NAP
   116      75.4%     67.7%      $4,397,847     $6,500,000   10/26/2006   Staples
   117      76.5%     68.9%      $4,339,936     $6,300,000   10/01/2006   NAP
   118      79.0%     74.2%      $4,508,383     $6,075,000   08/31/2006   Simply Fresh Gourmet
   119      79.9%     67.9%      $4,039,600     $5,950,000   07/20/2006   NAP
   120      52.0%     44.1%      $4,008,812     $9,080,000   09/22/2006   Faith & Joy Christian Store
   121      76.9%     64.7%      $3,937,799     $6,090,000   11/27/2006   Walgreen's
   122      71.3%     64.7%      $4,204,132     $6,500,000   09/21/2006   NAP
   123      72.4%     70.9%      $4,500,680     $6,350,000   10/05/2006   Flanigan's Seafood Bar & Grill
   124      81.3%     75.9%      $4,291,029     $5,655,000   11/27/2006   Club Tan
   125      39.8%     33.7%      $3,807,822    $11,300,000   03/31/2006   American Dollar Dream Store
   126      80.4%     68.8%      $3,836,887     $5,580,000   08/17/2006   Ellis & Associates
   127      47.8%     43.2%      $3,886,900     $9,000,000   10/19/2006   Buske Lines
   128      79.2%     67.1%      $3,595,099     $5,360,000   10/10/2006   Carrabas
   129      79.2%     71.2%      $3,735,973     $5,250,000   11/01/2006   NAP
   130      72.8%     65.4%      $3,729,928     $5,700,000   09/11/2006   NAP
   131      79.8%     68.0%      $3,399,731     $5,000,000   08/27/2006   Dillon's Companies
   132      77.6%     66.0%      $3,347,428     $5,075,000   09/19/2006   Wagreen Co.
   133      72.2%     61.8%      $3,241,902     $5,250,000   08/22/2006   Harbor Freight
   134      79.3%     71.2%      $3,347,326     $4,700,000   10/13/2006   Food Lion
   135      79.3%     72.7%      $3,417,400     $4,700,000   12/01/2006   MBMF, Inc.
   136      79.7%     67.9%      $3,054,333     $4,500,000   08/23/2006   Gastroenterology Associates of Tidewater, P.C.
   137      76.9%     68.2%      $3,100,860     $4,550,000   09/05/2006   Federal Express Corporation
   138      75.3%     58.4%      $2,669,025     $4,570,000   09/18/2006   Dollar Tree
   139      72.1%     65.8%      $3,091,899     $4,700,000   09/25/2006   NAP
   140      79.6%     72.3%      $3,015,302     $4,170,000   06/12/2006   1st Oriental Market
   141      64.9%     60.3%      $2,833,428     $4,700,000   10/25/2006   Baumann Springs
   142      68.6%     53.3%      $2,343,496     $4,400,000   09/01/2006   Walgreen Louisiana Co., Inc.
   143      75.0%     58.3%      $2,332,400     $4,000,000   08/09/2006   Fabrics Save-A-Thon
   144      69.6%     59.4%      $2,554,977     $4,300,000   09/18/2006   Hollywood Video
   145      73.3%     62.2%      $2,175,266     $3,500,000   09/01/2006   NAP
   146      75.5%     68.5%      $2,266,654     $3,310,000   11/15/2006   ShapeXpress
   147      79.6%     67.6%      $2,034,969     $3,010,000   09/12/2006   NAP
   148      71.2%     66.5%      $2,193,050     $3,300,000   10/27/2006   Verizon Wireless
   149      68.7%     62.0%      $2,106,520     $3,400,000   09/11/2006   NAP
   150      67.3%     64.9%      $2,245,467     $3,460,000   09/08/2006   Renal Care Group AZ, Inc.
   151      71.8%     64.8%      $2,074,016     $3,200,000   11/17/2006   Menchey Music
   152      77.8%     66.2%      $1,952,567     $2,950,000   09/18/2006   RE/Max Real Action
   153      75.0%     67.8%      $2,034,975     $3,000,000   08/15/2006   Sears, Roebuck and Company
   154      70.5%     60.0%      $1,897,481     $3,160,000   10/05/2006   Staples
   155      69.0%     66.8%      $2,104,158     $3,150,000   09/06/2006   Washington Mutual Bank
   156      69.4%     69.4%      $2,150,000     $3,100,000   09/15/2006   The Men's Wearhouse
   157      44.8%     37.9%      $1,820,368     $4,800,000   11/22/2006   NAP
   158      75.6%     68.7%      $1,855,478     $2,700,000   09/11/2006   Airview Wireless
   159      51.2%     43.5%      $1,694,861     $3,900,000   11/27/2006   CVS Pharmacy, Inc.
   160      74.0%     62.8%      $1,694,861     $2,700,000   11/25/2006   Cingular Wireless
   161      57.1%     44.4%      $1,555,651     $3,500,000   11/15/2006   Detroit Newspaper Partnership, L.P.
   162      62.8%     48.6%      $1,505,605     $3,100,000   11/01/2006   DEI Services Corp.
   163      70.5%     60.0%      $1,529,816     $2,550,000   08/15/2006   NAP
   164      56.1%     56.1%      $1,600,000     $2,850,000   11/22/2006   EG Systems, Inc.
   165      70.1%     59.7%      $1,361,834     $2,280,000   12/05/2006   NAP
   166      68.8%     59.0%      $1,327,606     $2,250,000   11/03/2006   Edwin Watts Golf Shops, LLC
   167      63.5%     54.6%      $1,286,626     $2,355,000   09/01/2006   Value Pet Clinic
   168      78.7%     70.1%      $1,318,244     $1,880,000   08/23/2006   Movie Gallery
   169      63.9%     54.5%        $953,825     $1,750,000   11/06/2006   Dixie Queen
   170      65.4%     55.4%        $930,250     $1,680,000   11/04/2006   Advance Auto Parts
   171      67.3%     58.4%        $554,451       $950,000   11/03/2006   Edwin Watts Golf Rentals, Inc.

            69.4%     65.8%

--------------------------------------------------------------------------------------------------------------
MORTGAGE        LEASE                                                                       LEASE
LOAN NO.   EXPIRATION DATE    % NSF   SECOND LARGEST TENANT(13)                        EXPIRATION DATE   % NSF
--------------------------------------------------------------------------------------------------------------

   1         12/01/2014       45.6%   Aon Corp                                           09/01/2018      19.4%
   2         12/31/2019       11.7%   Kobra International Ltd.                           12/31/2010       5.0%
   3             NAP            NAP   NAP                                                    NAP           NAP
   3             NAP            NAP   NAP                                                    NAP           NAP
   3             NAP            NAP   NAP                                                    NAP           NAP
   3             NAP            NAP   NAP                                                    NAP           NAP
   3             NAP            NAP   NAP                                                    NAP           NAP
   3             NAP            NAP   NAP                                                    NAP           NAP
   3             NAP            NAP   NAP                                                    NAP           NAP
   3             NAP            NAP   NAP                                                    NAP           NAP
   4         02/28/2017       32.5%   The Travelers Indemnity Company                    08/31/2016      23.5%
   5         11/30/2015       18.7%   JC Penney                                          07/31/2025      11.3%
   6         10/12/2015       38.4%   IRS                                                    MTM         29.7%
   7         01/31/2014        3.9%   Victoria's Secret                                  01/31/2012       3.2%
   8             NAP            NAP   NAP                                                    NAP           NAP
   9             NAP            NAP   NAP                                                    NAP           NAP
   10            NAP            NAP   NAP                                                    NAP           NAP
   11        03/31/2016       21.8%   Circuit City                                       01/31/2021      12.5%
   12            NAP            NAP   NAP                                                    NAP           NAP
   13        07/11/2016       18.3%   24 Hour Fitness                                    12/31/2008       8.4%
   14            NAP            NAP   NAP                                                    NAP           NAP
   15        04/30/2010       19.9%   West USA Realty, Inc.                              12/31/2010      19.0%
   15        06/30/2011        8.3%   Fujitsu Network Communications, Inc.               09/30/2008       7.5%
   15        12/31/2007        5.7%   D.A.T.A.                                           05/31/2010       4.1%
   16            NAP            NAP   NAP                                                    NAP           NAP
   17        01/25/2012       33.0%   AARF                                               11/30/2011      11.0%
   18        01/04/2020       61.7%   Mombers Pharmacy                                   02/28/2008       6.6%
   19        11/08/2018       78.7%   Yummy Wok, LLC                                     05/31/2014       3.1%
   20        01/31/2017      100.0%   NAP                                                    NAP           NAP
   21        11/08/2018      100.0%   NAP                                                    NAP           NAP
   22        03/31/2016       72.4%   CoBank                                             08/03/2008      27.6%
   23        09/30/2010       46.9%   Kroger Company (ground lease)                      02/28/2009      31.1%
   23        04/30/2012       35.0%   Waterfront Corporate                               10/31/2008      17.5%
   23        07/31/2019      100.0%   NAP                                                    NAP           NAP
   23        08/31/2011       25.0%   State of WV Motor Vehicles                         11/30/2008      15.6%
   23        03/31/2011       50.0%   NAP                                                    NAP           NAP
   24        01/31/2020       26.1%   Staples the Office Superstore East, Inc.           09/30/2015      16.0%
   25        04/30/2009       37.9%   Bank One N.A.                                      12/31/2008      20.5%
   26        08/31/2019       23.6%   Staples                                            10/31/2011      13.8%
   27        01/31/2016       28.2%   Bed, Bath & Beyond                                 01/31/2016      23.5%
   28        09/30/2023      100.0%   NAP                                                    NAP           NAP
   29        06/30/2007       28.5%   La Canasta Furniture                               12/31/2009      24.4%
   30        11/30/2017      100.0%   NAP                                                    NAP           NAP
   31        12/31/2013      100.0%   NAP                                                    NAP           NAP
   32        01/31/2020      100.0%   NAP                                                    NAP           NAP
   33        02/28/2018      100.0%   NAP                                                    NAP           NAP
   34        05/31/2018      100.0%   NAP                                                    NAP           NAP
   35        02/28/2018       56.9%   Washington Mutual                                  06/24/2012      14.6%
   36        03/31/2018      100.0%   NAP                                                    NAP           NAP
   37        01/31/2020      100.0%   NAP                                                    NAP           NAP
   38        01/31/2022      100.0%   NAP                                                    NAP           NAP
   39        12/31/2018      100.0%   NAP                                                    NAP           NAP
   40        01/31/2020      100.0%   NAP                                                    NAP           NAP
   41        12/31/2011       45.5%   Butterfly Life                                     10/31/2008      29.8%
   42        01/31/2016       11.7%   Coldwater Creek                                    10/31/2015      10.4%
   43        08/31/2015       52.9%   Medsynergies, Inc.                                 07/31/2008      17.8%
   44        08/29/2022       72.6%   Panera LLC                                         08/31/2021       4.8%
   45        12/01/2016        8.9%   Pacific Dental                                     08/31/2016       8.0%
   46            NAP            NAP   NAP                                                    NAP           NAP
   47            NAP            NAP   NAP                                                    NAP           NAP
   48        01/31/2010       31.6%   MJR Theater                                        02/28/2026      25.6%
   49        04/30/2017      100.0%   NAP                                                    NAP           NAP
   50            NAP            NAP   NAP                                                    NAP           NAP
   51            NAP            NAP   NAP                                                    NAP           NAP
   52            NAP            NAP   NAP                                                    NAP           NAP
   53            NAP            NAP   NAP                                                    NAP           NAP
   54        05/31/2008       22.7%   Jimmy's Fierce American FD                         10/31/2012      14.2%
   55        01/31/2022       55.1%   Ashley Furniture                                   11/30/2015      32.4%
   56            NAP            NAP   NAP                                                    NAP           NAP
   57        11/30/2025       52.1%   Premier West Bank                                  12/31/2022       6.2%
   58        07/31/2019      100.0%   NAP                                                    NAP           NAP
   59        09/30/2018       33.4%   Consulting Ophthalmology                           09/14/2016      32.3%
   60            NAP            NAP   NAP                                                    NAP           NAP
   61        01/31/2011       29.6%   Countrywide Home Loans                             07/31/2009       7.6%
   62        08/31/2013       14.9%   Wendy's                                            09/30/2026      11.7%
   63        10/25/2016      100.0%   NAP                                                    NAP           NAP
   64        02/28/2014       28.0%   OPX PLLC                                           12/31/2013      20.9%
   65        10/31/2011       15.9%   Performance Ski                                    10/31/2013      13.6%
   66            NAP            NAP   NAP                                                    NAP           NAP
   67        01/31/2022      100.0%   NAP                                                    NAP           NAP
   68            NAP            NAP   NAP                                                    NAP           NAP
   69        09/30/2011       16.3%   Cherry Lane Market                                 09/30/2011      13.6%
   70        12/31/2021       50.0%   Sutphin Tax Associates                             11/29/2011      25.0%
   71        01/31/2020      100.0%   NAP                                                    NAP           NAP
   72        06/30/2011        9.5%   Bottoms Up Pizza                                   02/28/2013       7.6%
   73            NAP            NAP   NAP                                                    NAP           NAP
   74            NAP            NAP   NAP                                                    NAP           NAP
   75        08/15/2016       22.0%   Mattress Discounters Corporation                   08/07/2011      11.9%
   76            NAP            NAP   NAP                                                    NAP           NAP
   77        12/31/2013       40.7%   WFS Financial                                      04/30/2011       7.0%
   78        10/11/2025       46.6%   Dollar Tree                                        01/31/2011       9.0%
   79            NAP            NAP   NAP                                                    NAP           NAP
   80        02/28/2008        8.8%   Hollywood Video                                    01/20/2010       8.5%
   81        11/30/2010       18.7%   Keller Williams                                    06/30/2013      12.7%
   82        03/31/2010       56.5%   Interior Specialists                               06/30/2010      31.3%
   83            NAP            NAP   NAP                                                    NAP           NAP
   84        10/31/2014       13.5%   Northshore Brasserie                               01/31/2011       9.9%
   85        07/31/2016       49.4%   Southwestern Bell Communications Services, INC     10/31/2011      34.8%
   86        06/30/2011       18.4%   Doral Bank                                         08/31/2013      14.3%
   87            NAP            NAP   NAP                                                    NAP           NAP
   88        06/30/2022       22.7%   B&G, LLC                                           09/30/2011      10.8%
   89        10/31/2008       31.0%   Jones Trading Services                             10/31/2009      14.6%
   90            NAP            NAP   NAP                                                    NAP           NAP
   91        01/31/2020      100.0%   NAP                                                    NAP           NAP
   92        03/31/2014       86.0%   Roots U.S.A.                                       10/31/2007       7.9%
   93        10/31/2009       29.7%   Lemons, Grundy & Eisenberg                         01/31/2011      28.4%
   94        05/31/2011       26.4%   Pearle Vision                                      02/28/2011      20.1%
   95            NAP            NAP   NAP                                                    NAP           NAP
   96        05/31/2008        6.4%   P&L Specialties                                    12/14/2008       5.5%
   97        10/31/2010       18.5%   Casual Male Big & Tall                             09/30/2008       8.8%
   98        10/31/2007       25.3%   Sardella Fine Art                                  10/31/2007      14.1%
   99        10/31/2016       27.2%   Gordon Lending                                     08/31/2016      21.8%
  100            NAP            NAP   NAP                                                    NAP           NAP
  101            NAP            NAP   NAP                                                    NAP           NAP
  102        02/29/2020      100.0%   NAP                                                    NAP           NAP
  103        07/30/2013       17.0%   V.A. SLO - Based Outpatient Clinic                 04/30/2007      16.1%
  104        06/30/2009       57.4%   Spectra Color div od Talco Plastic                 06/30/2009      37.8%
  105            NAP            NAP   NAP                                                    NAP           NAP
  106            NAP            NAP   NAP                                                    NAP           NAP
  107            NAP            NAP   NAP                                                    NAP           NAP
  108        04/30/2016       30.6%   Original Mattress                                  08/24/2013      22.3%
  109        07/31/2008       23.4%   International Home Products Inc.                   11/30/2007      22.4%
  110            NAP            NAP   NAP                                                    NAP           NAP
  111        10/31/2016       55.9%   Heathcott Associates, Inc.                         10/31/2011      11.4%
  112        12/31/2012       11.3%   CiCi Pizza                                         04/30/2014       8.7%
  113        10/31/2016      100.0%   NAP                                                    NAP           NAP
  114            NAP            NAP   NAP                                                    NAP           NAP
  115            NAP            NAP   NAP                                                    NAP           NAP
  116        11/17/2020       64.1%   Asian Restaurant                                   12/31/2016      15.4%
  117            NAP            NAP   NAP                                                    NAP           NAP
                                      Cheeburger
  118        09/30/2013       23.1%   Cheeburger                                         10/11/2016      19.0%
  119            NAP            NAP   NAP                                                    NAP           NAP
  120        02/28/2009        8.7%   Terasco                                            06/30/2011       8.7%
  121        06/30/2081      100.0%   NAP                                                    NAP           NAP
  122            NAP            NAP   NAP                                                    NAP           NAP
  123        03/31/2008       21.0%   Florida Home Design Center                         04/14/2007      16.3%
  124        10/31/2011       16.2%   TEB KIX LLC                                        08/31/2011      14.5%
  125        01/14/2009       39.8%   Papa Joe's                                         12/31/2010       4.3%
  126        09/30/2008       10.0%   Kranz Tree Service                                 08/31/2008      10.0%
  127        06/30/2008       40.0%   Buske Lines                                        06/30/2011      22.2%
  128        06/18/2016       27.1%   Petmart                                            10/31/2011      17.7%
  129            NAP            NAP   NAP                                                    NAP           NAP
  130            NAP            NAP   NAP                                                    NAP           NAP
  131        03/31/2014       40.6%   Sunset Billiards Inc.                              10/31/2009       5.6%
  132        11/30/2059      100.0%   NAP                                                    NAP           NAP
  133        06/30/2011       22.2%   Supplies
  134        09/11/2010       69.5%   Video Den                                          06/30/2009       6.5%
  135        02/28/2012       21.6%   Nextel West Corp.                                  08/30/2007      17.4%
  136        09/14/2011       11.0%   Dr. Ives and Knowles, Inc.                         09/14/2009      10.1%
  137        06/30/2014      100.0%   NAP                                                    NAP           NAP
  138        05/30/2010       29.1%   Buffalo Wild Wings                                 03/15/2016      16.7%
  139            NAP            NAP   NAP                                                    NAP           NAP
  140        08/31/2016       33.4%   Blockbusters                                       10/31/2011      20.2%
  141        11/21/2016      100.0%   NAP                                                    NAP           NAP
  142        08/31/2081      100.0%   NAP                                                    NAP           NAP
  143        12/31/2019       89.8%   Extreme Nails Corp.                                12/31/2010      10.2%
  144        02/16/2014       34.4%   Dollar Tree                                        06/30/2009      20.9%
  145            NAP            NAP   NAP                                                    NAP           NAP
  146        08/31/2013       32.1%   The Egg & I Restaurant                             12/31/2015      29.8%
  147            NAP            NAP   NAP                                                    NAP           NAP
  148        08/31/2011       55.0%   Starbucks                                          10/31/2016      24.8%
  149            NAP            NAP   NAP                                                    NAP           NAP
  150        04/30/2011       25.9%   Stephen Cantor, M.D.                               03/31/2009      13.1%
  151        02/28/2011       29.9%   Starbucks                                          11/30/2016      15.0%
  152        07/31/2009       23.3%   Buzzs Lounge                                       09/30/2010      21.9%
  153        05/30/2014       53.1%   B.P. Amoco Corp.                                   04/30/2019      46.9%
  154        02/29/2012      100.0%   NAP                                                    NAP           NAP
  155        06/30/2011       58.3%   Cingular                                           10/31/2011      41.7%
  156        06/28/2016       65.4%   Verizon                                            07/24/2011      34.6%
  157            NAP            NAP   NAP                                                    NAP           NAP
  158        09/30/2011       26.0%   Charles Keith, Jr.                                 12/17/2021      25.7%
  159        10/31/2016       59.5%   Papa Louis Restaurant, Inc.                        06/30/2007      21.8%
  160        11/30/2016      100.0%   NAP                                                    NAP           NAP
  161        11/30/2014      100.0%   NAP                                                    NAP           NAP
  162        03/14/2009       51.3%   St. John's Press Corp.                             09/30/2013      48.7%
  163            NAP            NAP   NAP                                                    NAP           NAP
  164        06/30/2016      100.0%   NAP                                                    NAP           NAP
  165            NAP            NAP   NAP                                                    NAP           NAP
  166        03/31/2009       82.0%   Sol U.S. Tanning                                   10/31/2010      18.0%
  167        09/30/2016       49.5%   Subway                                             04/30/2016      25.9%
  168        06/30/2014       38.1%   Cingular                                           02/28/2010      24.8%
  169        02/28/2010       14.3%   Nail Art                                           02/28/2011      14.3%
  170        10/14/2021      100.0%   NAP                                                    NAP           NAP
  171        03/31/2009      100.0%   NAP                                                    NAP           NAP

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                LEASE                          TAX            INSURANCE
LOAN NO.   THIRD LARGEST TENANT(13)                                EXPIRATION DATE      % NSF    ESCROW IN PLACE   ESCROW IN PLACE
----------------------------------------------------------------------------------------------------------------------------------

    1      The Legal Aid Society                                     10/01/2023         11.3%          No                No
    2      SchoolNet Inc.                                            07/31/2010          4.8%          Yes               Yes
    3      NAP                                                           NAP              NAP          Yes               Yes
    3      NAP                                                           NAP              NAP          Yes               Yes
    3      NAP                                                           NAP              NAP          Yes               Yes
    3      NAP                                                           NAP              NAP          Yes               Yes
    3      NAP                                                           NAP              NAP          Yes               Yes
    3      NAP                                                           NAP              NAP          Yes               Yes
    3      NAP                                                           NAP              NAP          Yes               Yes
    3      NAP                                                           NAP              NAP          Yes               Yes
    4      Cardinia Real Estate, LLC                                 12/31/2008          7.4%          Yes               Yes
    5      Cinemark 17                                               07/31/2020          8.8%          Yes               Yes
    6      US Holocaust Memorial Museum                              10/12/2015         12.2%          Yes               No
    7      New York & Company                                        01/31/2014          2.8%          No                No
    8      NAP                                                           NAP              NAP          No                No
    9      NAP                                                           NAP              NAP          No                No
   10      NAP                                                           NAP              NAP          No                No
   11      Linens 'N Things                                          01/31/2016          9.2%          No                No
   12      NAP                                                           NAP              NAP          No                No
   13      Casa Linda Cafeteria                                      01/31/2007          3.8%          No                No
   14      NAP                                                           NAP              NAP          Yes               No
   15      Salomon Smith Barney Inc.                                 01/31/2009          8.3%          Yes               Yes
   15      Associated Eye Care Professionals                         11/30/2008          5.9%          Yes               Yes
   15      Lifeline                                                  02/28/2008          2.4%          Yes               Yes
   16      NAP                                                           NAP              NAP          Yes               Yes
   17      Desk, Inc.                                                06/30/2015          9.6%          Yes               No
   18      Blockbuster Inc                                           10/31/2009          5.1%          Yes               Yes
   19      Supercuts                                                     MTM             2.1%          Yes               Yes
   20      NAP                                                           NAP              NAP          No                No
   21      NAP                                                           NAP              NAP          No                No
   22      NAP                                                           NAP              NAP          Yes               Yes
   23      Rent Way                                                  12/31/2011          2.9%          Yes               No
   23      National Biometric Security Project                       02/28/2007          9.9%          Yes               No
   23      NAP                                                           NAP              NAP          Yes               No
   23      MSHA General Services Administration                      03/19/2012         11.9%          Yes               No
   23      NAP                                                           NAP              NAP          Yes               No
   24      Georgia Backyard, Inc.                                    04/30/2016         13.2%          No                No
   25      Chasan, Leyner, Bariso & Lamparella, P.C.                 04/30/2016         12.0%          Yes               Yes
   26      Quilted Bear                                              08/31/2010         13.8%          Yes               Yes
   27      Old Navy                                                  11/30/2010         13.9%          Yes               Yes
   28      NAP                                                           NAP              NAP          No                No
   29      Harbor Freight                                            04/30/2010         12.5%          Yes               Yes
   30      NAP                                                           NAP              NAP          No                No
   31      NAP                                                           NAP              NAP          No                No
   32      NAP                                                           NAP              NAP          No                No
   33      NAP                                                           NAP              NAP          No                No
   34      NAP                                                           NAP              NAP          No                No
   35      Leo Sportswear, Inc.                                      12/31/2013         11.3%          Yes               No
   36      NAP                                                           NAP              NAP          No                No
   37      NAP                                                           NAP              NAP          No                No
   38      NAP                                                           NAP              NAP          No                No
   39      NAP                                                           NAP              NAP          No                No
   40      NAP                                                           NAP              NAP          No                No
   41      Schoeneman Beauty Supply                                  12/31/2010         24.7%          No                No
   42      Ann Taylor                                                01/31/2016          9.5%          Yes               No
   43      Exentus Corporation                                       03/31/2010         13.7%          Yes               Yes
   44      The Tan Company                                           05/31/2016          2.7%          Yes               Yes
   45      Playmates                                                 11/30/2016          7.8%          Yes               Yes
   46      NAP                                                           NAP              NAP          Yes               No
   47      NAP                                                           NAP              NAP          Yes               Yes
   48      Ruby Tuesday                                              06/10/2014         21.6%          Yes               Yes
   49      NAP                                                           NAP              NAP          Yes               Yes
   50      NAP                                                           NAP              NAP          Yes               Yes
   51      NAP                                                           NAP              NAP          Yes               Yes
   52      NAP                                                           NAP              NAP          Yes               Yes
   53      NAP                                                           NAP              NAP          Yes               No
   54      LVMH                                                      09/30/2014          9.2%          No                No
   55      Hollywood Entertainment                                   09/30/2011          9.9%          Yes               Yes
   56      NAP                                                           NAP              NAP          Yes               Yes
   57      Mazatlan Restaurant                                       12/01/2010          3.7%          Yes               No
   58      NAP                                                           NAP              NAP          No                No
   59      Physicians for Womens Health                              06/30/2015         16.2%          Yes               No
   60      NAP                                                           NAP              NAP          Yes               Yes
   61      Dress Barn                                                12/31/2009          7.3%          Yes               Yes
   62      Pho Restaurant                                            08/31/2017         10.4%          Yes               Yes
   63      NAP                                                           NAP              NAP          No                Yes
           Organization for the Promotion and Advancement
   64      of Small Telecommunications Companies                     12/31/2009         14.3%          Yes               No
   65      Max                                                       10/31/2008          9.6%          No                No
   66      NAP                                                           NAP              NAP          No                No
   67      NAP                                                           NAP              NAP          No                No
   68      NAP                                                           NAP              NAP          Yes               Yes
   69      Desert Sun Tanning Centers Salon                          09/30/2016          9.4%          Yes               Yes
   70      Dr. Thomas Plummer                                        11/29/2011         25.0%          Yes               Yes
   71      NAP                                                           NAP              NAP          No                No
   72      Spotlight Dance Studio, Inc.                              11/30/2010          7.6%          Yes               Yes
   73      NAP                                                           NAP              NAP          Yes               Yes
   74      NAP                                                           NAP              NAP          Yes               Yes
   75      Tae Kwon Do - Jae Kwon Cha                                04/10/2016          7.9%          Yes               Yes
   76      NAP                                                           NAP              NAP          Yes               No
   77      Lee Hecht Harrison                                        03/31/2008          6.6%          Yes               Yes
   78      Dollar General                                            08/31/2015          7.2%          Yes               No
   79      NAP                                                           NAP              NAP          Yes               No
   80      Judge Fite Company, Inc.                                  04/30/2012          8.3%          Yes               Yes
   81      First American Title Co                                   01/31/2011          6.0%          Yes               Yes
   82      Archaio                                                   09/03/2008         12.2%          No                No
   83      NAP                                                           NAP              NAP          Yes               Yes
   84      Moe's Southwest Grill                                     01/31/2010          7.7%          Yes               Yes
   85      Ceridian Cororation                                       07/31/2009         15.7%          No                No
   86      Long Island Jewish Hospital                               07/30/2008         11.3%          Yes               Yes
   87      NAP                                                           NAP              NAP          Yes               Yes
   88      Al Lorenzi Lumber Co., Inc.                               03/31/2008         10.6%          No                No
   89      Henry Beguelin                                            09/30/2007         14.2%          No                No
   90      NAP                                                           NAP              NAP          Yes               Yes
   91      NAP                                                           NAP              NAP          No                No
   92      L'Occitane                                                10/31/2013          6.1%          No                No
   93      Delphi Asset Management Corp.                             03/31/2011         27.7%          Yes               No
   94      Firehouse Subs                                            02/28/2012         14.7%          Yes               No
   95      NAP                                                           NAP              NAP          Yes               No
   96      Davis Carpet                                              10/31/2009          4.7%          Yes               Yes
   97      Palm Beach Tan, Inc                                       11/30/2012          6.4%          Yes               Yes
   98      Chepita                                                   10/31/2009         13.3%          No                No
   99      Support Care, Inc.                                        02/28/2010          8.5%          Yes               Yes
   100     NAP                                                           NAP              NAP          Yes               No
   101     NAP                                                           NAP              NAP          Yes               Yes
   102     NAP                                                           NAP              NAP          No                No
   103     Coldwell Banker Premier Real estate                       04/30/2007         14.1%          No                No
   104     Calif. Dept. of Transportation                            10/31/2009          4.8%          No                No
   105     NAP                                                           NAP              NAP          Yes               Yes
   106     NAP                                                           NAP              NAP          Yes               Yes
   107     NAP                                                           NAP              NAP          Yes               Yes
   108     Summer Palace Chinese Restaurant                          10/31/2016         13.7%          Yes               Yes
   109     Minute Man Press                                          05/30/2009         11.2%          Yes               Yes
   110     NAP                                                           NAP              NAP          Yes               Yes
   111     Medevolve                                                 11/30/2008          8.6%          Yes               Yes
   112     Bunny's Hallmark                                          02/28/2009          7.3%          Yes               Yes
   113     NAP                                                           NAP              NAP          No                No
   114     NAP                                                           NAP              NAP          Yes               Yes
   115     NAP                                                           NAP              NAP          Yes               Yes
   116     Mr. Roger's Windows                                       07/31/2011          8.9%          Yes               Yes
   117     NAP                                                           NAP              NAP          Yes               Yes
   118     Butterfly Life Spa                                        11/05/2011         18.2%          Yes               Yes
   119     NAP                                                           NAP              NAP          Yes               Yes
   120     Lino & Stacie Musso                                       05/30/2011          8.4%          Yes               Yes
   121     NAP                                                           NAP              NAP          No                No
   122     NAP                                                           NAP              NAP          Yes               Yes
   123     Nextel                                                    06/01/2009         10.9%          Yes               Yes
   124     Fred Astaire                                              10/31/2011         14.5%          Yes               Yes
   125     Dominguez Tax Service                                     03/31/2011          4.3%          No                No
   126     Pure Water Treatment                                      01/31/2011         10.0%          Yes               Yes
   127     Buske Lines                                               09/30/2007         14.7%          Yes               Yes
   128     American Mattress                                         04/10/2011         15.6%          Yes               No
   129     NAP                                                           NAP              NAP          Yes               Yes
   130     NAP                                                           NAP              NAP          Yes               Yes
   131     Colortyme                                                 08/30/2007          5.1%          Yes               No
   132     NAP                                                           NAP              NAP          No                No
   133     Brass Tap & Billiards, Inc.                               05/31/2009         10.8%          Yes               Yes
   134     Christian Caine                                           09/30/2009          6.5%          Yes               Yes
   135     JGT Enterprises LLC                                       04/30/2016         15.8%          No                No
   136     Atlantic Orthopaedic Specialists                          09/14/2009          9.8%          Yes               No
   137     NAP                                                           NAP              NAP          No                No
   138     Vanguard Imaging Partners                                 06/30/2009         16.4%          Yes               No
   139     NAP                                                           NAP              NAP          Yes               No
   140     Panaderia Bonita                                          02/28/2007         14.5%          Yes               Yes
   141     NAP                                                           NAP              NAP          No                No
   142     NAP                                                           NAP              NAP          No                No
   143     NAP                                                           NAP              NAP          Yes               No
   144     Payless Shoes                                             10/31/2011         13.4%          Yes               Yes
   145     NAP                                                           NAP              NAP          Yes               Yes
   146     Fidelity National Title Insurance Company                 06/30/2011         21.5%          Yes               No
   147     NAP                                                           NAP              NAP          Yes               Yes
   148     NAP                                                           NAP              NAP          Yes               Yes
   149     NAP                                                           NAP              NAP          Yes               Yes
   150     Prescott Interventional Radiology, LLC                    02/28/2007         12.8%          No                No
   151     Naples Pizza                                              02/28/2011         12.7%          No                Yes
   152     Nirala Sweets House Inc.                                  08/31/2009         11.8%          Yes               No
   153     NAP                                                           NAP              NAP          No                No
   154     NAP                                                           NAP              NAP          Yes               Yes
   155     NAP                                                           NAP              NAP          Yes               Yes
   156     NAP                                                           NAP              NAP          No                No
   157     NAP                                                           NAP              NAP          No                No
   158     Coffee Bean                                               11/01/2013         24.5%          Yes               Yes
   159     Dave Wolfson Enterprises, Inc.                            06/30/2007         18.7%          No                No
   160     NAP                                                           NAP              NAP          Yes               No
   161     NAP                                                           NAP              NAP          Yes               No
   162     NAP                                                           NAP              NAP          Yes               No
   163     NAP                                                           NAP              NAP          Yes               Yes
   164     NAP                                                           NAP              NAP          No                No
   165     NAP                                                           NAP              NAP          Yes               Yes
   166     NAP                                                           NAP              NAP          Yes               No
   167     Express Financial                                         07/31/2011         24.5%          Yes               Yes
   168     UPS Store                                                 07/31/2009         14.3%          Yes               Yes
   169     Creative Kitchens                                         01/28/2010         14.3%          Yes               Yes
   170     NAP                                                           NAP              NAP          No                No
   171     NAP                                                           NAP              NAP          Yes               No

                                                                                                      64.7%             50.9%

--------------------------------------------------------------------------------------------------------------------------------
                CAPITAL                                                                                         INITIAL CAPITAL
              EXPENDITURE       TI/LC                                                                               EXPENDITURE
MORTGAGE       ESCROW IN      ESCROW IN             OTHER                          SPRINGING                             ESCROW
LOAN NO.       PLACE(14)      PLACE(15)     ESCROW DESCRIPTION(16)           ESCROW DESCRIPTION(17)             REQUIREMENT(18)
--------------------------------------------------------------------------------------------------------------------------------

    1              No             No                 NAP                         RE Tax, Other                               $0
    2             Yes             No         Tenant Rent Reserve                 TI/LC, Other                                $0
    3             Yes             No         Debt Service Reserve                  Insurance                            $10,716
    3             Yes             No         Debt Service Reserve                  Insurance                             $7,654
    3             Yes             No         Debt Service Reserve                  Insurance                             $7,326
    3             Yes             No         Debt Service Reserve                  Insurance                             $6,616
    3             Yes             No         Debt Service Reserve                  Insurance                             $5,249
    3             Yes             No         Debt Service Reserve                  Insurance                             $3,116
    3             Yes             No         Debt Service Reserve                  Insurance                             $2,406
    3             Yes             No         Debt Service Reserve                  Insurance                             $1,750
    4             Yes            Yes             Rent Reserve                         NAP                                    $0
    5             Yes            Yes                 NAP                              NAP                                    $0
    6              No             No                 NAP                    Insurance, TI/LC, Other                          $0
    7              No             No                 NAP                              NAP                                    $0
    8             Yes             No                 NAP                   RE Tax, Insurance, CapEx                  $6,000,000
    9             Yes             No                 NAP                   RE Tax, Insurance, CapEx                  $1,200,000
   10             Yes             No                 NAP                       RE Tax, Insurance                             $0
   11              No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   12              No             No                 NAP                   RE Tax, Insurance, CapEx                          $0
   13             Yes            Yes                 NAP                Insurance, CapEx, TI/LC, Other               $3,806,250
   14             Yes             No                 NAP                           Insurance                                 $0
   15              No            Yes                 NAP                             TI/LC                                   $0
   15              No            Yes                 NAP                             TI/LC                                   $0
   15              No            Yes                 NAP                             TI/LC                                   $0
   16             Yes             No            TILC Holdback                         NAP                                    $0
   17             Yes            Yes                 NAP                           Insurance                                 $0
   18              No             No                 NAP                         CapEx, TI/LC                                $0
   19              No             No                 NAP                         CapEx, TI/LC                                $0
   20              No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   21              No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   22             Yes            Yes                 NAP                             TI/LC                                   $0
   23             Yes            Yes                 NAP                         TI/LC, Other                                $0
   23             Yes            Yes                 NAP                         TI/LC, Other                                $0
   23             Yes            Yes                 NAP                         TI/LC, Other                                $0
   23             Yes            Yes                 NAP                         TI/LC, Other                                $0
   23             Yes            Yes                 NAP                         TI/LC, Other                                $0
   24              No             No                 NAP                              NAP                                    $0
   25             Yes            Yes                 NAP                              NAP                                    $0
   26             Yes            Yes                 NAP                             TI/LC                                   $0
   27             Yes            Yes                 NAP                             TI/LC                                   $0
   28              No             No                 NAP               RE Tax, Insurance, Cap Ex, TI/LC                      $0
   29             Yes            Yes                 NAP                              NAP                                    $0
   30              No             No                 NAP                       RE Tax, Insurance                             $0
   31              No             No                 NAP                       RE Tax, Insurance                             $0
   32              No             No                 NAP                       RE Tax, Insurance                             $0
   33              No             No                 NAP                       RE Tax, Insurance                             $0
   34              No             No                 NAP                       RE Tax, Insurance                             $0
   35              No            Yes                 NAP                       Insurance, Cap Ex                             $0
   36              No             No                 NAP                       RE Tax, Insurance                             $0
   37              No             No                 NAP                       RE Tax, Insurance                             $0
   38              No             No                 NAP                       RE Tax, Insurance                             $0
   39              No             No                 NAP                       RE Tax, Insurance                             $0
   40              No             No                 NAP                       RE Tax, Insurance                             $0
   41              No             No                 NAP                       RE Tax, Insurance                             $0
   42             Yes            Yes                 NAP                           Insurance                                 $0
   43              No            Yes                 NAP                         CapEx, TI/LC                                $0
   44              No             No           Earnout Reserve                   CapEx, TI/LC                                $0
                                             Tenant Reserve, TILC
   45             Yes             No               Holdback                          TI/LC                                   $0
   46              No             No                 NAP                       Insurance, CapEx                              $0
   47             Yes             No                 NAP                              NAP                                    $0
   48             Yes            Yes                 NAP                              NAP                                    $0
   49             Yes            Yes                 NAP                              NAP                                    $0
   50             Yes             No                 NAP                              NAP                                    $0
   51              No             No                 NAP                              NAP                                    $0
   52             Yes             No                 NAP                              NAP                                    $0
   53              No             No                 NAP                       Insurance, CapEx                              $0
   54              No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   55             Yes             No                 NAP                              NAP                                    $0
   56             Yes             No                 NAP                             TI/LC                                   $0
   57             Yes            Yes            Cash Holdback                  Insurance, TI/LC                              $0
   58              No             No                 NAP                              NAP                                    $0
   59              No             No                 NAP                       Insurance, TI/LC                              $0
   60              No             No           Tenant Holdback                       CapEx                                   $0
                                               TILC and Vacancy
   61              No             No               Holdback                      CapEx, TI/LC                                $0
   62              No            Yes         Tenant Rent Reserve                 CapEx, TI/LC                                $0
   63              No             No                 NAP                     RE Tax, CapEx, TI/LC                            $0
   64              No             No                 NAP                              NAP                                    $0
   65              No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   66              No             No                 NAP                   RE Tax, Insurance, CapEx                          $0
   67              No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   68             Yes             No                 NAP                              NAP                                    $0
                                           Outstanding Obligations
   69              No             No               Reserve                       CapEx, TI/LC                                $0
                                             Rent Holdback, Work
   70             Yes            Yes           Reserve Deposit                       TI/LC                                   $0
   71              No             No                 NAP                              NAP                                    $0
   72             Yes            Yes         Performance Holdback                     NAP                                    $0
   73              No             No                 NAP                              NAP                                    $0
   74             Yes             No                 NAP                              NAP                                    $0
   75             Yes            Yes            Loan Holdback                         NAP                                    $0
   76              No             No                 NAP                       Insurance, CapEx                              $0
   77              No            Yes             Rent Reserve                 CapEx, TI/LC, Other                            $0
   78             Yes             No                 NAP                           Insurance                                 $0
   79             Yes             No          Franchise Reserve                    Insurance                                 $0
   80             Yes             No                 NAP                             TI/LC                                   $0
   81             Yes             No                 NAP                             TI/LC                                   $0
                                             Tenant Reserve, TILC
   82              No             No               Holdback             RE Tax, Insurance, CapEx, TI/LC                      $0
   83             Yes             No                 NAP                              NAP                              $340,559
   84             Yes            Yes            Tenant Reserve                       TI/LC                                   $0
   85              No             No                 NAP                              NAP                                    $0
   86             Yes            Yes                 NAP                             TI/LC                                   $0
   87             Yes             No                 NAP                              NAP                                    $0
   88             Yes             No                 NAP                   RE Tax, Insurance, TI/LC                          $0
   89              No             No                 NAP                         CapEx, TI/LC                                $0
   90             Yes             No                 NAP                              NAP                                    $0
   91              No             No                 NAP                              NAP                                    $0
   92              No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   93             Yes            Yes                 NAP                       Insurance, TI/LC                              $0
   94             Yes            Yes            Rent Holdback                        TI/LC                                   $0
   95             Yes             No         Debt Service Reserve                  Insurance                                 $0
   96             Yes            Yes                 NAP                              NAP                                    $0
   97             Yes             No            TILC Holdback                        TI/LC                                   $0
   98              No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   99             Yes            Yes                 NAP                              NAP                                    $0
   100             No             No           Holdback Reserve                Insurance, CapEx                              $0
   101            Yes             No         Seasonality Reserve                      NAP                                    $0
   102             No             No                 NAP                              NAP                                    $0
   103            Yes            Yes                 NAP                   RE Tax, Insurance, TI/LC                          $0
                                                                       RE Tax, Insurance, CapEx, TI/LC,
   104             No             No                 NAP                             Other                                   $0
   105            Yes             No                 NAP                              NAP                                    $0
                                             Capital Improvements
   106            Yes             No               Holdback                           NAP                                    $0
   107             No             No          Security Holdback                       NAP                                    $0
                                             Waterford and Summer
   108             No             No            Palace Reserve                   CapEx, TI/LC                                $0
   109            Yes            Yes                 NAP                         CapEx, TI/LC                           $10,000
   110            Yes             No                 NAP                              NAP                              $351,500
   111             No             No                 NAP                         CapEx, TI/LC                                $0
   112            Yes             No                 NAP                             TI/LC                                   $0
   113             No             No                 NAP                             TI/LC                                   $0
   114            Yes             No                 NAP                              NAP                                    $0
   115            Yes             No         Ground Lease Reserve                     NAP                                    $0
   116             No            Yes               Holdback                          CapEx                                   $0
   117             No             No                 NAP                              NAP                                    $0
   118            Yes            Yes                 NAP                             TI/LC                                   $0
   119            Yes             No                 NAP                              NAP                                    $0
   120            Yes            Yes                 NAP                              NAP                                    $0
   121             No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   122            Yes             No        Capital Plan Holdback                     NAP                                    $0
   123            Yes            Yes                 NAP                             TI/LC                                   $0
   124            Yes            Yes                 NAP                              NAP                                    $0
   125             No             No                 NAP                              NAP                                    $0
   126            Yes            Yes                 NAP                             TI/LC                                   $0
   127             No            Yes                 NAP                             TI/LC                                   $0
   128            Yes            Yes                 NAP                             TI/LC                                   $0
   129            Yes             No                 NAP                              NAP                                    $0
   130            Yes             No                 NAP                              NAP                                    $0
   131            Yes            Yes           Tenant Holdback              Insurance, CapEx, TI/LC               $30,000 (LOC)
   132             No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   133            Yes            Yes                 NAP                         CapEx, TI/LC                           $67,000
   134            Yes            Yes                 NAP                             TI/LC                                   $0
   135            Yes             No          Occupancy Reserve            RE Tax, Insurance, TI/LC                          $0
   136             No            Yes                 NAP                    Insurance, TI/LC, Other                          $0
   137            Yes             No                 NAP                RE Tax, Insurance, TI/LC, Other                      $0
   138             No             No                 NAP                       Insurance, TI/LC                              $0
   139            Yes             No                 NAP                           Insurance                                 $0
   140            Yes            Yes           Tenant Holdback                       TI/LC                                   $0
   141             No             No             TILC Reserve                        TI/LC                                   $0
   142             No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   143            Yes             No                 NAP                       Insurance, TI/LC                              $0
   144            Yes             No           Tenant Holdback                       TI/LC                                   $0
   145            Yes             No                 NAP                              NAP                                    $0
   146             No            Yes                 NAP                         CapEx, TI/LC                                $0
   147            Yes             No                 NAP                             CapEx                               $9,000
   148            Yes            Yes             Rent Reserve                        TI/LC                                   $0
   149            Yes             No                 NAP                              NAP                                    $0
   150             No            Yes           Holdback Reserve         RE Tax, Insurance, CapEx, TI/LC                      $0
   151             No            Yes                 NAP                              NAP                                    $0
   152            Yes            Yes                 NAP                             TI/LC                                   $0
   153             No             No                 NAP                       RE Tax, Insurance                             $0
   154             No             No                 NAP                             TI/LC                                   $0
   155            Yes            Yes                 NAP                              NAP                                    $0
   156             No             No                 NAP                RE Tax, Insurance, TI/LC, Other                      $0
   157             No             No                 NAP                              NAP                                    $0
   158            Yes            Yes        Master Lease Holdback                    TI/LC                                   $0
   159             No             No                 NAP                             TI/LC                                   $0
   160             No             No                 NAP                             TI/LC                                   $0
   161             No             No                 NAP                             TI/LC                                   $0
   162             No            Yes                 NAP                             TI/LC                                   $0
   163            Yes             No                 NAP                              NAP                                    $0
   164             No             No                 NAP                             TI/LC                                   $0
   165             No             No                 NAP                              NAP                                    $0
   166             No            Yes                 NAP                              NAP                                    $0
   167             No            Yes                 NAP                         CapEx, TI/LC                                $0
   168            Yes            Yes           Tenant Holdback                       TI/LC                                   $0
   169            Yes            Yes                 NAP                         CapEx, TI/LC                           $12,600
   170             No             No                 NAP                RE Tax, Insurance, CapEx, TI/LC                      $0
   171             No            Yes                 NAP                              NAP                                    $0

                 59.0%          #REF!                                                                               $11,871,742

------------------------------------------------------------------------------------------------------------------------
MORTGAGE                        MONTHLY CAPITAL EXPENDITURE    CURRENT CAPITAL EXPENDITURE                INITIAL TI/LC
LOAN NO.                             ESCROW REQUIREMENT(19)             ESCROW BALANCE(20)       ESCROW REQUIREMENT(21)
------------------------------------------------------------------------------------------------------------------------

    1                                                    $0                             $0                           $0
    2                                                $6,571                             $0                           $0
    3                                               $11,082                             $0                           $0
    3                                                $6,832                             $0                           $0
    3                                                $9,728                             $0                           $0
    3                                                $8,499                             $0                           $0
    3                                                $5,895                             $0                           $0
    3                                                $4,541                             $0                           $0
    3                                                $4,374                             $0                           $0
    3                                                $2,791                             $0                           $0
    4                                                $7,623                             $0                  $10,173,115
    5                                               $17,533                             $0                   $4,000,000
    6                                                    $0                             $0                           $0
    7                                                    $0                             $0                           $0
    8                                                    $0                             $0                           $0
    9                                                    $0                             $0                           $0
   10       4% of Borrower's Total Gross Revenue during the
           calendar month immediately preceding the date of
                                                calculation                             $0                           $0
   11                                                    $0                             $0                           $0
   12                                                    $0                             $0                           $0
   13                                                    $0                             $0                           $0
   14                                               $49,390                             $0                           $0
   15                                                    $0                             $0                     $441,977
   15                                                    $0                             $0                     $332,956
   15                                                    $0                             $0                     $212,149
   16                                                $8,700                             $0                           $0
   17                                                $3,572                         $3,572                           $0
   18                                                    $0                             $0                           $0
   19                                                    $0                             $0                           $0
   20                                                    $0                             $0                           $0
   21                                                    $0                             $0                           $0
   22                                                $5,464                         $5,464                   $1,000,000
   23                                                $2,046                             $0                           $0
   23                                                  $535                             $0                           $0
   23                                                  $269                             $0                           $0
   23                                                  $519                             $0                           $0
   23                                                  $139                             $0                           $0
   24                                                    $0                             $0                           $0
   25                                                $2,369                         $7,107                   $1,500,000
   26                                                $3,395                             $0                           $0
   27                                                  $886                             $0                       $4,431
   28                                                    $0                             $0                           $0
   29                                                $1,644                         $1,644                           $0
   30                                                    $0                             $0                           $0
   31                                                    $0                             $0                           $0
   32                                                    $0                             $0                           $0
   33                                                    $0                             $0                           $0
   34                                                    $0                             $0                           $0
   35                                                    $0                             $0                           $0
   36                                                    $0                             $0                           $0
   37                                                    $0                             $0                           $0
   38                                                    $0                             $0                           $0
   39                                                    $0                             $0                           $0
   40                                                    $0                             $0                           $0
   41                                                    $0                             $0                           $0
   42                                                  $610                           $610                           $0
   43                                                    $0                             $0                   $1,150,000
   44                                                    $0                             $0                           $0
   45                                                  $408                             $0                           $0
   46                                                    $0                             $0                           $0
   47                                                $3,333                        $10,000                           $0
   48                                                  $873                           $873                           $0
   49                                                $2,653                             $0                           $0
   50                                                $4,771                             $0                           $0
   51                                                    $0                             $0                           $0
   52                                                $1,563                         $4,688                           $0
   53                                                    $0                             $0                           $0
   54                                                    $0                             $0                           $0
   55                                                  $949                         $1,898                           $0
   56                                                $7,542                         $7,542                           $0
   57                                                $1,001                         $5,011                           $0
   58                                                    $0                             $0                           $0
   59                                                    $0                             $0                           $0
   60                                                    $0                             $0                           $0
   61                                                    $0                             $0                           $0
   62                                                    $0                             $0                           $0
   63                                                    $0                             $0                           $0
   64                                                    $0                             $0                           $0
   65                                                    $0                             $0                           $0
   66                                                    $0                             $0                           $0
   67                                                    $0                             $0                           $0
   68                                                $1,875                        $22,977                           $0
   69                                                    $0                             $0                           $0
   70                                                  $150                             $0                           $0
   71                                                    $0                             $0                           $0
   72                                                  $591                             $0                      $30,000
   73                                                    $0                             $0                           $0
   74                                               $13,322                             $0                           $0
   75                                                  $330                           $330                           $0
   76                                                    $0                             $0                           $0
   77                                                    $0                             $0                   $1,200,000
   78                                                $1,564                             $0                           $0
   79                                                $8,339                             $0                           $0
   80                                                  $490                           $490                           $0
   81                                                  $636                         $1,908                           $0
   82                                                    $0                             $0                           $0
   83                                                $9,669                             $0                           $0
   84                                                  $454                           $454                           $0
   85                                                    $0                             $0                           $0
   86                                                  $305                             $0                     $100,000
   87                                                $4,875                             $0                           $0
   88                                                  $455                             $0                           $0
   89                                                    $0                             $0                           $0
   90                                                $4,017                             $0                           $0
   91                                                    $0                             $0                           $0
   92                                                    $0                             $0                           $0
   93                                                  $581                             $0                           $0
   94                                                  $149                             $0                           $0
   95                                                $4,167                             $0                           $0
   96                                                  $532                             $0                           $0
   97                                                  $406                           $406                           $0
   98                                                    $0                             $0                           $0
   99                                                $1,031                         $3,093                           $0
   100                                                   $0                             $0                           $0
   101                                               $5,789                             $0                           $0
   102                                                   $0                             $0                           $0
   103                                                 $498                             $0                           $0
   104                                                   $0                             $0                           $0
   105                                                 $950                         $2,850                           $0
   106                                               $9,333                             $0                           $0
   107                                                   $0                             $0                           $0
   108                                                   $0                             $0                           $0
   109                                                   $0                        $10,000                      $10,000
   110                                               $6,817                             $0                           $0
   111                                                   $0                             $0                           $0
   112                                                 $432                           $432                           $0
   113                                                   $0                             $0                           $0
   114                                              $10,249                             $0                           $0
   115                                               $4,315                             $0                           $0
   116                                                   $0                             $0                           $0
   117                                                   $0                             $0                           $0
   118                                                 $199                             $0                      $50,000
   119                                               $1,729                             $0                           $0
   120                                                 $425                           $425                           $0
   121                                                   $0                             $0                           $0
   122                                               $5,705                         $5,705                           $0
   123                                                 $298                             $0                           $0
   124                                                 $209                             $0                           $0
   125                                                   $0                             $0                           $0
   126                                                 $458                           $458                           $0
   127                                                   $0                             $0                           $0
   128                                                 $263                             $0                           $0
   129                                               $1,253                             $0                           $0
   130                                                 $588                             $0                           $0
   131                                                   $0                  $30,000 (LOC)                $80,000 (LOC)
   132                                                   $0                             $0                           $0
   133                                                   $0                        $67,000                           $0
   134                                                 $574                             $0                           $0
   135                                                 $172                             $0                           $0
   136                                                   $0                             $0                           $0
   137                                                 $527                           $527                           $0
   138                                                   $0                             $0                           $0
   139                                               $3,427                         $3,427                           $0
   140                                                 $371                         $1,114                           $0
   141                                                   $0                             $0                           $0
   142                                                   $0                             $0                           $0
   143                                                 $189                             $0                           $0
   144                                                 $242                           $242                           $0
   145                                               $3,000                             $0                           $0
   146                                                   $0                             $0                           $0
   147                                                   $0                         $9,000                           $0
   148                                                  $93                             $0                           $0
   149                                                 $325                             $0                           $0
   150                                                   $0                             $0                           $0
   151                                                   $0                             $0                           $0
   152                                                 $212                           $212                           $0
   153                                                   $0                             $0                           $0
   154                                                   $0                             $0                           $0
   155                                                  $90                           $270                      $25,000
   156                                                   $0                             $0                           $0
   157                                                   $0                             $0                           $0
   158                                                  $82                             $0                           $0
   159                                                   $0                             $0                           $0
   160                                                   $0                             $0                           $0
   161                                                   $0                             $0                           $0
   162                                                   $0                             $0                     $100,000
   163                                               $1,396                         $4,188                           $0
   164                                                   $0                             $0                           $0
   165                                                   $0                             $0                           $0
   166                                                   $0                             $0                      $50,000
   167                                                   $0                             $0                      $50,000
   168                                                 $131                             $0                           $0
   169                                                   $0                        $12,600                      $31,500
   170                                                   $0                             $0                           $0
   171                                                   $0                             $0                      $53,000

                                                   $302,378                       $226,517                  $20,594,129

------------------------------------------------------------------------------------------------------------------
  MORTGAGE                MONTHLY TI/LC         CURRENT TI/LC   ENVIRONMENTAL        INTEREST
  LOAN NO.       ESCROW REQUIREMENT(22)    ESCROW BALANCE(23)     INSURANCE       ACCRUAL METHOD    SEASONING(24)
------------------------------------------------------------------------------------------------------------------

      1                              $0                    $0         No            Actual/360            1
      2                              $0                    $0         No            Actual/360            0
                                                                                    Actual/360            2
      3                              $0                    $0         No            Actual/360            2
      3                              $0                    $0         No            Actual/360            2
      3                              $0                    $0         No            Actual/360            2
      3                              $0                    $0         No            Actual/360            2
      3                              $0                    $0         No            Actual/360            2
      3                              $0                    $0         No            Actual/360            2
      3                              $0                    $0         No            Actual/360            2
      3                              $0                    $0         No            Actual/360            2
      4                              $0           $10,173,115         No            Actual/360            0
      5                         $87,666            $4,000,000         No            Actual/360            1
      6                              $0                    $0         No            Actual/360            2
      7                              $0                    $0         No            Actual/360            1
      8                              $0                    $0         No            Actual/360            1
      9                              $0                    $0         No            Actual/360            1
     10                              $0                    $0         No            Actual/360            1
     11                              $0                    $0         No              30/360              1
     12                              $0                    $0         No            Actual/360            1
     13                         $17,329                    $0        Yes            Actual/360            1
     14                              $0                    $0         No            Actual/360            0
                                                                                    Actual/360            3
     15                          $9,765              $329,027         No            Actual/360            3
     15                          $7,356              $329,027         No            Actual/360            3
     15                          $4,687              $329,027         No            Actual/360            3
     16                              $0                    $0        Yes            Actual/360            2
     17                         $15,209                    $0         No            Actual/360            1
                                                                                    Actual/360            1
     18                              $0                    $0         No            Actual/360            1
     19                              $0                    $0         No            Actual/360            1
     20                              $0                    $0         No            Actual/360            1
     21                              $0                    $0         No            Actual/360            1
     22                              $0            $1,000,000         No            Actual/360            3
                                                                                    Actual/360            1
     23                          $7,291                    $0         No            Actual/360            1
     23                          $1,906                    $0         No            Actual/360            1
     23                            $960                    $0         No            Actual/360            1
     23                          $1,849                    $0         No            Actual/360            1
     23                            $494                    $0         No            Actual/360            1
     24                              $0                    $0         No              30/360              1
     25                              $0            $1,500,000         No            Actual/360            1
     26                          $7,380                    $0         No            Actual/360            2
     27                          $4,431                $4,431         No            Actual/360            2
     28                              $0                    $0         No            Actual/360            0
     29                          $4,491                    $0         No            Actual/360            1
                                                                                    Actual/360            2
     30                              $0                    $0         No            Actual/360            2
     31                              $0                    $0         No            Actual/360            2
     32                              $0                    $0         No            Actual/360            2
     33                              $0                    $0         No            Actual/360            2
     34                              $0                    $0         No            Actual/360            2
     35                          $5,557                $5,557         No            Actual/360            3
                                                                                    Actual/360            2
     36                              $0                    $0         No            Actual/360            2
     37                              $0                    $0         No            Actual/360            2
     38                              $0                    $0         No            Actual/360            2
     39                              $0                    $0         No            Actual/360            2
     40                              $0                    $0         No            Actual/360            2
     41                              $0                    $0         No            Actual/360            2
     42                          $2,048                    $0         No            Actual/360            9
     43                              $0            $1,150,000         No            Actual/360            2
     44                              $0                    $0         No            Actual/360            1
     45                              $0                    $0         No            Actual/360            1
     46                              $0                    $0         No            Actual/360            3
     47                              $0                    $0         No            Actual/360            2
     48                          $2,500                    $0         No            Actual/360            5
     49                          $6,633                    $0         No            Actual/360            1
     50                              $0                    $0         No            Actual/360            0
     51                              $0                    $0         No            Actual/360            1
     52                              $0                    $0         No            Actual/360            2
     53                              $0                    $0         No            Actual/360            1
     54                              $0                    $0         No            Actual/360            2
     55                              $0                    $0         No            Actual/360            4
     56                              $0                    $0         No            Actual/360            3
     57                          $3,140               $15,720         No            Actual/360            7
     58                              $0                    $0         No            Actual/360            0
     59                              $0                    $0         No            Actual/360            3
     60                              $0                    $0         No            Actual/360            2
     61                              $0                    $0         No            Actual/360            1
     62                          $1,556                    $0         No            Actual/360            2
     63                              $0                    $0         No            Actual/360            3
     64                              $0                    $0         No            Actual/360            1
     65                              $0                    $0         No            Actual/360            2
     66                              $0                    $0         No            Actual/360            1
     67                              $0                    $0         No            Actual/360            2
     68                              $0                    $0         No            Actual/360            0
     69                              $0                    $0         No            Actual/360            3
     70                          $1,667                    $0         No            Actual/360            2
     71                              $0                    $0         No            Actual/360            1
     72                          $3,890               $30,000         No            Actual/360            2
     73                              $0                    $0         No            Actual/360            1
     74                              $0                    $0         No            Actual/360            1
     75                          $2,111                $2,111         No            Actual/360            3
     76                              $0                    $0         No            Actual/360            2
     77                              $0            $1,200,000         No            Actual/360            1
     78                              $0                    $0         No            Actual/360            1
     79                              $0                    $0         No            Actual/360            2
     80                              $0                    $0         No            Actual/360            1
     81                              $0                    $0         No            Actual/360            2
     82                              $0                    $0         No            Actual/360            2
     83                              $0                    $0         No            Actual/360            2
     84                          $3,724                $3,724         No            Actual/360            3
     85                              $0                    $0         No              30/360              0
     86                          $2,033              $100,000         No            Actual/360            2
     87                              $0                    $0         No            Actual/360            1
     88                              $0                    $0         No            Actual/360            1
     89                              $0                    $0         No            Actual/360            2
     90                              $0                    $0         No            Actual/360            1
     91                              $0                    $0         No            Actual/360            1
     92                              $0                    $0         No            Actual/360            2
     93                          $3,333                    $0         No            Actual/360            2
     94                            $498                    $0         No            Actual/360            1
     95                              $0                    $0         No            Actual/360            2
     96                          $2,500                    $0         No            Actual/360            0
     97                              $0                    $0         No            Actual/360            1
     98                              $0                    $0         No            Actual/360            2
     99                          $4,696                    $0         No            Actual/360            2
     100                             $0                    $0         No            Actual/360            1
     101                             $0                    $0         No            Actual/360            3
     102                             $0                    $0         No            Actual/360            1
     103                         $2,241                    $0         No            Actual/360            1
     104                             $0                    $0         No            Actual/360            2
     105                             $0                    $0         No            Actual/360            2
     106                             $0                    $0         No            Actual/360            1
     107                             $0                    $0         No            Actual/360            1
                                                                                    Actual/360            2
     108                             $0                    $0         No            Actual/360            2
     109                             $0               $10,000         No            Actual/360            2
     110                             $0                    $0         No            Actual/360            3
     111                             $0                    $0         No            Actual/360            1
     112                             $0                    $0         No            Actual/360            1
     113                             $0                    $0         No            Actual/360            1
     114                             $0                    $0         No            Actual/360            2
     115                             $0                    $0         No            Actual/360            3
     116                         $1,617                    $0         No            Actual/360            1
     117                             $0                    $0         No            Actual/360            2
     118                         $1,667               $50,000         No            Actual/360            2
     119                             $0                    $0         No            Actual/360            2
     120                         $2,409                    $0         No            Actual/360            1
     121                             $0                    $0         No            Actual/360            1
     122                             $0                    $0         No            Actual/360            3
     123                           $993                    $0         No            Actual/360            0
     124                         $1,740                    $0         No            Actual/360            0
     125                             $0                    $0         No            Actual/360            1
     126                           $833                  $833         No            Actual/360            3
     127                         $8,333                $8,333         No            Actual/360            2
     128                         $1,313                    $0         No            Actual/360            2
     129                             $0                    $0         No            Actual/360            2
     130                             $0                    $0         No            Actual/360            1
     131                             $0         $80,000 (LOC)         No            Actual/360            3
     132                             $0                    $0         No            Actual/360            3
     133                         $3,334                $3,334         No            Actual/360            3
     134                         $1,917                    $0         No            Actual/360            2
     135                             $0                    $0         No            Actual/360            1
     136                         $2,083                $4,166         No            Actual/360            4
     137                             $0                    $0         No            Actual/360            3
     138                             $0                    $0         No            Actual/360            2
     139                             $0                    $0         No            Actual/360            3
     140                         $1,361                $4,085         No            Actual/360            5
     141                             $0                    $0         No            Actual/360            2
     142                             $0                    $0         No            Actual/360            3
     143                             $0                    $0         No            Actual/360            0
     144                             $0                    $0         No            Actual/360            3
     145                             $0                    $0         No            Actual/360            2
     146                           $750                    $0         No            Actual/360            1
     147                             $0                    $0         No            Actual/360            2
     148                           $629                    $0         No            Actual/360            0
     149                             $0                    $0         No            Actual/360            1
     150                         $1,439                $1,439         No            Actual/360            3
     151                           $500                    $0         No            Actual/360            1
     152                         $1,250                $1,250         No            Actual/360            3
     153                             $0                    $0         No            Actual/360            3
     154                             $0                    $0         No            Actual/360            2
     155                           $676                    $0         No            Actual/360            2
     156                             $0                    $0         No              30/360              3
     157                             $0                    $0         No            Actual/360            1
     158                           $544                    $0         No            Actual/360            1
     159                             $0                    $0         No            Actual/360            1
     160                             $0                    $0         No            Actual/360            1
     161                             $0                    $0         No            Actual/360            1
     162                             $0              $100,000         No            Actual/360            1
     163                             $0                    $0         No            Actual/360            2
     164                             $0                    $0         No            Actual/360            1
     165                             $0                    $0         No            Actual/360            1
     166                         $2,100               $52,190         No            Actual/360            1
     167                             $0               $50,000         No            Actual/360            3
     168                           $750                    $0         No            Actual/360            2
     169                             $0               $31,500         No            Actual/360            2
     170                             $0                    $0         No            Actual/360            1
     171                             $0               $53,161         No            Actual/360            2

                               $255,177           $20,622,031                                             1

---------------------------------------------------------------------------------------------------------------------------------
                                                             PREPAYMENT CODE(25)
MORTGAGE    ---------------------------------------------------------------------------------------------------------------------
LOAN NO.      LO      DEF       DEF/YM1.00      YM1.00       YM      5.00      4.00       3.00       2.00        1.00       OPEN
---------------------------------------------------------------------------------------------------------------------------------

    1         25                    91                                                                                       4
    2         24       89                                                                                                    7
              26       30                                                                                                    4
    3         26       30                                                                                                    4
    3         26       30                                                                                                    4
    3         26       30                                                                                                    4
    3         26       30                                                                                                    4
    3         26       30                                                                                                    4
    3         26       30                                                                                                    4
    3         26       30                                                                                                    4
    3         26       30                                                                                                    4
    4         24       92                                                                                                    4
    5         25       33                                                                                                    2
    6         36                    80                                                                                       4
    7         25       40                                                                                                    7
    8         25       52                                                                                                    7
    9         25       52                                                                                                    7
   10                                             71                                                                         13
   11         24                    91            1                                                                          4
   12         25                    31                                                                                       4
   13         25                    55                                                                                       4
   14         24       92                                                                                                    4
              27       55                                                                                                    2
   15         27       55                                                                                                    2
   15         27       55                                                                                                    2
   15         27       55                                                                                                    2
   16         26       36                                                                                                    4
   17         25       92                                                                                                    3
                                                 117                                                                         3
   18          0                                 117                                                                         3
   19          0                                 117                                                                         3
   20          0                                 117                                                                         3
   21          0                                 117                                                                         3
   22         27       54                                                                                                    3
              25       91                                                                                                    4
   23         25       91                                                                                                    4
   23         25       91                                                                                                    4
   23         25       91                                                                                                    4
   23         25       91                                                                                                    4
   23         25       91                                                                                                    4
   24         13                                  45                                                                         2
   25         35                                  83                                                                         2
   26         26       90                                                                                                    4
   27         26       90                                                                                                    4
   28         35                                             78                                                              7
   29         23                                  36                  12        12         12         12           9         4
              26       90                                                                                                    4
   30         26       90                                                                                                    4
   31         26       90                                                                                                    4
   32         26       90                                                                                                    4
   33         26       90                                                                                                    4
   34         26       90                                                                                                    4
   35         27       89                                                                                                    4
              26       90                                                                                                    4
   36         26       90                                                                                                    4
   37         26       90                                                                                                    4
   38         26       90                                                                                                    4
   39         26       90                                                                                                    4
   40         26       90                                                                                                    4
   41         26       90                                                                                                    4
   42         33       28                                                                                                    3
   43         26       91                                                                                                    3
   44         25       91                                                                                                    4
   45         25       92                                                                                                    3
   46                                             56                                                                         4
   47         26       91                                                                                                    3
   48         29       88                                                                                                    3
   49         25                                  92                                                                         3
   50         24       92                                                                                                    4
   51         25       93                                                                                                    2
   52         26       91                                                                                                    3
   53         24                                  92                                                                         4
   54         36                                  81                                                                         3
   55         28       88                                                                                                    4
   56         27       86                                                                                                    7
   57         31                                  85                                                                         4
   58         24       93                                                                                                    3
   59         27       89                                                                                                    4
   60         26       54                                                                                                    4
   61         25                    88                                                                                       7
   62         26       87                                                                                                    7
   63         27       29                                                                                                    4
   64         12                                 106                                                                         2
   65         36                                  81                                                                         3
   66         25       91                                                                                                    4
   67         26       90                                                                                                    4
   68         24                                  78                                                                         4
   69         11                    95            16                                                                         4
   70         26       90                                                                                                    4
   71         25       92                                                                                                    3
   72         26       91                                                                                                    3
   73         25       93                                                                                                    2
   74         25       91                                                                                                    4
   75         27       89                                                                                                    4
   76         26       90                                                                                                    4
   77         25       92                                                                                                    3
   78         25       91                                                                                                    4
   79         26       90                                                                                                    4
   80         25       35                                             12        12         12         12           6         6
   81         26       91                                                                                                    3
   82         23                                  94                                                                         3
   83         26       92                                                                                                    2
   84         27       89                                                                                                    4
   85         24                                  92                                                                         4
   86         26       90                                                                                                    4
   87         25       93                                                                                                    2
   88         25       91                                                                                                    4
   89         36                                  81                                                                         3
   90         25       92                                                                                                    3
   91         25       92                                                                                                    3
   92         35                                  82                                                                         3
   93         26       90                                                                                                    4
   94         25       91                                                                                                    4
   95                                                       116                                                              4
   96         24       35                                                                                                    61
   97         25       35                                             12        12         12         12           6         6
   98         36                                  81                                                                         3
   99         26       91                                                                                                    3
   100        24                                  92                                                                         4
   101        27       90                                                                                                    3
   102        25       93                                                                                                    2
   103        25       91                                                                                                    4
   104        26       91                                                                                                    3
   105        35                                  82                                                                         3
   106        36       20                                                                                                    4
   107        25                                  92                                                                         3
              26                                  30                                                                         4
   108        26                                  30                                                                         4
   109        26                                  30                                                                         4
   110        27       91                                                                                                    2
   111        25       92                                                                                                    3
   112        25       35                                             12        12         12         12           6         6
   113        25       93                                                                                                    2
   114        26       91                                                                                                    3
   115        27       89                                                                                                    4
   116        25       91                                                                                                    4
   117        26       87                                                                                                    7
   118        26                    90                                                                                       4
   119        26       90                                                                                                    4
   120        25       92                                                                                                    3
   121        25       91                                                                                                    4
   122        27       50                                                                                                    7
   123        23       33                                                                                                    4
   124        24       92                                                                                                    4
   125        25       91                                                                                                    4
   126        27       89                                                                                                    4
   127        26                                  92                                                                         2
   128        26       90                                                                                                    4
   129        26       90                                                                                                    4
   130        25       91                                                                                                    4
   131        27       89                                                                                                    4
   132        27       89                                                                                                    4
   133        27       89                                                                                                    4
   134        26                                  90                                                                         4
   135        25       91                                                                                                    4
   136        28       88                                                                                                    4
   137        27       89                                                                                                    4
   138        26       90                                                                                                    4
   139        27       29                                                                                                    4
   140        29       87                                                                                                    4
   141        26                                  96                                                                         4
   142        27       89                                                                                                    4
   143        24                    92                                                                                       4
   144        27       89                                                                                                    4
   145        26       90                                                                                                    4
   146        25       91                                                                                                    4
   147        26                                  90                                                                         4
   148        24       92                                                                                                    4
   149        25       91                                                                                                    4
   150        27       29                                                                                                    4
   151        25       91                                                                                                    4
   152        27       89                                                                                                    4
   153        27       89                                                                                                    4
   154        26                                  92                                                                         2
   155        26       31                                                                                                    3
   156        27       89                                                                                                    4
   157        25                                  93                                                                         2
   158        25       91                                                                                                    4
   159        25                                  93                                                                         2
   160        25                    91                                                                                       4
   161        25       93                                                                                                    2
   162        25       91                                                                                                    4
   163        26       91                                                                                                    3
   164        25                                  93                                                                         2
   165        25                                  93                                                                         2
   166        25                                  91                                                                         4
   167        27       89                                                                                                    4
   168        26       90                                                                                                    4
   169        26       90                                                                                                    4
   170        25       91                                                                                                    4
   171        26                                  90                                                                         4

----------------------------------------------
MORTGAGE           YM          ADMINISTRATIVE
LOAN NO.      FORMULA(26)      COST RATE(27)
----------------------------------------------

    1              A               2.084
    2                              2.084
                                   2.084
    3                              2.084
    3                              2.084
    3                              2.084
    3                              2.084
    3                              2.084
    3                              2.084
    3                              2.084
    3                              2.084
    4                              2.084
    5                              2.084
    6              B               2.084
    7                              2.084
    8                              2.084
    9                              2.084
   10              C               3.084
   11              D               2.084
   12              E               2.084
   13              F               2.084
   14                              2.084
                                   2.084
   15                              2.084
   15                              2.084
   15                              2.084
   16                              2.084
   17                              2.084
                   G               2.084
   18              G               2.084
   19              G               2.084
   20              G               2.084
   21              G               2.084
   22                              7.084
                                   7.084
   23                              7.084
   23                              7.084
   23                              7.084
   23                              7.084
   23                              7.084
   24              H               3.084
   25              I               6.084
   26                              2.084
   27                              2.084
   28              J               2.084
   29              K               7.084
                                   2.084
   30                              2.084
   31                              2.084
   32                              2.084
   33                              2.084
   34                              2.084
   35                              2.084
                                   2.084
   36                              2.084
   37                              2.084
   38                              2.084
   39                              2.084
   40                              2.084
   41                              2.084
   42                              2.084
   43                              4.084
   44                              2.084
   45                              2.084
   46              L               2.084
   47                              2.084
   48                              7.084
   49              H               3.084
   50                              2.084
   51                              3.084
   52                              2.084
   53              M               4.084
   54              N               2.084
   55                              2.084
   56                              2.084
   57              O               2.084
   58                              3.084
   59                              5.084
   60                              2.084
   61              P               2.084
   62                              2.084
   63                              7.084
   64              H               3.084
   65              N               2.084
   66                              6.084
   67                              2.084
   68              Q               2.084
   69              P               2.084
   70                              2.084
   71                              3.084
   72                              2.084
   73                              3.084
   74                              2.084
   75                              2.084
   76                              2.084
   77                              2.084
   78                              2.084
   79                              2.084
   80                              7.084
   81                              12.084
   82              R               5.084
   83                              3.084
   84                              2.084
   85              H               3.084
   86                              2.084
   87                              3.084
   88                              7.084
   89              N               2.084
   90                              10.084
   91                              3.084
   92              N               2.084
   93                              12.084
   94                              2.084
   95              S               7.084
   96                              2.084
   97                              7.084
   98              N               2.084
   99                              7.084
   100             M               4.084
   101                             2.084
   102                             3.084
   103                             2.084
   104                             2.084
   105             T               2.084
   106                             12.084
   107             H               3.084
                   U               2.084
   108             U               2.084
   109             U               2.084
   110                             10.084
   111                             2.084
   112                             7.084
   113                             3.084
   114                             2.084
   115                             2.084
   116                             2.084
   117                             2.084
   118             V               7.084
   119                             2.084
   120                             2.084
   121                             2.084
   122                             7.084
   123                             2.084
   124                             2.084
   125                             2.084
   126                             2.084
   127             W               3.084
   128                             2.084
   129                             12.084
   130                             2.084
   131                             7.084
   132                             2.084
   133                             12.084
   134             X               12.084
   135                             7.084
   136                             12.084
   137                             2.084
   138                             2.084
   139                             2.084
   140                             2.084
   141             W               3.084
   142                             2.084
   143             Y               2.084
   144                             2.084
   145                             2.084
   146                             2.084
   147             Z               2.084
   148                             2.084
   149                             2.084
   150                             2.084
   151                             3.084
   152                             2.084
   153                             7.084
   154             W               3.084
   155                             2.084
   156                             2.084
   157             W               3.084
   158                             2.084
   159             W               3.084
   160             W               3.084
   161                             3.084
   162                             2.084
   163                             12.084
   164             W               3.084
   165             W               3.084
   166             W               3.084
   167                             2.084
   168                             2.084
   169                             2.084
   170                             2.084
   171             W               3.084

                                   2.744

FOOTNOTES TO APPENDIX II

1     "MSMC", "LaSalle" and "PCF II" denote Morgan Stanley Mortgage Capital
      Inc., LaSalle Bank National Association and Principal Commercial Funding
      II, LLC, respectively, as Sellers.

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by roman numeral coding: Mortgage Loan
      Nos. 3, 15 and 23. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values, and/or Underwritable Cash
      Flows or loan documents. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
      Nos. 18-21, 30-34, 36-41 and 108-109. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF
      DSCR (Post IO Period), Cut-off Date LTV, Balloon LTV and Cut-off Date
      Balance per Unit or SF, are calculated on an aggregate basis.

      With respect to Mortgage Loan No. 3, RREEF Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including but not limited to: (i) no event of default shall have occurred and be continuing, (ii) the DSCR immediately following such release is at least equal to the greater of 1.09x or the DSCR immediately prior to such release, (iii) the borrower must defease an amount equal to 110% of the amount allocated to the released property and
      (iv) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such partial defeasance.

      With respect to Mortgage Loan No. 15, Koll/Per Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including but not limited to: (i) the borrower must defease an amount equal to 110% of the allocated loan amount, (ii) the LTV of the remaining properties must be the lesser of (a) the LTV at closing and (b) the LTV immediately prior to release and (iii) the DSCR of the remaining properties must be greater than (a) the DSCR at closing and (b)
      the DSCR immediately prior to release.

      With respect to Mortgage Loan Nos. 18-21, Jade Pig Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default shall exist at the time of the release or will result from such release and conveyance, (ii) after giving effect to the release(s), the DSCR for the remaining properties is not less than the greater of (a) the DSCR on December 15, 2006 and (b) the
      DSCR immediately prior to the release, (iii) after giving effect to the release, the LTV is not greater than the lesser of (a) the LTV on December
      15, 2006 and (b) the LTV immediately prior to the subject release, (iv)
      the borrower must pay an amount equal to 115% of the amount allocated for the released property(s) and (v) the borrower must obtain a written confirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release(s).

      With respect to Mortgage Loan No 26, East Bay Retail, after the lockout period, the borrower may obtain release of a 3.25-acre parcel from the lien of the mortgage provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 120% of the allocated loan amount ($3,760,000) of the released parcel, (ii) the LTV of the property is no greater than the lesser of (x) 80% and (y) the LTV prior to the partial release, and (iii) the DSCR of the property is no less than the greater of (a) 1.20x and (b) the DSCR immediately prior to the partial release.

      With respect to Mortgage Loan Nos. 30-34, Pennsylvania Retail Portfolio,
      after the lockout period, the borrower may obtain release of any individual property from the cross-collateralization and the lien of the mortgage provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the aggregate and standalone LTVs of the remaining properties are equal to or less than 80%, (iii) the aggregate DSCR of the remaining properties is no less than the greater of (a) 1.15x and (b) the
      DSCR at the time of any previous defeasance.

      With respect to Mortgage Loan Nos. 36-41, PA-MD Retail Portfolio, after the lockout period, the borrower may obtain release of any individual property from the cross-collateralization and the lien of the mortgage provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the aggregate and standalone LTVs of the remaining properties are equal to or less than 80%, (iii) the aggregate DSCR of the remaining properties is no less than the greater of (a) 1.15x and (b) the
      DSCR at the time of any previous defeasance.

                                      II-1

      With respect to Mortgage Loan No. 82, Chesapeake Office, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default shall be continuing at the time of the release, (ii) with respect to the release of the 9425 building, (a) the borrower must pay a prepayment consideration calculated as the greater of the yield maintenance amount or
      1% of the outstanding principal balance of the loan based upon a prepayment of 115% of the outstanding loan amount allocated to such building, (b) the LTV of the remaining property is to be no greater than
      60% and (c) the DSCR of the remaining property is not less than 1.40x;
      (iii) with respect to the release of the 9475 building, (a) the borrower must pay a prepayment consideration calculated at the greater of the yield maintenance amount or 1% of the outstanding principal balance of the loan based upon a prepayment of 150% of the outstanding loan amount allocated to such building, (b) the LTV of the remaining property is to be no greater than 55% and (c) the DSCR of the remaining property is not less than 1.50x; and (iv) the borrower must obtain written evidence from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release(s).

      With respect to Mortgage Loan Nos. 108-109, Orlando Retail Portfolio,
      after the lockout period, and only in conjunction with the sale of a property, the borrower may release a property from the lien of its mortgage provided that, among other conditions, (i) the borrower delivers to lender a payment of 115% of the outstanding loan amount of the released property along with the required yield maintenance premium, (ii) the DSCR of the remaining property is equal to or greater than 1.25x, and (iii) the lender receives rating agency approval of the release.

      With respect to Mortgage Loan Nos. 18-21, Jade Pig Portfolio, the loan allows the substitution of up to two (2) properties subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default shall exist at the time of the substitution or will result from such substitution, (ii) after giving effect to the substitution, the LTV is not greater than the lesser of (a)
      the LTV on December 15, 2006 and (b) the LTV immediately preceding the substitution, (iii) after giving effect to the substitution, the DSCR is not less than the greater of the DSCR (a) on December 15, 2006 and (b) as of the date immediately preceding the substitution, (iv) there has been no downward trend in net operating income for the substituted property during the three years immediately prior to the date of the substitution, (vi) no substitution may occur before December 15, 2007 or after January 1, 2016 and (vii) the borrower pays a fee in an amount equal to one percent (1.0%)
      of the outstanding principal balance of the note.

      With respect to Mortgage Loan No. 42, Orland Park Crossing, the loan allows the substitution of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default shall exist, (ii) the ratio of the outstanding amount of the loan to the appraised value of the substituted property shall not be greater than the lesser of (a) such ratio for the released property on
      April 27, 2006 and (b) such ratio for the released property on the date immediately preceding the date of the substitution, (iii) the ratio of net underwritable cash flow from the substituted property to the aggregate payments of principal and interest on the loan for the pro forma period shall not be less than the greater of (a) such ratio for the released property on April 27, 2006 and (b) such ratio for the released property on the date immediately preceding the date of the substitution, (iv) there has been no downward trend in the net underwritable cash flow for the substituted property during the three consecutive years immediately preceding the date of substitution, and (v) the borrower pays a fee equal to (a) $30,000 for the first substitution and (b) one-half (0.5%) of the outstanding principal balance of the note for each subsequent securitization.

3     "Units/SF" refers to square feet, units, pads or rooms as applicable for each mortgaged property. Certain of the mortgage loans that are secured by retail and/or office properties include in-line and/or anchor ground lease parcels in the calculation of total property square footage.

4     In general for each mortgaged property, "Percent Leased" was determined based on an appraisal, income statement, estoppels, rent roll, management summary report, occupancy report, operating statement, financial statement or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

5     With respect to Mortgage Loan No. 1, One Seaport, a portion of the property is subject to a ground lease. However, the ground lessor, an affiliate of the borrower, has encumbered/subordinated its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

                                      II-2

      With respect to Mortgage Loan No. 7, Deptford Mall, the mortgage loan is secured by both fee and leasehold mortgages. The property is encumbered by a 99-year ground lease that was entered into at closing by the borrower and an affiliate for upfront consideration of $10 and no ongoing annual rent. The leasehold interest in the property has been appraised by Cushman
      & Wakefield for $252,000,000, and it is the professional opinion of the appraisers that the residual value of the fee interest is less than
      $10,000,000. The fee and leasehold structure was entered into in connection with a tax deferred Section 1031 reverse exchange executed by the sponsors in connection with acquisition of the property and their sale of Crossroads Mall in Oklahoma City, Oklahoma, Northwest Arkansas Mall in
      Fayetteville, Arkansas and The Citadel Mall in Colorado Springs, Colorado.

      With respect to Mortgage Loan No. 14, Westin - Palo Alto, a portion of the property is subject to a ground lease. However, the ground lessor, an affiliate of the borrower, has joined in the mortgage and pledged its fee interest to lender. As such, the loan is disclosed as a fee loan.

      With respect to Mortgage Loan No 29, Adams Plaza, the property is subject to a ground lease. However, the ground lessor has encumbered its interest in the mortgaged property pursuant to a separate mortgage such that upon foreclosure of the fee mortgage and the leasehold mortgage, the ground lease is extinguished. As such, the loan is disclosed as a fee loan.

6     The Cut-off Date is February 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in February 2007 were due on February 1, 2007, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for
      Mortgage Loan No. 141 which is due on the 4th of the month; Mortgage Loan
      Nos. 7, 8 and 9 which are due on the 5th of the month, Mortgage Loan Nos.
      2, 3, 5, 6, 12, 15, 88 and 135 which are due on the 8th of the month;
      Mortgage Loan Nos. 1, 26 and 140 which are due on the 9th of the month;
      and Mortgage Loan No. 4 which is due on the 11th of the month.

      With respect to Mortgage Loan No. 3 (referred to herein as the "RREEF
      Portfolio Loan" and the "RREEF Portfolio Pari Passu Loan"), the mortgage loan is comprised of two notes with an aggregate outstanding principal balance as of the Cut-off Date of $138,500,000 that is secured by the mortgaged properties on a pari passu basis with four other notes (the
      "RREEF Portfolio Companion Loan") that are not included in the trust. The
      RREEF Portfolio Companion Loan had an outstanding principal balance as of the Cut-off Date of $249,500,000. An additional $22,000,000 of pari passu financing is expected to fund on or about March 8, 2007 bringing the total funded balance of the RREEF Portfolio Companion Loan to $271,500,000. The
      RREEF Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the RREEF Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the RREEF Portfolio Mall Loan, the Underwritten NOI, Underwritten Cash
      Flow, NOI DSCR, NCF DSCR, NCF DSCR (Post IO Period), Cut-off Date LTV,
      Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the RREEF Portfolio Pari Passu Loan and the
      RREEF Portfolio Companion Loan.

      With respect to Mortgage Loan No. 4, (referred to herein as the "485
      Lexington Avenue Loan" and the "485 Lexington Pari Passu Loan"), the
      mortgage loan is comprised of one note with an outstanding principal balance as of the Cut-off Date of $135,000,000 that is secured by the mortgaged property on a pari passu basis with two other notes (the "485
      Lexington Avenue Companion Loan") that are not included in the trust. The
      485 Lexington Avenue Companion Loan had an outstanding principal balance as of the Cut-off Date of $315,000,000. The 485 Lexington Avenue Loan and
      the 485 Lexington Avenue Pari Passu Loan have the same interest rate, maturity date and amortization term. For purposes of the information presented in this Prospectus Supplement with respect to the 485 Lexington
      Avenue Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF
      DSCR, NCF DSCR (Post IO Period), Cut-Off Date LTV, Balloon LTV and Cut-off
      Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the 485 Lexington Avenue Pari Passu Loan and the 485 Lexington Avenue
      Companion Loan.

      With respect to Mortgage Loan No. 1, One Seaport Plaza, the $225,000,000
      loan represents the senior financing interest in an A/B note loan structure which totals $240,000,000. The B Note has an outstanding principal balance as of the Cut-off Date of $15,000,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B
      Note is 50.0%, and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 2.16x.

      With respect to Mortgage Loan No. 7, Deptford Mall, the $80,000,000 loan represents the senior financing interest in an A/B note loan structure which totals $100,000,000. The Note B-1 has an outstanding principal balance as of the Cut-off Date of $20,000,000 and it is not included in the trust. The Note B-1 is subordinate to the Note A-1, has a coupon of
      5.8850%, and is not included in the trust. Assuming that the additional A notes and additional B notes allowed under the

                                      II-3

      loan documents are all funded at their maximum permitted principal balances and coupons, the aggregate Cut-off Date LTV, underwritten NCF
      DSCR, and Balance per Unit or SF of the entire $172,500,000 financing would be 68.5%, 1.64x, and $497.65, respectively.

      With respect to Mortgage Loan No. 68, Easton Apartments, the $8,800,000
      loan represents the senior financing interest in an A/B note loan structure which totals $10,875,000. The B Note has an outstanding principal balance as of the Cut-off Date of $2,075,000 and is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is
      63.8%, and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.00x.

      With respect to Mortgage Loan No. 83, Hampton Inn - Cranberry Township,
      the $7,936,155 loan represents the senior financing interest in an A/B note loan structure which totals $8,466,128. The B Note has an outstanding principal balance as of the Cut-off Date of $529,973 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B
      Note is 79.3% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.41x.

      With respect to Mortgage Loan No. 145, Yearling Green Apartments, the
      $2,565,570 loan represents the senior financing interest in an A/B note loan structure that totals $2,740,570. The B Note has an outstanding principal balance as of the Cut-off Date of $175,045 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B
      Note is 78.3% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.09x.

      With respect to Mortgage Loan No. 5, Pittsburgh Mills, the borrower has mezzanine financing in the amount of $32,500,000.

      With respect to Mortgage Loan No. 162, Commerce Square Industrial Park,
      the borrower has mezzanine financing in the amount of $600,000.

      With respect to Mortgage Loan No. 3, RREEF Portfolio, the borrower has the right prior to May 1, 2007 to obtain $22,000,000 of pari-passu debt secured by the Watkins Station property assuming certain conditions are met. The additional pari passu note in the amount of $22,000,000 will not be an asset of the trust.

      With respect to Mortgage Loan No. 7, Deptford Mall, the borrower has the right in the future to obtain pari-passu debt secured by the Deptford Mall
      Property of up to $60,000,000 in the form of additional A notes, not included in the trust, pari passu to the Note A-1. An additional amount of future debt secured by the Deptford Mall Property is also permitted in the form of additional B notes, not included in the trust, pari passu to the
      Note B-1, such that the combined total of the additional A notes and additional B notes may be at most $72,500,000. The original principal amount of the Note A-1 and the additional A notes combined may not exceed
      $140,000,000. Such additional A notes and additional B notes must be funded, if at all, by December 7, 2007. The coupon on the additional A notes may not exceed 5.8225%, the coupon on the additional B notes may not exceed 6.3850% and the weighted average coupon on the combined additional
      A notes and additional B notes may not exceed 5.935%. However, these limits on the coupon may be waived to the extent that less than
      $72,500,000 is funded and interest costs on the additional A notes and/or additional B notes are at most equal to what they would have been if the
      Deptford Mall Borrower had borrowed the maximum amounts permitted for each set of additional notes at their respective maximum permitted coupons. All notes do or will make monthly payments of interest only, and be co-terminus in their maturities. For purposes of the information presented in this Prospectus Supplement with respect to the contributed mortgage loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF DSCR,
      NCF DSCR (Post IO Period), Cut-off Date LTV, Balloon LTV and Cut-off Date
      Balance per Unit or SF are all calculated inclusive of an assumed additional A note funded at its maximum permitted principal balance and coupon. Assuming that the additional A notes and additional B notes were all funded at their maximum permitted principal balances and coupons, the aggregate Cut-off Date LTV, underwritten NCF DSCR, and Balance per Unit or
      SF of the entire $172,500,000 financing would be 68.5%, 1.64x, and
      $497.65, respectively.

      With respect to Mortgage Loan No. 1, One Seaport Plaza, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 70%.

      With respect to Mortgage Loan No. 2, 525 Seventh Avenue, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.10x.

                                      II-4

      With respect to Mortgage Loan No. 8, Marriott Charlotte City Center, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.45x.

      With respect to Mortgage Loan No. 9, Hilton Arlington & Towers, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.45x.

      With respect to Mortgage Loan No. 13, Casa Linda Plaza, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 14, Westin - Palo Alto, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75% and (ii) the combined DSCR is not less than 1.40x.

      With respect to Mortgage Loan No. 25, 300 Harmon Meadow Blvd, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii)
      the combined DSCR is not less than 1.15x.

      With respect to Mortgage Loan No. 53, Hilton Garden Inn - The Woodlands,
      the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75% and (ii) the combined DSCR is not less than 1.40x.

      With respect to Mortgage Loan No. 61, Westpark Towne Plaza, the borrower has the right in the future to obtain mezzanine financing solely for the purpose of financing the borrower's financial obligations in conjunction with the exercise by the tenant doing business as the Ross Stores of its expansion option pursuant to terms of its lease, provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 79, Country Inn & Suites - Atlanta
      Airport, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75% and (ii) the combined DSCR is not less than 1.40x.

      With respect to Mortgage Loan No. 95, Mission Creek Apartments, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, the combined LTV does not exceed
      80%.

      With respect to Mortgage Loan No. 100, Hampton Inn - Brookhollow, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75% and (ii) the combined DSCR is not less than 1.40x.

      With respect to Mortgage Loan No. 106, Ramada Inn - Phoenix, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii)
      the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 113, Supply One Warehouse, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii)
      the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 126, Ormond Business Center, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.20x.

                                      II-5

      With respect to Mortgage Loan No. 138, Olympia Center, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 139, Suburban Extended Stay -
      Louisville, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75% and (ii) the combined DSCR is not less than 1.35x.

      With respect to Mortgage Loan No. 144, Melbourne Wickham Retail,, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.20x.

7     The "First Payment Date (IO)" with respect to Mortgage Loan No. 123, The
      Calusa Shops, is in April 2007. The loan is assumed to pay interest-only on the Payment Date in March 2007.

8     The "Grace Period" shown is the grace period to charge late interest.

9     The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

10    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans. The indicated NCF Post IO
      Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11    With respect to Mortgage Loan No. 13, Casa Linda Plaza, the appraised value is based on stabilization of the subject property. The "as stabilized" value of $52,250,000 is conditional upon income from lease-up and completion of scheduled renovations. A $3,806,250 reserve is in place for capital expenditures, and a springing letter of credit will be required if the DSCR within three years from loan closing is not at least
      1.20x. The "as is" value is $44,250,000.

      With respect to Mortgage Loan No. 16, Crossing Place Apartments, the
      appraised value is based on stabilization of the subject property. The "as stabilized" value of $38,500,000 is conditional upon the completion of capital upgrades to the subject property. A $1,729,992 reserve is in place for capital upgrades to the subject property to be completed within nine months from loan closing.

      With respect to Mortgage Loan No. 75, Southbridge Plaza, the appraised value is based on stabilization of the subject property. The "as stabilized" value of $10,800,000 is conditional upon leased tenants taking occupancy, opening for business, and paying rent. A $1,000,000 reserve is in place until 95% of the space is leased, open for business, and on a rent-paying basis, with a minimum DSCR of 1.15x. The "as is" value is
      $10,600,000.

12    "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

13    "Largest Tenant", "Second Largest Tenant" and "Third Largest Tenant" refer to the tenant that represents the greatest percentage, the second greatest percentage and the third greatest percentage, respectively, of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same lease expiration date, and may not include minor spaces with different expiration dates.

14    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

                                      II-6

16    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

17    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective mortgage loan documents.

18    "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

19    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the mortgage loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20    "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the December 2006, or in some cases, January 2007 due dates for the loans.

21    "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.

22    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the mortgage loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

23    "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the December 2006, or in some cases,
      January 2007 due dates for the mortgage loans.

24    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

25    The "Prepayment Code" includes the number of loan payments from the first
      Due Date to the stated maturity. "LO" represents the lock-out period.
      "DEF" represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.00%. "YM1" represents the greater of yield maintenance and 1.00%. "YM" represents yield maintenance. "5.0%",
      "4.0", "3.0%", "2.0%" and "1.0%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open"
      represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of
      "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

      With respect to Mortgage Loan No. 69, Maple Valley Commons, the loan is locked out to prepayment for 11 payments from the first Due Date, after which the loan may be prepaid in whole with the greater of yield maintenance and 1% of the amount being prepaid. The loan is locked out to defeasance for 24 payments from the REMIC "start-up" date.

26    Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 26 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A" through "Z". Any exceptions to these formulas are shown below such formulas. Summaries of the 26 formulas are listed beginning on page
      II-9.

27    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-7

28    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-3, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the mortgage loans with reserves and reserve agreements in place permit or require the amount in the reserve
      (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those mortgage loans that permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                   Escrowed Holdback or                          Partial
   Mtg.                                         Escrow or LOC        Letter of Credit      Outside Date     Prepayment Premium
 Loan No.   Property Name                     Release Conditions      Initial Amount        for Release         Provisions
-------------------------------------------------------------------------------------------------------------------------------

   100      Hampton Inn - Brookhollow                 1                 $280,000            10/01/2007       Greater of 1% or
                                                                                                            Yield Maintenance
   107      Heritage Pointe                           2               $200,000 LOC          02/01/2009       Greater of 1% or
                                                                                                            Yield Maintenance
   141      10620 & 10710 Southern Loop               3                  $30,070            12/01/2007       Greater of 1% or
            Boulevard                                                                                       Yield Maintenance

      All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1.    The reserve may be released if: (i) no uncured event of default exists, and (ii) the borrower shall have provided written evidence satisfactory to the lender that the aggregate base taxes assessed against the property for
      2006 have been re-assessed to an aggregate amount not exceeding $111,000.

2.    The letter of credit may be released if (i) the borrower submits written request upon satisfaction of the NOI test as determined by the lender
      (only net operating income from approved executed leases in effect on the premises with no uncured defaults, shall be used in the lender's determination of the NOI test) and furnish lien waivers; title endorsement; to the extent the lender deems necessary all permits, bonds, licenses, approvals required by law; a copy of the construction contract and any change orders; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs; other evidence as reasonably determined by the lender showing that the borrower has completed and performed the work. In addition, the lender must have inspected or waived the right to inspect the property.

3.    The reserve may be released if upon completion of all the deferred maintenance, the borrower shall submit one written request and furnish lien waivers; title endorsement; all permits, bonds, licenses and approvals required by law, copy of the construction contract and any change orders and addenda thereto, other evidence as reasonably determined by the lender showing costs of deferred maintenance, including but not limited to an invoice for said deferred maintenance and evidence that such has been paid. In addition, the lender has been provided photos or inspected or waived the right to inspect the property.

                                      II-8

YIELD MAINTENANCE FORMULAS

A.    "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) (a) the present value as of the Prepayment Date of the Monthly Debt
      Service Payment Amounts due from the Prepayment Date through the Permitted
      Prepayment Date plus the present value of the principal balance of the
      Loan that would be outstanding on the Permitted Prepayment Date determined by discounting such payments and outstanding principal balance at the
      Discount Rate minus (b) the outstanding principal balance of the Loan as of the Prepayment Date. As used in this definition, the term "Prepayment
      Date" shall mean the date on which prepayment is made. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.    The term "Yield Maintenance Amount" shall mean the present value, as of the Tender Date, of the remaining scheduled payments of principal and interest from the Tender Date through the Maturity Date without regard for any acceleration thereof (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury
      Rate (hereinafter defined) when compounded semi-annually. The term
      "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15-Selected Interest Rates under the heading U.S. Government
      Securities/Treasury Constant Maturities for the week ending prior to the
      Tender Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Beneficiary shall select a comparable publication to determine the Treasury Rate.) Beneficiary shall notify Grantor of the amount and the basis of determination of the required Premium. In the event that any prepayment fee is due hereunder,
      Beneficiary shall deliver to Grantor a statement setting forth the amount and determination of the prepayment fee, and provided that Beneficiary shall have in good faith applied the formula described above, Grantor shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error.

                                      II-9

C.    The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)      Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue
               ("Primary Issue") published one week prior to the date of
               prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
               Issue") which the Lender reasonably deems to be similar to the
               Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

      (2)      Calculate the "Present Value of the Loan." The Present Value of
               the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Anticipated Repayment Date)
               discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Anticipated
               Repayment Date.

      (3)      Subtract the amount of the prepaid proceeds from the Present
               Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding anything in the above to the contrary, during the last twelve months prior to the Anticipated Repayment Date, the Make Whole
      Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

      Except as is expressly permitted in the Loan Documents as it relates to casualty and Taking proceeds and as set forth in (ii) below, Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is twelve months prior to the Anticipated Repayment Date. From and after such date, provided that prior to the Anticipated Repayment Date there is no Event of
      Default, and in any event at any time after the Anticipated Repayment
      Date, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 15 days prior written notice to
      Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless
      Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date,
      Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the
      Note to and including the date on which prepayment is to be made; and (c)
      payment of all other Indebtedness then due under the Loan Documents.
      Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

      In addition to the Loan Prepayment rights set forth in the above paragraph, prior to the date which is twelve months prior to the
      Anticipated Repayment Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 15 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other
      Indebtedness then due under the Loan Documents, and (d) payment of a "Make
      Whole Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

      Notwithstanding the above, partial prepayments (at par) will be permitted pursuant the Loan Documents as it relates to casualty and Taking proceeds, and in the event of any other partial prepayment, if any, the Present
      Value of the Loan shall be calculated in accordance with above multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to prepayment. All partial prepayments shall be made on a regular installment date and shall be first applied to any payment in inverse order due and not defer the due date of any payments.

                                      II-10

D.    The prepayment premium is equal to the greater of (i) one percent (1%) of the principal amount being prepaid and (ii) the present value of a series of payments each equal to the "Payment Differential" and payable on each monthly payment date over the remaining original term of the note through and including the maturity date, discounted at the "Reinvestment Yield"
      for the number of months remaining as of the date of such prepayment to each such monthly payment date and the maturity date.

      "Payment Differential" shall mean an amount equal to (i) the interest rate on the mortgage loan less the "Reinvestment Yield", divided by (ii) 12 and multiplied by (iii) the principal sum outstanding under the note being prepaid after application of the constant monthly payment due under the note on the date of such prepayment, provided that the Payment
      Differential shall in no event be less than zero.

      "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date of the note, or (ii) the yield on the U.S.
      Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the note, with each such yield being based on the bid price for such issue as published in the Wall Street
      Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

E.    "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the date which is the Maturity
      Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
      used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
      Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
      week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.    The Prepayment Consideration shall equal an amount equal to the greater of
      (A) one percent (1%) of the principal balance of this Note being prepaid or (B) the product of (1) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
      Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (2) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the
      Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date. The "Discount Rate"
      is the rate which, when compounded monthly, is equivalent to the Treasury
      Rate (as hereinafter defined), when compounded semi-annually. The
      "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
      Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of
      U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-11

G.    The Prepayment Consideration shall be equal to the greater of (A) 1.0% of the outstanding principal balance of the note on the date of prepayment or
      (B) the Yield Maintenance Amount.

      "Yield Maintenance Amount" means an amount, never less than zero, equal to
      (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the originally scheduled maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate less (y) the amount of the payment or proceeds of principal and interest received by the lender.

      "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

      "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release
      H.15-Selected Interest Rates under the heading "U.S. Government
      Securities/Treasury Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date (in the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate).

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

H.    "Make Whole Premium" means the greater of(1) one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)      Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the(2) applicable * U.S. Treasury Issue
               ("Primary Issue") published one week prior to the date of
               prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
               Issue") which the Lender reasonably deems to be similar to the
               Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

               *At this time there is not a U.S. Treasury Issue for this
               prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

      (2)      Calculate the "Present Value of the Loan." The Present Value of
               the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the
               Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

      (3)      Subtract the amount of the prepaid proceeds from the Present
               Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      "Open Period" means the period beginning with the payment date in that month which is(3)(4) one month prior to the Maturity Date.

      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period.
      From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than(6) 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

                                      II-12

      In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium.

      Notes:

(1)   With respect to Mortgage Loan No. 24, Southlake Corners, delete:
      "applicable"

(2)   With respect to Mortgage Loan No. 49, 473 Ridge Road and Mortgage Loan No.
      107, Heritage Pointe, delete: "one month" and insert "two months"

(3)   With respect to Mortgage Loan No. 85, Allstate Office Building, delete:
      "one month" and insert "three months"

(4)   With respect to Mortgage Loan No. 24, Southlake Corners, delete: "30" and insert "15"

I.    The Prepayment Consideration shall be equal to the greater of (A) 1.0% of the outstanding principal balance of the note on the date of prepayment or
      (B) the Yield Maintenance Amount.

      "Yield Maintenance Amount" means an amount, never less than zero, equal to
      (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the originally scheduled maturity date (including any balloon payment) determined by discounting such payments at the "Discount Rate" less (y) the amount of the payment or proceeds received by the lender.

      "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually, plus fifty
      (50) basis points.

      "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release
      H.15-Selected Interest Rates under the heading "U.S. Government
      Securities/Treasury Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date (in the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate).

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

J.    "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the
      Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
      H.15-Selected Interest Rates under the heading U.S. Government
      Securities/Treasury Constant Maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
      (one longer or one shorter) most nearly approximating the Maturity Date.
      In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise shall mean an amount equal to the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
      used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is

                                      II-13

      equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
      Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

K.    The Prepayment Consideration shall mean: (i) commencing with the 25th month of the loan term through and including the 60th month of the loan term, a sum equal to the greater of (a) 1% of the outstanding principal balance of the note on the date of the prepayment or (b) the Yield
      Maintenance Amount; (ii) commencing with the 61st month and continuing through and including the 72nd month of the loan term, a sum equal to 5%
      of the outstanding principal balance of the note on the date of the prepayment; (iii) commencing with the 73rd month and continuing through and including the 84th month of the loan term, a sum equal to 4% of the outstanding principal balance of the note on the date of the prepayment;
      (iv) commencing with the 85th month and continuing through and including the 96th month of the loan term, a sum equal to 3% of the outstanding principal balance of the note on the date of the prepayment; (v)
      commencing with the 97th month and continuing through and including the
      108th month of the loan term, a sum equal to 2% of the outstanding principal balance of the note on the date of the prepayment; and (vi)
      commencing with the 109th month and continuing through and including the
      117th month of the loan term, a sum equal to 1% of the outstanding principal balance of the note on the date of the prepayment.

      "Yield Maintenance Amount" shall mean an amount never less than zero equal to the present value of a series of "Monthly Amounts", assumed to be paid at the end of each month remaining from the prepayment date through the maturity date, discounted at the U.S. Securities Rate.

      "Monthly Amount" shall mean the following:

      A.    the Contract Rate,

            MINUS

      B.    as of the prepayment date, the Yield, as published by the federal reserve system in its "Statistical Release H.15(519), Selected
            Interests Rates" under the caption "U.S. Government
            Securities/Treasury Constant Maturities", for a U.S. Government
            Security with a term equal to that remaining on the note on the prepayment date (which term may be obtained by interpolating between the yields published for specific whole years),

            DIVIDED BY TWELVE (12) AND THE QUOTIENT THEREOF MULTIPLIED BY

      C.    the amount prepaid on the prepayment date.

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

L.    "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to

                                      II-14

      reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender's determination of the Treasury Rate shall be final absent manifest error.

M.    For purposes of this Article 6 only, the term "Yield Maintenance Premium"
      shall equal an amount equal to the greater of:

      (i) one percent (1%) of the remaining principal balance of this Note, or

      (ii) the product of:

            (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date
            (after subtracting the scheduled principal payment on such
            Prepayment Date), multiplied by:

            (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment
            Date through the Maturity Date (including any balloon payment)
            determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date).

      The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury constant maturities with maturity dates
      (one longer and one shorter) most nearly approximating the Maturity Date.
      (In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) The term "Lockout
      Period Expiration Date" shall mean the date which is the second year anniversary of the first day of the first full calendar month following the date of this Note. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

N.    The Prepayment Consideration shall be equal to the greater of (A) 1.0% of the outstanding principal balance of the note on the date of prepayment or
      (B) the Yield Maintenance Amount.

      "Yield Maintenance Amount" means an amount, never less than zero, equal to
      (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the originally scheduled maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate less (y) the amount of the payment or proceeds received by the lender.

      "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

      "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release
      H.15-Selected Interest Rates under the heading "U.S. Government
      Securities/Treasury Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date (in the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate).

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

O.    The Prepayment Consideration shall equal an amount equal to the greater of
      (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date
      (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The
      "Discount Rate" is the rate which, when compounded

                                      II-15

      monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the
      Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)
      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

P.    The prepayment premium (the "Yield Maintenance Premium") which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment
      Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date" shall mean the date on which prepayment is made or with respect to subsection (h) below, the date on which a Default Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
      Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

Q.    The prepayment premium (the "Yield Maintenance Premium") which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment
      Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date" shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
      Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise; and (e)
      "Lockout Period Expiration Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day,"
      within the meaning of Section 860G(a)(9) of the IRS Code, of a REMIC that holds this Note or (B) the fifth anniversary of the first day of the first full calendar month following the date of this Note.

                                      II-16

R.    The Prepayment Consideration shall be equal to greater of (A) 1.0% of the outstanding principal balance of the note on the date of prepayment or (B)
      the Yield Maintenance Amount.

      "Yield Maintenance Amount" shall mean an amount never less than zero equal to the present value of a series of "Monthly Amounts", assumed to be paid at the end of each month remaining from the prepayment date through the maturity date, discounted at the U.S. Securities Rate.

      "Monthly Amount" shall mean the following:

            A.    the Contract Rate,

                  MINUS

            B.    as of the prepayment date, the Yield, as published by the
                  federal reserve system in its "Statistical Release H.15(519),
                  Selected Interests Rates" under the caption "U.S. Government
                  Securities/Treasury Constant Maturities", for a U.S.
                  Government Security with a term equal to that remaining on the note on the prepayment date (which term may be obtained by interpolating between the yields published for specific whole years),

                  DIVIDED BY TWELVE (12) AND THE QUOTIENT THEREOF MULTIPLIED BY

            C.    the amount prepaid on the prepayment date.

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

S.    The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to fifty (50) basis points over the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H. 15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

T.    The Prepayment Consideration shall be equal to the greater of (A) 1.0% of the outstanding principal balance of the note on the date of prepayment or
      (B) the Yield Maintenance Amount.

      "Yield Maintenance Amount" means an amount, never less than zero, equal to
      (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the originally scheduled maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate less (y) the amount of the payment or proceeds received by the lender.

      "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

      "Treasury Rate" means the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
      Interest Rates under the heading "U.S. Government Securities/Treasury
      Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date (in the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate).

                                      II-17

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

U.    The prepayment premium (the "Yield Maintenance Premium") which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment
      Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date" shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
      Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise; and (e)
      "Lockout Period Expiration Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day,"
      within the meaning of Section 860G(a)(9) of the IRS Code, of a REMIC that holds this Note or (B) the fifth anniversary of the first day of the first full calendar month following the date of this Note.

V.    The prepayment premium (the "Yield Maintenance Premium") which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment
      Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date" shall mean the date on which prepayment premium is made or with respect to subsection (h) below, the date on which a Default Prepayment is due; (b) "Calculated Payments"
      shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
      Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-18

W.    (i)      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the Open Period. From and after such date, provided there is no
               Event of Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than(1) 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless
               Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

      (ii)     "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the
               Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other
               securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by
               Lender, a Securitization Transaction.

      (iii)(2) In addition to the Loan Prepayment rights set forth hereinabove, after the Lockout Date (which is the earlier of the date which is two (2) years after the date of the Securitization Transaction
               (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder)
               but prior to the Open Period, Borrower may prepay the principal balance of this Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium.

      Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, the
      "Make Whole Premium".

      The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)      Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the Maturity Date as reasonably selected by
               Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, or in the event there is no market activity involving the U.S.
               Treasury Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill which the Lender
               reasonably deems to be similar to the U.S. Treasury Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      (2)      Calculate the "Present Value of the Loan." The Present Value of
               the Loan is the present value of the payments to be made
               hereunder (all installment payments and any remaining payment due on the(3) Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the(3) Maturity Date.

      (3)      Subtract the outstanding principal amount of the Note from the
               Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding anything in this section to the contrary, during the "Open
      Period" which is the period beginning on the payment date in the month which is(4) one month prior to the(3) Maturity Date, no Make Whole Premium shall be payable.

      Notes

      (1)      With respect to Mortgage Loan No. 141, 10620 & 10710 Southern
               Loop Boulevard and Mortgage Loan No. 160, 931 Bethlehem Pike:
               delete: "30" and insert "15".

      (2)      With respect to Mortgage Loan No. 141, 10620 & 10710 Southern
               Loop Boulevard: insert the following:

               "Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which
               prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the
               Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made, (c)
               payment of all other Indebtedness then due under the Loan
               Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note

                                      II-19

               unless it is accompanied by all sums due in connection therewith.
               Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with
               paragraph 11 of the Note."

      (3)      With respect to Mortgage Loan No. 141, 10620 & 10710 Southern
               Loop Boulevard: delete: "Maturity Date and insert: "Anticipated
               Repayment Date".

      (4)      With respect to Mortgage Loan No. 141, 10620 & 10710 Southern
               Loop Boulevard; Mortgage Loan No. 160, 931 Bethlehem Pike;
               Mortgage Loan No. 166, 4080 3rd Street South; and Mortgage Loan
               No. 171, 3507 Southside Boulevard: delete: "one month" and insert: "three months".

X.    The prepayment premium (the "Yield Maintenance Premium") which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment
      Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date" shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
      Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise; and (e)
      "Lockout Period Expiration Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day,"
      within the meaning of Section 860G(a)(9) of the IRS Code, of a REMIC that holds this Note or (B) the fifth anniversary of the first day of the first full calendar month following the date of this Note.

Y.    The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.
      15-Selected Interest Rates under the heading U.S. Government
      Securities/Treasury Constant Maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
      (one longer or one shorter) most nearly approximating the Maturity Date.
      In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-20

Z.    The prepayment premium shall be the greater of (a) 1% of the principal balance of this Note, or (b) the Yield Maintenance Premium (hereinafter defined). "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the
      Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount
      Rate (hereinafter defined). As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance
      Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-21

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE      MORTGAGE
  LOAN NO.     LOAN SELLER   PROPERTY NAME                                             STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      3           MSMC       RREEF Portfolio Roll-Up (I)
      3           MSMC       RREEF Multifamily Portfolio - Barton's Crossing (I)       205 Century Place
      3           MSMC       RREEF Multifamily Portfolio - Lionsgate (I)               13690 Legacy Circle

                                                                                       20300 River Ridge
      3           MSMC       RREEF Multifamily Portfolio - University Heights (I)      Road
      3           MSMC       RREEF Multifamily Portfolio - Carlyle Station (I)         10519 Lariat Lane
      3           MSMC       RREEF Multifamily Portfolio - McNair Farms (I)            2511 Farmcrest Drive
      3           MSMC       RREEF Multifamily Portfolio - Fox Run (I)                 2 Observation Court
      3           MSMC       RREEF Multifamily Portfolio - Watkins Station (I)         99 Watkins Mill Road

                                                                                       86 Heritage Way
      3           MSMC       RREEF Multifamily Multifamily Portfolio - The Glen (I)    NW
     12           MSMC       The Greens at Green Valley                                2001 Ramrod Avenue
     16           MSMC       Crossing Place Apartments                                 1301 Crossing Place
     46           MSMC       Carriage Club at Mt. Arlington                            1 Hillside Drive
     47          LaSalle     Brighton Park Apts                                        9000 Watson Boulevard
     50           MSMC       Sunrise Apartments - Richmond                             705 Pool Road
     51          PCF II      Glen Eagle Village Apartments                             24 Sandalwood Drive
                                                                                       141 Park Hill Avenue; 320 Vanderbilt
     56           MSMC       Fox Hill Apartments                                        Avenue; 350 Vanderbilt Avenue
     66           MSMC       Hayden Place                                              625 West 1st Street
     68           MSMC       Easton Apartments                                         2525 North Henderson Avenue
     73          PCF II      Cedar Tree Apartments                                     2512 Cedar Tree Drive
     76           MSMC       Buckman Terrace                                           303 NE 16th Avenue
     87          PCF II      Lakeshore Village Apartments                              4024 North Main Street
     95           MSMC       Mission Creek Apartments                                  1451 West Ajo Way
     105         LaSalle     Citrus Center Colony                                      1111 West Beacon Road
     107         PCF II      Heritage Pointe                                           101-131 & 200-230 Village Way
     119          MSMC       Columbia Apartments                                       1063 & 1101 W. Columbia Avenue
     129          MSMC       Aberdeen Townhomes                                        4700 Ranch Court
     130          MSMC       Palm West Mobile Home Park                                300 West Lower Buckeye Road
     145          MSMC       Yearling Green Apartments                                 4227 Rickenbacker Avenue
     147          MSMC       Concord-Beacon Apartments                                 108-118 Concord Avenue & 21-23 Beacon Street
     149          MSMC       Royal Palms Mobile Home Park                              342 South 40th Street
     163         LaSalle     DoMar Properties                                          3815, 3827, & 3833 6th Avenue South
     165         PCF II      Morgan Manor                                              1325-1427 Whetstone Street

                             TOTAL:

--------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO.      COUNTY                 CITY                            STATE      ZIP CODE       PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------------------

      3
      3         Arlington              Alexandria                        VA        22304         Multifamily
      3         Fairfax                Herndon                           VA        20171         Multifamily
      3         Loudoun                Ashburn                           VA        20147         Multifamily
      3         Prince William         Manassas                          VA        20109         Multifamily
      3         Fairfax                Herndon                           VA        20171         Multifamily
      3         Montgomery             Germantown                        MD        20876         Multifamily
      3         Montgomery             Gaithersburg                      MD        20879         Multifamily
      3         Loudoun                Leesburg                          VA        20176         Multifamily
     12         Clark                  Henderson                         NV        89014         Multifamily
     16         Travis                 Austin                            TX        78741         Multifamily
     46         Morris                 Mt. Arlington                     NJ         7856         Multifamily
     47         Houston                Warner Robins                     GA        31095         Multifamily
     50         Chesterfield           Richmond                          VA        23236         Multifamily
     51         New Castle             White Clay Creek Hundred          DE        19713         Multifamily
     56         Richmond               Staten Island                     NY        10304         Multifamily
     66         Maricopa               Tempe                             AZ        85281         Multifamily
     68         Dallas                 Dallas                            TX        75206         Multifamily
     73         New Castle             Brandywine Hundred                DE        19810         Multifamily
     76         Multnomah              Portland                          OR        97232         Multifamily
     87         Racine                 Caledonia                         WI        53402         Multifamily
     95         Pima                   Tucson                            AZ        85713         Multifamily
     105        Polk                   Lakeland                          FL        33803         Manufactured Housing Community
     107        Bucks                  Chalfont                          PA        18914         Multifamily
     119        Cook                   Chicago                           IL        60626         Multifamily
     129        Douglas                Lawrence                          KS        66047         Multifamily
     130        Maricopa               Avondale                          AZ        85323         Manufactured Housing Community
     145        Franklin               Whitehall                         OH        43213         Multifamily
     147        Middlesex              Somerville                        MA         2143         Multifamily
     149        Maricopa               Mesa                              AZ        85206         Manufactured Housing Community
     163        Jefferson              Birmingham                        AL        35203         Multifamily
     165        Crawford               Bucyrus                           OH        44820         Multifamily

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       CUT-OFF DATE
  MORTGAGE                                            CUT-OFF DATE      BALANCE PER                       MORTGAGE   ORIGINAL TERM
  LOAN NO.      PROPERTY SUB-TYPE                          BALANCE      UNIT OR PAD        NOTE DATE          RATE     TO MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

      3                                               $138,500,000         $158,915         12/08/06        5.470%         60
      3         Garden                                 $33,104,878         $158,915         12/08/06        5.470%         60
      3         Garden                                 $23,646,341         $158,915         12/08/06        5.470%         60
      3         Garden                                 $22,632,927         $158,915         12/08/06        5.470%         60
      3         Garden                                 $20,437,195         $158,915         12/08/06        5.470%         60
      3         Garden                                 $16,214,634         $158,915         12/08/06        5.470%         60
      3         Garden                                  $9,627,439         $158,915         12/08/06        5.470%         60
      3         Garden                                  $7,431,707         $158,915         12/08/06        5.470%         60
      3         Garden                                  $5,404,878         $158,915         12/08/06        5.470%         60
     12         Garden                                 $38,400,000          $88,889         01/03/07        5.720%         60
     16         Garden                                 $30,597,806          $87,925         11/30/06        5.710%         66
     46         Age Restricted                         $14,000,000         $133,333         10/05/06        5.600%         60
     47         Garden                                 $14,000,000          $70,000         11/27/06        5.850%        120
     50         Garden                                 $13,493,750          $58,925         01/09/07        5.560%        120
     51         Garden                                 $13,387,505          $36,478         12/14/06        5.540%        120
     56         Mid Rise                               $11,500,000          $31,768         10/12/06        5.820%        120
     66         Low Rise                                $9,000,000          $55,556         12/12/06        5.680%        120
     68         Garden                                  $8,800,000          $58,667         11/03/05        5.530%        106
     73         Garden                                  $8,591,981          $53,037         12/14/06        5.540%        120
     76         Mid Rise                                $8,300,000          $68,033         11/07/06        6.060%        120
     87         Garden                                  $6,794,334          $29,036         12/05/06        5.980%        120
     95         Garden                                  $6,000,000          $30,000         11/30/06        5.700%        120
     105        Manufactured Housing Community          $5,440,000          $23,860         11/30/06        5.900%        120
     107        Garden                                  $5,320,000         $166,250         12/08/06        5.900%        120
     119        Garden                                  $4,751,985          $57,253         11/06/06        5.950%        120
     129        Townhouse                               $4,160,000          $77,037         11/29/06        5.600%        120
     130        Manufactured Housing Community          $4,150,000          $29,433         12/07/06        5.650%        120
     145        Garden                                  $2,565,570          $17,816         11/07/06        5.860%        120
     147        Garden                                  $2,395,927         $126,101         11/30/06        5.920%        120
     149        Manufactured Housing Community          $2,335,000          $29,936         12/27/06        5.840%        120
     163        Garden                                  $1,797,008          $26,821         11/28/06        6.000%        120
     165        Garden                                  $1,598,695          $31,974         12/29/06        6.060%        120

                                                      $355,879,561                                          5.628%         83

-------------------------------------------------------------------------------------------------------------------------------

  MORTGAGE     REMAINING TERM       ORIGINAL       REMAINING          NOI            NCF         NCF POST IO      CUT-OFF DATE
  LOAN NO.       TO MATURITY      AMORT. TERM     AMORT. TERM       DSCR (X)       DSCR (X)    PERIOD DSCR (X)             LTV
-------------------------------------------------------------------------------------------------------------------------------

      3              58                IO             IO              1.03           1.00            1.00                75.8%
      3              58                IO             IO              1.03           1.00            1.00                75.8%
      3              58                IO             IO              1.03           1.00            1.00                75.8%
      3              58                IO             IO              1.03           1.00            1.00                75.8%
      3              58                IO             IO              1.03           1.00            1.00                75.8%
      3              58                IO             IO              1.03           1.00            1.00                75.8%
      3              58                IO             IO              1.03           1.00            1.00                75.8%
      3              58                IO             IO              1.03           1.00            1.00                75.8%
      3              58                IO             IO              1.03           1.00            1.00                75.8%
     12              59                IO             IO              1.16           1.11            1.11                78.9%
     16              64                IO             IO              1.50           1.44            1.44                79.5%
     46              57                IO             IO              1.31           1.28            1.28                80.0%
     47              118              360             360             1.42           1.37            1.15                80.0%
     50              120              360             360             1.49           1.42            1.16                77.6%
     51              119              360             359             1.52           1.40            1.40                63.4%
     56              117               IO             IO              1.84           1.70            1.70                52.3%
     66              119              360             360             1.47           1.39            1.15                70.9%
     68              106              360             360             1.29           1.23            1.01                51.6%
     73              119              360             359             1.37           1.30            1.30                77.2%
     76              118              360             360             1.32           1.26            1.07                69.7%
     87              119              360             359             1.31           1.16            1.16                67.7%
     95              118              300             300             1.59           1.44            1.11                75.0%
     105             118              360             360             1.46           1.43            1.20                78.8%
     107             119              360             360             1.37           1.35            1.13                67.3%
     119             118              360             358             1.26           1.20            1.20                79.9%
     129             118              360             360             1.53           1.46            1.21                79.2%
     130             119              360             360             1.46           1.43            1.19                72.8%
     145             118              360             358             1.42           1.22            1.22                73.3%
     147             118              360             358             1.23           1.20            1.20                79.6%
     149             119              360             360             1.44           1.41            1.18                68.7%
     163             118              360             358             1.46           1.33            1.33                70.5%
     165             119              360             359             1.31           1.21            1.21                70.1%

                    #REF!            #REF!           #REF!           #REF!          #REF!           #REF!                #REF!

-------------------------------------------------------------------------------------------------------------------------------
                                                                           STUDIOS                           1 BEDROOM
                                                                 --------------------------       -----------------------------
  MORTGAGE       BALLOON               UTILITIES                     NO. OF        AVG RENT            NO. OF         AVG RENT
  LOAN NO.           LTV             PAID BY TENANT              UNITS/PADS         PER MO.        UNITS/PADS          PER MO.
-------------------------------------------------------------------------------------------------------------------------------

      3            75.8%         Electric, Sewer, Water
      3            75.8%         Electric, Sewer, Water                   0             NAP               436           $1,277
      3            75.8%         Electric, Sewer, Water                   2          $1,145                88           $1,323
      3            75.8%         Electric, Sewer, Water                   0             NAP               204           $1,085
      3            75.8%         Electric, Sewer, Water                   0             NAP               114           $1,057
      3            75.8%         Electric, Sewer, Water                   0             NAP               199           $1,244
      3            75.8%         Electric, Sewer, Water                   0             NAP                68           $1,027
      3            75.8%         Electric, Sewer, Water                   0             NAP               110           $1,055
      3            75.8%         Electric, Sewer, Water                   0             NAP                 0              NAP
     12            78.9%         Electric, Sewer, Water                   0             NAP               120             $770
     16            79.5%                Electric                          0             NAP                 0              NAP
     46            80.0%                Electric                          0             NAP                64           $1,400
     47            74.8%                Electric                          0             NAP                48             $662
     50            72.2%         Electric, Sewer, Water                   0             NAP                55             $674
     51            53.2%                Electric                         16            $575               185             $675
     56            52.3%                  NAP                            36            $801               181             $982
     66            66.1%             Electric, Gas                       41            $569                18             $655
     68            46.3%      Electric, Gas, Sewer, Water                54            $939                78           $1,176
     73            64.8%                Electric                          8            $650                67             $750
     76            63.2%         Electric, Sewer, Water                   4            $675               117             $732
     87            57.5%             Electric, Gas                        0             NAP                78             $430
     95            67.7%             Electric, Gas                        0             NAP               168             $437
     105           69.8%           Sewer, Trash, Water                    0             NAP                 0              NAP
     107           58.4%             Electric, Gas                        0             NAP                 8           $1,395
     119           67.9%                  NAP                            69            $627                14             $684
     129           71.2%             Electric, Gas                        0             NAP                 0              NAP
     130           65.4%   Electric, Gas, Sewer, Trash, Water             0             NAP                 0              NAP
     145           62.2%             Electric, Gas                        0             NAP                84             $350
     147           67.6%             Electric, Gas                        2            $900                12           $1,250
     149           62.0%          Electric, Gas, Water                    0             NAP                 0              NAP
     163           60.0%                  NAP                             0             NAP                19             $400
     165           59.7%          Electric, Gas, Water                    0             NAP                 0              NAP

                   #REF!

-------------------------------------------------------------------------------------------------------------------------
                           2 BEDROOM                           3 BEDROOM                             4 BEDROOM
                  --------------------------         -----------------------------         ------------------------------
  MORTGAGE            NO. OF        AVG RENT             NO. OF           AVG RENT             NO. OF           AVG RENT
  LOAN NO.        UNITS/PADS         PER MO.         UNITS/PADS            PER MO.         UNITS/PADS            PER MO.
-------------------------------------------------------------------------------------------------------------------------

      3
      3                   96          $1,632                  0                NAP                  0                NAP
      3                  192          $1,653                 46             $1,776                  0                NAP
      3                  224          $1,300                 38             $1,625                  0                NAP
      3                  294          $1,256                  0                NAP                  0                NAP
      3                   84          $1,506                  0                NAP                  0                NAP
      3                  150          $1,246                  0                NAP                  0                NAP
      3                  100          $1,240                  0                NAP                  0                NAP
      3                  134          $1,154                  0                NAP                  0                NAP
     12                  280            $880                 32             $1,050                  0                NAP
     16                  108          $1,018                 24             $1,377                216             $1,540
     46                   41          $1,725                  0                NAP                  0                NAP
     47                  136            $751                 16               $875                  0                NAP
     50                  119            $722                 55               $869                  0                NAP
     51                  166            $775                  0                NAP                  0                NAP
     56                  143          $1,193                  0                NAP                  0                NAP
     66                  103            $825                  0                NAP                  0                NAP
     68                   18          $1,737                  0                NAP                  0                NAP
     73                   87            $825                  0                NAP                  0                NAP
     76                    1          $1,045                  0                NAP                  0                NAP
     87                  156            $530                  0                NAP                  0                NAP
     95                   32            $615                  0                NAP                  0                NAP
     105                   0             NAP                  0                NAP                  0                NAP
     107                  16          $1,795                  8             $2,295                  0                NAP
     119                   0             NAP                  0                NAP                  0                NAP
     129                  10            $750                 44               $861                  0                NAP
     130                   0             NAP                  0                NAP                  0                NAP
     145                  60            $449                  0                NAP                  0                NAP
     147                   5          $1,400                  0                NAP                  0                NAP
     149                   0             NAP                  0                NAP                  0                NAP
     163                  48            $528                  0                NAP                  0                NAP
     165                  28            $444                 22               $490                  0                NAP

-------------------------------------------------------------------------------------------------
                        OTHER UNITS                      TOTAL UNITS
               ----------------------------    ----------------------------
  MORTGAGE         NO. OF        AVG RENT          NO. OF           NO. OF                NO. OF
  LOAN NO.     UNITS/PADS         PER MO.      UNITS/PADS        ELEVATORS      NO. OF HOMESITES
-------------------------------------------------------------------------------------------------

      3
      3                 0             NAP             532               11                   NAP
      3                 0             NAP             328                0                   NAP
      3                 1          $3,560             467                0                   NAP
      3                 0             NAP             408                0                   NAP
      3                 0             NAP             283                0                   NAP
      3                 0             NAP             218                0                   NAP
      3                 0             NAP             210                0                   NAP
      3                 0             NAP             134                0                   NAP
     12                 0             NAP             432                0                   NAP
     16                 0             NAP             348                0                   NAP
     46                 0             NAP             105                4                   NAP
     47                 0             NAP             200                0                   NAP
     50                 0             NAP             229                0                   NAP
     51                 0             NAP             367                0                   NAP
     56                 0             NAP             362                6                   NAP
     66                 0             NAP             162                0                   NAP
     68                 0             NAP             150                0                   NAP
     73                 0             NAP             162                0                   NAP
     76                 0             NAP             122                2                   NAP
     87                 0             NAP             234                0                   NAP
     95                 0             NAP             200                0                   NAP
     105                0             NAP             228                0                   228
     107                0             NAP              32                0                   NAP
     119                0             NAP              83                0                   NAP
     129                0             NAP              54                0                   NAP
     130                0             NAP             141                0                   141
     145                0             NAP             144                0                   NAP
     147                0             NAP              19                0                   NAP
     149                0             NAP              78                0                    78
     163                0             NAP              67                0                   NAP
     165                0             NAP              50                0                   NAP

-----------------------------------------------------------------------------------
                                     MANUFACTURED HOUSING COMMUNITY
                -------------------------------------------------------------------
  MORTGAGE       AVG RENT OF HOMESITE                            GROSS INCOME FROM
  LOAN NO.                PER MO. ($)         GROSS INCOME           ONLY RV SITES
-----------------------------------------------------------------------------------

      3
      3                           NAP                  NAP                     NAP
      3                           NAP                  NAP                     NAP
      3                           NAP                  NAP                     NAP
      3                           NAP                  NAP                     NAP
      3                           NAP                  NAP                     NAP
      3                           NAP                  NAP                     NAP
      3                           NAP                  NAP                     NAP
      3                           NAP                  NAP                     NAP
     12                           NAP                  NAP                     NAP
     16                           NAP                  NAP                     NAP
     46                           NAP                  NAP                     NAP
     47                           NAP                  NAP                     NAP
     50                           NAP                  NAP                     NAP
     51                           NAP                  NAP                     NAP
     56                           NAP                  NAP                     NAP
     66                           NAP                  NAP                     NAP
     68                           NAP                  NAP                     NAP
     73                           NAP                  NAP                     NAP
     76                           NAP                  NAP                     NAP
     87                           NAP                  NAP                     NAP
     95                           NAP                  NAP                     NAP
     105                         $296                  NAP                     NAP
     107                          NAP                  NAP                     NAP
     119                          NAP                  NAP                     NAP
     129                          NAP                  NAP                     NAP
     130                         $315                  NAP                     NAP
     145                          NAP                  NAP                     NAP
     147                          NAP                  NAP                     NAP
     149                         $330                  NAP                     NAP
     163                          NAP                  NAP                     NAP
     165                          NAP                  NAP                     NAP

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 1 - ONE SEAPORT PLAZA
--------------------------------------------------------------------------------

                      [PHOTOS OF ONE SEAPORT PLAZA OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 1 - ONE SEAPORT PLAZA
--------------------------------------------------------------------------------

                       [MAP OF ONE SEAPORT PLAZA OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 1 - ONE SEAPORT PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMC

ORIGINAL BALANCE(1):                    $225,000,000

CUT-OFF DATE BALANCE(1):                $225,000,000

SHADOW RATING (MOODY'S/S&P):            BBB- / BBB-

LOAN PURPOSE:                           Refinance

FIRST PAYMENT DATE:                     February 9, 2007

INTEREST RATE:                          5.1678%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 9, 2017

EXPECTED MATURITY BALANCE:              $225,000,000

SPONSORS:                               Jack Resnick & Sons

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of December
                                        20, 2009 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance or the payment of the greater
                                        of Yield Maintenane and 1% of the
                                        principal balance thereafter. Prepayable
                                        without a premium from and after October
                                        9, 2016.

LOAN PER SF(1):                         $219.46

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       OPEX (including insurance):   Springing
                                        RE Tax:                       Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   1984 / NAP

PERCENT LEASED(2):                      100.0%

SQUARE FOOTAGE                          1,025,225

THE COLLATERAL:                         35-story office building

OWNERSHIP INTEREST(3):                  Fee

PROPERTY MANAGEMENT:                    Jack Resnick & Sons, Inc.

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            $27,230,278 (2004)

MOST RECENT NOI (AS OF):                $24,208,949 (2005)

U/W NET OP. INCOME:                     $29,455,320

U/W NET CASH FLOW:                      $27,312,307

U/W OCCUPANCY:                          100.0%

APPRAISED VALUE:                        $480,000,000

CUT-OFF DATE LTV(1):                    46.9%

MATURITY DATE LTV(1):                   46.9%

DSCR(1):                                2.32x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   The subject $225,000,000 loan represents the $225,000,000 senior portion of a $240,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $225,000,000 senior financing.

(2)   Percent Leased is based on the rent roll dated January 1, 2007.

(3)   The borrower has a fee ownership interest in approximately 83.8% of the
      One Seaport Plaza Property and a leasehold interest in the remaining portion of the One Seaport Plaza Property. The development authority
      ("IDA") is currently the fee owner of the portion of the One Seaport Plaza
      Property in which the borrower has a leasehold interest. The borrower owns a reversionary right in the portion of the One Seaport Plaza Property in which it has a leasehold interest. The fee estate automatically reverts back to Borrower on June 30, 2017. The IDA has joined in the mortgage and granted the lender a security interest in the portion of the One Seaport
      Plaza Property in which the IDA holds the fee interest. Accordingly, the mortgage is described here as a fee simple mortgage.

THE ONE SEAPORT PLAZA LOAN

      THE LOAN. The largest loan (the "One Seaport Plaza Loan") as evidenced by the Amended and Restated Promissory Note (the "One Seaport Plaza Note") is
secured by a first priority fee Consolidated, Amended and Restated Mortgage,
Assignment of Leases and Rents and Security Agreement (the "One Seaport Plaza
Mortgage") encumbering the 1,025,225 square foot office building in New York,
New York known as One Seaport Plaza (the "One Seaport Plaza Property"). The One
Seaport Plaza Loan was originated on December 20, 2006 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is Resnick Seaport, LLC, a Delaware limited liability company (the "One Seaport Plaza Borrower") that owns no material asset other than the One Seaport Plaza Property and related interests. The One Seaport
Plaza Borrower is controlled by Jack Resnick & Sons, Inc., a family owner/developer of New York commercial and residential property. Jack Resnick &
Sons owns and manages approximately 5 million square feet of Manhattan office properties and over 1,500 residential apartments.

      THE PROPERTY. The One Seaport Plaza Property, located in the Downtown business district of New York, New York, was originally constructed in 1984. It is situated at 199 Water Street, between John and Fulton Streets in lower
Manhattan, with unobstructed views of the East River. The One Seaport Plaza property is a 1,025,225 square foot, 35-story class "A" office building, with street-level retail and

                                      IV-3

restaurants. The One Seaport Plaza Property is situated on a full city block with land measuring approximately 39,505 square feet, and it contains a single-level, below-grade 99-space parking garage.

The following table presents certain information relating to the major tenants at the One Seaport Plaza Property:

------------------------------------------------------------------------------------------------------------------------
                                                                                 % OF TOTAL     ANNUALIZED
                            CREDIT RATING                        ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT     % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
      TENANT NAME          MOODY'S/S&P)(1)     NRSF      NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Wachovia Bank                AA-/Aa3/A+        468,014    46%     $15,856,314        47%          $33.88       12/01/14
------------------------------------------------------------------------------------------------------------------------
Aon Corp                   BBB+/Baa2/BBB+      199,066    19%      $6,419,859        19%          $32.25       09/01/18
------------------------------------------------------------------------------------------------------------------------
The Legal Aid Society         --/--/--         115,378    11%      $3,514,414        10%          $30.46       10/01/23
------------------------------------------------------------------------------------------------------------------------
Scor Us Corp.                 --/--/--          65,484     6%      $2,619,360         8%          $40.00       06/01/10
------------------------------------------------------------------------------------------------------------------------
Us Aviation Underwriters      --/--/--          58,454     6%      $2,300,749         7%          $39.36       12/01/12
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         906,396    88%     $30,710,697        91%          $33.88
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP           118,829    12%      $3,118,826         9%          $26.25       Various
------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP                 0     0%              $0         0%           $0.00         NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       1,025,225   100%     $33,829,522       100%          $33.00
------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at One Seaport Plaza Property:

----------------------------------------------------------------------------------------------------------
                                         LEASE ROLLOVER SCHEDULE

                 # OF     AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                LEASES    RENT PER SF    SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR        ROLLING     ROLLING        ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

   Vacant          0          $0.00           0%             0%               0%                 0%
----------------------------------------------------------------------------------------------------------
     MTM           1          $0.00           0%             0%               0%                 0%
----------------------------------------------------------------------------------------------------------
    2007           0          $0.00           0%             0%               0%                 0%
----------------------------------------------------------------------------------------------------------
    2008           0          $0.00           0%             0%               0%                 0%
----------------------------------------------------------------------------------------------------------
    2009           0          $0.00           0%             0%               0%                 0%
----------------------------------------------------------------------------------------------------------
    2010           2         $36.60          10%            10%              11%                11%
----------------------------------------------------------------------------------------------------------
    2011           1         $47.07           0%            10%               1%                11%
----------------------------------------------------------------------------------------------------------
    2012           1         $39.36           6%            16%               7%                18%
----------------------------------------------------------------------------------------------------------
    2013           0          $0.00           0%            16%               0%                18%
----------------------------------------------------------------------------------------------------------
    2014          17         $33.89          49%            65%              50%                68%
----------------------------------------------------------------------------------------------------------
    2015           0          $0.00           0%            65%               0%                68%
----------------------------------------------------------------------------------------------------------
    2016           1         $21.94           2%            67%               1%                70%
----------------------------------------------------------------------------------------------------------
2017 & Beyond      5         $30.14          33%           100%              30%               100%
----------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Upon the occurrence and continuance of a lockbox trigger period (i.e. while an event of default has commenced and remains uncured), the One Seaport Plaza Borrower is required to deposit: (a) the amounts required for payment of debt service for the applicable period of time into a reserve debt service account, (b) all accrued real estate taxes for the tax year into a reserve tax account and to deposit into this reserve tax account 1/12 of the total annual amount monthly, and (c) the amount of monthly operating expenses necessary for the operation of the One Seaport Plaza Property as set forth in the annual budget (which amount shall include 1/12 of the insurance premiums estimated to be payable for the renewal of coverage afforded by the insurance policies).

      LOCKBOX AND CASH MANAGEMENT. A springing to hard lockbox mechanism is in place with respect to the One Seaport Plaza Loan. A hard lockbox will be established if an event of default occurs and it will remain in place until the event of default is cured for the first time. If a subsequent event of default occurs, regardless of whether or not it is cured, the hard lockbox will remain in place until the One Seaport Plaza Loan has been paid in full.

      PROPERTY MANAGEMENT. The One Seaport Plaza Property is managed by Jack
Resnick & Sons, Inc., which is affiliated with the One Seaport Plaza Borrower.
The management agreement is subordinate to the One Seaport Plaza Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Provided no event of default has occurred and is continuing, upon not less than 30 days prior written notice to lender, an entity meeting the single purpose requirements of the One Seaport
Plaza Loan, having a direct or indirect 100% ownership interest in One Seaport
Plaza Borrower and formed in order to serve as a mezzanine borrower under a mezzanine loan may incur mezzanine financing in accordance with the following requirements: (a) the LTV immediately following the closing of mezzanine loan based on the aggregate principal balance of the One Seaport Plaza Loan and the mezzanine loan cannot be

                                      IV-4

greater than 70%; (b) the mezzanine lender must be a qualified lender under the
One Seaport Plaza Loan; (c) the mezzanine lender must enter into an intercreditor agreement similar to the form attached to the One Seaport Plaza
Loan; (d) if the mezzanine loan bears a floating interest rate there will be an interest rate cap at a fixed strike price; and (e) the mezzanine lender must deliver a rating agency confirmation of no downgrade or qualification of the
REMIC certificates.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The One
Seaport Plaza Property is additionally encumbered by a B-Note with an original principal balance as of the Cut-off Date of $15,000,000, which is not included in the trust. The aggregate mortgage loan is $240,000,000 with an aggregate LTV of 50.0% and an aggregate underwritten DSCR of 2.16x.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the One Seaport Plaza Loan and the One Seaport Plaza Property is set forth on Appendix II hereto.

                                      IV-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-6

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - 525 SEVENTH AVENUE
--------------------------------------------------------------------------------

                      [PHOTO OF 525 SEVENTH AVENUE OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - 525 SEVENTH AVENUE
--------------------------------------------------------------------------------

                       [MAP OF 525 SEVENTH AVENUE OMITTED]

                                        IV-8

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - 525 SEVENTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMC

ORIGINAL BALANCE:                       $172,000,000

CUT-OFF DATE BALANCE:                   $172,000,000

SHADOW RATING (MOODY'S/S&P):            NAP

LOAN PURPOSE:                           Refinance

FIRST PAYMENT DATE:                     March 8, 2007

INTEREST RATE:                          5.540%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          February 8, 2017

EXPECTED MATURITY BALANCE:              $172,000,000

SPONSORS:                               Olmstead Properties, Inc. & Enterprise
                                        Asset Management, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of January
                                        18, 2011 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without a premium from and after August
                                        8, 2016.

LOAN PER SF:                            $370.84

UP-FRONT RESERVES:                      RE Tax:                  $615,964
                                        Insurance:               $143,046
                                        Free Rent:               $1,916,759

ONGOING RESERVES:                       Cap Ex:                  $6,571/month
                                        RE Tax:                  $307,982/month
                                        Insurance:               $14,305/month
                                        Free Rent:               Springing
                                        TI/LC:                   Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   1925 / NAP

PERCENT LEASED(1):                      96.7%

SQUARE FOOTAGE:                         463,818

THE COLLATERAL:                         23-story Class B office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Olmstead Properties, Inc.

3RD MOST RECENT NOI (AS OF):            $10,849,669 (2004)

2ND MOST RECENT NOI (AS OF):            $11,028,977 (2005)

MOST RECENT NOI (AS OF):                $10,750,039 (T-12 11/30/06)

U/W NET OP. INCOME:                     $12,060,006

U/W NET CASH FLOW:                      $11,211,378

U/W OCCUPANCY:                          96.7%

APPRAISED VALUE:                        $225,000,000

CUT-OFF DATE LTV:                       76.4%

MATURITY DATE LTV:                      76.4%

DSCR:                                   1.16x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated January 2, 2007.

THE 525 SEVENTH AVENUE LOAN

      THE LOAN. The second largest loan (the "525 Seventh Avenue Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note (the "525
Seventh Avenue Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement
(the "525 Seventh Avenue Mortgage") encumbering the 463,818 square foot Class B office building known as 525 Seventh Avenue, located in New York, New York (the
"525 Seventh Avenue Property"). The 525 Seventh Avenue Loan was originated on
January 18, 2007 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is 525 Delaware LLC, a Delaware limited liability company (the "525 Seventh Avenue Borrower") that owns no material asset other than the 525 Seventh Avenue Property and related interests. The sponsors, Olmstead Properties, Inc. and Enterprise Asset Management, Inc.,
indirectly control a majority interest in the 525 Seventh Avenue Borrower.
Olmstead Properties, Inc. is a privately owned full service real estate company that owns and/or manages over thirty income producing properties totally approximately 3 million square feet. Enterprise Asset Management, Inc. is a privately owned, family-run investment company that currently owns interests in approximately 3 million square feet of office buildings, 1 million square feet of retail space, and over 1,000 multifamily residential units.

                                      IV-9

      THE PROPERTY. The 525 Seventh Avenue Property is located just south of
Times Square in the Midtown Garment Center district of New York, New York, at
525 Seventh Avenue. The 525 Seventh Avenue Property was originally constructed in 1925. It consists of a 463,818 square foot, 23-story Class B multi-tenant office building. The 525 Seventh Avenue Property contains 15,060 square feet of retail space. The 525 Seventh Avenue Property is situated on approximately 0.45 acres. Tenants engaged in apparel showroom space represent the majority of office space in the building.

The following table presents certain information relating to the major tenants at the 525 Seventh Avenue Property:

----------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL     ANNUALIZED
                             CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                (FITCH/       TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME          MOODY'S/S&P)(1)    NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Jones Apparel Group, Inc.    --/Baa3/BBB-      54,112      12%        $2,060,227         12%          $38.07       12/31/19
----------------------------------------------------------------------------------------------------------------------------
Kobra International Ltd.       --/--/--        23,025       5%          $813,436          5%          $35.33       12/31/10
----------------------------------------------------------------------------------------------------------------------------
Duane Reade                   --/Caa3/CCC       6,900       1%          $690,000          4%         $100.00       05/31/13
----------------------------------------------------------------------------------------------------------------------------
SchoolNet Inc.                 --/--/--        22,233       5%          $729,177          4%          $32.80       07/31/10
----------------------------------------------------------------------------------------------------------------------------
B&J Fabrics Inc.               --/--/--        17,427       4%          $674,425          4%          $38.70       03/31/18
----------------------------------------------------------------------------------------------------------------------------
Magaschoni Apparel Group       --/--/--        20,234       4%          $604,324          3%          $29.87       07/31/16
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        143,931      31%        $5,571,588         32%          $38.71
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP         304,581      66%       $11,813,475         68%          $38.79       Various
----------------------------------------------------------------------------------------------------------------------------
Vacant Space                      NAP          15,306       3%                $0          0%           $0.00         NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        463,818     100%       $17,385,063        100%          $38.76
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at 525 Seventh Avenue Property:

----------------------------------------------------------------------------------------------------------
                                         LEASE ROLLOVER SCHEDULE

                 # OF     AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                LEASES    RENT PER SF    SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR        ROLLING     ROLLING        ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

   Vacant          9          $0.00           3%             3%               0%                 0%
----------------------------------------------------------------------------------------------------------
     MTM           1         $30.00           1%             4%               1%                 1%
----------------------------------------------------------------------------------------------------------
    2007          13         $37.56           8%            12%               8%                 9%
----------------------------------------------------------------------------------------------------------
    2008          12         $35.98           9%            22%               9%                18%
----------------------------------------------------------------------------------------------------------
    2009          11         $44.17           6%            28%               7%                25%
----------------------------------------------------------------------------------------------------------
    2010          11         $34.56          20%            47%              18%                43%
----------------------------------------------------------------------------------------------------------
    2011          16         $38.52          10%            57%              10%                53%
----------------------------------------------------------------------------------------------------------
    2012           5         $39.52           7%            64%               7%                60%
----------------------------------------------------------------------------------------------------------
    2013           5         $47.01           9%            73%              11%                72%
----------------------------------------------------------------------------------------------------------
    2014           2         $36.07           4%            77%               4%                75%
----------------------------------------------------------------------------------------------------------
    2015           0          $0.00           0%            77%               0%                75%
----------------------------------------------------------------------------------------------------------
    2016           6         $43.50           8%            85%               9%                84%
----------------------------------------------------------------------------------------------------------
2017 & Beyond      4         $38.23          15%           100%              16%               100%
----------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. At closing, the 525 Seventh Avenue Borrower deposited $615,964 into a tax reserve account and $143,046 into an insurance premium reserve account. The 525 Seventh Avenue Borrower is required to escrow on a monthly basis 1/12 of annual real estate taxes and insurance premiums. In addition, the 525 Seventh Avenue Borrower is required to escrow on a monthly basis $6,571 for capital expenditures. At closing, the 525 Seventh Avenue
Borrower deposited $1,916,759 into a free rent reserve account in connection with the Jones Apparel Group, Inc. lease. In addition, the 525 Seventh Avenue
Borrower is required to deposit $805,112 into the free rent reserve account by
February 15, 2010 in the event that the ratio of (a) underwritable cash flow for the 525 Seventh Avenue Property for the month of January 2010 to (b) the DSCR for the 525 Seventh Avenue Property for that month shall be less than 1.10x. The
525 Seventh Avenue Borrower is required to deposit any fee, payment or other compensation from any tenant relating to or in exchange for termination of such tenant's lease with the lender, to be used for tenant improvements and leasing commissions.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 525 Seventh Avenue Loan. The lockbox will be in place until the 525 Seventh
Avenue Loan has been paid in full.

      PROPERTY MANAGEMENT. The 525 Seventh Avenue Property is managed by
Olmstead Properties, Inc., which is a sponsor of the 525 Seventh Avenue Loan.
The management agreement is subordinate to the 525 Seventh Avenue Loan.

                                      IV-10

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The equity members of the
525 Seventh Avenue Borrower (other than any general partner or managing member)
shall have the one time right to obtain mezzanine financing so long as (a) the
LTV ratio based on the aggregate principal amount of the 525 Seventh Avenue Loan and the mezzanine debt is no greater than 85%; (b) the ratio of (i)
underwritable cash flow for the 12 calendar month period immediately preceding the date of calculations to (ii) the projected debt service that would be due under the 525 Seventh Avenue Loan and mezzanine debt for the 12 calendar month period immediately following such calculation, shall be greater than or equal to
1.10x; and (c) the lender has approved the mezzanine lender, mezzanine loan documents, an intercreditor agreement between lender and mezzanine lender, and any opinions and appraisals, each in form and substance reasonably acceptable to lender.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 525 Seventh Avenue Loan and the 525 Seventh Avenue Property is set forth on Appendix II hereto.

                                      IV-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-12

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

                       [PHOTOS OF RREEF PORTFOLIO OMITTED]

                                       IV-13

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

                        [MAP OF RREEF PORTFOLIO OMITTED]

                                      IV-14

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMC

ORIGINAL BALANCE(1):                    $138,500,000

CUT-OFF DATE BALANCE(1):                $138,500,000

SHADOW RATING (MOODY'S/S&P):            NAP

LOAN PURPOSE:                           Acquisition

FIRST PAYMENT DATE:                     January 8, 2007

INTEREST RATE:                          5.470%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          December 8, 2011

EXPECTED MATURITY BALANCE:              $138,500,000

SPONSORS:                               RREEF / Bainbridge Companies LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of December
                                        8, 2009 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without a premium from and after
                                        September 8, 2011.

LOAN PER UNIT(1)                        $158,914.73

UP-FRONT RESERVES:                      Tax                $370,788
                                        Insurance:         $71,733
                                        Required Repairs   $2,162,292
                                        Cap Ex:            $44,833
                                        Shortfall          $3,130,000
                                        Interest:

ONGOING RESERVES:                       RE Tax:            $185,394/month
                                        Cap Ex:            $53,741/month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO(2):              Portfolio of 8 assets

PROPERTY TYPE:                          Multifamily

PROPERTY SUB-TYPE:                      Garden

LOCATION:                               See table below

YEAR BUILT/RENOVATED:                   See table below

PERCENT LEASED(3):                      See table below

UNITS:                                  See table below

THE COLLATERAL(2):                      8 garden-style apartment communities

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Bainbridge Companies

3RD MOST RECENT NOI (AS OF):            $17,650,184 (2003)

2ND MOST RECENT NOI (AS OF):            $20,538,542 (2004)

MOST RECENT NOI (AS OF):                $21,386,392 (2005)

U/W NET OP. INCOME:                     $23,309,950

U/W NET CASH FLOW:                      $22,664,950

U/W OCCUPANCY:                          88.1%

APPRAISED VALUE:                        $540,900,000

CUT-OFF DATE LTV(1):                    75.8%

MATURITY DATE LTV(1):                   75.8%

DSCR(1)(2):                             1.00x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   The subject $138,500,000 loan represents a 33.8% pari passu interest in a
      $410,000,000 (when fully funded) fixed rate mortgage loan. As of the
      Cut-off Date, the funded loan balance is $388,000,000. All LTV, DSCR and
      Loan per Unit numbers in this table are based on the fully funded
      $410,000,000 financing and are determined on a combined-property basis.

(2)   The portfolio currently includes 7 assets. Watkins Station is expected to fund on or about March 8, 2007, bringing the fully funded balance to
      $410,000,000. If the Watkins Station does not fund prior to May 1, 2007, the Loan will be collateralized by 7 assets with a total loan balance of
      $388,000,000 with an LTV and DSCR as of the Cut-Off Date of 76.3% and
      0.98x, respectively.

(3)   Percent Leased is based on rent roll as of January 26, 2007 for the
      Virginia properties and rent roll dated December 31, 2006 for Fox Run and
      Watkins Station.

THE RREEF PORTFOLIO LOAN

      THE LOAN. The third largest loan (the "RREEF Portfolio Loan") as evidenced by Promissory Notes A2 and A5 (the "RREEF Portfolio Notes") is secured by first priority fee Deeds of Trust, Assignments of Leases and Rents, Security
Agreements and Fixture Filings (the "RREEF Portfolio Mortgages") encumbering eight apartment communities in northern Virginia (collectively, the "RREEF
Portfolio Properties"). The properties are located in Alexandria, Virginia;
Ashburn, Virginia; Herndon, Virginia (two properties); Manassas, Virginia;
Leesburg, Virginia; Germantown, Maryland and Gaithersburg, Maryland. The RREEF
Portfolio Loan was originated on December 8, 2006 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

      THE BORROWER. The borrowers are Magazine Barton's Crossing LP, Magazine
Carlyle Station LP, Magazine Glen LP, Magazine Village at McNair Farms LP,
Magazine University Heights LP, Magazine Lionsgate LP, and Magazine Fox Run LP,
all Delaware limited partnerships (the "RREEF Portfolio Borrowers") each of which owns no material asset other than its respective RREEF Portfolio Property and related interests. The RREEF Portfolio Borrowers are wholly owned by RREEF
Global Opportunities Fund II, LLC and Bainbridge

                                      IV-15

Magazine Investors, LLC, which are affiliates of RREEF and The Bainbridge
Companies LLC, respectively. RREEF, a subsidiary of Deutsche Asset Management, comprises a group of opportunity funds that acquire and manage commercial real estate investments globally. Bainbridge Companies LLC is a Florida-based fully integrated real estate company engaged in the development, construction, management, acquisition and disposition of high quality apartment communities, condominiums and shopping centers.

      THE PROPERTY. The RREEF Portfolio Properties are comprised of eight Class
A/B garden-style apartment communities located in northern Virginia and
Maryland.

      The RREEF Portfolio Property Barton's Crossing is located in Alexandria,
Virginia, at 205 Century Place. The RREEF Portfolio Property Barton's Crossing
was originally constructed in 1989 and renovated in 2004-2006. It consists of seven 4-story buildings with 532 units and a clubhouse. The RREEF Portfolio
Property Barton's Crossing is situated on approximately 10.15 acres and includes
933 parking spaces.

      The RREEF Portfolio Property Lionsgate is located in Herndon, Virginia, at
13690 Legacy Circle. The RREEF Portfolio Property Lionsgate was originally constructed in 2000. It consists of twelve 3-4-story buildings with 328 units and a clubhouse. The RREEF Portfolio Property Lionsgate is situated on approximately 15.50 acres and includes 479 parking spaces.

      The RREEF Portfolio Property University Heights is located in Ashburn,
Virginia, at 20300 River Ridge Road. The RREEF Portfolio Property University
Heights was originally constructed in 1991. It consists of nineteen 2-4 story buildings with 467 units and a clubhouse. The RREEF Portfolio Property
University Heights is situated on approximately 25.60 acres and includes 976 parking spaces.

      The RREEF Portfolio Property Carlyle Station is located in Manassas,
Virginia, at 10519 Lariat Lane. The RREEF Portfolio Property Carlyle Station was
originally constructed in 1986. It consists of fifteen 3-story buildings with
408 units and a clubhouse. The RREEF Portfolio Property Carlyle Station is situated on approximately 34.13 acres and includes 767 parking spaces.

      The RREEF Portfolio Property McNair Farms is located in Herndon, Virginia, at 2511 Farmcrest Drive. The RREEF Portfolio Property McNair Farms was
originally constructed in 1991. It consists of eleven 3-story buildings with 283 units and a clubhouse. The RREEF Portfolio Property McNair Farms is situated on approximately 12.72 acres and includes 481 parking spaces.

      The RREEF Portfolio Property Fox Run is located Germantown, Maryland, at 2
Observation Court. The RREEF Portfolio Property Fox Run was originally constructed in 1990. It consists of seventeen 3-4-story buildings with 218 units and a club house. The RREEF Portfolio Property Fox Run is situated on approximately 10.06 acres and includes 335 parking spaces.

      The RREEF Portfolio Property Watkins Station is located in Gaithersburg,
Maryland, at 99 Watkins Mill Road. The RREEF Portfolio Property Watkins Station
was originally constructed in 1975 and renovated in 2000. It consists of seven
3-story buildings with 210 units and a clubhouse. The RREEF Portfolio Property
Watkins Station is situated on approximately 11.17 acres and includes 396 parking spaces.

      The RREEF Portfolio Property The Glen is located in Leesburg, Virginia, at
86 Heritage Way, NW. The RREEF Portfolio Property The Glen was originally constructed in 1986. It consists of six 3-story buildings with 134 units and a leasing center. The RREEF Portfolio Property The Glen is situated on approximately 6.12 acres and includes 279 parking spaces.

----------------------------------------------------------------------------------------------------------------------------
                                          ALLOCATED                    OWNERSHIP                            PERCENT
     PROPERTY             LOCATION       LOAN AMOUNT   PROPERTY TYPE   INTEREST    YEAR BUILT/ RENOVATED   LEASED(1)   UNITS
----------------------------------------------------------------------------------------------------------------------------

Barton's Crossing     Alexandria, VA     $98,000,000    Multifamily       Fee        1990 / 2004-2006        91.9%      532
----------------------------------------------------------------------------------------------------------------------------
Lionsgate             Herndon, VA        $70,000,000    Multifamily       Fee           2000 / NAP           89.6%      328
----------------------------------------------------------------------------------------------------------------------------
University Heights    Ashburn, VA        $67,000,000    Multifamily       Fee           1991 / NAP           85.9%      467
----------------------------------------------------------------------------------------------------------------------------
Carlyle Station       Manassas, VA       $60,500,000    Multifamily       Fee           1986 / NAP           80.1%      408
----------------------------------------------------------------------------------------------------------------------------
McNair Farms          Herndon, VA        $48,000,000    Multifamily       Fee           1991 / NAP           91.2%      283
----------------------------------------------------------------------------------------------------------------------------
Fox Run               Germantown, MD     $28,500,000    Multifamily       Fee           1990 / NAP           94.0%      218
----------------------------------------------------------------------------------------------------------------------------
Watkins Station       Gaithersburg, MD   $22,000,000    Multifamily       Fee           1975 / 2000          88.6%      210
(future collateral)
----------------------------------------------------------------------------------------------------------------------------
The Glen              Leesburg, VA       $16,000,000    Multifamily       Fee           1986 / NAP           83.6%      134
----------------------------------------------------------------------------------------------------------------------------

                                      IV-16

----------------------------------------------------------------------------------------------------------------
                                                  AVERAGE                                            STABILIZED
                       PERCENT     AVERAGE SF   MONTHLY RENT   AVERAGE MONTHLY       IN-PLACE       UNDERWRITTEN
     PROPERTY         LEASED (1)    PER UNIT    PER UNIT (1)   RENT PER SF (1)   UNDERWRITTEN UCF       UCF
----------------------------------------------------------------------------------------------------------------

 Barton's Crossing      91.9%          821         $1,391           $1.69           $5,549,696       $5,815,281
----------------------------------------------------------------------------------------------------------------
University Heights      85.9%          858         $1,155           $1.35           $3,368,933       $3,937,314
----------------------------------------------------------------------------------------------------------------
     Lionsgate          89.6%        1,102         $1,548           $1.40           $3,913,217       $4,230,763
----------------------------------------------------------------------------------------------------------------
  Carlyle Station       80.1%          952         $1,128           $1.19           $2,745,392       $3,539,776
----------------------------------------------------------------------------------------------------------------
   McNair Farms         91.2%          780         $1,320           $1.69           $2,871,698       $3,036,029
----------------------------------------------------------------------------------------------------------------
     The Glen           83.6%          925         $1,122           $1.21           $1,022,703       $1,221,128
----------------------------------------------------------------------------------------------------------------
      Fox Run           94.0%          969         $1,140           $1.18           $1,668,753       $1,696,375
----------------------------------------------------------------------------------------------------------------
  Watkins Station       88.6%          918         $1,070           $1.17           $1,524,558       $1,691,854
(future collateral)
----------------------------------------------------------------------------------------------------------------

(1)   Percent Leased is based on rent roll as of January 26, 2007 for the
      Virginia properties and rent roll dated December 31, 2007 for Fox Run and
      Watkins Station.

      ESCROWS AND RESERVES. On the closing date, the RREEF Portfolio Borrowers deposited $2,162,292 for deferred maintenance and $370,788 for real estate taxes. On a monthly basis, the Borrowers are required to escrow $185,394 for taxes and 1/12 of annual insurance premiums, provided that such insurance escrow will be waived if an acceptable blanket insurance policy and no event of default has occurred or is continuing. The RREEF Portfolio Borrowers are required to deposit with the lender $20.83 per unit monthly for annual capital expenditures.
At all times during the loan term, the Borrower is required to maintain a
$3,130,000 interest reserve. Such reserve shall benefit only the subject loan
(and not the pari passu components of the RREEF Portfolio whole loan) until such time as the DSCR is 1.08x or higher. In lieu of making payments of any escrows and reserves, the RREEF Portfolio Borrowers may deliver to the lender one or more letters of credit, which, however, in the aggregate, may not exceed 10% of the principal amount of the loan.

      FUTURE FUNDING. The RREEF Portfolio Loan is comprised of $138,500,000 securitization and pari passu companion notes of $249,500,000 that are not an asset of the trust. Provided that the RREEF Portfolio Borrowers satisfy certain conditions prior to May 1, 2007, the RREEF Portfolio Borrowers are entitled to grant to lender a lien on the property known as Watkins Station, Gaithersburg,
Maryland, and to increase the overall loan amount by $22,000,000, to
$410,000,000. Such funding is expected to occur on or about March 8, 2007.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the RREEF Portfolio Loan.

      PROPERTY MANAGEMENT. The RREEF Portfolio Properties are managed by The
Bainbridge Companies LLC, one of the sponsors of the RREEF Portfolio Loan. The management agreement is subordinate to the RREEF Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The RREEF Portfolio Borrowers may obtain the release of individual properties through a partial defeasance in connection with third party sales by posting defeasance collateral in the amount of 110% of the allocated loan amount with respect to the particular RREEF Portfolio Property, subject to the satisfaction of certain conditions, including (i) no event of default has occurred or remains uncured, (ii) the RREEF Portfolio Borrower obtains a rating agency confirmation of no qualification or downgrade of the
REMIC securities as a result of such partial defeasance, and (iii) the DSCR immediately following such release is at least equal to the greater of 1.09x or the DSCR immediately prior to such release.

      Certain additional information regarding the RREEF Portfolio Loan and the
RREEF Portfolio Properties is set forth on Appendix II hereto.

                                      IV-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-18

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 4 - 485 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                    [PHOTOS OF 485 LEXINGTON AVENUE OMITTED]

                                      IV-19

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 4 - 485 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                      [MAP OF 485 LEXINGTON AVENUE OMITTED]

                                      IV-20

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 4 - 485 LEXINGTON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMC

ORIGINAL BALANCE(1):                    $135,000,000

CUT-OFF DATE BALANCE(1):                $135,000,000

SHADOW RATING (MOODY'S/S&P):            NAP

LOAN PURPOSE:                           Refinance

FIRST PAYMENT DATE:                     March 11, 2007

INTEREST RATE:                          5.608%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          February 11, 2017

EXPECTED MATURITY BALANCE:              $135,000,000

SPONSOR:                                SL Green Realty Corp.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of
                                        January 22, 2010 or 2 years after the
                                        REMIC "start-up" day, with U.S.
                                        Treasury defeasance thereafter.
                                        Prepayable without a premium from and
                                        after November 11, 2016.

LOAN PER SF(1):                         $491.91

UP-FRONT RESERVES:                      Tenant Improvements:     $10,173,115
                                        Engineering:             $7,875
                                        RE Tax:                  $1,213,112
                                        Insurance:               $214,979
                                        Free Rent Reserve:       $2,081,719

ONGOING RESERVES:                       Recurring Replacements:  $7,623/month
                                        RE Tax:                  $606,556/month
                                        Insurance:               $66,590/month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   1956 / 2006

PERCENT LEASED(2):                      89.7%

SQUARE FOOTAGE:                         914,807

THE COLLATERAL:                         32-story high rise office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    S.L. Green Management Corp.

3RD MOST RECENT NOI (AS OF):            $7,316,000 (T-5 12/31/04)

2ND MOST RECENT NOI (AS OF):            $17,132,000 (2005)

MOST RECENT NOI (AS OF):                $19,535,609 (2006)

U/W NET OP. INCOME:                     $24,881,145

U/W NET CASH FLOW:                      $23,825,572

U/W OCCUPANCY:                          89.7%

APPRAISED VALUE:                        $635,000,000

CUT-OFF DATE LTV(1):                    70.9%

MATURITY DATE LTV(1):                   70.9%

DSCR(1):                                0.93x

POST IO DSCR(1):                        NAP
--------------------------------------------------------------------------------

(1)   The subject $135,000,000 loan represents a 30.0% pari passu interest in a
      $450,000,000 fixed rated interest only mortgage loan. All LTV, DSCR and
      Loan per SF numbers in this table are based on the total $450,000,000 financing.

(2)   Percent Leased is based on the underwritten rent roll dated January 1,
      2007.

THE 485 LEXINGTON AVENUE LOAN

      THE LOAN. The fourth largest loan (the "485 Lexington Avenue Loan") as evidenced by the Promissory Note (the "485 Lexington Avenue Note") is secured by a first priority fee Amended, Restated and Consolidated Mortgage, Security
Agreement and Fixture Filing (the "485 Lexington Avenue Mortgage") encumbering the 914,807 square foot 32 story Class A high rise office building known as 485
Lexington Avenue, located in New York, New York (the "485 Lexington Avenue
Property"). The 485 Lexington Avenue Loan was originated on January 22, 2007 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrowers are Green 485 Owner LLC, Green 485 TIC LLC and
485 Eat Owner LLC, each a Delaware limited liability company (collectively, the
"485 Lexington Avenue Borrower") that own no material asset other than the 485
Lexington Avenue Property and related interests. The 485 Lexington Avenue
Borrower is wholly owned and controlled by SL Green Realty Corp., the sponsor of the 485 Lexington Avenue Loan. SL Green Realty Corp. is a self-administered and self-managed REIT that acquires, owns, repositions and manages Manhattan office properties. It is the only publicly traded REIT specializing in Manhattan real estate.

                                      IV-21

      THE PROPERTY. The 485 Lexington Avenue Property is located in the Midtown business district of New York, New York, at 485 Lexington Avenue. The 485
Lexington Avenue Property was originally constructed in 1956 and renovated in
2006. It consists of a 914,807 square foot, 31 story Class A high rise office building. The 485 Lexington Avenue Property is situated on approximately 1.06 acres. The building includes a two level, 100 car parking garage leased to
Kinney System, Inc Corp.

      The following table presents certain information relating to the major tenants at the 485 Lexington Avenue Property:

---------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL     ANNUALIZED
                             CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/       TENANT                UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME          MOODY'S/S&P)(1)    NRSF     % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Citibank, NA                 AA+/Aa1 /AA-     297,126      33%      $14,837,435         36%          $49.94       02/28/17
---------------------------------------------------------------------------------------------------------------------------
The Travelers Indemnity        A-/A3/A-       214,978      24%      $10,748,900         26%          $50.00       08/31/16
Company
---------------------------------------------------------------------------------------------------------------------------
Cardinia Real Estate, LLC      --/--/--        67,976       7%       $2,965,608          7%          $43.63       12/31/08
---------------------------------------------------------------------------------------------------------------------------
Advance Magazine               --/--/--        52,573       6%       $2,497,218          6%          $47.50       02/28/21
Publishers
---------------------------------------------------------------------------------------------------------------------------
Novantas LLC                   --/--/--        41,147       5%       $2,345,379          6%          $57.00       01/31/17
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        673,800      74%      $33,394,539         81%          $49.56
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP         146,721      16%       $7,997,834         19%          $54.51       Various
---------------------------------------------------------------------------------------------------------------------------
Vacant Space                      NAP          94,286      10%               $0          0%           $0.00         NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        914,807     100%      $41,392,373        100%          $50.45
---------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE

                                                                                             CUMULATIVE % OF
                              AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE     TOTAL BASE
                # OF LEASES   RENT PER SF    SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   RENTAL REVENUES
    YEAR          ROLLING       ROLLING        ROLLING     OF SF ROLLING       ROLLING           ROLLING
------------------------------------------------------------------------------------------------------------

   Vacant            8            $0.00          10%            10%               0%                0%
------------------------------------------------------------------------------------------------------------
     MTM             0            $0.00           0%             0%               0%                0%
------------------------------------------------------------------------------------------------------------
    2007             0            $0.00           0%            10%               0%                0%
------------------------------------------------------------------------------------------------------------
    2008             2           $43.63           7%            18%               7%                7%
------------------------------------------------------------------------------------------------------------
    2009             0            $0.00           0%            18%               0%                7%
------------------------------------------------------------------------------------------------------------
    2010             0            $0.00           0%            18%               0%                7%
------------------------------------------------------------------------------------------------------------
    2011             0            $0.00           0%            18%               0%                7%
------------------------------------------------------------------------------------------------------------
    2012             1           $24.08           3%            20%               1%                8%
------------------------------------------------------------------------------------------------------------
    2013             0            $0.00           0%            20%               0%                8%
------------------------------------------------------------------------------------------------------------
    2014             0            $0.00           0%            20%               0%                8%
------------------------------------------------------------------------------------------------------------
    2015             0            $0.00           0%            20%               0%                8%
------------------------------------------------------------------------------------------------------------
    2016             8           $49.68          27%            47%              30%               38%
------------------------------------------------------------------------------------------------------------
2017 & Beyond       20           $53.01          53%           100%              62%              100%
------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. On the closing date, the 485 Lexington Avenue
Borrower deposited with lender the following amounts: $2,081,719 in free rent reserves, $10,173,115 in outstanding tenant improvement reserves, and $7,875 in an engineering escrow. On the closing date, the 485 Lexington Avenue Borrower also deposited with the lender $1,213,112 as tax funds and $214,979 as insurance premiums, and it is required to deposit $606,556 as tax funds and $66,590 as insurance premiums monthly. The 485 Lexington Avenue Borrower is also required to deposit $7,623 for recurring replacements monthly.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 485 Lexington Avenue Loan.

      PROPERTY MANAGEMENT. The 485 Lexington Avenue Property is managed by SL
Green Management Corp, which is an affiliate of the 485 Lexington Avenue Loan's sponsor. The management agreement is subordinate to the 485 Lexington Avenue
Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 485 Lexington Avenue Loan and the 485 Lexington Avenue Property is set forth on Appendix II hereto.

                                       IV-22

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 5 - GALLERIA AT PITTSBURGH MILLS
--------------------------------------------------------------------------------

                [PHOTOS OF GALLERIA AT PITTSBURGH MILLS OMITTED]

                                      IV-23

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 5 - GALLERIA AT PITTSBURGH MILLS
--------------------------------------------------------------------------------

                  [MAP OF GALLERIA AT PITTSBURGH MILLS OMITTED]

                                      IV-24

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 5 - GALLERIA AT PITTSBURGH MILLS
--------------------------------------------------------------------------------

                  [MAP OF GALLERIA AT PITTSBURGH MILLS OMITTED]

                                      IV-25

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 5 - GALLERIA AT PITTSBURGH MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLERS                   MSMC

ORIGINAL BALANCE(1):                    $133,000,000

CUT-OFF DATE BALANCE(1):                $133,000,000

SHADOW RATING (MOODY'S/S&P):            NAP

LOAN PURPOSE:                           Acquisition(2)

FIRST PAYMENT DATE:                     February 8, 2007

INTEREST RATE:                          6.166%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 8, 2012

EXPECTED MATURITY BALANCE:              $133,000,000

SPONSOR(S):                             Zamias Services, Inc & KanAM

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of
                                        December 28, 2009 or 2 years after
                                        the REMIC "start-up" day, with U.S.
                                        Treasury defeasance thereafter.
                                        Prepayable without a premium from
                                        and after December 8, 2011

LOAN PER SF(1):                         $149.94

UP-FRONT RESERVES:                      TI/LC:                 $4,000,000
                                        RE Tax:                $1,979,950
                                        Insurance:             $244,956
                                        Other(4):              $900,000

ONGOING RESERVES:                       TI/LC(5):              $87,666
                                        RE Tax:                $335,130
                                        Insurance:             $22,269
                                        Cap Ex:                $17,533

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Tarentum, PA

YEAR BUILT/RENOVATED:                   2005 / NAP

PERCENT LEASED(6):                      90.9%

SQUARE FOOTAGE:                         887,007(3)

THE COLLATERAL:                         Regional Mall located outside
                                        Pittsburgh, PA

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Zamias Services Inc

3RD MOST RECENT NOI (AS OF):            NAP(7)

2ND MOST RECENT NOI (AS OF):            NAP(7)

MOST RECENT NOI (AS OF):                $6,949,366 (T-9 09/30/06)(7)

U/W NET OP. INCOME:                     $11,280,768

U/W NET CASH FLOW:                      $10,409,272

U/W OCCUPANCY:                          90.9%

APPRAISED VALUE:                        $190,000,000

CUT-OFF DATE LTV(1):                    70.0%

MATURITY DATE LTV(1):                   70.0%

DSCR(1):                                1.25x

POST IO DSCR(1):                        NAP
--------------------------------------------------------------------------------

(1)   The subject $133,000,000 loan represents the senior portion of a
      $165,500,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $133,000,000 senior financing.

(2)   A portion of the loan proceeds was used for Zamias Services, Inc and
      KanAm's buyout of the Mills Corporation's 37.5% ownership interest in
      Galleria at Pittsburgh Mills.

(3)   Galleria at Pittsburgh Mills is 1,051,965 square feet. The total collateral represents 887,007 square feet.

(4)   The $900,000 reserve is escrowed for a wetland restoration that was a component of the city of Pittsburgh's site plan approval for the Property.
      The wetland restoration is not on site at the Property.

(5)   Per month deposit once the existing reserve falls below $1,000,000, capped at a total of $1,000,000.

(6)   Percent Leased is based on the rent roll dated October 1, 2006.

(7)   Only 9 months of operating income. The property had a "soft opening" in
      July 2005.

THE GALLERIA AT PITTSBURGH MILLS LOAN

      THE LOAN. The fifth largest loan (the "Galleria at Pittsburgh Mills Loan")
as evidenced by the Promissory Note (the "Galleria at Pittsburgh Mills") is
secured by a first priority fee, Assignment of Leases and Rents, Security
Agreement and Fixture Filing (the "Galleria at Pittsburgh Mills Mortgage")
encumbering the 887,007 square foot regional shopping center known as Galleria at Pittsburgh Mills, located in Tarentum, Pennsylvania. The Galleria at
Pittsburgh Mills Loan was originated on December 28, 2006 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

                                      IV-26

      THE BORROWER. The borrower is Pittsburgh Mills Limited Partnership, a
Delaware limited liability company (the "Galleria at Pittsburgh Borrower") that owns no material asset other than Galleria at Pittsburgh Mills Property and related interests. Pittsburgh Mills Limited Partnership is a wholly-owned subsidiary of Zamias Services Inc and KanAm, the sponsor of the Pittsburgh Mills
Loan. Zamias Services Inc is a Johnstown, Pennsylvania-based family business that engages in the development, ownership, leasing and managing of East Coast shopping centers.

      THE PROPERTY. Galleria at Pittsburgh Mills is located in Tarentum,
Pennsylvania at 590 Pittsburgh Mills Circle. Galleria at Pittsburgh Mills is
located in a suburban retail corridor approximately 14 miles northeast of
Pittsburgh, Pennsylvania. Galleria at Pittsburgh Mills was constructed in 2005 and consists of a 1,051,965 square foot, 1-story regional shopping center.
Galleria at Pittsburgh Mills is situated on approximately 193.8 acres and includes 5540 parking spaces. It is anchored by Macy's Department Stores Co.,
Sears, Rosebuck and Co. and JC Penney. The Macy's store is owned by Macy's and is not part of the collateral for the Galleria at Pittsburgh Mills Loan. As of
July 2006, JC Penney reported 12 month sales of $141.6 PSF, representing a 7.0%
occupancy cost. As of July 2006, Sears Grand reported 8 month sales of $86.95
PSF representing an occupancy cost of 6.9%. Comparable in-line sales were calculated to be $212 per square foot, and average occupancy costs to be 16.3%.
Galleria at Pittsburgh Mills underwent a "rolling opening" (i.e. opened when the center was less than 50% occupied) in July 2005, which accounts for the low reported PSF sales.

--------------------------------------------------------------------------------------------------------------------------------
                                                                   CREDIT RATING OF
                                                                    PARENT COMPANY               COLLATERAL   OPERATING COVENANT
           ANCHOR                       PARENT COMPANY            (FITCH/MOODY'S/S&P)    GLA      INTEREST        EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Macy's Department Stores Co.   Federated Department Stores, Inc     BBB+/Baa1/BBB      164,958      0.0%           01/31/50
--------------------------------------------------------------------------------------------------------------------------------
Sears, Roebuck and Co.         Sears Holdings                         BB/Ba1/BB+       165,796     18.7%           11/30/15
--------------------------------------------------------------------------------------------------------------------------------
JC Penney Corporation, Inc     JC Penney Corporation, Inc.          BBB/Baa3/BBB-      99,935      11.3%           07/31/25
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                  430,689
--------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at Galleria at Pittsburgh Mills:

-------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                          CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/       TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
      TENANT NAME        MOODY'S/S&P)(1)    NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Cinemark 17                BB/--/CCC+       77,820       9%        $1,167,300         10%          $15.00       07/31/20
-------------------------------------------------------------------------------------------------------------------------
Sears, Roebuck and Co      BB/Ba1/BB+      165,796      19%          $828,980          7%           $5.00       11/30/15
-------------------------------------------------------------------------------------------------------------------------
JC Penney                 BBB/Baa3/BBB-     99,935      11%          $619,375          5%           $6.20       07/31/25
-------------------------------------------------------------------------------------------------------------------------
Dick's Sporting Goods       --/--/--        50,843       6%          $550,000          5%          $10.82       01/31/21
-------------------------------------------------------------------------------------------------------------------------
Borders                     --/--/--        22,000       3%          $396,000          3%          $18.00       07/31/20
-------------------------------------------------------------------------------------------------------------------------
Linens N Things             --/--/--        28,000       3%          $346,000          3%          $13.00       01/31/16
-------------------------------------------------------------------------------------------------------------------------
H&M                         --/--/--        20,005       2%          $100,000          1%           $5.00       09/30/15
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     464,399      53%        $4,007,655         34%           $8.69
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP         326,823      37%        $7,962,786         66%          $24.36       Various
-------------------------------------------------------------------------------------------------------------------------
Vacant Space                   NAP          95,785      11%             $0.00          0%           $0.00         NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     887,007     100%       $11,970,441        100%          $13.52
-------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                      IV-27

The following table presents certain information relating to the lease rollover at Galleria at Pittsburgh Mills Property:

-------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE

                 # OF     AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE   CUMULATIVE % OF TOTAL
                LEASES    RENT PER SF    SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   BASE RENTAL REVENUES
    YEAR        ROLLING     ROLLING        ROLLING     OF SF ROLLING       ROLLING             ROLLING
-------------------------------------------------------------------------------------------------------------

   Vacant         26          $0.00          11%            11%               0%                   0%
-------------------------------------------------------------------------------------------------------------
     MTM          13         $10.59           4%            15%               3%                   3%
-------------------------------------------------------------------------------------------------------------
    2007          25         $15.63           6%            21%               7%                  10%
-------------------------------------------------------------------------------------------------------------
    2008           7         $12.54           2%            23%               2%                  12%
-------------------------------------------------------------------------------------------------------------
    2009           3          $8.02           1%            24%               1%                  13%
-------------------------------------------------------------------------------------------------------------
    2010          15         $33.00           3%            27%               7%                  20%
-------------------------------------------------------------------------------------------------------------
    2011           0          $0.00           0%            27%               0%                  20%
-------------------------------------------------------------------------------------------------------------
    2012           2         $41.13           0%            27%               1%                  21%
-------------------------------------------------------------------------------------------------------------
    2013           1         $30.00           0%            27%               0%                  21%
-------------------------------------------------------------------------------------------------------------
    2014           0          $0.00           0%            27%               0%                  21%
-------------------------------------------------------------------------------------------------------------
    2015          29         $12.98          31%            58%              30%                  51%
-------------------------------------------------------------------------------------------------------------
    2016          36         $24.07          14%            72%              25%                  76%
-------------------------------------------------------------------------------------------------------------
2017 & Beyond     13         $11.51          28%           100%              24%                 100%
-------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Pittsburgh Mills Limited Partnership is required to escrow $335,130 of real estate taxes and $22,268 of insurance premiums monthly, and Pittsburgh Mills Limited Partnership is required to deposit $87,665 monthly into a TI/LC reserve once the upfront TI/LC reserve falls below $1,000,000 subject to a maximum of $1,000,000.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to
Galleria at Pittsburgh Mills Loan

      PROPERTY MANAGEMENT. Galleria at Pittsburgh Mills is managed by Zamias
Services, Inc, which is an affiliate of Galleria at Pittsburgh Mills Loan's sponsor. The management agreement is subordinate to Galleria at Pittsburgh
Mills.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A related entity to the senior loan borrower, Pittsburgh Mills Limited Partnership, has obtained mezzanine financing in the amount of $32,500,000 split between RREEF and
Transwestern. An intercreditor agreement is in effect between the lenders and the mezzanine loan lender. Additionally, Transwestern has agreed to fund up to an additional $9 million for certain lease-up expenses.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding Galleria at Pittsburgh Mills Loan and Galleria at Pittsburgh Mills is set forth on Appendix II hereto.

                                      IV-28

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - 950 L'ENFANT PLAZA
--------------------------------------------------------------------------------

                     [PHOTO OF 950 L'ENFANT PLAZA OMITTED]

                                      IV-29

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - 950 L'ENFANT PLAZA
--------------------------------------------------------------------------------

                       [MAP OF 950 L'ENFANT PLAZA OMITTED]

                                      IV-30

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - 950 L'ENFANT PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMC

ORIGINAL BALANCE:                       $90,000,000

CUT-OFF DATE BALANCE:                   $90,000,000

SHADOW RATING (MOODY'S/S&P):            NAP

LOAN PURPOSE:                           Refinance

FIRST PAYMENT DATE:                     January 8, 2007

INTEREST RATE:                          5.795%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          December 8, 2016

EXPECTED MATURITY BALANCE:              $90,000,000

SPONSORS:                               Samuel J. Heyman & Heyman Properties

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until December 8, 2009, with
                                        U.S. Treasury defeasance or the payment
                                        of the greater of Yield Maintenance and
                                        1% of the principal balance thereafter.
                                        Prepayable without a premium from and
                                        after September 8, 2016.

LOAN PER SF:                            $330.88

UP-FRONT RESERVES:                      RE Tax:              $261,775

ONGOING RESERVES:                       RE Tax:              $87,258
                                        Insurance:           Springing
                                        TI/LC:               Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               Washington, DC

YEAR BUILT/RENOVATED:                   1967 / 1995

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         272,006

THE COLLATERAL:                         Eight story Class B office building
                                        located in the Southwest district of
                                        Washington, DC

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Heyman Properties, LLC & LPC Commercial
                                        Services, Inc.

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            $5,714,096 (2005)

MOST RECENT NOI (AS OF):                $6,026,784 (YTD 10/31/06 Annualized)

U/W NET OP. INCOME:                     $6,858,649

U/W NET CASH FLOW:                      $6,262,233

U/W OCCUPANCY:                          100.0%

APPRAISED VALUE:                        $122,000,000

CUT-OFF DATE LTV:                       73.8%

MATURITY DATE LTV:                      73.8%

DSCR:                                   1.18x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the underwritten rent roll dated October 1,
      2006.

THE 950 L'ENFANT PLAZA LOAN

      THE LOAN. The sixth largest loan (the "950 L'Enfant Plaza Loan") as evidenced by the Promissory Note (the "950 L'Enfant Plaza Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "950 L'Enfant Plaza
Mortgage") encumbering the 272,006 square foot urban office building known as
950 L'Enfant Plaza, located in the Southwest district of Washington, DC (the
"950 L'Enfant Plaza Property"). The 950 L'Enfant Plaza Loan was originated on
December 8, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is L'Enfant Colony LLC, a Delaware limited liability company (the "950 L'Enfant Plaza Borrower") that owns no material asset other than the 950 L'Enfant Plaza Property and related interests. The 950
L'Enfant Plaza Borrower is a wholly-owned and direct subsidiary of Samuel J.
Heyman and his firm Heyman Properties, together the sponsor of the 950 L'Enfant
Plaza Loan. Heyman Properties is a leading developer and manager of commercial real estate, based in Westport, CT and founded in 1931. Heyman Properties owns and operates 22 major properties consisting of 3.5MM square feet of retail and office space and over 900 hotel rooms. Heyman Properties is the real estate division of Heyman Enterprises, which is a multi-billion dollar portfolio of business and personal investments of the Heyman family, led by Samuel J. Heyman.

      THE PROPERTY. The 950 L'Enfant Plaza Property is located in the Southwest district of Washington, DC, at 950 L'Enfant Plaza, SW, within walking distance of the National Mall. It is adjacent to the L'Enfant Plaza Metro stop, and located between Interstate 395 and Independence Avenue. The 950 L'Enfant Plaza
Property was originally constructed in 1967, and renovated in 1995. It consists of a 272,006 square foot, 8-story urban office building situated on 1.54 acres of land. It also includes a 304-space garage. The 950 L'Enfant Plaza Property is
100% leased, 99% of which are General Service Administration tenants.

                                      IV-31

The following table presents certain information relating to the tenants at the
950 L'Enfant Plaza Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         % OF TOTAL     ANNUALIZED
                               CREDIT RATING                             ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                  (FITCH/       TENANT                  UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
        TENANT NAME           MOODY'S/S&P)(1)    NRSF       % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION(2)
------------------------------------------------------------------------------------------------------------------------------------

Department of Energy            AAA/Aaa/AAA     125,847         46%       $4,360,162         47%         $34.65          10/12/15
------------------------------------------------------------------------------------------------------------------------------------
IRS                             AAA/Aaa/AAA     110,282         41%       $3,599,902         39%         $32.64           Various
------------------------------------------------------------------------------------------------------------------------------------
US Holocaust Memorial Museum    AAA/Aaa/AAA      33,133         12%       $1,154,022         12%         $34.83          10/12/15
------------------------------------------------------------------------------------------------------------------------------------
RS Information Systems            --/--/--        2,744          1%         $125,154          1%         $45.61          10/15/10
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          272,006        100%       $9,239,240        100%         $33.97
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP               0          0%               $0          0%          $0.00             NAP
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                        NAP               0          0%               $0          0%          $0.00             NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          272,006        100%       $9,239,240        100%         $33.97
------------------------------------------------------------------------------------------------------------------------------------

(1)   The Department of Energy, the IRS and the US Holocaust Memorial Museum are
      General Service Administration (GSA) tenants, effectively rated AAA based on the credit of the United States federal government.

(2)   21,388 square feet of Department of Energy space expires on October 31,
      2010 and 104,459 square feet expires on October 12, 2015. 80,713 square feet of IRS space is currently operating month-to-month and 29,569 square feet expires on August 28, 2007.

The following table presents certain information relating to the lease rollover at 950 L'Enfant Plaza Property:

---------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE

                                                       % OF TOTAL                     % OF TOTAL BASE     CUMULATIVE % OF
                    # OF LEASES   AVERAGE BASE RENT   SQUARE FEET    CUMULATIVE %     RENTAL REVENUES    TOTAL BASE RENTAL
       YEAR           ROLLING       PER SF ROLLING      ROLLING      OF SF ROLLING        ROLLING         REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------

      Vacant             0               $0.00              0%             0%                0%                   0%
---------------------------------------------------------------------------------------------------------------------------
       MTM               1              $28.84             30%            30%               25%                  25%
---------------------------------------------------------------------------------------------------------------------------
       2007              1              $43.02             11%            41%               14%                  38%
---------------------------------------------------------------------------------------------------------------------------
       2008              0               $0.00              0%            41%                0%                  38%
---------------------------------------------------------------------------------------------------------------------------
       2009              0               $0.00              0%            41%                0%                  38%
---------------------------------------------------------------------------------------------------------------------------
       2010              2              $35.49              9%            49%                9%                  48%
---------------------------------------------------------------------------------------------------------------------------
       2011              0               $0.00              0%            49%                0%                  48%
---------------------------------------------------------------------------------------------------------------------------
       2012              0               $0.00              0%            49%                0%                  48%
---------------------------------------------------------------------------------------------------------------------------
       2013              0               $0.00              0%            49%                0%                  48%
---------------------------------------------------------------------------------------------------------------------------
       2014              0               $0.00              0%            49%                0%                  48%
---------------------------------------------------------------------------------------------------------------------------
       2015              2              $34.76             51%           100%               52%                 100%
---------------------------------------------------------------------------------------------------------------------------
       2016              0               $0.00              0%           100%                0%                 100%
---------------------------------------------------------------------------------------------------------------------------
  2017 & Beyond          0               $0.00              0%           100%                0%                 100%
---------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. The 950 L'Enfant Plaza Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. Property insurance is currently covered by a blanket policy and thus the escrow is being waived.
Additionally, the 950 L'Enfant Plaza Borrower is required to post either cash or a letter of credit in the amount of $1,000,000 on or before October 8, 2013, and an additional $1,000,000 on or before October 8, 2014, in contemplation of tenant roll-over and anticipated re-leasing costs, which will be held as additional collateral and which may be drawn upon to fund expenses associated with re-leasing the building. Additional reserves will be required if the 950
L'Enfant Plaza Borrower leases or re-leases space to the IRS at $38.50 or less per square foot, subject to terms described in the loan documents and released at a rate of 10% per year.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 950 L'Enfant Plaza Loan.

      PROPERTY MANAGEMENT. The 950 L'Enfant Plaza Property is managed by Heyman
Properties, LLC, an affiliate of the 950 L'Enfant Plaza Borrower, and by LPC
Commercial Services, Inc., an affiliate of Lincoln Property Company, a national manager of commercial and residential real estate. Both management agreements are subordinate to the 950 L'Enfant Plaza Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 950 L'Enfant Plaza Loan and the 950 L'Enfant Plaza Property is set forth on Appendix II hereto.

                                      IV-32

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - DEPTFORD MALL
--------------------------------------------------------------------------------

                        [PHOTOS OF DEPTFORD MALL OMITTED]

                                      IV-33

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - DEPTFORD MALL
--------------------------------------------------------------------------------

                         [MAP OF DEPTFORD MALL OMITTED]

                                      IV-34

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - DEPTFORD MALL
--------------------------------------------------------------------------------

                         [MAP OF DEPTFORD MALL OMITTED]

                                      IV-35

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - DEPTFORD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMC

ORIGINAL BALANCE(1):                    $80,000,000

CUT-OFF DATE BALANCE(1):                $80,000,000

SHADOW RATING (FITCH/S&P):              BBB- / BBB-

LOAN PURPOSE:                           Acquisition

FIRST PAYMENT DATE:                     February 5, 2007

INTEREST RATE:                          5.3225%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 5, 2013

EXPECTED MATURITY BALANCE(1):           $80,000,000

SPONSOR(S):                             The Macerich Company

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of December
                                        7, 2009 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without a premium from and after July 5,
                                        2012.

LOAN PER SF(1):                         $403.89

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       None

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Deptford, NJ

YEAR BUILT/RENOVATED:                   1975 / 2001

PERCENT LEASED(2):                      89.6%

SQUARE FOOTAGE:                         346,626(3)

THE COLLATERAL:                         In-line and other collateral components
                                        of a 1,043,068 square foot regional mall

OWNERSHIP INTEREST(4):                  Fee; Ground lease held by Borrower and
                                        extinguished upon foreclosure

PROPERTY MANAGEMENT:                    Macerich Property Management Company,
                                        LLC

3RD MOST RECENT NOI (AS OF):            $13,012,542 (2004)

2ND MOST RECENT NOI (AS OF):            $14,355,667 (2005)

MOST RECENT NOI (AS OF):                $14,791,752 (T-12 08/31/06)

U/W NET OP. INCOME:                     $16,848,955

U/W NET CASH FLOW:                      $16,218,025

U/W OCCUPANCY:                          89.6%

APPRAISED VALUE:                        $252,000,000

CUT-OFF DATE LTV(1):                    55.6%

MATURITY DATE LTV(1):                   55.6%

DSCR(1):                                2.06x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   The subject $80,000,000 loan represents a 57.1% pari passu interest in the
      $140,000,000 maximum senior financing portion of a mortgage loan not to exceed $172,500,000, if and when fully advanced. All LTV, DSCR and Loan per SF numbers in this table are based on the total $140,000,000 senior financing.

(2)   Percent Leased is based on the underwritten rent roll dated October 1,
      2006.

(3)   Deptford Mall is 1,043,068 square feet. Total collateral represents
      346,626 square feet.

(4)   The borrower holds a ground lease on the property that is extinguished upon foreclosure

THE DEPTFORD MALL LOAN

      THE LOAN. The seventh largest loan (the "Deptford Mall Loan") as evidenced by a certain Note A-1 (the "Deptford Mall Note") is secured by a first priority
Fee Mortgage and Security Agreement, and by a first priority Leasehold Mortgage and Security Agreement (collectively, the "Deptford Mall Mortgage") encumbering the 1,043,068 square foot regional mall (346,626 square feet of which represent
Deptford Mall Loan collateral) known as Deptford Mall, located in Deptford, NJ
(the "Deptford Mall Property"). The ground lease is structured to be extinguished upon foreclosure. The Deptford Mall Loan was originated on December
7, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is Macerich Deptford LLC, a Delaware limited liability company (the "Deptford Mall Borrower") that owns no material asset other than a leasehold interest in the Deptford Mall Property, and related interests. Additionally, Deptford Mall Associates, L.L.C., a New Jersey limited liability company, owns no material asset other than a fee interest in the
Deptford Mall Property, and related interests. Both companies are wholly-owned subsidiaries of The Macerich Company and its affiliate The Macerich Partnership,
L.P., together the sponsor of the Deptford Mall Loan. The Macerich Company
(NYSE: MAC), founded in 1964 and based in Santa Monica, CA, is a publicly traded
REIT with an equity market capitalization of $6.71 billion as of January 26,
2007. The company has ownership interests in 76 regional shopping centers, 19 community shopping centers and two development properties totaling 80 million square feet, 92,000 in-line stores and 340 anchor tenants. It is the largest mall owner and operator in the western and southwestern United States.

                                      IV-36

      THE PROPERTY. The Deptford Mall Property is located in Deptford, NJ, just off of highways 55 and 42, approximately 13 miles south of Philadelphia, PA. The
Deptford Mall Property was originally constructed in 1975. A food court was added in 1991, and JC Penney was added as an anchor tenant in 2001, at which time the interior of the mall was also renovated. Anchor tenants, which do not represent collateral for the Deptford Mall Loan, are Macy's (occupying 202,610 square feet), Boscov's (161,350 square feet), Sears (159,887 square feet), and
JC Penney (143,995 square feet). As of year end 2005, Macy's reported sales of
$220.62 PSF, Sears reported sales of $290.46 and J.C. Penney reported sales of
$265.29. Boscov's opened in November 2006, replacing Strawbridge's, which closed in connection with the acquisition of its parent company, the May Department
Store Company, by Federated Department Stores, Inc. in August 2005. Based on the
underwritten rent roll dated October 1, 2006, the Deptford Mall Property exhibited 96.6% occupancy inclusive of anchor tenants, 89.6% occupancy for collateral space, and 92.4% occupancy for in-line tenants. Based on trailing-twelve month sales as of August 31 2006 (and year end 2005 for anchor tenants, excluding Boscov's), total mall sales for reporting tenants were calculated to be approximately $282,500,000, comparable in-line and food court sales were calculated to be $513 per square foot, and average occupancy costs calculated to be 12.6%.

-------------------------------------------------------------------------------------------------------------------
                                                     CREDIT RATING OF                                    OPERATING
                                                      PARENT COMPANY                      COLLATERAL     COVENANT
ANCHOR                    PARENT COMPANY            (FITCH/MOODY'S/S&P)        GLA         INTEREST     EXPIRATION
-------------------------------------------------------------------------------------------------------------------

Macy's             Federated Department Stores         BBB+/Baa1/BBB         202,610          No         12/31/25
-------------------------------------------------------------------------------------------------------------------
Boscov's         Boscov's Department Stores, Inc.        --/--/--            161,350          No         12/31/25
-------------------------------------------------------------------------------------------------------------------
Sears                     Sears Holdings                BB/Ba1/BB+           159,887          No         12/31/25
-------------------------------------------------------------------------------------------------------------------
J.C. Penney         J.C. Penney Company, Inc.          BBB/Baa3/BBB-         143,995          No         01/18/40
-------------------------------------------------------------------------------------------------------------------
TOTAL                                                                        667,842
-------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the tenants at the
Deptford Mall Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                        ANNUALIZED      % OF TOTAL       ANNUALIZED
                            CREDIT RATING                              UNDERWRITTEN     ANNUALIZED      UNDERWRITTEN
                               (FITCH/         TENANT                   BASE RENT      UNDERWRITTEN       BASE RENT        LEASE
      TENANT NAME          MOODY'S/S&P)(1)      NRSF      % OF NRSF        ($)           BASE RENT      ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Express / Express Men        --/Baa2/BBB       13,626         4%          $381,528           3%            $28.00         01/31/14
------------------------------------------------------------------------------------------------------------------------------------
Victoria's Secret            --/Baa2/BBB       11,049         3%          $276,225           2%            $25.00         01/31/12
------------------------------------------------------------------------------------------------------------------------------------
The Children's Place          --/--/--          6,770         2%          $260,645           2%            $38.50         01/31/14
------------------------------------------------------------------------------------------------------------------------------------
The Disney Store             BBB+/A3/A-         3,392         1%          $249,278           2%            $73.49         01/31/15
------------------------------------------------------------------------------------------------------------------------------------
New York & Company            --/--/--          9,764         3%          $224,572           2%            $23.00         01/31/14
------------------------------------------------------------------------------------------------------------------------------------
Hollister                     --/--/--          7,338         2%          $220,140           2%            $30.00         05/31/16
------------------------------------------------------------------------------------------------------------------------------------
Modell's Sporting Goods       --/--/--          9,160         3%          $210,800           2%            $23.01         01/31/12
------------------------------------------------------------------------------------------------------------------------------------
Mandees                       --/--/--          6,337         2%          $202,784           2%            $32.00         05/31/13
------------------------------------------------------------------------------------------------------------------------------------
Charlotte Russe               --/--/--          7,500         2%          $195,000           2%            $26.00         01/31/12
------------------------------------------------------------------------------------------------------------------------------------
Lane Bryant                   --/B2/BB-         6,117         2%          $183,504           2%            $30.00         12/31/06
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         81,053        23%        $2,404,476          20%            $29.67
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP          229,655        66%        $9,525,879          80%            $41.48          Various
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP           35,918        10%                $0           0%             $0.00            NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        346,626       100%        $11,930,355        100%            $34.42
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                      IV-37

The following table presents certain information relating to the lease rollover at 950 Deptford Mall Property:

---------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE

                         # OF         AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                        LEASES        RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
       YEAR             ROLLING         ROLLING          ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------

      Vacant               13              $0.00            10%            10%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
       MTM                  5             $41.38             3%            13%               3%                  3%
---------------------------------------------------------------------------------------------------------------------------
       2007                11             $42.48             6%            19%               8%                 11%
---------------------------------------------------------------------------------------------------------------------------
       2008                20             $36.36            13%            33%              14%                 25%
---------------------------------------------------------------------------------------------------------------------------
       2009                21             $44.60            10%            43%              13%                 38%
---------------------------------------------------------------------------------------------------------------------------
       2010                11             $59.61             4%            46%               6%                 44%
---------------------------------------------------------------------------------------------------------------------------
       2011                19             $43.98            11%            57%              14%                 58%
---------------------------------------------------------------------------------------------------------------------------
       2012                13             $28.02            14%            70%              11%                 69%
---------------------------------------------------------------------------------------------------------------------------
       2013                 9             $36.74             9%            79%               9%                 78%
---------------------------------------------------------------------------------------------------------------------------
       2014                 7             $30.96            11%            90%              10%                 88%
---------------------------------------------------------------------------------------------------------------------------
       2015                 8             $49.49             5%            95%               7%                 95%
---------------------------------------------------------------------------------------------------------------------------
       2016                 4             $37.03             4%            99%               4%                 99%
---------------------------------------------------------------------------------------------------------------------------
  2017 & Beyond             1             $24.00             1%           100%               1%                100%
---------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. None.

      LOCKBOX AND CASH MANAGEMENT. A springing hard lockbox is in place with respect to the Deptford Mall Loan. A hard lockbox will be established if an event of default exists and is continuing, and will remain in place until the event of default is cured.

      PROPERTY MANAGEMENT. The Deptford Mall Property is managed by Macerich
Property Management Company, LLC, an affiliate of the Deptford Mall Borrower.
The management agreement is subordinate to the Deptford Mall Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Deptford
Mall Property is additionally encumbered by a $20,000,000 Note B-1 subordinate to the Deptford Mall Note and with a coupon of 5.8850%. Future debt secured by the Deptford Mall Property of up to $60,000,000 is permitted in the form of additional A notes pari passu to the Deptford Mall Note. An additional amount of future debt secured by the Deptford Mall Property is also permitted in the form of additional B notes pari passu to the Note B-1, such that the combined total of the additional A notes and additional B notes may not exceed $72,500,000. The original principal amount of the Deptford Mall Note and the additional A notes combined may not exceed $140,000,000. Such additional A notes and additional B notes must be funded, if at all, by December 7, 2007, and mature at the same time as the Deptford Mall Loan. Coupon on the additional A notes may not exceed
5.8225%. Coupon on the additional B notes may not exceed 6.3850%.The weighted average coupon on combined additional A and B notes may not exceed 5.935%.
However, these limits on coupon may be waived to the extent that less than
$72,500,000 is funded and interest costs on the additional A notes and/or additional B notes are at most equal to what they would have been if the
Deptford Mall Borrower had borrowed the maximum amounts permitted for each set of additional notes at their respective maximum permitted coupons.

      RELEASE OF PARCELS. The Deptford Mall Borrower may obtain release of unimproved, non-income producing portions of the Property, without any required prepayment of the Deptford Mall Loan, provided that the Deptford Mall Borrower satisfies certain conditions, including (a) that fair market value of all parcels so released not exceed $5,000,000 in the aggregate, (b) that for any such release after the first such release the Deptford Mall Borrower first obtain a REMIC opinion, and (c) that for any such release in which the value of the parcel to be released exceeds $1,000,000, the Deptford Mall Borrower first obtain a rating agency confirmation that the applicable securities will not be subject to a qualification, downgrade, or withdrawal of rating on account of the release.

      Certain additional information regarding the Deptford Mall Loan and the
Deptford Mall Property is set forth on Appendix II hereto.

                                      IV-38

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 8 - MARRIOTT CHARLOTTE CITY CENTER
--------------------------------------------------------------------------------

                [PHOTOS OF MARRIOTT CHARLOTTE CITY CENTER OMITTED]

                                      IV-39

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 8 - MARRIOTT CHARLOTTE CITY CENTER
--------------------------------------------------------------------------------

                [MAP OF MARRIOTT CHARLOTTE CITY CENTER OMITTED]

                                       IV-40

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 8 - MARRIOTT CHARLOTTE CITY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMC

ORIGINAL BALANCE:                       $69,600,000

CUT-OFF DATE BALANCE:                   $69,600,000

SHADOW RATING (MOODY'S/S&P):            NAP

LOAN PURPOSE:                           Acquisition

FIRST PAYMENT DATE:                     February 5, 2007

INTEREST RATE:                          5.510%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 5, 2014

EXPECTED MATURITY BALANCE:              $69,600,000

SPONSOR:                                Cornerstone Hotel & Income Equity Fund

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of 6/19/10
                                        or 2 years after the REMIC "start-up"
                                        day, with U.S. Treasury defeasance
                                        thereafter. Prepayable without a premium
                                        from and after July 5, 2013.

LOAN PER ROOM:                          $158,904

UP-FRONT RESERVES:                      Cap Ex:              $6,000,000

ONGOING RESERVES:                       RE Tax:              Springing
                                        Insurance:           Springing
                                        Cap Ex:              Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Hospitality

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               Charlotte, NC

YEAR BUILT/RENOVATED:                   1984 / 2005, 2006

OCCUPANCY(1):                           73.6%

ROOMS:                                  438

THE COLLATERAL:                         19-story full service hotel

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Marriott International, Inc.

3RD MOST RECENT NOI (AS OF):            $4,265,946 (2004)

2ND MOST RECENT NOI (AS OF):            $5,025,767 (2005)

MOST RECENT NOI (AS OF):                $7,878,827 (T-12 10/31/06)

U/W NET OP. INCOME:                     $8,018,409

U/W NET CASH FLOW:                      $7,008,409

U/W OCCUPANCY:                          72.1%

U/W ADR:                                $143.00

APPRAISED VALUE:                        $93,000,000

CUT-OFF DATE LTV:                       74.8%

MATURITY DATE LTV:                      74.8%

DSCR:                                   1.80x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the occupancy report dated October 31, 2006.

THE MARRIOTT CHARLOTTE CITY CENTER LOAN

      THE LOAN. The eighth largest loan (the "Marriott Charlotte City Center
Loan") as evidenced by the Promissory Note (the "Marriott Charlotte City Center
Note") is secured by a first priority fee Deed of Trust, Security Agreement and
Fixture Filing (the "Marriott Charlotte City Center Mortgage") encumbering the
438-unit hotel known as Marriott Charlotte City Center, located in Charlotte,
North Carolina (the "Marriott Charlotte City Center Property"). The Marriott
Charlotte City Center Loan was originated on December 19, 2006, by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is CHIEF Charlotte Hotel LLC, a Delaware limited liability company (the "Marriott Charlotte City Center Borrower") that owns no material asset other than the Marriott Charlotte City Center Property and related interests. The Marriott Charlotte City Center Borrower is a wholly owned subsidiary of Massachusetts Mutual Life Insurance Company in a separate investment account for the Cornerstone Hotel Income & Equity Fund ("CHIEF"), the
sponsor of the Marriott Charlotte City Center Loan. CHIEF is a commingled closed-end hotel real estate fund. The fund closed to investors in January 2006 with over $300,000,000 of total equity commitments raised from seven institutional investors and pension funds.

      THE PROPERTY. The Marriott Charlotte City Center Property is located in
Charlotte, North Carolina, at 100 West Trade Street. The Marriott Charlotte City
Center Property was originally constructed in 1984 is a 19-story full-service hotel. It contains 19,902 square feet of

                                      IV-41

meeting space in 14 multi-purpose rooms. The Marriott Charlotte City Center
Property is situated on approximately 0.9 acres and includes three levels of surface-level parking with 315 parking spaces.

---------------------------------------------------------------------------------------------------------
                         SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                     COMPETITIVE SET                SUBJECT PROPERTY              PENETRATION FACTOR

    YEAR       OCCUPANCY     ADR     REVPAR   OCCUPANCY     ADR     REVPAR    OCCUPANCY    ADR     REVPAR
---------------------------------------------------------------------------------------------------------

    2004         64.4%     $102.56   $66.00     71.1%     $124.83    $88.77    110.4%     121.7%   134.5%
---------------------------------------------------------------------------------------------------------
    2005         66.6%     $106.76   $71.12     68.4%     $127.80    $87.41    102.7%     119.7%   122.9%
---------------------------------------------------------------------------------------------------------
T-12 10/2006     72.1%     $120.70   $87.03     73.6%     $143.03   $105.23    102.1%     118.5%   120.9%
---------------------------------------------------------------------------------------------------------

(1)   Data Provided by Smith Travel Research. Competitive set includes the following: Omni Charlotte Hotel, Hilton Charlotte Center City, Holiday Inn
      Charlotte Center City, Doubletree Charlotte Gateway Village, Hilton Garden
      Inn Charlotte Uptown, Hampton Inn Charlotte Uptown, Courtyard Charlotte
      City Center, Westin Charlotte

      ESCROWS AND RESERVES. Upon the occurrence and continuance of an event of default, or if the Marriott Charlotte City Center Borrower fails to pay real estate taxes and insurance premiums in a timely manner, or fails to maintain a blanket insurance policy, the Marriott Charlotte City Center Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. On the closing date, the Marriott Charlotte City Center Borrower made an initial deposit of $6,000,000 to perform capital improvements identified by the manager. The Marriott Charlotte City Center Borrower is also required to deposit an amount equal to 1/12 of 4% of the gross revenue per annum each month for annual capital expenditures. The amount shown in Appendix II is the current monthly collection.

      LOCKBOX AND CASH MANAGEMENT. In the event of default, a hard lockbox will spring with respect to the Marriott Charlotte City Center Loan.

      PROPERTY MANAGEMENT. The Marriott Charlotte City Center Property is
managed by Marriott International Inc. The management agreement is subordinate to the Marriott Charlotte City Center Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A parent company of the
Marriott Charlotte City Center may obtain mezzanine financing, provided among other things (a) that no event of default has occurred and is continuing (b) the mezzanine loan lender enters into an intercreditor agreement with the lender (c)
the aggregate LTV immediately following the closing of the mezzanine loan is not greater than 70% (d) and the aggregate DSCR immediately following the closing of the mezzanine loan is not less than 1.45x.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Marriott Charlotte City
Center Loan and the Marriott Charlotte City Center Property is set forth on
Appendix II hereto.

                                      IV-42

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 9 - HILTON ARLINGTON & TOWERS
--------------------------------------------------------------------------------

                  [PHOTO OF HILTON ARLINGTON & TOWERS OMITTED]

                                      IV-43

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 9 - HILTON ARLINGTON & TOWERS
--------------------------------------------------------------------------------

                   [MAP OF HILTON ARLINGTON & TOWERS OMITTED]

                                     IV-44

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 9 - HILTON ARLINGTON & TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMC

ORIGINAL BALANCE(1):                    $54,400,000

CUT-OFF DATE BALANCE:                   $54,400,000

SHADOW RATING (MOODY'S/S&P):            NAP

LOAN PURPOSE:                           Acquisition

FIRST PAYMENT DATE:                     February 5, 2007

INTEREST RATE:                          5.620%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 5, 2014

EXPECTED MATURITY BALANCE:              $54,400,000

SPONSOR:                                Cornerstone Hotel Income & Equity Fund

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of June 12,
                                        2010 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without a premium from and after July 5,
                                        2013.

LOAN PER ROOM:                          $260,287

UP-FRONT RESERVES:                      Cap Ex:              $1,200,000

ONGOING RESERVES                        Cap Ex:              Springing
                                        RE Tax:              Springing
                                        Insurance:           Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Hospitality

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               Arlington, VA

YEAR BUILT/RENOVATED:                   1989 / 2004, 2005

OCCUPANCY(1):                           83.0%

ROOMS:                                  209

THE COLLATERAL:                         7 story full-service hotel

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Interstate Management Company LLC

3RD MOST RECENT NOI (AS OF):            $3,951,299 (2004)

2ND MOST RECENT NOI (AS OF):            $4,509,176 (2005)

MOST RECENT NOI (AS OF):                $5,032,776 (T-12 10/31/06)

U/W NET OP. INCOME:                     $4,934,643

U/W NET CASH FLOW:                      $4,351,658

U/W OCCUPANCY:                          82.0%

U/W ADR:                                $175.00

APPRAISED VALUE:                        $76,700,000

CUT-OFF DATE LTV:                       70.9%

MATURITY DATE LTV:                      70.9%

DSCR:                                   1.40x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the Occupancy Report dated October 31, 2006.

THE HILTON ARLINGTON & TOWERS LOAN

      THE LOAN. The ninth largest loan (the "Hilton Arlington & Towers Loan") as evidenced by the Promissory Note (the "Hilton Arlington & Towers Note") is
secured by a first priority fee Deed of Trust, Security Agreement and Fixture
Filing (the "Hilton Arlington & Towers Deed of Trust") encumbering the 209-room full-service hotel known as Hilton Arlington & Towers, located in Arlington,
Virginia (the "Hilton Arlington & Towers Property"). The Hilton Arlington &
Towers Loan was originated on December 12, 2006 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

      THE BORROWER. The borrowers are CHIEF Arlington Hotel LLC and CHIEF
Arlington Parking Member LLC, each a Delaware limited liability company
(collectively, the "Hilton Arlington & Towers Borrower") that own no material asset other than the Hilton Arlington & Towers Property and related interests.
The Hilton Arlington & Towers Borrower is wholly owned by Massachusetts Mutual
Life Insurance Company as a separate account for the benefit of Cornerstone
Hotel Income & Equity Fund ("CHIEF"), the sponsor of the Hilton Arlington &
Towers Loan. CHIEF is a commingled closed-end hotel real estate fund structured by Massachusetts Mutual Life Insurance Company. The fund closed to investors in
January 2006 with over $300,000,000 of total equity commitments raised from seven institutional investors and pension funds.

      THE PROPERTY. The Hilton Arlington & Towers Property is located in
Arlington, Virginia, at 950 North Stafford Street, in the Washington
Metropolitan Area. The Hilton Arlington & Towers Property was originally constructed in 1989 and renovated in 2004 and 2005. It consists of a 209-room, seven-story full-service lodging facility and an assignment of the Hilton
Arlington & Towers Borrower's rights with respect to a

                                      IV-45

four-level subterranean parking garage. The Hilton Arlington & Towers Borrower's rights with respect to the parking garage include an easement for the exclusive use of the lowest level of the garage and nonexclusive use of the upper three levels of the garage. The Hilton Arlington & Towers Property is situated on approximately 1.1 acres and includes access to 25 monthly parking spaces and up to 115 parking spaces for hotel guests. Included in the Hilton Arlington &
Towers Property is 6,000 square feet of meeting and ballroom space, Brad & Dan's
Restaurant and a gift shop. Interior spaces of the Hilton Arlington & Towers
Property consist of the main lobby and registration desk, management offices,
209 guestrooms including five suites and five ADA rooms, a guest business center and lounge.

---------------------------------------------------------------------------------------------------
                              SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

              COMPETITIVE SET                 SUBJECT PROPERTY              PENETRATION FACTOR

YEAR   OCCUPANCY     ADR     REVPAR    OCCUPANCY     ADR      REVPAR    OCCUPANCY    ADR     REVPAR
---------------------------------------------------------------------------------------------------

2004     71.1%     $131.60    $93.53     80.9%     $144.27    $119.55    113.8%     109.6%   127.8%
---------------------------------------------------------------------------------------------------
2005     75.6%     $144.93   $109.52     82.1%     $160.49    $124.47    108.6%     110.7%   113.7%
---------------------------------------------------------------------------------------------------
2006     75.4%     $160.55   $121.06     83.0%     $176.01    $146.08    110.1%     109.6%   120.2%
---------------------------------------------------------------------------------------------------

(1)   Data Provided by Smith Travel Research. Competitive set includes the following: Sheraton Hotel National, Hyatt Arlington, Marriott Key Bridge,
      Hilton Crystal City National Airport, Holiday Inn Arlington @ Ballston,
      Courtyard Arlington Rosslyn, Hilton Garden Inn Arlington Courthouse Plaza,
      Westin Arlington Gateway

      ESCROWS AND RESERVES. Upon the occurrence and continuance of an event of default, or if the Hilton Arlington & Towers Borrower fails to pay real estate taxes and insurance premiums in a timely manner, or fails to maintain a blanket insurance policy, the Hilton Arlington & Towers Borrower is required to escrow
1/12 of annual real estate taxes and insurance premiums monthly. On the closing date, the Hilton Arlington & Towers Borrower deposited $1,200,000 to perform improvements according to a hotel property improvement plan ("PIP"). Following the first to occur of (a) the Hilton Arlington & Towers Property is not properly maintained to industry standards for similar upscale full-service hotels in
Arlington, Virginia or the Washington, D.C., metropolitan area, (b) an event of default exists, or (c) January 1, 2010, the Hilton Arlington & Towers Borrower
must deposit monthly an amount equal to the greater of (i) 1/12 of 4% of annual gross revenue or (ii) $49,233, for annual capital expenditures.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Hilton Arlington & Towers Loan. The lockbox will be in place until the
Hilton Arlington & Towers Loan has been paid in full.

      PROPERTY MANAGEMENT. The Hilton Arlington & Towers Property is managed by
Interstate Management Company LLC.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A parent company of the
Hilton Arlington & Towers Borrower may obtain mezzanine financing, provided among other things (a) that no event of default has occurred and is continuing
(b) the mezzanine loan lender enters into an intercreditor agreement with the lender (c) the aggregate LTV ratio immediately following the closing of the mezzanine loan is not greater then 70% (d) and the aggregate DSCR immediately following the closing of the mezzanine loan is not less than 1.45x.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Hilton Arlington & Towers
Loan and the Hilton Arlington & Towers Property.

                                      IV-46

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - RESIDENCE INN TUDOR WHARF
--------------------------------------------------------------------------------

                  [PHOTOS OF RESIDENCE INN TUDOR WHARF OMITTED]

                                      IV-47

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - RESIDENCE INN TUDOR WHARF
--------------------------------------------------------------------------------

                   [MAP OF RESIDENCE INN TUDOR WHARF OMITTED]

                                      IV-48

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - RESIDENCE INN TUDOR WHARF
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   PCF II

ORIGINAL BALANCE:                       $46,260,000

CUT-OFF DATE BALANCE:                   $46,260,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/S&P):            NAP

FIRST PAYMENT DATE:                     February 1, 2007

INTEREST RATE:                          5.935%

AMORTIZATION:                           Interest Only

ARD:                                    January 1, 2014

HYPERAMORTIZATION:                      After the ARD, the loan interest rate
                                        steps up to the greater of (i) 8.435% or
                                        (ii) U.S. Treasury Issue rounded to the
                                        nearest basis point plus 2.5%.

MATURITY DATE:                          January 1, 2024

EXPECTED MATURITY BALANCE:              $46,260,000

SPONSOR:                                National Development Associates of New
                                        England Limited Partnership Pyramid
                                        Advisors LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        No Lockout. Prepayable with the
                                        greater of Yield Maintenance
                                        premium and 1% of the principal
                                        balance thereafter.  Prepayable
                                        without a premium from and after
                                        January 1, 2013.

LOAN PER ROOM:                          $275,357

UP-FRONT RESERVES:                      FF&E:       4% of monthly revenues

ONGOING RESERVES:                       RE Tax:     Springing
                                        Insurance:  Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Hospitality

PROPERTY SUB-TYPE:                      Extended Stay

LOCATION:                               Boston, MA

YEAR BUILT/RENOVATED:                   2003 / NAP

OCCUPANCY(1):                           79.2%

ROOMS:                                  168

THE COLLATERAL:                         168-room, extended stay hotel

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Pyramid Tudor Wharf Hotel, LLC

3RD MOST RECENT NOI (AS OF):            $1,135,000 (2003)

2ND MOST RECENT NOI (AS OF):            $2,945,000 (2004)

MOST RECENT NOI (AS OF):                $3,143,000 (2005)

U/W NET OP. INCOME:                     $3,991,907

U/W NET CASH FLOW:                      $3,613,507

U/W OCCUPANCY:                          77.8%

U/W ADR:                                $179.96

APPRAISED VALUE:                        $62,100,000

CUT-OFF DATE LTV:                       74.5%

MATURITY DATE LTV:                      74.5%

DSCR:                                   1.30x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the occupancy report dated October 23, 2006.

THE RESIDENCE INN TUDOR WHARF LOAN

      THE LOAN. The tenth largest loan (the "Residence Inn Tudor Wharf Loan") as evidenced by the Secured Promissory Note (the "Residence Inn Tudor Wharf Note")
is secured by a first priority fee Mortgage and Security Agreement and
Assignment of Leases and Rents (the "Residence Inn Tudor Wharf Mortgage")
encumbering the 168 suite, extended-stay hospitality property located in Boston,
Massachusetts (the "Residence Inn Tudor Wharf Property"). The Residence Inn
Tudor Wharf Loan was originated on December 15, 2006 by or on behalf of
Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is Tudor Wharf Hotel Realty LLC (the "Residence
Inn Tudor Wharf Borrower"). National Development Associates of New England
Limited Partnership (50% ownership interest in Residence Inn Tudor Wharf) and
Pyramid Advisors LLC (50% ownership interest in Residence Inn Tudor Wharf) are the carveout guarantors of the Residence Inn Tudor Wharf Loan. National
Development is an interdisciplinary real estate company that provides development, construction, asset management, and investment acquisition services. The Newton, Massachusetts-based firm is currently ranked as the third largest development company in Massachusetts. National has a diverse product base with major projects in the office, industrial, retail, senior housing, multifamily, hotel, and institutional sectors. Since 1983, National Development has developed over 10 million square feet in 35 communities throughout the region. In addition, the firm owns and/or manages over 6.5 million square feet of assets. Pyramid Advisors is a privately-owned, full-service

                                       IV-49

hotel company based in Boston, Massachusetts. Pyramid Advisors provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. Pyramid Advisors currently manages
36 hotel properties totaling over 11,100 hotel rooms located in 17 states throughout the U.S. The managed hotel portfolio has combined revenues exceeding
$500 million. Additionally, Pyramid Advisors sources, advises, and jointly invests in portfolio acquisitions with its partners. Investment partners and management clients include large institutional investors, corporations, universities, and individual owners. Since 1999, Pyramid Advisors has either purchased or developed in excess of $1.5 billion worth of hotel assets.

      THE PROPERTY. Residence Inn Tudor Wharf Property is an 8-story, 168 suite
Residence Inn that was opened in May of 2003. Construction is of a poured concrete and a brick facade. The subject property consists of 48 studio units,
118 one-bedroom units, and 2 two-bedroom units. The subject features a 450 square foot meeting room. Other amenities include an indoor pool, fitness facility, and business center. The subject property includes a dock overlooking
Boston Harbor and the Charleston Navy Yards. The subject property is located at
34-44 Charles River Avenue in Boston, Suffolk County, Massachusetts. The
property is situated immediately adjacent to Boston's Charles River Bridge, just over the bridge from Boston's historic North End.

---------------------------------------------------------------------------------------------------------
                          SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

---------------------------------------------------------------------------------------------------------
                    COMPETITIVE SET (1)          RESIDENCE INN TUDOR WHARF         PENETRATION FACTOR
---------------------------------------------------------------------------------------------------------
    YEAR       OCCUPANCY     ADR     REVPAR    OCCUPANCY     ADR     REVPAR    OCCPUANCY    ADR    REVPAR
---------------------------------------------------------------------------------------------------------

    2004         79.6%     $158.04   $125.75     78.4%     $154.67   $121.29     98.5%     97.9%   96.5%
---------------------------------------------------------------------------------------------------------
    2005         79.9%     $166.21   $132.88     78.9%     $159.19   $125.63     98.7%     95.8%   94.5%
---------------------------------------------------------------------------------------------------------
T-12 09/2006     78.3%     $184.43   $144.43     79.2%     $174.29   $138.05    101.1%     94.5%   95.6%
---------------------------------------------------------------------------------------------------------

(1)   Data Provided by Smith Travel Research. Competitive set includes the following: Holiday Inn Select Boston Government Center; Marriott Boston
      Long Wharf; Omni Parker House; Sonesta Hotel Royal; Millennium Hotels
      Bostonian; Marriott Boston Cambridge; Hilton Boston Financial District;
      Residence Inn Boston Cambridge

      ESCROWS AND RESERVES. Upon the occurrence of an event default or in the event the DSCR falls below 1.00x based on a trailing 12 months, the Residence
Inn Tudor Wharf Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs. The Residence Inn Tudor Wharf Borrower shall deposit with the lender on a monthly basis an amount equal to 4% of the monthly Total Revenues (which includes room revenue, food & beverage revenue, telephone revenue, and other revenue as customarily derived in conformance with the Uniform System of Accounting for Lodging Industry) into a Furniture, Fixture and Equipment Escrow.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to
Residence Inn Tudor Wharf.

      PROPERTY MANAGEMENT. Residence Inn Tudor Wharf Property is managed by
Pyramid Tudor Wharf Hotel, LLC which is an affiliate of the Residence Inn Tudor
Wharf Borrower. by Pyramid Tudor Wharf, LLC provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. Pyramid has decades of experience in managing a diverse collection of hotel assets, ranging from conference centers to luxury independent hotels, and from mid-market to select-service properties. The company currently manages 36 hotel properties totaling over 11,100 hotel rooms located in 17 states throughout the U.S. The managed hotel portfolio has combined revenues exceeding $500 million

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Residence Inn Tudor Wharf
Loan and the Residence Inn Tudor Wharf Property is set forth on Appendix II hereto.

                                       IV-50

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
135 S. LaSalle Street, Suite 1625                                                                 Next Payment:          13-Apr-07
Chicago, IL 60603                                                                                 Record Date:           28-Feb-07
USA

Administrator:                                      ABN AMRO ACCT:                              Analyst:
Michael Dombai 312.904.8847               REPORTING PACKAGE TABLE OF CONTENTS                   Patrick Gong 714.259.6253
michael.dombai@abnamro.com                                                                      patrick.gong@abnamro.com

------------------------------   ------------------------------------------------------------  -------------------------------------
Issue Id:             MSC7HQ11                                                      Page(s)
                                                                                    -------
Monthly Data File                Statements to Certificateholders                   Page 2     Closing Date:             28-Feb-2007
Name:    MSC7HQ11_200703_3.ZIP   Cash Recon                                         Page 3
------------------------------   Bond Interest Reconciliation                       Page 4     First Payment Date:       14-Mar-2007
                                 Bond Interest Reconciliation                       Page 5
                                 Shortfall Summary Report                           Page 6     Rated Final Payment Date: 14-Feb-2044
                                 Asset-Backed Facts ~ 15 Month Loan Status Summary  Page 7
                                 Asset-Backed Facts ~ 15 Month Loan                            Determination Date:        8-Mar-2007
                                   Payoff/Loss Summary                              Page 8
                                 Mortgage Loan Characteristics                      Page 9-11  -------------------------------------
                                 Delinquent Loan Detail                             Page 12           Trust Collection Period
                                 Loan Level Detail                                  Page 13    -------------------------------------
                                 Realized Loss Detail                               Page 14             2/2/2007 - 3/8/2007
                                 Collateral Realized Loss                           Page 15    -------------------------------------
                                 Appraisal Reduction Detail                         Page 16    -------------------------------------
                                 Material Breaches Detail                           Page 17
                                 Historical Collateral Prepayment                   Page 18
                                 Specially Serviced (Part I) - Loan Detail          Page 19
                                 Specially Serviced (Part II) - Servicer Comments   Page 20
                                 Summary of Loan Maturity Extensions                Page 21
                                 Rating Information                                 Page 22
                                 Other Related Information                          Page 23
                                 ------------------------------------------------------------

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                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                              Depositor: Morgan Stanley Capital I Inc.

                                                Master Servicer: Capmark Finance Inc.

                                             Special Servicer: J.E. Robert Company, Inc

                          Rating Agency: Moody's Investors Service, Inc./Standard & Poor's Rating Services

                                           Trustee: Wells Fargo Bank, National Association

        Underwriter: Morgan Stanley & Co. Incorporated/LaSalle Financial Services, Inc./Deutsche Bank Securities Inc./Merrill Lynch,
                                                     Pirce, Fenner & Smith Inc.

------------------------------------------------------------------------------------------------------------------------------------

                                --------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                --------------------------------------------------------------------

                                 LaSalle Web Site                                  www.etrustee.net
                                 Servicer Web Site                                  www.capmark.com
                                 LaSalle Factor Line                                   800.246.5761
                                --------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
               ORIGINAL      OPENING    PRINCIPAL     PRINCIPAL       NEGATIVE      CLOSING     INTEREST     INTEREST   PASS-THROUGH
   CLASS    FACE VALUE (1)   BALANCE     PAYMENT    ADJ. OR LOSS    AMORTIZATION    BALANCE    PAYMENT (2)  ADJUSTMENT      RATE

  CUSIP                                                                                                                 Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        ----------------------------
                                                                                          Total P&I Payment
                                                                                        ----------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                    CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                            Balance       Count
--------------------------------------------------------------------------------
Beginning Pool                                                0.00          0
Scheduled Principal                                           0.00          0
Unscheduled Principal                                         0.00          0
Deferred Interest                                             0.00
Liquidations                                                  0.00          0
Repurchases                                                   0.00          0
--------------------------------------------------------------------------------
Ending Pool                                                   0.00          0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            SERVICING ADVANCE SUMMARY
--------------------------------------------------------------------------------
                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                               0.00
Plus Fees Advanced for PPIS                                          0.00
Less Reduction for PPIS                                              0.00
Plus Delinquent Servicing Fees                                       0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                 0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                                                        0.00
Distributable Interest                                               0.00
Distributable Principal                                              0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                           0.00
Reduced by PPIE                                                      0.00
Reduced by Shortfalls in Fees                                        0.00
Reduced by Other Amounts                                             0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                     0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                          0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                 0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                           Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                             0.00       0.00
Plus Current Period                                           0.00       0.00
Less Recovered                                                0.00       0.00
Less Non Recovered                                            0.00       0.00
Ending Outstanding                                            0.00       0.00
--------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

----------------------------------------------------------------------------------------------------------

                Accrual
                                                          Accrued      Total      Total     Distributable
           ----------------   Opening    Pass-Through   Certificate  Interest    Interest    Certificate
Class       Method    Days    Balance        Rate        Interest    Additions  Deductions    Interest
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                                        --------------------------------------------------

----------------------------------------------------------------------
                       Current    Remaining          Credit
            Interest   Period    Outstanding         Support
            Payment   Shortfall   Interest    ------------------------
Class        Amount   Recovery    Shorfalls     Original  Current(1)
----------------------------------------------------------------------

----------------------------------------------------------------------

---------------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

---------------------------------------------------------------------------------------------------------
                                                                Additions
                                      -------------------------------------------------------------------
                                                       Interest
                Prior        Current       Prior        Accrual                                 Other
              Interest      Interest     Interest      on Prior     Prepayment     Yield       Interest
Class         Due Date      Due Date   Shortfall Due   Shortfall     Premiums   Maintenance  Proceeds (1)
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                     --------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Deductions
             ---------------------------------------
                           Deferred &                 Distributable    Interest
               Allocable   Accretion      Interest     Certificate      Payment
Class            PPIS       Interest    Loss Expense     Interest       Amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                    INTEREST ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------
SHORTFALL ALLOCATED TO THE BONDS:
-------------------------------------

Net Prepayment Int. Shortfalls Allocated to the Bonds                     0.00

Special Servicing Fees                                                    0.00

Workout Fees                                                              0.00

Liquidation Fees                                                          0.00

Legal Fees                                                                0.00

Misc. Fees & Expenses Paid by/to Servicer                                 0.00

Interest Paid to Servicer on Outstanding Advances                         0.00

ASER Interest Advance Reduction                                           0.00

Interest Not Advanced (Current Period)                                    0.00

Recoup of Prior Advances by Servicer                                      0.00

Servicing Fees Paid Servicer on Loans Not Advanced                        0.00

Misc. Fees & Expenses Paid by Trust                                       0.00

Shortfall Due to Rate Modification                                        0.00

Other Interest Loss                                                       0.00
                                                                  --------------
Total Shortfall Allocated to the Bonds                                    0.00
                                                                  ==============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXCESS ALLOCATED TO THE BONDS:
-------------------------------------

Other Interest Proceeds Due the Bonds                                     0.00

Prepayment Interest Excess Due the Bonds                                  0.00

Interest Income                                                           0.00

Yield Maintenance Penalties Due the Bonds                                 0.00

Prepayment Penalties Due the Bonds                                        0.00

Recovered ASER Interest Due the Bonds                                     0.00

Recovered Interest Due the Bonds                                          0.00

ARD Excess Interest                                                       0.00
                                                                  --------------
Total Excess Allocated to the Bonds                                       0.00
                                                                  ==============
--------------------------------------------------------------------------------

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------
Total Excess Allocated to the Bonds                                       0.00

Less Total Shortfall Allocated to the Bonds                               0.00
                                                                  --------------
Total Interest Adjustment to the Bonds                                    0.00
                                                                  ==============

                                                                                                                        PAGE 6 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------  ------------------------------------------------------------------------------------------
                                               Delinquency Aging Categories
------------  ------------------------------------------------------------------------------------------
               Delinq 1 Month    Delinq 2 Months   Delinq 3+ Months       Foreclosure         REO
Distribution
    Date       #      Balance    #       Balance   #        Balance     #      Balance   #     Balance
------------  ------------------------------------------------------------------------------------------

------------  ------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------
                                   Special Event Categories (1)
------------  --------------------------------------------------------------------
                  Modifications        Specially Serviced         Bankruptcy
Distribution
    Date         #        Balance      #          Balance       #       Balance
------------  --------------------------------------------------------------------

------------  --------------------------------------------------------------------

   (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included
                  in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------  ----------------------------------------------------------------------------------------------------------------------
               Ending Pool (1)      Payoffs (2)       Penalties      Appraisal Reduct. (2)    Liquidations (2)   Realized Losses (2)
Distribution
    Date       #       Balance    #      Balance    #      Amount      #         Balance      #       Balance      #        Amount
------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  -----------------------------------------
                 Remaining Term     Curr Weighted Avg.
Distribution
    Date         Life                Coupon     Remit
------------  -----------------------------------------

------------  -----------------------------------------

                                                                                                                        PAGE 8 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                    MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

--------------------------------------------------------------------------------
                                                           Weighted Average
   Current Scheduled     # of    Scheduled     % of     ------------------------
        Balance          Loans    Balance     Balance    Term   Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            0          0       00.00%
--------------------------------------------------------------------------------

Average Schedule Balance                   0
Maximum Schedule Balance      (9,999,999,999)
Minimum Schedule Balance       9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

--------------------------------------------------------------------------------
                                                            Weighted Average
   Fully Amortizing       # of   Scheduled    % of      ------------------------
    Mortgage Loans       Loans    Balance    Balance     Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            0          0       0.00%
--------------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

--------------------------------------------------------------------------------
                                                            Weighted Average
   Current Mortgage      # of   Scheduled    % of       ------------------------
    Interest Rate       Loans    Balance    Balance      Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            0          0       0.00%
--------------------------------------------------------------------------------

Minimum Mortgage Interest Rate      ,900,000%
Maximum Mortgage Interest Rate      ,900,000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------------
                                                            Weighted Average
       Balloon           # of   Scheduled    % of       ------------------------
    Mortgage Loans      Loans    Balance    Balance      Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            0          0       0.00%
--------------------------------------------------------------------------------

                                                                                                                        PAGE 9 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                    MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

--------------------------------------------------------------------------------
   Debt Service        # of    Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance     WAMM     WAC   PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           0          0        0.00%
--------------------------------------------------------------------------------

Maximum DSCR            0.000
Minimum DSCR            0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

--------------------------------------------------------------------------------
   Debt Service        # of    Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance     WAMM     WAC   PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           0          0        0.00%
--------------------------------------------------------------------------------

Maximum DSCR            0.000
Minimum DSCR            0.000

                             GEOGRAPHIC DISTRIBUTION

--------------------------------------------------------------------------------
   Geographic          # of    Scheduled     % of
    Location           Loans    Balance     Balance     WAMM     WAC   PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           0          0        0.00%
--------------------------------------------------------------------------------

                                                                                                                       PAGE 10 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                    MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

--------------------------------------------------------------------------------
                      # of      Scheduled      % of
 Property Type        Loans      Balance      Balance    WAMM    WAC   PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       0            0          0.00%
--------------------------------------------------------------------------------

                         DISTRIBUTION OF AMORTIZATION TYPE

--------------------------------------------------------------------------------
                      # of      Scheduled      % of
Amortization Type     Loans      Balance      Balance    WAMM    WAC   PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       0            0          0.00%
--------------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

--------------------------------------------------------------------------------
                      # of      Scheduled      % of
 Number of Months     Loans      Balance      Balance    WAMM    WAC   PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       0            0          0.00%
--------------------------------------------------------------------------------

                      DISTRIBUTION OF YEAR LOANS MATURING

--------------------------------------------------------------------------------
                      # of      Scheduled      % of
       Year           Loans      Balance      Balance    WAMM    WAC   PFY DSCR
--------------------------------------------------------------------------------

        2007           0               0        0.00%       0    0.00%     0.00
        2008           0               0        0.00%       0    0.00%     0.00
        2009           0               0        0.00%       0    0.00%     0.00
        2010           0               0        0.00%       0    0.00%     0.00
        2011           0               0        0.00%       0    0.00%     0.00
        2012           0               0        0.00%       0    0.00%     0.00
        2013           0               0        0.00%       0    0.00%     0.00
        2014           0               0        0.00%       0    0.00%     0.00
        2015           0               0        0.00%       0    0.00%     0.00
        2016           0               0        0.00%       0    0.00%     0.00
        2017           0               0        0.00%       0    0.00%     0.00
   2018 & Greater      0               0        0.00%       0    0.00%     0.00
--------------------------------------------------------------------------------
                       0               0        0.00%
--------------------------------------------------------------------------------

                                                                                                                       PAGE 11 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                       DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                 Paid                  Outstanding   Out. Property                    Special
  Disclosure     Thru    Current P&I       P&I        Protection     Loan Status     Servicer      Foreclosure   Bankruptcy   REO
   Control #     Date      Advance     Advances**      Advances       Code (1)     Transfer Date      Date          Date      Date
------------------------------------------------------------------------------------------------------------------------------------

   TOTAL
------------------------------------------------------------------------------------------------------------------------------------

A. IN GRACE PERIOD               1. DELINQ. 1 MONTH     3. DELINQUENT 3 + MONTHS        5. NON PERFORMING MATURED BALLOON    9. REO

B. LATE PAYMENT BUT < 1 MONTH    2. DELINQ. 2 MONTHS    4. PERFORMING MATURED BALLOON   7. FORECLOSURE
DELINQ.
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                          LOAN LEVEL DETAIL

--------------------------------------------------------------------------------------------
                                                         Operating                 Ending
  Disclosure                Property   Maturity   PFY    Statement      Geo.      Principal
   Control #       Group      Type       Date     DSCR     Date       Location     Balance
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                                                    Loan
  Disclosure         Note   Scheduled   Prepayment   Prepayment    Status
   Control #         Rate      P&I        Amount       Date       Code (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:  A. In Grace Period    1. Delinquent 1 month    3. Delinquent 3+ months        5. Non Performing Matured Ballon   9. REO
             B. Late Payment but   2. Delinquent 2 months   4. Performing Matured Balloon  7. Foreclosure
             < 1 month delinq

                                                                                                                       PAGE 13 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                        REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                           Beginning            Gross Proceeds     Aggregate       Net       Net Proceeds
         Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of       Liquidation  Liquidation    as a % of     Realized
Period   Control #     Date       Value     Balance   Proceeds  Sched. Balance    Expenses *    Proceeds    Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
                                Beginning                                                                     Interest (Shortages)/
                              Balance of the      Aggregate        Prior Realized      Amounts Covered by       Excesses applied
                                 Loan at        Realized Loss     Loss Applied to    Overcollateralization        to Realized
  Prospectus ID     Period     Liquidation         on Loans         Certificates        and other Credit            Losses
                                                                         A                     B                       C
====================================================================================================================================

CUMULATIVE

------------------------------------------------------------------------------------------------------------------------------------
                                                Additional                                                        (Recoveries)/
                        Modification          (Recoveries)/                                  Recoveries of        Realized Loss
                   Adjustments/Appraisal   Expenses applied to    Current Realized Loss     Realized Losses        Applied to
  Prospectus ID     Reduction Adjustment     Realized Losses    Applied to Certificates*     paid as Cash     Certificate Interest
                              D                      E
====================================================================================================================================

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans
- B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

   A         Prior Realized Loss Applied to Certificates

   B         Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

   C         Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

   D         Adjustments that are based on principal haircut or future interest foregone due to modification

   E         Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                     APPRAISAL REDUCTION DETAIL

-------------------------  ---------------------------------------------  -----------------------------------
                                                                                               Remaining Term
 Disclosure    Appraisal   Scheduled      AR      Current P&I     ASER     Note     Maturity   --------------
  Control#     Red. Date    Balance     Amount      Advance                Rate       Date     Life
-------------------------  ---------------------------------------------  -----------------------------------

               ----------  ---------------------------------------------

-------------------------  ---------------------------------------------  -----------------------------------

------------------------------------------------------------------
                                                      Appraisal
 Disclosure     Property   Geographic             ----------------
  Control#        Type       Location    DSCR      Value     Date
------------------------------------------------------------------

------------------------------------------------------------------

                                                                                                                       PAGE 16 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

----------------------------------------------    ----------------------------------------------------------------------------------
                   Ending        Material
   Disclosure     Principal       Breach                              Material Breach and Material Document
   Control #       Balance         Date                                        Defect Description
----------------------------------------------    ----------------------------------------------------------------------------------

----------------------------------------------    ----------------------------------------------------------------------------------

                       Material breaches of pool asset representation or warranties or transaction covenants.

                                                                                                                       PAGE 17 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-------------------------  --------------------------------------------------------------
   Disclosure    Payoff     Initial                                 Payoff      Penalty
   Control #     Period     Balance              Type               Amount      Amount
-------------------------  --------------------------------------------------------------

-------------------------  --------------------------------------------------------------

                                                           ------------------------------
                                         CURRENT
                                         CUMULATIVE
                                                           ------------------------------

--------------------------  -----------------------------------------------
   Prepayment    Maturity                Property              Geographic
      Date         Date                    Type                 Location
--------------------------  -----------------------------------------------

--------------------------  -----------------------------------------------

                                                                                                                       PAGE 18 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

---------------------------   -------------   ---------------------  ------------------------------------------------
                                  Loan               Balance                                            Remaining
Disclosure     Servicing         Status       ---------------------                                ------------------
Control #      Xfer Date         Code(1)      Schedule     Actual     Note Rate   Maturity Date     Life
---------------------------   -------------   ---------------------  ------------------------------------------------

               ------------                   ---------------------

---------------------------   -------------   ---------------------  ------------------------------------------------

------------------------------------   -----------------------------------------
      Property           Geo.                                           NOI
        Type           Location              NOI          DSCR          Date
------------------------------------   -----------------------------------------

------------------------------------   -----------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A. P&I Adv - in Grace    1. P&I Adv - delinquent 1 month   3. P&I Adv - delinquent 3+    5. Non Performing     9. REO
                Period                                                     months                        Mat. Balloon

             B. P&I Adv - < one       2. P&I Adv - delinquent 2 months  4. Mat. Balloon/Assumed P&I   7. Foreclosure
                month delinq
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

------------------------------------------------------------------------------------------------------------------------------------
Disclosure                   Resolution
 Control #                    Strategy                                  Comments
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                     MATURITY EXTENSION SUMMARY

--------------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                          0
   Stated Principal Balance outstanding:                                  0.00
   Weighted Average Extension Period:                                        0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                          0
   Stated Principal Balance outstanding:                                  0.00
   Weighted Average Extension Period:                                        0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                          0
   Cutoff Principal Balance:                                              0.00
   Weighted Average Extension Period:                                        0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                          0
   Cutoff Principal Balance:                                              0.00
   Weighted Average Extension Period:                                        0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                          0
   Cutoff Principal Balance:                                              0.00

--------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                         RATING INFORMATION

---------------------------  --------------------------------------------  -------------------------------------------
                                           ORIGINAL RATINGS                           RATING CHANGE/CHANGE DATE(1)

CLASS          CUSIP            FITCH         MOODY'S           S&P            FITCH           MOODY'S           S&P
---------------------------  --------------------------------------------  -------------------------------------------

---------------------------  --------------------------------------------  -------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                                                                       PAGE 22 OF 23

[LOGO] LASALLE BANK                              MORGAN STANLEY CAPITAL I INC.                    Statement Date:        14-Mar-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          14-Mar-07
                                                        SERIES 2007-HQ11                          Prior Payment:               N/A
                                                                                                  Next Payment:          13-Apr-07
                                                                                                  Record Date:           28-Feb-07

                                                           ABN AMRO ACCT:
                                                               LEGEND

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                                                                       PAGE 23 OF 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A
                                   ----------

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

      DISTRIBUTION DATE             BALANCE
      -----------------             -------

          03/12/2007             $59,300,000.00
          04/12/2007             $59,300,000.00
          05/12/2007             $59,300,000.00
          06/12/2007             $59,300,000.00
          07/12/2007             $59,300,000.00
          08/12/2007             $59,300,000.00
          09/12/2007             $59,300,000.00
          10/12/2007             $59,300,000.00
          11/12/2007             $59,300,000.00
          12/12/2007             $59,300,000.00
          01/12/2008             $59,300,000.00
          02/12/2008             $59,300,000.00
          03/12/2008             $59,300,000.00
          04/12/2008             $59,300,000.00
          05/12/2008             $59,300,000.00
          06/12/2008             $59,300,000.00
          07/12/2008             $59,300,000.00
          08/12/2008             $59,300,000.00
          09/12/2008             $59,300,000.00
          10/12/2008             $59,300,000.00
          11/12/2008             $59,300,000.00
          12/12/2008             $59,300,000.00
          01/12/2009             $59,300,000.00
          02/12/2009             $59,300,000.00
          03/12/2009             $59,300,000.00
          04/12/2009             $59,300,000.00
          05/12/2009             $59,300,000.00
          06/12/2009             $59,300,000.00
          07/12/2009             $59,300,000.00
          08/12/2009             $59,300,000.00
          09/12/2009             $59,300,000.00
          10/12/2009             $59,300,000.00
          11/12/2009             $59,300,000.00
          12/12/2009             $59,300,000.00
          01/12/2010             $59,300,000.00
          02/12/2010             $59,300,000.00
          03/12/2010             $59,300,000.00
          04/12/2010             $59,300,000.00
          05/12/2010             $59,300,000.00
          06/12/2010             $59,300,000.00
          07/12/2010             $59,300,000.00
          08/12/2010             $59,300,000.00
          09/12/2010             $59,300,000.00
          10/12/2010             $59,300,000.00
          11/12/2010             $59,300,000.00
          12/12/2010             $59,300,000.00
          01/12/2011             $59,300,000.00
          02/12/2011             $59,300,000.00
          03/12/2011             $59,300,000.00
          04/12/2011             $59,300,000.00
          05/12/2011             $59,300,000.00
          06/12/2011             $59,300,000.00
          07/12/2011             $59,300,000.00
          08/12/2011             $59,300,000.00
          09/12/2011             $59,300,000.00
          10/12/2011             $59,300,000.00
          11/12/2011             $59,300,000.00
          12/12/2011             $59,300,000.00
          01/12/2012             $59,300,000.00
          02/12/2012             $59,300,000.00
          03/12/2012             $59,231,508.04
          04/12/2012             $58,261,000.00
          05/12/2012             $57,164,000.00
          06/12/2012             $56,184,000.00
          07/12/2012             $55,077,000.00
          08/12/2012             $54,086,000.00
          09/12/2012             $53,090,000.00
          10/12/2012             $51,968,000.00
          11/12/2012             $50,961,000.00
          12/12/2012             $49,828,000.00
          01/12/2013             $48,900,000.00
          02/12/2013             $47,877,000.00
          03/12/2013             $46,488,000.00
          04/12/2013             $45,453,000.00
          05/12/2013             $44,293,000.00
          06/12/2013             $43,248,000.00
          07/12/2013             $42,077,000.00
          08/12/2013             $41,020,000.00
          09/12/2013             $39,958,000.00
          10/12/2013             $38,771,000.00
          11/12/2013             $37,700,000.00
          12/12/2013             $36,600,000.00
          01/12/2014             $35,579,000.00
          02/12/2014             $34,506,000.00
          03/12/2014             $33,079,000.00
          04/12/2014             $31,995,000.00
          05/12/2014             $30,789,000.00
          06/12/2014             $29,693,000.00
          07/12/2014             $28,476,000.00
          08/12/2014             $27,368,000.00
          09/12/2014             $26,255,000.00
          10/12/2014             $25,021,000.00
          11/12/2014             $23,896,000.00
          12/12/2014             $22,650,000.00
          01/12/2015             $21,513,000.00
          02/12/2015             $20,371,000.00

                                      A-1

          03/12/2015             $18,879,000.00
          04/12/2015             $17,723,000.00
          05/12/2015             $16,447,000.00
          06/12/2015             $15,279,000.00
          07/12/2015             $13,991,000.00
          08/12/2015             $12,811,000.00
          09/12/2015             $11,624,000.00
          10/12/2015             $10,319,000.00
          11/12/2015              $9,119,000.00
          12/12/2015              $7,802,000.00
          01/12/2016              $6,590,000.00
          02/12/2016              $5,372,000.00
          03/12/2016              $3,923,000.00
          04/12/2016              $2,692,000.00
          05/12/2016              $1,343,000.00
          06/12/2016                 $98,000.00
          07/12/2016                      $0.00

                                      A-2

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                            ------------------------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)    multifamily and/or commercial mortgage loans;

          2)    mortgage pass-through certificates or other mortgage backed securities;

          3)    direct obligations of the United States or other governmental agencies; or

          4)    any combination of 1-3, above.

      The certificates of any series may consist of one or more classes. A given class may:

          o     provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o     be senior or subordinate to one or more other classes in respect of distributions;

          o     be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o     be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o     provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
                retirement of one or more other classes;

          o     provide for sequential distributions of principal; and

          o     provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

      INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-43 OF THE
RELATED PROSPECTUS SUPPLEMENT.

      If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

      Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

      This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                                 MORGAN STANLEY
                 THE DATE OF THIS PROSPECTUS IS FEBRUARY 6, 2007

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o     the timing of interest and principal payments;

          o     applicable interest rates;

          o     information about the trust fund's assets;

          o     information about any credit support or cash flow agreement;

          o     the rating for each class of certificates;

          o     information regarding the nature of any subordination;

          o     any circumstance in which the trust fund may be subject to early termination;

          o     whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o     the aggregate principal amount of each class of certificates;

          o     information regarding any master servicer, sub-servicer or special servicer; and

          o     whether the certificates will be initially issued in definitive or book-entry form.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

      Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

      This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

      Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                            ------------------------

      Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     - ii -

                                     - iii -

                                     - iv -

                                      - v -

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.......  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL...............  Each trust fund will consist primarily of one or more segregated pools of:

                                (1)   multifamily and/or commercial mortgage
                                      loans;

                                (2)   mortgage pass-through certificates or
                                      other mortgage backed securities;

                                (3)   direct obligations of the United States or
                                      other governmental agencies; or

                                (4)   any combination of 1-3 above.

                              as to some or all of the mortgage loans,
                              assignments of the leases of the related mortgaged
                              properties or assignments of the rental payments
                              due under those leases.

                              Each trust fund for a series of certificates may
                              also include:

                              o   insurance or guarantees for the loans, letters
                                  of credit, insurance policies and surety
                                  bonds, the establishment of one or more
                                  reserve funds or any combination of the
                                  foregoing; and

                              o   guaranteed investment contracts, interest rate
                                  exchange or interest rate swap, cap, floor or
                                  collar agreements or currency exchange or swap
                                  agreements.

                              RELEVANT PARTIES AND DATES

ISSUING ENTITY..............  The issuing entity with respect to each series will be a New York common law trust formed by the
                              depositor and containing the assets described in
                              this prospectus and specified in the related
                              prospectus supplement.

DEPOSITOR...................  Morgan Stanley Capital I Inc., a Delaware
                              corporation and a wholly-owned subsidiary of
                              Morgan Stanley.

MASTER SERVICER.............  Each master servicer, if any, for each series of certificates will be named in the related
                              prospectus supplement. A master servicer may be an
                              affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER............  Each primary servicer, if any, for each series of certificates will be named in the related
                              prospectus supplement. A primary servicer may be
                              an affiliate of Morgan Stanley Capital I Inc.

                                      - 1 -

SPECIAL SERVICER............  Each special servicer, if any, for each series of certificates will be named, or the circumstances
                              in accordance with which a special servicer will
                              be appointed will be described, in the related
                              prospectus supplement. A special servicer may be
                              an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.....................  The trustee for each series of certificates will be named in the related prospectus supplement.

OTHER PARTIES...............  If so specified in the prospectus supplement for a series, there may be one or more additional
                              parties to the related pooling and servicing
                              agreement, including, but not limited to, (i) a
                              paying agent, which will make payments and perform
                              other specified duties with respect to the
                              certificates, (ii) a certificate registrar, which
                              will maintain the register of certificates and
                              perform certain duties with respect to certificate
                              transfer, (iii) an authenticating agent, which
                              will countersign the certificates on behalf of the
                              trustee and/or (iv) a fiscal agent, which will be
                              required to make advances if the trustee fails to
                              do so when required.

SPONSOR.....................  The sponsor or sponsors for each series of certificates will be named in the related
                              prospectus supplement. The sponsor will initiate
                              the issuance of a series of certificates and will
                              sell mortgage loans to the depositor. If specified
                              in the related prospectus supplement, the sponsor
                              may be Morgan Stanley Mortgage Capital Inc., an
                              affiliate of the depositor.

SELLERS.....................  The seller or sellers of the mortgage loans or other assets will be named in the related
                              prospectus supplement. A seller may be an
                              affiliate of Morgan Stanley Capital I Inc. Morgan
                              Stanley Capital I Inc. will purchase the mortgage
                              loans or other assets, on or before the issuance
                              of the related series of certificates.

ORIGINATORS.................  If the mortgage loans or other assets have been originated by an entity other than the related
                              sponsor or loan seller, the prospectus supplement
                              will identify the related originator and set forth
                              certain information with respect thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.......  Each series of certificates will represent in the aggregate the entire beneficial ownership interest
                              in a trust fund consisting primarily of:

      (A) MORTGAGE ASSETS...  The mortgage loans and the mortgage backed securities, or one or the other, with respect to
                              each series of certificates will consist of a pool
                              of:

                              o   multifamily and/or commercial mortgage loans;

                              o   mortgage pass-through certificates or other
                                  mortgage backed securities evidencing
                                  interests in or secured by mortgage loans; or

                              o   a combination of mortgage loans and mortgage
                                  backed securities.

                              The mortgage loans will not be guaranteed or
                              insured by:

                              o   Morgan Stanley Capital I Inc. or any of its
                                  affiliates; or

                              o   unless the prospectus supplement so provides,
                                  any governmental agency or instrumentality or
                                  other person.

                                      - 2 -

                              The mortgage loans will be secured by first liens
                              or junior liens on, or security interests in:

                              o   residential properties consisting of five or
                                  more rental or cooperatively owned dwelling
                                  units; or

                              o   office buildings, shopping centers, retail
                                  stores, hotels or motels, nursing homes,
                                  hospitals or other health care-related
                                  facilities, mobile home parks, warehouse
                                  facilities, mini-warehouse facilities or
                                  self-storage facilities, industrial plants,
                                  congregate care facilities, mixed use
                                  commercial properties or other types of
                                  commercial properties.

                              Generally, the mortgage loans:

                              o   will be secured by properties located in any
                                  of the fifty states, the District of Columbia
                                  or the Commonwealth of Puerto Rico;

                              o   will have individual principal balances at
                                  origination of at least $25,000;

                              o   will have original terms to maturity of not
                                  more than 40 years; and

                              o   will be originated by persons other than
                                  Morgan Stanley Capital I Inc.

                              Each mortgage loan may provide for the following
                              payment terms:

                              o   Each mortgage loan may provide for no accrual
                                  of interest or for accrual of interest at a
                                  fixed or adjustable rate or at a rate that may
                                  be converted from adjustable to fixed, or vice
                                  versa, from time to time at the borrower's
                                  election. Adjustable mortgage rates may be
                                  based on one or more indices.

                              o   Each mortgage loan may provide for scheduled
                                  payments to maturity or payments that adjust
                                  from time to time to accommodate changes in
                                  the interest rate or to reflect the occurrence
                                  of certain events.

                              o   Each mortgage loan may provide for negative
                                  amortization or accelerated amortization.

                              o   Each mortgage loan may be fully amortizing or
                                  require a balloon payment due on the loan's
                                  stated maturity date.

                              o   Each mortgage loan may contain prohibitions on
                                  prepayment or require payment of a premium or
                                  a yield maintenance penalty in connection with
                                  a prepayment.

                              o   Each mortgage loan may provide for payments of
                                  principal, interest or both, on due dates that
                                  occur monthly, quarterly, semi-annually or at
                                  another interval as specified in the related
                                  prospectus supplement.

                                      - 3 -

      (B) GOVERNMENT
            SECURITIES......  If the related prospectus supplement so specifies, the trust fund may include direct obligations of
                              the United States, agencies of the United States
                              or agencies created by government entities which
                              provide for payment of interest or principal or
                              both.

      (C) COLLECTION
            ACCOUNTS........  Each trust fund will include one or more accounts established and maintained on behalf of the
                              certificateholders. The person(s) designated in
                              the related prospectus supplement will, to the
                              extent described in this prospectus and the
                              prospectus supplement, deposit into this account
                              all payments and collections received or advanced
                              with respect to the trust fund's assets. The
                              collection account may be either interest-bearing
                              or non-interest-bearing, and funds may be held in
                              the account as cash or invested in short-term,
                              investment grade obligations.

      (D) CREDIT SUPPORT....  If the related prospectus supplement so specifies, one or more classes of certificates may be
                              provided with partial or full protection against
                              certain defaults and losses on a trust fund's
                              mortgage loans and mortgage backed securities.

                              This protection may be provided by one or more of
                              the following means:

                              o   subordination of one or more other classes of
                                  certificates,

                              o   cross-support provisions

                              o   loan insurance policies or guarantees,

                              o   letters of credit,

                              o   certificate insurance policies or surety
                                  bonds,

                              o   reserve fund or funds or

                              o   a combination thereof.

                              The related prospectus supplement will describe
                              the amount and types of credit support, the entity
                              providing the credit support, if applicable, and
                              related information. If a particular trust fund
                              includes mortgage backed securities, the related
                              prospectus supplement will describe any similar
                              forms of credit support applicable to those
                              mortgage backed securities.

      (E) CASH FLOW
            AGREEMENTS......  If the related prospectus supplement so provides, the trust fund may include guaranteed investment
                              contracts pursuant to which moneys held in the
                              collection accounts will be invested at a
                              specified rate. The trust fund also may include
                              agreements (as described below) designed to reduce
                              the effects of interest rate or currency exchange
                              rate fluctuations on the trust fund's assets or on
                              one or more classes of certificates.

                              Agreements of this sort may include:

                              o   interest rate exchange or interest rate swap
                                  agreements,

                              o   interest rate cap, floor or collar agreements,

                                      - 4 -

                              o   currency exchange or swap agreements, or

                              o   other interest rate or currency agreements.
                                  Currency exchange or swap agreements might be
                                  included in a trust fund if some or all of the
                                  mortgage loans or mortgage backed securities,
                                  such as mortgage loans secured by mortgaged
                                  properties located outside the United States,
                                  are denominated in a non United States
                                  currency.

                              The related prospectus supplement will describe
                              the principal terms of any guaranteed investment
                              contract or other such agreement and provide
                              information with respect to the obligor. If a
                              particular trust fund includes mortgage backed
                              securities, the related prospectus supplement will
                              describe any guaranteed investment contract or
                              other agreements applicable to those mortgage
                              backed securities.

REPURCHASES AND
  SUBSTITUTIONS OF
  MORTGAGE ASSETS;
  ACQUISITION OF
  ADDITIONAL MORTGAGE
  ASSETS....................  If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I
                              Inc. a mortgage asset seller or another specified
                              person or entity may make or assign to or for the
                              benefit of one of our trusts various
                              representations and warranties, or may be
                              obligated to deliver to one of our trusts various
                              documents, in either case relating to some or all
                              of the mortgage assets transferred to that trust.
                              A material breach of one of those representations
                              and warranties or a failure to deliver a material
                              document may, under the circumstances described in
                              the related prospectus supplement, give rise to an
                              obligation to repurchase the affected mortgage
                              asset(s) out of the subject trust or to replace
                              the affected mortgage asset(s) with other mortgage
                              asset(s) that satisfy the criteria specified in
                              the related prospectus supplement or to reimburse
                              the related trust fund for any related losses. See
                              "Description of the Agreements--Assignment of
                              Assets--Repurchases" and "--Representations and
                              Warranties--Repurchases" herein.

                              In addition, if so specified in the related
                              prospectus supplement, if a mortgage loan backing
                              a series of certificates defaults, it may be
                              subject to a fair value purchase option or other
                              purchase option under the related pooling and
                              servicing agreement or another agreement, or may
                              be subject to a purchase option on the part of
                              another lender whose loan is secured by the
                              related real estate collateral or by a security
                              interest in the equity in the related borrower.
                              Further, if so specified in the related prospectus
                              supplement, a special servicer or other specified
                              party for a trust fund may be obligated to sell a
                              mortgage asset that is in default. See
                              "Description of the Agreements--Realization Upon
                              Defaulted Whole Loans" herein.

                              In general, the initial total principal balance of
                              the mortgage assets in a trust will equal or
                              exceed the initial total principal balance of the
                              related certificates. If the initial total
                              principal balance of the related mortgage assets
                              is less than the initial total principal balance
                              of any series, we may arrange an interim deposit
                              of cash or liquid investments with the trustee to
                              cover the shortfall. For the period specified in
                              the related prospectus supplement, following the
                              initial issuance of that series, we will be
                              entitled to obtain a release of the deposited cash
                              or investments in exchange for the deposit of a
                              corresponding amount of

                                      - 5 -

                              mortgage assets. If we fail to deliver mortgage
                              assets sufficient to make up the entire shortfall
                              within that specified period, any of the cash or
                              investments remaining on deposit with the related
                              trustee will be used to pay down the principal
                              balance of the related certificates, as described
                              in the related prospectus supplement.

                              If so specified in the related prospectus
                              supplement, the related trustee may be authorized
                              or required to apply collections on the mortgage
                              assets underlying a series of offered certificates
                              to acquire new mortgage assets that conform to the
                              description of mortgage assets in this prospectus,
                              and satisfy the criteria set forth in the related
                              prospectus supplement.

                              If the subject securitization transaction involves
                              a prefunding or revolving period, then we will
                              indicate in the related prospectus supplement,
                              among other things, (i) the term or duration of
                              the prefunding or revolving period and for
                              prefunding periods, the amount of proceeds to be
                              deposited in the prefunding account and the
                              percentage of the mortgage asset pool represented
                              by those proceeds, (ii) for revolving periods, the
                              maximum amount of additional assets that may be
                              acquired during the revolving period, if
                              applicable, and the percentage of the mortgage
                              asset pool represented by those assets and (iii)
                              any limitation on the ability to add pool assets.

DISTRIBUTIONS ON
  CERTIFICATES..............  Each series of certificates will have the following characteristics:

                              o   if the certificates evidence an interest in a
                                  trust fund that includes mortgage loans, the
                                  certificates will be issued pursuant to a
                                  pooling agreement;

                              o   if the certificates evidence an interest in a
                                  trust fund that does not include mortgage
                                  loans, the certificates will be issued
                                  pursuant to a trust agreement;

                              o   each series of certificates will include one
                                  or more classes of certificates;

                              o   each series of certificates, including any
                                  class or classes not offered by this
                                  prospectus, will represent, in the aggregate,
                                  the entire beneficial ownership interest in
                                  the related trust fund;

                              o   each class of certificates being offered to
                                  you, other than certain stripped interest
                                  certificates, will have a stated principal
                                  amount; and

                              o   each class of certificates being offered to
                                  you, other than certain stripped principal
                                  certificates, will accrue interest based on a
                                  fixed, floating, variable or adjustable
                                  interest rate.

                              The related prospectus supplement will specify the
                              principal amount, if any, and the interest rate,
                              if any, for each class of certificates. In the
                              case of a floating, variable or adjustable
                              interest rate, the related prospectus supplement
                              will specify the method for determining the rate.

                              The certificates will not be guaranteed or insured
                              by Morgan Stanley Capital I Inc. or any of its
                              affiliates. If the related prospectus supplement
                              so provides, the certificates may be insured or
                              guaranteed

                                      - 6 -

                              by an entity specified therein. Otherwise, the
                              certificates also will not be guaranteed or
                              insured by any governmental agency or
                              instrumentality or by any other person.

      (A) INTEREST..........  Each class of certificates offered to you, other than stripped principal certificates and certain
                              classes of stripped interest certificates, will
                              accrue interest at the rate indicated in the
                              prospectus supplement. Interest will be
                              distributed to you as provided in the related
                              prospectus supplement.

                              Interest distributions:

                              o   on stripped interest certificates may be made
                                  on the basis of the notional amount for that
                                  class, as described in the related prospectus
                                  supplement; and

                              o   may be reduced to the extent of certain
                                  delinquencies, losses, prepayment interest
                                  shortfalls, and other contingencies described
                                  in this prospectus and the related prospectus
                                  supplement.

      (B) PRINCIPAL.........  The certificates of each series initially will have an aggregate principal balance no greater
                              than the outstanding principal balance of the
                              trust fund's assets as of the close of business on
                              the first day of the month during which the trust
                              fund is formed, after application of scheduled
                              payments due on or before that date, whether or
                              not received. The related prospectus supplement
                              may provide that the principal balance of the
                              trust fund's assets will be determined as of a
                              different date. The principal balance of a
                              certificate at a given time represents the maximum
                              amount that the holder is then entitled to receive
                              of principal from future cash flow on the assets
                              in the related trust fund.

                              Unless the prospectus supplement provides
                              otherwise, distributions of principal:

                              o   will be made on each distribution date to the
                                  holders of the class or classes of
                                  certificates entitled to principal
                                  distributions, until the principal balances of
                                  those certificates have been reduced to zero;
                                  and

                              o   will be made on a pro rata basis among all of
                                  the certificates of a given class or by random
                                  selection, as described in the prospectus
                                  supplement or otherwise established by the
                                  trustee.

                              Stripped interest or interest-only certificates
                              will not have a principal balance and will not
                              receive distributions of principal.

ADVANCES....................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage
                              loan is delinquent and the master servicer
                              determines that an advance would be recoverable,
                              the master servicer will, in most cases, be
                              required to advance the shortfall. Neither Morgan
                              Stanley Capital I Inc. nor any of its affiliates
                              will have any responsibility to make those
                              advances.

                                      - 7 -

                              The master servicer:

                              o   will be reimbursed for advances from
                                  subsequent recoveries from the delinquent
                                  mortgage loan or from other sources, as
                                  described in this prospectus and the related
                                  prospectus supplement; and

                              o   will be entitled to interest on advances, if
                                  specified in the related prospectus
                                  supplement.

                              If a particular trust fund includes mortgage
                              backed securities, the prospectus supplement will
                              describe any advance obligations applicable to
                              those mortgage backed securities.

TERMINATION.................  The related prospectus supplement may provide for the optional early termination of the series of
                              certificates through repurchase of the trust
                              fund's assets by a specified party, under
                              specified circumstances.

                              The related prospectus supplement may provide for
                              the early termination of the series of
                              certificates in various ways, including:

                              o   optional early termination where a party
                                  identified in the prospectus supplement could
                                  repurchase the trust fund assets pursuant to
                                  circumstances specified in the prospectus
                                  supplement; and

                              o   termination through the solicitation of bids
                                  for the sale of all or a portion of the trust
                                  fund assets in the event the principal amount
                                  of a specified class or classes declines by a
                                  specified percentage amount on or after a
                                  specified date.

REGISTRATION OF
  CERTIFICATES..............  If the related prospectus supplement so provides, one or more classes of the certificates being
                              offered to you will initially be represented by
                              one or more certificates registered in the name of
                              Cede & Co., as the nominee of the Depository Trust
                              Company. If the certificate you purchase is
                              registered in the name of Cede & Co., you will not
                              be entitled to receive a definitive certificate,
                              except under the limited circumstances described
                              in this prospectus.

TAX STATUS OF THE
  CERTIFICATES..............  The certificates of each series will constitute either:

                              o   regular interests and residual interests in a
                                  trust treated as a real estate mortgage
                                  investment conduit--known as a REMIC--under
                                  Sections 860A through 860G of the Internal
                                  Revenue Code; or

                              o   interests in a trust treated as a grantor
                                  trust under applicable provisions of the
                                  Internal Revenue Code.

      (A) REMIC.............  The regular certificates of the REMIC generally will be treated as debt obligations of the
                              applicable REMIC for federal income tax purposes.
                              Some of the regular certificates of the REMIC may
                              be issued with original issue discount for federal
                              income tax purposes.

                              A portion or, in certain cases, all of the income
                              from REMIC residual certificates:

                              o   may not be offset by any losses from other
                                  activities of the holder of those
                                  certificates;

                                      - 8 -

                              o   may be treated as unrelated business taxable
                                  income for holders of the residual
                                  certificates of the REMIC that are subject to
                                  tax on unrelated business taxable income, as
                                  defined in Section 511 of the Internal Revenue
                                  Code; and

                              o   may be subject to U.S. withholding tax.

                              To the extent described in this prospectus and the
                              related prospectus supplement, the certificates
                              offered to you will be treated as:

                              o   assets described in section 7701(a)(19)(C) of
                                  the Internal Revenue Code; and

                              o   "real estate assets" within the meaning of
                                  sections 856(c)(4)(A) and 856(c)(5)(B) of the
                                  Internal Revenue Code.

      (B) GRANTOR TRUST.....  If no election is made to treat the trust fund relating to a series of certificates as a REMIC,
                              the trust fund will be classified as a grantor
                              trust and not as an association taxable as a
                              corporation for federal income tax purposes. If
                              the trust fund is a grantor trust, you will be
                              treated as an owner of an undivided pro rata
                              interest in the mortgage pool or pool of
                              securities and any other assets held by the trust
                              fund. In certain cases the certificates may
                              represent interests in a portion of a trust fund
                              as to which one or more REMIC elections, as
                              described above, are also made.

                              Investors are advised to consult their tax
                              advisors and to review "Federal Income Tax
                              Consequences" in this prospectus and the related
                              prospectus supplement.

ERISA CONSIDERATIONS........  If you are subject to Title I of the Employee
                              Retirement Income Security Act of 1974, as
                              amended--also known as ERISA, or Section 4975 of
                              the Internal Revenue Code, you should carefully
                              review with your legal advisors whether the
                              purchase or holding of certificates could give
                              rise to a transaction that is prohibited or is not
                              otherwise permissible under either statute.

                              In general, the related prospectus supplement will
                              specify that some of the classes of certificates
                              may not be transferred unless the trustee and
                              Morgan Stanley Capital I Inc. receive a letter of
                              representations or an opinion of counsel to the
                              effect that:

                              o   the transfer will not result in a violation of
                                  the prohibited transaction provisions of ERISA
                                  or the Internal Revenue Code;

                              o   the transfer will not cause the assets of the
                                  trust fund to be deemed "plan assets" for
                                  purposes of ERISA or the Internal Revenue
                                  Code; and

                              o   the transfer will not subject any of the
                                  trustee, Morgan Stanley Capital I Inc. or any
                                  servicer to additional obligations.

LEGAL INVESTMENT............  The related prospectus supplement will specify whether any classes of the offered certificates
                              will constitute "mortgage related securities" for
                              purposes of the Secondary Mortgage Market
                              Enhancement Act of 1984, as amended. If your
                              investment activities are subject to legal
                              investment laws and regulations, regulatory
                              capital requirements, or

                                      - 9 -

                              review by regulatory authorities, then you may be
                              subject to restrictions on investment in the
                              offered certificates. You should consult your own
                              legal advisors for assistance in determining the
                              suitability of and consequences to you of the
                              purchase, ownership, and the sale of the offered
                              certificates.

RATING......................  At the date of issuance, each class of certificates of each series that are offered to
                              you will be rated not lower than investment grade
                              by one or more nationally recognized statistical
                              rating agencies.

                                     - 10 -

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
  MARKET MAY MAKE IT
  DIFFICULT FOR YOU TO
  RESELL YOUR
  CERTIFICATES..............  Secondary market considerations may make your certificates difficult to resell or less valuable
                              than you anticipated for a variety of reasons,
                              including:

                              o   there may not be a secondary market for the
                                  certificates;

                              o   if a secondary market develops, we cannot
                                  assure you that it will continue or will
                                  provide you with the liquidity of investment
                                  you may have anticipated. Lack of liquidity
                                  could result in a substantial decrease in the
                                  market value of your certificates;

                              o   the market value of your certificates will
                                  fluctuate with changes in interest rates;

                              o   the secondary market for certificates backed
                                  by residential mortgages may be more liquid
                                  than the secondary market for certificates
                                  backed by multifamily and commercial mortgages
                                  so if your liquidity assumptions were based on
                                  the secondary market for certificates backed
                                  by residential mortgages, your assumptions may
                                  not be correct;

                              o   certificateholders have no redemption rights;
                                  and

                              o   secondary market purchasers are limited to
                                  this prospectus, the related prospectus
                                  supplement and to the reports delivered to
                                  certificateholders for information concerning
                                  the certificates.

                              Morgan Stanley & Co. Incorporated currently
                              expects to make a secondary market in your
                              certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS
  MAY BE INSUFFICIENT TO
  ALLOW FOR REPAYMENT IN
  FULL ON YOUR
  CERTIFICATES .............  Unless the related prospectus supplement so specifies, the sole source of payment on your
                              certificates will be proceeds from the assets
                              included in the trust fund for each series of
                              certificates and any form of credit enhancement
                              specified in the related prospectus supplement.
                              You will not have any claim against, or security
                              interest in, the trust fund for any other series.
                              In addition, in general, there is no recourse to
                              Morgan Stanley Capital I Inc. or any other entity,
                              and neither the certificates nor the underlying
                              mortgage loans are guaranteed or insured by any
                              governmental agency or instrumentality or any
                              other entity.

                                     - 11 -

                              Therefore, if the trust fund's assets are
                              insufficient to pay you your expected return, in
                              most situations you will not receive payment from
                              any other source. Exceptions include:

                              o   loan repurchase obligations in connection with
                                  a breach of certain of the representations and
                                  warranties; and

                              o   advances on delinquent loans, to the extent
                                  the master servicer deems the advance will be
                                  recoverable.

                              Because some of the representations and warranties
                              with respect to the mortgage loans or mortgage
                              backed securities may have been made or assigned
                              in connection with transfers of the mortgage loans
                              or mortgage backed securities prior to the closing
                              date, the rights of the trustee and the
                              certificateholders with respect to those
                              representations or warranties will be limited to
                              their rights as assignees. Unless the related
                              prospectus supplement so specifies, neither Morgan
                              Stanley Capital I Inc., the master servicer nor
                              any affiliate thereof will have any obligation
                              with respect to representations or warranties made
                              by any other entity.

                              There may be accounts, as described in the related
                              prospectus supplement, maintained as credit
                              support. The amounts in these accounts may be
                              withdrawn, under conditions described in the
                              related prospectus supplement. Any withdrawn
                              amounts will not be available for the future
                              payment of principal or interest on the
                              certificates.

                              If a series of certificates consists of one or
                              more classes of subordinate certificates, the
                              amount of any losses or shortfalls in collections
                              of assets on any distribution date will be borne
                              first by one or more classes of the subordinate
                              certificates, as described in the related
                              prospectus supplement. Thereafter, those losses or
                              shortfalls will be borne by the remaining classes
                              of certificates, in the priority and manner and
                              subject to the limitations specified in the
                              related prospectus supplement.

PREPAYMENTS AND REPURCHASES
  MAY REDUCE THE YIELD ON
  YOUR CERTIFICATES ........  The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage
                              backed securities because prepayments affect the
                              average life of the certificates. Prepayments can
                              be voluntary, if permitted, and involuntary, such
                              as prepayments resulting from casualty or
                              condemnation, defaults and liquidations or
                              repurchases upon breaches of representations and
                              warranties. The investment performance of your
                              certificates may vary materially and adversely
                              from your expectation if the actual rate of
                              prepayment is higher or lower than you
                              anticipated.

                              Voluntary prepayments may require the payment of a
                              yield maintenance or prepayment premium.
                              Nevertheless, we cannot assure you that the
                              existence of the prepayment premium will cause a
                              borrower to refrain from prepaying its mortgage
                              loan nor can we assure you of the rate at which
                              prepayments will occur. Morgan Stanley Mortgage
                              Capital Inc., under certain circumstances, may be
                              required to repurchase a mortgage loan from the
                              trust fund if there has been a breach of a
                              representation or warranty. The repurchase price
                              paid will be passed through to you, as a
                              certificateholder, with the same effect as if the
                              mortgage loan had been prepaid in part or in full,
                              except that no

                                     - 12 -

                              prepayment premium or yield maintenance charge
                              would be payable. Such a repurchase may therefore
                              adversely affect the yield to maturity on your
                              certificates.

                              In a pool of mortgage loans, the rate of
                              prepayment is unpredictable as it is influenced by
                              a variety of factors including:

                              o   the terms of the mortgage loans;

                              o   the length of any prepayment lockout period;

                              o   the prevailing interest rates;

                              o   the availability of mortgage credit;

                              o   the applicable yield maintenance charges or
                                  prepayment premiums;

                              o   the servicer's ability to enforce those yield
                                  maintenance charges or prepayment premiums;

                              o   the occurrence of casualties or natural
                                  disasters; and

                              o   economic, demographic, tax, legal or other
                                  factors.

                              There can be no assurance that the rate of
                              prepayments will conform to any model described in
                              this prospectus or in the related prospectus
                              supplement.

                              Some of the certificates may be more sensitive to
                              prepayments than other certificates and in certain
                              cases, the certificateholder holding these
                              certificates may fail to recoup its original
                              investment. You should carefully consider the
                              specific characteristics of the certificates you
                              purchase, as well as your investment approach and
                              strategy. For instance, if you purchase a
                              certificate at a premium, a prepayment may reduce
                              the stream of interest payments you are entitled
                              to receive on your certificate and your actual
                              yield may be lower than your anticipated yield.
                              Similarly, if you purchase a certificate which
                              provides for the payment of interest only, or a
                              certificate which provides for the payment of
                              interest only after the occurrence of certain
                              events, such as the retirement of one or more
                              other classes of certificates of a series, you
                              will probably be extremely sensitive to
                              prepayments because a prepayment may reduce the
                              stream of interest payments you are entitled to
                              receive on your certificate.

IF PREPAYMENT PREMIUMS
  ARE NOT ENFORCED, YOUR
  CERTIFICATES MAY BE
  ADVERSELY AFFECTED........  The yield on your certificates may be less than anticipated because the prepayment premium or
                              yield maintenance required under certain
                              prepayment scenarios may not be enforceable in
                              some states or under federal bankruptcy laws.

                              o   Some courts may consider the prepayment
                                  premium to be usurious.

                                     - 13 -

                              o   Even if the prepayment premium is enforceable,
                                  we cannot assure you that foreclosure proceeds
                                  will be sufficient to pay the prepayment
                                  premium.

                              o   Although the collateral substitution
                                  provisions related to defeasance are not
                                  suppose to be treated as a prepayment and
                                  should not affect your certificates, we cannot
                                  assure you that a court will not interpret the
                                  defeasance provisions as requiring a
                                  prepayment premium; nor can we assure you that
                                  if it is treated as a prepayment premium, the
                                  court will find the defeasance income stream
                                  enforceable.

THE TIMING OF MORTGAGE LOAN
  AMORTIZATION MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES        As principal payments or prepayments are made on a
                              mortgage loan, the mortgage pool will be exposed
                              to concentration risks with respect to the
                              diversity of mortgaged properties, types of
                              mortgaged properties and number of borrowers.
                              Classes that have a later sequential designation
                              or a lower payment priority are more likely to be
                              exposed to these concentration risks than are
                              classes with an earlier sequential designation or
                              higher priority. This is so because principal on
                              the certificates will be payable in sequential
                              order, and no class entitled to a distribution of
                              principal will receive its principal until the
                              principal amount of the preceding class or classes
                              entitled to receive principal have been reduced to
                              zero.

RATINGS DO NOT GUARANTY
   PAYMENT..................  Any rating assigned by a rating agency to a class of certificates reflects the rating agency's
                              assessment of the likelihood that holders of the
                              class of certificates will receive the payments to
                              which they are entitled.

                              o   The ratings do not assess the likelihood that
                                  you will receive timely payments on your
                                  certificates.

                              o   The ratings do not assess the likelihood of
                                  prepayments, including those caused by
                                  defaults.

                              o   The ratings do not assess the likelihood of
                                  early optional termination of the
                                  certificates.

                              Each rating agency rating classes of a particular
                              series will determine the amount, type and nature
                              of credit support required for that series. This
                              determination may be based on an actuarial
                              analysis of the behavior of mortgage loans in a
                              larger group taking into account the appraised
                              value of the real estate and the commercial and
                              multifamily real estate market.

                              o   We cannot assure you that the historical data
                                  supporting the actuarial analysis will
                                  accurately reflect or predict the rate of
                                  delinquency, foreclosure or loss that will be
                                  experienced by the mortgage loans in a
                                  particular series.

                              o   We cannot assure you that the appraised value
                                  of any property securing a mortgage loan in a
                                  particular series will remain stable
                                  throughout the life of your certificate.

                                     - 14 -

                              o   We cannot assure you that the real estate
                                  market will not experience an overall decline
                                  in property values nor can we assure you that
                                  the outstanding balance of any mortgage loan
                                  in a particular series will always be less
                                  than the market value of the property securing
                                  the mortgage loan.

RATINGS DO NOT GUARANTY
  VALUE.....................  If one or more rating agencies downgrade certificates of a series, your certificate will
                              decrease in value. Because none of Morgan Stanley
                              Capital I Inc., the seller, the master servicer,
                              the trustee or any affiliate has any obligation to
                              maintain a rating of a class of certificates, you
                              will have no recourse if your certificate
                              decreases in value.

CASH FLOW FROM THE
  PROPERTIES MAY BE
  VOLATILE AND INSUFFICIENT
  TO ALLOW TIMELY PAYMENT
  ON YOUR CERTIFICATES .....  Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the
                              property. Therefore, the borrower's ability to
                              repay a mortgage loan depends primarily on the
                              successful operation of the property and the net
                              operating income derived from the property. Net
                              operating income can be volatile and may be
                              adversely affected by factors such as:

                              o   economic conditions causing plant closings or
                                  industry slowdowns;

                              o   an oversupply of available retail space,
                                  office space or multifamily housing;

                              o   changes in consumer tastes and preferences;

                              o   decrease in consumer confidence;

                              o   retroactive changes in building codes;

                              o   the age, design and construction quality of
                                  the property, including perceptions regarding
                                  the attractiveness, convenience or safety of
                                  the property;

                              o   the age, design, construction quality and
                                  proximity of competing properties;

                              o   increases in operating expenses due to
                                  external factors such as increases in heating
                                  or electricity costs;

                              o   increases in operating expenses due to
                                  maintenance or improvements required at the
                                  property;

                              o   a decline in the financial condition of a
                                  major tenant;

                              o   a decline in rental rates as leases are
                                  renewed or entered into with new tenants;

                              o   the concentration of a particular business
                                  type in a building;

                              o   the length of tenant leases;

                              o   the creditworthiness of tenants; and

                              o   the property's "operating leverage."

                                     - 15 -

                              Operating leverage refers to the percentage of
                              total property expenses in relation to revenue,
                              the ratio of fixed operating expenses to those
                              that vary with revenue and the level of capital
                              expenditures required to maintain the property and
                              retain or replace tenants.

                              If a commercial property is designed for a
                              specific tenant, net operating income may be
                              adversely affected if that tenant defaults under
                              its obligations because properties designed for a
                              specific tenant often require substantial
                              renovation before it is suitable for a new tenant.
                              As a result, the proceeds from liquidating this
                              type of property following foreclosure might be
                              insufficient to cover the principal and interest
                              due under the loan.

                              It is anticipated that a substantial portion of
                              the mortgage loans included in any trust fund will
                              be nonrecourse loans or loans for which recourse
                              may be restricted or unenforceable. Therefore, if
                              a borrower defaults, recourse may be had only
                              against the specific property and any other assets
                              that have been pledged to secure the related
                              mortgage loan.

PROPERTY VALUE MAY BE
  ADVERSELY AFFECTED EVEN
  WHEN THERE IS NO CHANGE
  IN CURRENT OPERATING
  INCOME ...................  Various factors may adversely affect the value of the mortgaged properties without affecting the
                              properties' current net operating income. These
                              factors include among others:

                              o   changes in governmental regulations, fiscal
                                  policy, zoning or tax laws;

                              o   potential environmental legislation or
                                  liabilities or other legal liabilities;

                              o   the availability of refinancing; and

                              o   changes in interest rate levels or yields
                                  required by investors in income-producing
                                  commercial properties.

THE PROSPECTIVE PERFORMANCE
  OF THE COMMERCIAL AND
  MULTIFAMILY MORTGAGE LOANS
  INCLUDED IN EACH TRUST
  SHOULD BE EVALUATED
  SEPARATELY FROM THE
  PERFORMANCE OF THE
  MORTGAGE LOANS IN ANY OF
  OUR OTHER TRUSTS..........  While there may be certain common factors affecting the performance and value of
                              income-producing real properties in general, those
                              factors do not apply equally to all
                              income-producing real properties and, in many
                              cases, there are unique factors that will affect
                              the performance and/or value of a particular
                              income-producing real property. Moreover, the
                              effect of a given factor on a particular real
                              property will depend on a number of variables,
                              including but not limited to property type,
                              geographic location, competition, sponsorship and
                              other characteristics of the property and the
                              related mortgage loan. Each income-producing real
                              property represents a separate and distinct
                              business venture; and, as a result, each of the
                              multifamily and commercial mortgage loans included
                              in one of the depositor's trusts requires a unique
                              underwriting

                                     - 16 -

                              analysis. Furthermore, economic and other
                              conditions affecting real properties, whether
                              worldwide, national, regional or local, vary over
                              time. The performance of a pool of mortgage loans
                              originated and outstanding under a given set of
                              economic conditions may vary significantly from
                              the performance of an otherwise comparable
                              mortgage pool originated and outstanding under a
                              different set of economic conditions. Accordingly,
                              investors should evaluate the mortgage loans
                              underlying the offered certificates independently
                              from the performance of mortgage loans underlying
                              any other series of offered certificates.

                              As a result of the distinct nature of each pool of
                              commercial mortgage loans, and the separate
                              mortgage loans within the pool, this prospectus
                              does not include disclosure concerning the
                              delinquency and loss experience of static pools of
                              periodic originations by the sponsor of assets of
                              the type to be securitized (known as "static pool
                              data"). Because of the highly heterogeneous nature
                              of the assets in commercial mortgage backed
                              securities transactions, static pool data for
                              prior securitized pools, even those involving the
                              same asset types (e.g., hotels or office
                              buildings), may be misleading, since the economics
                              of the properties and terms of the loans may be
                              materially different. In particular, static pool
                              data showing a low level of delinquencies and
                              defaults would not be indicative of the
                              performance of this pool or any other pools of
                              mortgage loans originated by the same sponsor.
                              Therefore, investors should evaluate this offering
                              on the basis of the information set forth in the
                              related prospectus supplement with respect to the
                              mortgage loans, and not on the basis of any
                              successful performance of other pools of
                              securitized commercial mortgage loans.

VARIOUS TYPES OF INCOME-
  PRODUCING PROPERTIES MAY
  SECURE MORTGAGE LOANS
  UNDERLYING A SERIES OF
  CERTIFICATES AND EACH
  TYPE OF INCOME-PRODUCING
  PROPERTY MAY PRESENT
  SPECIAL RISKS.............  The mortgage loans underlying a series of certificates may be secured by numerous types of
                              multifamily and commercial properties. The
                              adequacy of an income-producing property as
                              security for a mortgage loan depends in large part
                              on its value and ability to generate net operating
                              income. The relative importance of any factor
                              affecting the value or operation of an
                              income-producing property will depend on the type
                              and use of the property, and the type and use of a
                              particular income-producing property may present
                              special risks. Additionally, many types of
                              commercial properties are not readily convertible
                              to alternative uses if the original use is not
                              successful or may require significant capital
                              expenditures to effect any conversion to an
                              alternative use.

THE OPERATION OF COMMERCIAL
  PROPERTIES IS DEPENDENT
  UPON SUCCESSFUL
  MANAGEMENT ...............  The successful operation of a real estate project depends upon the property manager's performance
                              and viability. The property manager is responsible
                              for:

                              o   responding to changes in the local market;

                                     - 17 -

                              o   planning and implementing the rental
                                  structure;

                              o   operating the property and providing building
                                  services;

                              o   managing operating expenses; and

                              o   assuring that maintenance and capital
                                  improvements are carried out in a timely
                                  fashion.

                              A good property manager, by controlling costs,
                              providing appropriate service to tenants and
                              seeing to the maintenance of improvements, can
                              improve cash flow, reduce vacancy, leasing and
                              repair costs and preserve building value. On the
                              other hand, management errors can, in some cases,
                              impair short-term cash flow and the long term
                              viability of an income-producing property.
                              Properties deriving revenues primarily from
                              short-term sources are generally more management
                              intensive than properties leased to creditworthy
                              tenants under long-term leases.

                              Morgan Stanley Capital I Inc. makes no
                              representation or warranty as to the skills of any
                              present or future managers. Additionally, Morgan
                              Stanley Capital I Inc. cannot assure you that the
                              property managers will be in a financial condition
                              to fulfill their management responsibilities
                              throughout the terms of their respective
                              management agreements.

YOU SHOULD CONSIDER THE
  NUMBER OF MORTGAGE
  LOANS IN THE POOL ........  Assuming pools of equal aggregate unpaid principal balances, the concentration of default,
                              foreclosure and loss in a trust fund containing
                              fewer mortgage loans will generally be higher than
                              that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT
  INSURED OR GUARANTEED AND
  YOUR SOURCE FOR
  REPAYMENTS IS LIMITED ....  Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                              In general, the borrowers under the mortgage loans
                              will be entities created to own or purchase the
                              related commercial property. The borrowers are set
                              up this way, in significant part, to isolate the
                              property from the debts and liabilities of the
                              person creating the entity. In most cases, the
                              loan will represent a nonrecourse obligation of
                              the related borrower secured by the lien of the
                              related mortgage and the related lease
                              assignments. Even if the loan is recourse, the
                              borrower generally will not have any significant
                              assets other than the property or properties and
                              the related leases, which will be pledged to the
                              trustee. Therefore, payments on the loans and, in
                              turn, payments of principal and interest on your
                              certificates, will depend primarily or solely on
                              rental payments by the lessees. Those rental
                              payments will, in turn, depend on continued
                              occupancy by, or the creditworthiness of, those
                              lessees. Both continued occupancy and
                              creditworthiness may be adversely affected by a
                              general economic downturn or an adverse change in
                              the lessees' financial conditions.

                                     - 18 -

BORROWER MAY BE UNABLE TO
  REPAY THE REMAINING
  PRINCIPAL BALANCE ON ITS
  MATURITY DATE WHICH WOULD
  ADVERSELY AFFECT
  PAYMENT ON YOUR
  CERTIFICATES .............  Some of the mortgage loans may not be fully amortizing over their terms to maturity and will
                              require substantial principal payments--i.e.,
                              balloon payments--at their stated maturity.
                              Mortgage loans with balloon payments involve a
                              greater degree of risk because a borrower's
                              ability to make a balloon payment typically will
                              depend upon its ability either to timely refinance
                              the loan or to timely sell the mortgaged property.
                              However, refinancing a loan or selling the
                              property will be affected by a number of factors,
                              including:

                              o   interest rates;

                              o   the borrower's equity in the property;

                              o   the financial condition and operating history
                                  of the borrower and the property;

                              o   tax laws;

                              o   renewability of operating licenses;

                              o   prevailing economic conditions and the
                                  availability of credit for commercial and
                                  multifamily properties;

                              o   with respect to certain multifamily properties
                                  and mobile home parks, rent control laws; and

                              o   with respect to hospitals, nursing homes and
                                  convalescent homes, reimbursement rates from
                                  private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
  LOSSES IF INSUFFICIENT
  FUNDS ARE AVAILABLE TO
  SATISFY ANY JUNIOR
  MORTGAGE LOANS ...........  If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by
                              junior mortgages. In the event of a liquidation,
                              satisfaction of a mortgage loan secured by a
                              junior mortgage will be subordinate to the
                              satisfaction of the related senior mortgage loan.
                              If the proceeds are insufficient to satisfy the
                              junior mortgage and the related senior mortgage,
                              the junior mortgage loan in the trust fund would
                              suffer a loss and the class of certificate you own
                              may bear that loss. Therefore, any risks of
                              deficiencies associated with first mortgage loans
                              will be even greater in the case of junior
                              mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  If the related prospectus supplement so specifies, a master servicer, a sub servicer or a special
                              servicer will be permitted, within prescribed
                              parameters, to extend and modify whole loans that
                              are in default or as to which a payment default is
                              imminent. Any ability to extend or modify may
                              apply, in particular, to whole loans with balloon
                              payments. In addition, a master servicer, a sub
                              servicer or a special servicer may receive a
                              workout fee based on receipts from, or proceeds
                              of, those whole loans. While any entity granting
                              this type of extension or

                                     - 19 -

                              modification generally will be required to
                              determine that the extension or modification is
                              reasonably likely to produce a greater recovery on
                              a present value basis than liquidation, there is
                              no assurance this will be the case. Additionally,
                              if the related prospectus supplement so specifies,
                              some of the mortgage loans included in the
                              mortgage pool may have been subject to workouts or
                              similar arrangements following prior periods of
                              delinquency and default.

TENANT BANKRUPTCY MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely
                              affect the income produced by a mortgaged
                              property. Under the Bankruptcy Code, a tenant has
                              the option of assuming or rejecting any unexpired
                              lease. If the tenant rejects the lease, the
                              landlord's claim would be a general unsecured
                              claim against the tenant, absent collateral
                              securing the claim. The claim would be limited to
                              the unpaid rent reserved for the periods prior to
                              the bankruptcy petition or the earlier surrender
                              of the leased premises, which are unrelated to the
                              rejection, plus the greater of one year's rent or
                              15% of the remaining rent reserved under the
                              lease, but not more than three years' rent to
                              cover any rejection related claims.

BORROWER BANKRUPTCY MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower
                              will stay the sale of the real property owned by
                              that borrower, as well as the commencement or
                              continuation of a foreclosure action. In addition,
                              if a court determines that the value of the
                              mortgaged property is less than the principal
                              balance of the mortgage loan it secures, the court
                              may prevent a lender from foreclosing on the
                              mortgaged property, subject to certain protections
                              available to the lender. As part of a
                              restructuring plan, a court also may reduce the
                              amount of secured indebtedness to the then-value
                              of the mortgaged property. Such an action would
                              make the lender a general unsecured creditor for
                              the difference between the then-value and the
                              amount of its outstanding mortgage indebtedness. A
                              bankruptcy court also may:

                              o   grant a debtor a reasonable time to cure a
                                  payment default on a mortgage loan;

                              o   reduce monthly payments due under a mortgage
                                  loan;

                              o   change the rate of interest due on a mortgage
                                  loan; or

                              o   otherwise alter the mortgage loan's repayment
                                  schedule.

                              Moreover, the filing of a petition in bankruptcy
                              by, or on behalf of, a junior lienholder may stay
                              the senior lienholder from taking action to
                              foreclose on the mortgaged property in a manner
                              that would substantially diminish the position of
                              the junior lien. Additionally, the borrower's
                              trustee or the borrower, as debtor-in-possession,
                              has certain special powers to avoid, subordinate
                              or disallow debts. In certain circumstances, the
                              claims of the trustee may be subordinated to
                              financing obtained by a debtor-in-possession
                              subsequent to its bankruptcy.

                                     - 20 -

                              Under the Bankruptcy Code, the lender will be
                              stayed from enforcing a borrower's assignment of
                              rents and leases. The Bankruptcy Code also may
                              interfere with the lender's ability to enforce
                              lockbox requirements. The legal proceedings
                              necessary to resolve these issues can be time
                              consuming and may significantly delay the receipt
                              of rents. Rents also may escape an assignment to
                              the extent they are used by the borrower to
                              maintain the mortgaged property or for other court
                              authorized expenses.

                              As a result of the foregoing, the lender's
                              recovery with respect to borrowers in bankruptcy
                              proceedings may be significantly delayed, and the
                              aggregate amount ultimately collected may be
                              substantially less than the amount owed.

SOPHISTICATION OF THE
  BORROWER MAY ADVERSELY
  AFFECT PAYMENT ON YOUR
  CERTIFICATES .............  In general, the mortgage loans will be made to partnerships, corporations or other entities
                              rather than individuals. This may entail greater
                              risks of loss from delinquency and foreclosure
                              than do single family mortgage loans. In addition,
                              the borrowers under commercial mortgage loans may
                              be more sophisticated than the average single
                              family home borrower. This may increase the
                              likelihood of protracted litigation or the
                              likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
  LOSSES OR RISKS WHICH
  COULD ADVERSELY AFFECT
  PAYMENT ON YOUR
  CERTIFICATES .............  Although the prospectus supplement for a series of certificates will describe the credit support for
                              the related trust fund, the credit support will be
                              limited in amount and coverage and may not cover
                              all potential losses or risks. Use of credit
                              support will be subject to the conditions and
                              limitations described in the prospectus and in the
                              related prospectus supplement. Moreover, any
                              applicable credit support may not cover all
                              potential losses or risks. For example, credit
                              support may not cover fraud or negligence by a
                              mortgage loan originator or other parties.

                              A series of certificates may include one or more
                              classes of subordinate certificates, which may
                              include certificates being offered to you.
                              Although subordination is intended to reduce the
                              senior certificateholders' risk of delinquent
                              distributions or ultimate losses, the amount of
                              subordination will be limited and may decline
                              under certain circumstances. In addition, if
                              principal payments are made in a specified order
                              of priority, and limits exist with respect to the
                              aggregate amount of claims under any related
                              credit support, the credit support may be
                              exhausted before the principal of the certificate
                              classes with lower priority has been repaid.
                              Significant losses and shortfalls on the assets
                              consequently may fall primarily upon classes of
                              certificates having a lower payment priority.

                              The amount of any credit support supporting one or
                              more classes of certificates being offered to you,
                              including the subordination of one or more classes
                              will be determined on the basis of criteria
                              established by each pertinent rating agency. Those
                              criteria will be based on an assumed level of
                              defaults, delinquencies, other losses or other
                              factors. However, the loss experience on the
                              related mortgage loans or mortgage backed
                              securities may exceed the assumed levels. See
                              "Description of Credit Support."

                                     - 21 -

                              Regardless of the form of any credit enhancement,
                              the amount of coverage will be limited and, in
                              most cases, will be subject to periodic reduction,
                              in accordance with a schedule or formula. The
                              master servicer generally will be permitted to
                              reduce, terminate or substitute all or a portion
                              of the credit enhancement for any series of
                              certificates, if the applicable rating agency
                              indicates that the then current ratings will not
                              be adversely affected. A rating agency may lower
                              the ratings of any series of certificates if the
                              obligations of any credit support provider are
                              downgraded. The ratings also may be lowered if
                              losses on the related mortgage loans or MBS
                              substantially exceed the level contemplated by the
                              rating agency at the time of its initial rating
                              analysis. Neither Morgan Stanley Capital I Inc.,
                              the master servicer nor any of their affiliates
                              will have any obligation to replace or supplement
                              any credit enhancement, or to take any other
                              action to maintain any ratings of any series of
                              certificates.

INVESTORS IN SUBORDINATE
  CLASSES OF CERTIFICATES
  MAY BE SUBJECT TO DELAYS
  IN PAYMENT AND MAY NOT
  RECOVER THEIR INITIAL
  INVESTMENTS ..............  To the extent described in this prospectus, the subordinate certificateholders' rights to receive
                              distributions with respect to the assets to which
                              they would otherwise be entitled will be
                              subordinate to the rights of the senior
                              certificateholders and of the master servicer, if
                              the master servicer is paid its servicing fee,
                              including any unpaid servicing fees with respect
                              to one or more prior periods, and is reimbursed
                              for certain unreimbursed advances and unreimbursed
                              liquidation expenses. As a result, investors in
                              subordinate certificates must be prepared to bear
                              the risk that they may be subject to delays in
                              payment and may not recover their initial
                              investments.

                              The yields on the subordinate certificates may be
                              extremely sensitive to the loss experience of the
                              assets and the timing of any losses. If the actual
                              rate and amount of losses experienced by the
                              assets exceed the rate and amount assumed by an
                              investor, the yields to maturity on the
                              subordinate certificates may be lower than
                              anticipated.

DIFFICULTIES IN ENFORCEMENT
  OF LOAN PROVISIONS MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the
                              maturity of the mortgage loan if the borrower
                              sells, transfers or conveys the related mortgaged
                              property or its interest in the mortgaged property
                              and debt-acceleration clauses, which permit a
                              lender to accelerate the loan upon a monetary or
                              non-monetary default by the borrower. These
                              clauses are generally enforceable. The courts of
                              all states will enforce clauses providing for
                              acceleration in the event of a material payment
                              default. The equity courts, however, may refuse to
                              enforce these clauses if acceleration of the
                              indebtedness would be inequitable, unjust or
                              unconscionable.

                              If the related prospectus supplement so specifies,
                              the mortgage loans will be secured by an
                              assignment of leases and rents. Pursuant to those
                              assignments, the borrower typically assigns its
                              right, title and interest as landlord under the
                              leases on the related mortgaged property and the
                              income derived from the leases to the lender as
                              further security for the

                                     - 22 -

                              related mortgage loan, while retaining a license
                              to collect rents as long as there is no default.
                              If the borrower defaults, the license terminates
                              and the lender is entitled to collect rents. These
                              assignments are typically not perfected as
                              security interests prior to actual possession of
                              the cash flows. Some state laws may require that
                              the lender take possession of the mortgaged
                              property and obtain judicial appointment of a
                              receiver before becoming entitled to collect the
                              rents. In addition, if bankruptcy or similar
                              proceedings are commenced by or in respect of the
                              borrower, the lender's ability to collect the
                              rents may be adversely affected. See "Legal
                              Aspects of the Mortgage Loans and the
                              Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
  MORTGAGED PROPERTIES MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Real property pledged as security for a mortgage loan may be subject to environmental risks. Under
                              federal law and the laws of certain states,
                              contamination of a property may give rise to a
                              lien on the property to assure the costs of
                              cleanup. In several states, this type of lien has
                              priority over the lien of an existing mortgage
                              against the property. Moreover, the presence of
                              hazardous or toxic substances, or the failure to
                              remediate the property, may adversely affect the
                              owner or operator's ability to borrow using the
                              property as collateral. In addition, under the
                              laws of some states and under CERCLA and other
                              federal law, a lender may become liable, as an
                              "owner operator," for costs of addressing releases
                              or threatened releases of hazardous substances
                              that require remedy at a property, if agents or
                              employees of the lender have become sufficiently
                              involved in the management or operations of the
                              borrower. Liability may be imposed even if the
                              environmental damage or threat was caused by a
                              prior owner.

                              Under certain circumstances, a lender also risks
                              this type of liability on foreclosure of the
                              mortgage. Unless the related prospectus supplement
                              specifies otherwise, neither the master servicer,
                              the sub-servicer nor the special servicer may
                              acquire title to a mortgaged property or take over
                              its operation unless the master servicer has
                              previously determined, based upon a report
                              prepared by a person who regularly conducts
                              environmental audits, that:

                              o   the mortgaged property is in compliance with
                                  applicable environmental laws, and there are
                                  no circumstances present at the mortgaged
                                  property for which investigation, testing,
                                  monitoring, containment, clean-up or
                                  remediation could be required under any
                                  federal, state or local law or regulation; or

                              o   if the mortgaged property is not in compliance
                                  with applicable environmental laws or
                                  circumstances requiring any of the foregoing
                                  actions are present, that it would be in the
                                  best economic interest of the trust fund to
                                  acquire title to the mortgaged property and
                                  take the actions as would be necessary and
                                  appropriate to effect compliance or respond to
                                  those circumstances.

                              See "Legal Aspects of the Mortgage Loans and
                              Leases--Environmental Legislation."

                                     - 23 -

IF YOU ARE SUBJECT TO ERISA,
  YOU MAY NOT BE ELIGIBLE
  TO PURCHASE
  CERTIFICATES .............  Generally, ERISA applies to investments made by employee benefit plans and transactions involving
                              the assets of those plans. Due to the complexity
                              of regulations governing those plans, prospective
                              investors that are subject to ERISA are urged to
                              consult their own counsel regarding consequences
                              under ERISA of acquisition, ownership and
                              disposition of the offered certificates of any
                              series.

THE INCOME TAX
  CONSIDERATIONS SHOULD
  IMPACT YOUR DECISION TO
  PURCHASE A REMIC RESIDUAL
  CERTIFICATE ..............  Except as provided in the prospectus supplement,
                              REMIC residual certificates are anticipated to
                              have "phantom income" associated with them. That
                              is, taxable income is anticipated to be allocated
                              to the REMIC residual certificates in the early
                              years of the existence of the related REMIC--even
                              if the REMIC residual certificates receive no
                              distributions from the related REMIC--with a
                              corresponding amount of losses allocated to the
                              REMIC residual certificates in later years.
                              Accordingly, the present value of the tax
                              detriments associated with the REMIC residual
                              certificates may significantly exceed the present
                              value of the tax benefits related thereto, and the
                              REMIC residual certificates may have a negative
                              "value."

                              Moreover, the REMIC residual certificates will, in
                              effect, be allocated an amount of gross income
                              equal to the non-interest expenses of the REMIC,
                              but those expenses will be deductible only as
                              itemized deductions, and will be subject to all
                              the limitations applicable to itemized deductions,
                              by holders of REMIC residual certificates that are
                              individuals. Accordingly, investment in the REMIC
                              residual certificates generally will not be
                              suitable for individuals or for certain
                              pass-through entities, such as partnerships or S
                              corporations, that have individuals as partners or
                              shareholders. In addition, REMIC residual
                              certificates are subject to restrictions on
                              transfer. Finally, prospective purchasers of a
                              REMIC residual certificate should be aware that
                              Treasury Department regulations do not permit
                              certain REMIC residual interests to be marked to
                              market.

REQUIRED CONSENT IN
  CONNECTION WITH SERVICING
  THE PROPERTIES MAY EFFECT
  THE TIMING OF PAYMENTS ON
  YOUR CERTIFICATES ........  Under certain circumstances, the consent or approval of the holders of a specified percentage
                              of the aggregate principal balance of all
                              outstanding certificates of a series or a similar
                              means of allocating decision-making will be
                              required to direct certain actions. The actions
                              may include directing the special servicer or the
                              master servicer regarding measures to be taken
                              with respect to some of the mortgage loans and
                              real estate owned properties and amending the
                              relevant pooling agreement or trust agreement. The
                              consent or approval of these holders will be
                              sufficient to bind all certificateholders of the
                              relevant series. See "Description of the
                              Agreements--Events of Default," "--Rights Upon
                              Event of Default," and "--Amendment."

                                     - 24 -

LITIGATION ARISING OUT OF
  ORDINARY BUSINESS MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  There may be pending or threatened legal proceedings against the borrowers and managers of
                              the mortgaged properties and their respective
                              affiliates arising out of the ordinary business of
                              the borrowers, managers and affiliates. This
                              litigation could cause a delay in the payment on
                              your certificates. Therefore, we cannot assure you
                              that this type of litigation would not have a
                              material adverse effect on your certificates.

COMPLIANCE WITH THE
  AMERICANS WITH
  DISABILITIES ACT OF 1990
  MAY BE EXPENSIVE AND MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet
                              federal requirements related to access and use by
                              disabled persons. Borrowers may incur costs
                              complying with the Americans with Disabilities Act
                              of 1990. In addition, noncompliance could result
                              in the imposition of fines by the federal
                              government or an award of damages to private
                              litigants. These costs of complying with the
                              Americans with Disabilities Act of 1990 and the
                              possible imposition of fines for noncompliance
                              would result in additional expenses on the
                              mortgaged properties, which could have an adverse
                              effect on your certificates.

IF YOUR CERTIFICATE IS BOOK-
  ENTRY, YOU WILL NOT BE
  RECOGNIZED AS A
  CERTIFICATEHOLDER BY THE
  TRUSTEE ..................  If the prospectus supplement so provides, one or more classes of the certificates offered to you
                              will be initially represented by one or more
                              certificates for each class registered in the name
                              of Cede & Co., the nominee for the Depository
                              Trust Company. If you purchase this type of
                              certificate:

                              o   your certificate will not be registered in
                                  your name or the name of your nominee;

                              o   you will not be recognized by the trustee as a
                                  certificateholder; and

                              o   you will be able to exercise your right as a
                                  certificateholder only through the Depository
                                  Trust Company and its participating
                                  organizations.

                              You will be recognized as a certificateholder only
                              if and when definitive certificates are issued.
                              See "Description of the Certificates--Book-Entry
                              Registration and Definitive Certificates."

                           _________________________

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                     - 25 -

                         DESCRIPTION OF THE TRUST FUNDS

      Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o     multifamily mortgage loans, commercial mortgage loans or both;

          o     mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o     direct obligations of the United States, agencies of the United
                States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
                non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing
                securities from which the right to payment of principal has been removed; or

          o     a combination of mortgage loans, mortgage backed securities and government securities.

      Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

      The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

      The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o     Multifamily Properties which are residential properties
                consisting of five or more rental or cooperatively owned
                dwelling units in high-rise, mid-rise or garden apartment
                buildings; or

          o     Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
                hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
                self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                     - 26 -

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

      If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

      If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

      To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                     - 27 -

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o     non-cash items such as depreciation and amortization;

          o     capital expenditures; and

          o     debt service on loans secured by the mortgaged property.

      The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

      As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

      The duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties.
However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                     - 28 -

      The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

      Appraised values for income-producing properties may be based on:

          o     the recent resale value of comparable properties at the date of the appraisal;

          o     the cost of replacing the property;

          o     a projection of value based upon the property's projected net cash flow; or

          o     a selection from or interpolation of the values derived from the methods listed here.

      Each of these appraisal methods presents analytical challenges for the following reasons:

          o     it is often difficult to find truly comparable properties that have recently been sold;

          o     the replacement cost of a property may have little to do with its current market value;

          o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
                capitalization rate;

          o     more than one of the appraisal methods may be used and each may produce significantly different results; and

          o     if a high Loan-to-Value Ratio accompanies a high Debt Service
                Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

      While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

      The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o     the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o     the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                     - 29 -

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o     the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
                mortgage loans, unless the related prospectus supplement
                provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o     the type of property securing the mortgage loans, e.g.,
                multifamily property or commercial property and the type of property in each category;

          o     the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o     the earliest and latest origination date and maturity date of the mortgage loans;

          o     the weighted average, by principal balance, of the Loan-to-Value
                Ratios at origination of the mortgage loans;

          o     the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o     the state or states in which most of the mortgaged properties are located;

          o     information with respect to the prepayment provisions, if any, of the mortgage loans;

          o     the weighted average Retained Interest, if any;

          o     with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment
                adjustments;

          o     the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o     information regarding the payment characteristics of the
                mortgage loans, including without limitation balloon payment and other amortization provisions.

                                     - 30 -

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

      Generally, the mortgage loans will:

          o     have individual principal balances at origination of not less than $25,000;

          o     have original terms to maturity of not more than 40 years; and

          o     provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus
                supplement.

      Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

      In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

      Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the

                                     - 31 -

sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o     the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o     the original and remaining term to stated maturity of the MBS, if applicable;

          o     whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o     the pass-through or bond rate of the MBS or formula for
                determining the rates, if any;

          o     the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and
                subordination features;

          o     the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o     characteristics of the credit support, if any, such as
                subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
                Loans, the Underlying MBS or directly to the MBS;

          o     the terms on which the MBS or the related Underlying Mortgage
                Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o     the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o     the servicing fees payable under the MBS Agreement;

          o     the type of information in respect of the Underlying Mortgage
                Loans described under "--Mortgage Loans--Mortgage Loan
                Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o     the characteristics of any cash flow agreements that are
                included as part of the trust fund evidenced or secured by the
                MBS;

          o     whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
                Participants Trust Company;

          o     the market price of the MBS and the basis on which the market price was determined; and

          o     if the issuer of the MBS is required to file reports under the
                Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

      If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding

                                     - 32 -

paragraph  and, in  particular,  will  disclose the  Underlying  Mortgage  Loans appropriately in light of the percentage of the aggregate  principal  balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

      The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o     the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o     the original and remaining terms to stated maturity of the government securities;

          o     whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o     the interest rates of the government securities or the formula to determine the rates, if any;

          o     the applicable payment provisions for the government securities;
                and

          o     to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

      If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

      If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus

                                     - 33 -

supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases.

See "Risk Factors."

PASS-THROUGH RATE

      Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o     the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o     the effect, if any, of the prepayment of any mortgage loan or
                MBS on the pass-through rate of one or more classes of
                certificates; and

          o     whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

                                     - 34 -

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o     will correspond to the rate of principal payments on the assets in the related trust fund;

          o     is likely to be affected by the existence of Lockout Periods and
                Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o     is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
                Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

      When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                     - 35 -

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or
MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

      Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                     - 36 -

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

      A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

      The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

      Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

      It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                     - 37 -

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2006.

                                                                           TOTAL MSMC LOANS
                                                    TOTAL MSMC LOANS       SECURITIZED WITH
 YEAR (APPROXIMATE AMTS                             SECURITIZED WITH        NON-AFFILIATED      TOTAL MSMC LOANS
    IN BILLIONS-$'S)        TOTAL MSMC LOANS*     AFFILIATED DEPOSITOR        DEPOSITOR           SECURITIZED
------------------------   -------------------   ----------------------   ------------------   ------------------

          2006                    16.9                    8.9                    1.9                  10.7
          2005                    12.9                    8.2                    1.5                   9.6
          2004                     7.7                    5.1                    1.3                   6.4
          2003                     6.4                    3.5                    1.3                   4.8

*     MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
      MSMC Loans Securitized includes loans in both public and private securitizations.

      MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                     - 38 -

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                     - 39 -

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

      Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                     - 40 -

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o     provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o     be senior or subordinate to one or more other classes of
                certificates in respect of distributions on the certificates;

          o     be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o     be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o     provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o     provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o     provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
                Certificate component and a Stripped Interest Certificate
                component; or

          o     do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

      Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                     - 41 -

      If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

      Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.    the total amount of all cash on deposit in the related
                Certificate Account as of the corresponding Determination Date, exclusive of:

                o     all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

                o     unless the related prospectus supplement provides
                      otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums,
                      Liquidation Proceeds, Insurance Proceeds and other
                      unscheduled recoveries received subsequent to the related
                      Due Period; and

                o     all amounts in the Certificate Account that are due or
                      reimbursable to Morgan Stanley Capital I Inc., the
                      trustee, an asset seller, a subservicer, a special
                      servicer, the master servicer or any other entity as
                      specified in the related prospectus supplement or that are payable in respect of certain expenses of the related
                      trust fund;

                                     - 42 -

          2.    if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
                Account, including any net amounts paid under any Cash Flow
                Agreements;

          3.    all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.    if and to the extent the related prospectus supplement so
                provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          5.    if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
                Distribution Date.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

      If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

      In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued
Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                     - 43 -

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

      The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                     - 44 -

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

      If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

      With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                     - 45 -

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

      Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1)   the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

      (2)   the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

      (3)   the amount of the distribution allocable to

            o   prepayment premiums and

            o   payments on account of Equity Participations;

      (4)   the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5)   the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

      (6)   the aggregate principal balance of the assets at the close of business on that Distribution Date;

      (7)   the number and aggregate principal balance of Whole Loans in respect of which:

            o   one scheduled payment is delinquent,

            o   two scheduled payments are delinquent,

            o   three or more scheduled payments are delinquent and

            o   foreclosure proceedings have been commenced;

      (8)   with respect to each Whole Loan that is delinquent two or more months:

            o   the loan number thereof,

            o   the unpaid balance thereof,

            o   whether the delinquency is in respect of any balloon payment,

            o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                     - 46 -

            o   if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

            o   whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

            o   whether foreclosure proceedings have been commenced and, if so, the date so commenced and

            o   if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

      (9)   with respect to any Whole Loan liquidated during the related Due
            Period other than by payment in full:

            o   the loan number thereof,

            o   the manner in which it was liquidated and

            o   the aggregate amount of liquidation proceeds received;

      (10)  with respect to any Whole Loan liquidated during the related Due
            Period,

            o   the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

            o   the amount of any loss to certificateholders;

      (11)  with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

            o   the loan number of the related mortgage loan and

            o   the date of acquisition;

      (12)  with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

            o   the book value,

            o   the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

            o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

            o   if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (13)  with respect to any REO Property sold during the related Due Period

            o   the loan number of the related mortgage loan,

            o   the aggregate amount of sale proceeds,

            o   the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
                Property or the related mortgage loan and

            o   the amount of any loss to certificateholders in respect of the related mortgage loan;

                                     - 47 -

      (14)  the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the
            Distribution Date, separately identifying any reduction in the
            Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

      (15)  the aggregate amount of principal prepayments made during the related Due Period;

      (16)  the amount deposited in the reserve fund, if any, on the
            Distribution Date;

      (17)  the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

      (18)  the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
            Date;

      (19)  in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

      (20)  in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
            Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

      (21)  as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

      (22)  the aggregate amount of payments by the borrowers of:

            o   default interest,

            o   late charges and

            o   assumption and modification fees collected during the related
                Due Period.

      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                     - 48 -

TERMINATION

      The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o     the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
                foreclosure of any Whole Loan subject thereto and

          o     the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                     - 49 -

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

      DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

      Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o     Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a
                qualified successor, or

          o     Morgan Stanley Capital I Inc., at its option, elects to
                terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The certificates will be offered pursuant to a Pooling Agreement or a
Trust Agreement.

          o     A Pooling Agreement will be used where the trust fund includes
                Whole Loans. The parties to a Pooling Agreement will be Morgan
                Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
                Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be
                appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and
                obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any
                servicer servicing Whole Loans directly.

          o     A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
                Morgan Stanley Capital I Inc. and a trustee. A manager or
                administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole
Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                     - 50 -

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o     in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o     in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
                MBS trustee, the pass-through or bond rate or formula for
                determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

      The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                     - 51 -

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      If so provided in the related prospectus supplement, Morgan Stanley
Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

      With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o     the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
                Agreement;

          o     the existence of title insurance insuring the lien priority of the Whole Loan;

          o     the authority of the Warrantying Party to sell the Whole Loan;

          o     the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o     the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o     the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                     - 52 -

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

      Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying
Party of any breach of any representation or warranty made by it in respect of a
Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying
Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o     the Warrantying Party will be obligated to repurchase the Whole
                Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
                Purchase Price; or

          o     if so provided in the prospectus supplement for a series, the
                Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
                accordance with the standards described in the related
                prospectus supplement; or

          o     if so provided in the prospectus supplement for a series, the
                Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

      Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

      Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o     the accuracy of the information set forth therefor on the
                schedule of assets appearing as an exhibit to the related
                Agreement and

          o     the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

                                     - 53 -

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

      The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either:

          o     an account or accounts the deposits in which are insured by the
                Bank Insurance Fund or the Savings Association Insurance Fund of
                the FDIC, to the limits established by the FDIC, and the
                uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
                Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
                creditors of the institution with which the Certificate Account is maintained or

          o     otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

      Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

      (1)   all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

      (2)   all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation
            Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (3)   any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

      (4)   any advances made as described under "Description of the
            Certificates--Advances in Respect of Delinquencies";

      (5)   any amounts representing prepayment premiums;

                                     - 54 -

      (6)   any amounts paid under any Cash Flow Agreement, as described under
            "Description of the Trust Funds--Cash Flow Agreements";

      (7)   all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
            Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
            "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
            "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
            Certificates--Termination";

      (8)   any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
            Interest; Servicing Compensation and Payment of Expenses";

      (9)   to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

      (10)  all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

      (11)  any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

      (12)  any other amounts required to be deposited in the Certificate
            Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

      Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

      (1)   to make distributions to the certificateholders on each Distribution
            Date;

      (2)   to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
            Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole
            Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole
            Loans;

      (3)   to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to
            Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation
            Proceeds and Insurance Proceeds collected on the particular Whole
            Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of
            Credit Support with respect to such Whole Loans and properties;

      (4)   to reimburse a master servicer for any advances described in clause
            (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
            Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
            Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

                                     - 55 -

      (5)   if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause
            (3) above while these amounts remain outstanding and unreimbursed;

      (6)   to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

      (7)   to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under
            "--Matters Regarding a Master Servicer and the Depositor";

      (8)   if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      (9)   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

      (10)  unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (11)  to pay the person entitled thereto any amounts deposited in the
            Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

      (12)  to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

      (13)  if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
            Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (14)  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

      (15)  to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      (16)  to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (17)  to pay the person entitled thereto any amounts deposited in the
            Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets;
            Repurchase" and "--Representations and Warranties; Repurchases" or
            otherwise;

      (18)  to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      (19)  to clear and terminate the Certificate Account at the termination of the trust fund.

                                     - 56 -

OTHER COLLECTION ACCOUNTS

      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o     maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
                interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o     maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o     processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
                Due-on-Sale clause; attempting to cure delinquencies;

          o     inspecting and managing mortgaged properties under certain circumstances; and

          o     maintaining accounting records relating to the Whole Loans.
                Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
                responsible for filing and settling claims in respect of
                particular Whole Loans under any applicable instrument of Credit
                Support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o     affect the amount or timing of any scheduled payments of
                principal or interest on the Whole Loan or

          o     in its judgment, materially impair the security for the Whole
                Loan or reduce the likelihood of timely payment of amounts due thereon.

                                     - 57 -

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o     in its judgment, a material default on the Whole Loan has
                occurred or a payment default is imminent and

          o     in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

      A master servicer may delegate its servicing obligations in respect of the
Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

      Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

      A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o     monitor any Whole Loan which is in default,

          o     contact the borrower concerning the default,

          o     evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o     initiate corrective action in cooperation with the borrower if cure is likely,

          o     inspect the mortgaged property, and

          o     take any other actions as are consistent with the Servicing
                Standard.

                                     - 58 -

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole
Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

      Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

      If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o     institute foreclosure proceedings,

          o     exercise any power of sale contained in any mortgage,

          o     obtain a deed in lieu of foreclosure, or

          o     otherwise acquire title to a mortgaged property securing the
                Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o     the mortgaged property is in compliance with applicable
                environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or
                disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation;
                or

          o     if the mortgaged property is not so in compliance or such
                circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be

                                     - 59 -

required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o     the Internal Revenue Service grants an extension of time to sell the property or

          o     the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
                subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

          o     solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o     accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o     that the restoration will increase the proceeds to
                certificateholders on liquidation of the Whole Loan after
                reimbursement of the special servicer for its expenses and

          o     that the expenses will be recoverable by it from related
                Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

                                     - 60 -

      If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o     the replacement cost of the improvements less physical
                depreciation and

          o     the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the

                                     - 61 -

time of origination in a federally designated flood area.

      In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

      If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the

                                     - 62 -

creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing
Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

      Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate
Account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

                                     - 63 -

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

      The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o     specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
                prosecution of an enforcement action in respect of any specific
                Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
                Agreement;

          o     incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o     incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

                                     - 64 -

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

      (1)   any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      (2)   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
            Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
            Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

      (3)   any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I
            Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
            25% of the Voting Rights; and

      (4)   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

      With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

      So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of

                                     - 65 -

an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the
Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o     exercise any of the powers vested in it by any Agreement;

          o     make any investigation of matters arising under any Agreement;
                or

          o     institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

      Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

      (1)   to cure any ambiguity;

      (2)   to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

      (3)   to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

      (4)   to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other

                                     - 66 -

percentage as may be specified in the related prospectus supplement) of the
Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

      (1)   reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

      (2)   adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

      (3)   modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

      Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the

                                     - 67 -

notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating
Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause
(or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

      If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate
Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by
Credit Support, certificateholders will bear their allocable share of deficiencies.

      If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

      (1)   the nature and amount of coverage under the Credit Support;

      (2)   any conditions to payment thereunder not otherwise described in this prospectus;

                                     - 68 -

      (3)   the conditions, if any, under which the amount of coverage under the
            Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

      (4)   the material provisions relating to the Credit Support; and

      (5)   information regarding the obligor under any instrument of Credit
            Support, including:

            o   a brief description of its principal business activities;

            o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

            o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

            o   its total assets, and its stockholders' or policyholders'
                surplus, if applicable, as of the date specified in the
                prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

      If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain

                                     - 69 -

types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

      Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

      If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

                                     - 70 -

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o     purport to be complete;

          o     purport to reflect the laws of any particular state; or

          o     purport to encompass the laws of all states in which the
                security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.
However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o     a borrower--the borrower and usually the owner of the subject property, and

          o     a mortgagee--the lender.

      In contrast, a deed of trust is a three-party instrument, among

          o     a trustor--the equivalent of a mortgagor or borrower,

          o     a trustee to whom the mortgaged property is conveyed, and

          o     a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

                                     - 71 -

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o     a tenant's interest in a lease of land or improvements, or both,
                and

          o     the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o     the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o     the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

      Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender

                                     - 72 -

generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law --
of the filing of bankruptcy.

                                     - 73 -

   NON JUDICIAL FORECLOSURE/POWER OF SALE

      Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations.
The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                     - 74 -

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o     the Internal Revenue Service grants an REO Extension, or

          o     It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third
                calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

      In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                     - 75 -

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

      The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

      Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

      Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                     - 76 -

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

      (1)   the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

      (2)   the right to cure those defaults, with adequate cure periods;

      (3)   if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

      (4)   the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

      (5)   the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

      (6)   a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

      (7)   A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

      Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                     - 77 -

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o     assume the lease and retain it or assign it to a third party or

          o     reject the lease.

      If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                     - 78 -

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o     at the time there was at least one other general partner and the written provisions of the limited partnership permit the
                business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o     The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

      To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o     to receive rents, hazard insurance and condemnation proceeds,
                and

                                     - 79 -

          o     To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
                extinguish the junior lender's or junior beneficiary's lien.
                However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                     - 80 -

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o     a diminution in value of property securing any mortgage loan;

          o     limitation on the ability to foreclose against the property; or

          o     in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
                mortgaged property.

      Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit

                                     - 81 -

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

      Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o     the mortgaged property is in compliance with applicable
                environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or
                disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation;
                or

          o     If the mortgaged property is not so in compliance or such
                circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                     - 82 -

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

      Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o     the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o     the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
                Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

      In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o     the borrower may have difficulty servicing and repaying multiple loans;

                                     - 83 -

          o     if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o     if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o     the bankruptcy of a junior lender may operate to stay
                foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

      It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                     - 84 -

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o     for the interest rate, discount points and charges as are
                permitted in that state, or

          o     that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate,
                discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

      The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                     - 85 -

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin LLP or Cadwalader, Wickersham & Taft
LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

REMICS

      The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual
Certificates" and "--Prohibited

                                     - 86 -

Transactions and Other Taxes" below), if a trust fund with respect to which a
REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC
Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a
REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham &
Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related
Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made,

          o     certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o     certificates held by a real estate investment trust will
                constitute "real estate assets" within the meaning of Code
                Section 856(c)(5)(B); and

          o     interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
                856(c)(3)(B).

      If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o     "real estate assets" within the meaning of Code Section
                856(c)(5)(B);

          o     "loans secured by an interest in real property" under Code
                Section 7701(a)(19)(C); and

          o     whether the income on the certificates is interest described in
                Code Section 856(c)(3)(B).

                                     - 87 -

      A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC

                                     - 88 -

 Regular Certificates should consult their own tax
advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution

                                     - 89 -

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o     adding (1) the present value at the end of the accrual period --
                determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
                Assumption and (2) any payments included in the stated
                redemption price at maturity received during such accrual
                period, and

          o     subtracting from that total the adjusted issue price of the
                REMIC Regular Certificates at the beginning of such accrual period.

      The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a
REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (1)       the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original
                REMIC Regular Certificateholder, who purchased the REMIC Regular
                Certificate at its issue price, less

      (2)       any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days
                beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

      A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which
OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

                                     - 90 -

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o     the interest is unconditionally payable at least annually;

          o     the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o     interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
                "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the
REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how
OID would be determined for debt instruments subject to Code Section 1272(a)(6)
that provide for contingent interest. The treatment of REMIC Regular
Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining

                                     - 91 -

after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

      (1)       the total remaining market discount and

      (2)       a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining
                OID at the beginning of the period.

      For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

      (1)       the total remaining market discount and

      (2)       a fraction, the numerator of which is the amount of stated
                interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

      For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with

                                     - 92 -

respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium
Regulations do not apply to prepayable securities described in Section
1272(a)(6) of the Code, such as the REMIC Regular Certificates.
Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o     the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in
                Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o     the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the
REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a
REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate

                                     - 93 -

substantially contemporaneously with acquiring the REMIC Regular Certificate;
the REMIC Regular Certificate is part of a straddle; the REMIC Regular
Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular
Certificates in their particular circumstances.

      The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

                                     - 94 -

      Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S. Persons. Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

      o     is not a "10-percent shareholder" within the meaning of Code Section
871(h)(3)(B) or, or a controlled foreign corporation described in Code Section
881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

      o     provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

      The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the
Non-U.S. Person is eligible for an exemption on the basis of its income from the
REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the
REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S.
branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

      Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the

                                     - 95 -

residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

      Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular
Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o     the broker determines that the seller is a corporation or other exempt recipient, or

          o     the seller provides, in the required manner, identifying
                information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

      A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o     the broker determines that the seller is an exempt recipient, or

          o     the seller certifies its non-U.S. Person status and other
                conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the

                                     - 96 -

REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of

          o     the income from the mortgage loans or MBS and the REMIC's other assets and

          o     the deductions allowed to the REMIC for interest and OID on the
                REMIC Regular Certificates and, except as described above under
                "--Taxation of Owners of REMIC Regular
                Certificates--Non-interest Expenses of the REMIC," other
                expenses.

      REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o     the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o     all bad loans will be deductible as business bad debts; and

          o     the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

                                     - 97 -

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

                                     - 98 -

      Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o     would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as
                ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o     is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

      Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o     3% of the excess of the individual's adjusted gross income over the applicable amount or

          o     80% of the amount of itemized deductions otherwise allowable for the taxable year.

      Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

      The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual
Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o     may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
                Certificateholder;

          o     will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
                Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

                                     - 99 -

          o     is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
                Payments--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to

                                     - 100 -

different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o     the disposition of a mortgage loan or MBS,

          o     the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

          o     the receipt of compensation for services, or

          o     gain from the disposition of an asset purchased with the
                payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

      It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o     a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o     Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

      such tax will be borne by Morgan Stanley Capital I Inc.

      In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

                                     - 101 -

LIQUIDATION AND TERMINATION

      If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

      Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within

                                     - 102 -

the United States, the 30%, or lower treaty rate, withholding will not apply.
Instead, the amounts paid to such non-U.S. Person will be subject to U.S.
federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on
Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)   the United States, any State, possession or political
                subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an
                instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)   any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
                organization is subject to the tax on "unrelated business
                taxable income"; and

          (C)   a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o     a regulated investment company, real estate investment trust or common trust fund;

          o     a partnership, trust or estate; and

          o     certain cooperatives.

      Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under
Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                     - 103 -

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o     an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the
                REMIC Residual Certificate as a nominee or agent for a
                disqualified organization, and

          o     a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
                Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o     the present value of the expected future distributions on the
                REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o     the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)   the transferor conducted, at the time of the transfer, a
                reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

          (2)   the transferee represents to the transferor that (i) it
                understands that, as the holder of the Noneconomic REMIC
                Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual
                Certificate to be attributable to a foreign permanent
                establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)   the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

                (i)   the present value of the anticipated tax liabilities
                      associated with holding the Noneconomic REMIC Residual
                      Certificate does not exceed the sum of:

                      o     the present value of any consideration given to the
                            transferee to acquire the Noneconomic REMIC Residual
                            Certificate,

                      o     the present value of the expected future
                            distributions on the Noneconomic REMIC Residual
                            Certificate and

                                     - 104 -

                      o     the present value of the anticipated tax savings
                            associated with holding the Noneconomic REMIC
                            Residual Certificate as the REMIC generates losses.
                            For purposes of the computations under this "minimum
                            transfer price" alternative, the transferee is
                            assumed to pay tax at the highest rate of tax
                            specified in section 11(b)(1) of the Internal
                            Revenue Code (currently 35%) or, in certain
                            circumstances, the alternative minimum tax rate.
                            Further, present values generally are computed using
                            a discount rate equal to the short-term Federal rate
                            set forth in Section 1274(d) of the Internal Revenue
                            Code for the month of such transfer and the
                            compounding period used by the transferee; or

                (ii)  (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial
                      reporting purposes exceed $100 million and its net assets
                      for financial reporting purposes exceed $10 million, (b)
                      the transferee is an eligible corporation (as defined in
                      Treasury regulation Section 1.860E-1(c)(6)(i)) that makes
                      a written agreement that any subsequent transfer of the
                      interest will be to another eligible corporation in a
                      transaction which will also satisfy clauses (1) and (2)
                      above and this clause (3)(ii) and (c) the facts and
                      circumstances known to the transferor on or before the
                      date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be
                      paid. For purposes of clause (3)(ii)(c), if the amount of
                      consideration paid in respect of the residual interest is
                      so low that under any set of reasonable assumptions a
                      reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                      the transferor is deemed to know that the transferee
                      cannot or will not pay the taxes associated with the
                      residual interest.

      If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership
(including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a
U.S. corporation) by any person that is not a U.S. Person.

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a Non-U.S. Person.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult

                                     - 105 -

their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

GRANTOR TRUST FUNDS

      If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code.
In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.        SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o     3% of the excess of adjusted gross income over the applicable amount and

          o     80% of the amount of itemized deductions otherwise allowable for such taxable year.

      Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

      In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The

                                     - 106 -

mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

      Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o     A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
                representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential
                property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o     a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the
                mortgage loans or MBS will be considered "interest on
                obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust
                certificate are of a type described in that Code section; and

          o     A grantor trust certificate owned by a REMIC will represent
                "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the

                                     - 107 -

reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o     the total remaining market discount and

          o     A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining
                OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o     the total remaining market discount and

                                     - 108 -

          o     A fraction, the numerator of which is the amount of stated
                interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

      Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.        MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.    Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

      Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

                                     - 109 -

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o     the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
                certificate was stripped or

          o     No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own
Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of
OID accruals and any possible tax consequences to you if you should fail to do
so.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to

                                     - 110 -

represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . .
which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

          2.    Grantor Trust Certificates Representing Interests in Loans Other
                Than Adjustable Rate Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions,"
as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o     adding (1) the present value at the end of the accrual
                period--determined by using as a discount factor the original yield to maturity of the respective component under the
                Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
                (2) any payments included in the stated redemption price at maturity received during such accrual period, and

                                    - 111 -

          o     subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.    Grantor Trust Certificates Representing Interests in Adjustable
                Rate Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.        SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

                                     - 112 -

      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o     the holder entered the contract to sell the grantor trust
                certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o     the grantor trust certificate is part of a straddle;

          o     the grantor trust certificate is marketed or sold as producing capital gain; or

          o     other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.        NON-U.S. PERSONS

          To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs --
Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons."

E.        INFORMATION REPORTING AND BACKUP WITHHOLDING

      The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

      On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

                                     - 113 -

      If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o     the broker determines that the seller is a corporation or other exempt recipient, or

          o     the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o     the broker determines that the seller is an exempt recipient or

          o     the seller certifies its non-U.S. Person status and other
                conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                       STATE AND LOCAL TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

      Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

      Section 406 of ERISA prohibits parties in interest with respect to an
ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions

                                     - 114 -

pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

      The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

      Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      DOL has granted to Morgan Stanley & Co. Incorporated Prohibited
Transaction Exemption ("PTE") 90 24, Exemption Application --- No. D 8019, 55
Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos.
D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption
Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption
Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o     the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
                & Co. Incorporated or any of its affiliates is the sole
                underwriter or the manager or co manager of the underwriting syndicate; and

          o     the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
                satisfied.

      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      (1)   The acquisition of the certificates by an ERISA Plan is on terms --
            including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

                                     - 115 -

      (2)   The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors
            Service, Inc. and Standard & Poor's Ratings Services, a division of
            The McGraw-Hill Companies, Inc.;

      (3)   The trustee is not an affiliate of any member of the Restricted
            Group other than an underwriter;

      (4)   The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
            the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

      (5)   The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The trust fund must also meet the following requirements:

          o     the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o     certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's
                acquisition of the Securities; and

          o     certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
                Securities.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o     the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o     the Plan is not a plan with respect to which any member of the
                Restricted Group is the "plan sponsor" as defined in Section
                3(16)(B) of ERISA;

          o     in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o     an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o     immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

                                     - 116 -

      Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o     that the certificates constitute "securities" for purposes of the Exemption and

          o     that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                     - 117 -

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12
C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities"
and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities," other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. ss.
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998),
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex
Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                     - 118 -

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

      The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

      Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices

                                     - 119 -

prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     - 120 -

                    INCORPORATION OF INFORMATION BY REFERENCE

      Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

      All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

      Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the
Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington,
D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D,
Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

      If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     - 121 -

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

      "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

      "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

      "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

      "Assets" means the primary assets included in a trust fund.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

      "Book-Entry Certificates" means Certificates which are in book-entry form.

      "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

      "Cede" means Cede & Company.

      "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

      "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

      "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

      "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

      "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

      "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

      "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     - 122 -

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commercial Loans" means the loans relating to the Commercial Properties.

      "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

      "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

      "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

      "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

      "Deferred Interest" means interest deferred by reason of negative amortization.

      "Definitive Certificate" means a fully registered physical certificate.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

      "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

      "DOL" means the United States Department of Department of Labor.

      "DTC" means the Depository Trust Company.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

      "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                     - 123 -

      "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

      "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o     any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o     any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital
                I Inc., or to the master servicer, Morgan Stanley Capital I Inc.
                and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

          o     any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
                adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
                Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;
                and

          o     certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "FNMA" means the Federal National Mortgage Association.

      "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

      (a)   interest-bearing securities;

      (b)   non-interest-bearing securities;

      (c)   originally interest-bearing securities from which coupons
representing the right to payment of interest have been removed; or

      (d)   interest-bearing securities from which the right to payment of principal has been removed.

      "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

      "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

                                     - 124 -

      "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

      "IRS" means the Internal Revenue Service.

      "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

      "Lockout Date" means the expiration of the Lockout Period.

      "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

      "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      "Master Servicer" means an entity as named in the prospectus supplement.

      "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

      "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

      "Mortgage" means a mortgage, deed of trust or other similar security instrument.

      "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

      "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

      "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

      "Multifamily Loans" means the loans relating to the Multifamily
Properties.

      "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

      "NCUA" means the National Credit Union Administration.

      "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o     non-cash items such as depreciation and amortization;

          o     capital expenditures; and

          o     debt service on loans secured by the mortgaged property.

      "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                     - 125 -

      "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

      "Non-U.S.Person" means any person who is not a U.S. Person.

      "OCC" means the Office of the Comptroller of the Currency.

      "OID" means original issue discount.

      "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

      "OTS" means the Office of Thrift Supervision.

      "Participants" means the participating organizations of DTC.

      "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

      "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

      "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

      "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

      "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

      "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

      "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

      "Rating Agency" means any of Fitch Ratings, Moody's Investors Service,
Inc. and Standard & Poor's Ratings Services.

      "RCRA" means the Resource Conservation and Recovery Act.

      "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

      "Refinance Loans" means mortgage loans made to refinance existing loans.

                                     - 126 -

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

      "REMIC Regulations" means the REMIC regulations promulgated by the
Treasury Department.

      "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

      "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

      "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

      "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

      "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

      "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Servicing Standard" means:

A.        the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B.        applicable law; and

C.        the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

       "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

                                     - 127 -

      "Special Servicer" means an entity as named in the prospectus supplement.

      "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

      "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Subservicer" means third-party servicers.

      "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

      "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

      "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o     Mortgage Loans

          o     MBS

          o     direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
                interest-bearing securities, (b) non-interest-bearing
                securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o     a combination of mortgage loans, MBS and government securities.

      "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

      "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise

                                     - 128 -

primary supervision of the administration of the trust and one or more U.S.
Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      "Value" means,

      (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

      (b) the lesser of

          o     the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o     the sales price for that property; or

      (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

      "Warranting Party" means the person making representations and warranties.

      "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                     - 129 -

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